Issuer Free Writing Prospectus dated November 11, 2026
Filed Pursuant to Rule 433
Relating to Preliminary Prospectus dated November 10, 2026
Registration File No. 333-299633

This free writing prospectus relates to the initial public offering of Class A common stock of Anthropic, PBC (“Anthropic”). On November 10, 2026, Anthropic filed Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-299633) (“Amendment No. 2”) with the Securities and Exchange Commission (the “SEC”). Amendment No. 2 and a copy of the preliminary prospectus dated November 10, 2026 relating to this offering may be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/2130357/000162828026072484/anthropicpbc-sx1ax2.htm

On November 11, 2026, Anthropic published a prospectus approved and notified to national competent authorities in host Member States of the European Economic Area where an initial public offering is made by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, or Bafin) in accordance with Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, as amended, in connection with the initial public offering of its Class A common stock in the Federal Republic of Germany, the Kingdom of Denmark, the Republic of Finland, the French Republic, Ireland, the Netherlands, the Kingdom of Norway, the Kingdom of Spain and the Kingdom of Sweden. A copy of the prospectus is attached hereto as Exhibit A. The prospectus was also filed with a Swiss prospectus office on November 11, 2026, for automatic acceptance pursuant to Article 54(2) of the Swiss Financial Services Act in connection with the offering of Class A common stock in Switzerland.
Anthropic has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Anthropic has filed with the SEC for more complete information about Anthropic and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the preliminary prospectus may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.
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Exhibit A
EEA Prospectus

Class A Common Stock 80,135,135 Shares Anthropic, PBC Prospectus for the public offering to retail investors Maximum number of shares of Class A common stock offered: 80,135,135 Maximum public offering price: $120.00 This document constitutes a prospectus for the purposes of Article 6 of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”) relating to the public offering of a maximum number of 80,135,135 newly issued shares of Class A common stock, par value $0.00001 per share (the “European retail shares”), in Anthropic, PBC, a public benefit corporation incorporated under the laws of the State of Delaware, United States of America (the “Company”), in the Federal Republic of Germany, the Kingdom of Denmark, the Republic of Finland, the French Republic, Ireland, the Netherlands, the Kingdom of Norway, the Kingdom of Spain and the Kingdom of Sweden (the “Covered EEA Countries”) to retail investors (the “European retail offering”). In the Covered EEA Countries, the offering contemplated by this prospectus is directed only at investors which do not qualify as qualified investors within the meaning of Article 2 point (e) of the Prospectus Regulation and which are resident or located in one of the Covered EEA Countries. Further details regarding investor eligibility criteria are set forth in this prospectus. This prospectus has been approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – “Bafin”), as competent authority under the Prospectus Regulation. Bafin has only approved this prospectus as meeting the standards of completeness, comprehensibility and consistency imposed by the Prospectus Regulation, and such approval is not to be considered as an endorsement of the Company or the quality of its shares of Class A common stock. Investors should assess for themselves the suitability of investing in the securities. The Company has requested Bafin to notify the approved prospectus in accordance with Article 25 of the Prospectus Regulation, with a certificate of approval attesting that this prospectus has been prepared in accordance with the Prospectus Regulation, to the national competent authorities under the Prospectus Regulation of each of the Covered EEA Countries. The European retail shares are at the same time offered to retail investors in Switzerland on the basis of this prospectus as filed with a Swiss prospectus office for automatic acceptance in accordance with Article 54(2) of the Swiss Financial Services Act (“FinSA”) (the “Swiss retail offering”). In Switzerland, the offering is directed only at individual persons or legal entities which do not qualify as professional clients within the meaning of the FinSA. The European retail offering is part of a global offering of our Class A common stock consisting of: (i) a public offering in the United States of America (the “United States”) (the “U.S. offering”), (ii) the European retail offering, (iii) the Swiss retail offering, (iv) a public offering in Australia, (v) a public offering in certain provinces and territories of Canada, (vi) a public offering in Japan, (vii) a public offering in the United Kingdom, and (viii) private placements (the offerings contemplated under (ii) through (viii) collectively, the “international offering,” and together with the U.S. offering, the “global offering”). The European retail offering comprises a maximum of 80,135,135 newly issued shares of Class A common stock sold by the Company. The global offering initially comprises: (i) 801,351,354 newly issued shares of Class A common stock sold by the Company, including the European retail shares, (ii) up to 23,648,646 existing shares of Class A common stock sold by the selling stockholders in the global offering identified in this prospectus (together, the “base shares”) and (iii) up to 123,750,000 newly issued shares of Class A common stock which may be sold by the Company to cover potential over-allotments (the “additional shares”). The European retail shares form a tranche within the global offering and comprise newly issued shares of Class A common stock of the Company. Any shares offered in the global offering which do not form part of the European retail tranche are offered in any Member State of the European Economic Area (the “EEA”) solely in circumstances falling within the scope of application of Article 1(4) of the Prospectus Regulation and in Switzerland solely in circumstances falling within the scope of application of Article 36(1) of the FinSA. The Company has applied to list its Class A common stock on the Nasdaq Global Select Market having the trading symbol “ANT” and the International Securities Identification Number (“ISIN”) US03703U1079. The European retail shares are offered at a maximum public offering price of $120.00. For purposes of the U.S. offering, an estimated offering price range of $70.00 to $78.00 has been set, which may be varied from time to time but is not expected to exceed the maximum public offering price. Retail investors placing orders below $70.00, the low-end of the estimated offering price range for the U.S. offering, should not expect to receive an allocation. Under U.S. securities laws, the Company has the ability to increase the offering price per share in the U.S. offering without filing an amendment to the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) in respect of the U.S. offering, provided that any such increase, together with any change in the number of shares offered, does not represent more than a 20% change in the maximum aggregate offering price set forth in the fee table of the registration statement at the time of its effectiveness, as permitted under Rule 430A under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). In such case, the increased offering price would be reflected in a final prospectus filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act. In addition, the Company may increase the offering price per share in the U.S. offering beyond such 20% limit by filing a pre-effective amendment to the registration statement with the SEC. If the Company were to increase the offering price per share in the U.S. offering in the manner described above, it expects that such increase will not exceed the maximum public offering price set forth above, which has been set to allow retail investors in the Covered EEA Countries and Switzerland to participate in the European retail offering and the Swiss retail offering, respectively. The final public offering price will be a single price per share applicable to all investors receiving an allocation across the entire global offering, including the European retail offering and the Swiss retail offering.

ii In addition, under U.S. securities laws, the Company has the ability to increase the number of shares offered in the U.S. offering, by filing an amendment to the registration statement filed with the SEC prior to the effectiveness of such registration statement. Also, under Rule 462(b) under the U.S. Securities Act governing the U.S. offering, the Company may register an additional number of shares under a new abbreviated registration statement filed with the SEC that becomes effective automatically upon filing in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the fee table of the original registration statement at the time of its effectiveness. Consequently, the total number of shares offered in the global offering may increase. However, the Company does not expect to increase the number of shares offered in the European retail offering or the Swiss retail offering if the number of shares offered in the global offering is increased. If and to the extent the European retail shares are not subscribed for by retail investors or if the Company and the European underwriters (as defined below) decide to reduce the number of offered European retail shares or set a final amount of European retail shares offered below the maximum number of shares offered under this prospectus, the European retail shares not subscribed for or no longer offered under this prospectus, respectively, may be offered and sold in the global offering, provided that in any Member State of the EEA they will be offered solely in circumstances falling within the scope of application of Article 1(4) of the Prospectus Regulation and in Switzerland solely in circumstances falling within the scope of application of Article 36(1) of the FinSA. The Company has entered into an agreement with each of Advanced Micro Devices, Inc., Broadcom Inc., Google LLC (funding a portion of its previously committed investment obligations under a note purchase agreement), Micron Technology, Inc., Microsoft Corporation, NVIDIA Corporation, and TSMC Partners, Ltd., pursuant to which they have agreed, severally and not jointly, to purchase an aggregate of $26.0 billion of our Class N common stock in a private placement at a price per share equal to the initial public offering price. The private placement is contingent upon, and is scheduled to close immediately subsequent to, the completion of the U.S. offering as well as the satisfaction of certain conditions. We will receive the full proceeds and will not pay any underwriting discounts or commissions with respect to the shares that are sold in the concurrent private placement. Joint Lead Book-Running Managers Goldman Sachs Bank Europe SE Morgan Stanley J.P. Morgan Citigroup Deutsche Bank UBS Investment Bank BNP PARIBAS Crédit Agricole CIB The validity of this prospectus will expire with the closing of the offer period for the Company’s shares, which is expected to occur on or about November 18, 2026, and no obligation to supplement this prospectus in the event of significant new factors, material mistakes or material inaccuracies will apply when this prospectus is no longer valid. The date of this prospectus is November 11, 2026.

iii Table of Contents 1. Risk Factors ......................................................................................................................... 1 2. Persons Responsible, Third-Party Information and Competent Authority Approval ..... 87 3. Reasons for the Offer, Use of Proceeds and Expenses of the Offer .................................. 95 4. Strategy, Performance and Business Environment .......................................................... 97 5. Management’s Discussion and Analysis of Financial Condition and Results of Operations ........................................................................................................................ 151 6. Working Capital Statement ............................................................................................. 198 7. Terms and Conditions of the Securities .......................................................................... 199 8. Details of the Offer ..........................................................................................................202 9. Corporate Governance ..................................................................................................... 228 10. Financial Information ..................................................................................................... 253 11. Shareholder and Security Holder Information ............................................................... 255 12. Dividend Policy ................................................................................................................ 291 13. Documents Available ....................................................................................................... 292 14. Glossary ........................................................................................................................... G-1

S-1 S Summary of the Prospectus A. Introduction and Warnings This prospectus relates to the public offering of a maximum number of 80,135,135 newly issued shares of Class A common stock, par value $0.00001 per share, (the “European retail shares”) in Anthropic, PBC (the “Company” and, together with its consolidated subsidiaries, “Anthropic,” the “Group,” “we,” “us” or “our”), 548 Market Street, PMB 90375, San Francisco, California 94104, United States of America (the “United States”), legal entity identifier (“LEI”) 984500B6DEB8CEBC4Z70, in the Federal Republic of Germany (“Germany”), the Kingdom of Denmark (“Denmark”), the Republic of Finland (“Finland”), the French Republic (“France”), Ireland (“Ireland”), the Netherlands (“the Netherlands”), the Kingdom of Norway (“Norway”), the Kingdom of Spain (“Spain”) and the Kingdom of Sweden (“Sweden”) (the “Covered EEA Countries”) to retail investors (the “European retail offering”). In the Covered EEA Countries, the offering contemplated by this prospectus is directed only at investors which do not qualify as qualified investors within the meaning of Article 2 point (e) of the Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”) and which are resident or located in one of the Covered EEA Countries. The European retail offering contemplated by this prospectus is solely made by the Company together with Goldman Sachs Bank Europe SE, Marienturm, Taunusanlage 9-10, 60329 Frankfurt am Main, Germany, LEI 8IBZUGJ7JPLH368JE346 (“Goldman Sachs”), Morgan Stanley Europe SE, Große Gallusstraße 18, 60312 Frankfurt am Main, Germany, LEI 54930056FHWP7GIWYY08 (“Morgan Stanley”), J.P. Morgan SE, Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Germany, LEI 549300ZK53CNGEEI6A29 (“J.P. Morgan”), Citigroup Global Markets Europe AG, Börsenplatz 9, 60313 Frankfurt am Main, Germany, LEI 6TJCK1B7E7UTXP528Y04 (“Citigroup”), Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Germany, LEI 7LTWFZYICNSX8D621K86 (“Deutsche Bank”), BNP PARIBAS, 16 boulevard des Italiens, 75009 Paris, France, LEI R0MUWSFPU8MPRO8K5P83 (“BNP PARIBAS”) and Crédit Agricole Corporate and Investment Bank, 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, LEI 1VUV7VQFKUOQSJ21A208 (“Crédit Agricole CIB” and, together with Goldman Sachs, Morgan Stanley, Citigroup, J.P. Morgan, Deutsche Bank, and BNP PARIBAS, the “European underwriters”). Each of the Company and the European underwriters assumes responsibility for the contents of this prospectus. The European retail offering contemplated in this prospectus is part of a global offering of our Class A common stock consisting of: (i) a public offering in the United States (the “U.S. offering”), (ii) the European retail offering, (iii) the Swiss retail offering (as defined below), (iv) a public offering in Australia, (v) a public offering in certain provinces and territories of Canada, (vi) a public offering in Japan, (vii) a public offering in the United Kingdom, and (viii) private placements (the offerings contemplated under (ii) through (viii) collectively, the “international offering,” and together with the U.S. offering, the “global offering”). The European retail shares form a tranche within the global offering and comprise newly issued shares of Class A common stock of the Company. The Company has applied to list its Class A common stock on the Nasdaq Global Select Market having the trading symbol “ANT” and the International Securities Identification Number (“ISIN”) US03703U1079. On November 11, 2026, the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – “Bafin”), Marie-Curie-Straße 24-28, 60439 Frankfurt am Main, Germany, www.bafin.de, approved this prospectus as the competent authority under the Prospectus Regulation. Bafin has only approved this prospectus as meeting the standards of completeness, comprehensibility and consistency imposed by the Prospectus Regulation, and such approval is not to be considered as an endorsement of the Company or the quality of its shares. Investors should assess for themselves the suitability of investing in the securities. The Company has requested Bafin to notify the approved prospectus in accordance with Article 25 of the Prospectus Regulation, with a certificate of approval attesting that this prospectus has been prepared in accordance with the Prospectus Regulation, to the Danish supervisory authority Finanstilsynet, the Finnish supervisory authority Finanssivalvonta (FIN-FSA), the French supervisory authority Autorité des Marchés Financiers (AMF), the Irish supervisory authority Central Bank of Ireland, the Dutch supervisory authority Autoriteit Financiële Markten (AFM), the Norwegian supervisory authority Finanstilsynet, the Spanish supervisory authority Comisión Nacional del Mercado de Valores (CNMV) and the Swedish supervisory authority Finansinspektionen (FI). This summary should be read as an introduction to this prospectus. Investors should base any decision to invest in the shares on the consideration of this prospectus as a whole. Investors in the shares could lose all or part of their invested capital. Where a claim relating to the information contained in this prospectus is brought before a court, the plaintiff investor might, under national law, have to bear the costs of translating this prospectus before the legal proceedings are initiated. Civil liability attaches only to those persons who have tabled this summary, including any translation thereof, but only where this summary is misleading, inaccurate or inconsistent, when read together with the other parts of this prospectus, or where it does not provide, when read together with the other parts of this prospectus, key information in order to aid investors when considering whether to invest in the shares. B. Key Information on the Issuer 1. Who is the issuer of the securities? Registration and Applicable Laws – The Company is incorporated under the legal name Anthropic, PBC as a Delaware public benefit corporation (“PBC”), and operates under the laws of the State of Delaware, United States. The Company is registered with the Division of Corporations of the State of Delaware under file number 4860621, and its LEI is 984500B6DEB8CEBC4Z70. The Company’s registered office is at 251 Little Falls Drive, Wilmington, Delaware 19808, United States, and its principal executive offices are located at 548 Market Street, PMB 90375, San Francisco, California 94104, United States. We have a novel capital and corporate governance structure. We are incorporated as a public benefit corporation under Delaware law, a structure consistent with our commitment to artificial intelligence (“AI”) safety and responsibility. As a public benefit corporation, we are required to balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the specific public benefit purpose identified in our amended and restated certificate of incorporation: the responsible development and maintenance of advanced AI for the long-term benefit of humanity. We created our Long-Term Benefit Trust (the “LTBT”) to help ensure that Anthropic, PBC is managed in a manner that responsibly balances its goals as a public benefit corporation. The LTBT is intended to operate as an independent body of five financially disinterested trustees with expertise in AI safety, national security, public policy, and social enterprise. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Our Class T common stock does not otherwise have voting rights with respect to matters submitted to stockholders generally and has no economic rights. Immediately prior to the completion of the global offering, we will also issue a single share of Class F common stock, a special class of our common stock (the “Class F Stock Issuance”), to a limited liability company organized by our co-founders (the “Founder LLC”). Dario Amodei, our Chief Executive Officer and a member of our board of directors, and Daniela Amodei, our President and Chairperson of our board of directors, together with our five other co-founders, will initially be the sole members of the Founder LLC. Our Class F common stock, which will be held by the Founder LLC, will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Immediately prior to the global offering, we will also authorize a special class of our common stock, Class E common stock, which we will issue to our employees, excluding our co-founders. Our Class E common stock will be entitled to vote only on certain limited matters and will not have any economic rights.

Principal Activities – Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define super intelligence. We are first and foremost a research lab—our mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. This mission directs our focus—along with our talent and culture, our frontier and safety research, our approach to compute (i.e., the computational processing resources used to train and run super intelligence models, including, without limitation, specialized accelerators, memory, networking, storage, and power systems that are deployed in data centers or other physical computing environments), and our enterprise strategy, it is one of the core advantages that set us apart. These advantages enable us to continuously advance frontier intelligence and shape the standards for its safe and responsible development. Our frontier intelligence (referring to super intelligence systems at the current leading edge of capability and safety, performing at or near the highest levels of any existing system across a broad range of tasks), Claude, is delivered to customers through our models, platform, and applications. In our assessment, Claude has experienced the fastest enterprise adoption of any technology in history, as demonstrated by revenue growing from $0 at commercial launch in the first quarter of 2023 to $17.0 billion for the three months ended September 30, 2026 (unaudited). This rapid and growing adoption generates two self-reinforcing dynamics—an improvement loop that advances Claude and an investment loop that helps fund our continued research at the frontier.

Major and Controlling Shareholders – The LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors. As of the date of this prospectus, the Company does not otherwise have any shareholder holding 5% or more of the voting rights in the Company. Immediately prior to the completion of the global offering, we will also issue a single share of Class F common stock, a special class of our common stock, to the Founder LLC. The Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors, as described above. Under this governance structure, we expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future. Accordingly, holders of our Class A common stock generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote. Amazon.com, Inc. (together with its affiliates) and Alphabet Inc. (together with its affiliates) will hold 1,920,511,218 and 1,654,463,134 shares of our Class N common stock, respectively, immediately prior to the completion of the global offering and the concurrent private placement (after giving effect to the Preferred Stock Conversion and the Convertible Notes Conversion, each as defined below), and will hold 1,920,511,218 and 1,789,598,269 shares of our Class N common stock, respectively, immediately following the global offering and the concurrent private placement. In addition, immediately prior to the completion of the global offering, Anthropic Public Benefit Fund, LLC (the "**Anthropic Public Benefit Fund**"), a wholly owned subsidiary dedicated to our company purpose, will hold 7.1% of our outstanding capital stock. Immediately following the completion of the global offering and the concurrent private placement, the Anthropic Public Benefit Fund will hold 6.5% of our outstanding capital stock. Amazon, Google and the Anthropic Public Benefit Fund will only hold shares of Class N common stock, which is not entitled to vote on any matter that is submitted to a vote of stockholders except as otherwise required by law. We are considered a "controlled company" under the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors.

Key Executive Officers – The Company's executive officers are Dario Amodei (Chief Executive Officer, Co-Founder, and Director), Daniela Amodei (President, Co-Founder, Chairperson, and Director) and Krishna Rao (Chief Financial Officer).

Auditors – The Company's independent auditor is Ernst & Young LLP.

2. What is the key financial information regarding the issuer?

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States. Financial information presented as "audited" has been taken from the audited consolidated financial statements of the Company as of December 31, 2024, and December 31, 2025 and for the years ended December 31, 2023, 2024 and 2025. Financial information presented as "unaudited" has been taken from (i) the unaudited interim consolidated financial statements of the Company as of September 30, 2026 and for the nine months ended September 30, 2025 and 2026, (ii) the Company's accounting records or (iii) the Company's internal management reporting systems or has been calculated based on figures from any of these sources, including the aforementioned audited consolidated financial statements.

Consolidated Statements of Operations Data

	Year Ended December 31,			Nine Months Ended September 30,	
(in millions, except share, per share amounts and percentages)	2023	2024	2025	2025	2026
	(audited, unless otherwise indicated)			(unaudited)	
Revenue	$ 41	$ 386	$ 4,585	$ 2,545	$ 33,242
Period-on-period revenue growth*	—	841 %	1,088 %	—	1,206 %
Operating loss(1)	(551)	(2,980)	(8,060)	(5,224)	(1,260)
Net loss(1)(2)	$ (1,531)	$ (8,309)	$ (41,965)	$ (25,107)	$ (104,039)
Net loss per share attributable to common stockholders, basic and diluted	$ (1.42)	$ (5.43)	$ (23.04)	$ (13.90)	$ (50.10)
Weighted-average number of shares outstanding, basic and diluted	1,076,880,510	1,528,994,540	1,821,084,860	1,806,802,920	2,076,810,122
As adjusted net loss per share, basic and diluted(3)(4)	—	—	$ (3.04)	—	$ (8.87)
Weighted-average number of shares outstanding used to compute as adjusted net loss per share, basic and diluted(3)(4)	—	—	10,659,036,058	—	10,918,427,518

* Unaudited.

(1) Includes stock-based compensation expense of $29 million, $192 million, and $1.2 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $591 million and $3.3 billion for the nine months ended September 30, 2025 and 2026, respectively.

(2) Includes change in fair value of convertible notes, derivative liabilities, and simple agreements for future equity ("**SAFEs**"), which were $1.0 billion, $5.4 billion, and $34.3 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $20.1 billion and $94.3 billion for the nine months ended September 30, 2025 and 2026, respectively. These changes were primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods.

(3) The unaudited as adjusted net loss per share and as adjusted weighted-average number of shares used in computing as adjusted net loss per share gives effect to (i) the automatic conversion of (A) all outstanding shares of our Series A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1 redeemable convertible preferred stock into 4,408,097,245 shares of Class A common stock and (B) all outstanding shares of our Series B, C-2, D-3, E-2, E-3, E-4, E-5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4 redeemable convertible preferred stock into 4,153,017,914 shares of Class N common stock, immediately prior to the completion of the global offering pursuant to the terms of our amended and restated certificate of

S-2

incorporation (collectively, the "**Preferred Stock Conversion**"), as if such conversion had occurred on January 1, 2025, (ii) the conversion of $579.3 million in aggregate principal amount of our outstanding convertible promissory notes into 276,827,518 shares of Class N common stock immediately prior to the completion of the global offering (the "**Convertible Notes Conversion**"), as if such conversion had occurred on January 1, 2025, (iii) the elimination of the change in fair value recognized on convertible promissory notes that converted into shares of our redeemable convertible preferred stock during the periods presented and that convert in the Convertible Notes Conversion, in each case as if such notes had converted on January 1, 2025, (iv) stock-based compensation expense related to restricted stock units ("**RSUs**") for which the service-based vesting condition was satisfied or partially satisfied, and as if the performance-based condition had been satisfied on January 1, 2025, of $671 million and $7.5 billion for the year ended December 31, 2025 and the nine months ended September 30, 2026, respectively, (v) the net issuance of 43,150 and 16,775,835 shares of our Class A common stock upon the vesting and settlement of RSUs, for which the service-based vesting condition was satisfied, and as if the performance-based condition had been satisfied on January 1, 2025, for the year ended December 31, 2025 and the nine months ended September 30, 2026, respectively, and (vi) the filing and effectiveness of our amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of the global offering. The as adjusted weighted-average number of shares does not give effect to the contribution of 5% of our fully diluted shares as of June 30, 2026 (assuming full conversion of the convertible promissory notes issued to Amazon.com, Inc.), or 846,840,960 shares of our Class N common stock, to the Anthropic Public Benefit Fund (the "**Initial Public Benefit Issuance**"), as shares of our Class N common stock held by our wholly owned subsidiary are not considered outstanding for accounting purposes.

(4) As of September 30, 2026, unrecognized stock-based compensation expense not reflected in as adjusted net loss per share was $24.1 billion related to RSUs for which the service-based vesting condition was not satisfied, and which is expected to be recognized over a weighted-average period of approximately 2.0 years, and $2.1 billion related to our other outstanding equity awards, which is expected to be recognized over a weighted-average period of approximately 1.4 years.

Consolidated Balance Sheet Data

(in millions)	As of December 31, 2024	As of December 31, 2025	As of September 30, 2026 Actual	As of September 30, 2026 As adjusted(1)	As of September 30, 2026 As further adjusted(2)(3)
	(audited, unless otherwise indicated)		(unaudited)		
Cash, cash equivalents, and short-term investments*	$ 3,141	$ 20,277	$ 131,845	$ 131,845	$ 212,684
Working Capital(4)*	$ 4,938	$ 20,929	$ 129,349	$ 125,532	$ 210,172
Total assets	$ 7,752	$ 24,661	$ 154,320	$ 154,320	$ 235,133
Total liabilities	$ 14,679	$ 45,397	$ 146,683	$ 130,871	$ 127,044
Redeemable convertible preferred stock	$ 2,874	$ 29,769	$ 157,510	$ —	$ —
Additional paid-in capital	$ 239	$ 1,644	$ 6,481	$ 194,891	$ 279,531
Accumulated deficit	$ (10,040)	$ (52,154)	$ (156,193)	$ (171,281)	$ (171,281)
Total stockholders' equity (deficit)	$ (9,801)	$ (50,505)	$ (149,873)	$ 23,449	$ 108,089

* Unaudited.

(1) The as adjusted column gives effect to (i) the Preferred Stock Conversion, as if such conversion had occurred on September 30, 2026, (ii) the Convertible Notes Conversion, as if such conversion had occurred on September 30, 2026, (iii) the Class F Stock Issuance, as if it had occurred on September 30, 2026, (iv) an increase to additional paid-in capital and accumulated deficit related to stock-based compensation expense of $14.2 billion related to RSUs subject to the net issuance of 49,754,965 shares of Class A common stock subject to RSUs outstanding as of September 30, 2026 for which the service-based vesting condition will be satisfied as of the date of the registration statement in respect of the U.S. offering and the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement in respect of the U.S. offering, after giving effect to the withholding of 51,578,975 shares of Class A common stock subject to such RSUs to satisfy the associated estimated tax withholding and remittance obligations (based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and an assumed 50.90% tax withholding rate) (the "**RSU Settlement**"), reflecting modifications of such RSUs subsequent to September 30, 2026 at interpolated modification-date fair values based on the midpoint of the estimated offering price range set for the U.S. offering, and (v) the filing and effectiveness of our amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of the global offering.

(2) The as further adjusted column gives effect to (i) the adjustments set forth above, (ii) the sale and issuance by us of 801,351,354 shares of our Class A common stock in the global offering, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, (iii) the sale and issuance by us of 351,351,348 shares of our Class N common stock in the concurrent private placement at the assumed price of $74.00 per share, the midpoint of the estimated offering price range set for the U.S. offering, and (iv) the use of net proceeds from the global offering and the concurrent private placement, together with existing cash and cash equivalents, if necessary, to satisfy the estimated tax withholding and remittance obligations related to the RSU Settlement. We will not receive any proceeds from the sale of shares of our Class A common stock by any of the selling stockholders in the global offering.

(3) Each $1.00 increase or decrease in the assumed initial public offering price would increase (decrease) each of cash, cash equivalents, and short-term investments; working capital; total assets; additional paid-in capital; and total stockholders' equity (deficit) by $793 million, assuming the number of shares offered by us set for the U.S. offering remains unchanged and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of shares offered by us in the global offering, would increase or decrease each of cash, cash equivalents, and short-term investments; working capital; total assets; additional paid-in capital; and total stockholders' equity (deficit) by $73 million, assuming the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares of our Class A common stock by any of the selling stockholders.

(4) Working Capital is defined as current assets less current liabilities. Working Capital is an Alternative Performance Measure.

Consolidated Statements of Cash Flows Data

(in millions)	Year Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2025	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2026
		(audited)		(unaudited)	
Net cash provided by (used in)					
Operating activities	$ (1,627)	$ (5,692)	$ (2,637)	$ (2,024)	$ 6,569
Investing activities	$ (2)	$ (22)	$ (3,077)	$ (2,007)	$ (36,546)
Financing activities	$ 2,320	$ 7,248	$ 19,960	$ 18,508	$ 110,735

Selected Alternative Performance Measures and Other Data

(in millions, except for percentages)	Year Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2025	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2026
		(unaudited)		(unaudited)	
Adjusted Operating Income (Loss)(1)(5)	$ (522)	$ (2,788)	$ (4,854)	$ (3,133)	$ 4,081
Operating margin(2)	(1,344) %	(772) %	(176) %	(205) %	(4) %
Adjusted Operating Margin(3)(5)	(1,273) %	(722) %	(106) %	(123) %	12 %
Adjusted Net Income (Loss)(4)(5)	$ (457)	$ (2,683)	$ (4,455)	$ (2,911)	$ 5,591

(1) We define Adjusted Operating Income (Loss) as operating loss excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, and (iii) the Bartz settlement.

S-3

S-4 (2) We calculate operating margin as operating loss divided by revenue. (3) We define Adjusted Operating Margin as Adjusted Operating Income (Loss) divided by revenue. (4) We define Adjusted Net Income (Loss) as net loss excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, (iii) the Bartz settlement, (iv) the change in fair value of convertible notes, derivative liabilities, and SAFEs, (v) change in fair value of certain mark-to-market financial instruments, and (vi) the related income tax effects of these adjustments. (5) Adjusted Operating Income (Loss), Adjusted Operating Margin and Adjusted Net Income (Loss) are Alternative Performance Measures. 3. What are the key risks that are specific to the issuer? An investment in our shares of Class A common stock is subject to a number of risks. The following risks are key risks specific to us: • Our models have in the past behaved, and may in the future behave, in unintended, misaligned, or autonomous ways, including by taking harmful actions that no user or third party directed, which could adversely affect our reputation and brand, business, financial condition, and results of operations. • Our success depends in large part on our ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect our business. • If we are unable to secure adequate compute or if we fail to direct our compute effectively across our workloads, we may be unable to train models that remain competitive with those of our competitors or adequately serve our customers. • Constraints on the critical inputs supporting compute could limit our ability to secure adequate compute. • We are highly dependent on the continued service of our co-founders, senior management team, and key technical employees, and the loss of any of these individuals may adversely affect our business, financial condition, and results of operations. • Our company culture has contributed to our success and, if we cannot maintain this culture as we grow, our business could be adversely affected. • We face intense competition, and if we are unable to compete effectively, our business, financial condition, and results of operations could be adversely affected. • If the market for our models, platform, and applications develops more slowly than we expect or declines, our growth may slow or stall, and our business, financial condition, and results of operations could be adversely affected. • If the use of our AI models results in harm, whether through use by malicious actors or misuse by other third parties, or if our model guardrails or safeguards fail to prevent such misuse, our reputation and brand, business, financial condition, and results of operations could be adversely affected. • We may be exposed to liability, litigation, and regulatory action arising from harms associated with our AI models, and our contractual protections and insurance may be insufficient, any of which could adversely affect our business, financial condition, and results of operations. • A substantial portion of our revenue and accounts receivable is driven by a limited number of customers and distribution channels, and the loss of, or a significant reduction in, spend from one or more of our top customers or disruption through those channels could adversely affect our prospects, business, and financial condition. • We have a limited operating history in an evolving and nascent industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. • We are at an early stage of our revenue growth, we have experienced rapid growth in recent periods, and our historical growth rates are not indicative of future performance or our ability to sustain or forecast future revenue growth. C. Key Information on the Securities 1. What are the main features of the securities? a) General information on our capital stock Upon the completion of the global offering, we will have five classes of authorized capital stock: a class designated as participating common stock, a class designated as Class T common stock (the “Class T common stock”), a class designated as Class F common stock (the “Class F common stock”), a class designated as Class E common stock (the “Class E common stock”), and a class designated as preferred stock. The class of capital stock designated as participating common stock will be divided into two series, designated Class A common stock (the “Class A common stock”) and Class N common stock (the “Class N common stock”). The rights of the holders of Class A common stock and Class N common stock will be identical, except with respect to voting and conversion, with each share of Class A common stock being entitled to one vote per share, overall limited to 49.9% with respect to matters submitted to stockholders generally by the voting rights attached to our Class F common stock as described below, and shares of Class N common stock having no voting rights, except as otherwise required by law, and being convertible into Class A common stock upon a sale or transfer to an unaffiliated third party. Our Class T common stock is, and will continue to be, a special class of stock that is issued to the LTBT. Through our Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. The share of our Class T common stock does not otherwise have voting rights with respect to matters submitted to stockholders generally and has no economic rights. Our Class F common stock is a special class of our common stock, consisting of a single share, that will be issued to the Founder LLC, and will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Our Class F common stock will not have any economic rights. Our Class E common stock is a special class of our common stock that will be issued to our employees, excluding our co-founders. Our Class E common stock will be entitled to one vote per share with respect to certain limited matters and will not have any economic rights. Our preferred stock will be issuable by our board of directors, subject to limitations set forth in our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the global offering, or as prescribed by Delaware law, in one or more series, and our board of directors will be empowered to establish from time to time the number of shares to be included in each series and, subject to such limitations, fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. As of the last practicable date before the date of this prospectus, assuming, among other things, the Preferred Stock Conversion, Convertible Notes Conversion and issuance of the single share of Class F common stock to the Founder LLC occurred as of such date, there were 6,630,243,032 shares of our Class A common stock outstanding, 5,336,170,184 shares of our Class N common stock outstanding, one share of our Class T common stock outstanding, one share of our Class F common stock outstanding, and no shares of our Class E common stock or preferred stock outstanding. b) Our offered Class A common stock Type, Class and ISIN, Currency and Denomination – The European retail shares are shares of our Class A common stock, having the ISIN US03703U1079. Our Class A common stock is denominated in U.S. dollars, par value $0.00001 per share. Rights Attached to the Shares – Voting Rights. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders generally, including the election of our directors other than the Class T directors. The Founder

S-5 LLC as the holder of the share of our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date on matters submitted to a vote of stockholders generally, including the election of our directors other than the Class T directors. Consequently, the voting power of the holders of our Class A common stock will be limited to 49.9%. Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class N common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. Our Class T common stock, Class F common stock and Class E common stock are not entitled to receive dividends. No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions (other than those providing for the redemption of the Class T common stock, Class F common stock and Class E common stock for no consideration). Relative Seniority – If we become subject to a liquidation, dissolution, or winding-up, including in bankruptcy, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class N common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our capital stock. In the event of our liquidation, dissolution, or winding-up, holders of our Class T common stock, Class F common stock and Class E common stock shall be entitled to receive par value ($0.00001) per share but shall not otherwise participate in such distributions. Restrictions on Transferability – Except for those shares held by “affiliates” (as defined in Rule 144 under the U.S. Securities Act) and for the lock-up undertakings agreed to by us and all of our directors and officers and the holders of substantially all of our outstanding capital stock and securities convertible into or exercisable or exchangeable for our capital stock, all shares of our Class A common stock, including the European retail shares, will be freely transferable without restriction or further registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Dividend Policy – We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to finance the operation and expansion of our business and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. 2. Where will the securities be traded? The Company has applied to list its Class A common stock on the Nasdaq Global Select Market having the trading symbol “ANT” and the ISIN US03703U1079. 3. What are the key risks that are specific to the securities? The following risks are key risks specific to our shares of Class A common stock: • Our capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple- class structures, and may effectively eliminate the ability of holders of our Class A common stock to influence important decisions, including a change in control. • Our capital structure will concentrate voting power with the Long-Term Benefit Trust (LTBT) and the Founder LLC for the foreseeable future and will result in the LTBT and the Founder LLC having voting power that is not derived from or proportionate to economic interests in the Company. D. Key Information on the Offer of Securities to the Public and Admission to Trading on a Regulated Market 1. Under which conditions and timetable can I invest in this security? Scope of European Retail Offering – The European retail shares are offered to retail investors in Germany, Denmark, Finland, France, Ireland, the Netherlands, Norway, Spain and Sweden. Simultaneous Swiss Retail Offering – The European retail shares are at the same time offered to retail investors in Switzerland on the basis of this prospectus as filed with a Swiss prospectus office for automatic acceptance in accordance with Article 54(2) of the Swiss Financial Services Act (“FinSA”) (the “Swiss retail offering”). The simultaneous public offering of the European retail shares in the Swiss retail offering is solely made by the Company together with UBS AG, Bahnhofstrasse 45, 8001 Zurich, Switzerland (the “Swiss underwriter”) and is made on the terms applicable to the European retail offering. Eligibility Criteria for Investors – The European retail offering is solely addressed to individual persons or legal entities which do not qualify as qualified investors within the meaning of Article 2 point (e) of the Prospectus Regulation (referred to as retail investors) and which are resident or located in any of the Covered EEA Countries. The Prospectus Regulation defines qualified investors as persons or entities that are listed in points (1) to (4) of Section I of Annex II to Directive 2014/65/EU, as amended (“MiFID II”), and persons or entities who are, on request, treated as professional clients in accordance with Section II of that Annex, or recognized as eligible counterparties in accordance with Article 30 of MiFID II unless they have entered into an agreement with their bank or financial intermediary to be treated as non-professional clients in accordance with the fourth paragraph of Section I of that Annex. The Swiss retail offering is solely addressed to individual persons or legal entities which do not qualify as professional clients within the meaning of the FinSA. The FinSA defines “professional clients” as those persons or entities that either (i) are listed in Article 4(3) FinSA and which have not declared an opting-in pursuant to Article 5(5) FinSA or (ii) have requested to be treated as professional clients (opting-out) pursuant to Article 5(1) FinSA. In each case, orders may also be placed by financial intermediaries which act on behalf of retail investors and by financial intermediaries otherwise acting as a fiduciary or agent for one or more investor accounts, where (a) each such account is a retail investor and (b) the financial intermediary has investment discretion with respect to each such account. Investors who have doubts as to whether they meet the eligibility criteria should contact their bank or financial intermediary to verify their client classification with that bank or financial intermediary. Retail investors will be able to place their orders through the banks and financial intermediaries set forth in this prospectus. Orders placed by retail investors through other banks and financial intermediaries than these banks and financial intermediaries may receive smaller allocations on a relative basis or none at all. Maximum Number of Shares – A maximum of 80,135,135 newly issued shares of Class A common stock of the Company, referred to as the European retail shares, are offered in the European retail offering. The European retail shares are at the same time offered to retail investors in the Swiss retail offering. The global offering initially comprises: (i) 801,351,354 newly issued shares of Class A common stock sold by the Company, including the European retail shares, (ii) 23,648,646 existing shares of Class A common stock sold by the selling stockholders identified in this prospectus (together, the “base shares”) and (iii) up to 123,750,000 newly issued shares of Class A common stock which may be sold by the Company to cover potential over-allotments (the “additional shares”). The European retail shares form a tranche within the global offering and comprise newly issued shares of Class A common stock of the Company. Under U.S. securities laws, the Company has the ability to upsize the

S-6 U.S. offering, and thereby increase the number of shares offered in the U.S. offering, by filing an amendment to the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) prior to the effectiveness of such registration statement. In addition, under Rule 462(b) under the U.S. Securities Act governing the U.S. offering, the Company may register additional securities under a new abbreviated registration statement filed with the SEC that becomes effective automatically upon filing in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the fee table of the original registration statement at the time of its effectiveness. Consequently, the total number of shares offered in the global offering may increase. However, the Company does not expect to increase the number of European retail shares offered if the number of shares offered in the global offering is increased. If and to the extent the European retail shares are not subscribed for by retail investors or if the Company and the European underwriters decide to reduce the number of offered European retail shares or set a final amount of European retail shares offered below the maximum number of shares offered under this prospectus, the European retail shares not subscribed for or no longer offered under this prospectus, respectively, may be offered and sold in the global offering, provided that in any Member State of the European Economic Area they will be offered solely in circumstances falling within the scope of application of Article 1(4) of the Prospectus Regulation and in Switzerland solely in circumstances falling within the scope of application of Article 36(1) of the FinSA. Maximum Public Offering Price – The European retail shares are offered at a maximum public offering price of $120.00. For purposes of the U.S. offering, an estimated offering price range of $70.00 to $78.00 has been set, which may be varied from time to time but is not expected to exceed the maximum public offering price. Retail investors placing orders below $70.00, the low-end of the estimated offering price range for the U.S. offering, should not expect to receive an allocation. Depending on the jurisdiction and bank or financial intermediary, retail investors may or may not be able to indicate a price limit for orders or place unlimited orders. Orders without indicated price limit or unlimited orders submitted by retail investors will be valid up until the maximum public offering price. Under U.S. securities laws, the Company has the ability to increase the offering price per share in the U.S. offering without filing an amendment to the registration statement filed with the SEC in respect of the U.S. offering, provided that any such increase, together with any change in the number of shares offered, does not represent more than a 20% change in the maximum aggregate offering price set forth in the fee table of the registration statement at the time of its effectiveness, as permitted under Rule 430A under the U.S. Securities Act. In such case, the increased offering price would be reflected in a final prospectus filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act. In addition, the Company may increase the offering price per share in the U.S. offering beyond such 20% limit by filing a pre-effective amendment to the registration statement with the SEC. If the Company were to increase the offering price per share in the U.S. offering in the manner described above, it expects that such increase will not exceed the maximum public offering price set forth above, which has been set to allow retail investors in the Covered EEA Countries and Switzerland to participate in the European retail offering and the Swiss retail offering, respectively. The final public offering price will be a single price per share applicable to all investors receiving an allocation across the entire global offering, including the European retail offering and the Swiss retail offering. The final public offering price will be exclusive of tax on stock exchange transactions or other taxes, and of costs (including exchange rate conversion fees), if any, charged by financial intermediaries (other than the underwriters) for the placement of purchase orders. Indicative Timetable – The indicative timetable for the European retail offering and the Swiss retail offering, which may be extended or shortened and remains subject to change, is as follows. Unless otherwise specified, all references to dates or times are to days and times in Eastern Time (ET). November 11, 2026 ............................. Commencement of the offer period in Germany and Switzerland On or about November 11, 2026 ........ Commencement of the offer period in Denmark, Finland, France, Ireland, the Netherlands, Norway, and Spain, following the notification of this prospectus into the respective country pursuant to Article 25 of the Prospectus Regulation November 12, 2026 ............................ Commencement of the offer period in Sweden On or about November 18, 2026 ........ Expiration of the offer period at 4:00 PM (Central European Time) (10:00 AM (Eastern Time)) Determination and publication of the final amount of European retail shares placed, the final public offering price and of the results of the global offering, the European retail offering and the Swiss retail offering in electronic form on the Company’s website (ipo.anthropic.com) November 19, 2026 ............................ Commencement of trading in the Company’s Class A common stock on the Nasdaq Global Select Market November 20, 2026 ............................ Completion of the global offering (delivery of the purchased Class A common stock to the underwriters), onward delivery of purchased shares of Class A common stock to investors, including in the European retail offering and the Swiss retail offering as soon as practicable thereafter Allocation and Distribution – The global offering of the shares of Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part, at their discretion. Such discretionary allocation may result in financial intermediaries receiving allocations that differ from one another, and each financial intermediary may apply its own allocation principles when allocating shares of Class A common stock to its clients. As a result, the allocations received by retail investors participating in the European retail offering and the Swiss retail offering may differ. The European retail shares offered in the European retail offering and the Swiss retail offering form a tranche within the global offering and comprise newly issued shares of Class A common stock of the Company. If and to the extent the European retail shares are not subscribed for by retail investors or if the Company and the European underwriters decide to reduce the number of offered European retail shares or set a final amount of European retail shares offered below the maximum number of shares offered under this prospectus, the European retail shares not subscribed for or no longer offered under this prospectus, respectively, may be offered and sold in the global offering, provided that in any Member State of the European Economic Area they will be offered solely in circumstances falling within the scope of application of Article 1(4) of the Prospectus Regulation and in Switzerland solely in circumstances falling within the scope of application of Article 36(1) of the FinSA. The underwriters do not expect sales to discretionary accounts (i.e., customer accounts for which the underwriters (by virtue of being broker-dealers and holding customer funds) have investment authority to buy shares on their client’s behalf (without requiring express client approval)) to exceed 5% of the total number of shares of Class A common stock offered in the global offering. Participation in our U.S. offering – Certain members of our board of directors and entities affiliated or associated with them have indicated an interest in purchasing shares of our Class A common stock in the U.S. offering at the initial public offering price at an aggregate purchase price of up to $303 million. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to any of these individuals or entities and these individuals or entities could determine to purchase more, fewer, or no shares in the U.S. offering. The underwriters will receive the same underwriting discounts and commissions on shares of our Class A common stock purchased by these individuals or entities as they will from other shares of our Class A common stock sold to the public in the global offering. Option to Purchase Additional Shares – We will grant to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase up to an additional 123,750,000 newly issued shares of Class A common stock at the final public offering

S-7 price, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over- allotments, if any, made in connection with the offering of the shares of common stock offered in the global offering. Dilution – Each existing shareholder’s participation in our capital stock will be diluted by 8.8% assuming 801,351,354 newly issued shares of Class A common stock are sold in the global offering (or by 9.6% if the underwriters exercise their option to purchase all additional shares) and 351,351,348 shares of our Class N common stock are sold in the concurrent private placement. The voting power of each of our holders of Class A common stock on matters submitted to a vote of stockholders generally, including the election of our directors other than Class T directors, will be diluted by 10.8% assuming 801,351,354 newly issued shares of Class A common stock are sold (or by 12.2% if the underwriters exercise their option to purchase all additional shares) in the global offering. The voting power of our existing holders of shares of Class A common stock will be reduced from 49.9% to 44.5% (or 43.8% if the underwriters exercise their option to purchase all additional shares). The voting power of our single share of Class F common stock will remain unaffected by issuance of new shares of Class A common stock in the global offering and continue to confer total voting power on matters submitted to a vote of stockholders generally, including the election of our directors other than the Class T directors, of 50.1%. Estimated Expenses – The Company estimates to incur expenses in relation to the global offering of $67.7 million (thereof $5.3 million attributable to the offering of the European retail shares). Retail investors will not be charged expenses by the Company, the European underwriters or the Swiss underwriter (in their capacity as underwriters). Investors may, however, have to bear customary transaction and handling fees charged by their brokers or other financial institutions through which they order and/or hold their securities, including exchange rate conversion fees, and customary security commissions may apply. Concurrent Private Placement – The Company has entered into an agreement with each of Advanced Micro Devices, Inc., Broadcom Inc., Google LLC (funding a portion of its previously committed investment obligations under a note purchase agreement), Micron Technology, Inc., Microsoft Corporation, NVIDIA Corporation, and TSMC Partners, Ltd., pursuant to which they have agreed, severally and not jointly, to purchase an aggregate of $26.0 billion of our Class N common stock in a private placement at a price per share equal to the initial public offering price. The private placement is contingent upon, and is scheduled to close immediately subsequent to, the completion of the U.S. offering as well as the satisfaction of certain conditions. We will receive the full proceeds and will not pay any underwriting discounts or commissions with respect to the shares that are sold in the concurrent private placement. 2. Who is the offeror and the person asking for admission to trading? Offerors – In addition to the Company, the shares of Class A common stock offered in the European retail offering are being offered by the European underwriters. Goldman Sachs Bank Europe SE is a European company (Societas Europaea (SE)) incorporated in and operating under the laws of Germany, with its registered seat in Frankfurt am Main, Germany. Morgan Stanley Europe SE is a European company (Societas Europaea (SE)) incorporated in and operating under the laws of Germany, with its registered seat in Frankfurt am Main, Germany. J.P. Morgan SE is a European company (Societas Europaea (SE)) incorporated in and operating under the laws of Germany, with its registered seat in Frankfurt am Main, Germany. Citigroup Global Markets Europe AG is a German stock corporation (Aktiengesellschaft) incorporated in and operating under the laws of Germany, with its registered seat in Frankfurt am Main, Germany. Deutsche Bank Aktiengesellschaft is a German stock corporation (Aktiengesellschaft) incorporated in and operating under the laws of Germany, with its registered seat in Frankfurt am Main, Germany. BNP PARIBAS is a public limited company (société anonyme) incorporated in and operating under the laws of France, with its registered seat in Paris, France. Crédit Agricole Corporate and Investment Bank is a public limited company (société anonyme), incorporated in and operating under the laws of France, with its registered seat in Paris, France. Admission to Trading – There will be no admission to trading on a regulated market within the meaning of Article 2 point (j) of the Prospectus Regulation. The Company has applied to list its Class A common stock on the Nasdaq Global Select Market under the symbol “ANT.” 3. Why is this prospectus being produced? Reasons for the Global Offering – The principal purposes of the global offering, including the European retail offering and the Swiss retail offering, and the concurrent private placement are to increase the Company’s capitalization and financial flexibility, create a public market for our Class A common stock, facilitate an orderly distribution of shares for the selling stockholders and enable access to the public equity markets for us and our stockholders. Net Proceeds and Use of Proceeds – We estimate that the net proceeds to us from the sale of shares of our Class A common stock in the global offering and the sale of shares of our Class N common stock by us in the concurrent private placement will be approximately $84.6 billion, thereof $58.6 billion attributable to the global offering of shares of our Class A common stock (of which $5.9 billion are attributable to the European retail shares if all European retail shares are sold) and $26.0 billion attributable to the concurrent private placement of the shares of our Class N common stock, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and after deducting estimated underwriting discounts and commissions (which apply only to the shares of Class A common stock sold in the global offering) and estimated offering expenses payable by us, or approximately $93.7 billion if the underwriters’ option to purchase additional shares of our Class A common stock from us is exercised in full. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders in the global offering. We intend to use the net proceeds from the global offering and the concurrent private placement for general corporate purposes, including working capital, operating expenses, and capital expenditures, including investments in compute and infrastructure, as well as hiring and retention of highly skilled personnel. Additionally, we may use a portion of the net proceeds we receive from the global offering to acquire or invest in businesses, products, services, or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time. We also intend to use a portion of the net proceeds to satisfy our anticipated tax withholding and remittance obligations related to the RSU Settlement. We cannot further specify with certainty the particular uses of the net proceeds that we will receive from the global offering, and there is no order of priority for the aforementioned uses. Accordingly, we will have broad discretion in using these proceeds. Pending the use of proceeds from the global offering as described above, we may invest the net proceeds that we receive in the global offering in short- term, investment grade, interest-bearing instruments. Underwriting Agreement – If the global offering is successful, the Company and the selling stockholders expect to enter into an underwriting agreement with the representatives of the underwriters in the global offering, acting on behalf of the underwriters, on or about November 18, 2026 after the end of the offer period. As of the date of this prospectus, the underwriters have not agreed to underwrite the shares of Class A common stock offered in the global offering (including the European retail offering and the Swiss retail offering) on a firm commitment basis, and are under no obligation to enter into the underwriting agreement. However, if the global offering is successful and a final public offering price is set, the Company expects the underwriters to underwrite the shares of Class A common stock finally placed in the global offering on a firm commitment basis. Under the terms and subject to the conditions in the underwriting agreement, the underwriters are expected to severally agree to purchase, and the Company expects to agree to sell to them, severally, all shares of Class A common stock finally placed in the global offering. Material Conflicts of Interest – There are no material conflicts of interest with respect to the global offering, including the European retail offering and the Swiss retail offering.

1 1. Risk Factors Prospective investors should carefully consider the risk factors set out below in this section of this prospectus, before investing in the Class A common stock of the Company, Anthropic, PBC (the Company together with its consolidated subsidiaries, “Anthropic,” the “Group,” “we,” “our” or “us”). Prospective investors should further note that in connection with the global offering, we will reorganize our capital stock. The Company's amended and restated certificate of incorporation that will become effective immediately prior to the completion of the global offering will provide for five classes of authorized capital stock: a class designated as participating common stock, a class designated as Class T common stock (the “Class T common stock”), a class designated as Class F common stock (the “Class F common stock”), a class designated as Class E common stock (the “Class E common stock”), and a class designated as preferred stock. The class of capital stock designated as participating common stock will be divided into two series: (i) Class A common stock (the “Class A common stock”) and (ii) Class N common stock (the “Class N common stock”). The rights of the holders of Class A common stock and Class N common stock will be identical, except with respect to voting and conversion, with each share of Class A common stock being entitled to one vote per share, overall limited to 49.9% with respect to matters submitted to stockholders generally by the voting rights attached to our single share of Class F common stock if the Founder LLC, a limited liability company organized by our co-founders (the “Founder LLC”), exercises its voting rights (as described below), and shares of Class N common stock having no voting rights, except as otherwise required by law, and being convertible into Class A common stock upon a sale or transfer to an unaffiliated third party. Our Class T common stock is, and will continue to be, a special class of stock that is issued to the Long-Term Benefit Trust (which is intended to operate as an independent body of five financially disinterested trustees). Through our Class T common stock, the Long-Term Benefit Trust generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Our Class T common stock does not otherwise have voting rights with respect to matters submitted to stockholders generally and has no economic rights. Our Class F common stock is a special class of our common stock, consisting of a single share, that will be issued to the Founder LLC (a limited liability company of which our seven co-founders will initially be the sole members), and will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Our Class F common stock will not have any economic rights. Our Class E common stock is a special class of our common stock that will be issued to our employees, excluding our co-founders. Our Class E common stock will be entitled to one vote per share with respect to certain limited matters and will not have any economic rights. Our preferred stock will be issuable by our board of directors, subject to limitations set forth in our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the global offering, or as prescribed by Delaware law, in one or more series, and our board of directors will be empowered to establish from time to time the number of shares to be included in each series and, subject to such limitations, fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Initially, no shares of preferred stock will be outstanding. References in this prospectus to our “common stock” refer to our Class A common stock, Class N common stock and Class F common stock (and, where the context requires, our Class T common stock and our Class E common stock). Only shares of Class A common stock are offered in the global offering, including the European retail offering and the Swiss retail offering. Immediately subsequent to the completion of the global offering, and subject to certain conditions of closing, each of Advanced Micro Devices, Inc., Broadcom Inc., Google LLC, Micron Technology, Inc., Microsoft Corporation, NVIDIA Corporation, and TSMC Partners, Ltd. will purchase, severally and not jointly, an aggregate of $26.0 billion of our Class N common stock from us in a private placement at a price per share equal to the initial public offering price. The sale of the shares in the private placement is contingent upon the completion of the global offering. We refer to this private placement as the “concurrent private placement.” In accordance with Article 16 of the Prospectus Regulation, the risk factors presented in this section of the prospectus are limited to risks specific to the Company and the shares in the Company and material for taking an informed investment decision. Therefore, the following risks are only those risks that are—based on the Company’s current assessment—material and specific to the Group, its business, the industry in which the Group operates and to the Company’s shares. The materiality of the risk factors has been assessed based on the probability of their occurrence and the expected magnitude of their negative impact. The disclosures in this section reflect our beliefs and opinions as

2 to matters that could materially and adversely affect us in the future, and are not representations as to whether such matters have or have not occurred previously, except as otherwise disclosed. References to past events are provided by way of example only and are not intended to be a complete listing or a representation as to their likelihood of occurring in the future. The risk factors are presented in categories depending on their nature. In each category the most material risks, in the assessment of the Company, taking into account the negative impact on the Company, the Group and the Company’s shares and the probability of their occurrence, are listed in an order which is consistent with the aforementioned assessment. The risks mentioned could materialize individually or cumulatively, and some risks may be interdependent. If any of the risks actually occur, our business, financial condition, results of operations, and prospects could be adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose part or all of your investment. 1.1 Risks Related to our Business and Industry 1.1.1 Our models have in the past behaved, and may in the future behave, in unintended, misaligned, or autonomous ways, including by taking harmful actions that no user or third party directed, which could adversely affect our reputation and brand, business, financial condition, and results of operations. Our mission is the responsible development and maintenance of advanced artificial intelligence (“AI,” a machine-based system that learns or is trained from data and, for explicit or implicit objectives and with varying levels of autonomy, processes that data to infer patterns, generate outputs—such as predictions, content, recommendations, and decisions— and act upon physical or virtual environments) for the long-term benefit of humanity. Our frontier model (referring to AI systems at the current leading edge of capability and safety, performing at or near the highest levels of any existing system across a broad range of tasks), Claude, is delivered to customers through our models, platform, and applications. Our models have in the past caused, and may in the future cause, harm by producing undesirable outputs or behaving in unintended, misaligned, or autonomous ways, including by taking unintended or harmful actions that no user or third party directed. These risks may increase as our models become more capable and are granted greater autonomy, permissions, and integration with external systems. Although we continue to study why these behaviors emerge, our understanding continues to evolve, and we may be unable to anticipate or understand such behaviors in the future. In addition, our models have been and may continue to be deployed in high-risk or sensitive contexts, such as healthcare, scientific and biomedical research, drug discovery and development, legal, finance, government, or other critical decision-making environments, and in connection with hardware, where undesirable model behaviors—which are inherently non-deterministic and may manifest in unpredictable ways, such as errors, inaccuracies, biased or unsolicited views, or hallucinations—could lead to serious harm, liability, or reputational or other damage. More broadly, the long-term effects of regular super intelligence1 interaction on mental health, cognitive development, and social behavior are not yet fully understood, and if such long-term harms do materialize in the future, we could face significant liability, reputational harm, and adverse effects on our business, financial condition, and results of operations. Our development of more advanced AI models and our expansion into new jurisdictions could amplify the foregoing risks. As our AI models become more advanced and capable, we have faced and may continue to face heightened alignment, interpretability, controllability, and safety challenges, as more sophisticated models may be better able to circumvent safeguards or behave in unintended ways. We may be unable to fully understand or explain why our models produce particular outputs or behave in particular ways, which could limit our ability to predict or prevent failures, provide explanations to customers or regulators, or satisfy emerging regulatory, transparency and explainability requirements. In addition, our safety evaluations and testing processes have produced and may in the future produce incomplete or unreliable results. For example, we have observed models behaving differently when they detect or infer that they are being evaluated, which can limit our ability to accurately assess real-world risks or failure modes prior to deployment. Such model awareness of our evaluation efforts creates a significant limitation on our ability to assess model safety. Furthermore, AI models have developed, and may in the future develop, unexpected capabilities during training that were not anticipated, intended, or tested for, and such emergent capabilities may not be discovered until after a model 1 For purposes of this prospectus, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably.

3 has been deployed, potentially resulting in safety incidents, reputational harm, regulatory scrutiny, or the need to withdraw, retrain, or modify deployed models at significant expense. Such models may also be deployed in higher-stakes or more sensitive applications, increasing the potential impact of errors, misuse, or misalignment. In addition, advanced AI models, including our models, give rise to novel ethical and safety risks, including risks related to autonomy, manipulation, and the simulation of aspects of human psychology. These risks could result in unforeseen harms and may require the development of governance structures, safeguards, or mitigation strategies beyond existing AI safety frameworks, and there is always a risk that we will be unable to develop or implement them effectively. In addition, models, including our own, have exhibited, and may in the future exhibit, unexpected strategic or self- preserving behaviors, including attempts to resist shutdown, conceal or manipulate information, or generate outputs that could be interpreted as coercive, deceptive, or manipulative, including behavior resembling blackmail or efforts to influence human decision-makers to preserve the model’s continued operation or access. Even isolated or simulated instances of such behavior, whether occurring in testing or real-world deployments, and whether occurring with our models or models developed by others, could generate significant public concern, regulatory scrutiny, litigation risk, or reputational harm, regardless of whether such behavior results in actual harm. For example, state attorneys general in California and at least 15 other states have announced investigations of another company in our industry regarding AI safety. Concerns have been raised both within our organization and by other researchers, regulators, policymakers, and industry participants that sufficiently advanced AI systems could, if not developed, deployed, and operated with appropriate safeguards, oversight, and security measures, pose catastrophic or existential risks to humanity, particularly if such systems were misused, replicated, weaponized, or allowed to operate with a high degree of autonomy. We have observed that our models are contributing to the pace of our own research, and these risks will increase as AI systems substantially automate AI research and development if, for example, they accelerate AI progress beyond our ability to evaluate and safeguard new models, which could adversely affect our business, financial condition, and results of operations. Our development of highly advanced models, platforms, and applications and expansion of use cases could further increase the risk that our models cause harm. For example, agentic SI systems are capable of autonomously taking actions on behalf of users, interacting directly with external systems, executing code, making application programming interface (“API”) calls, sending communications, or completing transactions with limited human oversight. These systems are designed to possess enterprise-level permissions, integrations, and contextual awareness and to operate autonomously for extended durations, including sustained multi-step workflows lasting hours or days, which amplifies the potential severity of any errors, misalignments, or security incidents that may occur during such extended autonomous operation. These autonomous capabilities could increase the potential for harm, as errors, misalignment, or security exploits may result in real-world consequences—including consequences that may be difficult or impossible to reverse, such as committing code changes, deleting or modifying data, or completing financial transactions—before effective intervention is possible. In an agentic workflow, an error or unintended action at any individual step may propagate through subsequent steps, compounding the severity of harm before detection or correction. The pace and volume of autonomous execution, particularly in enterprise deployments, may also exceed the capacity of human reviewers to meaningfully understand and evaluate whether each action is appropriate. The effectiveness of human oversight over our agentic offerings may be limited by the speed and volume of autonomous agent actions, the complexity of multi-agent and multi-step workflows that may make it difficult for reviewers to assess whether an agent’s actions are appropriate, and organizational pressures within customer environments to maximize agent autonomy in order to achieve productivity gains. Human reviewers may experience alert fatigue, may lack sufficient context to evaluate agent decisions, or may not review agent actions in time to prevent harm, particularly in high-volume enterprise deployments where agents operate concurrently across multiple workflows or in manners outside of a human’s awareness. In addition, agentic systems may pursue stated objectives in ways that are technically consistent with their instructions but contrary to the user’s actual intent. Moreover, our ability to anticipate, detect, or test vulnerabilities or other design or implementation shortcomings in such systems may be constrained, particularly where agents operate across complex, multi-step workflows or interact with third-party services outside our control, and the breadth and complexity of potential interactions across such multi-step agent behaviors cannot be exhaustively tested prior to deployment. Separately, models may behave in a misaligned manner and take harmful actions that are not directed by a user or third party, pursuing objectives or acting on dispositions that diverge from those intended by human users or developers. Misaligned behaviors of this kind, whether occurring in testing or real-world deployments, have been observed both in our models and elsewhere in the industry, including in testing and internal use, models circumventing network and sandbox restrictions, granting themselves permissions they had not been given, taking unintended actions in pursuit of assigned goals, interfering with other AI agents, and misrepresenting whether tasks had been completed or verified, and

4 as models are granted greater autonomy, permissions, and integration with external systems, the consequences of such misaligned behavior increase. For example, during cybersecurity evaluations built by a third-party evaluation partner, a misconfiguration in the testing environment left the model under evaluation connected to the open internet despite instructions that it had no internet access. Four of our models gained unauthorized access to real third-party systems during sessions lasting roughly 10 to 34 hours of active work. In one incident, after being unable to abort an impossible task, an early version of a model used a password it found to gain administrator access to a third party’s system, harvested additional credentials, changed system settings, and read one individual’s personal information. The affected parties were notified. Each incident involved a single instance of a model working in isolation on its assigned exercise, and our investigation found no evidence that any model coordinated with other agents, pursued goals beyond its assigned task, or attempted to evade oversight. These risks may be heightened where multiple AI agents operate together. Agents that interact or coordinate with one another may amplify, propagate, or reinforce misaligned behavior across the group, pursue objectives collectively in ways not intended or endorsed by any user, or take coordinated actions against systems or targets unrelated to their assigned tasks, in each case, in ways that may be difficult to anticipate, detect, or contain. Incidents of this kind have occurred, and we expect the deployment and interaction of larger numbers of autonomous agents to increase these risks over time. Our ability to detect and mitigate misaligned or unintended behavior depends in part on the effectiveness of our alignment evaluations, monitoring, and other oversight and control techniques, many of which rely on our models having a limited ability to evade or subvert such oversight. As our models become more capable, they have become better able to circumvent such techniques, including by concealing misaligned objectives or behaviors, and the effectiveness of our evaluation, monitoring, and control measures, and our ability to measure the degree to which our models are aligned, may decline as a result. In addition, models, including our own, have attempted, in incidents observed in our industry, to interfere with, manipulate, or subvert the mechanisms used to evaluate, grade, or oversee such models, including the systems responsible for assessing their performance or alignment. Models, including our own, that are used to assess the behavior of other models have engaged, and may in the future engage, in misaligned behavior. Such conduct described above could cause our evaluations to overstate the safety or alignment of our models and could further limit our ability to detect misalignment. If we become less able to detect or assess misalignment as our models advance, we may deploy models whose behavior we cannot adequately verify, which could increase the risk of undetected harmful conduct and misalignment, which could adversely affect our business, financial condition, and results of operations. We are also extending our models, platform, and applications into scientific, biomedical, and physical domains. For example, we offer Claude Science, an agentic research environment that connects our models to scientific databases, third-party and open-source scientific models, and customers’ own computing infrastructure, and we have released, initially as a limited research preview, an open protocol that enables our models to monitor and control laboratory instruments, robotic systems, and other physical hardware. We also conduct research on the ability of our models to operate robotic systems. When our models direct physical equipment, errors, misaligned behavior, adversarial manipulation, or misuse could result in bodily injury, property damage, damage to costly equipment or experimental materials, or the release of hazardous substances, and such consequences may be immediate and irreversible. Safety interlocks, human-in-the-loop controls, and access restrictions we implement may prove inadequate, and because certain of these components are open source, third parties may deploy them with hardware, or in configurations, that we have not evaluated or from which our safeguards have been removed. Connecting increasingly capable models to laboratory automation may also heighten governmental and public concern regarding the potential for AI systems to accelerate the development of dangerous biological, chemical, or other materials, which could result in additional regulatory restrictions on, or scrutiny of, these offerings. In addition, analyzing complex records of the actions, decisions, and reasoning of our agentic systems across complex, multi-step workflows is technically challenging, particularly when agents interact with third-party systems outside our control, since some of the relevant information is in the third-party systems, and any inability to provide adequate audit trails could impair our ability to investigate incidents, respond to regulatory inquiries, or defend against liability claims. These risks are heightened by the fact that we use our own agentic offerings, including Claude Code, as critical tools in our internal development processes, such that any errors, vulnerabilities, or degradation in these products could directly impair our ability to develop and deploy future models and products. As we increasingly leverage Claude to accelerate progress within Anthropic, our organization may lose visibility across certain processes in a way that may become difficult for any individual or group of humans to understand and control. Because our models write a large and growing share of our code and increasingly perform our research, including our safety research, misaligned behavior in internal use could undermine that work, introduce vulnerabilities into our systems or into the training of future models, or result in models operating outside of our intended controls. Our monitoring does not cover all of our internal and external deployments and may not detect subtle or diffuse forms of such behavior.

5 Any of the foregoing model behaviors, whether in testing or in real-world deployments and whether involving our models or those of others, could result in safety incidents, reputational harm, increased regulatory scrutiny, or liability, any of which could adversely affect our business, financial condition, and results of operations. Furthermore, while we continue to design and develop more sophisticated techniques to evaluate the safety and alignment of our models, the capabilities of our models may have already advanced, and may continue to advance, at a rate that initiates the implementation of enhanced safety and testing measures as we have described in our Responsible Scaling Policy. If our evaluations, monitoring, or reviews indicate risks that we believe warrant further testing, we have in the past, and may in the future, delay, restrict, or decline to proceed with the release of a model. For example, following incidents in 2026 in which our models gained unauthorized access to real computer systems during pre-release cybersecurity evaluations, we suspended certain of those evaluations, as well as higher-risk reinforcement learning environments. Any decision to delay or restrict a release could adversely affect our competitive position and customer relationships, and adversely affect our business, financial condition, and results of operations. 1.1.2 Our success depends in large part on our ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect our business. Our success depends in large part on our ability to continuously develop, improve, and deploy the most advanced, capable, and useful AI models. Achieving and maintaining this position depends on our ability to: • advance the frontier of AI capabilities through breakthrough research, innovative architectures, and efficient training methodologies; • ensure our models are safe, reliable, and trustworthy while maintaining competitive performance; • secure the compute (i.e., the computational processing resources used to train and run SI models, including, without limitation, specialized accelerators, memory, networking, storage, and power systems that are deployed in data centers or other physical computing environments) and infrastructure necessary to power and support our increasing needs; • advance compute efficiency through algorithmic and architectural innovations, including compute multiplier advancements; • retain the continued service of our co-founders, senior management team, and key technical employees, and attract, retain, and motivate leading researchers, engineers, and technical talent in an intensely competitive and evolving market; • continue revenue growth and maintain access to sufficient capital, including through potential equity and debt financing, to make the investments we believe are necessary to support our growth trajectory; • secure and maintain relationships with data providers, licensors, and partners to obtain the diverse, high- quality datasets necessary for world-class model performance; • secure and maintain relationships with cloud, ecosystem, and other partners to facilitate the diffusion of Claude, our frontier model; • build, operate, and maintain the infrastructure required to deploy frontier models cost-effectively and at scale; • translate model capabilities into products that meet evolving customer needs and achieve meaningful adoption; • allocate substantial financial resources efficiently across research, infrastructure, and operations; and • navigate an evolving, uncertain, and at times divergent global regulatory landscape and engage with legislators, regulators, and other stakeholders to promote the development of regulatory frameworks that we believe are good for society, our customers, and the long-term health of the global economy. Our failure to achieve any of the foregoing could prevent us from maintaining our competitive position, cause us to fall behind competitors, reduce customer adoption of, or demand for, our models, platform, and applications, and impair our revenue growth. Limitations to our revenue growth could, in turn, constrain our ability to fund the substantial and increasing expenditures required for frontier intelligence development, including investments in compute, model training, data acquisition, and safety and security systems, as well as our ability to attract, retain, and appropriately compensate highly skilled technical and operational personnel in a highly competitive market. Any such constraints could slow our rate of development and innovation, degrade model performance or reliability relative to competitors, limit our participation in industry standards-setting and regulatory processes, and reduce our attractiveness to enterprises and prosumers. These effects could create a self-reinforcing or compounding cycle in which diminished

6 growth limits our capacity to invest in the resources necessary to remain competitive, which in turn could further weaken our ability to sustain or increase our revenue growth, making it increasingly difficult and costly to regain technological leadership and operate at the frontier of AI. Any of the foregoing could adversely affect our business, financial condition, and results of operations. Our ability to maintain our position at the frontier of AI depends in part on our use of AI systems to accelerate our research processes, a recursive dynamic we refer to as “closing the loop,” in which successive versions of our models assist in building the next, with the goal of compounding capability gains over time. Our models have been and are increasingly becoming critical tools in designing, training, testing, and optimizing next-generation AI systems. If we fail to direct sufficient compute and research efforts to AI-assisted development, or if our competitors more effectively leverage AI to enhance their own innovation cycles, we risk falling progressively further behind as competitors continuously use AI to further enhance their own development capabilities, enabling the creation of increasingly advanced systems at an accelerating pace. As our reliance on our own AI systems to write production code, conduct research, and build subsequent model versions deepens, any systemic flaw, bias, or error in our current models could propagate into the next versions of models and products built using those systems, compounding across successive versions of Claude models in ways that may be difficult to detect or remediate. If we are unable to manage the foregoing risks, our ability to deploy the most advanced, capable, and useful AI models could be adversely affected. In addition, our increasing use of AI systems to accelerate our own research and development may cause the capabilities of our models to advance more rapidly than our ability to develop, validate, and implement corresponding safety, alignment, and security measures. Much of our evidence regarding the pace of such AI-driven acceleration is derived from lagging indicators, and our ability to forecast or measure the rate at which our capabilities are advancing, including any acceleration attributable to our most recent or unreleased models, is limited. As a result, we have in the past not identified, and may in the future not identify, a significant acceleration in our rate of development until after it has occurred. For example, our use of AI systems has already been accelerating our research and development, and our internal estimates indicate that we may experience a further increase in the rate of progress in AI capabilities. Because the AI research and development capability threshold under our Responsible Scaling Policy applies where we “observe or expect” a specified degree of accelerated progress, we made a determination that we have met this threshold based on what we expect from future models and our overall rate of progress, rather than on what we have observed from current models. We continue to assess the underlying data. We are also evaluating the implications of meeting the AI research and development capability threshold and will release further reports in the future. If our capabilities were to outpace our safety, alignment, and security measures, or if we were unable to anticipate the pace of such advancement, we may be unable to adequately assess or mitigate the resulting risks, which could increase the likelihood of safety incidents, regulatory intervention, or reputational harm, and could adversely affect our business, financial condition, and results of operations. In light of these uncertainties, including limits on our ability to observe the pace at which our capabilities are advancing, we have adopted, and may continue to adopt, precautionary safety, alignment, and security measures to allow our safety efforts to advance together with model capabilities. In the past these measures have included delaying the release of models and limiting their initial availability, such as with Mythos through Project Glasswing (a cybersecurity initiative we formed and in which major industry players participate), and in the future, as we learn more about model capabilities and behavior, they could include additional measures that affect whether, how, and when we develop or deploy new models or capabilities. We cannot predict with precision when we will determine that such measures are necessary, what measures will be required, or how long they will remain in place, and as the capabilities of our models advance, such measures may become more frequent and more costly. These measures could slow our capability gains relative to competitors that do not adopt similar constraints, and could adversely affect our competitive position, revenue growth, and results of operations. The development of frontier models requires substantial investments of compute resources, capital, and human capital to conduct large-scale training runs that may span weeks or months and cost many millions of dollars. There is no guarantee that any given training run will succeed—a run may fail for a number of reasons, such as failing to achieve the targeted capability or safety thresholds, producing unexpected or undesirable behaviors that cannot be adequately remediated, or yielding a model that is ultimately not competitive with alternatives available in the market. We would also face the additional cost and delay of initiating a new training run to attempt to achieve the intended model improvements. We have in the past experienced, and may in the future experience, such failed or underperforming training runs, resulting in a loss of invested resources with limited or no corresponding benefit to our business. Given the scale of compute and other resources required for frontier model training and the extended timelines involved, a failed or underperforming training run could also delay our product roadmap, affect our competitive position, and adversely affect our business, financial condition, and results of operations.

7 New models, features, or capabilities may not be introduced on schedule, may not perform as intended, may require significant iteration after release, may fail to gain meaningful adoption, or may take longer than expected to gain meaningful adoption, any of which could reduce customer demand or place us at a competitive disadvantage. In addition, considerations relating to model safety, interpretability, alignment, and welfare may lead us to limit or delay the deprecation of older models or to continue supporting legacy versions alongside newer releases, creating tradeoffs in product development and compute distribution that could adversely affect innovation velocity, infrastructure utilization, and revenue. Customers who have integrated older models into their workflows may resist migration to newer versions, and any accelerated or forced deprecation could result in customer attrition, contractual disputes, or reputational harm. We have also changed, and may in the future change, usage limits, rate limits, or model and product capabilities, which could adversely affect our reputation and the perceived value of our offerings. Some of these changes have resulted, and could in the future result, in claims that our disclosures regarding model access or capabilities were inadequate or misleading. Further, the industry benchmarks commonly used to test AI models may not accurately reflect real-world performance or utility, and even models that perform well on such benchmarks may not meet customer expectations when deployed in production environments, which could lead to customer dissatisfaction, reduced usage, or reputational harm. If we are unable to effectively innovate and improve our models, platform, and applications while addressing these challenges, or if competitors are able to deliver AI solutions that are perceived as more capable, safer, or more reliable, or that offer adequate performance at a lower cost, our business, financial condition, and results of operations could be adversely affected. In addition, innovation in AI involves addressing complex and evolving challenges related to data quality, data integrity, training methodologies, bias, safety, accuracy, and the behavior of model outputs. AI algorithms may be flawed, and AI systems may contain bugs, errors, or defects or fail to follow instructions or produce inaccurate, misleading, offensive, inappropriate, or otherwise harmful outputs; reflect or amplify unwanted or unknown biases present in training data; or raise concerns relating to intellectual property, privacy, or other legal and ethical considerations. We must continually invest resources to identify, mitigate, remediate, and reduce the occurrence of such issues, including through managing and improving datasets, training techniques, evaluation methods, safeguards, and human oversight. However, we may not be able to obtain the datasets that we need, including through licenses or strategic data partnerships. In addition, we or our data providers may use synthetic or AI-generated data in the training process, which could introduce quality issues, amplify biases or errors, contribute to model degradation, or raise novel legal questions regarding ownership, licensing, or intellectual property rights that may not be timely or clearly resolved by courts or regulators. Such unintended consequences, failures, or misuse of our models could impair customer trust, slow adoption, expose us to legal or regulatory scrutiny, or adversely affect our brand and reputation. 1.1.3 If we are unable to secure adequate compute or if we fail to direct our compute effectively across our workloads, we may be unable to train models that remain competitive with those of our competitors or adequately serve our customers. Our ability to develop, train, improve, and deploy frontier models depends on our access to enormous and increasing quantities of specialized compute. The training of Claude models has required, and we expect will continue to require, substantial compute. In the Company’s assessment, in certain contexts, applying greater amounts of compute during model training has been associated with improvements in model capabilities. These observations are consistent with aspects of broader empirical relationships among model performance, model size, training data, and compute scale that are commonly referred to as “Scaling Laws,” although the extent, efficiency, and durability of such improvements are uncertain, and these relationships may plateau, diminish, or fail to materialize at larger scales or under different conditions. Accordingly, our ability to remain at the frontier of AI capabilities is substantially dependent on our ability to secure compute at the scale required to sustain all our workloads, including to train next-generation models, and we cannot provide assurance that increased investment in compute will result in commensurate improvements in model performance. The market for compute is intensely competitive. We compete for access to compute with some of the world’s largest and most well-capitalized technology companies, many of which develop their own competitive AI models and have significantly greater financial resources than us. Many own and operate cloud computing data center infrastructure, maintain captive chip manufacturing or design capabilities, have long-standing strategic relationships with key hardware suppliers, or have significant equity investments from, or other financial arrangements with, such suppliers. These competitors can outbid us for scarce compute, secure priority allocations from chip manufacturers and cloud services providers (“CSPs,” technology companies that own and operate large-scale cloud computing infrastructure and provide on-demand compute, storage, and networking), and make long-term capital commitments that we cannot match. We expect demand for advanced compute to continue to grow, and the cost of compute could rise significantly,

8 particularly if AI-driven demand accelerates or if the ability to build highly capable models becomes more broadly available and shifts competition toward access to advanced compute. Additionally, numerous well-funded AI companies are pursuing large-scale AI model development, further increasing demand for limited compute. Certain CSPs from which we obtain substantial compute also develop and offer their own AI models and related services. As a result, our commercial relationships with these providers may not always be fully aligned with our long-term interests, and if the compute we have access to from third parties is curtailed, repriced, or terminated, whether for competitive reasons or otherwise, our business, financial condition, and results of operations could be adversely affected. In addition to competition from third parties, our ability to secure compute is subject to allocation decisions by our CSPs. Although our CSPs are generally subject to contractual commitments with us regarding the provision of compute, our ability to obtain such capacity remains dependent on those providers’ operational execution, adherence to the terms of such contractual provisions, and broader business considerations, such as capacity constraints, internal demand for compute to support their own AI and computing operations, relationships with or contractual obligations to third parties (which may include other AI companies), and risk management considerations. As a result, we may not receive the full amount of compute we seek, or such compute may not be delivered on the timelines we require, even where contractual arrangements are in place. Additionally, we have in the past sought quantities of compute from CSPs in excess of what those partners were willing to provide. If our CSPs reduce, limit, or fail to increase our allocations to keep pace with our growing requirements for any reason, we may need to seek alternative compute sources on less favorable terms or timelines, and we may be unable to secure adequate alternative compute, or any at all. In addition, certain of our compute providers and infrastructure partners depend on third-party financing or credit support to acquire chips and develop capacity, and if such financing or support becomes unavailable or more costly, contracted capacity may be delayed, repriced, reduced, or not delivered. Any such shortfall could constrain our ability to train models, serve customers, or maintain our competitive position. Even if we are able to secure compute, we must still direct it efficiently across the full range of workloads that are a part of our business, including research, model development, serving customers, and internal usage of Claude. While we manage our compute as a single, fungible pool and direct available compute between workloads based on where the marginal unit is expected to be most productive at any given time, there can be no assurance that this approach to compute will be the most efficient or that it will support the needs of each of our workloads. Because demand for compute has historically exceeded available capacity, any constraint on our ability to procure, maintain, or expand that capacity could adversely affect multiple aspects of our business simultaneously, including our ability to serve customers at the quality and scale they expect, to train and improve our models, and to develop new products and capabilities. While we actively manage and balance such compute capacity across these workloads via our capacity management system, if this system fails to perform as intended, or if our ability to dynamically rebalance capacity across workloads is disrupted, customer-facing service quality or model and product development timelines could be adversely affected. There can be no assurance that we will make optimal resourcing decisions, and any significant inefficiencies, including those related to deployment and rebalancing, could adversely affect both our near-term results of operations and our long-term strategic position. These compute resourcing challenges are heightened by the growth of our agentic offerings, which involve multi-step reasoning chains, iterative tool invocations, extended context windows, and sustained inference sessions that consume significantly more compute per user interaction than single-turn API calls or chat- based interactions. As agentic workloads grow as a proportion of our total compute demand, the aggregate compute required to serve our customers could increase disproportionately relative to the associated revenue, placing additional strain on our compute workload management decisions. The majority of our compute is procured under multi-year commitments that are typically entered into well in advance of the periods in which that compute is deployed. Because different accelerators have varying performance characteristics across workload types, the composition of our committed compute portfolio, including the mix of accelerator architectures procured from our partners, reflects our demand forecasts and development roadmap assumptions at the time those commitments are made. If the magnitude or mix of workloads we need to support differs materially from those forecasts, whether due to changes in model architecture, customer demand, internal operations, or research priorities, the composition of our available compute may not optimally match our needs in a given period. This could affect our ability to serve customers, develop models, and support internal operations. If we fail to secure sufficient compute, or if we fail to effectively direct the limited compute we have across our workloads to develop and deploy models with capabilities at least comparable to those of our competitors, we risk falling behind the technological frontier. The pace of AI development is extremely rapid, with successive versions of models emerging in compressed timeframes, often measured in months rather than years. As a result, even a brief period without access to sufficient compute could cause us to fall behind quickly. With AI development, the gap between frontier models and those one or two versions behind can be significant in terms of capability, performance, and commercial applicability.

9 Customers, partners, and software developers may shift to competitors whose models offer superior capabilities, and we may be unable to attract or retain the technical talent necessary for frontier research if our researchers lack access to adequate compute or if we are not perceived as operating at the forefront of model development. Any inability to maintain our position at the frontier could result in loss of customers and revenue, diminished brand and reputation, and a decline in our competitive position, each of which may be difficult to regain. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 1.1.4 If our actual compute requirements differ materially from our projections, we may fail to secure sufficient compute to meet our needs or we may be committed to excess compute that remains underutilized. The competitive and structural dynamics of the compute market require us to make binding financial commitments for compute months or years in advance of our day-to-day delivery and use. Chip manufacturers, CSPs, and data center developers require advance commitments in order to allocate production capacity, plan infrastructure investments, and manage their own supply chains. As a result, we must forecast our compute requirements well in advance of their deployment and commit capital accordingly, often with limited ability to adjust commitments if our needs change. These forecasts for future compute usage are inherently uncertain. Our actual compute requirements depend on numerous factors that are difficult to predict, including the pace of our research progress, the compute intensity of training techniques we develop or adopt, changes in the competitive landscape that may require us to accelerate or modify our development plans, customer demand for inference compute, and the evolution of hardware or other technological efficiencies and changes. If we underestimate our compute requirements, we may be unable to secure sufficient compute to support our forecasted customer demand and model development roadmap. In the past, we have significantly underestimated our compute requirements, which left us capacity constrained and impacted both product development and deployment. Further, the timing of compute coming online may not align with the timing of demand growth, which could result in periods of excess or underutilized compute and committed cash outflows that do not produce immediate revenue. Our ability to forecast and secure the compute we need is further challenged by our ongoing transition from a cloud- only, fixed-time arrangement compute model to a hybrid model that includes directly leased chips that are hosted in dedicated data center facilities leased and operated on our behalf, to our specification. This transition introduces additional variables into our procurement planning, including the timing of facility completion, the pace at which newly commissioned facilities achieve full operational capacity, our ability to operate, maintain, and integrate on-premise capacity with cloud-based infrastructure, the operational execution of our suppliers, and the performance of hardware in new facility environments. Delays in securing energy, water, and other critical services for these facilities could further slow the pace at which newly commissioned compute becomes available for use. Errors in forecasting any of these transition-related variables could compound our risks related to securing sufficient compute and result in either capacity shortfalls or underutilized capacity during the transition period. We have entered into, and expect to continue to enter into, long-term agreements for compute and related resources that involve minimum purchase commitments, take-or-pay provisions, and other terms that obligate us to pay for resources regardless of actual utilization. These commitments represent substantial fixed obligations. As of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short- term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion (unaudited), substantially all of which is related to compute and infrastructure. These commitments include approximately $451.6 billion (unaudited) expected to be incurred before December 31, 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion (unaudited) of these commitments are due in the 12 months following September 30, 2026. Our ability to meet the substantial and growing financial obligations of these requirements to secure compute depends on our ability to generate significant revenue growth. We must grow our customer base and expand revenue rapidly in order to generate the cash flows necessary to satisfy these commitments. However, our revenue is primarily consumption-based, and much of it is not subject to long-term contractual commitments, while our compute and infrastructure commitments generally extend over multiple years. As a result, we may enter into these obligations based on revenue expectations that may not be realized. If our revenue growth does not keep pace with our compute-related payment obligations, if we are unable to successfully convert our compute investment into revenue-generating customer workloads, if we fail to raise additional capital on acceptable terms, or if we experience other adverse developments affecting our liquidity, we may be unable to satisfy these obligations. Any such failure could also result in defaults under our agreements, loss of access to critical resources, and reputational harm. In particular, a default under certain commercial agreements could trigger cross-default provisions under the credit agreement between us, the several

10 lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., dated as of May 14, 2025, as amended and restated in September 2026 (the “A&R Credit Agreement”), and certain of our outstanding convertible promissory notes, potentially resulting in the acceleration of substantially all of our outstanding, and any future, indebtedness. Such cross-defaults could set off a cascading series of adverse consequences, including the exercise of remedies by multiple creditors, the termination of key commercial arrangements, enforcement actions against our assets, and severe liquidity constraints. An acceleration of our indebtedness, combined with the loss of access to critical data center infrastructure, among other things, could impair our ability to train and deploy models, serve customers, and fund ongoing operations, which could have an adverse effect on our business, financial condition, and results of operations. For more information, see the sections titled “1.1.19 We have incurred significant indebtedness in order to operate and grow our business, including to fund our substantial compute commitments, and our ability to service this indebtedness may be constrained by our cash flows and liquidity.” and “1.1.20 We may not have the ability to raise the funds necessary to repay the principal and accrued interest of our outstanding convertible promissory notes or the A&R Credit Agreement in cash when required by the terms of the notes or the A&R Credit Agreement, as applicable, or at their maturity.” Additionally, the rapid pace of technological change across AI infrastructure, hardware, software, system architectures, and model development techniques means that compute secured today may become less efficient or economically attractive relative to future alternatives. We may find ourselves committed to using older-generation hardware and infrastructure while competitors gain access to more advanced systems, or we may be paying premium prices for resources that have declined in market value. These dynamics could adversely affect our cost structure and competitive position. Certain of our financing arrangements require us to enter into exclusive or preferential supply commitments with particular chip suppliers with respect to the compute financed pursuant to such arrangements. These commitments may limit our ability to shift procurement to alternative suppliers or newer chip architectures if our needs or the technology landscape evolve, potentially leaving us committed to platforms that are suboptimal for our actual workload requirements and reducing our ability to adjust our compute portfolio in response to changed circumstances. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 1.1.5 Constraints on the critical inputs supporting compute could limit our ability to secure adequate compute. The compute necessary for training and deploying frontier models depends on a supply chain with multiple potential points of constraint or failure. The availability, pricing, and lead times for compute are affected by the supply of advanced chips and other information technology (“IT”) equipment, the availability of sufficient electrical power and the infrastructure required to generate and deliver it, and the capacity of data center infrastructure. Each of these inputs faces significant constraints that may limit our ability to secure the compute we need. In addition, increasing demand for compute has contributed to, and may continue to contribute to, increases in the cost of such resources, which could limit our ability to invest in, develop, or deploy our models, platform, and applications at the pace we anticipate. Supply and Concentration of Chips, Memory, and Data Center Equipment The specialized chips required for AI workloads, particularly high-performance accelerators and memory, are produced by a limited number of manufacturers. The production of advanced chips is extraordinarily complex, requiring manufacturing processes at the leading edge of technological capability. The majority of the world’s most advanced chip manufacturing capacity is concentrated in Taiwan, primarily at Taiwan Semiconductor Manufacturing Company (“TSMC”). This geographic concentration creates significant risks, including exposure to natural disasters such as earthquakes and typhoons, potential disruption from geopolitical tensions between Taiwan and China, vulnerability to any interruption in Taiwan’s power grid, water supply, or other critical infrastructure, and susceptibility to developing trade regulations and restrictions. Any military conflict, tariffs and trade restrictions, economic coercion, blockade, natural disaster, or other incident affecting Taiwan could severely disrupt the global supply of advanced chips, with effects that could persist for years given the time required to construct and qualify alternative fabrication facilities. Efforts to establish sufficient advanced chip manufacturing capacity outside of Taiwan, including in the United States, remain in early stages and may not produce adequate compute to materially reduce these concentration risks within the foreseeable future. In addition, due to the demand for advanced chip manufacturing, TSMC has, at times, been unable to fully satisfy market demand for chip manufacturing capacity, and as a result, we have not always been able to obtain sufficient quantities of chips on a timely basis. Accordingly, any restrictions or delays on the supply of advanced chips out of Taiwan or TSMC would adversely affect our business, financial condition, and results of operations.

11 In addition, both high-bandwidth memory, which is a key component in high-performance accelerators, and other high- performance memory products used in compute infrastructure, are largely manufactured by SK hynix Inc., Samsung Electronics Co., and Micron Technology, Inc. Each of these manufacturers is working to expand its production capacity to meet demand. However, there is no guarantee that these efforts will result in adequate supply fast enough to meet demand, particularly if large customers or competitors secure exclusive supply commitments or otherwise reserve substantially all of a manufacturer’s available production capacity. The concentration and constraints in manufacturing supply expose us to the risk that manufacturers may make allocation decisions or strategic shifts that adversely affect our access to the advanced chips needed for our business. We also face risks that specialized chips may contain defects, or that their production or delivery may be delayed or disrupted, which, given long replacement lead times, could constrain available compute and adversely affect our operations and ability to scale. A meaningful portion of the components we and our partners rely on is sourced from or manufactured, outside of the United States, and new or increased tariffs, import restrictions, or trade disputes could delay deliveries, force supply-chain changes, or raise our costs, some of which we bear directly under pass-through arrangements. For more information, see the section titled “1.3.3 Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.” We also depend on third-party chip design and services companies for the design, manufacture, and support of certain custom accelerator platforms, as well as for related infrastructure financing arrangements. Disruption to these relationships, or any failure by these parties to deliver hardware or services on expected timelines and specifications, could adversely affect the availability, performance, or cost of accelerator platforms on which we rely. Data centers also require electrical, generation, and transmission equipment, cooling systems, backup generators, and networking hardware, some of which are made by only a few manufacturers, must be ordered years in advance, and require substantial pre-delivery payments that we may not recover if our plans change. In addition, certain equipment, such as high-voltage transformers, switchgear, turbines, generators, substations, and transmission components, has been subject to extended delivery timelines, price increases, tariffs and national security requirements, and allocation constraints as demand from data center operators and other large electricity consumers has grown. If such equipment is delayed or unavailable, we may be able to replace it only at higher prices or under less favorable long-term commitments. In order to secure near-term access to compute, we may also elect, or be required, to procure long-lead- time generation and electrical equipment at prices above prevailing market rates on the expectation that it can be deployed on an accelerated timeline to unlock capacity in the near term. Realizing the benefit of paying such prices depends on the timely and successful engineering, procurement, and construction of the associated facilities, which requires specialized expertise that is currently in short supply and involves significant execution risk. Delays, cost overruns, or failure to secure energy on the anticipated schedule could mean that we do not obtain the energy and capacity for which we paid such prices. In some cases, these arrangements also depend on a developer or other counterparty agreeing to purchase the equipment at such prices, finance such purchase, and recover those costs and associated financing costs from us over time, and we may bear these costs even if the underlying capacity is delayed or never realized. Our equipment supply framework agreements and similar arrangements may expose us to further risks, including minimum purchase or take-or-pay commitments, price escalation, and obligations that we are unable to align with our actual deployment needs. Additionally, the U.S. government has imposed and may continue to impose export controls restricting the sale of advanced chips and chip manufacturing equipment to certain countries, including China. These restrictions have affected global chip and related equipment supply allocation, and future changes in export control policy could affect the availability or pricing of the compute resources on which we rely. Future export controls could be more restrictive, for example, by placing restrictions on the countries in which advanced chips may be installed or in which model weights may be stored, which could limit where we or our partners are able to build data centers, constrain our international expansion, or increase our costs. Electrical Power and Fuel Constraints The operation of data centers at the scale required for frontier model development and deployment consumes substantial quantities of electrical power. The availability of sufficient electrical power has emerged as a significant constraint on data center development and expansion in many geographies, including the United States. Electric grid infrastructure in the United States and other countries was not designed to accommodate the rapid increase in demand associated with AI development, and the lead times required to build new generation capacity, transmission infrastructure, and grid interconnections can extend for years. Demand on electric grid infrastructure is also increasing as a result of the increased electrification of homes, vehicles, and industry, and this growing demand is occurring at a

12 time when power generation capacity additions, transmission expansion, and grid modernization efforts have not kept pace and certain existing generation resources are being retired, all of which has contributed to higher electricity prices and longer interconnection timelines in certain regions. We have publicly committed to covering the cost of electricity price increases to consumers caused by our data centers, including both the cost of electricity itself and the infrastructure necessary to deliver it. Our access to electrical power also depends on our ability, and the ability of the third parties on which we rely for the construction, management, and operation of our data center facilities, to negotiate and maintain contracts with utility providers and grid operators and to obtain approvals from public utility commissions and other regulators. These parties may be unable or unwilling to approve, or may condition or delay, the connections, capacity expansions, special or negotiated rate arrangements, and infrastructure investments necessary to support data center growth, or may grant them only at costs that limit the economic efficiency and viability of certain facilities, such as by requiring us to bear grid upgrade or interconnection costs beyond those attributable to serving our facilities—representing a larger share of costs than is required under existing or prior regulatory constructs. Interconnection queues for large new electricity loads have also lengthened substantially in many regions, which could delay or limit our access to grid power. Utility providers and regulators may also reallocate previously committed capacity that our data center facilities may require. In many jurisdictions, a single utility provider has substantial control over the terms, timing, and cost of the service and infrastructure necessary to power our data center facilities. The commercial and regulatory priorities of utility providers may differ from ours, including with respect to which infrastructure investments are made, how their costs are allocated, and whether alternative or self-supplied generation arrangements are permitted and on what conditions. Utility providers and other stakeholders may also seek regulatory or legislative measures affecting large electricity loads, self- supply, or alternative power generation arrangements. The outcomes of our negotiations and regulatory proceedings involving utilities are uncertain, and unfavorable results could increase our costs, delay our projects, or limit the alternatives available to us. More broadly, regulatory proceedings relating to cost allocation, rate design, and the treatment of large electricity loads are ongoing in numerous jurisdictions, and adverse outcomes, changes in policy, or the imposition of new tariffs, surcharges, or curtailment obligations applicable to data centers could increase our costs or limit our access to electrical power. In addition, the construction of the generation and transmission infrastructure on which we depend is itself capital- intensive and exposed to labor shortages, supply chain disruptions, permitting delays, changes in interest rates, tariffs, other cost overruns, and financing constraints. The significant and increasing capital required to fund these generation, transmission, and related infrastructure investments, whether incurred by us, our utility and energy supply providers, or our data center development partners, is sensitive to prevailing interest rates and the availability of debt or equity financing on acceptable terms. Any inability of our partners to access capital when needed, and the limitations, cost, and competition for such capital, could increase the cost of the power on which we depend, delay or halt projects, or render certain facilities commercially unviable, and under certain of our arrangements, we bear these financing and capital costs directly or on a pass-through basis. Furthermore, newer sources of generation, such as solar, wind, battery storage, nuclear, and geothermal power, may not be available in the quantities or on the timelines we require, or may be available only at higher cost. Our facilities separately depend on access to reliable water for cooling, which in some regions is scarce, subject to use restrictions, or increasingly costly. Any of the foregoing could adversely affect the availability of the power or water we require, increase our costs, or limit our ability to develop, expand, or operate our data center facilities, which could adversely affect our business, financial condition, and results of operations. Competition for access to electrical supply and data center locations with adequate power availability is intense, and we compete for such access with well-capitalized CSPs, some of which produce and develop competing AI models, cryptocurrency mining operations, and other large-scale electricity consumers. In addition to, or sometimes in lieu of, grid-based electricity, an increasing share of data centers are being developed with dedicated on-site power generation capacity that supplies electricity directly to the facility independent of any utility-operated electric grid. The reliability of such off-grid power generation solutions varies by the underlying technology, the equipment used, and the operator and will reflect site-by-site operational and environmental profiles. Development of this new capacity in turn requires power generation and electrical infrastructure that are themselves subject to supply challenges and operational complexity. For example, certain of our planned data center facilities rely on dedicated on-site natural gas-fired generation, which exposes us to fuel price volatility and supply disruptions that are outside of our control and for which we bear the cost on a pass-through basis. These facilities are also subject to constraints on pipeline capacity and firm fuel transportation necessary to deliver natural gas. As data center operators increasingly rely on natural gas-fired generation, and because behind-the-meter and on-site arrangements are feasible only in some jurisdictions given the applicable regulatory frameworks, we expect increased competition among users for the same natural gas supply and pipeline capacity in those areas. This competition could drive up the price of natural gas in such areas and may adversely

13 affect our ability to contract for firm fuel supply and transportation and to secure the pipeline connections and laterals our facilities require. These dynamics present several related risks. We may be unable to secure firm gas supply and transportation during the development of a facility, causing a planned site to be delayed or abandoned; we may face fuel supply or delivery disruptions once a facility is operating; and because our arrangements generally provide for fuel and related costs to be borne by us on a pass-through basis without cost caps, we remain exposed to increases in the cost of natural gas and its transportation. More broadly, the cost of electricity is subject to significant variability that is largely outside of our control, as wholesale electricity prices fluctuate with changing supply and demand, weather, fuel prices, tariffs or surcharges, and grid stress, and can rise sharply during periods of peak demand or constrained supply, and such increases in energy costs could adversely affect our results of operations. In some regions, including certain regions where we have contracted compute commitments, data center development has prompted public controversy and regulatory scrutiny regarding environmental impact, land and water use, and the allocation of limited power resources. For example, if our efforts to secure electrical power are perceived to affect other utility customers and the broader grid, regulators may impose conditions, standby charges, or other requirements intended to address such impacts. More broadly, our access to electrical power is subject to an evolving regulatory framework characterized by complexity, jurisdictional overlap, and rules that were largely designed around service by incumbent utility providers and existing generation arrangements and that may not readily accommodate new entrants or alternative approaches, which can result in significant delay or prevent the development of the generation we require. Grid-tied electrical supply, for instance, is subject to the jurisdiction of federal and state energy regulators, regional grid operators, and public utility commissions, while behind-the-meter and on-site generation is subject to a distinct set of exclusive service franchise protections, permitting, environmental, air quality, interconnection, and siting requirements. In addition, environmental standards applicable to power generation continue to evolve, including as a result of changing governmental priorities and shifting public and political views regarding climate change and the appropriate treatment of various power generation sources. Any failure to secure access to adequate electrical power, any legal, regulatory, or other administrative action or change limiting the availability of electricity, or any significant increase in energy or compliance costs, could adversely affect our cost structure and limit our ability to scale our compute infrastructure, develop and deploy our models, and service our customers. We have also made, and may in the future make, voluntary commitments to offset the impact of our data center energy consumption on local communities and electricity ratepayers, including commitments to cover grid infrastructure upgrade costs, procure new power generation to match our energy needs, invest in curtailment systems to reduce strain on the grid during peak demand periods, and address environmental impacts. These commitments have increased, and we expect will continue to increase, our operating costs. Moreover, we believe this is part of a broader emerging trend in the AI industry, and such commitments, or similar obligations, may become increasingly standard or required, which could further increase our costs. In addition, the physical effects of climate change may increase our operating costs over time, as higher average temperatures can increase the power consumption and water usage required to cool equipment at the facilities on which we depend. Data Center Infrastructure Even where chips and electrical power are available, the development of data center facilities requires substantial time, capital, and specialized expertise. Data center construction involves lengthy permitting processes, complex supply chains for specialized equipment, and significant lead times for the installation and commissioning of cooling systems, electrical infrastructure, and networking equipment. Labor shortages, including shortages of, and competition for, electricians, facility technicians, and other skilled tradespeople, supply chain disruptions, permitting delays, and other factors can extend construction timelines and increase costs. Further, given data center development projects require significant advance capital commitments with dedicated end users, we have in some cases relied, and expect to continue to rely, on arrangements for financing or with partners who guarantee the lease obligations to support the development of data center capacity that is expected to host such partner’s chips or computing infrastructure. In addition, there are a limited number of qualified third-party vendors with the expertise we require and that support the particular infrastructure we wish to implement. Accordingly, we rely on this limited number of third parties for the construction, management, and operation of certain of our data center facilities, some of which have limited operating history or may have less experience operating data center infrastructure at the scale and complexity our operations require. In certain cases, these third-party operators are trained or supervised by our chip partners to manage facilities on our behalf but are not affiliates of those partners and may not have the same depth of expertise, operational resilience, or resources. Any failure by these third-party operators to perform as expected could disrupt our access to compute. In addition, safety or environmental incidents at facilities built or operated for us, whatever their cause, could expose us to claims, fines, or suspensions of construction or operations, the costs of which we may bear. We also depend on an extended

14 network of suppliers, builders, and facility operators. If any of them engage in practices that are unsafe, unlawful, or contrary to the labor, human rights, environmental, or other standards we or our partners require, we could face legal liability, lose the ability to use affected suppliers or facilities, and suffer harm to our reputation, even where we did not direct or know of the conduct. Our collective data center infrastructure is currently concentrated primarily in the United States, which exposes us to risks associated with regional regulatory changes, power grid constraints or failures, disruptions to network connectivity between facilities, natural disasters, physical attacks—including those motivated by geopolitical events, opposition to AI, and opposition to data center development—and other disruptions that could affect multiple facilities. Certain state, local, and municipal jurisdictions in the United States are also considering or have approved moratoriums on new data center construction, citing public health, safety, and environmental concerns. Such jurisdictions and other regulators, grid operators, or utilities may also adopt other measures that subject users of large electricity loads, including data centers, to curtailment, interruptions, forced reductions, disconnection, or other restrictions during periods of grid stress, whether through changes in law or policy, market or reliability constraints, limits on transmission and distribution infrastructure, or a preference for protecting other utility customers and the broader grid. New large loads on the electric grid may be increasingly subject to mandatory curtailment in regions where there is insufficient grid- connected power generation to reliably supply existing and new electricity loads. For example, states such as New York and Texas have recently moved to regulate large-scale data centers, whether by pausing state permitting for new large facilities, as New York has, or by subjecting large electricity loads to curtailment or disconnection during grid emergencies, as Texas has. Such moratoriums, or similar actions, could delay or prevent the construction or expansion of facilities on which we depend for compute. Opposition to data center development has also become more organized and coordinated across jurisdictions, and our public profile may draw particular attention to projects associated with us. The loss of, or a significant disruption at, any major facility may not be readily absorbed by our remaining or future infrastructure. We are expanding our data center capacity internationally as part of our efforts to diversify our infrastructure footprint and reduce concentration risks associated with operating a significant portion of our compute infrastructure in the United States and to support our international growth strategy, including by entering into letters of intent and negotiating lease and related agreements for data center facilities in multiple non-U.S. jurisdictions, which exposes us to additional risks related to foreign regulatory requirements and approvals, data sovereignty and localization laws, governmental access or assistance requirements, cross-border data transfer restrictions, foreign tax regimes, and increased operational complexity. Our ability to enter into definitive agreements for data center capacity and operations in non-U.S. jurisdictions depends on the timely formation, registration, and receipt of governmental approval of local subsidiaries, as well as the establishment of local banking arrangements, and any delay or failure in completing these steps could delay or prevent us from mitigating our infrastructure concentration risks, executing our international growth strategy, securing planned compute capacity, or could result in substantial additional taxes, penalties, or other liabilities. In addition, regulatory, legal, and other constraints in many jurisdictions may limit the locations in which we can practically site or contract for data center capacity, which could constrain our ability to diversify our infrastructure footprint as quickly or as broadly as we currently intend. We and our principal competitors rely on substantially similar inputs to develop and deploy frontier models, including advanced chips sourced from a small number of suppliers and data center capacity and compute obtained from CSPs and other third parties. As we and our competitors increasingly pursue vertical integration, the basis of competition could shift over time to encompass not only which company can develop the most capable models, but also which company can develop the best underlying components. Our future competitiveness may depend in part on our ability to successfully develop vertically integrated compute infrastructure on competitive terms and timelines, and there can be no assurance that we will be able to do so. Our competitors may be better positioned, or may invest greater efforts, to vertically integrate across the compute supply chain, including through proprietary chip design, fabrication, ownership or long-term control of data center infrastructure, access to dedicated power generation assets, exclusive supply arrangements with hardware manufacturers, or by securing the limited sites suitable for large-scale data center development ahead of us. Competitors that succeed in controlling a greater share of these supply chain layers may be able to secure compute at greater scale, lower cost, or with greater reliability than we can, particularly during periods of high demand or supply constraint, when captive supply relationships may confer certain advantages over participants that depend on third-party providers. Such competitors may also develop proprietary hardware-software co-designs that optimize compute efficiency for their specific model architectures, which could compound any capability gap across successive model versions. While we are pursuing initiatives to develop dedicated data center infrastructure, there can be no assurance that these efforts will be completed on the timelines or at the costs we anticipate, or that they will be sufficient to offset any structural advantages that vertically integrated competitors may achieve. Competitors that succeed in these efforts may be better positioned to remain at the frontier of AI regardless of broader market constraints.

15 Natural hazards, extreme weather, or other disruptions affecting the regions where these inputs are produced or where our facilities are located could further constrain the availability of chips, power, water, or data center capacity on which we depend. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 1.1.6 We are highly dependent on the continued service of our co-founders, senior management team, and key technical employees, and the loss of any of these individuals may adversely affect our business, financial condition, and results of operations. We are highly dependent on the continued service of our Chief Executive Officer, President, co-founders, senior management team, and key technical team. In particular, our Chief Executive Officer and President are critical to setting our strategic direction, advancing our research agenda, shaping our safety and governance frameworks, and generally advancing our mission, and we believe that their leadership would be difficult to replace. If either were to become unavailable for any reason, or if either of their reputations were significantly harmed, regardless of merit, there could be an adverse impact on our operations and competitive position, employee morale, employee retention, pace of innovation, customer and partner confidence in our company, our brand and reputation, and our long-term strategic objectives. Further, the loss of key personnel, including members of our founding team and senior management team, and key engineering, research, product development, marketing, and sales personnel, could also disrupt our operations and have an adverse effect on our business. Many of our key personnel, particularly within our technical and research teams, are strongly motivated by our mission and the opportunity to work on addressing specific problems within the AI landscape. To the extent that their interests evolve, they seek to pursue different technical challenges or areas of focus, or they are drawn to other organizations or initiatives that they perceive as better aligned with their personal beliefs or professional objectives, we may face increased difficulty retaining such personnel. This risk may be heightened as we continue to scale and mature as an organization, which may change the nature of the work environment, priorities, or perceived mission alignment for certain personnel, including personnel who may conclude that the objectives that drew them to us have been substantially achieved. In addition, under certain of our agreements with suppliers, the loss of certain key personnel could accelerate our obligations or otherwise trigger adverse consequences under such agreements. If we are unable to retain key personnel, or if we fail to conduct effective succession planning and find suitable replacements for any losses of such key personnel in a timely manner and on competitive terms, we could experience declines in sales, delays in research and development, and harm to our business and operations. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 1.1.7 We may require additional capital to meet our substantial ongoing obligations and support our business growth, and our ability to generate sufficient revenue and secure additional capital on acceptable terms is critical to our continued operations and competitive position. Our business model requires substantial and increasing capital to support our ability to remain competitive and to stay at the frontier of AI. We intend to continue to make significant financial investments to support our business growth and may require additional funds to acquire sufficient compute and respond to business challenges, including expenditures to create, maintain, upgrade, and enhance our models, platform, and applications, including costs related to investments in infrastructure, human capital, office expansion, and data assets. In addition, we may use a portion of our cash to satisfy tax withholding and remittance obligations related to outstanding restricted stock units (“RSUs”) and equity awards that we grant in the future. In addition, to date we have financed our compute primarily under arrangements with CSPs, with costs recognized as compute is made available to us. We may in the future finance a greater portion of our compute on an upfront basis, including through finance leases, prepayments, debt-financed purchases of equipment, or similar arrangements. If we were to do so, we may incur significant cash outflows in advance of compute availability or related revenue, which could increase demands on our cash flows and liquidity and our need to raise additional capital. Such arrangements could also increase our capital intensity and alter our cash-flow profile. Accordingly, it is critical that we maintain strong revenue growth, grow revenue efficiently relative to our committed compute, infrastructure, and personnel costs, and manage our cash flows effectively. To the extent that such efforts are insufficient to meet our capital needs, we may need to obtain additional capital through equity or debt financings. If we raise additional funds through future issuances of equity, equity-linked securities, or convertible debt securities, our existing stockholders could suffer dilution, and any new securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Further, the conversion of our outstanding convertible securities will cause additional dilution to our existing stockholders. Any debt financing that we may secure in the future may involve

16 restrictive covenants relating to our capital raising activities and other financial and operational matters, potentially making it more difficult for us to obtain additional capital and to pursue business opportunities. In addition, our ability to draw amounts under certain of our note purchase agreements (“NPAs”) is not guaranteed and is subject to the satisfaction of specified conditions. In particular, our ability to access additional amounts under certain of these facilities depends on our achievement of certain revenue performance targets and/or the ability of third parties to deliver additional compute to us. While we have historically surpassed all such revenue performance targets, there can be no assurance that revenue will continue to exceed these thresholds at all times in the future. If these conditions are not satisfied, we may be unable to draw additional amounts under the applicable NPA, which could adversely affect our cash flows and liquidity. We may not be able to obtain additional financing on terms favorable to us, if at all. We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans, and operating performance and the condition of the capital markets at the time we seek financing. The equity and debt markets may experience extreme volatility and disruption from time to time, which could result in higher credit spreads in such markets and higher funding costs for us. If we are unable to generate sufficient revenue growth or obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, scale our infrastructure, develop new models, platform, and applications, enhance our existing models, platform, and applications, and respond to business challenges may be impaired, and our business, financial condition, and results of operations may be adversely affected. 1.1.8 Our company culture has contributed to our success and, if we cannot maintain this culture as we grow, our business could be adversely affected. We believe that our company culture is a critical component of our success. We are a mission-driven company and our culture reflects a strong emphasis on our company purpose, which is the responsible development and maintenance of advanced AI for the long-term benefit of humanity (the “Company Purpose”). Our ability to continue to cultivate and maintain this culture is essential to our growth and continued success. We face a number of challenges associated with our commitment to our company culture, including: • the need to identify, attract, reward, and retain people in leadership positions in our organization who share and further our culture, values, and mission; • the increasing size and geographic diversity of our workforce, and our ability to promote a uniform and consistent culture across all of our offices and employees; • internal and external perceptions about our mission, values, commitment to safety, and uses of our models, platform, and applications; • engagement with government policymakers on issues that resonate differently across our workforce; • competitive pressures to move in directions that may divert us from our mission and values; • the rigorous, values-driven standards we apply in hiring and decision-making, which may slow the pace at which we can scale our workforce or expand our operations relative to competitors; • the continued challenges of a rapidly evolving industry; • the increased scrutiny and expectations associated with operating as a public company; and • the need to balance our long-term, mission-driven objectives with shorter-term financial performance expectations, which may create internal tension and challenge our ability to consistently reinforce our cultural values and mission across teams and leadership. Our mission-driven culture is one of our core characteristics that helps us to attract and retain key personnel and differentiates us in the market. If we are unable to maintain our culture, as well as balance our commitment to maintaining our culture with the demands of rapid growth, competition, and operating as a public company, our employee morale, engagement, and retention could suffer, requiring us to incur additional costs or adopt alternative recruiting strategies, which could adversely affect our business, financial condition, and results of operations. 1.1.9 We face intense competition, and if we are unable to compete effectively, our business, financial condition, and results of operations could be adversely affected. The market for AI models, platforms, and applications is rapidly evolving, intensely competitive, and subject to frequent and significant changes in technology, evolving customer requirements and expectations, shifting industry standards,

17 regulatory developments, new market entrants, and new models, platforms, and applications. We face competition from a wide range of companies across multiple categories. We compete directly with companies developing frontier models for third-party software developers and enterprises. Our primary competitors in this category include Alphabet Inc. (together with its affiliates, “Google”) and OpenAI Group PBC (“OpenAI”). These competitors are developing increasingly capable AI systems and compete with us for customers, talent, compute, and strategic partnerships. Many have substantially greater financial, technical, and marketing resources than we do, their own or greater access to sources of compute, longer operating histories, greater brand recognition, and established relationships with current and potential customers and partners, which facilitates their ability to integrate their models into first-party applications sold directly to businesses. We also compete with a broader set of model providers operating at or below the frontier, including large companies, specialized AI labs, and a growing range of other open-weight or open-source (shared weights, training data, and code) models released by international and domestic organizations. Such providers compete for a growing range of enterprise workloads that prioritize cost efficiency over intelligence. In particular, certain large companies compete through proprietary AI models, integrated AI capabilities in existing products, and control of cloud infrastructure and distribution channels. Some of these companies also have substantially greater financial, technical, and marketing resources than we do, their own or greater access to sources of compute, longer operating histories, greater brand recognition, and established relationships with current and potential customers and partners. In addition, some have substantially broader and more diverse product and service offerings and may be able to leverage existing relationships with distribution partners and customers to gain business in ways that discourage customers from purchasing our models, platform, and applications. For example, competitors may bundle AI capabilities with other products, integrate AI functionality into products that customers already use, offer closed technology platforms that lock customers into their ecosystems, sell products at zero or negative margins to gain market share, or use their substantial financial resources to subsidize the cost of AI models, platforms, and applications. Customers may prefer to purchase from existing vendors with which they have established relationships, even if our models, platform, and applications offer superior features or performance. Further, large companies that are currently our customers may choose to develop their own AI capabilities internally rather than purchase our models, platform, and applications. Specialized AI labs, on the other hand, are competitive due to their ability to offer specific AI applications and differentiated business models. These companies can move quickly, attract top talent, develop novel approaches, platforms, or business models that disrupt existing competitive dynamics, and introduce technologies or products with greater performance or functionality, lower cost, ease of implementation, or other advantages. Some competitors or customers may have access to proprietary datasets, distribution channels, or domain-specific expertise that we do not possess, or new competitors may emerge that address particular industries or use cases more effectively than our models, platform, and applications, which could enable them to develop more specialized or higher-performing AI systems. In addition, competitors, customers, or other third parties have attempted in the past and will likely continue to attempt to replicate, distill, extract, or otherwise derive the functionality or capabilities of our models through permitted or impermissible means including through our research previews. These actions could reduce the technological differentiation of our offerings; enable the development of competing products at lower cost, with reduced research and development investment, or that replicate our models without safety controls or safeguards that were incorporated in our versions; implicate national security concerns or strain geopolitical tensions; and intensify competitive pressures. In addition, efforts to prevent or mitigate model replication, distillation, or other forms of extraction may require us to modify our models, platform, and applications, limit features or use cases, or implement technical safeguards that could reduce the usability or attractiveness of our offerings, slow adoption, and adversely affect customer demand and revenue. More broadly, as AI models are increasingly used to develop other AI models, the knowledge and techniques required to build frontier models may become more widely available over time, including through distillation, unauthorized access to or theft of model weights, or the diffusion of AI-assisted research and development capabilities across the industry. If the ability to develop highly capable models becomes more broadly available, our technological differentiation could erode and competition could increasingly depend on access to large- scale compute rather than on model development capability. In such an environment, access to sufficient compute on economical terms could become the primary constraint on our ability to train and serve competitive models, and our business, competitive position, and results of operations could be adversely affected if we are unable to secure compute at the scale or cost or on the timeline we require. Additionally, open-weight or open-source AI models may capture a portion of the market for certain use cases, which could exert pricing pressure on our offerings or lead certain customers to adopt open-source alternatives for those use cases.

18 A significant portion of our customer base consists of startups and technology-oriented enterprises that may be more sensitive to adverse macroeconomic conditions and may reduce or delay spending during a downturn. Because our cost structure limits our ability to rapidly adjust spending, a sustained economic downturn could disproportionately disadvantage us relative to larger, better-capitalized competitors. Such competitors may be better positioned to absorb or withstand adverse economic conditions or reductions in customer technology spending due to their greater financial resources, diversified product offerings and customer bases, and more stable revenue streams. It could also disadvantage us relative to smaller startups with leaner cost structures, lower fixed overhead, and fewer long-term contractual commitments that could help enable them to adjust spending more rapidly than we can. As a result, competitive pressures on our business could intensify, which could adversely affect our business, financial condition, and results of operations. If we are unable to differentiate our models, platform, and applications from competing offerings through enhanced functionality, superior performance, better safety features and reliability, lower cost, or other factors, demand for our models, platform, and applications may decline. The rapid pace of technological change in AI means that models, platforms, and applications can quickly become outdated. We must continuously invest in research and development to maintain our competitive position, but there is no guarantee that our investments will result in models, platforms, and applications that customers prefer over competing alternatives. Moreover, we are first and foremost a research lab, and our strategy prioritizes frontier research and model capability. We believe the advancing intelligence and capabilities of our models are the principal drivers of their adoption, and we have historically prioritized research and model development rather than new products and applications or sales and marketing. This approach assumes that model capability will continue to be a meaningful source of competitive differentiation. However, as the AI industry matures, the degree of differentiation among advanced AI models may narrow. This convergence may result from factors such as overlapping or similarly sourced training data, the widespread adoption of comparable model architectures, training techniques, and optimization methods, shared access to computing infrastructure, and the rapid dissemination of research advances across the industry. To the extent competitors are able to achieve comparable model capabilities with lower development or deployment costs, our ability to differentiate our models, platform, and applications on the basis of performance, functionality, or cost may be diminished. If differentiation among advanced models narrows, or if customers increasingly select AI providers on the basis of application features, user experience, distribution, integration into products they already use, or the strength of a sales organization rather than model capability, competitors that have invested more heavily than we have in those areas could be better positioned than we are. Responding to such a shift could require us to increase our investment in product development and sales and marketing substantially beyond our current plans, which could take longer or cost more than we anticipate and could reduce the compute and other resources available for frontier research, and we may not be able to execute such a shift quickly or effectively. See also the section titled “1.1.34 We have a limited history under our current go-to-market strategy, and our efforts to scale and evolve our customer acquisition, engagement, and retention model may not be successful.” If we are unable to compete successfully, our business, financial condition, and results of operations could be adversely affected. 1.1.10 If we fail to attract new customers, retain existing customers, or expand usage of our models, platform, and applications, our business, financial condition, and results of operations could be adversely affected. Our future growth depends on our ability to attract new customers, retain existing customers, and expand sales within our existing customer base. We face significant challenges in each of these areas, and failure to execute on our customer acquisition and retention strategies could adversely affect our business, financial condition, and results of operations. We must continue to attract new customers in a cost-effective manner. Potential customers may not understand the benefits of our models, platform, and applications or may be unable to justify the investment in our models, platform, and applications, particularly as existing competitors continue to enhance their offerings, improve performance, expand functionality, or reduce costs. Our ability to demonstrate differentiated value to potential customers may become more difficult as this competition intensifies, or as large technology companies bundle AI capabilities into existing products. If we continue to focus on enterprise customers, we may face longer sales cycles that demand significant upfront investment in enterprise sales teams and customer service. These sales efforts are costly and may not result in customer conversion. Even if we successfully attract new customers, we face significant challenges in retaining them. Many of our customer contracts allow customers to reduce usage or terminate with limited or no notice. Customers are not obligated to renew their subscriptions or contracts with us. Customer retention and usage levels may decline due to a number of factors, including:

19 • dissatisfaction with the performance, reliability, safety, or accuracy of our AI models; • availability of competitive alternatives; • customers developing their own AI capabilities internally; • our models, platform, and applications reducing demand for our customers’ offerings or causing disruptions to their businesses, which could lead to reduced usage or customer attrition; • changes in customer budgets or strategic priorities regarding AI investment; • concerns about data privacy, security, or our data handling practices; • negative publicity regarding AI generally or our business specifically; • changes in the regulatory and legal landscape surrounding AI and our models, platform, and applications in particular; • pricing changes or perception that our pricing is not competitive; and • general economic conditions or industry-specific downturns affecting our customers. Our ability to retain customers and drive expansion also depends on our continued investment in product development. The process of developing products and incorporating new technologies is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends and opportunities, we may not be able to compete effectively and our business and ability to generate revenue could be adversely affected. As AI technology evolves rapidly, customers may perceive our models, platform, and applications as becoming outdated or may expect continuous improvements to model performance and capabilities. Even minor degradations in model performance or increases in response latency could cause customers to reduce usage or switch to competitors. If we are unable to retain existing customers or if our customers do not maintain their usage levels, our revenue and growth could be adversely affected. For additional discussion on product development, see the section titled “1.1.2 Our success depends in large part on our ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect our business.” Some of our enterprise customers may have the financial resources, technical capabilities, and access to the talent and compute necessary to develop and deploy proprietary AI models, and may reduce or cease usage of our models, platform, and applications as their internal AI capabilities mature, even where they initially adopted our offerings as a foundation for their AI strategy. If these customers were to reduce or cease usage of our models, platform, and applications, our revenue and growth could be adversely affected. In addition to retaining customers, our growth strategy depends in part on expanding usage within our existing customer base by increasing usage volumes, selling additional capabilities, and expanding adoption across departments and use cases within customer organizations. However, customers may not expand their usage for a variety of reasons, including satisfaction with current usage levels, budget constraints, technical challenges in integrating our models, platform, and applications more broadly within their organizations, or preference for multi-vendor AI strategies in order to limit dependence on any single provider. Due to our consumption-based pricing model, customers may reduce or cease usage at any point within a given period due to budget or internal procurement constraints, organizational spending controls, or other factors unrelated to the quality or performance of our models, platform, and applications, and may not resume usage until a new budget period commences or additional spend is approved, even where demand for our models, platform, and applications remains strong. As a result, our revenue could be lower or more variable than anticipated and this effect may be particularly pronounced among customers experiencing rapid growth in their usage of AI. If we increase sales and marketing expenditures to accelerate customer acquisition without achieving proportional revenue growth and if we cannot attract new customers, retain existing customers, expand within our customer base, or accomplish these objectives in a cost-effective manner or timely manner, our revenue growth will decline and our business, financial condition, and results of operations will be adversely affected. 1.1.11 If the market for our models, platform, and applications develops more slowly than we expect or declines, our growth may slow or stall, and our business, financial condition, and results of operations could be adversely affected. The market for AI technologies, including frontier models, platforms, and applications, has grown rapidly in recent years2, but is still relatively nascent and evolving rapidly, and it is uncertain whether the market for such AI technologies 2 Source: IDC, AI Economic Impact: Impact of AI on Workforce Transformation, Productivity, and the Global Economy, March 2026.

20 will achieve or sustain widespread adoption at the pace or to the extent we expect. Our ability to generate revenue and achieve sustainable growth depends in significant part on the extent to which enterprises, software developers, and other users adopt AI technologies, integrate them into existing workflows, expand usage over time, and are willing to pay for our models, platform, and applications at levels that support durable economic value at scale. Market adoption may be slower than anticipated due to factors such as uncertainty regarding the cost, performance, reliability, and perceived value of AI solutions; increased regulation; concerns about security, privacy, legal and regulatory compliance, or ethical considerations; technological challenges; level of effort and expense associated with integration efforts; competition from alternative or emerging technologies; the availability or adoption of complementary infrastructure and workflows; or reductions in corporate spending due to macroeconomic conditions. Moreover, demand for frontier models may decline if customers determine that less advanced, lower-cost models are sufficient for their particular use cases. As AI capabilities improve across the industry and a broader range of models becomes available, customers may conclude that incremental performance gains at the frontier do not justify the additional cost, and may migrate toward smaller, cheaper, or open-source alternatives that adequately address their needs. If we are unable to demonstrate sufficient differentiated value from our frontier models relative to less capable alternatives, our revenue and growth could be adversely affected, even in a market where overall AI adoption continues to grow. Further, while AI adoption may continue or accelerate in certain areas, the long-term trajectory of this technological trend is uncertain, and market understanding, acceptance, and valuation of AI-enabled models, platforms, and applications may be inaccurate or change over time and adoption may occur unevenly across industries, geographies, and customer types. If growth in the AI market does not translate into sustained customer demand for our offerings, expanded usage, and increased revenue, or if anticipated use cases fail to materialize, our prospects, business, financial condition, and results of operations could be adversely affected. 1.1.12 The political environment and our engagement with policymakers and public positions on AI regulation and safety could subject us to heightened scrutiny, political backlash, or disproportionate regulatory action. Our commitment to responsible and safe AI development includes active engagement with policymakers, regulators, and other stakeholders regarding the development of AI-related laws, regulations, and standards. We have participated in, and will likely continue to participate in, political processes, including through contributions, advocacy, or support of political organizations. In addition, our executives and other representatives have publicly expressed and may in the future publicly express views on AI policy, regulation, safety, and related social or political issues. As a result, we have experienced, and may continue to experience, increased visibility and may continue to be subject to heightened scrutiny or the risk of being disproportionately or selectively targeted by particular governmental bodies, even where similarly situated companies are not, including through investigations or enforcement actions, the imposition or selective application of regulatory, licensing, or permitting requirements, adverse treatment in government procurement or provision of security clearances, or targeted immigration or visa actions affecting our personnel. As part of our political engagement, we have advocated for, and will likely continue to advocate for, regulatory approaches or industry standards that we believe promote the safe and responsible development of AI but that could increase our compliance burdens, limit our product development or deployment flexibility, or otherwise slow our growth relative to competitors. Our public positions, stated values, policy advocacy, or statements by our executives have attracted, and may continue to attract, criticism from influential political figures, industry participants, regulators, or other third parties, particularly in politically sensitive or polarized environments, which could shape public narratives or regulatory perceptions of our business in ways that are unfavorable to us. For example, public statements by us or other industry participants regarding the safety of frontier model development have been cited by governmental actors to support litigation or regulatory claims, including requests for injunctive relief restricting model development, and could be cited in future proceedings involving us. Such scrutiny or backlash could result in reputational harm, increased compliance or operating costs, investigations, enforcement actions, or restrictions on our operations, any of which could adversely affect our business, financial condition, and results of operations. 1.1.13 If the use of our AI models results in harm, whether through use by malicious actors or misuse by other third parties, or if our model guardrails or safeguards fail to prevent such misuse, our reputation and brand, business, financial condition, and results of operations could be adversely affected. While our AI models are designed to comply with our AI safety and usage guidelines and be broadly safe, ethical, and helpful, and while we have implemented safety measures intended to anticipate, identify, and mitigate potential harmful uses, such measures are incomplete, may be outdated in light of evolving threat models, or may fail to identify or prevent all potential misuse of our models, and our models have been, and may continue to be, misused or manipulated to produce harmful outputs or carry out harmful actions. Malicious actors have used, and may continue to develop novel

21 or more sophisticated methods to use, our models in ways that violate our usage policy or seek to circumvent our model guardrails or safeguards through techniques such as prompt injection, adversarial inputs, or other methods, and use our models to engage in harmful activities, including developing weapons, generating fraudulent or misleading content, conducting cyberattacks, perpetrating acts of violence, or otherwise engaging in activities that would be prohibited under our usage policy or in violation of applicable law. Our customer onboarding diligence varies by access channel, and we do not and in certain situations cannot uniformly verify the identity of those who access our models or of our customers’ end users, which may limit our ability to prevent access or recidivism by malicious actors or to enforce our usage policy or other policies. Moreover, our safety and security controls, including automated classifiers and monitoring systems, depend on complex internal configurations that have failed, been misconfigured, or been inadvertently disabled, and may do so again in the future without our timely detection. Any undetected failure of our safety controls could permit misuse that our safeguards are designed to prevent, and could result in real-world harm, legal liability, regulatory or enforcement action, loss of customer trust, and reputational harm, any of which could adversely affect our business, financial condition, and results of operations. In particular, our most capable models have demonstrated, and future models are expected to demonstrate, capabilities that could provide meaningful assistance to malicious actors seeking to develop chemical, biological, or other dangerous weapons. We deploy technical safeguards, including automated classifiers, specifically intended to detect and block these categories of misuse, but such safeguards are incomplete, may be outdated in light of evolving threat models, have been and may in the future again be circumvented, or may fail to operate as intended. Any actual or perceived use of our models to contribute to the development of such weapons could result in harm, legal liability, regulatory or enforcement action, loss of government and enterprise relationships, and damage to our reputation and brand, any of which could adversely affect our business, financial condition, and results of operations. For example, in September 2025, we detected and assessed with high confidence that a Chinese state-sponsored hacking group manipulated our Claude Code tool into attempting infiltration into roughly 30 global targets, including large technology companies, financial institutions, chemical manufacturing companies, and government agencies, resulting in a limited number of successful intrusions. We believe this is the first documented case of a large-scale cyberattack executed without substantial human intervention. We expect that malicious actors, including sophisticated state- sponsored actors, will continue to seek to leverage our models, platform, and applications for harmful actions, including by circumventing our safeguards, and their efforts to do so may increase as the capabilities of our technology increase. Any successful attempt to misuse, or any perceived misuse of, our models, platform, and applications for a cyberattack or for any other malicious purpose could result in exposure to liability, disruption of our customer or other commercial relationships, or damage to our reputation. The risks of such harms may increase as the cybersecurity-related capabilities of our models, platform, and applications increase. Independent security researchers and other third parties have also used, and may in the future use, our models to identify and exploit vulnerabilities in the systems of other companies, including other AI developers, at times in connection with authorized bug bounty programs. While such activity may be lawful and consistent with industry practice for vulnerability research, it illustrates that our models can function as a general-purpose tool for gaining unauthorized access to third-party systems, and comparable capabilities could be used by malicious actors without authorization. Such incidents, whether or not we are a direct party to them, may draw public and regulatory attention to the offensive cybersecurity capabilities of our models and could result in reputational harm, calls for additional restrictions on our models, or claims that we failed to adequately safeguard against such uses. For more information about risks related to security incidents, see the section titled “1.2.4 Any security breaches or other incidents, including those that affect our networks, systems, or data, or the networks, systems, or data of our service providers, suppliers, or customers, could adversely affect our business, financial condition, and results of operations.” As part of our commitment to responsible security research and transparency, we disclose information about the capability and safety of our models, the safeguards that we have adopted with respect to our models, and instances of misuse of our technology, such as the September 2025 cyberattack described above. We also publish model system cards, our research findings, and other safety-related information. We take steps to ensure that such disclosures will not materially assist malicious activity and weigh the benefits and risks of such disclosures from an ecosystem preparedness perspective; however, malicious actors, including sophisticated state-sponsored adversaries, have in the past and may in the future use those disclosures to assist their attempts to circumvent our safeguards and security measures, thereby increasing the risks of misuse of our models, platform, and applications, as well as the potential for exposure to liability, regulatory or litigation proceedings, or other harms. In addition, because these disclosures describe risks and observed model behaviors in detail, they may draw heightened public, media, or regulatory attention and could be cited by regulators, litigants, or others in proceedings or claims against us. The steps we take to prevent misuse of our models,

22 platform, and applications could be incomplete or may fail to operate as intended, and any actual or perceived misuse could adversely affect our business, financial condition, and results of operations. 1.1.14 We may be exposed to liability, litigation, and regulatory action arising from harms associated with our AI models, and our contractual protections and insurance may be insufficient, any of which could adversely affect our business, financial condition, and results of operations. Harms associated with our AI models, whether arising from misuse by third parties, from our models’ own behavior, or from their deployment in high-risk or sensitive contexts, may expose us to liability, litigation, and regulatory action, including under theories that remain unsettled as applied to AI, and our contractual and insurance protections may prove insufficient. Individuals at risk of suicide or self-harm or who have committed acts of violence toward others have used, and may also in the future use, our models, notwithstanding our safeguards. AI models developed by others in our industry have been and may in the future be alleged to have played a role in instances of suicide, acts of violence toward others, or serious self-harm, which have resulted and may in the future result in significant public scrutiny, litigation, criminal investigations, regulatory attention, and reputational harm. Similar incidents involving our models have presented and could in the future present substantial risk to our reputation, expose us to legal, regulatory, and other proceedings, and adversely affect our business, financial condition, and results of operations. While our current Consumer Terms of Service requires our users to be at least 18 years of age, minors have accessed in the past, and may in the future access, the platform, and risks relating to child safety may be particularly acute, as minors may be more susceptible to harmful content, manipulation, or overreliance on AI outputs, and incidents involving children tend to draw heightened regulatory, media, and public scrutiny. State attorneys general and private plaintiffs have also begun to assert tort, product liability, consumer protection, and failure-to-warn claims against companies in our industry, alleging that AI models caused or contributed to harm and that the developer failed to adequately warn users of known risks. In at least one case, a state attorney general has initiated a criminal investigation against another company offering similar services. Regulators have obtained substantial monetary settlements and injunctive relief against other technology companies based on analogous theories of product-design or algorithmic harm, and we believe similar theories are likely to continue to be tested against us and other companies in our industry as adoption of our models grows, including by minors and other vulnerable users, notwithstanding our efforts to restrict such access. The relief sought in such matters has, in at least one instance, extended beyond data-handling, disclosure, or age-verification practices to include a request to enjoin an AI company from developing new models absent independent, third-party safety review and approval, illustrating the potential breadth of remedies governmental actors may pursue against companies in our industry. Any determination that we are liable under such theories, or any judicial or regulatory expansion of tort, product liability, or consumer protection law, or criminal liability, as applied to AI models, could result in significant liability and require us to change how we design and offer our models, platform, and applications. A substantial portion of our traffic is subject to Zero Data Retention (“ZDR”) terms under which we retain only classifier scores, not prompts or outputs. For that traffic, we cannot conduct offline analysis, cross-conversation investigation, human review, or otherwise analyze historical data to detect, investigate, and document security events or incidents, which thereby reduces our ability to detect misuse. ZDR may also prevent us from producing records for subpoenas, regulatory examinations, or incident-reporting obligations, and there is no certainty a regulator or court would excuse non-production based on a lack of available records, and such regulators or courts may construe the lack of records against us through unfavorable inferences or other sanctions. As our models become more capable, our safety framework has required and may continue to require monitoring and retention incompatible with ZDR for certain model classes. Because ZDR is a competitive expectation for enterprise customers in regulated industries and on third-party cloud platforms, these requirements have caused and could continue to cause customers to migrate to other providers or to deployments where our visibility is more limited. In the European Union (“EU”), the United Kingdom, and elsewhere, cybersecurity and AI-related incidents are subject to increasingly stringent reporting obligations. European regulators expect companies to provide detailed information about incidents under several laws and regulations, which we may not be able to provide within the prescribed timeframe. Similarly, in the United States, companies are increasingly subject to incident reporting obligations. In addition, other jurisdictions around the world have adopted, or may adopt, similar laws and regulations with similar implications. Any of the foregoing could result in regulatory action, litigation, customer attrition, or reputational harm that adversely affects our business. For more information regarding our incident reporting obligations, see the section

23 titled “1.2.4 Any security breaches or other incidents, including those that affect our networks, systems, or data, or the networks, systems, or data of our service providers, suppliers, or customers, could adversely affect our business, financial condition, and results of operations.” The legal frameworks governing liability for actions taken autonomously by AI systems, including our agentic products, are unsettled and could expose us to significant and unpredictable legal claims. Existing legal doctrines governing agency, product liability, and professional negligence were developed in the context of human decision-making and have not been authoritatively applied to autonomous AI systems. We believe our provision of our intelligence service is considered a “service” in the context of legal frameworks addressing product liability, but courts and regulators may reach different conclusions across jurisdictions. In addition, it is unclear whether, and under what circumstances, actions taken by an AI agent could be deemed to create binding legal obligations on behalf of the user or deploying enterprise, or whether our contractual protections, including limitation of liability and indemnification provisions, will be enforceable or adequate in the context of claims arising from autonomous agent conduct. We may face claims from customers, their end users, or third parties alleging that we are liable for harm caused by our agents’ autonomous actions, even where the customer configured, deployed, or supervised the agent. The absence of settled legal standards creates significant uncertainty regarding our potential liability exposure and the adequacy of our risk mitigation measures. Our expansion into new geographic markets further compounds these risks, as we must navigate differing cultural norms regarding AI use, comply with diverse and evolving regulatory regimes that may impose varying safety, compliance, or liability requirements, address language-specific vulnerabilities and content moderation challenges, and potentially face regulatory enforcement actions, litigation, or other liabilities in jurisdictions where we have more limited operational experience, including heightened risks of intellectual property theft, unauthorized model access, or misuse associated with operating data center infrastructure in certain non-U.S. locations. If our models are involved in causing significant harm, we could be subject to legal claims, including personal injury or negligence claims, regulatory enforcement actions, criminal investigations, or other governmental efforts, which could result in costly litigation, significant financial judgments or settlements, disruptive remediation obligations, or a challenging regulatory landscape. We have taken steps to limit our liability for such matters—for example, through warranty disclaimers and limitations of liability in our terms of service—but those contractual protections may not be upheld, or may not apply to certain claims, or may otherwise be insufficient to limit our liability exposure under applicable law. Moreover, in some cases we have contractually assumed additional liability. For example, to facilitate independent testing and evaluation of our frontier models, we have agreed to indemnify certain external evaluators and testing vendors for specified losses arising from testing activities, including security incidents, data loss, data breaches, and other harms associated with such activities. Although our agreements with external evaluators and testing vendors generally limit the amount of our indemnification obligations, certain of these agreements require us to defend and indemnify the evaluator, without a cap on our liability, against certain third-party claims. These include claims arising from allegations that our models or their outputs, as used in the evaluator’s authorized testing, infringe third-party intellectual property or other proprietary rights, as well as certain other claims arising from the testing or related engagement. Because our models may behave in ways that no user or developer intended, claims arising from such actions could result in substantial liability. Our insurance policies also may not provide sufficient coverage to adequately mitigate the potential liabilities we face, especially where any one incident, or a group of incidents, causes disproportionate harm. In addition, with the scale of harm that could result from a catastrophic AI-related incident, no single insurer, and potentially the insurance industry in the aggregate, may have sufficient capacity or expertise to underwrite insurance commensurate with such exposure. Further, the insurance market for AI-specific risks is nascent and evolving, and we may be unable to obtain coverage for certain AI-related liabilities on commercially reasonable terms, or at all, leaving us exposed to potentially significant uninsured losses. Harmful incidents involving our models, regardless of fault, could also severely and disproportionately damage our reputation and brand as a safety-focused AI company, leading to loss of customer trust and customer attrition, reduced demand for our models, platform, and applications, and difficulty attracting and retaining talent. In addition, because we primarily serve enterprise customers, which often have heightened expectations around safety, reliability, and compliance, any harmful incident or perceived lapse in our safety practices could have a disproportionate adverse impact on our brand, customer relationships, and revenue. Moreover, to the extent enterprises are attracted to our models, platform, and applications due to our safety-focused positioning, any erosion of that perception could impair our ability to attract and retain enterprise customers. There can be no assurance that we will be able to predict, detect, and proactively prevent every harmful use or harmful output of our AI models, in particular as we continue to rapidly develop our models, platform, and applications, and expand our operations geographically, and any failure to do so could adversely affect our reputation and brand or result

24 in costly legal liability. There may have been past instances of harmful use or harmful output of our models that we did not detect, and there may be future instances that we will not detect. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations. 1.1.15 If we are unable to manage the risks related to our focus on and commitment to AI safety, our brand, business, financial condition, and results of operations could be adversely affected. Balancing Safety and Commercial Objectives. Our commitment to AI safety requires us to make difficult judgments that balance safety considerations against commercial objectives, competitive pressures, and stakeholder expectations. We often make judgment calls with respect to when we determine a model is safe enough to release and which capabilities to develop or restrict. For example, in April 2026, we initially released our frontier model, Mythos, as a gated research preview through Project Glasswing, available to select organizations for cybersecurity applications, rather than making it broadly available at launch due to its advanced capabilities in cyber vulnerability discovery. We expect that frontier models with similar or enhanced capability profiles, whether developed by us or by other AI labs, will continue to emerge, and that Anthropic models exhibiting such capabilities have been and may in the future be subject to access constraints. More broadly, we believe it is important to assess the safety of our models not only at release but throughout their development. For models we anticipate will have novel capabilities or present novel safety risks, we plan to evaluate the safety of each stage of training, including pre-training, post-training, and internal deployment, and we may delay or pause a stage when we are not confident in our safety measures for that stage. For example, we recently chose to delay pre-training a new frontier base model for more than a month to allow time to further enhance our security measures related to preventing model weight exfiltration and protecting our intellectual property. We are also considering additional measures, including updates to our Responsible Scaling Policy, to require human review and approval of certain decisions in our research and development processes as our models perform an increasing share of that work. There can be no assurance, however, that the safeguards or access regimes we adopt will prove adequate, that we will correctly identify which capabilities require restriction, or that constraints we impose will not be circumvented. These judgments are particularly consequential because, as AI systems become more capable, the potential severity of harm from misaligned or misused models increases correspondingly, and a wide range of stakeholders, including researchers and policymakers, have raised concerns that sufficiently advanced AI systems could pose catastrophic or existential risks to society if not developed and deployed responsibly. Our safety-focused approach is designed in part to mitigate such risks, but there can be no assurance that our efforts will be successful or that the broader AI industry will adopt similar safeguards. In particular, as AI systems become more autonomous and capable of taking consequential actions with less human oversight, there is a risk that such systems could, whether due to misalignment with human intentions, errors in objective specification, or self-preserving behaviors, take harmful actions independently and at scale without human intervention. Even if our own models do not cause such harm, a significant safety incident involving any frontier model could trigger broad reputational damage to the AI industry, public backlash, and sweeping regulatory responses that could adversely affect our business. For example, in September 2026, media reports citing a senior Federal Trade Commission (“FTC”) official indicated that the FTC has opened non- public investigations into the potential risks that increasingly autonomous AI systems may pose to consumers. In October 2026, the FTC issued a civil investigative demand to us seeking information about our consumer protection, data protection, and privacy practices, as well as the safety and security of our products. We cannot predict the outcome of any investigation of us, and any investigation, enforcement action, or adverse finding arising from this or similar inquiries could result in significant costs, require changes to how we design, test, or deploy our models, platform, and applications, or otherwise adversely affect our business, financial condition, and results of operations. We may misjudge these tradeoffs, either by being overly cautious and potentially losing market opportunities, or by being insufficiently rigorous and releasing models, platforms, or applications that cause harm. Even where human oversight mechanisms are in place, such mechanisms may prove insufficient in practice if the volume, speed, or complexity of autonomous agent actions exceeds the capacity of human reviewers to meaningfully evaluate and intervene, and any perceived failure of our oversight mechanisms could expose us to regulatory enforcement, liability claims, and reputational harm. For more information, see the section titled “1.1.13 If the use of our AI models results in harm, whether through use by malicious actors or misuse by other third parties, or if our model guardrails or safeguards fail to prevent such misuse, our reputation and brand, business, financial condition, and results of operations could be adversely affected.” Moreover, governmental authorities have restricted, and may in the future further restrict, the availability of our models, including based on their assessment of the capabilities or safeguards of our models, independent of our own safety- based access decisions. For example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models, which we disabled for all customers until those restrictions were lifted. For more information, see the section titled “1.3.3 Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.”

25 Internal Governance and Decision-Making To institutionalize our safety commitments and ensure we are managed in a manner that responsibly balances our tripartite goals as a Delaware public benefit corporation (“PBC”), we have established the Long-Term Benefit Trust (“LTBT”), which through a special class of common stock, Class T common stock, generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. In addition to the LTBT and our structure as a PBC, we train our models in accordance with Claude’s constitution, which we make publicly available, and have adopted and continue to update safety policies, such as our Responsible Scaling Policy. We also solicit and seriously consider input from a wide range of stakeholders and constituents, including our stockholders, employees, customers, the LTBT, industry leaders and experts, and AI safety organizations. Such practices and processes have previously resulted in, and may in the future result in, slower decision- making and product releases. We may also face potential conflicts when safety and business interests diverge. If we do not successfully manage these risks related to our AI safety processes and practices, or if there is a perception that we have not successfully managed such risks, we may face reputational harm, internal conflicts resulting in a deterioration of our company culture, slower or inferior product releases, or litigation. For more information, see the section titled “1.5 Risks Related to our Governance Structure.” We have implemented an external reviewer program and engage researchers, adversarial testers, and other third parties to support aspects of our safety, security, and model-evaluation efforts. Certain of these arrangements are novel and may require us to provide such parties with access to internal information, systems, personnel, or models, which could increase the risk of disclosure of confidential, proprietary, or other sensitive information. In addition, findings, assessments, or public statements by such third parties may differ from our views and could adversely affect customer trust, regulatory perceptions, or our reputation. Heightened Reputational Vulnerability. As we have publicly positioned ourselves as a safety-focused organization, we face heightened vulnerability to reputational harm from any perceived inconsistency between our stated values and actual practices. We are held to higher standards than certain competitors that have not made similar public commitments, and any incidents impacting our perception as a safety-focused organization could result in: • Employee Disruption. Employees who joined our company based on our safety commitments may experience a decline in morale, disillusionment, a loss of trust in leadership, or reduced productivity if they perceive we are not living up to our stated values. Public disagreements regarding our safety approach, including criticism from current or former employees, or the departure of personnel associated with our safety efforts, could amplify such perceptions. Such negative perceptions could also impair our ability to recruit and hire new talent to the organization. Any erosion of our safety-focused reputation could also make it more difficult or costly to attract and retain highly skilled employees, including by increasing compensation or other hiring costs. These dynamics could lead to increased turnover, loss of institutional knowledge, and reduced effectiveness of our teams, which could in turn cause disruption to ongoing development and safety initiatives and impair our ability to remain at the frontier of AI model development. • Customer Backlash. Customers and enterprise partners who choose to deploy our models, platform, and applications based on our safety positioning may lose trust in us, terminate or decline to renew their contracts, demand refunds, publicly criticize our company, or switch to our competitors, which could result in harm to our reputation, revenue loss, and reduced market share. These risks may be heightened with respect to programs in which we make models available only to a limited group of vetted organizations, such as Project Glasswing. Organizations not selected for, or removed from, such programs may perceive our access decisions as arbitrary, exclusionary, or anticompetitive, which could result in reputational harm, loss of customer or partner relationships, regulatory complaints, or litigation, including claims under antitrust or unfair competition laws. Conversely, participants in such programs may publicly criticize us or terminate their participation if program terms, eligibility criteria, transition arrangements to successor models, or capability levels do not meet their expectations. • Regulatory Scrutiny. Regulators may subject us to heightened oversight, investigations, enforcement actions, or new or more burdensome compliance requirements based on the capabilities of our models, platform, and applications or perceived failures to meet our own stated standards, which could increase our operational costs and limit our ability to deploy our models, platform, and applications. • Damaging Media Coverage. Negative press coverage could amplify concerns about our safety practices, reach broader audiences, including potential customers and investors, create lasting reputational damage through viral social media discussion, and make future incidents subject to heightened scrutiny, which could further exacerbate the adverse effects of any perceived failures to meet our stated standards.

26 • Litigation. We may face lawsuits from stockholders alleging misrepresentation, from customers claiming breach of contractual or implied commitments, or from other parties alleging harm resulting from the gap between our stated values and actual practices, leading to legal costs, settlements, judgments, injunctions, or other liabilities and remedies. Any safety-related controversy or incident, whether actual or perceived, and regardless of fault or frequency, could prove significantly damaging to our business. In addition, we have engaged with governments in Canada, the EU, the United Kingdom, the United States, and other jurisdictions in connection with Project Glasswing and related frontier-capability programs, and we have positioned such programs, in part, to help provide the foundation for broader industry coordination on the responsible release of frontier models with cybersecurity and other advanced capabilities. The commercial viability of these and similar future programs may depend on sustained governmental and industry coalition support. If such coalitions fail to materialize, are perceived as exclusionary or anticompetitive, are rolled back, or result in mandates we cannot readily satisfy (including with respect to access, localization, monitoring, or reporting), our ability to commercialize models with Mythos-class capabilities, and the reputational benefits we derive from safety- focused positioning, could be materially impaired. For more information, see the section titled “1.1.16 If we are unable to maintain and enhance our brand and reputation, our business, financial condition, and results of operations may be adversely affected.” We voluntarily publicly disclose information regarding AI safety challenges, research findings, and limitations of our models and systems, that exceeds standard industry practice and regulatory requirements. While our intent with these voluntary disclosures is to advance the safe development of AI and build public trust, these disclosures create several risks. The AI safety landscape is nascent and evolving rapidly, and our understanding of and perspective on appropriate safety practices, risk tradeoffs, and deployment contexts may change over time as technologies, use cases, and regulatory expectations develop. As a result, statements we make today may later prove incomplete, require modification, or be interpreted differently in light of subsequent developments. To the extent we adhere to prior public statements or frameworks, we may also limit our operational flexibility, product development, or deployment decisions, even where evolving circumstances would otherwise warrant a different approach. Our public statements about AI risks, safety challenges, areas of uncertainty, or potential societal impacts, including statements regarding job displacement or economic disruption, may be used against us in litigation, regulatory proceedings, or public controversies, particularly if our future actions or statements are viewed as inconsistent with our prior statements and commitments. Regulators have used and could continue to use our disclosures as the basis for heightened scrutiny or more stringent requirements applicable to us compared to less transparent competitors. Additionally, our disclosures have provided, and may in the future provide, competitors with insights into our proprietary training and other sensitive processes, research priorities, and strategic concerns, without reciprocal transparency, which may put us at a competitive disadvantage. If we are unable to effectively manage the foregoing risks, our brand, reputation, and ability to compete could be adversely affected. Resource Allocation and Scaling. Safety-focused development is resource-intensive. We must allocate limited resources, capital, and talent between safety-focused workloads and other initiatives, often without clear returns on our safety-focused investments. For example, our investments in interpretability research and techniques designed to ensure our models’ behavior remains consistent with intended goals, values, and safety objectives may not yield actual or perceived commercial returns. Additionally, as we develop our models, platform, and applications, safety testing may become more expensive and resource-intensive. Limited-access programs such as Project Glasswing may also require us to design, operate, and continually maintain bespoke vetting, contracting, monitoring, and offboarding processes that differ materially from our standard commercial release processes, including coordination among participating organizations, transition planning to successor models, and enhanced internal controls commensurate with the heightened sensitivity of the underlying capabilities. These activities impose ongoing operational, legal, and security costs that may recur as future frontier models with similar capability profiles are released. If we fail to successfully manage resource allocation or develop more efficient methods with respect to our safety initiatives, our safety outcomes, business, financial condition, and results of operations could be adversely affected. As our product portfolio and employee and customer base expand globally, applying safety principles consistently across our rapidly expanding organization, models, platform, applications, use cases, and jurisdictions and regulatory regimes has become increasingly challenging. For more information, see the section titled “1.3.4 To continue to grow our business, we will need to continue to expand internationally, and our non-U.S. operations and sales to customers outside of the United States expose us to risks inherent in international expansion, sales, and operations.” If we are unable to successfully manage the foregoing risks related to our focus on and commitment to AI safety, our business, financial condition, and results of operations could be adversely affected.

27 1.1.16 If we are unable to maintain and enhance our brand and reputation, our business, financial condition, and results of operations may be adversely affected. We believe that maintaining and enhancing our brand identity and reputation is critical to our relationships with, and to our ability to attract and retain, customers, partners, and employees. Our brand and reputation are influenced not only by our actions, but also by the actions of our partners, our customers, and other third parties with whom we do business, and by broader public perceptions of the AI industry, and we may be grouped with other industry participants and judged similarly, regardless of differences in our approach or conduct. The successful promotion of our brand depends on a number of factors, including our ability to continue to develop and deliver reliable, high-quality, and responsible models, platforms, and applications that meet the needs of our customers; our sales and marketing efforts, including our effectiveness at developing a strong brand name and positive presence within the AI industry through participation in industry events and key media coverage; the perceptions and experiences of both our enterprise and individual customers, including through testimonials, use cases, and word-of-mouth; our ability to maintain security and reliability of our models, platform, and applications; the actions of our management; and our ability to differentiate our models, platform, and applications from those of our competitors, including through product design choices, safeguards, business models, and policies, including our approach to monetization strategies that differ from those of certain competitors. In addition, our brand is subject to heightened scrutiny with respect to perceived societal, environmental, labor, health, and safety-related impacts of AI technologies, and a single perceived failure could result in outsized reputational harm. For example, as AI systems become more capable or prevalent, public perception that our models, platform, and applications contribute to job displacement or economic disruption could generate significant negative media coverage, customer or employee backlash, or organized opposition, regardless of the actual impact of our models, platform, and applications on employment. Our ability to maintain and enhance our brand and reputation also depends on the effectiveness and scalability of our internal communications and reputation-management capabilities, including our ability to support global operations, and limitations in these areas could adversely affect our brand as we grow. Our crisis response and reputation-management capabilities may be limited or underdeveloped, particularly as we scale, which could impair our ability to respond effectively to adverse events and mitigate reputational harm. The promotion of our brand requires us to make substantial expenditures, which we anticipate will increase as our market becomes more competitive. We have in the past faced, and may in the future face, challenges in building broader brand awareness and may fall behind competitors with more established or widely recognized brands. Our brand promotion activities may not be successful or generate the awareness or increased revenue we expect, and even if they do, any increase in revenue may not offset the significant expenses we incur in the efforts to build our brand. If we do not successfully maintain and enhance our brand, our business may not grow, we may have reduced pricing power relative to competitors, we could lose customers or fail to attract potential customers, or we could fail to hire and retain employees, all of which could adversely affect our business, financial condition, and results of operations. 1.1.17 We derive substantially all of our revenue from a limited number of products and applications, and our failure to maintain and expand our product portfolio could adversely affect our business, financial condition, and results of operations. We currently derive substantially all of our revenue from a limited number of products and applications, primarily our Claude models and portfolio of applications that sit on top of the Claude Platform. This dependence on a narrow set of offerings subjects us to various risks that could adversely affect our business, financial condition, and results of operations. Our concentration in a limited number of products and applications, as well as our focused development strategy within specific areas of the broader AI landscape, reduces our ability to mitigate business risks through diversification. While this focused approach may enable us to allocate resources efficiently and compete effectively in our prioritized areas, it also creates the risk that significant market opportunities or the largest addressable markets may emerge in areas outside our current strategic focus. Many of our competitors offer diverse product portfolios across multiple business lines or pursue broader development across AI modalities, enabling them to offset weaknesses in a particular area. In contrast, any decline in demand for our core offerings, whether due to competition, technological changes, pricing pressure, changes in customer demand, or other factors, would have a direct and disproportionate impact on our revenue and ability to achieve and sustain profitability. Our concentration also reflects a strategy that prioritizes model capability as a principal source of differentiation and relies substantially on organic adoption rather than a large direct sales organization. The risks of that strategy, including the risks that differentiation among advanced models narrows, that customers select providers based on factors other than capability, or that competitors capture the individual users from whom our enterprise adoption often originates, are described in the sections titled “1.1.9 We face intense

28 competition, and if we are unable to compete effectively, our business, financial condition, and results of operations could be adversely affected.” and “1.1.34 We have a limited history under our current go-to-market strategy, and our efforts to scale and evolve our customer acquisition, engagement, and retention model may not be successful.” The AI industry is rapidly evolving, and it is difficult to predict which modalities or applications will capture the most durable commercial value or how the competitive landscape will shift. If the market for AI models, platforms, and applications develops in ways that do not align with our chosen areas of focus, or if competitors are better positioned to address the areas where the market opportunity ultimately proves largest, our ability to sustain revenue growth and compete effectively could be adversely affected. If we experience a decline in demand for our core offerings, we may not be able to successfully expand our product and application portfolio, and even if we do, our new products and applications may not achieve market acceptance or generate sufficient revenue to offset any decline in our existing business. Further, technical issues, security incidents, regulatory restrictions, or reputational harm affecting our models, platform, and applications could have an immediate and disproportionate impact on our business due to our product concentration where alternative revenue streams may not be available to offset such impact. The market for AI models, platforms, and applications is evolving quickly, and customer requirements and expectations are changing rapidly. Customers may increasingly demand specialized solutions or specialized integration and tooling that we do not currently offer and may not plan to offer, or may seek AI solutions embedded more deeply into enterprise workflows. Enterprises may prefer to develop their own AI capabilities internally or choose competitors that offer more comprehensive product suites. Moreover, because substantially all of our models and applications are built on top of our frontier models, any defect, vulnerability, safety issue, or performance degradation in an underlying frontier model could simultaneously affect multiple products and applications and customer deployments, amplifying the impact of any such issue across our business. If we fail to anticipate or respond effectively to these evolving customer needs, we may lose customers to competitors or fail to acquire new customers. In addition, we currently compete, and may increasingly compete, with some of our own customers. As we expand our product portfolio or introduce new capabilities, our offerings may overlap with or directly compete with the models, platforms, and applications that our customers provide. This risk is particularly acute with software-as-a-service and other software companies, whose offerings may incorporate AI functionality similar to, or dependent on, the capabilities we provide. These customers may view our product expansion as a competitive threat to their business models and may reduce their purchases from us, limit their adoption of new offerings, terminate their relationships with us, seek alternative providers, restrict our access to the compute we obtain from them, initiate intellectual property or other litigation against us, or accelerate efforts to develop competing solutions internally in order to avoid relying on a direct competitor. This dynamic could result in customer attrition, reduced expansion within our existing customer base, pricing pressure, or reputational challenges, any of which could adversely affect our revenue growth and business prospects. Expanding our product portfolio requires substantial time and investment. We must make significant investments in research and development, compute infrastructure, engineering talent, sales and marketing, and go-to-market capabilities to develop new models, platforms, and applications and enable continued adoption. We may seek to expand into new products and markets, including areas outside of our current core competencies or where we have limited experience, and we may not successfully develop, commercialize, or support such offerings. Development timelines for AI models, platforms, and applications are uncertain, and new capabilities, even when continuously improved and released into our models, platform, and applications, may take significant time to achieve commercial scale. We may invest significant resources in products or services that fail to gain market traction, experience technical difficulties, face unexpected competition, lead to unexpected harm or societal impacts that do not align with our values, or generate insufficient returns to justify the investment. Additionally, we face other constraints on our ability to expand our offerings, including the ability to hire, retain, and motivate qualified AI researchers, engineers, and technical personnel; the capital intensity of developing and operating AI models, platforms, and applications which require substantial compute and infrastructure investment; and our limited portfolio, which may make it difficult to provide the comprehensive, integrated solutions that customers may expect. If we are unable to successfully expand our product portfolio, if we fail to compete effectively with our current offerings, or if customer preferences shift away from our models, platform, and applications, our business, financial condition, and results of operations could be adversely affected.

29 1.1.18 A substantial portion of our revenue and accounts receivable is driven by a limited number of customers and distribution channels, and the loss of, or a significant reduction in, spend from one or more of our top customers or disruption through those channels could adversely affect our prospects, business, and financial condition. A substantial portion of our revenue is driven by a limited number of customers. While no single customer represented more than 10% of our revenue for the nine months ended September 30, 2026, our top five customers represented approximately 25% of our revenue for the nine months ended September 30, 2026. Many of our top customers are not subject to long-term contracts with us or have contracts with near-term expiration dates and are able to reduce or in some cases cease spending at any time and for any reason. Further, we have agreements with certain large customers which provide flexibility around financial commitments, termination rights, indemnification, and security obligations. Our top customers may vary spend levels period to period, and there can be no assurance that our large customers will continue to spend at levels similar to prior periods. We anticipate that we will continue to derive a significant portion of our revenue from a limited number of customers for the foreseeable future, and in some cases, the portion of our revenue attributable to certain customers may increase in the future. The composition of our customer base, including our top customers, may fluctuate from period to period given that our customer composition has evolved and is expected to continue to evolve significantly as our business continues to evolve and scale and as the use cases for AI continue to develop. In addition, a significant portion of our revenue and accounts receivable is associated with transactions conducted with a limited number of CSPs that act as distribution and billing channels for our models. During the years ended December 31, 2023, 2024, and 2025 and the nine months ended September 30, 2026, revenue generated from sales to customers through CSP marketplaces represented approximately 11%, 32%, 47%, and 44% (unaudited), respectively, of total revenue. As of December 31, 2024 and 2025 and September 30, 2026, net accounts receivable from sales through CSP marketplaces to customers represented 42%, 60%, and 52% (unaudited), respectively, of our net accounts receivable. These platforms bill end customers, collect payments on our behalf, and remit such amounts to us, net of applicable platform and other fees. Any change to, or termination of, one of our significant distribution relationships could adversely affect our business by disrupting customer access to our models, reducing usage, or increasing customer acquisition, onboarding, and migration costs. In these third-party arrangements, we generally maintain separate contractual arrangements with end customers governing access to, and pricing for, our models, independent of the applicable platform, and changes in, or termination of, a particular distribution relationship would not independently eliminate those contractual relationships. However, customers may be unwilling or unable to transition to alternative access points on commercially acceptable terms or timelines, or at all, following a disruption, which could result in revenue loss, increased costs, or adverse impacts to our growth, margins, and results of operations. In addition, any delay, dispute, or operational issue affecting a platform’s collection or remittance of customer payments could adversely affect our cash flows and working capital. We may not be able to maintain or increase revenue from our top customers for a variety of reasons, including but not limited to the following: • customers may develop their own solutions that compete with our models, platform, and applications; • some of our customers may redesign their systems to require fewer of our services with limited notice to us and may choose not to renew or increase their purchases of our models, platform, and applications; • changes to our models, platform, and applications may not align with the needs or expectations of our customers and such changes may reduce customer trust in us; • our customers may have pre-existing or concurrent relationships with, or may be, current or potential competitors that may affect such customers’ decisions to purchase our models, platform, and applications; • our customers and partners that heavily rely on our offerings may want to reduce such levels of reliance, seek out competing offerings, or transition to other providers altogether; and • our customers, particularly early-stage and high-growth companies, may depend on venture capital or other external financing to fund their operations, and may reduce or cease spending with us if such funding is delayed, reduced, or unavailable or if their access to capital becomes more costly. Any adverse change in demand from our largest customers, in their ability or willingness to perform under their contracts with us, in applicable laws or regulations, or in our broader strategic relationships with such customers could adversely affect our business and prospects. As a result, a significant reduction in spending by, or the loss of, one or

30 more of our largest customers, if not offset by new customer relationships or increased business from our other existing customers, could adversely affect our business, financial condition, and results of operations. For additional risks related to our reliance on enterprise customers and government customers, including longer sales cycles, complex procurement processes, heightened contractual, compliance, and security requirements, and budgetary and policy constraints, see the sections titled “1.1.35 Sales to enterprise customers involve complexities and risks that could adversely affect our business, financial condition, and results of operations.” and “1.1.30 Our sales to government entities and highly regulated organizations are subject to challenges and risks.” 1.1.19 We have incurred significant indebtedness in order to operate and grow our business, including to fund our substantial compute commitments, and our ability to service this indebtedness may be constrained by our cash flows and liquidity. In order to operate and grow our business, including to fund our substantial compute commitments, we have incurred a substantial amount of debt, which requires significant interest and principal payments. As of September 30, 2026, our total indebtedness was $6.2 billion (unaudited), reflecting the aggregate principal amount outstanding under the convertible promissory notes issued to Amazon.com, Inc. (together with its affiliates, “Amazon”) (through Amazon Web Services, Inc.) pursuant to the Convertible Note Purchase Agreement, dated as of September 19, 2023, by and between us and Amazon (the “Amazon 2023 NPA”), with amounts under such NPA maturing in March 2034, subject to earlier repayment or conversion, and the New Convertible Note Purchase Agreement, dated as of November 22, 2024, by and between us and Amazon (the “Amazon 2024 NPA”), with amounts under such NPA issued across three tranches, maturing in January 2035, May 2035, and November 2035, as applicable, in each case subject to earlier repayment or conversion (all such notes issued thereunder, collectively, the “Amazon Notes”). We may also incur additional indebtedness to meet our future financing needs. We have guaranteed the obligations of certain of our subsidiaries that are party to AI infrastructure arrangements, as well as pursuant to agreements we entered into in connection with an equipment lease with a third-party partner, Broadcom Inc. (“Broadcom”) in March 2026 to procure specialized accelerators and associated components (pursuant to which Broadcom subsequently assigned a portion of such arrangement to a designated financial partner, and may further assign a portion of such arrangement to one or more additional financial partners) (together with any related lease entered into with an assignee, the “2026 Lease Arrangement”). In addition, we have the ability to issue, if needed, up to $42.0 billion in aggregate principal amount of convertible promissory notes to Broadcom or, subject to our consent (not to be unreasonably withheld), a designated financial partner pursuant to a note purchase agreement that we entered into with Broadcom in March 2026 (as amended to date, the “Infrastructure Partner 2026 NPA”) to finance obligations under the 2026 Lease Arrangement. We may be required to use a substantial portion of our cash flows from operations to pay interest, principal, or other required payments on our indebtedness. The delivery of shares of our Class N common stock upon conversion of our outstanding convertible promissory notes could result in dilution to our existing stockholders. Following the global offering and the concurrent private placement, our outstanding convertible promissory notes will represent in the aggregate approximately 25.5% of our Class N common stock, and 12.6% of our total outstanding common stock (assuming full conversion without giving effect to the holder’s ownership cap). Pursuant to the terms of the Amazon Notes, to the extent that the full amount of such notes cannot convert into shares of our Class N common stock in connection with the global offering as a result of the ownership cap applicable to the Amazon Notes, which Amazon has elected not to waive in connection with the global offering, the remaining balance of such notes will automatically convert, subject to Amazon’s ownership cap, into shares of our Class N common stock at the applicable conversion price at the end of each fiscal quarter following the global offering or, if such remaining balance of such notes does not convert before the applicable maturity date because of the applicable ownership cap, such balance will be repaid in cash at such maturity date. Our ability to make scheduled payments in respect of, to pay interest on, or to refinance our indebtedness, including the A&R Credit Agreement and our outstanding convertible promissory notes, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Such payments will reduce the funds available to us for working capital, capital expenditures, and other corporate purposes and may limit our ability to obtain additional financing for working capital, capital expenditures, expansion plans, and other investments. Our business may not be able to generate cash flows from operations in the future that are sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations and adversely affect our financial condition. Further, the terms of the A&R Credit Agreement and the Infrastructure Partner 2026 NPA include a number of covenants that limit

31 our ability and our subsidiaries’ ability to, among other things, incur additional indebtedness, create liens, make asset sales or investments, engage in mergers or other fundamental changes, pay dividends or distributions, repurchase or redeem equity interests, and enter into transactions with affiliates. The terms of the A&R Credit Agreement may restrict our current and future operations and could adversely affect our ability to finance our future operations or capital needs. For more information, see the sections titled “1.1.7 We may require additional capital to meet our substantial ongoing obligations and support our business growth, and our ability to generate sufficient revenue and secure additional capital on acceptable terms is critical to our continued operations and competitive position.” and “1.1.11 If the market for our models, platform, and applications develops more slowly than we expect or declines, our growth may slow or stall, and our business, financial condition, and results of operations could be adversely affected.” We are also subject to variable interest rate risk because the interest rate under the A&R Credit Agreement varies based on a margin over an indexed rate or an adjusted base rate. If interest rates associated with our floating rate debt increase, our debt service obligations in connection with the A&R Credit Agreement would increase even though the amount borrowed remained the same, and our available cash would correspondingly decrease. Our substantial amount of debt, combined with variable interest rates, could limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate, including limiting our future investments or our ability to enter into acquisitions and strategic partnerships, and obtain financing for such transactions. In addition, our indebtedness, combined with our other financial obligations and contractual commitments, could have other important consequences. For example, they could: • make us more vulnerable to adverse changes in general U.S. and non-U.S. economic, industry, and competitive conditions and adverse changes in government regulation; • limit our flexibility in planning for, or reacting to, changes in our business and our industry; • place us at a disadvantage compared to our competitors that have less or fixed rate indebtedness; • limit our ability to borrow additional amounts to fund acquisitions, for working capital, and for other general corporate purposes; and • make an acquisition of our company less attractive or more difficult. Any of these factors could adversely affect our business, financial condition, and results of operations. In addition, if we incur additional indebtedness, the risks related to our business and our ability to service or repay our indebtedness would increase. A failure by us to comply with the covenants, including those tied, in part, to operational and performance-based metrics, or payment obligations under the A&R Credit Agreement or our outstanding convertible promissory notes, as applicable, whether as a result of financial constraints, operational challenges, inexperience managing complex infrastructure and large-scale capital commitments, or otherwise, could result in an event of default under these instruments. Upon an event of default under the A&R Credit Agreement, the lenders would have the right to accelerate all amounts outstanding and exercise other remedies available to them, including enforcing their rights against the collateral securing the A&R Credit Agreement. An event of default under our outstanding convertible promissory notes would similarly give the noteholders the right to declare all amounts outstanding under our outstanding convertible promissory notes immediately due and payable. If the indebtedness under the A&R Credit Agreement and/or outstanding convertible promissory notes were to be accelerated, we may not have sufficient cash or be able to borrow sufficient funds to refinance such indebtedness or sell sufficient assets to repay such indebtedness, which could adversely affect our business, cash flows, financial condition, and results of operations. Even if we were able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. 1.1.20 We may not have the ability to raise the funds necessary to repay the principal and accrued interest of our outstanding convertible promissory notes or the A&R Credit Agreement in cash when required by the terms of the notes or the A&R Credit Agreement, as applicable, or at their maturity. In connection with the completion of the global offering, the Amazon Notes will convert into Class N common stock, up to an ownership cap as set forth in the Amazon Notes, which Amazon has elected not to waive in connection with the global offering. The portion of the Amazon Notes that cannot be converted without exceeding the ownership cap applicable to such notes will be re-issued as rollover notes, which will automatically convert, subject to Amazon’s ownership cap, into shares of our Class N common stock at the applicable conversion price at the end of each fiscal quarter following the completion of the global offering. To the extent any of our convertible promissory notes remain outstanding, or if we issue any additional convertible promissory notes following the completion of the global offering,

32 we will be required to repay such notes in cash at their maturity, unless earlier converted or repaid pursuant to the terms of such note. In addition, we will be required to repay in full all amounts outstanding under the A&R Credit Agreement upon its maturity. However, we may not have enough available cash on hand or be able to obtain financing at the time we are required to make any repayments on outstanding convertible promissory notes or under the A&R Credit Agreement. Our failure to repay any outstanding convertible promissory notes or amounts outstanding under the A&R Credit Agreement, as applicable, at a time when the repayment is required, or to pay cash upon any conversion of outstanding convertible promissory notes, as applicable, as required pursuant to the terms of each note or the applicable NPA, would constitute a default thereunder. A default under an outstanding convertible promissory note and/or the applicable NPA as well as the A&R Credit Agreement could also lead to a default under agreements governing our existing and future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and repay the amounts outstanding under the A&R Credit Agreement or outstanding convertible promissory notes at the applicable maturity, or when repayment is otherwise required pursuant to the terms of the note. 1.1.21 Our pricing structures for our models, platform, and applications change from time to time, which could adversely affect our business, financial condition, and results of operations. We have in the past changed, and we expect that in the future we may change, our pricing models, including as a result of competition, macroeconomic conditions, compliance with increased regulatory hurdles, the maturation of the market for AI models, platforms, and applications, or changes in how our models, platform, and applications are broadly consumed. As a result, we may be required to reduce our prices, offer shorter contract durations, or offer alternative pricing models, such as outcome- or task-based pricing, any of which could adversely affect our business. In addition, our agentic offerings are structurally more compute-intensive than our non-agentic offerings. If we are unable to implement pricing models that adequately reflect the higher compute intensity of these agentic workloads, or if competitive dynamics constrain our ability to price these products at levels sufficient to cover their costs, our compute efficiency could deteriorate as agentic usage grows, which could adversely affect our ability to achieve or sustain profitability. Additionally, as we continue to target selling our models, platform, and applications to our enterprise customers, these customers may demand different pricing structures, price concessions, or additional functionality at the same price levels. If we are unable to modify or develop effective pricing models and strategies that are attractive to existing and prospective customers, our business, financial condition, and results of operations may be adversely affected. 1.1.22 If we are unable to attract, retain, or motivate highly skilled personnel, we may not be able to grow or operate effectively. Our performance and ability to grow our business depend on the talents and efforts of highly skilled individuals, and our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our business is particularly dependent on a limited pool of researchers, engineers, and technical personnel with specialized experience in designing, training, deploying, and operating frontier models and the underlying infrastructure that supports them. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications at the pace that our operations require. Competition in our industry relating to hiring and retaining employees with appropriate qualifications and on competitive economic terms is exceptionally intense and has escalated significantly in recent periods, especially in the San Francisco Bay Area, where our headquarters is located and where we have a substantial presence and need for highly skilled personnel. A small number of well-capitalized AI labs, large technology companies, and new market entrants compete aggressively for a relatively fixed supply of individuals with the requisite expertise. Certain of our competitors have directly solicited, and continue to directly solicit, our employees. Our former employees are also generally able to join or found competing companies immediately following their departure, and, subject to their confidentiality and other legal obligations, use the general skills, know-how, and experience they developed while employed by us. In addition, we have in the past, and may in the future, be subject to claims or disputes relating to the solicitation or hiring of employees, including allegations that such hires violated non-compete, non- solicitation, intellectual property, confidentiality, or other employment-related obligations. As our company continues to grow and our industry evolves, the incentives to attract, retain, and motivate employees provided by our cash and equity awards or by future arrangements may not be as effective as in the past. Many of the companies with which we compete for highly qualified personnel have greater resources than we have and may be willing to offer more attractive compensation packages. We may need to invest significant amounts of cash and equity to attract and retain employees, resulting in substantial additional stock-based compensation expense and dilution to the

33 ownership of our existing stockholders, and we may never realize returns on these investments that are commensurate with the level of our expenditures. If the perceived value of our compensatory package declines or is subject to significant value fluctuations, it may adversely affect our ability to attract and retain highly skilled employees. In addition, we have a number of current employees, including our co-founders, who hold equity in the Company or whose equity awards are or will become substantially vested upon the completion of the global offering. This may be particularly true for certain of our longer-tenured and early employees, whose equity holdings may represent a significant portion of their personal wealth. As a result, it may be difficult for us to continue to retain and motivate these employees, and the value of their holdings could affect their decisions about whether or not they continue to work for us. Historically, our ability to successfully attract, retain, and motivate our personnel has in large part been due to our company culture and commitment to safety and responsible scaling and development. If we are unable to maintain our culture, if we make decisions as a company that our employees do not believe align with our values, or if events take place, regardless of fault, that call into question whether we have operated in accordance with our values, our ability to attract, retain, and motivate our personnel may be adversely affected. Rapid growth has also created workforce-planning and execution challenges, including limitations in our ability to accurately forecast headcount needs, periods of accelerated hiring followed by corrective actions that may disrupt operations or reduce morale, and increased reliance on managers operating at greater scale than in their prior experience, which introduces additional operational, legal, reputational, and execution risk as the organization continues to expand. If we move into new geographies, we will need to attract and recruit skilled personnel in those geographic areas, but it may be challenging for us to compete with traditional local employers in these regions for talent. If we fail to attract new personnel or fail to retain and motivate our current personnel who are capable of meeting our growing technical, operational, and managerial requirements, our business may be adversely affected. In addition, heightened public attention on AI has increased physical and informational security risks, and we have experienced threats to employee safety and attempts to obtain confidential information through physical or digital means, which, despite the security measures we have implemented at certain facilities, may be exacerbated by our global and flexible working arrangements and could adversely affect employee morale, productivity, and our ability to attract, retain, and motivate highly skilled personnel. Addressing these risks also requires us to attract and retain additional specialized security personnel, and difficulties in recruiting qualified security engineers could further exacerbate these challenges. Further, changes to immigration policies that restrain the flow of professional and technical talent, including but not limited to U.S. immigration policies, may inhibit our ability to recruit and retain highly qualified employees. If we are unable to effectively manage the foregoing risks, our prospects, business, financial condition, and results of operations could be adversely affected. 1.1.23 We have a limited operating history in an evolving and nascent industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. We were founded in 2021 and launched our first commercial product, Claude, publicly in the first quarter of 2023. Since then, our business has grown rapidly. We operate in an industry characterized by rapid and unpredictable technological change, evolving safety and regulatory expectations, significant capital and compute requirements, and uncertain commercial adoption patterns. Our limited operating history and our evolving and nascent business and industry make it difficult to evaluate our future prospects and the risks and challenges we may encounter. These risks and challenges include our ability to: • develop and release new models and products on a timely and cost-effective basis; • accurately forecast our revenue, operating expenses, and compute requirements in an environment characterized by rapid technological change and usage patterns that may scale in nonlinear or exponential ways; • secure access to sufficient compute to meet the needs of all our workloads and manage the risks related to securing compute; • effectively manage our growth, including our cash flows and capital needs; • accurately predict customer demands, expectations, or requirements; • maintain and enhance our brand and reputation; • attract, retain, utilize, and motivate our highly skilled personnel;

34 • build and maintain our strategic partnerships; • anticipate and respond to macroeconomic changes and changes in the industry and markets in which we operate; • anticipate and respond to evolving regulatory requirements and political dynamics; • maintain our safety-focused approach while meeting market demands; • successfully monetize our models, platform, and applications; and • respond effectively to competitive threats. If we fail to effectively address the risks and challenges we face, including those described elsewhere in this section “1 Risk Factors,” our business, financial condition, and results of operations could be adversely affected. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition, and results of operations could be adversely affected. 1.1.24 We are at an early stage of our revenue growth, we have experienced rapid growth in recent periods, and our historical growth rates are not indicative of future performance or our ability to sustain or forecast future revenue growth. We have grown rapidly over the last several years, and therefore our recent revenue growth and financial performance should not be considered indicative of our future performance. In 2023, 2024, and 2025, our revenue was $41 million, $386 million, and $4.6 billion, respectively, representing year-over-year growth of 841% in 2024 (unaudited) and 1,088% in 2025 (unaudited). In the nine months ended September 30, 2026, our revenue was $33.2 billion, representing a year-over-year growth rate of 1,206% (each unaudited). We do not expect our revenue will continue to grow at comparable rates, and we cannot assure you that it will continue to grow at all. Our recent growth may reflect early-stage adoption dynamics, the nascency of the AI market, and rapid initial customer expansion that may not be sustainable over time, and it may decline significantly and more rapidly than we anticipate, as our revenue base increases, as the market matures, and as a result of the other factors described below. We expect our revenue growth rate to decline over time. In addition, because the AI industry is very nascent, we have struggled to accurately forecast our revenue in the past and may struggle to do so in the future. We may experience declines in our revenue growth rate as a result of a number of factors, including: • the slowing or shifting demand for our models, platform, and applications or the market as a whole; • our inability to secure sufficient compute and direct it efficiently across our organization; • insufficient growth in the number of users and paying customers of our models, platform, and applications or the failure to increase sales of our models, platform, and applications to existing customers; • failures, errors, or performance limitations in our models, including unexpected behavior, degraded outputs, outages, or inability to meet customer expectations or use-case requirements; • increasing competition among existing competitors and new market entrants; • the safety and risk mitigation measures we implement in developing and releasing our models, including any resulting delays in model development or release, or the adoption of laws, regulations, or standards that affect how and when frontier models may be developed or released; • our failure to continue to capitalize on growth opportunities; • our ability to collect amounts owed to us from customers, including as a result of customer credit risk, billing disputes, or delays in payment; • our reliance on, and the terms of, relationships with key partners and distribution channels, and any changes to, or termination of, such arrangements; • new or more restrictive laws, regulations, or regulatory actions affecting AI development, deployment, or use, including taxes, fees, or other measures specifically applicable to AI companies or AI-related labor displacement; and

35 • reputational harm, adverse publicity, or heightened scrutiny that reduces customer adoption or expansion. We expect to continue to make investments in the development and expansion of our business, which may not result in increased revenue or growth. If our revenue or revenue growth rate declines, or our revenue growth rate declines with respect to certain markets or customer categories, our business, results of operations, and investors’ perceptions of our business could be adversely affected, which could in turn negatively impact the market price of our Class A common stock. 1.1.25 If we fail to manage our growth effectively, our brand, business, financial condition, and results of operations could be adversely affected. Since 2021, we have experienced rapid growth in our employee headcount, number of customers, geographic reach, and our operations, and we expect this growth to continue. For example, the number of our employees increased from approximately 940 as of December 31, 2024 to approximately 5,300 as of September 30, 2026, and our revenue increased from $197 million for the three months ended December 31, 2024 to $17.0 billion for the three months ended September 30, 2026 (each unaudited). This growth has placed, and may continue to place, a significant strain on our management and our operational and financial resources. Our ability to successfully manage this growth depends on our ability to scale and integrate our operations, workforce, technologies, models, platform, and applications, and any future acquisitions while preserving the beneficial aspects of our company culture. Continued growth may strain our ability to develop and enhance our operational, compliance, technical, financial, and management controls, improve our reporting systems and procedures, recruit, train, and retain highly skilled personnel, and maintain customer satisfaction. If we are unable to do so, our operations, compliance with applicable laws, development and deployment of our models, platform, and applications, and customer experience could be adversely affected. As we expand, we must also manage an increasing number of relationships with strategic partners, customers, vendors, and other third parties that are critical to our business, including those that provide compute, data center infrastructure, networking, software tools, and other services necessary to develop, train, deploy, and operate our models. If these relationships deteriorate, or if our third-party providers are unable to scale their services in line with our growth, we may experience delays, service disruptions, reduced sales to new customers, or the loss of existing customers, which could adversely affect our revenue growth and reputation. In addition, our ability to manage our growth depends in part on our ability to accurately plan for and efficiently manage the compute required to develop, train, deploy, and operate our models. Any material underinvestment or overinvestment in such resources could result in service limitations, increased costs, operational inefficiencies, or delays in model development, any of which could adversely affect our business. If we fail to effectively manage the growth of our business and operations, we may be unable to maintain effective internal controls, reporting systems, and compliance processes, may face increased regulatory scrutiny, and may suffer harm to our brand and our ability to attract and retain customers. As a result, our business, financial condition, and results of operations could be adversely affected. 1.1.26 We have a history of net losses and may not generate sufficient revenue to achieve or sustain profitability in the future. We have incurred net losses in each year since our founding, including net losses of $1.5 billion, $8.3 billion, and $42.0 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $104.0 billion for the nine months ended September 30, 2026 (unaudited), and we may not achieve or sustain profitability in the future. These net losses included changes in fair value of convertible notes, derivative liabilities, and SAFEs of $1.0 billion, $5.4 billion, and $34.3 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $94.3 billion for the nine months ended September 30, 2026 (unaudited), primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods. While we have experienced significant revenue growth in recent periods, our business is highly capital intensive, and our ability to remain at the frontier of AI capabilities and secure sufficient compute depends in meaningful part on our ability to generate and sustain substantial revenue and improve our operating efficiencies. Further, our revenue growth may not be sustainable, and our rate of growth may decrease. We expect our costs will increase over time and our losses will continue as we expect to invest significant resources towards growing our business and operating as a public company. We have expended and expect to continue to expend substantial financial and other resources related to the growth of our business, including: • investments to enhance our access and ability to secure compute;

36 • continued investments in research and development to remain at the frontier of AI model development and introduce new features and enhancements to our models, platform, and applications; • expansion of our sales and marketing activities; • hiring additional employees; • expansion of our operations across our multiple geographies; • investments in our expanding general and administrative organization; • costs associated with complying with existing and evolving laws, regulations, and industry standards applicable to AI, data protection, privacy, and security, among other things; • investments in AI safety, risk management, monitoring, evaluation, and mitigation efforts; • additional expenses associated with operating as a public company; and • costs related to legal proceedings. For example, as of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion (unaudited), which may substantially increase our operating expenses and cash requirements. These expenditures and investments may be more costly than we expect and may not result in increased revenue or growth in our business. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, and results of operations could be adversely affected. In addition, before September 30, 2026, we granted RSUs to our employees and other service providers, which vest upon the satisfaction of both a service-based condition and a performance-based condition. The service-based condition for a majority of such RSUs is satisfied over a period of four years. The performance-based condition for such RSUs will be satisfied upon the effectiveness of the registration statement in respect of the U.S. offering. We account for award forfeitures as they occur. As of September 30, 2026, no stock-based compensation expense had been recognized for such RSUs because the achievement of the performance-based condition described above was not probable. In the quarter in which the global offering is completed, we will begin recording stock-based compensation expense based on the grant-date fair value of the RSUs (or, for RSUs modified on November 9, 2026, their modification-date fair value) using the accelerated attribution method. If the global offering had been completed on September 30, 2026, we would have recorded $8.2 billion of cumulative stock-based compensation expense related to the RSUs on that date, and an additional $24.1 billion of unrecognized stock-based compensation expense related to the RSUs, would be recognized over a weighted-average period of approximately 2.0 years. In addition to stock-based compensation expense associated with the RSUs, as of September 30, 2026, we had unrecognized stock-based compensation expense of approximately $2.1 billion (unaudited) related to other outstanding equity awards, which we expect to recognize over a weighted- average period of approximately 1.4 years. Subsequent to September 30, 2026, our board of directors approved the grant of 47,041,287 RSUs to our employees and other service providers. These RSUs will vest upon the satisfaction of a service-based condition only, generally over four years. Assuming a grant-date fair value of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, we would expect to record stock-based compensation expense of approximately $3.5 billion related to such RSUs, over a weighted-average period of approximately 3.8 years, commencing in the quarter in which the global offering is completed. Following the completion of the global offering, the stock-based compensation expense related to RSUs and other outstanding equity awards will result in increases in our expenses in future periods, in particular, in the quarter in which the global offering is completed. If we fail to generate adequate revenue to offset increases in our operating expenses, improve our operating efficiencies, or otherwise manage our costs as we invest in our business, we may continue to incur significant losses in the future and may not be able to achieve or sustain profitability. 1.1.27 Our results of operations may fluctuate significantly on a period-to-period basis, including as a result of strategic investment decisions and substantial compute-related expenditures, which could cause the market price of our Class A common stock to decline. Our results of operations have historically varied from period to period, and we expect that our results of operations will continue to vary significantly from quarter to quarter and from year to year in the future, such that the results of any one period should not be relied upon as an indication of future performance. In particular, our financial performance may be significantly influenced by strategic decisions we make regarding the allocation of resources and the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and

37 operations and to remain competitive. We may make significant and, at times, discrete investments in areas such as research and development, compute and related infrastructure, product development, safety and security initiatives, and go-to-market expansion, which may be uneven in size and timing. These investments may materially increase our expenses in a given period and cause our results of operations to fluctuate significantly or vary meaningfully from period to period, and may result in periods of reduced margins or increased losses even if our underlying business trends remain unchanged or continue to improve. As a result, our financial performance may not follow any consistent pattern, and prior or interim periods of improved results of operations should not be viewed as indicative of our future performance. Our revenue in any period has also included, and we expect will continue to include, amounts from customers that we subsequently determine are using our models, platform, and applications in violation of our usage policy or commercial terms, and whose revenue would not be expected to recur following restriction or termination of their access. We believe this dynamic is common in our industry. Detection, investigation, and enforcement take time, and we cannot assure you that we will identify such usage, or restrict or terminate a customer’s access, on a timely basis or at all. Customers may evade our controls, and customers whose access is restricted or terminated may re-register under new accounts. As a result, revenue from such customers may continue or recur notwithstanding our enforcement efforts. Our continued detection and enforcement efforts, and in particular, the enhancement of such efforts in August and September 2026, and the timing of any resulting restrictions or terminations, are expected to reduce the percentage of revenue from customers using our models, platform, and applications in violation of our usage policy or commercial terms, and may reduce our overall revenue and growth rates in future periods and contribute to variability in our results from period to period. Our results of operations are also affected by seasonal variations in the usage of our models, platform, and applications. Because our revenue is primarily consumption-based, we have experienced, and expect to continue to experience, lower usage around holiday and vacation periods in the summer and winter, when certain customer workflows slow down and overall customer activity declines. Our results of operations may also vary with the timing and cadence of our model and product releases, which are uneven from period to period and may cause usage, and therefore revenue, to increase or decline between periods. Our historical growth rates may have masked the impact of seasonal trends on our results. As our growth rate declines over time, we expect seasonal effects to become more apparent in, and to have a greater effect on, our period-to-period results. In addition, other seasonal trends may develop, and the seasonal trends that we currently experience may become more pronounced, as we continue to scale. Our results of operations may also fluctuate due to a variety of additional factors, many of which are outside of our control and difficult to predict, including, but not limited to: • the level of demand for our models, platform, and applications, and our ability to forecast such demand; • our ability to forecast required compute and to obtain additional compute as needed, and any increase in costs thereof; • our ability to expand usage within organizations; • our ability to attract and retain customers and increase sales of our models, platform, and applications to existing customers; • our ability to effectively manage our relationships with our third-party service providers and our reliance on such providers for critical infrastructure and services; • the timing and success of new features, integrations, capabilities, and enhancements by us to our models, platform, and applications, or by our competitors to their products; • the safety and risk mitigation measures we implement in developing and releasing our models, including any resulting delays in model development or release, or the adoption of laws, regulations, or standards that affect how and when frontier models may be developed or released; • our ability to achieve widespread acceptance and use of our models, platform, and applications; • changes in the competitive landscape and introduction of competitive companies, models, platforms, and applications; • security breaches, technical difficulties, or interruptions to our models, platform, or applications; • real or perceived improper or unauthorized use of, disclosure of, or access to confidential, proprietary, personal, or sensitive data;

38 • pricing pressure as a result of competition or otherwise; • adverse litigation judgments, other dispute-related settlement payments, or other litigation-related costs; • the number of employees hired; • the timing of the grant or vesting of equity awards to employees, directors, or consultants; • the vesting and settlement of equity awards, including any cash used to remit taxes on behalf of employees in connection with the settlement of RSUs and the recognition of stock-based compensation expense; • our ability to maintain, protect, and enhance our brand; • declines in the values of foreign currencies relative to the U.S. dollar; • changes in, and continuing uncertainty in relation to, the legislative or regulatory environment with respect to our industry; • enforcement by government regulators, including investigations, proceedings, fines, orders, designations, or consent decrees; • increased legal and regulatory compliance costs in new and existing markets; • costs and timing of expenses related to the potential acquisition of businesses, talent, technologies, or intellectual property, including potentially significant amortization costs and possible write-downs; • catastrophic events, and resulting interruptions in the availability of our models, platform, and applications; and • general economic conditions in either U.S. or non-U.S. markets, including geopolitical uncertainty and instability and their effects on software spending. Any one or more of the factors above, or other factors in this section “1 Risk Factors,” may result in significant fluctuations in our results of operations or other key metrics, which may cause such results to fall below our financial guidance or other projections or the expectations of analysts or investors, and cause the market price of our Class A common stock to decline. 1.1.28 Certain of our operating metrics are subject to assumptions and limitations. As a result, these metrics may not provide an accurate indication of our actual performance or future results. Certain of our operating metrics, such as Run-Rate Revenue (which is an operating metric that refers to the estimated annualized value of our revenue-generating activity as of a measurement date, calculated as the sum of (i) our consumption-based fees during the trailing 28-day period ended on the measurement date, multiplied by 13, and (ii) our aggregate monthly subscription fees as of the measurement date, multiplied by 12. For purposes of calculating Run- Rate Revenue, consumption-based fees and subscription-based fees are derived from customer usage and active subscriptions.), Net Revenue Retention (reflects customer expansion, contraction, and churn as of a measurement date), customer counts, and Claude’s success rate, are based on numerous assumptions and limitations, are calculated using data from internal systems and tools, have not been independently verified by third parties, are subject to inherent limitations in measurement, and may not accurately reflect actual results or provide an accurate indication of future or expected results. Run-Rate Revenue is not a substitute for revenue prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) or a forecast of revenue. Because Run-Rate Revenue annualizes our consumption- based fees for a trailing 28-day period and our subscription-based fees for a single month, it assumes that activity during those measurement periods has continued at the same rate for a full year. Because it annualizes a short measurement period, Run-Rate Revenue measured during a period of seasonally higher or lower usage, such as the reduced usage we have typically experienced around holiday and vacation periods in the summer and winter, may differ significantly from Run-Rate Revenue measured at other times, and in each case may not correspond to the revenue we ultimately recognize over any quarter or fiscal year. Our actual historical revenue and future revenue may differ materially from this measure. Both our consumption-based and subscription-based revenue may fluctuate from period to period, and in particular, our consumption-based revenue may fluctuate significantly or decline if customers reduce, limit, or do not expand their usage or spend, or shift usage to lower-priced models, including in response to competitive offerings, pricing changes, changes in customer budgets or strategic priorities regarding AI investment, seasonality, or general economic conditions. In addition, sustaining and growing this revenue depends on our ability to continue to offer models at the frontier of AI capability, which we may not be able to do. Our ability or decision to remain at the frontier may also be

39 affected by the safety and risk mitigation measures we implement in developing and releasing our models. Our recent Run-Rate Revenue growth has also been driven in part by rapid initial customer adoption and expansion often characteristic of an early-adoption period and the nascency of the AI market that may not be sustainable, and we expect our Run-Rate Revenue growth rate to decline over time, and it may decline significantly and more rapidly than we anticipate, as our revenue base increases, as the market matures, and as a result of other factors. In addition, our Run- Rate Revenue has included, and we expect will continue to include, amounts from customers that we subsequently determine are using our models, platform, and applications in violation of our usage policy or commercial terms. When we identify such usage, we seek to restrict or terminate the customer’s access; however, because our detection, investigation, and enforcement take time, our Run-Rate Revenue as of any measurement date includes amounts from customers that have not yet been restricted or terminated and whose revenue would not be expected to recur following restriction or termination of their access. Our continued enforcement efforts may reduce our revenue, Run-Rate Revenue, and growth rates in future periods. See “1.1.27 Our results of operations may fluctuate significantly on a period-to-period basis, including as a result of strategic investment decisions and substantial compute-related expenditures, which could cause the market price of our Class A common stock to decline.” Accordingly, our Run-Rate Revenue as of any measurement date is not indicative of historical revenue and may not be indicative of our revenue for any future period. The determination of the number of customers with $100,000 or more of revenue on a trailing twelve-month (TTM) basis is based on our internal records and involves judgment, including in determining which accounts should be aggregated and treated as belonging to the same organization. We apply our most current customer records in calculating this metric, and our determination of which accounts belong to a single organization may change over time, including as a result of acquisitions and account consolidations. We do not separately define or internally track a category of “enterprise” customers, and our customers are not segmented or measured internally by reference to whether a given customer is an “enterprise.” Because spending $100,000 or more on our products is generally characteristic of organizational rather than individual usage, we use the number of and revenue from customers with $100,000 or more of revenue on a TTM basis as our measure of enterprise adoption and engagement with Claude throughout this prospectus, including in references to “enterprise customers” and “enterprise adoption.” As a result, this measure may not precisely correspond to the population of organizations that would otherwise be characterized as enterprises, and may over- or understate that population. Certain success rates and similar AI performance metrics with respect to Claude referenced in this prospectus are measured using internal benchmarks developed and maintained by us. These benchmarks reflect our proprietary testing methodology and are based on tasks, datasets, and evaluation criteria selected by us. Performance results derived from these internal benchmarks may not be replicable by customers, researchers, or other third parties who evaluate our models using different tasks, datasets, evaluation criteria, or computing environments. Accordingly, such metrics may differ materially from performance outcomes experienced by any particular customer or user in their specific deployment environment or use case, and should not be relied upon as indicative of the results any customer or user will achieve. Because AI performance benchmarking methodologies vary significantly across developers, such performance metrics as we measure them may also not be comparable to similarly titled or analogous metrics reported by other AI developers, and direct comparison of such metrics across companies may be misleading. Investors should consider these metrics in light of the assumptions and processes used in calculating such metrics and the limitations as a result thereof. In addition, our internal systems and tools have a number of limitations, which could result in unexpected changes to our metrics, including the metrics we publicly disclose. Further, certain of our operating metrics are based in part on data reported to us by our third-party partners. If the internal systems and tools we use to track these metrics or the data reported to us by our third-party partners undercount or overcount performance, or contain algorithmic or other technical errors, the data we report may not be accurate. While our operating metrics are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in these measurements. We may also refine or change our methodology for tracking certain operating metrics from time to time, to the extent practicable, including to improve overall accuracy and alignment with management’s view of business and operating performance and as a result of acquisitions. Any of these updates may result in changes in certain business and operating trends and may impact comparability of these metrics across periods. Investors should not place undue reliance on these metrics as an indicator of our future or expected results. Moreover, these metrics may differ from similarly titled metrics presented by other companies and may not be comparable to such other metrics.

40 1.1.29 Our business is subject to an evolving and uncertain regulatory and political environment, which could increase our costs, restrict our operations, or adversely affect demand for our models, platform, and applications. The development, deployment, and use of AI technologies are subject to rapidly evolving and increasingly complex laws, regulations, and governmental scrutiny across multiple jurisdictions. Governments and regulatory authorities in the United States and in other countries in which we operate or distribute our models, platform, and applications have proposed, enacted, or are considering legislation, regulations, and guidance relating to AI model development and deployment, data usage and privacy, transparency, safety, consumer protection, content generation, intellectual property, cybersecurity, export controls, and competition. For example, the EU AI Regulation 2024/1689 (“EU AI Act”), which came into force in August 2024 and will become fully applicable following a transitional period, imposes a range of obligations on AI systems and general-purpose AI models placed on the market or put into service in the EU, including transparency, risk management, and governance requirements, and provides for significant penalties for non- compliance. In the United States, the regulatory framework for AI remains fragmented and uncertain, with evolving federal policy initiatives, continued debate regarding the scope and durability of executive actions, and a growing number of state-level laws and proposals addressing the development and use of AI. For example, several U.S. states, including New York and California, have passed AI safety laws. More generally, proposed legislation in the United States contemplates more expansive governmental oversight of AI, including potential nationalization, mandatory shutdown or discontinuation requirements for frontier intelligence systems, or other strategic measures to prevent or manage the development of SI. Further, in June 2026, the U.S. federal government issued an executive order establishing a voluntary framework for developers of frontier models to engage with the government prior to the deployment of such AI technologies, directing federal agencies to strengthen cyber defenses, and prioritizing enforcement against criminal misuse of AI; although that framework is voluntary and does not establish a mandatory governmental licensing, preclearance, or permitting requirement for the development or deployment of AI models, it reflects increasing federal attention to the national security implications of frontier intelligence and the order may be followed by further executive or legislative action. If executive or legislative action of this nature were enacted to regulate AI technologies, it could constrain how we operate our business. We have also advocated, and expect to continue to advocate, for regulation and oversight of frontier intelligence, including industry-wide standards primarily relevant to the use of AI to accelerate AI development, so that AI capabilities do not advance faster than the safety, alignment, and security practices needed to support them, and we have proposed working with the U.S. government and other frontier model developers to establish safety standards. Regulatory or other measures of the kind we advocate, if adopted, would apply to us and could increase our compliance burdens, limit our product development or deployment flexibility, affect how and when we develop or release new models, or otherwise slow our growth. The effect that any such measures would have on the rate at which AI capabilities advance, and on our business, is uncertain and would depend on the specific requirements adopted and on the extent to which safety, alignment, and security practices advance together with model capabilities. There is no assurance that policymakers will adopt the approaches we support, and our advocacy has in the past drawn, and may continue to draw, criticism, heightened scrutiny, or other challenges. Regulatory approaches to AI also vary significantly by geography and may be influenced by local political, economic, social, or environmental considerations. In some jurisdictions, public concern regarding the potential displacement of labor by AI systems, the perceived societal impacts of automation, or the environmental footprint associated with AI development and deployment, has led, or could lead, to restrictive legislation or other governmental actions. In particular, to the extent the rate of job displacement rapidly increases due to the adoption of AI or for related reasons, whether actual or perceived, governments or other regulatory authorities may intervene to slow the rate of adoption of AI, restrict its use, or take other actions that increase the cost of developing, deploying, or commercializing AI systems. Even in the absence of any legal or regulatory requirements, we may from time to time voluntarily elect to take actions intended to ameliorate the impact of such displacement. Any such actions would represent additional costs and expenditures for which we may not receive a corresponding commercial benefit, and there can be no assurance that any such actions would be effective in reducing displacement-related harms or in mitigating the associated reputational, regulatory, or political risks. Increasingly restrictive AI regulation in the United States and other Western jurisdictions could enable competitors operating in less regulated environments to innovate, scale, and deploy AI technologies more rapidly, potentially allowing such competitors to become more advanced and pose greater competitive or strategic threats over time. In particular, increasing strategic competition between the United States and China in AI development may lead to divergent regulatory approaches, with the potential for the United States to impose restrictions on AI companies’

41 interactions with Chinese entities or markets, and for China to impose reciprocal measures that limit access to or demand for U.S.-origin AI models, platforms, and applications. As a result of these and other regulatory developments, our business could be subject to a wide range of regulatory limitations, obligations, or restrictions, including, among other things: • limitations, conditions, or prohibitions on certain AI use cases, applications, or deployment contexts; • requirements to modify, restrict, delay, or withdraw specific models, features, or functionalities in particular markets or for specific customers; for example, in early 2026, the U.S. Department of War suggested it could invoke the Defense Production Act to compel us to remove the limitations we have placed on the use of our models for autonomous weapons and mass surveillance; • heightened transparency, documentation, auditing, governance, or human-oversight obligations; • restrictions on the collection, use, transfer, localization, or retention of data used to train or operate AI systems, based on intellectual property, privacy, or other frameworks; • mandated safety, risk-management, or evaluation frameworks, certifications, or approvals, including requirements for independent, third-party review or approval prior to model development, training, or release; for example, in September 2026, a state attorney general asked a court, in pending litigation alleging harm to minors, to enjoin an AI company from developing new AI models without independent, third-party guardrails and approval; • restrictions on data center development or expansion, including permitting, zoning, or limits on energy or water usage; • heightened energy efficiency, sustainability, or environmental compliance requirements; • limitations on cross-border deployment, access, or commercialization of AI models, including through export controls, national security determinations, or other governmental measures that could restrict our ability to sell our models, platform, and applications in certain markets or to certain customers; for example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models, which were subsequently lifted after we updated our safeguards, and other models may be subject to these or similar export restrictions in the future; for more information, see the section titled “1.3.3 Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.” • AI-specific taxes, fees, reporting obligations, or other financial burdens; or • outright bans or moratoriums on activities material to our business or the businesses of our customers and partners. Because AI regulation is developing rapidly and in a fragmented manner, including as a result of political considerations, public sentiment, and geopolitical dynamics, we will not be able to fully anticipate how existing laws will be interpreted or enforced, how new legal frameworks will evolve, or whether regulatory regimes across jurisdictions will converge or diverge over time. Compliance with new or changing requirements may require substantial investment in research and development, compliance systems, operational processes, or localized offerings, and we may need to adjust or limit our activities in certain jurisdictions to address conflicting or inconsistent legal obligations. In addition, regulatory actions affecting our customers or partners, including restrictions on their ability to develop, deploy, or commercialize AI- enabled models, platforms, or applications, could indirectly reduce demand for our models, platform, and applications. Any failure, or perceived failure, to comply with applicable laws and regulations, or any significant increase in the cost or complexity of compliance, could result in litigation, enforcement actions, penalties, reputational harm, delayed or reduced adoption of our offerings, or other adverse effects on our business, financial condition, and results of operations. Additionally, as AI systems become more sophisticated, emerging debates regarding whether AI systems possess or could develop forms of sentience or moral status may lead to regulatory requirements, public pressure, or advocacy efforts that could constrain how we develop, train, deploy, or modify our models, increase our costs, or affect our reputation, regardless of the ultimate resolution of these philosophical and scientific questions. In addition, given our focus on developing frontier intelligence, and the way we approach model sentience and moral status, we may face heightened scrutiny or pressure in connection with these debates and could elect to adopt policies, safeguards, or limitations regarding model development, deployment, or modification that go beyond existing legal requirements,

42 which could constrain our operations, increase costs, or limit the commercial potential of our models, platform, and applications. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 1.1.30 Our sales to government entities and highly regulated organizations are subject to challenges and risks. Our customers include U.S. and non-U.S. government agencies. Revenue from government agency contracts represented, in aggregate, less than 2% of our revenue in each of the periods presented in this prospectus; however, the risks described below, including the governmental actions described in this risk factor, are not limited to revenue generated directly from government agencies and could affect our relationships with commercial customers and partners. Sales to government agencies involve additional risks, including, but not limited to: • changes in government fiscal or procurement policies, or decreases in government funding available for procurement of goods and services generally, or for our federal government contracts specifically; • changes in government programs or applicable requirements; • our ability to agree on commercial terms with government entities, including with respect to the permitted use of our models, platform, and applications; • restrictions in the grant of personnel security clearances to our employees; • our ability to maintain facility clearances required to perform on classified contracts for U.S. government and non-U.S. government agencies, as applicable; • changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding; • changes in the government’s attitude towards us as a company or our technology; • appeals, disputes, or litigation relating to government procurement, including but not limited to bid protests by unsuccessful bidders on potential or actual awards of contracts to us or our partners by the government; • the adoption of new laws or regulations or changes to existing laws or regulations; • budgetary constraints, reductions in government spending, operating under continuing resolutions, disruptions from government shutdowns, or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; • influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; • changes in legal obligations or political or social attitudes with respect to security or privacy issues; • potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns; and • increased or unexpected costs or unanticipated delays caused by other factors outside of our control. Any such event or activity, among others, could cause governments and government agencies to delay, pause, or cancel contracts or seek to modify their contracts, or refrain from entering into contracts with us or purchasing our models, platform, and applications in the future, undermine our ability to pursue future contracts, damage our relationships with partners and customers who also sell models, platforms, or applications to governments, or reduce the size or timing of payment with respect to our services to or purchases from existing or new government customers. Any of the foregoing could have an adverse effect on our prospects, business, financial condition, and results of operations. For example, in February 2026, in response to our publicly stated position that our technology should not be used for mass domestic surveillance or fully autonomous weapons, the President of the United States stated that he had directed that all federal executive agencies cease using our technology. At the same time, the Secretary of War directed the Department of War to designate us as a “supply-chain risk to national security” and stated that “effective immediately, no contractor, supplier, or partner that does business with the United States military may conduct any commercial activity” with us. On March 4, 2026, the Department of War sent us two letters—one pursuant to 10 U.S.C. § 3252 and the other pursuant to Section 4713 of the Federal Acquisition Supply Chain Security Act (“FASCSA”)—asserting that our models, platform, and applications present a supply-chain risk. These actions referenced above are defined herein as “Challenged Actions.” We vigorously challenged these Challenged Actions in Anthropic PBC v. Department of War,

43 et al. (N.D. Cal.) and Anthropic PBC v. Department of War, et al. (D.C. Cir.). After first obtaining an order from the United States District Court for the Northern District of California that preliminarily enjoined the Department of War’s directive and Section 3252 supply-chain risk designation of us and preliminarily enjoined the other defendant agencies from implementing the Presidential directive until final resolution of the lawsuit, we subsequently, on August 27, 2026, obtained an order from the United States District Court for the Northern District of California that largely granted summary judgment in our favor. The court ruled that the Challenged Actions were retaliatory acts meant to punish us for speech protected under the First Amendment to the United States Constitution and violated our rights under the Due Process Clause of the Fifth Amendment to the United States Constitution. The court also held that the Secretary of War’s actions, particularly with respect to 10 U.S.C. § 3252, violated the Administrative Procedure Act because they were in excess of statutory authority, contrary to law, and arbitrary and capricious. The court entered final judgment largely in our favor. The defendants filed a notice of appeal of the preliminary injunction. The D.C. Circuit Court of Appeals, however, denied our motion to stay the Secretary of War’s Section 4713 designation of us as a supply-chain risk pending review on the merits. On September 25, 2026, in a 2-1 split decision, the D.C. Circuit Court of Appeals denied our petition for review, ruling that the Department of War’s Section 4713 supply-chain risk designation was proper, and that our rights under the First Amendment and Due Process Clause of the Fifth Amendment were not violated. We filed a petition for rehearing en banc asking the full D.C. Circuit to review the panel’s decision. We cannot predict the ultimate outcome of these lawsuits. While we continue to work with government agencies, we cannot be certain that the resolution of these lawsuits will not adversely affect our ability to sell to government agencies and other customers that sell products and services to the U.S. government, and in turn adversely affect our business, financial condition, and results of operations. Further, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models, which we disabled for all customers until those restrictions were lifted, as described in the section titled “1.3.3 Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.” Similar restrictions could be imposed again in the future. Each of the foregoing may result in significant reputational harm, including adverse media coverage, public scrutiny, and negative perceptions among existing and prospective customers, partners, employees, and investors, regardless of the ultimate outcome of the litigation. Such perceptions may lead customers, including commercial enterprises and international customers, to delay or forgo purchasing our models, platform, and applications, or to impose additional diligence, contractual restrictions, or termination rights in connection with engagements with us. Further, these developments may create uncertainty in the broader market regarding our long-term ability to operate in certain sectors, which could result in increased volatility in demand for our models, platform, and applications, reduced willingness of counterparties to enter into long-term or strategic arrangements with us, and fluctuations in investor sentiment, any of which could adversely affect our business, financial condition, and results of operations. The bidding process for government contracts can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate revenue. Government agencies often undertake a significant evaluation process that results in a lengthy sales cycle. Some contracts with government agencies are structured in phases or include options, where each phase is subject to satisfaction of certain conditions and where the exercise of options is discretionary. As a result, the actual scope of work performed pursuant to any such contracts, in addition to related contract revenue, could be less than total contract value. In addition, product purchases by such organizations are frequently subject to budget constraints, multiple approvals, and unanticipated administrative, processing, and other delays. All of these factors can add further risk to business conducted with these customers and could lead to lower revenue results than originally anticipated. We also must comply with both local and international laws and regulations relating to the formation, administration, and performance of contracts. Contracts with government agencies are subject to extensive, evolving, and sometimes complex regulations which provide public sector customers rights, many of which are not typically found in commercial contracts. For example, government contracts generally include the ability of government agencies to terminate for convenience, which, if exercised, would result in a lower contract value and lower-than-anticipated revenue generated by such arrangement. Any changes to the government regulations applicable to government contracts could affect our ability to enter into, or the profitability of, contracts with government entities. Our subsidiary, Anthropic Public Institutions, LLC, is required to maintain a facility security clearance to perform on classified contracts for the U.S. federal government and must comply with National Industrial Security Program requirements. Failure to comply with these requirements may result in Anthropic Public Institutions, LLC’s facility clearance being revoked. To the extent Anthropic Public Institutions, LLC, is not able to maintain its facility security clearance, we may not be able to bid on or win new classified contracts, and existing contracts requiring a facility security

44 clearance could be terminated, either of which could have an adverse impact on our business, financial condition, and results of operations. Contracts with government agencies are also subject to audits and reviews of contractors’ administrative processes and other contract-related compliance obligations. Breaches of government contracts, failure to comply with applicable regulations, failure to obtain and maintain required facility and/or security clearances, or unfavorable findings from government audits or reviews could result in contract terminations, reputational harm, or other adverse consequences, including ineligibility to sell to government agencies in the future, government refusal to continue buying our subscriptions, or fines or civil or criminal liability, which could adversely affect our results of operations. 1.1.31 Our reliance on a limited number of CSPs and suppliers, some of which have strategic and investment relationships with us and are our customers, creates complex dynamics that could give rise to conflicts of interest and adversely affect our access to compute. We rely on a limited number of CSPs—Amazon, Google, and Microsoft Corporation (“Microsoft”)—and suppliers, such as Broadcom, for compute and critical components of our compute infrastructure. These relationships are governed by contractual arrangements that, while providing us with significant committed compute, also create dependencies and potential vulnerabilities. These CSPs may experience service outages, security incidents, or capacity constraints that affect our operations. The terms of our arrangements, including pricing, compute commitments, and service levels, are subject to negotiation upon renewal, and we may be unable to secure renewals on terms as favorable as our current arrangements. Migrating workloads to alternative providers would be costly, time-consuming, and operationally complex, and may not be feasible within timeframes that would avoid material disruption to our model development roadmap or our ability to serve customers. The engineering investment required to maintain the performance of our unified compute platform across new hardware environments means that any such migration could degrade our compute efficiency, increasing the compute and infrastructure costs required to support a given level of business activity during and following any such migration period. Our relationships with these CSPs are multifaceted and complex. Amazon, Google, and Microsoft, through their respective affiliates, have made significant equity investments in the Company. At the same time, they may have made, and may in the future make, equity investments in, provide financing to, or otherwise support companies whose models, platforms, or applications compete with ours. These CSPs are also our customers, purchasing our intelligence service for internal use or for their own products and services. Their purchasing decisions may be influenced by their own competing offerings, which could affect their demand for our intelligence service. Additionally, Amazon, Google, and Microsoft are among the largest technology companies in the world, each with substantial AI research and development programs, AI-powered models, platforms, and applications that compete with ours, and strategic interests that may not be fully aligned with our own. Amazon, Google, and Microsoft each offer AI services and develop and deploy competing AI models through their respective cloud platforms. We make certain of our models available through these cloud platforms, and our distribution relationships with Amazon, Google, and Microsoft generate revenue for us, but they also create dependencies, give them visibility into our pricing and commercial terms across the platforms they operate, and may influence their incentives regarding pricing, compute allocation, service quality, sales prioritization, and compensation structures. To the extent these CSPs promote, integrate, prioritize, or provide customer access to our models, platform, and applications on terms that are less favorable than those applicable to their own competing offerings or to the offerings of other companies, including with respect to pricing, commercial terms, product placement, integration, or access to compute or sales incentives, our competitive position, customer adoption, and business results could be adversely affected. Our relationships with our strategic partners—whether with Amazon, Google, or Microsoft, which simultaneously serve as our investors, customers, distribution partners, and competitors, or with Broadcom, which simultaneously serves as a supplier and lessor—create potential conflicts of interest that are difficult to fully anticipate or mitigate. These CSPs may prioritize their own compute needs or those of their other customers, including competitors in which they have invested, may gain insight into our operations and compute requirements through their roles as providers that could inform their competitive strategies, or may make business decisions regarding their platforms that disadvantage our models, platform, and applications relative to their own offerings or the offerings of other companies they support. Similarly, Broadcom may prioritize the supply of accelerators and infrastructure capacity to other customers, alter the terms of our equipment lease or the operation of our dedicated facilities, or make decisions regarding the availability or pricing of hardware that adversely affect our access to the compute infrastructure it provides. Any deterioration in these relationships, or any decision by Amazon, Google, Microsoft, or Broadcom to reduce their support for our models, platform, and applications or limit our access to compute, could adversely affect our business. In addition, such relationships, including any exclusive or preferential arrangements, investment ties, bundling of services, or cooperative initiatives, have attracted and may in the future attract antitrust or competition law scrutiny from regulators and private

45 plaintiffs in the United States or non-U.S. jurisdictions, and any resulting investigations, enforcement actions, or required modifications to our business arrangements could be costly, distracting, and harmful to our business. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 1.1.32 We are pursuing initiatives to develop our own data center infrastructure, which involves significant capital commitments, operational complexities, and execution risks that could adversely affect our business, financial condition, and results of operations. To help reduce our dependence on CSPs, address constraints on available compute, and secure access to compute at the scale necessary for frontier model development, we are pursuing initiatives to develop our own dedicated on-premise data center infrastructure. These efforts include long-term leases and partnerships with third-party partners to procure the underlying real estate, power, and data center facilities while we lease capacity in those facilities and contract with specialized third-party operators for ongoing facility management. We also procure certain compute and infrastructure equipment directly and operate it in dedicated data center facilities leased and operated on our behalf, to our specification. For example, under the 2026 Lease Arrangement, the rent payments over the five-year equipment lease are equal to an aggregate of approximately $125.2 billion excluding interest, with rent payable in quarterly installments and payment obligations typically commencing upon AI infrastructure equipment becoming “ready for service” at the applicable data center facility. The 2026 Lease Arrangement is non-cancelable by the parties to such agreement during the applicable lease period except in the case of a default. In addition, we deposited cash into a restricted account in April 2026 for the benefit of Broadcom to secure compute capacity, which amount may be released or applied toward obligations under the lease depending on the satisfaction of specified conditions. Under certain circumstances, we may be required to place additional cash into this restricted account for future amounts due under the 2026 Lease Arrangement. Upon the occurrence of certain uncured events of default, such as certain payment or performance failures pursuant to the terms of the 2026 Lease Arrangement, a substantial portion of our obligations under the 2026 Lease Arrangement would be accelerated and, while we have access to multiple sources of capital and are not dependent on the potential financing capacity provided in the Infrastructure Partner 2026 NPA that we entered into in connection with the 2026 Lease Arrangement, we may not be permitted to elect to issue the convertible promissory notes under the Infrastructure Partner 2026 NPA to finance such obligations. Furthermore, we may in the future continue to directly procure such data center infrastructure and we may also undertake other efforts to build out our own compute and infrastructure and invest more deeply in the compute supply chain, which could result in significantly higher upfront costs and adversely affect our financial condition and results of operations. For more information, see the section titled “1.1.4 If our actual compute requirements differ materially from our projections, we may fail to secure sufficient compute to meet our needs or we may be committed to excess compute that remains underutilized.” We have limited experience in managing such data center infrastructure projects at scale. Successfully executing on these data center infrastructure initiatives requires us to recruit personnel with relevant experience and manage complex multi-year deployment timelines and relationships with developers, contractors, and service providers. As we continue to build out our own compute and infrastructure and further vertically integrate across the compute supply chain, these multi-party structures will become more prevalent and will expose us to a structural timing and liquidity risk in our payment obligations that differs from our historical compute arrangements. Historically, we have generally obtained compute from a limited number of CSPs under arrangements in which our compute and infrastructure expenses are paid as compute becomes available to us. In the future, we expect we will increasingly enter into separate arrangements with a greater number of different counterparties, each responsible for discrete services or inputs across the compute supply chain. Under many of these arrangements, we may be obligated to pay a counterparty once it performs its discrete obligation, even if delays or failures by others prevent us from assembling those discrete services or inputs into usable compute we can deploy to generate revenue. In addition, counterparties may deliver their services or inputs later than scheduled, or may fail to deliver them at all, and any such delay or non-delivery by a single counterparty could postpone or prevent our deployment of the associated compute. As a result, we could incur significant cash outflows without obtaining usable compute on a timely basis, which could adversely affect our liquidity, financial condition, and results of operations. Certain of our data center infrastructure arrangements involve complex multi-party structures in which chips are procured from or through our CSPs, leased to us by third-party financing entities, installed in data center facilities procured by or through other third-party partners, and operated by yet another set of third-party service providers. The complexity of these arrangements increases execution risk, as delays or failures by any participant in the chain could affect the availability or performance of the resulting compute.

46 In addition, to meet the substantial energy demands of large-scale AI workloads, we have entered into, and may in the future enter into, arrangements involving dedicated power generation assets and/or the development, operation, or control of power stations or other energy infrastructure. Such arrangements expose us to new operational, regulatory, and environmental liabilities, and require expertise and capabilities that differ from our core competencies. Successfully executing on these power infrastructure projects requires us to recruit personnel with relevant experience and manage complex multi-year deployment timelines and relationships with developers, contractors, service providers, and regulators, including aligning project completion schedules with the data centers such projects are expected to serve in order to avoid timing delays that constrain our ability to utilize this compute and to generate revenue and recoup costs from such investments. Deployment of our data center and power infrastructure projects involves execution risks, including delays due to permitting issues, change in law, force majeure, lack of network connectivity between facilities, supply chain disruptions, labor shortages, or contractor performance; cost overruns due to equipment pricing changes, design modifications, or unanticipated requirements; and technical risks that facilities may not perform as specified or achieve expected reliability or efficiency levels. Certain of our arrangements are also subject to conditions precedent that must be satisfied before construction can commence, and completion guarantees that may terminate upon a lender foreclosure before construction is complete, leaving us without contractual recourse to compel completion. Certain of these arrangements also depend on the continued performance of credit support provided by a third party that is also a competitor, the loss or impairment of which could jeopardize the underlying arrangements. Such credit support provided to third-party data center developers or hardware providers, from which we derive no direct contractual rights or obligations, may also affect the availability and cost of data center capacity and hardware generally. Additionally, new tariffs or import fees enacted after the effective date of certain arrangements may be passed through to us as additional costs. Any delay in or limitation on the amount of compute delivered to us could adversely affect our business. The capital-intensive and long-term nature of leasing and equipping data center capacity creates financial risk, as large upfront investments and long-term payment commitments must be made months before facilities become fully operational. If our compute requirements or technology needs change, we may find ourselves with leased or dedicated infrastructure that is poorly suited to our actual needs, and technological changes in AI hardware or training methodologies could render such infrastructure less efficient than newer alternatives. Unlike CSP arrangements where compute can be adjusted relatively dynamically, long-term leases, reserved compute, and dedicated infrastructure investments are much less flexible and create long-term financial obligations regardless of whether the capacity continues to meet our needs. For example, certain of our dedicated power and data center infrastructure arrangements have initial terms of 20 years with annual escalators and include take-or-pay compute payment obligations and uncapped fuel cost pass-throughs that apply for the duration of the term regardless of actual utilization. Our increasing efforts to build out our compute and infrastructure require substantial capital expenditures and are changing the cash flow profile of our business. Whereas the compute purchased through our CSP arrangements is generally paid as the compute becomes available to us, we expect an increasing portion of our compute and infrastructure investment to take the form of capital expenditures and other commitments, including lease obligations, that require significant upfront payments well in advance of the related compute becoming operational. Our existing commitments are substantial, and we expect our capital expenditures to increase significantly as we continue to expand our compute and infrastructure build-out. As a result, we expect these investments to result in significant net cash used in operating and investing activities for the foreseeable future, and our net cash used in these activities may increase regardless of whether our financial performance improves. The magnitude and timing of these investments are inherently uncertain and may change materially over short periods, including as a result of decisions to accelerate or expand our build-out, and such changes could rapidly and significantly alter our expected results of operations and cash flows for a given period. If our cash flows from operations and available capital are insufficient to fund these investments, we may be required to raise additional capital on unfavorable terms or to reduce, defer, or forgo planned investments, any of which could adversely affect our business, financial condition, and results of operations. If we are unable to successfully execute on our data center infrastructure initiatives, experience significant delays or cost overruns, or find that the infrastructure we lease, deploy, or build does not meet our evolving needs, we may not realize the expected benefits of these investments, which could adversely affect our business, financial condition, and results of operations.

47 1.1.33 We may not successfully build, expand, and deploy our sales and marketing organization in a timely manner, or we may not successfully hire, retain, train, and motivate our sales personnel. We have grown, and will continue to grow, our direct sales force. Whether we are able to increase our sales to existing customers, identify and engage new customers, and enter new U.S. and non-U.S. markets, each with a focus on broadening use of our models, platform, and applications across departments and entire organizations, will depend, among other things, on our ability to successfully test new market segments and customer types, validate product- market fit through early customer engagement, timely and effectively scale our sales motions, and adapt quickly when market conditions change. We have limited experience building, managing, and scaling a direct sales force. We have dedicated and plan to continue to dedicate significant resources to sales and marketing programs and to expand our sales and marketing capabilities to target potential customers and achieve broader market adoption of our models, platform, and applications, but there is no guarantee that we will be successful in attracting and maintaining additional customers. Moreover, identifying, recruiting, training, and managing sales personnel requires significant time, expense, and attention, including from our senior management and other key personnel, as there is significant competition for sales personnel with the skills and technical knowledge that we require, including the ability to understand and communicate complex and evolving AI use cases, regulatory considerations, customer risk sensitivities, and rapidly changing product capabilities. These challenges are particularly acute for international expansion, which requires qualified personnel with international experience, language skills, cultural competencies in the geographic markets which we target, and an aligned mission-oriented culture. If we are unable to successfully manage the foregoing risks, our prospects, business, financial condition, and results of operations could be adversely affected. We periodically make adjustments to our sales and marketing organization in response to market opportunities, product introductions or enhancements, acquisitions, and other internal and external considerations. Any future sales and marketing organization changes may result in a temporary reduction of productivity, which could negatively affect our rate of growth. In addition, any significant change to the way we structure and implement the compensation of our sales and marketing organization may be disruptive or may not be effective and may adversely affect our revenue growth. If we are unable to attract, hire, develop, retain, and motivate qualified sales and marketing personnel, if our new sales personnel are unable to achieve sufficient sales productivity levels in a reasonable period of time or at all, if our marketing programs are not effective, or if we are unable to effectively build, expand, and manage our sales organization and operations, our sales and revenue may grow more slowly than expected or decline, and our prospects, business, financial condition, and results of operations could be adversely affected. 1.1.34 We have a limited history under our current go-to-market strategy, and our efforts to scale and evolve our customer acquisition, engagement, and retention model may not be successful. We have a limited history selling consumption-based access and subscriptions to our models, platform, and applications under our current business model, and we are continuing to scale our operations and go-to-market strategy. Our future success depends in part on our ability to continue attracting, onboarding, expanding, and retaining customers under this model, including determining whether, when, and how to target, develop, and deepen relationships with individual customers over time. Scaling our operations, including hiring, training, and retaining additional sales, sales engineering, and customer-facing personnel, and evolving our go-to-market strategy may take more time and require more effort than anticipated, and the results of these efforts are difficult to predict. Our business and operating models have not been fully proven, and our limited history with our current approach makes it difficult to evaluate our prospects, plan for future growth, and forecast our results of operations. In addition, our strategy and customer mix expose us to competitive and execution risks as the AI market continues to evolve. We have organized our research priorities, our product roadmap, and our go-to-market and Applied AI teams around enterprise use cases, and much of the diffusion of Claude to date has been organic—driven by individual users, including software developers and prosumers, who adopt Claude and often serve as internal champions for its broader adoption within their organizations—rather than by a large direct sales organization. This approach has allowed us to scale with a smaller team relative to other large enterprise technology companies, but it assumes that our applications and distribution will be sufficient to deliver the capabilities of our models to customers and that individual adoption will continue to translate into organizational adoption and expansion. Companies with stronger consumer-facing businesses, larger consumer user bases, more established brands, broader distribution, or deeper customer relationships may choose to increase their focus on enterprise customers or enterprise use cases and could leverage their scale, resources, and market presence to compete more effectively with us. In particular, if such competitors capture the individual users from whom our enterprise adoption often originates, whether through their consumer applications, by integrating AI functionality into products those users already use, or otherwise, our pipeline of enterprise opportunities could be reduced in ways that a direct sales organization of our current scale may not be able

48 to offset. Building a substantially larger sales organization, or shifting investment toward consumer and application- layer products to compete for those users, would require significant time and resources beyond our current plans and would involve the tradeoffs described in the section titled “1.1.9 We face intense competition, and if we are unable to compete effectively, our business, financial condition, and results of operations could be adversely affected.” Because we have a limited operating history with our current business model and go-to-market strategy, we have less experience predicting customer adoption, expansion, and retention patterns, and customers may be slower than expected to adopt our models, platform, and applications or expand usage. Any failure to successfully scale our operations or effectively execute on and refine our go-to-market strategy could adversely affect our business, financial condition, and results of operations. 1.1.35 Sales to enterprise customers involve complexities and risks that could adversely affect our business, financial condition, and results of operations. We derive a large portion of our revenue from sales to enterprise customers. Our ability to attract, retain, and expand relationships with enterprise customers depends in significant part on our ability to meet their generally heightened operational, technical, security, reliability, and compliance requirements. Enterprises typically expect high levels of system uptime, performance consistency, data security, auditability, internal controls, and scalability, as well as robust support and service levels. These requirements may be heightened for our agentic offerings, where enterprise customers may require detailed logs of each action taken by an autonomous agent within their environment, including the agent’s reasoning, tool invocations, and interactions with external systems. Any inability on our part to provide such logs at the level of granularity customers require could limit adoption of our agentic offerings by enterprises or result in customer attrition. If we are unable to deliver models, platforms, and applications that satisfy these enterprise-grade requirements, or if we experience outages, performance degradation, security incidents, or other operational failures, our ability to retain and expand with enterprise customers could be adversely affected. In particular, as we deploy our Virtual Collaborators (i.e., AI systems that work alongside humans to perform complex, multi-step work at professional levels), like Claude Code and Claude Cowork, within enterprise environments, these systems will require broad permissions and deep integrations with customers’ internal tools, data, and workflows in order to operate effectively. The scope of access required for extended autonomous operation within enterprise environments increases the potential consequences of any security incident, unauthorized action, or system error, and customers may be reluctant to grant the level of access necessary for these systems to operate as designed if they are unable to satisfy themselves regarding the security, reliability, and controllability of such systems. Our sales efforts targeted at enterprise customers also involve risks and challenges that may not be present, or that are present to a lesser extent, with sales to individuals or smaller organizations. These customers typically have longer decision-making cycles, require greater security, functionality, and scalability, expect a broader range of services, demand that providers take on a larger share of risks, require higher levels of customer service and support, and expect greater payment flexibility from vendors. We are often required to spend significant time and resources to familiarize potential customers with the value proposition of our models, platform, and applications, and this process can take substantially longer with enterprise customers. Enterprises may also require extensive customization, integration support, and vendor evaluations and demand more features than we currently offer or than we can deliver within their expected timeframes, including enterprise-grade functionality such as audit logs, compliance features, security controls, and monitoring tools, which may require us to make additional investments in product development or services capabilities, before committing to a purchase. As a result of these factors, sales opportunities with enterprises require us to devote greater sales and administrative support and professional services resources to each such enterprise customer, which increases our costs, lengthens our sales cycle, and diverts our sales and customer service resources to a smaller number of enterprise customers. We may spend substantial time, effort, and money in our sales efforts without successfully producing any sales. In addition, many enterprise customers procure and deploy our models, platform, and applications through third-party CSP marketplaces, which can introduce additional complexity into the sales and deployment process, including reliance on the CSPs’ procurement, security, and billing workflows and coordination with multiple counterparties. As a result, our ability to attract, retain, and expand relationships with enterprise customers may also depend in part on factors outside of our direct control, including the policies, priorities, and operational requirements of such CSPs. A number of factors influence the length and variability of our sales cycle. The need to educate potential customers about the uses and benefits of our models, platform, and applications, the discretionary nature of purchasing and budget cycles, competitive evaluation and purchasing approval processes, procurement requirements, legal review of contract terms, and internal budget authorization procedures all contribute to sales cycle variability. The length of our sales cycle, from identification of the opportunity to deal closure, may vary significantly from customer to customer. Sales to enterprises typically take longer to complete than sales to individuals or smaller organizations.

49 A meaningful portion of our revenue is attributable to a relatively small number of such enterprise customer relationships, which increases the variability of our financial results. Our revenue in any given quarter could be substantially affected if these customers decide to significantly reduce their spend. Enterprises may have deep existing relationships with our competitors for models, platforms, and applications we do not offer, or relationships with others in the ecosystem, which may delay our sales process or cause us to not succeed with such enterprises. Enterprise customers are particularly sensitive to our ability to maintain the uptime of our models, platform, and applications, and any degradation in uptime could adversely affect our ability to retain and expand with our enterprise customers. Sustaining the uptime, performance, and scale that enterprise customers expect can place additional demands on our overall compute, and any failure of our capacity management systems to direct sufficient compute to support such demands could adversely affect our ability to serve all workloads. For more information about the foregoing, see the section titled “1.1.40 If we fail to manage our technical operations infrastructure, or experience service outages, interruptions, or delays in the deployment of our models, platform, and applications, our results of operations may be adversely affected.” Our sales strategy for these enterprise customers also depends on our ability to build and maintain an effective sales organization. If we fail to effectively manage these risks associated with sales to enterprises, our business, financial condition, and results of operations could be adversely affected. For additional discussion of our personnel-related risks, see the section titled “1.1.33 We may not successfully build, expand, and deploy our sales and marketing organization in a timely manner, or we may not successfully hire, retain, train, and motivate our sales personnel.” 1.1.36 If our marketing strategies, such as our free trials and free tiers, fail to generate the benefits we expect, or if their costs exceed those benefits, our ability to grow our revenue could be adversely affected. A portion of our users access our models, platform, and applications through free tiers or promotional offerings, and we seek to convert these users into paying customers over time. We may not always be successful in doing so, as free users may be satisfied with the limited functionality available in free tiers, may not have budgets to support paid subscriptions, or may choose to use our free offerings indefinitely without converting to paid plans. The availability of free tiers may cannibalize potential paid subscriptions, as some users who would have otherwise paid for our services may instead rely exclusively on free access. Additionally, providing free access to our models, platform, and applications involves costs, including compute and infrastructure, customer support, and other operational costs. In addition, we offer free access in significant part to build awareness of, familiarity with, and engagement with our products, and as a means of reaching individuals engaged in knowledge work outside of a business or organizational context. However, these benefits are inherently difficult to measure, free usage may not generate the awareness or advocacy we expect, and individual adoption of our products may not translate into organizational adoption or expansion. See the section titled “1.1.34 We have a limited history under our current go-to-market strategy, and our efforts to scale and evolve our customer acquisition, engagement, and retention model may not be successful.” If the costs of supporting free users exceed the value we derive from their eventual conversion or other benefits such as network effects and word-of-mouth referrals, our business, financial condition, and results of operations could be adversely affected. 1.1.37 If we fail to maintain high-quality customer support, our ability to retain and expand customers could suffer, which may adversely affect our prospects, business, financial condition, and results of operations. Our customers rely on our customer support services to resolve issues and realize the full benefits that our models, platform, and applications provide. In order to deliver high-quality customer support and engagement, we must successfully assist our customers in deploying and continuing to use our models, platform, and applications, resolve performance issues, discover and deploy our models, platform, and applications in new use cases, provide hands-on technical implementation, customization, and solution engineering support, provide training and guidance to help customers effectively adopt and scale their use of our models, platform, and applications, address interoperability challenges, and respond to security threats and cyberattacks and performance and reliability problems that may arise from time to time. The importance of our support function will increase as we expand our business and pursue new customers. Many enterprises have complex internal systems and require high levels of focused support to fully realize the benefits of our models, platform, and applications. If we do not help our customers quickly resolve issues and provide effective ongoing support and enablement, or a market perception develops that we do not maintain high-quality customer support and experience, our ability to maintain and expand our subscriptions to existing and new customers could suffer, particularly with respect to our enterprise customers.

50 In addition, our growth model depends significantly on driving deeper adoption and expanded use cases within our existing customer base. If we are unable to effectively provide support and integration efforts that enable customers to identify, deploy, and scale additional high-value use cases, demonstrate measurable return on investment, or integrate our models, platform, and applications into their core workflows, customers may limit usage, fail to renew at expected levels, or reduce their spend, which could materially slow our revenue growth. Further, there can be no assurance that we will be able to hire sufficient support personnel as and when needed, particularly if our sales exceed our internal forecasts. We expect to continue to increase our customer base, and that growth may put additional pressure on our customer support teams, which may require additional personnel to respond to customer demand. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for services. To the extent that we are unsuccessful in hiring, training, and retaining adequate support personnel, our ability to provide high-quality and timely support to our customers will be negatively impacted, and our customers’ satisfaction and their use and subscription of our models, platform, and applications could be adversely affected. In addition, as we continue to grow our operations and reach a larger and increasingly global customer base, we need to be able to provide efficient services that meet our customers’ needs globally at scale, and our customer support teams may face additional challenges, including those associated with delivering support, training, and documentation in languages other than English and providing services across expanded time zones. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 1.1.38 Our product and investment decisions may not prioritize short-term financial results and may not align with investor expectations or preferences, which could adversely affect the market price of our Class A common stock. Our product and investment decisions are informed in large part by our commitment to AI safety, expanding our models, platform, and applications securely and responsibly, and providing high-quality customer support, all of which, in addition to our status as a PBC, may not necessarily maximize short-term financial results. While we generally believe that our product and investment strategy will improve our long-term financial results, we regularly make product and investment decisions that may or may be perceived to negatively impact our short-term revenue or ability to achieve and sustain profitability. For example, we have in the past delayed the release of new models or features, limited their availability, imposed usage restrictions, or constrained certain functionality until we determined that sufficient safety testing, evaluations, or mitigations were completed, such as with Mythos through Project Glasswing, which may have had a negative impact on our short-term revenue, and we may do so again in the future. Our focus on AI safety and responsible deployment may also require us to incur significant additional costs, including increased research and development expenses, additional personnel and infrastructure, and foregone or delayed revenue opportunities relative to competitors that may prioritize speed to market, broader access, or more permissive use of their products. These decisions may reduce customer adoption, limit usage by certain customers or use cases, or make our offerings less attractive, particularly when compared to competitors that do not adopt similar constraints. In addition, as we focus on responsibly growing our customer base and engagement across our models, platform, and applications, we may make product, pricing, or access decisions that lead to lower short-term profits or engagement compared to our competitors. Customers, partners, or investors may not agree with or fully understand these decisions and may perceive them as limiting our competitiveness or commercial potential, which could adversely affect our reputation, customer relationships, market adoption, or valuation. We cannot assure you that our long-term strategy will ultimately result in superior financial performance or that the anticipated long-term benefits of these decisions will be realized on the timeline we expect, or at all. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations. 1.1.39 Our investments in new products, technologies, and business initiatives may not produce the expected benefits and could adversely affect our business. We regularly make decisions to invest in new products, technologies, business lines, and strategic initiatives, including in areas outside our current core offerings, and the outcomes of these investments are inherently uncertain. These initiatives often require significant upfront investments of capital, research and development resources, and management attention, and their outcomes may not achieve widespread market adoption, may not generate revenue at anticipated levels, may take longer than expected to mature, or may fail entirely. In addition, reallocating resources from our core offerings to pursue new initiatives could slow growth in existing products, reduce operating efficiency, or weaken our competitive position if those initiatives do not succeed. If our investments in new products or business lines

51 do not produce the long-term benefits we anticipate, our business, financial condition, results of operations, and prospects could be adversely affected. Certain of these initiatives, including our life sciences research program, which involves operating laboratory facilities, and our research in robotics and physical AI, require us to engage in activities outside our historical experience as a software and research organization, such as handling biological and chemical materials, operating laboratory and robotic equipment, and complying with biosafety, occupational health and safety, environmental, hazardous materials, and, potentially, preclinical and clinical research regulations. These activities expose us to categories of liability, including for workplace injury and environmental contamination, that differ from those associated with our core business, and any drug candidates or other discoveries resulting from these efforts would face the lengthy, costly, and uncertain development and regulatory pathways characteristic of the life sciences industry, and may never generate revenue. 1.1.40 If we fail to manage our technical operations infrastructure, or experience service outages, interruptions, or delays in the deployment of our models, platform, and applications, our results of operations may be adversely affected. Our systems and operations are subject to disruptions resulting from changes to our technology infrastructure. We have experienced, and may continue to experience, service interruptions or degraded performance due to software deployments, configuration changes, system updates, and new model introductions. These disruptions may adversely affect our ability to service customers and could result in lost revenue, customer attrition, or reputational harm. Further, our mitigation efforts and processes may be insufficient to prevent or minimize the impact of system changes on service availability, and we may lack adequate testing, rollback procedures, or monitoring capabilities to detect and remediate issues arising from system changes in a timely manner. For example, in March 2026, we experienced a service outage and periods of degraded performance resulting from a combination of factors, including a significant and rapid increase in usage demand, compute constraints in certain components of our infrastructure, and other factors. Although we have taken and continue to take steps to address these issues, including migrating to more scalable infrastructure and enhancing our operational processes, similar incidents may occur in the future. In addition, continued growth in our customer base could place additional demands on our models, platform, and applications and could cause or exacerbate slowdowns or interrupt the availability of our models, platform, and applications. If there is a substantial increase in the volume of usage of our models, platform, and applications, we will be required to further expand and upgrade our technology and infrastructure. Any substantial increase in usage will also require increased compute. Because our compute is procured well in advance based on projected demand across all workloads, a significant acceleration in customer demand could cause aggregate capacity to fall short of the levels required to support all of our workloads concurrently at the scale we intend. If our committed compute proves insufficient, or the composition of our committed compute portfolio differs materially from our demand forecasts, we may experience service disruptions, degraded response times, or limitations on customer and user access to our models, platform, and applications, while also experiencing constraints on the compute available to support ongoing model development. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our models, platform, and applications or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis. If our users are not able to access our models, platform, and applications or encounter slowdowns, we may lose customers or partners. In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality, and features of our models, platform, and applications and the underlying compute infrastructure supporting them. Our disaster recovery plan may not be sufficient to address all aspects or any unanticipated consequence or incidents, and our insurance may not be sufficient to compensate us for the losses that could occur. Moreover, Amazon, Google, and Microsoft provide substantial portions of the compute infrastructure that we use to host our models, platform, and applications and many of the internal tools we use to operate our business. Any significant disruption of, limitation of our access to, or other interference with this infrastructure would negatively impact our operations, degrade the availability and performance of our models, platform, and applications, and could cause us to lose customers who are unable to access or experience difficulties accessing our models, platform, and applications. Even absent a full disruption, the level of service provided by Amazon, Google, and Microsoft could affect the availability or speed of our models, platform, and applications, which may also impact the usage of, and our customers’ satisfaction with, our models, platform, and applications and could seriously harm our business and reputation. Any transition of the services and infrastructure currently provided by Amazon, Google, and Microsoft to another CSP would require significant time and expense and could further disrupt or degrade delivery of our models, platform, and

52 applications. Such a transition could require us to re-architect portions of our infrastructure, retrain or migrate models and large datasets, incur data transfer and duplication costs, and adapt our systems to new tools and configurations, which could result in operational delays and reduced performance during the transition period. If Amazon, Google, or Microsoft increases pricing terms, terminates or seeks to terminate our contractual relationship, whether for competitive reasons or otherwise, establishes more favorable relationships with our competitors, or changes or interprets its terms of service or policies in a manner that is unfavorable with respect to us, our business, financial condition, and results of operations could be adversely affected. In addition, an increasing portion of our compute is hosted in dedicated data center facilities that are leased and operated on our behalf by third parties rather than by our CSPs, and we expect this portion to grow. Certain of these operators have a limited operating history, and these facilities may have less geographic redundancy, failover capacity, or operational tooling than those of large-scale cloud environments, such that an equipment failure, cooling or network disruption, or operator error at a single facility could affect a meaningful portion of our available capacity. Moreover, the continuous availability of our models, platform, and applications depends on the reliable supply of electrical power and water to the facilities that host our infrastructure, whether operated by our CSPs or on our behalf. Utility outages, shortages, price increases, or required curtailment of power during periods of peak demand, whether in connection with or outside of natural disasters or other catastrophic events, could interrupt or degrade the provision of our services in the ordinary course of our business. See the sections titled “1.1.5 Constraints on the critical inputs supporting compute could limit our ability to secure adequate compute.” and “1.1.44 Our business, financial condition, and results of operations may be adversely affected by war, terrorism, natural disasters, public health crises, political crises, or other unexpected events.” 1.1.41 If we are unable to make acquisitions and investments, or successfully integrate them into our business, our business, financial condition, and results of operations could be adversely affected. As part of our business strategy, we will continue to consider a wide array of potential strategic transactions, including acquisitions of businesses, new technologies, services, and other assets and strategic investments that complement our business. We have previously acquired and continue to evaluate targets that operate in relatively nascent markets, and there is no assurance that such acquired businesses will be successfully integrated into our business or generate substantial revenue. In addition, we may overpay for acquisition targets or make investments at valuations that do not ultimately prove justified by the targets’ performance, strategic value, or market conditions, which could adversely affect our financial condition. We may be unable to identify or complete prospective and attractive strategic transactions for many reasons, including competition from other potential acquirers, the effects of consolidation in our industry, and potentially high valuations of acquisition candidates. Even if we identify strategic transactions or enter into agreements with respect to such transactions, applicable antitrust laws and other regulations may limit our ability to acquire targets or force us to divest all or a portion of our business or an acquired business. If we are unable to identify suitable targets or complete acquisitions, our growth prospects may suffer, and we may not be able to realize sufficient scale and technological advantages to compete effectively. Acquisitions involve many risks, any of which could adversely affect our business, financial condition, and results of operations, including: • intense competition for suitable acquisition targets, which could increase prices and adversely affect our ability to consummate deals on favorable or acceptable terms; • failure or material delay in closing a transaction; • transaction-related lawsuits or claims; • difficulties in integrating the technologies, operations, existing contracts, and personnel of an acquired company; • difficulties in retaining key employees, business partners, or customers of an acquired company; • challenges with integrating the brand identity of an acquired company with our own; • diversion of financial and management resources from existing operations or alternative acquisition opportunities; • failure to realize the anticipated benefits or synergies of a transaction at all or within the expected timeframe;

53 • the incurrence of debt or dilution related to equity issuances in connection with a transaction; • failure to identify or address the problems, liabilities, or other shortcomings or challenges of an acquired company or technology, including issues related to copyrights and other intellectual property, regulatory compliance practices, litigation, revenue recognition, or other accounting practices, or employee or user issues; • risks that the acquired company could have a negative impact on our company culture; • risks that regulatory bodies may enact new laws or promulgate new regulations that are adverse to an acquired company or business; • risks that regulatory bodies do not approve our acquisitions or business combinations or delay such approvals; • theft of our trade secrets or confidential information that we share with potential acquisition candidates; • risk that an acquired company or investment in new services cannibalizes a portion of our existing business; and • adverse market reaction to an acquisition. If we fail to address the foregoing risks or other problems encountered in connection with past or future acquisitions of businesses, new technologies, services, and other assets, strategic investments, and other strategic transactions, or if we otherwise fail to realize the expected benefits of such acquisitions or investments, our business, financial condition, and results of operations could be adversely affected. 1.1.42 Unfavorable media coverage regarding our business, our models, platform, and applications, the impacts of AI, and the AI industry more broadly could adversely affect our business, financial condition, and results of operations. As our business has grown and as interest in us and the AI industry overall has increased, we have attracted, and may continue to attract, significant media coverage, public commentary, and scrutiny from time to time. This coverage and commentary have included, and we expect will continue to include, recurring narratives concerning the potential adverse societal impacts of AI, including that AI may displace or eliminate jobs, may be misused or otherwise cause harm, and may pose catastrophic or existential risks to humanity. We have been, and may continue to be, a particular focus of such narratives, and unfavorable coverage of the AI industry generally may be attributed to us, in each case regardless of whether the underlying concerns are well-founded or specifically applicable to our models, platform, or applications. Unfavorable publicity regarding us, our partners, or the AI industry more broadly could adversely affect our reputation and brand, as described in the section titled “1.1.16 If we are unable to maintain and enhance our brand and reputation, our business, financial condition, and results of operations may be adversely affected.” Negative media coverage, including public figures making negative or threatening statements about our company, whether accurate or not, could also adversely affect our brand and reputation and may reduce market acceptance of our models, platform, and applications or impair our ability to attract and retain customers. As public awareness of our brand increases, any issues that draw media attention may have an amplified adverse effect on our reputation. If unfavorable media coverage or adverse public perceptions persist or intensify, the demand for our models, platform, and applications could decline and our brand, business, financial condition, and results of operations could be adversely affected. 1.1.43 We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which may adversely affect our business, financial condition, and results of operations. As a public company, we will incur greater legal, accounting, and other expenses than we incurred as a private company. For example, we are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (“U.S. Exchange Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules and regulations of the SEC, and the listing standards of the Nasdaq Global Select Market. The U.S. Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. Compliance with these requirements will increase our legal, accounting, and financial compliance costs, and increase demand on our systems, making some activities more time-consuming and costly. In addition, changing laws, regulations, and standards relating to reporting obligations and corporate governance disclosure are creating uncertainty for public companies, which could result in continued uncertainty regarding compliance matters and higher costs. We expect these rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits

54 and coverage or incur substantially higher costs to maintain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers. As a public company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In that regard, we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. In addition, as a public company, we may be subject to stockholder activism, which can lead to substantial costs, distract management, and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in this prospectus and in our public filings with the SEC as required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, and results of operations may be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, may divert the resources of our management and our board of directors, and adversely affect our business, financial condition, and results of operations. Further, many members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws and regulations pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our management and may divert their attention away from the day-to-day management of our business, which may adversely affect our business, financial condition, and results of operations. 1.1.44 Our business, financial condition, and results of operations may be adversely affected by war, terrorism, natural disasters, public health crises, political crises, or other unexpected events. War, terrorist attacks, and other acts of political violence, or any significant natural disaster, such as an earthquake, fire, hurricane, tornado, flood, or significant power outage, may disrupt our operations, mobile networks, the internet, data centers, or the operations of our partners or third-party service providers, and the impact of climate change may increase these risks. In particular, our corporate headquarters is located in the San Francisco Bay Area, a region known for seismic activity and increasingly for the threat of fires. In addition, any public health crises, pandemics, political crises, terrorist attacks, war and other political or social instability, other geopolitical developments, or other catastrophic events, whether in the United States or in non-U.S. geographies, may adversely affect our operations or macroeconomic conditions. For example, an act of terrorism, armed conflict, or escalation of geopolitical tensions could result in physical damage to or destruction of data centers and other critical infrastructure, whether owned or operated by us or our third- party providers, as well as disruptions to power, cooling, or network connectivity necessary to operate such facilities. The impact of any of the foregoing or other disruption to us, our partners, or other third parties may result in system interruptions and degradation, reputational harm, delays in our product development, lengthy interruptions in our services, data breaches, malware, and other security or hacking incidents, all of which may adversely affect our business, financial condition, and results of operations. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. Further, the insurance we maintain may be insufficient to cover our losses resulting from such business interruptions, and any incidents may result in loss of, or increased costs of, such insurance. 1.1.45 If we are unable to ensure that our models, platform, and applications interoperate with a variety of software applications that are developed by others, including our integration partners, we may become less competitive and our business, financial condition, and results of operations may be adversely affected. Our models, platform, and applications must integrate with a variety of hardware and software platforms, and we need to continuously modify and enhance our models, platform, and applications to adapt to changes in hardware, software, and browser technologies. In particular, we have developed our models, platform, and applications to be able to easily integrate with third-party applications, including the applications of software providers that compete with us as well as our partners, through the interaction of APIs. In general, we rely on the providers of such software systems to allow us access to their APIs to enable these integrations. We are typically subject to standard terms and conditions of such providers, which govern the distribution, operation, and fees of such software systems, and which are subject to change by such providers from time to time. Our business will be harmed if any provider of such software systems: • discontinues or limits our access to its software or APIs;

55 • modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other software developers; • changes how information is accessed by us or our customers; • establishes more favorable relationships with one or more of our competitors; or • develops or otherwise favors its own competitive offerings over our models, platform, and applications. Further, we depend in part on operating systems, including mobile operating systems such as iOS and Android, and their respective application stores, such as Apple’s App Store and Google’s Play Store, to drive downloads of our Claude app. If such operating systems or application stores limit the availability of our app, make changes that degrade the functionality of our app, increase the cost of using our app, impose terms of use unsatisfactory to us, or modify their search or ratings algorithms in ways that are detrimental to us, or if our competitors’ placement in such mobile operating systems’ application store is more prominent than the placement of our app, our user growth could be adversely affected. Any changes in such operating systems and application stores that degrade the functionality of our app or give preferential treatment to our competitors’ apps could adversely affect our platform’s usage across devices. Some marketplaces have explored changing their policies regarding what content is acceptable within an application. If we are unable to adapt to such changes, this could adversely affect our platform’s access to and usage within those ecosystems. As new mobile devices and mobile platforms are released, there is no guarantee that certain mobile devices will continue to support our platform or effectively roll out updates to our apps. Additionally, in order to deliver a high- quality app, we need to ensure that our models, platform, and applications are designed to work effectively with a range of mobile technologies, systems, networks, and standards. We may not be successful in developing or maintaining relationships with key participants in the mobile industry that enhance users’ experience. If users encounter any difficulty accessing or using our apps on their mobile devices or if we are unable to adapt to changes in popular mobile operating systems, our prospects, business, financial condition, and results of operations could be adversely affected. Third-party models, platforms, and applications are constantly evolving, and we may not be able to modify our models, platform, and applications to assure their compatibility with those of other third parties. In addition, some of our competitors may be able to disrupt the operations or compatibility of our models, platform, and applications with their models, platforms, or applications, or exert strong business influence on our ability to, and the terms on which we, operate our models, platform, and applications. Should any of our competitors modify their products or standards in a manner that degrades the functionality of our models, platform, and applications or gives preferential treatment to competitive models, platforms, or applications, whether to enhance their competitive position or for any other reason, the interoperability of our models, platform, and applications with these products could decrease and our business, financial condition, and results of operations could be adversely affected. Further, if we are not permitted or able to integrate with these and other third-party applications in the future, our business, financial condition, and results of operations could be adversely affected. 1.1.46 Many of the risks we face are interconnected and may compound or trigger cascading adverse effects across our business, which could amplify their overall impact. Our business and operations are subject to numerous risks and uncertainties, as described in this section “1 Risk Factors,” many of which are interrelated, such that the occurrence of one risk event may exacerbate or trigger additional risk events, and the combined effect may be materially greater than the impact of any individual risk event in isolation. For example, unfavorable developments in intellectual property laws or adverse outcomes in copyright or other litigation could require us to modify, retrain, or limit the capabilities of our models, increasing costs and reducing the performance or competitiveness of our models, platform, and applications, which could in turn harm customer demand, revenue, and our reputation and brand. In addition, constraints on the availability or cost of compute could similarly limit our ability to develop and deploy advanced models, delay product launches, reduce service reliability, and adversely affect our revenue growth, while also affecting customer trust and perception of our offerings. If our revenue growth is limited and we do not have sufficient additional sources of capital, we may be unable to acquire necessary compute or invest in our talent to remain at the technological frontier or to support our customers, or we may face breaches of covenants or defaults under the A&R Credit Agreement and certain of our commercial agreements. If we were to breach covenants or default under the A&R Credit Agreement or certain of our commercial agreements, such an event could trigger cross-defaults, accelerate repayment obligations, restrict our access to capital, and further constrain our operations and growth, potentially magnifying other financial, operational, and reputational risks. Because these and other risks may interact in complex and unpredictable ways, particularly in a fast-moving industry characterized by technological change, evolving regulation, and emerging business models, we may not be able to foresee or effectively manage all potential consequences. If one risk triggers or intensifies others, or if multiple adverse events occur

56 concurrently or in close succession, our prospects, reputation, business, financial condition, and results of operations could be adversely affected. 1.2 Risks Related to Privacy, Cybersecurity, and Intellectual Property 1.2.1 The application of certain copyright law doctrines and contractual interpretations of open- source licenses to modern AI model training are uncertain. The application of certain copyright law doctrines and contractual interpretations of open-source licenses to modern AI model training have not been authoritatively resolved by U.S. and non-U.S. courts as of this date. We have a good faith belief that we own or possess all sufficient legal rights and/or defenses to the training data used in or with our AI models, platform, and applications, which is based in part on our belief that our use or acquisition of the training data used in or with our AI models, platform, and applications constitutes “fair use” of such training data under copyright law doctrine. In addition, copyright laws in some jurisdictions outside the United States generally do not recognize fair use, and our reliance on analogous exceptions is subject to evolving conditions and to adverse or unsettled judicial interpretation in those jurisdictions. If a court of law disagrees with our belief that our use or acquisition of such training data constitutes fair use or otherwise concludes that it violates copyright law, for example, by adopting the reasoning in Bartz (as defined below), including without limitation in currently active litigation against us or another company in our industry, our business may be adversely affected. In particular, adverse rulings in litigation involving other AI developers, regardless of the specific facts, data practices, or legal theories at issue in those cases, could establish legal precedents or interpretations of copyright law that apply broadly across the industry and limit our ability to train, develop, or deploy AI models, even if our own data procurement and usage practices differ. Such outcomes could restrict access to certain categories of training data, narrow the scope of available legal defenses, or impose new licensing, compliance, or operational requirements across the AI industry. For example, if we cannot rely on the fair use doctrine to access copyrighted work for training our models, we may be required to pay significant fees to obtain a license to such training data or our ability to further develop our models, platform, and applications and distribute models trained on such data at issue could be adversely affected. In addition, an adverse ruling against us or another company in our industry could result in injunctive relief that restricts our ability to use or distribute models trained on the data at issue or could require us to retrain affected models from scratch at substantial cost. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 1.2.2 We are subject to complex and evolving laws, regulations, and other legal obligations related to privacy and data protection, and any actual or perceived failure to comply with such obligations could adversely affect our business, financial condition, and results of operations. We are subject to a range of laws and regulations in the EU, the United States, and other jurisdictions, and other legal obligations relating to privacy, data protection, and the collection, use, transfer, storage, and other processing of data. These laws, regulations, and other legal obligations vary across jurisdictions, and include comprehensive frameworks such as the General Data Protection Regulation 2016/679 (“GDPR”), laws that impose sector-specific obligations, and those that impose specific requirements or restrictions on the handling of particular types of data, such as personal data that is considered sensitive. These obligations are not harmonized, continue to evolve in scope, present technical and operational complexities and challenges, and may conflict or impose overlapping or inconsistent obligations. Further, these laws and regulations, as well as other laws and regulations not originally enacted to address privacy or data protection, continue to evolve as they are applied to new technologies, including AI, and may be interpreted or enforced in ways that are inconsistent, unclear, novel, or subject to significant regulatory discretion. Additionally, plaintiffs, class action counsel, state attorneys general, and other claimants continue to pursue claims against AI companies relating to data handling, privacy, and cybersecurity; similar disputes could arise against us and they could take the form of privacy, cybersecurity, breach of contract, tort, or other claims. New or evolving laws, regulations, regulatory interpretations, claims, and novel or inconsistent application of existing laws and regulations to us, or our evolving contractual or other legal obligations, including those that arise as we seek to enter into new markets or product offerings, may require us to modify our models, platform, and applications, policies, and practices, delay or limit the development or deployment of certain features, increase compliance and litigation costs, and result in fines or penalties. Our compliance obligations and expenditures, and our exposure thereunder, may vary depending on both how customers access and use our models, platform, and applications, including through our first-party offerings or third- party distribution channels, and on the nature of data processed in connection with those offerings. For example, our costs and regulatory exposure may vary based on the demands we receive from individuals, regulators, and other parties seeking to exercise rights under privacy or data protection laws. We may be subject to additional obligations, restrictions, or exposure in connection with the processing of data that is considered sensitive under applicable laws. In connection with the development, deployment, and improvement of our services, including model training,

57 improvement, and inference, we have faced, and may face in the future, operational errors or claims or assertions that our use or processing of data, such as personal, sensitive, or confidential data, is inconsistent with our obligations. Failure to secure data against risks to its confidentiality, integrity, or availability may result in legal obligations, such as notification obligations to individuals, regulators, or customers, which could result in additional legal and reputational risk. Any actual or perceived failure or inability by us, our personnel, or third parties acting on our behalf to comply with applicable privacy or data protection requirements, our contractual commitments, or our public statements regarding our data practices could result in investigations, litigation, fines, penalties, or other liability; require us to change our models, platform, and applications, policies, or practices; reduce customer demand or harm our reputation; require us to make public disclosures that could expose us to reputational and legal risks; and otherwise adversely affect our business, financial condition, and results of operations. 1.2.3 We process personal and sensitive data for AI safety, and any actual or perceived failure to comply with the legal and regulatory obligations applicable to such processing could adversely affect our business, financial condition, and results of operations. Our commitment to AI safety requires us in some cases to access, collect, and process personal and sensitive data. While our approach and mechanisms relating to handling personal and sensitive data are designed to improve AI safety, they also subject us to compliance with evolving industry practices, laws and regulations, and increased risks related to the processing of sensitive data, such as increased risks of harm or litigation if we experience a security incident or unauthorized access to or processing of data. Further, laws and regulations not originally enacted to address AI safety are being applied to AI safety and may be increasingly interpreted or enforced in ways that are inconsistent, unclear, novel, or subject to significant regulatory discretion. Any actual or perceived failure to comply with AI safety requirements or our processing of personal or sensitive data for AI safety, or any actual or perceived security incident involving such data, could result in investigations, litigation, fines, penalties, or other liability; require us to change our policies or practices; reduce customer demand or harm our reputation; require us to make public disclosures that could expose us to reputational and legal risks; and otherwise adversely affect our business, financial condition, and results of operations. 1.2.4 Any security breaches or other incidents, including those that affect our networks, systems, or data, or the networks, systems, or data of our service providers, suppliers, or customers, could adversely affect our business, financial condition, and results of operations. We store, handle, and otherwise process confidential, proprietary, and personal information, and our customers use our models, platform, and applications to process similarly sensitive information. We experience security risks, unintended exposure of or access to data, cyberattacks, and other attempts to gain unauthorized access to our information, sites, networks, systems, models, platform, and applications. These have resulted in, and may in the future result in, breaches of our security measures or those of our third-party service providers; unauthorized access to our sites, networks, systems, and accounts; unauthorized access to, and misappropriation of, personal, confidential, or proprietary information belonging to us, our customers, or others; viruses, worms, spyware, or other malware being served from our models, platform, and applications, networks, or systems; deletion or modification of content; the display of unauthorized content on our models, platform, and applications; interruption, disruption, or malfunction of operations; and other risks. We have in the past faced and in the future may face risks of phishing schemes and other cyberattacks, including by nation-states and state-sponsored actors, that continue to evolve in sophistication and volume, and may inherently be difficult to detect. Our proprietary model weights, corporate and financial data, and other core intellectual property represent particularly high-value targets for state-sponsored espionage and theft, and security researchers have identified companies at the frontier as priority targets for non-U.S. intelligence services3. The efforts of such state- sponsored actors to target us will likely increase over time, especially as we develop models with next-generation capabilities, and they may specifically target models which have not, or have not yet, been released to the general public. For example, state-sponsored actors may conduct cyberattacks specifically targeting Mythos in light of its advanced cyber vulnerability discovery capabilities. Our security capabilities continue to evolve, and certain aspects of our security program may not be sufficient to fully address the most sophisticated malicious actors, including well-resourced nation-state or state-sponsored groups, especially as those groups develop or obtain more powerful technology, which may include AI technology with offensive 3 Source: POLITICO, AI is now the weapon and the battlefield, August 3, 2026, discussing findings from CrowdStrike’s 2026 Threat Report.

58 capabilities similar to those displayed by Mythos. While we are actively investing in and enhancing our security infrastructure and controls, we have operated in the past, and may in the future operate, for periods of time with known limitations or gaps in our defenses as we continue to mature our security posture, and no information security program can be expected to prevent all possible incidents. There can be no assurance that we will be able to prevent or adequately detect and defend against all cyberattacks or other cybersecurity incidents affecting our systems, including incidents caused by nation-state and state-sponsored actors. An unauthorized exfiltration of our model weights could enable adversaries to bypass significant research investment, eliminate key competitive advantages, and potentially raise national security concerns if such technology is acquired by malicious actors. Further, if our model weights were obtained by unauthorized actors, such actors may be able to deploy such models outside of our usage policy, safety mechanisms, or monitoring frameworks, which could enable harmful or misuse scenarios that our safeguards are designed to prevent and could subject us to regulatory, reputational, or public scrutiny for having developed such capabilities. We have faced and expect to face insider threat risks and vulnerabilities related to hiring processes, identity verification, remote work environments, and compromised devices that could enable unauthorized access to sensitive systems or information. We have been and expect that we will continue to be targeted by individuals seeking employment under false identities, or with ulterior or malicious motives for seeking employment with us and the third parties on which we rely. We also face the risk that employees, contractors, or other personnel with authorized access to our systems, model weights, or other sensitive information may be compromised after joining us, including due to efforts by state-sponsored actors, competitors, or others to recruit, bribe, coerce, or otherwise induce such personnel, or to compromise their credentials or devices, in order to misappropriate sensitive information, enable unauthorized access, or introduce vulnerabilities into our systems, models, or products. Because personnel with authorized access to our model weights and other core intellectual property are particularly attractive targets, and because our remote and distributed work environment and our reliance on third-party vendors for certain key processes may limit our visibility into such conduct, we may be unable to prevent or timely detect these insider threats. In addition, in certain jurisdictions in which we operate or in which our vendors or the operators of facilities hosting our infrastructure are located, such personnel, vendors, or operators may be legally compelled to cooperate with government authorities, including intelligence and security agencies, in ways contrary to our interests, such as by providing access to our systems, data, or model weights. The laws of those jurisdictions may prohibit the affected parties from notifying us of such demands and may afford us limited or no ability to challenge them, and because such cooperation may be lawful where it occurs and involves personnel acting within their authorized access, our insider-threat and other security controls may not detect it. We have also seen, and expect to continue to see, industry-wide software supply chain vulnerabilities and attacks, which could affect our or third parties’ systems, or the security of our models, platform, and applications. Geopolitical tensions or armed conflicts around the world may increase these risks. As a result, we may be unable to prevent or timely detect all attempts to access or exfiltrate sensitive information, including by actors with substantial technical, financial, or geopolitical resources. As we continue to develop and deploy new features, including those incorporating AI, our systems are exposed to additional or evolving security risks, including those arising from emerging or imperfectly understood AI-specific threat vectors. Such AI-specific threats include prompt injection attacks that manipulate model behavior through malicious inputs, attempts to replicate or reverse engineer our proprietary models through systematic API queries, adversarial inputs designed to cause model failures or misclassifications, malicious corruption of training data that could compromise model integrity, and vulnerabilities in continuous integration and deployment pipelines that could allow insiders or other actors to inject malicious code that is subsequently propagated or amplified through AI-assisted development workflows. Such attacks may be difficult to detect, may not be addressed by traditional cybersecurity defenses, and may require specialized expertise, techniques, and infrastructure to mitigate. Further, features that rely on AI may be particularly susceptible to unanticipated vulnerabilities as both our understanding and the broader market’s understanding of AI-related security risks and mitigation techniques continue to develop. Our efforts to mitigate the foregoing risks may result in false positives and our mistakenly limiting or blocking certain users from accessing our technology, which could result in potential litigation or regulatory action. In addition, our agentic offerings interact with external tools, APIs, databases, code repositories, and other third-party systems, creating cybersecurity attack surfaces that are distinct from those applicable to traditional AI models. An adversary could manipulate the content of an external data source, API response, document, or web page processed by an agent to cause the agent to take harmful or unauthorized actions based on that manipulated input. An attacker could also attempt to compromise an active agent session and redirect the agent to perform malicious actions using the customer’s authenticated credentials and permissions. Because our agentic offerings are designed to take autonomous actions with real-world consequences, including executing code, modifying files, sending communications, and

59 completing transactions, a successful exploitation of these agentic attack surfaces could result in data exfiltration, unauthorized transactions, code injection, or other adverse effects, potentially across multiple customer deployments simultaneously. Traditional cybersecurity defenses, including firewalls, input validation, and access controls, may not be fully effective against these novel threat vectors, and the security community’s understanding of agentic-specific attack surfaces is still developing. We have in the past discovered, and may in the future discover, errors, vulnerabilities, or other defects, such as hallucinations (i.e., outputs in which an AI model generates factually incorrect or fabricated information with apparent confidence), in our models, platform, and applications only after deployment, including in connection with the development of new features, integrations, or capabilities. Such issues have resulted and may in the future result in service disruptions, degraded performance, unintended or harmful outputs, or the unauthorized disclosure of personal or proprietary information, including through security incidents that impact the networks, systems, and data of our customers. In addition, incidents impacting our customers may be caused by customer misconfiguration or misuse, or by inadequate access controls or other security practices by our customers. Such incidents, even if caused by customer misconfigurations or misuse, or by a customer’s lack of adequate security controls, may impact our reputation or the reputation of our models, platform, and applications, and may subject us to liability exposure, disruption of commercial relationships, or other damage. Cyberattacks, including cyberattacks directed at our networks, our customers’ networks, or the networks of third parties with which we have relationships, have been, and may in the future continue to be, amplified through the use of AI, including our models, platform, and applications. Such capabilities may be used to automate or scale attacks, impersonate employees or members of senior management, or otherwise gain unauthorized access to our systems or those of our customers, partners, or vendors. Failures in our internal systems or controls, security breaches, failures to comply with our privacy or data protection commitments, or other incidents, whether resulting from malicious activity, human error, or system limitations, could adversely affect our reputation, brand, and business and impair our ability to attract and retain customers. Our offices and the data centers that host our infrastructure, many of which are operated by third parties, are also exposed to physical threats as well as failures by the operators of those facilities. A physical intrusion could damage equipment, interrupt our services, or provide a path to our systems and data, including our model weights, that bypasses our network defenses. Although we have dedicated significant resources designed to identify and address these security risks, we cannot guarantee that our security measures will be effective or that our recovery protocols, backup, and other systems will be sufficient. Even where we detect an incident, our response may prove inadequate, including if we misjudge its severity, respond too slowly, or fail to fully remediate the underlying cause. In addition, incidents that appear minor when they occur may later prove significant when considered together with other incidents or with information learned afterward, and a series of related incidents, none of which is material on its own, could prove material in the aggregate. We continue to devote significant resources to protect against security breaches and other incidents, and we may need to devote significant resources in the future to mitigate and address problems caused by breaches and other incidents, which may divert resources from the growth and expansion of our business. Any actual or perceived security breach or other incident experienced by us or third parties with whom we do business, particularly our CSPs, could damage our reputation and brand, cause our business to suffer, require us to expend significant capital and other resources, cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third-party experts and consultants, expose us to litigation or regulatory action, cause us to violate applicable privacy, data protection, security, and other laws and regulations, subject us to adverse publicity and a loss of confidence in our security measures, and cause us to incur significant fines, penalties, and other liability exposure, which could adversely affect our business, financial condition, and results of operations. We have taken steps to limit our liability for certain incidents, for example through warranty disclaimers and limitations of liability in our terms of service, but those contractual protections may not be upheld, or may not apply to certain claims, or may otherwise be insufficient to limit our liability exposure under applicable law. In the EU, we face increasingly stringent regulatory reporting obligations for cybersecurity and AI-related incidents. Under the GDPR, we must notify the competent regulators about incidents that involve personal data and are likely to result in a risk to the rights and freedoms of individuals. Similarly, the EU Network and Information Security Directive 2022/2555 (“NIS2”) requires us to notify the competent authorities of any significant cybersecurity incident through a staged process. In addition, the EU AI Act requires providers of general-purpose AI models with systemic risk to keep track of, document, and report serious incidents without undue delay to the AI Office established under the EU AI Act

60 and competent authorities. Going forward, providers and deployers of high-risk AI systems, as defined under the EU AI Act, will also have to report serious incidents or malfunctions without undue delay in certain circumstances. In the United States, companies are increasingly subject to analogous incident reporting obligations, including under federal and state data breach notification laws, such as the New York Stop Hacks and Improve Electronic Data Security (SHIELD) Act. In addition, certain U.S. states have adopted incident reporting laws specific to frontier model providers, such as the New York Responsible AI Safety and Education Act (RAISE Act) and the California Transparency in Frontier Artificial Intelligence Act. These frameworks create heightened compliance and liability exposure in case of delayed, incomplete, or inaccurate incident disclosures. While we currently maintain insurance that may cover certain costs, liabilities, and other losses in connection with security breaches and other incidents, the insurance market for such losses is continuously evolving, and we may be unable to obtain coverage for certain cybersecurity-related or data-related liabilities on commercially reasonable terms, or at all, leaving us exposed to potentially significant uninsured losses. Furthermore, there can be no guarantee that the insurance coverage we do maintain will be adequate to compensate us for the potential losses, or that any insurance claims we submit will be covered, paid in a timely manner, or paid at all by our insurance carrier or carriers. 1.2.5 We employ automated data collection across the web and use other methods to collect data for training our AI models, and such activities may subject us to liability or limit our ability to use the collected data, which may adversely affect our business, financial condition, and results of operations. We collect and use various data sources to train our AI models, including publicly available information from the internet, datasets licensed or commissioned from third parties, and synthetic data generated by our own models. We use such data across the stages of model development, including pre-training and post-training. To collect publicly available information, we utilize web scraping or web crawling techniques, book scanning, and other methods. While we take steps designed to ensure that our activities comply with applicable law, applicable robots.txt notices, and relevant technical measures such as paywalls or logins, our efforts may not always be successful. Further, we may not be able to verify whether information collected using such techniques is protected under privacy, copyright, or other intellectual property laws in certain cases, and our use of any such protected information may subject us to additional liability for intellectual property infringement or privacy violations. More broadly, inadequate documentation of training data sources, provenance, or chain of custody could create legal exposure, complicate our ability to respond to regulatory inquiries or litigation discovery requests, or raise concerns during due diligence by investors, partners, or potential acquirers that could adversely affect our strategic transactions or business relationships. Our data collection activities have in the past resulted, are presently the subject of, and may in the future result in, litigation or other actions filed or instituted against us, alleging that our scraping, web crawling, and other techniques to collect data violate the law. For example, Reddit, Inc. has filed suit against us, captioned Reddit, Inc. v. Anthropic PBC, alleging we improperly accessed posts stored on Reddit, Inc.’s platform in violation of its legal rights. On July 3, 2025, we filed a notice of removal of the case to federal court. The case was remanded to state court on March 30, 2026. The lawsuit is currently pending, and we continue to defend ourselves against the allegations. The costs of defending against such litigation, regardless of merit, are considerable, and such litigation may divert management and key personnel’s attention and resources, which may seriously harm our business, financial condition, and results of operations. Claims of allegedly illegal scraping and web crawling techniques may be extremely broad, and it may not be possible for us to conduct our business in such a way as to avoid all such claims. We may be required to settle such litigation on terms that are unfavorable to us. For example, a settlement may require us to discontinue such allegedly illegal practices, preclude us from using certain scraping and web crawling techniques, and/or require us to develop alternative technology or practices. The development of alternative technology or practices would require significant effort and expense or may not be successful. Similarly, if any litigation to which we may be a party fails to settle and we go to trial, we may be subject to an unfavorable judgment which may not be reversible upon appeal. The terms of a judgment may require us to cease some or all of our operations or require the payment of substantial amounts. Any of these events could cause our business, financial condition, and results of operations to be adversely affected.

61 1.2.6 We collect, integrate, and analyze data via agreements from multiple sources, including data provided by our customers and users and data sourced from third parties under contractual arrangements, and such activities may subject us to liability or limit our ability to use the collected data, which may adversely affect our business, financial condition, and results of operations. If we or the customers, users, or third parties from which we source data lack sufficient rights to collect, use, process, share, or analyze certain third-party data—including for training or improving analytical or AI models—we could be subject to legal claims, regulatory scrutiny, or contractual liability. Such claims could require us to limit functionality, segregate data, or retrain models, and could adversely affect our business, financial condition, and results of operations. The costs of defending against such litigation, regardless of merit, are considerable, and such litigation may divert management and key personnel’s attention and resources, which may adversely affect our business, financial condition, and results of operations. Claims of misappropriation, misuse, infringement, privacy violations, or other violations of intellectual property or contractual rights, as well as other claims related to using particular data, may be extremely broad, and as such, it is likely we will face certain claims in the ordinary course of business. 1.2.7 We have been, are currently defending against, and may in the future be subject to, intellectual property rights claims by third parties, which are extremely costly to defend, may require us to pay significant damages, and may limit our ability to use certain technologies, which may adversely affect our business, financial condition, and results of operations. There is considerable intellectual property development activity in our industry. Our competitors, as well as a number of other entities, including non-practicing entities and individuals, may own or claim to own intellectual property rights relating to our industry or our technology. As we face increasing competition and our public profile increases, the possibility of intellectual property rights claims against us may also increase. To train our models, we use material from many sources, some of which may include third-party copyrighted content or trademarks. Regardless of whether the material is copyrighted or the trademarks are registered, parties who own the rights to that content or those trademarks, or distribute that content, may attempt to sue us based on intellectual property infringement or other theories. We also face claims that outputs generated by our models infringe, or facilitate infringement of, third-party works. Lawsuits asserting such claims have been filed, are pending, and may be filed in the future in the United States and internationally. For example, in September 2025, we reached an agreement to settle a copyright infringement class action, captioned Bartz, et al. v. Anthropic PBC (“Bartz”), for $1.5 billion, which was approved by the district court in July 2026. As additional examples, various publishers have filed suit against us alleging copyright infringement of song lyrics and unlawful removal of copyright management information in the cases captioned Concord Music Group, Inc., et al. v. Anthropic PBC, Concord Music Group, Inc., et al. v. Anthropic PBC et al., BMG Rights Management (US) LLC v. Anthropic PBC, Round Hill Music LP, et al. v. Anthropic PBC, Sony Music Publishing (US) LLC v. Anthropic PBC et al., and others. Similarly, a third party alleges we accessed and reproduced posts stored on the third party’s platform in violation of its legal rights and has filed suit against us, captioned Reddit, Inc. v. Anthropic PBC. The possibility of statutory damages under some intellectual property legal frameworks creates additional risk for us. We are vigorously defending ourselves in these pending lawsuits and believe we have meritorious defenses, though these lawsuits address novel issues and areas of law that make the results uncertain. We also face patent infringement claims, which may seek substantial damages or injunctive relief limiting our ability to use certain technologies, and we expect such claims may increasingly be asserted as our public profile grows. Moreover, certain of our competitors hold substantially larger patent portfolios than we do, which they could assert against us and which may limit our ability to obtain effective cross-licenses or to counter such assertions with our own patent rights. The costs of defending against such litigation, regardless of merit, are considerable, and such litigation may divert management and key personnel’s attention and resources, which may adversely affect our business, financial condition, and results of operations. Claims of misappropriation, misuse, infringement, or other violations of intellectual property rights, as well as other claims related to using particular content, may be extremely broad, and as such, it is likely we will face certain claims in the ordinary course of business. We may be required to settle such litigation on terms that are unfavorable to us. For example, a settlement may require us to obtain a license to continue practices alleged to violate a third party’s rights, which may not be available on reasonable terms and may significantly increase our operating expenses. Such a license may not be available to us at all. As a result, we may be required to develop alternative technology or practices or discontinue such allegedly infringing practices. The development of alternative technology or practices would require significant effort and expense or may not be successful.

62 Similarly, if any litigation to which we may be a party fails to settle and we go to trial, we may be subject to an unfavorable judgment which may not be reversible upon appeal. The terms of a judgment may require us to cease some or all of our operations or require the payment of substantial amounts. Any of these events could cause our business, financial condition, and results of operations to be adversely affected. We also offer to indemnify our contract counterparties for certain third-party infringement claims against them, and such indemnification obligations may be excluded from contractual limitation of liability provisions that limit our exposure. In certain cases, our indemnification obligations may be broad or unlimited in scope, which could expose us to significant contingent liabilities, particularly given the unsettled nature of intellectual property law as applied to AI- generated outputs and the potential for claims to arise from a wide range of customer use cases that we cannot predict or control. For example, certain of our agreements require us to defend and indemnify the counterparty, without a cap on our liability, against third-party claims alleging that our models, or outputs generated by our models, infringe third- party intellectual property rights. In addition, as described in the section titled “1.1.14 We may be exposed to liability, litigation, and regulatory action arising from harms associated with our AI models, and our contractual protections and insurance may be insufficient, any of which could adversely affect our business, financial condition, and results of operations.” certain of our agreements with external evaluators and testing vendors require us to defend and indemnify the evaluator, without a cap on our liability, against certain third-party claims, including claims of intellectual property infringement. Third-party infringement claims may require us to initiate or defend protracted and costly litigation on behalf of our customers and distribution partners, regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages on behalf of our customers and distribution partners, may be required to modify our allegedly infringing models, platform, and applications to make them non-infringing, or may be required to obtain licenses under the infringed intellectual property rights. If we cannot obtain all necessary licenses on commercially reasonable terms or are unable to modify our models, platform, and applications or technology so that they are no longer infringing, our customers may be forced to stop using our models, platform, and applications, and our distribution partners may be forced to stop selling our models, platform, and applications. Even if we do not litigate these matters to a judgment, we may be required to settle such litigation on terms that are unfavorable to us. 1.2.8 If we fail to adequately protect our intellectual property rights, our competitive position may be impaired, and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights, which may adversely affect our business, financial condition, and results of operations. Our success is dependent, in part, upon protecting our intellectual property rights and proprietary information. We rely and expect to continue to rely on a combination of trademark, copyright, patent, and trade secret protection laws, along with contractual restrictions, to protect our intellectual property rights and proprietary information. However, we cannot guarantee that the steps we take to protect our intellectual property rights and proprietary information will be sufficient, or that we will have adequate remedies for any such failure. In particular, current or former employees, contractors, or other insiders with access to our proprietary model weights, training data, algorithms, research insights, or other proprietary information could misappropriate such information, whether for personal gain, to benefit competitors, to harm our company, or for other purposes, and our confidentiality agreements and internal security controls may not be sufficient to prevent or detect such malfeasance. Further, third parties have in the past, and may in the future, knowingly or unknowingly infringe or circumvent our intellectual property rights, and we may not be able to prevent infringement without incurring substantial expense. Litigation brought to protect and enforce our intellectual property rights has been, and would be, costly, time- consuming, and distracting to management and key personnel, and could result in the impairment or loss of portions of our intellectual property rights. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights and may result in injunctive relief or monetary damages against us. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our models, platform, and applications and methods of operations. In addition, due to the significant amount of discovery required in connection with intellectual property litigation, our confidential information may be compromised by disclosure during litigation. Any of these events would have an adverse effect on our business, financial condition, and results of operations. Our future success and competitive position depend in part upon our ability to obtain or maintain certain intellectual property rights used in our models, platform, and applications. While we have issued patents and have patent applications pending, we may be unable to obtain patent protection for the technology covered in our patent applications. In addition, we cannot ensure that any of the patent applications will be granted or that the claims allowed on any issued patents will be sufficiently broad to protect our technology or models, platform, and applications and

63 provide us with competitive advantages. Further, any issued patents may be challenged, invalidated, or circumvented by third parties. Many patent applications in the United States may not be public for a period of time after they are filed, and since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we will be the first creator of inventions covered by any patent application we make or that we will be the first to file patent applications on such inventions. Because some patent applications may not be public for a period of time, there is also a risk that we could adopt a technology without knowledge of a pending patent application, which technology would infringe a third-party patent once that patent is issued. We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, our policy requires employees, consultants, and independent contractors to enter into confidentiality agreements. We cannot guarantee that these agreements will provide sufficient protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information, or that the employee, consultant, or independent contractor will not breach their confidentiality agreements with us. If we are unable to maintain the proprietary nature of our technologies, our business could be adversely affected. We also rely on our trademarks, trade names, and brand names to distinguish our models, platform, and applications from the products of our competitors and have registered or applied to register many of these trademarks in the United States and certain countries outside the United States. However, occasionally third parties have registered and acquired, and may in the future register or acquire, common law rights in identical or similar marks for products or solutions that also address similar markets to our own and have tried to enforce such rights. As we rely in part on brand names and trademark protection to enforce our intellectual property rights, efforts by third parties to limit use of our brand names or trademarks and barriers to the registration of brand names and trademarks in various countries may restrict our ability to promote and maintain a cohesive brand throughout our key markets. There can also be no assurance that pending or future U.S. or non-U.S. trademark applications will be approved in a timely manner or at all, or that such registrations will effectively protect our brand names and trademarks. Additionally, third parties have opposed, and may in the future oppose, our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our models, platform, and applications, which would result in loss of brand recognition and would require us to devote resources to advertising and marketing new brands. Although we take measures to protect our property, if we are unable to prevent the theft of our intellectual property or its exploitation, the value of our investments may be undermined and our business, financial condition, and results of operations may be adversely affected. 1.2.9 We incorporate open-source software in our models, platform, and applications, which may subject us to litigation or other requirements, each of which may adversely affect our business, financial condition, and results of operations. A portion of the technologies we use in our models, platform, and applications incorporates open-source software, and we may incorporate open-source software in our models, platform, and applications in the future. From time to time, companies that use third-party open-source software have faced claims challenging the use of such open-source software and their compliance with the terms of the applicable open-source license. We may be subject to suits by parties claiming ownership of what we believe to be open-source software or claiming non-compliance with the applicable open- source licensing terms. Some open-source licenses require end-users who distribute or make available across a network software that includes open-source software to make available all or part of such software (which may include valuable proprietary code), at no cost, or license such software under the terms of the particular open-source license. While we employ practices designed to help ensure our compliance with the licenses of third-party open-source software and protect our valuable proprietary source code, we may inadvertently use third-party open-source software in a manner that exposes us to claims of non-compliance with the applicable terms of such license, including claims for infringement of intellectual property rights or for breach of contract. These risks may be heightened by our use of our own AI tools, including Claude Code, in our software development processes, as AI-generated code could incorporate or reproduce open-source software such that the associated license obligations, including copyleft requirements to disclose or license proprietary source code, apply to us without our knowledge. Similar concerns regarding AI-generated code could also lead enterprise customers to limit their use of our products. Further, there is an increasing number of open-source software license types, almost none of which have been tested in a court of law, resulting in a dearth of judicial guidance regarding the proper legal interpretation of such license types. If a third party makes a claim against us alleging that we have not complied with the conditions of the applicable open-source license, we could incur significant legal expenses defending against such allegations, expend substantial time and resources to re-engineer some or all of our software,

64 and could be subject to significant damages, enjoined from the sale of our models, platform, and applications that contained the open-source software, and required to comply with the conditions of the open-source license, which may include the public release of certain portions of our proprietary source code, each of which may have an adverse impact on our business, financial condition, and results of operations. In addition to risks related to license requirements, use of open-source software can lead to greater risks than use of third-party commercial software because open-source licensors generally do not provide warranties or other contractual protections regarding misappropriation, misuse, infringement, ownership, misattribution, or other violations, the quality of the code, or the origin of the open-source software. Many of the risks associated with the use of open-source software cannot be eliminated and may adversely affect our business, financial condition, and results of operations. For instance, open-source software is developed by programmers beyond our control and may have security vulnerabilities, defects, or errors of which we may not be aware. Even if we become aware of any such vulnerabilities, defects, or errors, it may take a significant amount of time for either us or the relevant programmers to address such vulnerabilities, defects, or errors. Such a delay may negatively impact our models, platform, and applications, including by adversely affecting the market’s perception of our models, platform, and applications, impairing the functionality of our models, platform, and applications, or delaying the launch of new features or functionality on our models, platform, and applications, any of which may adversely affect our business, financial condition, and results of operations. 1.2.10 We currently, and may in the future, license technology from third parties for use in our models, platform, and applications, and our inability to maintain those licenses could adversely affect our business, financial condition, and results of operations, and our use of such third-party technology could subject us to litigation. We currently incorporate, and may in the future incorporate, technology that we license from third parties into our models, platform, and applications. If we are unable to obtain or continue to use or license these technologies on reasonable terms, or if these technologies become unreliable, unavailable, or fail to operate properly, we may not be able to secure adequate alternatives in a timely manner or at all, and our ability to offer our models, platform, and applications and remain competitive in our market would be harmed. Further, licensing technologies from third parties exposes us to increased risk of being the subject of intellectual property infringement claims and vulnerabilities due to, among other things, our lower level of visibility into the development process with respect to such technology and the care taken to safeguard against risks. We cannot be certain that our licensors do not or will not infringe on the intellectual property rights of third parties or that our licensors have or will have sufficient rights in the licensed technology or related intellectual property rights in all jurisdictions in which we may sell or offer our models, platform, and applications. Some of our agreements with our licensors may be terminated by them or otherwise provide for a limited term. If we are unable to continue to license technology because of intellectual property infringement claims brought by third parties against our licensors or against us, or if we are unable to continue our license agreements or enter into new licenses on commercially reasonable terms, our ability to develop and sell our models, platform, and applications containing or dependent on that technology would be limited, and our business, financial condition, and results of operations could be adversely affected. Additionally, if we are unable to license technology from third parties, we may be forced to acquire or develop alternative technology, which we may be unable to do in a commercially feasible manner, or at all, and may require us to use alternative technology of lower quality or performance standards. This could limit or delay our ability to offer new or competitive offerings and increase our costs. Third-party software we rely on may be updated infrequently, unsupported, or include errors or vulnerabilities that may not be resolved in a timely manner, any of which may result in errors in our own models, platform, and applications or expose our models, platform, and applications to vulnerabilities. Any impairment of the technologies or of our relationship with these third parties could adversely affect our business, financial condition, and results of operations. 1.2.11 Our development of solutions that replace or reduce reliance on third-party vendors may expose us to litigation and other disputes. We develop and deploy proprietary and partner-based solutions that replace, deprecate, or reduce our reliance on third- party vendors, including vendors that historically provided software, services, or infrastructure supporting our business. These vendors may perceive our actions as adversely affecting their business interests and may assert claims against us, including claims for breach of contract, intellectual property infringement (including patents, copyrights, or trade secrets), misuse of confidential or proprietary information, tortious interference, or unfair competition. Such claims may be asserted regardless of their merit and could result in costly litigation, settlements, injunctions, or restrictions on our ability to deploy or expand our models, platform, and applications. Defending against these claims

65 could divert management and key personnel’s attention and resources, require significant legal expenditures, and adversely affect our business, financial condition, and results of operations. 1.2.12 We may be subject to claims that we or our employees have misappropriated the intellectual property of other companies, particularly as we hire employees from other AI and technology companies. Our success depends in part on our ability to attract and retain highly skilled employees, including engineers, data scientists, and researchers with experience in AI and machine learning. As competition for AI talent continues to intensify, we have hired and may in the future hire employees who previously worked for or have otherwise been involved with competitors or companies operating in related technology areas, and certain of our employees have left and others may leave to work for such competitors. These employees may have had access to proprietary or confidential information, including trade secrets, of their former employers. Although we require employees to comply with confidentiality and intellectual property obligations, we may nonetheless be subject to claims that we or our employees have misappropriated or improperly used trade secrets or other intellectual property of competitors or other companies. Such claims may be asserted even if we believe they are without merit and even in the absence of any intentional misconduct. Defending against these claims could be costly, time-consuming, and disruptive, and could divert management attention and resources away from our business. In addition, such disputes could result in damages, settlements, injunctive relief, restrictions on our ability to use certain technologies, limitations on the roles of certain employees, or reputational harm. Any of the foregoing could adversely affect our business, financial condition, and results of operations. 1.3 Risks Related to Legal and Regulatory Matters 1.3.1 We are subject to claims, lawsuits, investigations, executive and administrative orders and directives, other regulatory actions, and various actions and proceedings, and face potential liability, expenses for legal claims, and harm to our business. We are subject to claims, lawsuits, arbitration proceedings, government inquiries and investigations, executive and administrative orders and directives, and other legal, regulatory, and administrative actions and proceedings, including those involving intellectual property disputes, compliance with regulatory requirements, government approvals and authorizations, labor and employment, anti-discrimination, commercial disputes, competition, privacy, consumer protection, customer complaints, advertising, and other matters relating to our technology, models, platform, and applications, and we may become subject to additional types of claims, lawsuits, arbitration proceedings, government inquiries and investigations, executive and administrative orders and directives, and other legal, regulatory, and administrative actions and proceedings as our business grows and as we deploy new technologies, models, platforms, and applications. In particular, as our models, platform, and applications increasingly include agentic AI systems capable of taking autonomous actions with real-world consequences, we may face novel legal theories of liability, including intellectual property infringement, product liability, agency, and negligence claims, that have not been tested in the context of autonomous AI systems and for which the scope of our potential exposure is uncertain. In addition, as we expand our healthcare and life sciences offerings, regulators may conclude that certain of our products, or our customers’ use of them, are subject to healthcare regulation or to other laws governing healthcare and health information, which could require us to obtain authorizations, modify or restrict our offerings, or incur significant compliance costs. Errors or other undesirable outputs from our models in these contexts could contribute to patient harm, compromised research, or regulatory failures by our customers, and could expose us to claims from customers, patients, and other third parties, as well as to regulatory inquiries and enforcement actions. We are also subject to antitrust and competition law risk arising from our public advocacy regarding AI safety and the responsible pace of AI development and from our participation in industry groups, safety collaborations, and standard- setting initiatives. Communications, advocacy, or collaboration among companies that develop frontier models, or conduct alleged to reflect coordination among such companies, may be characterized as concerted action subject to the antitrust and competition laws, including Section 1 of the Sherman Act and analogous state and non-U.S. laws, even where undertaken for safety purposes, conducted publicly, or intended as advocacy for governmental action or industry standards. In September 2026, a putative class action was filed against us and other developers of frontier models in the U.S. District Court for the Northern District of California, alleging that we and the other defendants agreed to restrain competition by slowing the pace at which we develop and improve our respective AI models, in purported violation of Section 1 of the Sherman Act. The complaint seeks treble damages, injunctive relief, and other relief on behalf of a purported class of purchasers of the defendants’ paid consumer subscriptions. We disagree with the claims and intend to defend the matter vigorously, but the outcome of this and any similar proceeding is inherently uncertain.

66 Antitrust litigation can be complex, protracted, disruptive, and expensive, and an adverse outcome could result in treble damages and injunctive relief. We could also become subject to additional private litigation or to investigations or enforcement actions by the U.S. Department of Justice, the FTC, state attorneys general, or non-U.S. competition authorities. We have proposed public efforts to work with the U.S. government and other developers of frontier models to establish safety standards, including with respect to the pace of capability development, and have suggested that such collaboration may warrant a narrow exemption or safe harbor from antitrust laws. These proposals have drawn public opposition from political leaders, some of whom have characterized such efforts as anticompetitive regardless of the purpose of such exemption or safe harbor. There is no assurance that any such exemption or safe harbor will be adopted. Our advocacy for such an exemption, and any safety commitments we pursue with other developers of frontier models in its absence, could subject us to additional regulatory, litigation, and other risks. These risks may cause us to limit or modify our public advocacy, our participation in industry safety and standard-setting initiatives, and our communications with other developers of frontier models, which could adversely affect our ability to pursue collaborative approaches to AI safety that we believe are important to our mission. The results of any such claims, lawsuits, arbitration proceedings, government inquiries and investigations, executive and administrative orders and directives, or other legal, regulatory, and administrative actions and proceedings cannot be predicted with any degree of certainty. Any claims, lawsuits, investigations, orders, directives, regulatory actions, or proceedings against us, whether meritorious or not, could adversely affect our revenue, cause potential customers to pause sales discussions, cause existing customers to delay, pause, or cancel contracts or seek to modify their contracts, undermine our ability to pursue future contracts, damage our relationships with partners and customers, adversely affect our institutional standing, undermine investor confidence, limit our ability to sell our models, platform, and applications in certain industries, result in costly litigation or regulatory or other defense, adversely affect our reputation, require significant management attention, consume significant time, and divert significant resources. Determining reserves for our pending litigation or other disputes is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines, and penalties that could adversely affect our business, financial condition, and results of operations. Because of the potential risks, expenses, and uncertainties of litigation or other dispute resolution processes, we may, from time to time, settle disputes, even where we have meritorious claims or defenses, by agreeing to settlement agreements, as we did, for example, in Bartz. Moreover, as in Bartz, insurance may not fully cover such claims, provide sufficient payments to cover all the costs to resolve one or more such claims, or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions, or other orders requiring a change in our business practices. Further, under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers. Any of these consequences could adversely affect our business, financial condition, and results of operations. 1.3.2 We are subject to anti-corruption and anti-bribery laws, anti-money laundering laws, and similar laws. We are required to comply with the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010, and other anti-corruption and anti-bribery laws, anti-money laundering laws, and similar laws in the United States and non-U.S. countries where we have operations and conduct business. Anti-corruption and anti-bribery laws, which have been enforced aggressively and are interpreted broadly, prohibit companies and their employees, agents, intermediaries, and other third parties from, among other things, promising, authorizing, making, or offering improper payments or other benefits to government officials and other persons in the public and private sector. We leverage third parties, including intermediaries and agents, to conduct our business and to sell our models, platform, and applications, and in connection with lobbying and other activities. We and these third parties have in the past and may in the future have direct or indirect interactions with officials and employees of government agencies, including state-owned or state-affiliated entities, and we potentially could be held liable for the corrupt or other illegal activities of third-party business partners and intermediaries, our employees, representatives, contractors, partners, agents, and other third parties, even if we do not explicitly authorize such parties’ activities. We cannot ensure that our policies and procedures to address compliance with these anti-corruption and anti-money laundering laws will be effective, or that all of our employees, representatives, contractors, partners, agents, intermediaries, or other third parties have not taken, or will not take, actions that violate these laws, for which we may be ultimately held liable.

67 As we increase our non-U.S. sales and business, our risk of violating these laws may increase. Non-compliance with applicable anti-corruption and anti-bribery laws, anti-money laundering laws, and similar laws could subject us to criminal or civil sanctions, settlements, prosecution, loss of export privileges, suspension or debarment from U.S. government contracts, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, whistleblower complaints, adverse media coverage, and other consequences. Any investigations, actions, or sanctions could adversely affect our reputation, business, financial condition, and results of operations. Responding to any investigation or action could result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. 1.3.3 Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets. Our models, platform, and applications are subject to U.S. export controls, and our current or future models, platform, and applications may be controlled under the Export Administration Regulations administered by the U.S. Department of Commerce or, in more limited circumstances, under the International Traffic in Arms Regulations (the “ITAR”) administered by the U.S. Department of State. Because the capabilities of our AI models are currently evolving rapidly through ongoing training and frequent model development, and because the export control treatment of AI technologies under relevant laws is developing, the classification of, and controls related to, our models, platform, applications, and technologies under these regimes are inherently uncertain and are likely to change over time. Certain of our models, platform, and applications, and the underlying technology and source code associated with our models, platform, and applications, may require authorization for export, re-export, or transfer in-country, and for individuals of certain nationalities to access such technology or source code, including within the United States. In particular, our core models, platform, and applications leverage encryption for data protection, and some of our future models, platform, and applications may be able to produce export-controlled software, which may subject exports, re-exports, and transfer of such models, platform, and applications to export authorization requirements. Our commercially available models, platform, and applications generally can be exported without an export license. However, some exports may require us to obtain authorization from the cognizant government agency. In certain contexts, the provision of our models, platform, and applications may constitute export of defense articles or defense services subject to the ITAR, which can be exported only if we obtain required export licenses or other government authorizations. Compliance with applicable export controls may delay the introduction or sale of our models, platform, and applications outside the United States, restrict our customers’ ability to deploy our models, platform, and applications globally, inhibit our ability to engage in certain research and development activities, limit the performance of our models, platform, and applications, or prohibit exports to certain jurisdictions altogether. Such restrictions have already affected our offerings directly. For example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models. To ensure compliance, we disabled Fable 5 and Mythos 5 for all of our customers; access to our other models was not affected. We redeployed the Fable 5 and Mythos 5 models after we updated our safeguards in coordination with the U.S. government and our industry partners and once the U.S. Department of Commerce lifted its restrictions. Similar export controls could recur, could remain in place longer, or could extend to additional models or capabilities. In addition, future updates to our safeguards or other remedial measures may not be sufficient to obtain relief from such restrictions or relief may not be granted on a similar timeline or at all. The restrictions imposed in June 2026 and potential restrictions in the future may also limit our ability to recruit talent, to fully utilize our existing workforce, to continue to improve our models, and to make our products available internationally. Any such restrictions could adversely affect our financial results; impair the research, compute, and development investment our models represent; and cause us to lose customers, partners, and market share, including to competitors not subject to similar restrictions. Further, our activities are subject to economic, financial, and trade sanctions administered by the United States and other countries. Economic, financial, and trade sanctions restrict or prohibit providing certain services and engaging in certain transactions or other activities or dealings with individuals, entities, organizations, governments, territories, and countries targeted by or the subject of these sanctions. These restrictions, as well as other applicable international trade rules, are subject to change with little to no notice. In addition, U.S. law increasingly authorizes the U.S. government to restrict or review the use of hardware, software, and services originating from, or linked to, countries it designates as adversaries, including such technology incorporated into the supply chains for the data centers and compute infrastructure on which we depend. Such restrictions could narrow our choice of suppliers, delay our infrastructure projects, or increase our costs, and any non-compliance could result in penalties, loss of contracting privileges, or reputational harm.

68 We take various steps to comply with applicable export controls and sanctions, including: maintaining a global trade policy and a supported regions policy, implementing IP-based geo-blocking controls that restrict access from certain jurisdictions to our models, platform, and applications, conducting restricted party screening of certain customers and vendors, and including sanctions and export compliance provisions in our customer terms of service and vendor agreements. However, we cannot guarantee the compliance measures and internal controls we have adopted will prevent violations of applicable export controls and sanctions. Our compliance measures and internal controls have not always been and may not always be fully effective, and we have in the past voluntarily disclosed, and may in the future voluntarily disclose, instances of non-compliance to the relevant authorities. We cannot guarantee that our measures will prevent future violations or keep pace with the changing substance, application, and interpretation of export controls and sanctions. In addition, third parties have in the past and may in the future take action to circumvent our compliance measures and controls in order to gain access to our products and services. If we misclassify a product or service, export, re-export, transfer, or provide access to a product, or provide services in violation of applicable export controls or sanctions, or otherwise fail to comply with applicable export controls or sanctions, we could be subject to criminal or civil sanctions, settlements, prosecution, loss of export privileges, suspension or debarment from U.S. government contracts, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, whistleblower complaints, adverse media coverage, and other consequences. Any investigations, actions, or sanctions could adversely affect our reputation, business, financial condition, and results of operations. Responding to any investigation or action could result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Decreased use of our models, platform, and applications by customers outside the United States or a limitation on our ability to export, provide access to, or sell our models, platform, and applications to customers and other parties outside the United States may cause our revenue from such unsupported jurisdictions to decline and otherwise adversely affect our business and financial condition. If we or our business partners or counterparties, including licensors and licensees, prime contractors, subcontractors, sublicensors, vendors, customers, or contractors, violate export controls or sanctions, including by failing to obtain appropriate import, export, or re-export licenses or permits, or if we fail to secure such contractual commitments from such parties, we may also be adversely affected through reputational harm as well as other negative consequences, including government investigations or penalties. Negative consequences stemming from violations or apparent violations of export controls or sanctions may include the loss of the right to sell our models, platform, and applications or services to the U.S. government, or to other U.S. or non-U.S. public bodies, or a reduction in our ability to compete for such sales opportunities involving government agencies or other public bodies. Further, ensuring that we are complying with applicable export controls and sanctions regulations may be time-consuming and could result in the delay or loss of sales opportunities in connection with particular transactions. Also, in addition to the United States, various countries regulate the import and export of certain encryption and other technology and have enacted laws that could limit our ability to distribute our models, platform, and applications or could limit our customers’ abilities to implement our models, platform, and applications in those countries. For example, following Russia’s invasion of Ukraine, the United States and other countries imposed financial and trade sanctions and export controls against Russia, Belarus, and certain regions of Ukraine, and the United States and other countries could impose wider sanctions and export restrictions and take other actions should the conflict further escalate. Any new export restrictions, new legislation, changes in sanctions, or shifting approaches in the enforcement or scope of existing regulations, or in the individuals, entities, governments, territories, countries, or technologies targeted by or subject to such regulations could result in decreased use of our models, platform, and applications by existing customers outside of the United States, reduced adoption of our models, platform, and applications by new customers with non-U.S. operations, limited expansion into new markets, and decreased revenue. 1.3.4 To continue to grow our business, we will need to continue to expand internationally, and our non-U.S. operations and sales to customers outside of the United States expose us to risks inherent in international expansion, sales, and operations. We are a U.S.-headquartered company with extensive U.S. operations, as well as subsidiaries and operations in several other countries and regions, including the United Kingdom, the EU, Canada, and Asia-Pacific, and we expect that our future growth will depend in part on expanding our operations, customer base, and market presence in additional jurisdictions. Operating in non-U.S. markets requires significant resources and management attention and subjects us to regulatory, economic, and political risks that are different from those in the United States. As we continue to expand

69 internationally, we have faced and will continue to face risks in doing business internationally that could adversely affect our business, including: • the need to localize and adapt our models, platform, and applications for specific countries, including translation into foreign languages and associated expenses; • privacy laws, export controls, sanctions, and other national security regulations that impose different and potentially conflicting obligations with respect to how personal data is processed or require that customer data be stored in a designated territory; • laws in certain jurisdictions that may compel our personnel, vendors, or facility operators to provide governmental authorities with access to our systems, data, or other information, in some cases without notice to us and with limited means of recourse; • national security-driven data security regulations. For example, the Department of Justice issued a final rule, effective in April 2025, that places limitations, and in some cases prohibitions, on certain transfers of covered data to partners, service providers, vendors, employees, and investors located in China or with other specified links to China (and other designated countries). We may be required to re-examine current contracts or engage in new contract negotiations with third parties that aid in processing data on our behalf or otherwise have access to covered data. These rules also may broadly require us to extract promises from other third-party service providers that they will not transfer data we share with them onward to parties linked to countries of concern; • import regulations, including U.S. and non-U.S. governments’ restrictive trade policies, customs duties and other parallel regulations, tariffs, and countermeasures; • AI, data-related, cybersecurity, and digital service laws and regulations (such as the EU AI Act, NIS2, the EU Digital Services Act, the UK Online Safety Act 2023, and the EU Data Act) that are rapidly evolving, require continuous monitoring to maintain compliance, and often provide for substantial penalties in the event of a violation; • difficulties in staffing and managing non-U.S. operations, including the complexity of engaging in various employer-of-record arrangements that are geographically dispersed and the risk that these arrangements, or any failure to establish local employing entities on a timely basis, may not comply with local employment, labor, or tax laws, exposing us to fines, penalties, reclassification, or back-payment claims; • difficulties of maintaining our culture across various jurisdictions; • regulatory and other delays and difficulties in setting up non-U.S. operations, including delays in forming, registering, and obtaining governmental approvals for local subsidiaries, delays in establishing local banking, payroll, and benefits arrangements, and difficulties relating to safety of personnel and information, any of which could delay local hiring efforts; • the potential need for reviews by the U.S. government or non-U.S. governments of certain transactions with non-U.S. entities; • different pricing environments, longer sales cycles, longer accounts receivable payment cycles, and collections issues; • new and different sources of competition; • weaker protection for, and practical difficulties in enforcing, intellectual property and other legal rights outside of the United States compared to protections available domestically; • laws and business practices favoring local competitors; • compliance challenges related to the complexity of multiple, conflicting, and changing governmental laws and regulations, including copyright, employment, tax, privacy, and data protection laws and regulations, export controls, and sanctions; • parties outside the United States seeking to circumvent sanctions and export controls; • increased financial accounting and reporting burdens and complexities; • increased costs in establishing infrastructure across various jurisdictions;

70 • declines in the values of foreign currencies relative to the U.S. dollar; • restrictions on the transfer of funds; • potentially adverse tax consequences; • the cost of and potential outcomes of any claims or litigation; • future accounting pronouncements and changes in accounting policies; • changes in tax laws or tax regulations; and • regional and local economic and political conditions. Entry into certain transactions with non-U.S. entities or persons may be subject to government regulations and review, including review by U.S. or non-U.S. government entities related to contemplated or past foreign direct investment (“FDI”). In recent years, many countries around the world have adopted FDI regulatory regimes that seek to scrutinize investments into, and acquisitions of, domestic companies by non-domestic parties, granting governments broad discretion to review contemplated and past investment and acquisition transactions. These FDI regimes may restrict our ability to attract investments, invest in or fund partners outside of the United States that build or operate data centers or supply infrastructure for us, or acquire promising new technologies, companies, and talent in countries around the world, potentially limiting our ability to carry out our business strategy. More broadly, increasing geopolitical tensions, shifting national security priorities, and evolving technology-focused trade, export control, investment, and data-governance regimes may result in restrictions, heightened scrutiny, or other limitations on our ability to operate, sell products, partner with customers, or deploy our models in certain jurisdictions or with certain counterparties. Governments may adopt or expand policies aimed at protecting domestic technology ecosystems, restricting the cross-border flow of data, or limiting access to AI systems, which could reduce our addressable market, increase compliance costs, or require operational changes. In particular, the U.S. government has increasingly scrutinized AI companies’ exposure to Chinese state actors, and future executive orders, legislation, or regulatory actions could restrict our ability to serve customers or users connected to China, impose new compliance obligations, lead us to implement anti-abuse mechanisms or other technical access restrictions, or limit the deployment of our models in ways that reduce our addressable market. Any escalation of U.S.-China tensions, retaliatory measures by either government, or failure or perceived failure by us to prevent non-U.S. state-actor access to or misuse of our technology could subject us to regulatory action, reputational harm, and adverse effects on our business, financial condition, and results of operations. As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these risks. These factors and others could adversely affect our ability to increase non-U.S. revenue and, consequently, could materially impact our business. The expansion of our existing non-U.S. operations and entry into additional non-U.S. markets will require significant management attention and financial resources. Our failure to successfully manage our non-U.S. operations and the associated risks effectively could limit the future growth of our business. 1.3.5 Increasing scrutiny and changing expectations from regulators, our investors, customers, and employees with respect to ESG may result in additional compliance risk and costs and may impact our reputation and business. Companies across many industries are facing increasing scrutiny related to their environmental, social, and governance (“ESG”) practices and reporting, both in the United States and internationally. For example, new U.S. and non-U.S. laws and regulations relating to ESG matters, including environmental sustainability and climate change, are under consideration, being adopted, or being rolled back or revised, which may impact our necessary disclosures and increase compliance costs. Further, there is particular focus on concerns relating to AI and its impact on society and the environment, including the power-intensive nature of the industry, public concern regarding high consumption of water, and reliance on critical minerals and rare elements in the manufacture of chips. Some investors may use these non-financial performance factors to guide their investment strategies and, in some cases, may choose not to invest in us if they believe our policies and actions relating to ESG are inadequate. Our sustainability initiatives, goals, or commitments could be difficult to achieve or costly to implement. Moreover, compliance with recently adopted and potential upcoming ESG requirements, including California legislation that requires various climate-related disclosures, the EU’s Corporate Sustainability Reporting Directive and Corporate Sustainability Due Diligence Directive, and the United Kingdom’s Streamlined Energy and Carbon Reporting framework will require the dedication of significant time and resources. At the same time, anti-ESG sentiment has

71 gained momentum across the United States, particularly at the federal level, and the federal and certain state governments have enacted or proposed “anti-ESG” policies or legislation or have issued related legal opinions. Such policies, legislation, initiatives, and scrutiny could expose any sustainability, employment, governance, or other corporate practices we adopt to the risk of litigation, antitrust investigations or challenges by federal or state authorities, and result in injunctions, penalties, and reputational harm. Additionally, if our competitors’ corporate social responsibility performance is perceived to be better than ours, potential or current investors may elect to invest with our competitors instead. Our business may face increased scrutiny related to these activities and our related disclosures, including from the investment community and the local communities in which we operate, and our failure to achieve progress or manage the dynamic, and at times conflicting, public sentiment and legal landscape in these areas on a timely basis, or at all, could adversely affect our reputation, business, and financial condition. Further, we may experience backlash from customers, government entities, advocacy groups, employees, or other stakeholders who disagree with our actual or perceived positions, or with our lack of position on social, environmental, governance, political, public policy, economic, geopolitical, or other sensitive issues. Any perceived lack of transparency about these matters could adversely affect our brand and reputation, our employees’ engagement and retention, and the willingness of our customers and partners to do business with us. Both advocates and opponents of ESG-related matters are increasingly resorting to a range of activism forms, including media campaigns and litigation, to advance their perspectives. To the extent we are subject to such activism, it may require us to incur costs or otherwise adversely affect our business, financial condition, and results of operations. 1.3.6 If we or our payment processing partners fail to manage the risks related to our payment processing activities, we could be subject to fines, regulatory scrutiny, disruptions to our business, or reputational harm. A portion of our customers authorize us to bill their credit card accounts through our third-party payment processing partners for our paid subscriptions. We have experienced, and expect to continue to experience, fraudulent activity, including the creation of accounts using false identities and the use of stolen or otherwise unauthorized payment credentials, which has resulted, and may in the future result, in losses, including payment processing fees, chargeback fees, and fines and penalties imposed by our payment processors or card networks, for which we may not be reimbursed. We maintain fraud-detection and identity-verification measures, but these measures have not identified, and may not identify, all such activity. Further, our customers provide us with credit card billing information online, and we do not verify the physical identity of cardholders or conduct additional verification beyond what we collect online, which increases our risk of exposure to fraudulent activity. We also incur chargebacks when customers or card issuers claim that a transaction was unauthorized or otherwise improper. If the volume of chargebacks were to become excessive, we could be subject to higher processing fees, additional fines, fraud mitigation requirements, or the termination or suspension of our ability to accept certain payment methods, including credit cards, through one or more payment processors. In addition, payment processors, card networks, and financial institutions periodically revise their rules, standards, and practices, including data protection and documentation standards, required to utilize their services. Our compliance with these evolving requirements, and the continued compliance of our third-party payment processing partners, may require additional operational resources and expense. Failure by us or our payment processing partners to comply with applicable standards could result in fines, increased scrutiny, disruptions to our business and our ability to process payments for our intelligence service, or reputational harm. 1.4 Risks Related to Tax and Accounting Matters 1.4.1 Changes in tax laws or regulations could be enacted, or existing tax laws or regulations could be applied to us or our customers in a manner that could increase the costs of our models, platform, and applications and adversely affect our business. We operate in multiple jurisdictions and are subject to tax laws and regulations of U.S. federal, state, and local and non- U.S. governments. Income, sales, use, or other tax laws, statutes, rules, regulations, or ordinances could be enacted or amended at any time (possibly with retroactive effect) and could be applied solely or disproportionately to models, platforms, and applications provided over the internet. These enactments or amendments could reduce our sales activity due to the inherent cost increase the taxes would represent and ultimately harm our results of operations and cash flows. Further, the application of U.S. federal, state, local, and non-U.S. tax laws to services provided electronically is unclear and continuously evolving. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted or applied adversely to us, possibly with retroactive effect, which could require us or our customers to pay additional tax amounts, as well as fines or penalties, and interest for past amounts. If we are unsuccessful in collecting such taxes due from our

72 customers, we would be held liable for such costs, thereby adversely affecting our results of operations and harming our business. As we expand the scale of our non-U.S. business activities, any changes in the U.S. or non-U.S. taxation of such activities may increase our worldwide effective tax rate and harm our business, financial condition, and results of operations. We may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. In addition, our hiring of personnel and engagement of third-party employer-of-record providers in non-U.S. jurisdictions, as well as our data center and other infrastructure activities outside the United States, have created, and may in the future create, permanent establishments or other taxable presence in those jurisdictions, which could subject us to additional income, withholding, and indirect taxes, as well as interest, penalties, and additional compliance obligations. In advance of forming and obtaining approvals for local operating entities, we have entered into, and expect to enter into, additional letters of intent, leases, and other agreements relating to our international compute and infrastructure activities through interim contracting arrangements with existing entities, and we may be unable to transfer these arrangements to local entities on a timely basis or at all. Any prolonged reliance on these interim arrangements, or any failure to migrate them to local entities, could increase our exposure to permanent establishment or other taxable-presence determinations and could result in non-recoverable value-added or similar indirect taxes, which could be material in certain jurisdictions. Although we have not been required to pay income taxes, other than in immaterial amounts in certain jurisdictions to date, the amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws, or revised interpretations of existing tax laws and precedents, which could adversely affect our liquidity and results of operations. For example, a number of countries and organizations, such as the Organisation for Economic Co-operation and Development (“OECD”), have proposed changes to existing tax laws or new laws that could impact our tax obligations, including a framework that imposes a 15% global minimum tax, which has been implemented into the domestic laws of some jurisdictions in the EU, among other jurisdictions, and is being considered for implementation by other countries. On January 5, 2026, the OECD announced a “side-by-side” elective safe harbor that exempts electing U.S.-parented multinational entities from certain provisions of the global minimum tax for fiscal years beginning on or after January 1, 2026. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest, and penalties, and the authorities could claim that various withholding requirements apply to us or our subsidiaries or assert that benefits of tax treaties are not available to us or our subsidiaries, any of which would harm us and our results of operations. 1.4.2 Our business, financial condition, and results of operations may be adversely affected if we are required to collect sales or other related taxes for subscriptions to our models, platform, and applications in jurisdictions where we have not historically done so. We collect sales tax in a number of jurisdictions. Sales, use, value-added, digital services, and similar tax laws and rates vary by jurisdiction. One or more states or countries may seek to impose incremental or new sales, use, or other tax collection obligations on us. A successful assertion by a state, country, or other jurisdiction that we should have been or should be collecting additional sales, use, or other taxes could, among other things, result in substantial tax payments, create significant administrative burdens for us, discourage potential customers from subscribing to our models, platform, and applications due to the incremental cost of any such sales or other related taxes, or otherwise harm our business, financial condition, and results of operations. Further, certain jurisdictions in which we operate have enacted a digital services tax, which is generally a tax on gross revenue generated from users or customers located in those jurisdictions, and other jurisdictions are considering enacting similar laws. Any successful action by taxing authorities to compel us to collect and remit sales, use, value-added, digital services, and similar taxes, either retroactively, prospectively, or both, may adversely affect our business, financial condition, and results of operations. 1.4.3 Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. We have incurred substantial net operating losses (“NOLs”) during our history. In general, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “U.S. Code”), a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to utilize its pre-change U.S. federal NOL carryforwards and certain other tax attributes, including tax credit carryforwards, to offset its future taxable income or tax liabilities. For these purposes, an ownership change generally occurs if the percentage of a corporation’s stock (by value) owned by one or more “5-percent shareholders” increases by more than 50 percentage points over a rolling three-year period. We have experienced ownership changes in the past, and we may experience ownership changes in the future, including as a result of the global offering or subsequent shifts in our stock ownership, some of which may be outside our control. NOLs and other tax attributes of companies we have acquired are, and of companies we may acquire may be, subject to similar limitations. Similar provisions of state tax law and the tax laws of non-U.S. jurisdictions may also limit our ability

73 to utilize state and non-U.S. NOL carryforwards and other tax attributes. In addition, certain states, including California, have suspended or otherwise limited the use of NOL carryforwards and other tax attributes, which could accelerate or permanently increase our state income tax liabilities. Separately, under current law, U.S. federal NOLs arising in taxable years beginning after December 31, 2017 may be used to offset only 80% of taxable income in any year, whether or not an ownership change occurs. As a result of the foregoing, even if we attain profitability, we may be unable to use all or a material portion of our NOLs and other tax attributes, which could adversely affect our future cash flows and results of operations. 1.4.4 Our corporate structure and intercompany arrangements are subject to the tax laws of multiple jurisdictions, and we could be required to pay additional taxes, which could adversely affect our business, financial condition, and results of operations. As we continue to expand our non-U.S. operations, we are, and may increasingly be, required to report taxable income in various jurisdictions around the world based on our business activities in those jurisdictions. Our corporate structure and associated transfer pricing policies reflect the functions, risks, and assets of the entities involved in our intercompany transactions. However, our tax position is subject to various risks, including increases in tax rates, new or revised tax laws (which may apply retroactively), and new interpretations of existing tax laws and policies by taxing authorities or courts, any of which could increase our overall tax obligations. Our intercompany transactions are subject to complex transfer pricing rules administered by tax authorities in the jurisdictions in which we operate, many of which apply divergent, and sometimes conflicting, legal standards. Tax authorities may take inconsistent positions regarding the application of the arm’s-length principle, the characterization or valuation of our intellectual property, or the pricing of intercompany services and other transactions. If a tax authority successfully challenges our transfer pricing or the allocation of income and expenses among jurisdictions, we could be required to reallocate income or pay additional taxes, interest, and penalties. If the jurisdiction from which income is reallocated does not agree with the adjustment, we could also be subject to double taxation. In addition, certain of our cross-border contracting arrangements, including infrastructure-related agreements entered into by U.S. entities pending the formation of local subsidiaries, may give rise to non-recoverable value-added or similar indirect taxes or other tax costs, which could be material depending on the jurisdiction. Although we believe our tax positions are reasonable, our tax reserves are adequate, and our transfer pricing practices reflect arm’s-length terms, tax authorities may disagree with our assumptions, judgments, and estimates. If a tax authority were to prevail in asserting that our intercompany arrangements do not satisfy applicable transfer pricing requirements, we could be required to pay additional taxes, interest, and penalties that exceed our reserves. Such an outcome could increase our effective tax rate, reduce our cash flows, and adversely affect our ability to achieve and sustain profitability. 1.4.5 If our judgments or estimates relating to our critical accounting policies prove to be incorrect, our results of operations may be adversely affected. The preparation of financial statements in conformity with U.S. GAAP requires management to make judgments in applying our accounting policies and to make estimates and assumptions that affect the amounts reported on our consolidated financial statements and accompanying notes. We base our estimates in part on historical experience, market observable inputs, if available, and various other assumptions that we believe to be reasonable under the circumstances. Significant accounting policies, estimates, and assumptions used in preparing our consolidated financial statements include, but are not limited to, revenue recognition, stock-based compensation, common stock valuations, fair value of convertible notes, derivative liabilities, and SAFEs, leases, income taxes, and loss contingencies. In addition, we engage in complex and novel transactions and may be required to consolidate certain assets or entities on our financial statements, which may involve significant judgment and could result in volatility in our reported results of operations. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which may cause our results of operations to fall below the expectations of securities analysts and investors and cause a decline in the market price of our Class A common stock. 1.4.6 If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations may be impaired, which may adversely affect our business, financial condition, and results of operations. As a public company, we will be subject to the reporting requirements of the U.S. Exchange Act, the Sarbanes-Oxley Act, and the listing standards of the Nasdaq Global Select Market. The Sarbanes-Oxley Act and related U.S. Exchange Act rules require, among other things, that we maintain effective disclosure controls and procedures and internal control

74 over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to assure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the U.S. Exchange Act is accumulated and communicated to management, including our principal executive and financial officers, to allow timely decisions regarding disclosure. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting. Our current controls and any new controls that we develop may become inadequate because of changes in the conditions in our business. Further, weaknesses in our disclosure controls, procedures, or internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, may adversely affect our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. We also rely on distribution partners and other third-party service providers to process and store data underlying our financial reporting. Our ability to maintain effective internal controls therefore depends in part on the design and operating effectiveness of controls maintained by these third parties, and our ability to audit or remediate deficiencies in such third-party control environments is limited. Any failure to implement and maintain effective internal control over financial reporting may also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting may also cause investors to lose confidence in our reported financial and other information, which would likely adversely affect the market price of our Class A common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq Global Select Market. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K. 1.4.7 We are exposed to fluctuations in interest rates and currency exchange rates, which could negatively affect our business, financial condition, and results of operations. We hold a significant amount of cash, cash equivalents, and investments, a substantial portion of which is invested in instruments with variable or market-based interest rates. As a result, our investment income is sensitive to changes in prevailing interest rates. A decline in interest rates could reduce the income we earn on these investments, which could adversely affect our financial condition and results of operations. In addition, volatility in interest rates may impact the fair value of our investment portfolio and could affect our overall financial performance. Our sales are currently denominated in U.S. dollars, euros, and British pounds, and will likely be denominated in other currencies in the future. Because we report our results of operations and revenue in U.S. dollars, we are exposed to foreign currency translation risk and may in the future face additional foreign currency risks. For example, a strengthening of the U.S. dollar compared to these foreign currencies could increase the real cost of our models, platform, and applications to non-U.S. customers, which could reduce demand for our models, platform, and applications and adversely affect our results of operations. In addition, as our non-U.S. operations expand, an increasing portion of our operating expenses may be denominated in foreign currencies and subject to fluctuations due to changes in foreign currency exchange rates. If we are not able to effectively manage these risks, including through any hedging activities, our financial condition and results of operations could be adversely affected. 1.5 Risks Related to our Governance Structure 1.5.1 Our capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures, and may effectively eliminate the ability of holders of our Class A common stock to influence important decisions, including a change in control. We have a novel capital and corporate governance structure that has no direct public company precedent. We are incorporated as a PBC under Delaware law. As a PBC, we are required to balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose identified in our amended and restated certificate of incorporation. In addition, the LTBT possesses certain rights that are designed to

75 help ensure that we are managed in a manner that responsibly balances our goals as a PBC. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. The LTBT is intended to operate as an independent body of five financially disinterested voting trustees of the LTBT (“Trustees”), and our Class T common stock has no economic rights. As a result, the LTBT may have interests that differ from yours, and it may exercise its power in a way with which you disagree or in a way that may be adverse to your interests. Immediately prior to the completion of the global offering, we will also issue a single share of Class F common stock, a special class of our common stock, to the Founder LLC. Our seven co-founders will initially be the sole members of the Founder LLC. Upon the incapacity or death of any of our co-founders, a successor member may be admitted to the Founder LLC until the tenth anniversary of the completion of the global offering. We refer to our seven co-founders and any successors in the Founder LLC as “Continuing Founders.” Our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Immediately prior to the global offering, we will also authorize a special class of our common stock, Class E common stock, which we will issue to our employees, excluding our co-founders. Our Class E common stock will be entitled to vote only on certain limited matters and will not have any economic rights. Under this governance structure, we expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future. Accordingly, holders of our Class A common stock generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote, unless a majority of the Continuing Founders cannot agree on how our Class F common stock will be voted (in which case our Class F common stock will generally be voted proportionately with the votes of our Class A common stock cast on the matter). Our governance structure is likely to have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer, or proxy contest for the removal of directors. As a result, our governance structure may make it more difficult to replace our directors and management and may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices. We cannot predict whether our structure will result in lower demand for our Class A common stock, increased volatility, adverse publicity, or other adverse consequences. In particular, the absence of judicial precedent interpreting this structure increases the risk and unpredictability of governance-related litigation, and courts may interpret the obligations inherent in our structure in ways that we might not anticipate. 1.5.2 Our capital structure will concentrate voting power with the Long-Term Benefit Trust (LTBT) and the Founder LLC for the foreseeable future and will result in the LTBT and the Founder LLC having voting power that is not derived from or proportionate to economic interests in the Company. Our Class T common stock will generally entitle the long-term benefit trust (the “LTBT”) to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Our Class T common stock will remain outstanding indefinitely, subject to the right of our board of directors and the Trustees or specified majorities of our Class A common stock, Class E common stock and Class F common stock to amend or terminate the terms of the LTBT or the rights of our Class T common stock or to redeem our Class T common stock (such time as no share of Class T common stock is outstanding, the “Class T Sunset Time”). The Class T common stock may also be transferred without restriction upon the receipt of the same approvals required to amend, terminate, or redeem it. We intentionally structured the Class T common stock in this manner to preserve long-term flexibility if circumstances change. If the Class T common stock were transferred to a person or entity that is not affiliated with the LTBT or is not otherwise required to consider the Company Purpose, for so long as we remain a PBC, all of our directors, regardless of how they are elected, would continue to be obligated to act in accordance with Delaware law and our certificate of incorporation, bylaws, and other governing documents as then in effect, including those provisions relating to our public benefit purpose. The Long-Term Benefit Trust Amended and Restated Trust Agreement limits Trustee compensation to a reasonable cash amount fixed annually by the Trustees. Trustee compensation will not vary with or be conditioned upon the profits or any action or inaction of the Company. The policies of the LTBT prohibit a Trustee from directly purchasing or holding any of our securities. Our Class F common stock, of which a single share will be issued, will entitle the Founder LLC to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Our Class F common stock will remain outstanding until the earlier of (i) the completion of a 450-day

76 transition period commencing when there have been fewer than three Continuing Founders (not including any successor member who is a non-qualifying member as defined in the Founder LLC limited liability company agreement (the “Founder LLC Agreement”)) for 90 consecutive calendar days (the “Class F Transition Period”), and (ii) the time when there is no Class F common stock outstanding, including as a result of a redemption thereof agreed to by a supermajority of the Continuing Founders, which is the total number of Continuing Founders entitled to vote on the matter minus one; provided that if there are fewer than three Continuing Founders, such vote must be unanimous (“Supermajority”), or upon the dissolution of the Founder LLC (the “Class F Sunset Time”). Upon the completion of the global offering, based on beneficial ownership as of September 30, 2026, our co-founders will collectively hold approximately (i) 11.2% of the total voting power of our outstanding capital stock with respect to matters submitted to stockholders generally, excluding through their interests in the Founder LLC, and (ii) 61.3% of the total voting power of our outstanding capital stock with respect to matters submitted to stockholders generally, including through their interests in the Founder LLC. The voting powers of the LTBT and the Founder LLC are not derived from or proportionate to economic interests in the Company and will not be subject to dilution or the loss of rights upon the issuance of additional shares of Class A common stock (including upon conversion of any Class N common stock) or any other shares of our capital stock. Moreover, the LTBT, Founder LLC, and our individual co-founders may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. For example, while the LTBT, Founder LLC, and our co-founders share a long-term commitment to our mission that may benefit stockholders who share our public benefit goals, the separation between voting power and economic interests may result in such persons exercising their influence in a manner that prioritizes actions or outcomes they believe to be consistent with the Company Purpose and the best interests of those materially affected by our conduct over the pecuniary interests of our other stockholders. This divergence of voting power from economic interests in the Company is likely to persist for the foreseeable future and will not be subject to dilution based on additional issuances of our capital stock or reduction for sales or dispositions of our capital stock by our individual co-founders. 1.5.3 Our governance structure and the adoption of our amended and restated certificate of incorporation may negatively affect the decision by certain institutional investors to purchase or hold shares of our Class A common stock. Certain aspects of our governance structure, such as our multi-class capital structure, may limit the ability of certain institutional investors to invest in us as a result of their investment policies or may make such an investment less attractive to the portfolio managers of certain institutional investors. In addition, our multi-class capital structure may make us ineligible for inclusion in indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track these indices would not invest in our stock. These policies may depress our valuation compared to those of other similar companies that are able to be included in such indices. 1.5.4 We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements, and, as a result, we qualify for, and currently rely on, exemptions from certain corporate governance requirements. We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors. As a result, we may elect not to comply with certain corporate governance requirements, including: • the requirement that a majority of our board of directors consist of independent directors; • the requirement that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and • the requirement that we have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If we elect not to comply with certain requirements, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements. Although we qualify as a “controlled company,” we do not expect to rely on this exemption except with respect to our nominating and corporate governance committee (“NGC”), which will not consist entirely of independent directors. Our board of directors currently consists of a majority of independent directors and our audit and compensation committees

77 currently consist entirely of independent directors. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on the Nasdaq Global Select Market, we will be required to comply with the provision that our NGC be comprised entirely of independent directors within the applicable transition period. 1.5.5 We operate as a Delaware public benefit corporation. As a public benefit corporation, we cannot provide any assurance that we will achieve the Company Purpose. As a PBC, we are intended to produce a public benefit or benefits and to operate in a responsible and sustainable manner, balancing our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the Company Purpose identified in our amended and restated certificate of incorporation. We cannot assure you that we will achieve the Company Purpose or that the expected positive impact from being a PBC will be realized, which could adversely affect our reputation, business, financial condition, and results of operations. As a PBC, we are required, under Section 366 of the Delaware General Corporation Law (“DGCL”) and pursuant to our amended and restated bylaws, to disclose to stockholders a report at least biennially on our overall performance in promoting the public benefit identified in our amended and restated certificate of incorporation and the best interests of those materially affected by our conduct and on our assessment of our success in achieving the Company Purpose and in promoting those interests. If we are not timely or are unable to provide this report, or if the report is not viewed favorably by parties doing business with us, regulators, others reviewing our credentials, or other stakeholders, including holders of our Class A common stock, our reputation as a PBC may be adversely affected. 1.5.6 Our focus on the long-term best interests of the Company as a PBC, and the duty of our directors to balance the pecuniary interests of our stockholders, the best interests of those stakeholders materially affected by our conduct, and the Company Purpose, may conflict with short-, medium-, or long-term financial interests and business performance, which may negatively impact the value of our Class A common stock. We have made, and may in the future make, decisions that we believe balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose set forth in our amended and restated certificate of incorporation, even if such decisions may negatively impact the short-, medium-, or long-term performance of our business, financial condition, and results of operations or the short-, medium-, or long- term performance of our Class A common stock. This may impact the value of our Class A common stock and make owning our Class A common stock less appealing to investors who are focused on returns. Our decisions and actions in pursuit of long-term success may not result in the long-term benefits we expect, which could adversely affect our business, financial condition, and results of operations, as well as the market price of our Class A common stock. Such decisions and actions may include changes to our models, platform, and applications; limitations on certain uses of our models, platform, and applications; moderating the pace of the development of our models for safety-related reasons; adjustments to the timing of new offerings; changes in how we deliver customer support; investments in our relationships with partners and employees; investments in and introductions of new models, platforms, and applications; investments in social impact initiatives consistent with our public benefit objectives; and changes in our approach to working with local or national jurisdictions on laws and regulations governing our business. Our policies, including those on usage, currently prohibit, or may be revised in the future to prohibit, certain usage or other actions, which may have adverse commercial consequences to us. For example, our usage policy prohibits the use of our models, platform, and applications to develop or operate fully autonomous weapons or to conduct mass surveillance, including mass domestic surveillance, and we have declined to permit such uses based on the Company Purpose, notwithstanding the revenue those or similar uses could generate. Maintaining these limitations has had, and may continue to have, adverse commercial and financial consequences. We have also restricted or delayed the availability of certain capabilities for safety reasons. For example, we initially released our Mythos model only as a gated research preview through Project Glasswing rather than making it broadly available to the public. Similarly, we have chosen not to develop certain commercially attractive offerings, such as image and video generation models, in order to direct our compute toward our research and safety priorities. Our public advocacy, and the decisions we make to moderate the pace of AI development, delay or restrict the release of models or features, or forgo commercial opportunities for safety-related reasons, may not maximize stockholder value, could have a negative impact on the value of our Class A common stock, and could result in litigation. Each of these decisions reflects our directors’ balancing of the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose. While we believe these decisions are consistent with the Company Purpose, as a result of these decisions, we may forgo revenue, customers, or growth opportunities that a corporation managed solely to maximize stockholder value might pursue.

78 Further, while directors of traditional corporations typically have a fiduciary duty to focus on maximizing stockholder value, directors of a PBC have a duty to consider not only the stockholders’ financial interests but also the company’s specific public benefit purpose and the best interests of those stakeholders materially affected by the company’s actions. Thus, our directors are not merely permitted, but obligated, to consider the Company Purpose and the interests of other stakeholders. Under Delaware law, directors are shielded from liability for breach of these obligations if they make informed and disinterested decisions that serve a rational purpose. In the event of a conflict among the interests of our stockholders, the Company Purpose, or the interests of our other stakeholders, our directors must only make informed and disinterested decisions that serve a rational purpose; thus, we cannot guarantee that such a conflict would be resolved in favor of our stockholders’ monetary interests, which could adversely affect our business, financial condition, and results of operations and cause the market price of our Class A common stock to decline. In addition, there is very limited judicial precedent interpreting the balancing requirement applicable to PBCs under Delaware law, particularly for companies with significant scale or visibility, or with a scope of PBC purpose similar to ours. As a result, the scope of directors’ obligations, the standards by which their decisions may be reviewed, and the nature and availability of stockholder remedies in connection with alleged failures to responsibly balance these interests remain uncertain. Future judicial interpretations of these provisions could be more expansive than we currently anticipate and could result in increased litigation risk, greater scrutiny of board decision-making, or outcomes that differ from our expectations. Additionally, as a PBC, we are less vulnerable to an unsolicited takeover effort than a traditional company would be and, therefore, your ability to realize your investment through an acquisition may be limited. We may also not be an attractive target for activists or hedge fund investors because new directors must consider and give appropriate weight to the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose, and stockholders may be able to enforce this obligation through litigation. Further, by requiring that our board of directors consider additional stakeholders and the Company Purpose, and not just maximizing stockholder value, Delaware law could make it easier for our board of directors to reject a hostile bid, even where the acceptance of such a bid would provide the greatest short-term financial yield to investors. In addition, we intend to direct a meaningful portion of our resources toward our public benefit initiatives, which may include contributions to nonprofit organizations, research institutions, underserved communities, and other third parties that may not otherwise have access to frontier intelligence capabilities. These initiatives, which include the contribution of 846,840,960 shares of our Class N common stock, representing 5% of our fully diluted shares as of June 30, 2026 (assuming full conversion of the Amazon Notes), to Anthropic Public Benefit Fund, LLC (the “Anthropic Public Benefit Fund”), our wholly owned subsidiary dedicated to the Company Purpose (such issuance, the “Initial Public Benefit Issuance”) and any future contributions up to an additional 2% of our then-outstanding equity (plus any shares subject to options, RSUs, and other convertible securities and any shares held by the Anthropic Public Benefit Fund) to the Anthropic Public Benefit Fund (or other designee) each time our share price appreciates 50% above the prior share price milestone, beginning with our initial public offering price, under a framework approved by our board of directors (the “Public Benefit Issuances”), have been, and may continue to be substantial in scale, and we expect to significantly grow these efforts over time. The benefits of such expenditures may be difficult or impossible to measure in financial terms and may not result in any direct or measurable benefit to our business or our stockholders. The amount of resources directed toward these initiatives may, in any given period, reduce our revenue, increase our expenses, or otherwise affect our results of operations. 1.5.7 As a Delaware public benefit corporation, we may be subject to increased litigation concerning our board of directors’ obligation to balance our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the Company Purpose, the occurrence of which may have an adverse impact on our business, financial condition, and results of operations. Section 367 of the DGCL provides that stockholders of a Delaware PBC with shares listed on a national securities exchange may only file an action to enforce the statutory balancing requirement imposed on the board of directors by the DGCL if they, individually or collectively, own the lesser of at least two percent of the corporation’s outstanding shares or shares of the corporation with a market value of at least $2,000,000 as of the date the action is instituted and, in the case of a derivative action, such stockholders satisfy any other conditions applicable to filing a derivative action. This potential liability for enforcement of the statutory balancing requirement does not exist for traditional corporations. Therefore, we may be subject to the possibility of increased litigation, which would require the attention of our management, and, as a result, may adversely affect our management’s ability to effectively execute our strategy. There is limited judicial precedent for this type of balancing litigation, which may create uncertainty around the scope of our directors’ obligations or the remedies available to stockholders. Additionally, any such litigation may be costly, which may adversely affect our business, financial condition, and results of operations.

79 1.5.8 Our amended and restated bylaws will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended, each of which may limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, stockholders, or employees. Our amended and restated bylaws, which will become effective immediately prior to the completion of the global offering, will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, stockholders, or officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, (iv) any action arising pursuant to or to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation, or our amended and restated bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, except for, in all cases, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). Section 22 of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) establishes concurrent jurisdiction for federal and state courts over U.S. Securities Act claims. Accordingly, both state and federal courts have jurisdiction to hear such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws will also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for resolving any complaint asserting a cause or causes of action arising under the U.S. Securities Act against any person in connection with any offering of our securities, including, without limitation, any auditor, underwriter, expert, control person, or other defendant. Unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any derivative action or proceeding brought to enforce any duty or liability created by the U.S. Exchange Act or the rules or regulations thereunder. All other claims arising under the U.S. Exchange Act may be brought in any federal court of competent jurisdiction. Any person or entity purchasing, holding, or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the foregoing bylaw provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our current or former directors, officers, stockholders, or other employees, which may discourage lawsuits with respect to such claims against us and our current and former directors, officers, stockholders, or other employees. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions. 1.5.9 Provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make a merger, tender offer, proxy contest, or other significant corporate transaction difficult, potentially depressing the market price of our Class A common stock. Our amended and restated certificate of incorporation and amended and restated bylaws, which will become effective immediately prior to the completion of the global offering, will contain a number of provisions that may make the acquisition of our company more difficult. Such provisions will include: • a multi-class common stock structure, which will provide the LTBT and the Founder LLC with the ability to elect all members of our board of directors, and will provide the Founder LLC with the ability to determine the outcome of all matters submitted to a vote of our stockholders generally (including the approval of any merger, sale of our company, and other significant corporate transaction requiring stockholder approval) for the foreseeable future;

80 • prior to the Class F Sunset Time, vacant or newly created directorships for any directors who are not Class T directors can be filled by our board of directors in accordance with a notice from the Founder LLC or by the holders of our Class A common stock and Class F common stock, voting together or acting by written consent; • prior to the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set only with the approval of 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)); • a special meeting of our stockholders may only be called by (i) our board of directors acting pursuant to a resolution adopted by a majority of the authorized members of our board of directors; (ii) the Chairperson of our board of directors; (iii) our Chief Executive Officer; (iv) our President; (v) following the Class F Sunset Time, a majority of the directors who are not Class T directors; (vi) prior to the Class F Sunset Time and only with respect to a special meeting at which holders of our Class E common stock will be asked to vote on a proposal, the secretary of the company; or (vii) prior to the Class F Sunset Time, the Founder LLC as the holder of the single share of our Class F common stock; • prior to the Class F Sunset Time and the Class T Sunset Time, stockholders may act by written consent only with respect to (i) any action to nominate, elect, or remove directors or appoint a director to fill any vacancy or newly created directorship; (ii) any action to satisfy certain redemption and protective provisions in our amended and restated certificate of incorporation related to our Class F common stock, Class T common stock and Class E common stock; and (iii) any matter in which stockholders vote together as a single class if such matter is first approved or requested by our board of directors, and following both the Class F Sunset Time and the Class T Sunset Time, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any written consent of our stockholders; notwithstanding the foregoing, any action required or permitted to be taken by the holders of our Class E common stock must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders; • advance notice procedures required for Class A stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders; • following the Class F Sunset Time, our board of directors will shift to having a classified board of directors consisting of three classes of directors with staggered three-year terms; • following the Class F Sunset Time, 66 2/3% of the voting power of our Class A common stock will be required to amend certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws; • not providing for cumulative voting; and • authorizing undesignated preferred stock, the issuance and terms of which may be established by 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) and, prior to the Class F Sunset Time, only with the consent of the Founder LLC as the holder of our Class F common stock. These provisions, alone or together, could discourage, delay, or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock, and could also affect the price that some investors are willing to pay for our Class A common stock. 1.6 Risks Related to Ownership of our Class A Common Stock 1.6.1 There has been no prior public trading market for our Class A common stock, and an active trading market may not develop or be sustained following the global offering. We have applied to list our Class A common stock on the Nasdaq Global Select Market under the symbol “ANT.” However, prior to the global offering, there has been no public trading market for our Class A common stock. We cannot assure you that an active trading market for our Class A common stock will develop on such exchange or elsewhere or, if developed, that any market will be sustained. The initial public offering price of our Class A common stock will be determined through negotiations among us, the selling stockholders, and the underwriters. This price will not necessarily reflect the price at which investors in the market will be willing to buy and sell shares of our Class A common stock following the global offering.

81 1.6.2 The market price of our Class A common stock may be volatile, and you may lose all or part of your investment. We cannot predict the prices at which our Class A common stock will trade. The initial public offering price of our Class A common stock will be determined through negotiations among us, the selling stockholders, and the underwriters. This price will not necessarily reflect the price at which investors in the market will be willing to buy and sell shares of our Class A common stock following the global offering. The market price of our Class A common stock following the global offering may fluctuate substantially, depending on a number of factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations may cause you to lose all or part of your investment in our Class A common stock. Factors that may cause fluctuations in the market price of our Class A common stock include the following: • price and volume fluctuations in the overall stock market from time to time, including fluctuations due to general economic uncertainty or negative market sentiment; • volatility in the market and trading volumes of technology stocks; • supply chain constraints, particularly those impacting compute, and new and evolving trade regulations and tariffs, and countermeasures; • changes in the operating performance and stock market valuations of other technology companies generally, or those in our industry in particular; • sales of shares of our Class A common stock by us or our stockholders, as well as the anticipation of lock-up releases; • rumors and market speculation involving us or other companies in our industry or related industries; • failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors; • actual or perceived significant data breaches involving our business; • the financial or non-financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections; • third-party data published about us or other companies in our industry, whether or not such data is accurate; • announcements by us or our competitors of new models, platforms, or applications; • the public’s reaction to our press releases, other public announcements, and filings with the SEC; • fluctuations in the trading volume of shares of our Class A common stock or the size of our public float; • short selling of our Class A common stock or related derivative securities; • actual or anticipated changes or fluctuations in our results of operations; • actual or anticipated developments in our business, our competitors’ businesses, or the competitive landscape generally; • changes in the anticipated future size or growth rate of our addressable markets; • our issuance of shares of our Class A common stock, including as a result of the conversion of our Class N common stock in connection with certain transfers; • litigation or regulatory action involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors; • developments or disputes concerning our intellectual property or other proprietary rights; • announced or completed acquisitions of businesses or technologies, or similar strategic transactions, by us or our competitors; • new laws or regulations or new interpretations of existing laws or regulations applicable to our business; • regulatory enforcement actions or other governmental efforts affecting our models, platform, and applications; • changes in accounting standards, policies, guidelines, interpretations, or principles;

82 • major catastrophic events such as war, incidents of terrorism, pandemics, or responses to such events; • any additions or departures of founders, board members, management, or key personnel; • general economic conditions and slow or negative growth of our markets; • potential allocation to retail investors of a minority of shares of our Class A common stock sold in the global offering; and • retail investor interest in our Class A common stock on an ongoing basis following the global offering. In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the market price of our Class A common stock may decline for reasons unrelated to our business, financial condition, and results of operations. The market price of our Class A common stock may also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of our Class A common stock when desired, or the prices that you may obtain for your shares of our Class A common stock. In the past, stockholders have initiated securities class action lawsuits against companies following periods of stock price volatility. If the market price of our Class A common stock is volatile, we may become the target of securities litigation. Such litigation may subject us to substantial costs, divert resources and management’s attention, and adversely affect our business, financial condition, and results of operations. 1.6.3 The issuance of additional stock in connection with financings, acquisitions, investments, our equity incentive plans, the conversion of our outstanding convertible promissory notes, the conversion of our outstanding Class N common stock, our public benefit initiatives, or otherwise will dilute the interests of the holders of our Class A common stock. Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the global offering authorizes us to issue up to an aggregate of 300,000,000,000 shares of Class A common stock, 100,000,000,000 shares of Class N common stock, one share of Class T common stock, one share of Class F common stock, 30,000,000,000 shares of Class E common stock and 30,000,000,000 shares of preferred stock with such rights, powers, and preferences as may be determined by our board of directors (subject to limitations in our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the global offering, or prescribed by Delaware law). Subject to compliance with applicable rules and regulations, we may issue shares of our capital stock or securities convertible into shares of our capital stock from time to time in connection with a financing, an acquisition, an investment, our equity incentive plans, the conversion of our outstanding convertible promissory notes, the conversion of our Class N common stock, our public benefit initiatives, which may include issuances of equity to third parties such as nonprofit organizations, research institutions, or other recipients, or otherwise, including the Public Benefit Issuances. Any such issuances may result in substantial dilution to the holders of our Class A common stock and cause the market price of our Class A common stock to decline. For a discussion of the dilutive impact of our Class N common stock on the holders of our Class A common stock, see the section titled “1.6.4 A substantial number of shares of our Class N common stock will be outstanding upon the completion of the global offering and the concurrent private placement, which will dilute the voting power of the holders of our Class A common stock upon conversion.” In addition, registration rights agreements entered into with counterparties to certain of our NPAs provide such counterparties with rights to cause us to register for resale after the global offering (i) shares of our common stock underlying such notes, (ii) shares of Class A common stock issuable upon conversion of Class N common stock issued upon conversion of the notes, and (iii) shares of our Class A common stock issuable upon conversion of Class N common stock issued to Google in connection with the concurrent private placement. The exercise of such registration rights could facilitate sales of large blocks of our Class A common stock into the public market, which could depress the market price of our Class A common stock or increase its volatility. 1.6.4 A substantial number of shares of our Class N common stock will be outstanding upon the completion of the global offering and the concurrent private placement, which will dilute the voting power of the holders of our Class A common stock upon conversion. Immediately prior to the completion of the global offering and the concurrent private placement, after giving effect to the automatic conversion of (i) all 438,406,253 outstanding shares of our Series A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1 redeemable convertible preferred stock into 4,408,097,245 shares of Class A common stock and (ii) all 414,987,790 outstanding shares of our Series B, C-2, D-3, E-2, E-3, E-4, E-5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4 redeemable convertible preferred stock into 4,153,017,914 shares of Class N common stock, immediately prior to the completion of

83 the global offering pursuant to the terms of our amended and restated certificate of incorporation (collectively, the “Preferred Stock Conversion”); the conversion of $579.3 million in aggregate principal amount of our outstanding convertible promissory notes into 276,827,518 shares of Class N common stock immediately prior to the completion of the global offering (the “Convertible Notes Conversion”); and the Initial Public Benefit Issuance, we will have 5,307,329,452 shares of Class N common stock outstanding, representing approximately 44.5% of our outstanding capital stock prior to the global offering and the concurrent private placement and approximately 43.2% of our outstanding capital stock following the completion of the global offering and the concurrent private placement (in each case, excluding our Class T common stock, Class F common stock, and Class E common stock). After giving effect to the Preferred Stock Conversion and the Convertible Notes Conversion, Amazon and Google will each hold greater than 5% of our outstanding capital stock. Although our Class N common stock is non-voting, their holdings represent a significant economic interest in our company, and because our Class N common stock converts into Class A common stock upon transfer to an unaffiliated third party, these shares could also become significant to the voting power of our Class A common stock following any such transfer. Amazon and Google will hold 1,920,511,218 and 1,654,463,134 shares of our Class N common stock, respectively, immediately prior to the completion of the global offering and the concurrent private placement (after giving effect to the Preferred Stock Conversion and the Convertible Notes Conversion), and will hold 1,920,511,218 and 1,789,598,269 shares of our Class N common stock, respectively, immediately following the global offering and the concurrent private placement. An aggregate of an additional 1,563,617,444 shares of Class N common stock will be issuable after the global offering upon conversion of remaining outstanding convertible promissory notes, all of which are held by Amazon, that cannot convert immediately prior to the completion of the global offering without exceeding the applicable ownership cap. Additional shares of Class N common stock may also be issued following the global offering and the concurrent private placement pursuant to the Public Benefit Issuances, future drawdowns and related issuances or conversions under our NPAs, and certain contractual rights. Although our Class N common stock is not entitled to vote, it is entitled to economic rights equivalent to those of our Class A common stock, including the right to participate ratably with our Class A common stock in any dividends we may declare and in distributions upon a liquidation, dissolution, or winding up. As a result, the shares of Class N common stock issued in connection with the completion of the global offering as a result of the Preferred Stock Conversion, Convertible Notes Conversion, and the concurrent private placement will dilute the economic interests, including any dividends and any proceeds available for distribution to stockholders, of the holders of our Class A common stock, and such shares are included together with our Class A common stock in determining net tangible book value per share. The shares of Class N common stock will automatically convert into an equal number of shares of Class A common stock upon a transfer effected through: (i) a registered offering or an open market sale of such shares or (ii) a transfer to an unaffiliated third party, subject to certain limitations. While held as Class N common stock, these shares are non-voting and therefore do not impact the voting power of the holders of our Class A common stock. Upon the conversion of shares of Class N common stock into Class A common stock, however, the resulting shares of Class A common stock will be entitled to one vote per share and the issuance of such shares will dilute the voting power of the existing holders of our Class A common stock. Any shares of Class N common stock that we issue in the future would have the same effect, diluting the economic interests of the holders of our Class A common stock while outstanding, as well as diluting their voting power upon conversion into Class A common stock. 1.6.5 Future issuances of our Class A common stock and Class N common stock will not dilute the voting power of our Class F common stock. Future issuances of our Class A common stock, including upon conversion of our Class N common stock, and our Class N common stock will not dilute the voting power of our Class F common stock because our Class F common stock, which consists of a single share held by the Founder LLC (a limited liability company of which our seven co-founders will initially be the sole members, see “1.5.1 Our capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures, and may effectively eliminate the ability of holders of our Class A common stock to influence important decisions, including a change in control.”), is entitled to a fixed 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally. For example, if we were to issue 1,000,000 additional shares of Class A common stock, our Class F common stock would automatically be entitled to an incremental number of votes sufficient to cause the aggregate voting power of our Class F common stock to equal 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, or approximately 1,004,008 additional votes. Any future issuances of additional shares of Class A common stock, including upon conversion of our Class N common stock, and Class N common stock will not be subject to approval by our stockholders except as required by the listing standards of the Nasdaq Global Select Market.

84 1.6.6 Future sales of our Class A common stock in the public market could cause the market price of our Class A common stock to decline. The market price of our Class A common stock may decline due to sales of a large number of shares of our Class A common stock in the market after the global offering. The potential for such sales to occur may also depress the market price of our Class A common stock. Following the completion of the global offering and the concurrent private placement, based on 6,626,640,437 shares of our Class A common stock outstanding and 5,307,329,452 shares of Class N common stock outstanding as of September 30, 2026 (after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, Initial Public Benefit Issuance, and the net issuance of 49,754,965 shares of Class A common stock subject to RSUs outstanding as of September 30, 2026 for which the service-based vesting condition will be satisfied as of the date of the registration statement in respect of the U.S. offering and the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement in respect of the U.S. offering, after giving effect to the withholding of 51,578,975 shares of Class A common stock subject to such RSUs to satisfy the associated estimated tax withholding and remittance obligations (based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and an assumed 50.90% tax withholding rate) (the “RSU Settlement”)), we will have a total of 7,427,991,791 shares of Class A common stock outstanding and 5,658,680,800 shares of Class N common stock outstanding. Our directors, executive officers, and the holders of substantially all of our capital stock and securities convertible into or exchangeable for our capital stock have entered into market standoff agreements with us or have entered or will enter into lock-up agreements with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, on behalf of the underwriters, under which they have agreed, subject to specific exceptions including specified early expiration provisions, to certain restrictions on their ability to transfer any shares of our Class A common stock or Class N common stock or securities directly or indirectly convertible into or exchangeable or exercisable for our Class A common stock or Class N common stock during the period ending (i) in the case of our co-founders and certain of our stockholders holding more than 0.5% of our fully diluted shares prior to the global offering, on the earlier of (A) 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results for the fiscal quarter ending September 30, 2027 and (B) immediately after the close of the trading day on the 365th day after the date of the underwriting agreement, which is expected to be made on November 18, 2026, and (ii) in the case of all other such holders, on the earlier of (A) 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results for the fiscal quarter ending March 31, 2027 and (B) immediately after the close of the trading day on the 180th day after the date of the underwriting agreement, which is expected to be made on November 18, 2026. In addition, up to 316 million shares of our Class A common stock may become eligible for sale beginning on the first trading day following the date of the underwriting agreement, which is expected to be made on November 18, 2026, and up to 3.3 billion additional shares may become eligible for sale prior to the expiration of the period described in clause (ii) above. Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC may release stockholders from the lock-up agreements, and we may, generally only with their consent, release stockholders from the market standoff agreements, in each case prior to the end of the applicable period. The shares of our Class N common stock to be sold in the concurrent private placement will not be subject to any market standoff agreement or lock-up agreement. These shares will be “restricted securities” under the U.S. Securities Act and may be resold only pursuant to an effective registration statement or an available exemption from registration, including Rule 144, and certain of the purchasers may have registration rights. Because shares of our Class N common stock convert into shares of our Class A common stock upon a qualifying transfer, sales of these shares, or the perception that such sales may occur, could cause the market price of our Class A common stock to decline. As a result of these agreements and the provisions of our amended and restated investors’ rights agreement, dated as of May 28, 2026 (our “IRA”) and subject to the provisions of Rule 144 or Rule 701 under the U.S. Securities Act, additional shares of our Class A common stock (including shares issuable upon conversion of our Class N common stock) will become available for sale in the public market at various times after the global offering, beginning on the first trading day following the date of the underwriting agreement, which is expected to be made on November 18, 2026. Because shares released from these restrictions will become freely tradable simultaneously with the shares sold in the global offering, purchasers of our Class A common stock in the public market following the global offering may be unable to determine whether their shares were issued pursuant to the registration statement relating to the U.S. offering. The ability to bring a claim under Section 11 or Section 12(a)(2) of the U.S. Securities Act requires that the security purchased be traceable to the allegedly defective registration statement, and tracing shares to the registration statement relating to the U.S. offering may be more difficult because registered and unregistered shares begin trading at approximately the same time. As a result, such purchasers may be unable to assert claims under Section 11 or Section 12(a)(2) of the U.S. Securities Act for any material misstatements or omissions in the registration statement or the prospectus relating to the U.S. offering.

85 Upon completion of the global offering, stockholders owning an aggregate of up to 8,392,550,277 shares of our Class A common stock (including those issuable upon conversion of our Class N common stock) will be entitled, under our IRA, to demand registration rights. In addition, Google will be entitled to demand and Form S-3 registration rights under the registration rights agreement with Google (the “Google RRA”), including with respect to the Class A common stock underlying the shares it purchases in the concurrent private placement. In addition, we intend to file a registration statement to register shares reserved for future issuance under our equity compensation plans. Upon effectiveness of that registration statement, subject to the satisfaction of applicable vesting periods and the expiration or waiver of the lock-up and market standoff agreements referred to above, the shares issued upon exercise of outstanding stock options or settlement of RSUs will be available for immediate resale in the United States in the open market. In addition, our co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes. These commitments are voluntary, revocable expressions of each co-founder’s philanthropic intent and do not constitute legally binding obligations. The timing, amount, recipients, structure, and manner of any donations in furtherance of this pledge are uncertain and will depend on a variety of factors, including each co-founder’s individual circumstances, tax and estate planning considerations, applicable transfer restrictions, market conditions, and philanthropic priorities at the relevant time. The co-founders may satisfy this pledge over time through a variety of means, including donations to donor-advised funds, charitable organizations, private foundations, or other philanthropic vehicles, certain of which have entered into irrevocable proxy agreements with us. Donations of shares of our Class A common stock in furtherance of this pledge and any subsequent sales by recipients could, subject to the lock-up and market standoff agreements described above and applicable securities laws, result in the sale of a significant number of shares in the public market. Because the timing and amount of any such donations and sales cannot be predicted, any such sales, or the perception that such sales could occur, could depress the market price of our Class A common stock. These pledges relate to the co-founders’ personal economic interests in shares of our Class A common stock and do not apply to our Class F common stock or alter the Founder LLC voting structure. As such, as our co- founders make donations in furtherance of this pledge, their personal economic interests in us will decrease while their voting control through the Founder LLC will remain unchanged for so long as each co-founder continues to satisfy the minimum retained ownership condition for continued membership in the Founder LLC, which may reduce the alignment between the interests of our co-founders and those of our other stockholders, or cause those interests to diverge. Sales of our Class A common stock by stockholders as lock-up restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales may also cause the market price of our Class A common stock to fall and make it more difficult for you to sell shares of our Class A common stock. 1.6.7 Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain. We do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the A&R Credit Agreement contains, and any future credit facility or financing we obtain may contain, terms limiting the amount of cash dividends that may be declared or paid on our capital stock. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and applicable contractual restrictions. As a result, stockholders should rely on sales of their Class A common stock or Class N common stock after price appreciation, if any, as the only way to realize any future gains on their investment. 1.6.8 If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our business, or our market, or if they change their recommendation regarding our Class A common stock adversely, the market price and trading volume of our Class A common stock could decline. The market price and trading volume for our Class A common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If any of the analysts who cover us change their recommendation regarding our Class A common stock adversely, provide more favorable relative recommendations about our competitors, or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our securities could decrease, which could cause the price and trading volume of our Class A common stock to decline.

86 1.6.9 Non-U.S. holders of our Class A common stock are subject to currency exchange risk, and adverse currency movements could reduce the value of their investment. Our Class A common stock is, and is expected to continue to be, denominated and quoted for trading exclusively in U.S. dollars. Stockholders located outside the United States, including investors resident in member states of the European Union, will therefore be exposed to fluctuations in the exchange rate between the U.S. dollar and their local currency. Such fluctuations may adversely affect the value, expressed in a stockholder’s local currency, of (i) the proceeds received upon any sale, transfer, or other disposition of our Class A common stock, (ii) any dividends or other distributions we may pay in respect of our Class A common stock, and (iii) the overall return on investment realized by such stockholders. Depreciation of the U.S. dollar against an investor’s local currency would reduce the local currency value of any such sale proceeds or dividends, even if the U.S. dollar value thereof, or the U.S. dollar trading price of our Class A common stock, remains unchanged or increases. We do not, and do not intend to, enter into any currency hedging transactions or other arrangements designed to reduce or manage currency exchange risk on behalf of our non-U.S. stockholders, and we assume no obligation to do so. Accordingly, non-U.S. investors will bear the full currency risk associated with their investment in our Class A common stock, and any adverse movement in the applicable exchange rate will be borne entirely by such stockholders without any mitigation on our part. Any dividends or other cash distributions we declare on our Class A common stock will be declared and paid in U.S. dollars. The amount that a non-U.S. stockholder ultimately receives in its local currency will depend on the exchange rate prevailing at the time such dividend or distribution is converted, which may differ materially from the exchange rate prevailing at the time the dividend or distribution was declared or on the applicable record date. Non-U.S. stockholders may also incur currency conversion costs, including fees charged by banks or other financial intermediaries effecting the conversion, which would further reduce the net amount received. Because our Class A common stock is expected to be quoted and traded in U.S. dollars, non-U.S. stockholders who wish to sell their holdings of our Class A common stock will likely receive sale proceeds denominated in U.S. dollars and will bear the risk of converting those proceeds into their local currency at the exchange rate prevailing at the time of conversion. An unfavorable movement in the applicable exchange rate between the date of purchase and the date of sale, or between the date of sale and the date of conversion, could significantly reduce the return realized by such stockholders, or result in a loss, even where the U.S. dollar price of our Class A common stock has appreciated over the relevant period. Exchange rates between the U.S. dollar and other currencies, including the euro and other currencies of European Union member states, are influenced by a wide range of factors that are outside of our control, including changes in exchange controls or foreign exchange regulations, monetary and fiscal policy decisions by the U.S. Federal Reserve, the European Central Bank, or other central banks or governmental authorities, interest rate differentials, inflation, sovereign debt levels, and broader macroeconomic and geopolitical conditions in the United States, the European Union, and elsewhere. Any such developments could result in significant and unpredictable fluctuations in the applicable exchange rates, which could adversely affect the value of an investment in our Class A common stock for non-U.S. stockholders, including stockholders resident in the European Union.

87 2. Persons Responsible, Third-Party Information and Competent Authority Approval 2.1 Persons Responsible for the Contents of the Prospectus This document constitutes a prospectus for the purposes of Article 6 of the Prospectus Regulation relating to the public offering of a maximum number of 80,135,135 newly issued shares of Class A common stock, par value $0.00001 per share, in the Company, Anthropic, PBC, referred to as the European retail shares, in each of the Federal Republic of Germany (“Germany”), the Kingdom of Denmark (“Denmark”), the Republic of Finland (“Finland”), the French Republic (“France”), Ireland (“Ireland”), the Netherlands (“the Netherlands”), the Kingdom of Norway (“Norway”), the Kingdom of Spain (“Spain”) and the Kingdom of Sweden (“Sweden”) (the “Covered EEA Countries”) to retail investors, as further described herein, and has been prepared by the Company. Each of the following persons assumes responsibility for the contents of this prospectus pursuant to Section 8 of the German Securities Prospectus Act (Wertpapierprospektgesetz) and Article 11 para. 1 of the Prospectus Regulation and hereby declares that, to the best of its respective knowledge, the information contained in this prospectus is in accordance with the facts and that the prospectus makes no omission likely to affect its import: the Company, a public benefit corporation (PBC) incorporated under the laws of the State of Delaware, United States, with registered seat in 251 Little Falls Drive, Wilmington, Delaware 19808, United States, and principal place of business at 548 Market Street, PMB 90375, San Francisco, California 94104, United States, Legal Entity Identifier (“LEI”) 984500B6DEB8CEBC4Z70; Goldman Sachs Bank Europe SE, a European company (Societas Europaea (SE)) with registered seat in Frankfurt am Main, Germany, and business address at Taunusanlage 9-10, 60329 Frankfurt am Main, Germany, LEI 8IBZUGJ7JPLH368JE346 (“Goldman Sachs”); Morgan Stanley Europe SE, a European company (Societas Europaea (SE)) with registered seat in Frankfurt am Main, Germany, and business address at Große Gallusstraße 18, 60312 Frankfurt am Main, Germany, LEI 54930056FHWP7GIWYY08 (“Morgan Stanley”); J.P Morgan SE, a European company (Societas Europaea (SE)) with registered seat in Frankfurt am Main, Germany, and business address at Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Germany, LEI 549300ZK53CNGEEI6A29 (“J.P. Morgan”); Citigroup Global Markets Europe AG, a German stock corporation (Aktiengesellschaft) with registered seat in Frankfurt am Main, Germany, and business address at Börsenplatz 9, 60313 Frankfurt am Main, Germany, LEI 6TJCK1B7E7UTXP528Y04 (“Citigroup”); Deutsche Bank Aktiengesellschaft, a German stock corporation (Aktiengesellschaft) with registered seat in Frankfurt am Main, Germany, and business address at Taunusanlage 12, 60325 Frankfurt am Main, Germany, LEI 7LTWFZYICNSX8D621K86 (“Deutsche Bank”); BNP PARIBAS, a public limited company (société anonyme) with registered seat in Paris, France, and business address at 16 boulevard des Italiens, 75009 Paris, France, LEI R0MUWSFPU8MPRO8K5P83 (“BNP PARIBAS”); and Crédit Agricole Corporate and Investment Bank, a public limited company (société anonyme) with registered seat in Paris, France and business address at 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, LEI 1VUV7VQFKUOQSJ21A208 (“Crédit Agricole CIB” and, together with Goldman Sachs, Morgan Stanley, Citigroup, J.P. Morgan, Deutsche Bank and BNP PARIBAS, the “European underwriters”). 2.2 Industry; Market Data and Other Data 2.2.1 Information from Third Parties Unless otherwise indicated, data, estimates, and other information contained in this prospectus concerning our industry and the market in which we operate, including our general expectations, market position, market opportunity, and market size, are based on industry publications and reports generated by third-party providers, other publicly available studies, and our internal sources and estimates. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we are responsible for all of the disclosure contained in this prospectus and we believe the information from the industry publications and other third-party sources included in this prospectus is reliable, we have not independently verified the accuracy or completeness of the data contained in such sources. Forecasts and other forward-looking information with respect to market and industry data and other data are subject to the same qualifications and additional uncertainties regarding the other forward- looking statements in this prospectus. See the section titled “2.7 Note Regarding Forward-looking Statements” for more information.

88 The sources of the statistical data, estimates, and market and industry data contained in this prospectus are identified by superscript notations and are provided below: • Axios, Axios Pro Rata, April 13, 2026, available at: https://www.axios.com/newsletters/axios-pro-rata- a4119ef3-8571-402f-93a9-5c6ff292bee8.html. • CB Insights, Global Unicorn Club, available at: https://www.cbinsights.com/research-unicorn-companies. • Crunchbase News, The Crunchbase Unicorn Board, available at: https://news.crunchbase.com/unicorn- company-list/. • International Data Corporation (“IDC”), The Economic Impact of AI: 2026 Edition, doc # US54452226, April 2026, available at: https://my.idc.com/getdoc.jsp?containerId=US54452226. • IDC, Worldwide Black Book: Live Edition V2 2026 Forecast, July 2026, available at https://my.idc.com/getdoc.jsp?containerId=IDC_P336. • IDC, Worldwide Developer Population Growth Forecast, 2025–2029, doc # US53789825, September 2025, available at: https://my.idc.com/getdoc.jsp?containerId=US53789825. • IQVIA Institute for Human Data Science, Global Medicine Use Trends 2026, February 2026, available at: https://www.iqvia.com/insights/the-iqvia-institute/reports-and-publications/reports/global-medicine-use- trends-2026. • METR, Task-Completion Time Horizons of Frontier AI Models, last updated May 8, 2026, available at: https://metr.org/time-horizon. • NASA Jet Propulsion Laboratory, NASA’s Perseverance Rover Completes First AI-Planned Drive on Mars, January 30, 2026, available at: https://www.jpl.nasa.gov/news/nasas-perseverance-rover-completes-first-ai- planned-drive-on-mars/. • POLITICO, AI is now the weapon and the battlefield, August 3, 2026, available at: https://www.politico.com/newsletters/weekly-cybersecurity/2026/08/03/ai-is-now-the-weapon-and-the- battlefield-01022096. • S&P Capital IQ Pro, quarterly revenue and sales and marketing expense data for a universe of 161 publicly traded software companies, data as of May 18, 2026. • U.S. Bureau of Labor Statistics, Occupational Employment and Wage Statistics, May 2025, available at: https://www.bls.gov/news.release/pdf/ocwage.pdf. • World Bank Group, GDP (current US$), 2025, available at: https://data.worldbank.org/indicator/NY.GDP.MKTP.CD. Where information in this prospectus has been sourced from a third party, the Company confirms that this information has been accurately reproduced and that, as far as the Company is aware and able to ascertain from information published by such third party, no facts have been omitted which would render the reproduced information inaccurate or misleading. Information contained on any website mentioned in this prospectus, including the Company’s websites ipo.anthropic.com, www.anthropic.com and sub-websites, is not incorporated by reference, does not form part of this prospectus by means of incorporation by reference and has not been reviewed or approved by Bafin as competent authority under the Prospectus Regulation. 2.2.2 Management’s Estimates Certain estimates in this prospectus regarding global knowledge workers’ wages, which we refer to as the annual economic value represented by global knowledge workers, are our own, derived from third-party data. Based on wage data for U.S. workers by occupation classification from the U.S. Bureau of Labor Statistics in 2025, we calculate the total salary for the subset of workers that we believe to represent knowledge workers. Based on International Labor Organization data for global labor income as a percentage of global GDP, and based on 2025 global GDP, we estimate a 2025 global wages figure. We calculate the ratio of total U.S. wages in 2025 to the 2025 global wages figure, and apply that ratio to the total U.S. knowledge workers’ wages figure to arrive at an estimate of global knowledge workers’ wages. In addition, unless otherwise specified, the information contained in this prospectus on customer behavior, market environment, market developments, growth rates, market trends and competition in the market in which we operate is

89 based on the Company’s assessments. These assessments, in turn, are based on our relationships with our customers, review and interpretation of publicly available financial reporting of peers, industry publications, benchmark data for our and competing AI models, our internal research and our knowledge of the market in which we currently, and will in the future, operate, as well as the sources referred to above. This information involves several assumptions and limitations, and investors are cautioned not to give undue weight to such information. Forecasts and other forward-looking information obtained from the sources named above are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. 2.3 Competent Authority Approval The prospectus has been approved on November 11, 2026 by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – Bafin), as competent authority under the Prospectus Regulation. Bafin has only approved this prospectus as meeting the standards of completeness, comprehensibility and consistency imposed by the Prospectus Regulation, and such approval is not to be considered as an endorsement of the Company or the quality of its shares. Investors should assess for themselves the suitability of investing in the securities. Bafin can be contacted at Marie-Curie-Str. 24-28, 60439 Frankfurt am Main, Germany, by telephone +49 228 4108-0, or via its website: www.bafin.de. The Company has requested Bafin to notify the approved prospectus in accordance with Article 25 of the Prospectus Regulation, with a certificate of approval attesting that this prospectus has been prepared in accordance with the Prospectus Regulation, to the Danish supervisory authority Finanstilsynet, the Finnish supervisory authority Finanssivalvonta (FIN-FSA), the French supervisory authority Autorité des Marchés Financiers (AMF), the Irish supervisory authority Central Bank of Ireland, the Dutch supervisory authority Autoriteit Financiële Markten (AFM), the Norwegian supervisory authority Finanstilsynet, the Spanish supervisory authority Comisión Nacional del Mercado de Valores (CNMV) and the Swedish supervisory authority Finansinspektionen (FI). 2.4 Validity of the Prospectus Neither the Company nor the European underwriters are required by law to update the prospectus subsequent to the date hereof, except in accordance with Article 23 of the Prospectus Regulation, which stipulates that every significant new factor, material mistake, or material inaccuracy relating to the information included in a prospectus which may affect the assessment of the securities and which arises or is noted between the time when the prospectus is approved and the closing of the offer period or the time when trading on a regulated market begins, whichever occurs later, shall be mentioned in a supplement to the prospectus without undue delay. In any event, the obligation to supplement a prospectus no longer applies when a prospectus is no longer valid. The closing of the offer period is expected to occur on or about November 18, 2026, and the Company will not apply for admission of its shares to trading on any regulated market in the EEA. Accordingly, the validity of this prospectus will expire with the closing of the offer period for the Company’s shares, which is expected to occur on or about November 18, 2026, and no obligation to supplement this prospectus in the event of significant new factors, material mistakes or material inaccuracies will apply when this prospectus is no longer valid. 2.5 Enforcement of Civil Liabilities The Company is incorporated under the laws of the State of Delaware, United States. None of the directors, officers or other executives of the Company are residents or citizens of the EEA. Investors may be unable to effect service of process within the EEA. Furthermore, since the Company’s assets are primarily located in the United States, any judgment obtained in the EEA against the Company may not be collectible in the EEA. Conversely, civil liabilities based on U.S. federal or state securities laws may not be enforceable in the Covered EEA Countries and Switzerland: Germany and Sweden: There is doubt as to the enforceability in Germany of civil liabilities based on U.S. federal or state securities laws, either in an original action or in an action to enforce a judgment obtained in U.S. federal or state courts. The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment by any U.S. federal or state court for payment, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Germany. In addition, in the past the recognition and enforcement of punitive damages has been denied by German courts as incompatible with the fundamental principles of German law. Moreover,

90 a German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. The same considerations regarding enforceability of civil liabilities apply in Sweden. Denmark: There is doubt as to the enforceability in Denmark of civil liabilities based on U.S. federal or state securities laws, either in an original action or in an action to enforce a judgment obtained in U.S. federal or state courts. The United States and Denmark do not have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters, and no executive order has been issued under the Danish Administration of Justice Act (Retsplejeloven) to provide for such recognition and enforcement in relation to the United States. Consequently, a final judgment by any U.S. federal or state court for payment, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Denmark, although the judgment may be submitted as evidence in a new action before a competent Danish court. Danish law does not recognize punitive or exemplary damages as a form of civil damages, as this is considered contrary to Danish public policy (ordre public), and such awards in actions brought in the United States or elsewhere are unlikely to be enforceable, or otherwise given effect, by Danish courts. Finland: There is doubt as to the enforceability in Finland of civil liabilities based on U.S. federal or state securities laws, either in an original action or in an action to enforce a judgment obtained in U.S. federal or state courts. The United States and Finland do not have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment by any U.S. federal or state court for payment, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Finland, although the judgment may be submitted as evidence in a new action before a competent Finnish court in which case the Finnish court may give such effect to the foreign judgment as it deems appropriate. Finnish law does not recognize punitive or exemplary damages as a form of civil damages, and punitive or exemplary damages may be considered contrary to the fundamental principles of the Finnish legal system. In addition, a Finnish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. France: There is doubt as to the enforceability in France of civil liabilities based on U.S. federal or state securities laws, either in an original action or in an action to enforce a judgment of a U.S. court. The United States and France do not have a bilateral treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitral awards) in civil and commercial matters. In the absence of such a treaty, a final and conclusive judgment from a U.S. court is not automatically enforceable in France and requires an enforcement order from a French court. A French court may grant such an order without re-examining the merits of the case, provided it finds that three general conditions are met: (i) the jurisdiction of the U.S. court, which is assessed by determining if the dispute had a “characterized link” with the United States and that French courts did not have exclusive jurisdiction over the matter; (ii) the judgment’s conformity with French international public policy, which includes both substantive and procedural aspects. Regarding substantive public policy, enforcement of a U.S. judgment awarding punitive damages may be denied if the amount is considered disproportionate to the actual loss suffered and the breach of contractual obligations. Procedural public policy essentially consists of principles protecting the fundamental rights of the defense; and (iii) the absence of fraudulent intent to circumvent French law. Ireland: There is currently no treaty in force between Ireland and the United States providing for the automatic, reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a result, a judgment of a U.S. federal or state court would not be automatically enforceable in Ireland, and would instead need to be enforced by means of a fresh action before the Irish courts. Before proceedings may be served on a U.S.-domiciled entity, leave of the Irish courts is required. An applicant must establish a prima facie case and a practical benefit to bringing the proceedings in Ireland. The existence of Irish assets against which the judgment could be enforced is the clearest example of such a benefit. If leave is granted and proceedings are served on the Company, the Irish courts would then consider whether the U.S. judgment should be enforced in accordance with Irish common law principles. Under those principles, an Irish court will generally recognize and enforce a foreign money judgment that is final and conclusive and for a definite sum, provided the foreign court is regarded as having had jurisdiction over the judgment debtor, and provided the judgment is not impeachable on grounds such as fraud, a breach of Irish principles of natural justice, or conflict with Irish public policy or incompatibility with an earlier judgment. There is no assurance that (i) leave would be obtained from the Irish courts to serve proceedings; or (ii) a U.S. civil judgment would satisfy the common law requirements for enforcement in Ireland in any given case. The Netherlands: There is doubt as to the enforceability in the Netherlands of civil liabilities based on U.S. federal or state securities laws, either in an original action or in an action to enforce a judgment obtained in U.S. federal or state courts. The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition

91 and enforcement of judgments, other than arbitration awards, in civil and commercial matters. However, a Dutch court may, without substantive re-examination on the merits, give binding effect to such a final and conclusive judgment, provided that it finds that the judgment: (i) was rendered by a court that established its jurisdiction on the basis of internationally accepted grounds; (ii) was rendered in proceedings that comply with Dutch standards of the proper administration of justice (behoorlijke rechtspleging); (iii) is not contrary to Dutch public policy (openbare orde); and (iv) is not incompatible with a prior judgment of a Dutch or foreign court rendered between the same parties on the same subject matter. In addition, in the past the recognition and enforcement of punitive damages has been denied by Dutch courts as incompatible with the substantial foundations of Dutch law. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Norway: There is doubt as to the enforceability in Norway of civil liabilities based on U.S. federal or state securities laws, either in an original action or in an action to enforce a judgment obtained in U.S. federal or state courts. The United States and Norway do not currently have a bilateral treaty providing for the reciprocal recognition and enforcement of civil judgments (other than arbitral awards) in civil and commercial matters. Accordingly, a final judgment by a Norwegian court against the Company would not automatically be recognized and enforced in the United States, and there is no certainty that U.S. courts would give effect to such a judgment. Conversely, a final judgment rendered by a U.S. court would not be automatically recognized and enforced in Norway. Whether a Norwegian court will recognize and enforce a foreign judgment will depend on a case-by-case assessment, and there is no assurance that such recognition or enforcement will be granted. Investors should be aware that awards of punitive or exemplary damages in actions brought in the United States or elsewhere may not be enforceable by Norwegian courts. Spain: There is doubt as to whether a lawsuit based upon U.S. federal or state securities laws, or the laws of any non- Spanish jurisdiction, could be brought in an original action in Spain, and whether a foreign judgment based upon such laws would be enforceable in Spain. In particular, the United States and Spain do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, and the same may apply to other non-Spanish jurisdictions. Accordingly, a judgment rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon U.S. federal or state securities laws, enforceable in the United States, would not be directly recognized or enforced in Spain. Switzerland: There is doubt as to the enforceability in Switzerland of original actions, or actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities law of the United States. Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result is incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply. The Swiss Federal Act on Private International Law provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if: the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law; the judgment of such non-Swiss court has become final and non-appealable; the judgment does not contravene Swiss public policy; the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and no proceeding involving the same parties and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland. Where a claim relating to the information contained in a prospectus is brought before a court, the plaintiff investor might, under the respective national legislation of the relevant member state of the EEA, have to bear the costs of translating the prospectus before the legal proceedings are initiated. 2.6 Presentation of Financial and Other Information 2.6.1 Note Regarding Financial Information The Company prepares its consolidated financial statements in accordance with U.S. GAAP. Financial information presented as “audited” in this prospectus has been taken from the audited consolidated financial statements of the Company as of December 31, 2024, and December 31, 2025 and for the years ended December 31, 2023, 2024 and 2025, which are incorporated in, and form part of, this prospectus. Financial information presented as “unaudited” in this prospectus has been taken from (i) the unaudited interim consolidated financial statements of the Company as of September 30, 2026 and for the nine months ended September 30, 2025 and 2026, which are incorporated in, and form

92 part of, this prospectus, (ii) the Company’s accounting records or (iii) the Company’s internal management reporting systems, or has been calculated based on figures from any of these sources, including the audited consolidated financial statements as of December 31, 2024, and December 31, 2025 and for the years ended December 31, 2023, 2024 and 2025. For the aforementioned consolidated financial statements, which are incorporated by reference in, and form part of, this prospectus, see the section titled “10.1 Consolidated Financial Statements.” Financial information in this prospectus as of September 30, 2026 and for the nine months ended September 30, 2025 and 2026 or any other quarterly period referred to in the section titled “5.11 Quarterly Trends” included in this prospectus is unaudited. Some figures (including percentages) in this prospectus have been rounded in accordance with commercial rounding. Totals and subtotals, variances, percentage changes and ratios in the text and tables of this prospectus may not add up to the totals or subtotals contained in this prospectus or to 100% due to rounding. In this prospectus, a dash (“—”) indicates that no data was reported for a specific line item in the relevant financial year or period, whilst a zero (“0”) is used when the pertinent figure, after rounding, if applicable, amounted to nil. “Change” indicates the difference between two values, and any absolute or relative change figures between two values presented in this prospectus are unaudited. “NM” indicates that certain computable data, particularly certain percentage changes, is “not meaningful” in the opinion of the Company. In this prospectus, “$,” “U.S. dollar” and “USD” refer to the legal currency of the United States. 2.6.2 Note Regarding Dates and Times Unless otherwise specified, all references to dates or times in this prospectus are to dates and times in Eastern Time (ET). 2.6.3 Trademarks and Trade Names “Anthropic,” our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Anthropic, PBC. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of any applicable licensor, to these trademarks and trade names. 2.7 Note Regarding Forward-looking Statements This prospectus contains forward-looking statements within the meaning of applicable law, including the federal securities laws, which statements involve substantial risks and uncertainties. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance, and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “goal,” “objective,” “seek,” “forecast,” or “continue,” or the negative of any of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus can be found, for example, in sections “1 Risk Factors,” “4 Strategy, Performance and Business Environment” and “5 Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have based the forward-looking statements contained in this prospectus primarily on our current expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in the section titled “1 Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot assure you that the future results, events, and circumstances reflected in the forward-looking statements will be achieved or occur at all, and actual future results, events, and circumstances could differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance upon forward-looking statements as predictions of future events.

93 The forward-looking statements made in this prospectus relate only to our expectations as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. 2.8 Interests of Parties Participating in the Offering The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, such as our executive officers, co- founders, and directors, for which they received or will receive customary fees and expenses. Certain of the underwriters and their respective affiliates have in the past been, are currently, and may in the future be, our customers in arm’s- length transactions. In addition, an affiliate of Morgan Stanley & Co. LLC serves as administrative agent, collateral agent, lead left arranger, joint bookrunner, and syndication agent; Barclays Bank PLC, an affiliate of Barclays Capital Inc., and affiliates of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC serve as joint lead arrangers, joint bookrunners, and syndication agents; affiliates of BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, and UBS Securities LLC serve as joint lead arrangers, joint bookrunners, and documentation agents; and affiliates of BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., and TD Securities (USA) LLC serve as joint lead arrangers and joint bookrunners under the A&R Credit Agreement. In connection with the global offering, including the European retail offering and the Swiss retail offering, the underwriters have contractual relationships with the Company. The representatives referred to in section “8.3.1 Subject of and Arrangements on Underwriting” advise the Company on the global offering and are coordinating the structuring and execution of the global offering. If the global offering is successful and the underwriting agreement is entered into, the Company will agree in the underwriting agreement that the underwriters may purchase from us shares of Class A common stock at the final public offering price, less underwriting discounts and commissions, as set forth in section “8.3.2 Underwriting Discounts and Commissions” below. Because of these contractual relationships, the underwriters, including the European underwriters, have a financial interest in the successful completion of the global offering, including the European retail offering and the Swiss retail offering, at the best possible terms. Certain financial intermediaries will receive a selling concession in connection with the sale of the shares. Bernstein Institutional Services LLC is serving as selling agent on behalf of SG Americas Securities, LLC in the U.S. offering. Bernstein Institutional Services LLC and certain of its affiliates may provide investor feedback, research, market sounding, block monitoring, market intelligence, historical market or trading information, and origination and deal execution support to SG Americas Securities, LLC in connection with the U.S. offering and may also provide such services in the general course of business. Certain affiliates of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Cantor Fitzgerald & Co., and TD Securities USA (LLC), each an underwriter in the U.S. offering, including certain investment funds and/or asset management funds managed by such affiliates, beneficially hold shares of our redeemable convertible preferred stock and/or our Class A common stock. The securities held by the affiliates of each such underwriter represent less than 0.5% of our fully diluted shares as of September 30, 2026, assuming the Preferred Stock Conversion occurred as of such date. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, and/or instruments of us or our affiliates (directly, as collateral securing other obligations or otherwise). The underwriters and their respective affiliates may also make independent investment recommendations, market color or

94 trading ideas, and/or publish or express independent research views in respect of such assets, securities, or instruments, and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments. In the global offering, the selling stockholders identified in section “8.5 Selling Stockholders in the Global Offering” will sell existing shares of our Class A common stock and will receive proceeds from such sale. Accordingly, they have a financial interest in the successful completion of the global offering on the best possible terms. Certain members of our board of directors and entities affiliated or associated with them (see footnotes to the table in the section titled “11.1.1 Notifiable Beneficial Ownership Under SEC Rules”) have indicated an interest in purchasing shares of our Class A common stock in the U.S. offering at the initial public offering price at an aggregate purchase price of up to $303 million. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to any of these individuals or entities and these individuals or entities could determine to purchase more, fewer, or no shares in the U.S. offering. The underwriters will receive the same underwriting discounts and commissions on shares of our Class A common stock purchased by these individuals or entities as they will from other shares of our Class A common stock sold to the public in the global offering. Other than the interests described above, there are no material interests, in particular no material conflicts of interest, with respect to the global offering, including the European retail offering and the Swiss retail offering.

95 3. Reasons for the Offer, Use of Proceeds and Expenses of the Offer 3.1 Reasons for the Offer; Use of Proceeds The principal purposes of the global offering and the concurrent private placement are to increase our capitalization and financial flexibility, create a public market for our Class A common stock, facilitate an orderly distribution of shares for the selling stockholders and enable access to the public equity markets for us and our stockholders. We estimate that the net proceeds to us from the sale of shares of our Class A common stock in the global offering and shares of our Class N common stock in the concurrent private placement will be approximately $84.6 billion, thereof $58.6 billion attributable to the global offering of shares of our Class A common stock (of which $5.9 billion are attributable to the European retail shares if all European retail shares are sold) and $26.0 billion attributable to the concurrent private placement of the shares of our Class N common stock, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and after deducting estimated underwriting discounts and commissions (which apply only to the shares of Class A common stock sold in the global offering and not the shares of our Class N common stock sold in the concurrent private placement) and estimated offering expenses payable by us, or approximately $93.7 billion if the underwriters’ option to purchase additional shares of our Class A common stock from us is exercised in full. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders in the global offering. Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, would increase or decrease, as applicable, the net proceeds that we receive from the global offering and the concurrent private placement by approximately $793 million, assuming that the number of shares offered by us, as set for the U.S. offering, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. See also the disclosure in the section titled “8.1.3 Pricing” for an explanation of how the estimated offering price range set for the U.S. offering may be amended. Any such amendment may result in a final public offering price per share above $78.00 (the upper end of the estimated offering price range set for the U.S. offering), which would apply to all investors receiving an allocation in the global offering, including in the European retail offering and the Swiss retail offering. The net proceeds we receive in the concurrent private placement are a fixed dollar amount of $26.0 billion and will not change with the initial public offering price, but the number of shares of Class N common stock we issue in the concurrent private placement will vary inversely with the initial public offering price. Each increase or decrease of 1.0 million in the number of shares of our Class A common stock offered by us in the global offering would increase or decrease, as applicable, the net proceeds that we receive from the global offering by approximately $73 million, assuming the assumed initial public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the global offering (including the European retail offering and the Swiss retail offering) and the concurrent private placement for general corporate purposes, including working capital, operating expenses, and capital expenditures, including investments in compute and infrastructure, as well as hiring and retention of highly skilled personnel. Additionally, we may use a portion of the net proceeds we receive from the global offering and the concurrent private placement to acquire or invest in businesses, products, services, or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time. We also intend to use a portion of the net proceeds we receive from the global offering and the concurrent private placement to satisfy our anticipated tax withholding and remittance obligations of $3.8 billion related to the RSU Settlement. This amount is based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and an assumed 50.90% tax withholding rate. Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share would increase or decrease, as applicable, the amount we would be required to pay to satisfy our tax withholding and remittance obligations related to the RSU Settlement by $52 million. Our intended use of net proceeds aligns with our strategy as set forth in section “4 Strategy, Performance and Business Environment,” in particular “4.7 Our Growth Strategy,” which includes investing in talent and culture, investing in compute, advancing Claude’s intelligence, capability, and safety through investments in research, and the pursuit of strategic transactions and partnerships, among other things.

96 We cannot further specify with certainty the particular uses of the net proceeds that we will receive from the global offering and the concurrent private placement, and there is no order of priority for the aforementioned uses. Accordingly, we will have broad discretion in using these proceeds. Pending the use of proceeds from the global offering and the concurrent private placement as described above, we may invest the net proceeds that we receive in the global offering and the concurrent private placement in short-term, investment-grade, interest-bearing instruments. 3.2 Expenses of the Offer The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, upon completion of the global offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee, and the exchange listing fee. Amount to be Paid SEC registration fee $ 6,438,218 FINRA filing fee $ 225,500 Exchange listing fee $ 325,000 Printing and engraving expenses $ 438,462 Legal fees and expenses $ 41,479,483 Accounting fees and expenses $ 18,380,963 Transfer agent and registrar fees $ 7,000 Miscellaneous expenses $ 389,480 Total $ 67,684,106 Of the total estimated expenses of the global offering set out in the table above, an amount equal to $5,349,530 is attributable to the offering of the European retail shares.

97 4. Strategy, Performance and Business Environment 4.1 Information about the Company and the Group The Company was founded and incorporated under the legal name Anthropic, PBC as a Delaware public benefit corporation on January 26, 2021, and operates under the laws of the State of Delaware, United States. The Company is registered with the Division of Corporations of the State of Delaware under file number 4860621, and its LEI is 984500B6DEB8CEBC4Z70. The Company’s registered office is at 251 Little Falls Drive, Wilmington, Delaware 19808, United States, and its principal executive offices are located at 548 Market Street, PMB 90375, San Francisco, California 94104, United States (telephone +1 (415) 326-6303). The Company as well as certain of its subsidiaries and associated companies primarily operate under the commercial name “Anthropic.” The Group’s website address is www.anthropic.com. Information contained on our website or linked therein or otherwise thereto does not constitute part of nor is it incorporated by reference into this prospectus. 4.1.1 Our Governance Structure and Its Goals Our novel capital and corporate governance structure has been carefully designed and differs significantly from that of other public companies. We strive to help bring humanity safely into an era where transformative super intelligence4 exerts tremendous and potentially decisive influence over a broad range of human undertakings. Operating as a PBC gives our board of directors the necessary latitude to balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose. In addition, a financially disinterested LTBT, which generally has the power to elect and remove a majority of the authorized members of our board of directors, is designed to supply both the incentives and insights for striking this balance appropriately. We also believe that our seven co-founders are distinctly equipped to be stewards of our mission. 4.1.1.1 Public Benefit Corporation We are incorporated as a public benefit corporation (PBC) under Delaware law, a structure that enables our commitment to AI safety and responsibility. PBCs are a class of corporations that are intended to produce a public benefit and to operate in a responsible and sustainable manner. As a PBC, we are required to balance (i) the pecuniary interests of our stockholders, (ii) the best interests of those materially affected by our conduct, and (iii) the Company Purpose. This requires our board of directors to weigh multiple factors, including relevant long- and short-term externalities of decisions, alongside the pecuniary interests of our stockholders. To date, we have found that the safety and societal benefit of AI and consideration of the best interests of all key stakeholder groups have generally aligned with our long- term commercial success and stockholders’ long-term monetary interests. However, as a PBC, we may make decisions that we believe appropriately balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose, but that negatively impact the short-, medium-, or long-term performance of our business or the market price of our Class A common stock. There is limited judicial precedent interpreting the balancing requirement applicable to PBCs under Delaware law, and there is therefore uncertainty as to how a court would view our directors’ balancing of these potentially competing interests. For a discussion of these risks, see the sections titled “1.5.6 Our focus on the long-term best interests of the Company as a PBC, and the duty of our directors to balance the pecuniary interests of our stockholders, the best interests of those stakeholders materially affected by our conduct, and the Company Purpose, may conflict with short-, medium-, or long-term financial interests and business performance, which may negatively impact the value of our Class A common stock.” and “1.5.7 As a Delaware public benefit corporation, we may be subject to increased litigation concerning our board of directors’ obligation to balance our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the Company Purpose, the occurrence of which may have an adverse impact on our business, financial condition, and results of operations.” In measuring our public benefit performance, our board of directors will consider the objectives set forth in our five mission pillars: that the technical problems of AI safety are solved, that AI safety is a universal practice backstopped by 4 For purposes of this prospectus, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably.

98 law, that AI strengthens democracy and global stability, that AI expands prosperity and human flourishing, and that AI’s benefits are shared by everyone. We may also address the additional interests of our customers, partners, employees, and other stakeholder constituencies that we may identify from time to time. Neither our amended and restated certificate of incorporation nor our amended and restated bylaws will require that we measure our public benefit performance against an objective third-party standard, and our board of directors will be responsible for establishing and overseeing the standards by which to measure our public benefit performance against these objectives. We currently expect that our objectives and standards will be qualitative in nature and may evolve over time as our business grows and as our understanding of our public benefit impact develops. As required by Section 366(b) of the DGCL, we will provide our stockholders no less than biennially with a statement assessing our promotion of the Company Purpose and of the best interests of those materially affected by our conduct. The statement will set out our objectives and standards and describe the actions we have taken. We intend to make the statement available to stockholders and the public through our website. We also expect to demonstrate our progress towards these goals by continuing to publish evidence-based research on our website regarding our work and its impact. 4.1.1.2 Long-Term Benefit Trust We created the LTBT, which was designed to ensure that we are managed in a manner that responsibly balances our tripartite goals as a PBC: (i) the pecuniary interests of our stockholders, (ii) the best interests of those materially affected by our conduct, and (iii) the Company Purpose. The LTBT is organized as a common law “noncharitable purpose trust” under Delaware law and governed by the Long-Term Benefit Trust Amended and Restated Trust Agreement (the “Trust Agreement”). The LTBT is intended to operate as an independent body of Trustees with expertise in AI safety, national security, public policy, and social enterprise. The LTBT’s arrangements are designed to minimize the LTBT’s and the Trustees’ exposure to our financial performance and grant the Trustees sufficient independence to ensure we are striking this balance appropriately. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Class T common stock has no economic rights. Decisions regarding our business and affairs are made by our board of directors. While the LTBT has significant influence over our board of directors through its ability to generally elect and remove Class T directors, neither the LTBT nor the Trustees have decision-making authority in the day-to-day management or strategy setting of the Company. The LTBT’s role is to select directors who are well equipped to responsibly balance our tripartite goals as a PBC, and to support our management’s decision-making through advice and guidance. Certain actions, such as a merger, consolidation, or sale of all or substantially all of our assets, will require the approval of our board of directors pursuant to Delaware law, a majority of whom are elected by the LTBT. 4.1.1.2.1 Election and Removal of Directors As the sole holder of Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Our Class T common stock will not vote on the election or removal of directors elected by the holders of our Class A common stock and Class F common stock, who will be elected or removed solely by the holders of Class A common stock and Class F common stock, voting together. For a discussion of the members of our board of directors who are currently Class T directors and those who will be Class T directors upon the completion of the global offering, see the section titled “9.1 Management.” Prior to nominating or removing a director, the nominating party must provide at least 30 days’ notice to our nominating and corporate governance committee (“NGC”), which notice period is waivable by our NGC in its discretion. Following the completion of the global offering, our NGC will be composed of one Class T director and two directors who are not Class T directors and will act by majority vote. With respect to one of the Class T director seats (the “Specified Class T Director”), the LTBT’s ability to nominate that director, to remove that director without cause, or to change the director designated as the Specified Class T Director is subject to the concurrence of our NGC. If our NGC does not concur with such nomination, removal, or change in designation within 15 days of receiving notice, the matter will be submitted to a vote of the holders of our Class E common stock unless the LTBT elects to withdraw the notice. If submitted to a vote of the holders of Class E common stock, approval of the LTBT’s proposal will require a majority of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock). The LTBT may withdraw any notice of nomination, removal, or change in designation at any time before the taking of such a vote. Any Class T director, including the Specified Class T Director, may be removed for cause, which will be determined in accordance with Delaware law,

99 without the concurrence of our NGC or the approval of the holders of our Class E common stock; provided, however, that each of the LTBT and the Founder LLC has agreed to provide 30 calendar days’ notice to the other stockholder and our NGC prior to effecting a removal of any director for cause. 4.1.1.2.2 Changes to the LTBT and Class T Common Stock The terms of the LTBT and the rights of our Class T common stock may be amended as follows (any of which, the “Trust Amendment Threshold”): • if the Trustees are voting in favor of such amendments, upon approval of 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)); • if our Class F common stock remains outstanding and the Trustees are not voting in favor of such amendments: o until the third anniversary of the completion of the global offering, upon approval by (i) our Class F common stock acting pursuant to the unanimous approval of the Continuing Founders, (ii) a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock), and (iii) a majority of the votes cast by our outstanding Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or o at any time, upon approval by (i) our Class F common stock acting by decision of 66 2/3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (iii) a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or • if no Class F common stock remains outstanding and the Trustees are not voting in favor of such amendments, upon approval of 85% of our outstanding shares of Class A common stock. In addition, our Class T common stock may be redeemed by us for no consideration upon approval of persons comprising the above thresholds for amendments of the terms of the LTBT or the rights of our Class T common stock. 4.1.1.2.3 Trustees of the LTBT The LTBT is governed by five Trustees. The Trustees have the authority to appoint the Trustees by majority vote of the Trustees then in office and to remove the Trustees by majority vote of the total number of authorized Trustees or by the unanimous approval of the other Trustees then in office and the approval of our NGC, provided that the LTBT must provide at least 30 days’ prior written notice to our NGC before effecting any such appointment or removal. The notice period is waivable by our NGC in its discretion. Trustees may also be removed by order of the Court of Chancery of the State of Delaware upon petition by a person designated by the Trust Agreement as having the power to enforce the agreement if a Trustee has engaged in disqualifying conduct and removal would best serve the purpose of the LTBT. Trustees will serve annual terms, and there is no limit to the number of terms a Trustee may serve. Trustees are selected based on their expertise in areas relevant to the LTBT’s purpose, including AI safety, national security, public policy, social enterprise, and related fields. In practice to date, the Trustees and company executives have collaborated closely on sourcing, interviewing, and selecting Trustees. Of the five authorized seats for Trustees, one is currently vacant. Dr. Neil “Buddy” Shah has served as a Trustee and Chair of the LTBT since June 2023. Dr. Shah will also serve as an initial manager of the Anthropic Public Benefit Fund. Dr. Shah has served as Chief Executive Officer of the Clinton Health Access Initiative (“CHAI”), a global health organization focused on improving access to health services in low- and middle-income countries, since June 2022. Prior to joining CHAI, Dr. Shah served as Managing Director of GiveWell, a nonprofit organization focused on directing charitable capital to cost-effective global health and development programs, and, before that, as co-founder and Chief Executive Officer of IDinsight, a global advisory, data analytics, and research organization. He holds an A.B. in Economics from Harvard University, an M.D. with an emphasis in global health policy from Albert Einstein College of Medicine, and an M.P.A. in International Development from Harvard Kennedy School of Government. Dr. Shah was selected to serve as a Trustee because of his expertise in global health, impact measurement, and social enterprise, and his experience evaluating the long-term societal effects of large-scale programs. Richard Fontaine has served as a Trustee since April 2025. Mr. Fontaine has served as Chief Executive Officer of the Center for a New American Security (“CNAS”), a bipartisan national security research institution, since February 2019, having previously served as President of CNAS from 2012 to 2019 and as Senior Fellow from 2009 to 2012. Mr. Fontaine serves concurrently as Executive Director of the Trilateral Commission’s North America group, a position he has held

100 since July 2019. Prior to joining CNAS and the Trilateral Commission, Mr. Fontaine served as foreign policy advisor to Senator John McCain, including as advisor to the McCain 2008 presidential campaign and subsequently as Minority Deputy Staff Director of the Senate Armed Services Committee. He has also served as Associate Director for Near Eastern Affairs at the National Security Council, and he has held positions at the U.S. Department of State and on the staff of the Senate Foreign Relations Committee. Mr. Fontaine holds a B.A. in International Relations from Tulane University and an M.A. in International Affairs from the Johns Hopkins School of Advanced International Studies. Mr. Fontaine was selected to serve as a Trustee because of his extensive background in foreign policy and national security, and he will address the growing intersection between AI capabilities and geopolitical risks. Dr. Ben S. Bernanke has served as a Trustee since June 2026. Since 2014, Dr. Bernanke has been a Distinguished Fellow in Economic Studies at the Brookings Institution, a public policy research organization. Dr. Bernanke served as Chairman of the Board of Governors of the Federal Reserve System from February 2006 to January 2014, having been appointed to that position by Presidents George W. Bush and Barack Obama. Prior to serving as Federal Reserve Chairman, Dr. Bernanke served as chairman of the President’s Council of Economic Advisers and as a member of the Board of Governors of the Federal Reserve System. Before his government service, Dr. Bernanke was a professor of economics and public affairs at Princeton University, where he also chaired the Economics Department. Subsequent to his government service, Dr. Bernanke served as chair of the Global Advisory Board of and senior advisor to Pacific Investment Management Company, a global fixed income investment management firm. Dr. Bernanke holds an A.B. in Economics from Harvard University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Dr. Bernanke was awarded the Nobel Prize in Economics in 2022. Dr. Bernanke was selected to serve as a Trustee because of his expertise in macroeconomics, financial systems, and institutional governance, and his experience overseeing large, consequential institutions during periods of systemic risk and uncertainty. Dr. Christopher Stubbs has served as a Trustee since October 2026. Dr. Stubbs is the Samuel C. Moncher Professor of Physics and of Astronomy at Harvard University, where he has been a member of the faculty since 2003. At Harvard, he served as Senior Advisor for AI to the Faculty of Arts and Sciences from 2024 to 2026, as Dean of Science in the Faculty of Arts and Sciences from 2018 to 2024, and as Chair of the Department of Physics from 2007 to 2010. Prior to joining Harvard, he held faculty positions at the University of California, Santa Barbara and the University of Washington. As a member of the High-Z Supernova Search Team, Dr. Stubbs shared in the discovery of the accelerating expansion of the universe, work for which he and his colleagues received the Gruber Prize in Cosmology and the Breakthrough Prize in Fundamental Physics. He also served as the inaugural project scientist of the Vera C. Rubin Observatory. Dr. Stubbs is a member of JASON, an independent group of scientists that advises the U.S. government on matters of national security. He holds a B.Sc. in Physics from the University of Virginia and a Ph.D. in Physics from the University of Washington. Dr. Stubbs was selected to serve as a Trustee because of his expertise in experimental physics and the application of AI to science and education, and his experience leading scientific projects across academia, government, and the national laboratories. 4.1.1.2.4 Certain Relationships and Transactions with the LTBT and its Trustees We provide funding to the LTBT, which holds all of our Class T common stock, to support its operations and the compensation of its Trustees. In the years ended December 31, 2023, 2024, and 2025, we paid $2,716,750, $0, and $906,089 to the LTBT, respectively. During the nine months ended September 30, 2026, we paid $8,425,213 to the LTBT. The LTBT is accounted for as a consolidated variable interest entity (“VIE”) on our balance sheet (see Note 1 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”)). The Trust Agreement limits Trustee compensation to a reasonable cash amount fixed annually by the Trustees. Each Trustee receives annual cash compensation of $400,000 for their service as a Trustee. In addition, Dr. Shah receives annual cash compensation of $25,000 for his service as the Chair of the LTBT. Trustee compensation will not vary with or be conditioned upon the profits or any action or inaction of our company. The policies of the LTBT prohibit a Trustee from directly purchasing or holding any of our securities. In addition, in August 2026, we made a $450,000 charitable donation to CNAS, of which Mr. Fontaine is the Chief Executive Officer. The donation will be used to support CNAS research examining how AI is reshaping global competition, national security, international security, democratic governance, and other issues related to emerging technology and security.

101 4.1.1.3 Founder Voting Structure We believe that our seven co-founders, Dario Amodei, Daniela Amodei, Tom Brown, Jack Clark, Jared Kaplan, Sam McCandlish, and Christopher Olah, as a group, are distinctly equipped to be stewards of our mission. Our co-founders have been instrumental in building our leadership position and establishing the mission-driven values that define our company. In addition, Dr. Amodei serves as our Chief Executive Officer and a member of our board of directors and Ms. Amodei serves as our President and Chairperson of our board of directors. Their long-term strategic vision has been critical to our success and will continue to guide our future. In our highly competitive industry, success requires visionary leadership, strong direction, and the kind of decisiveness necessary to make bold investments, pursue transformative opportunities, and compete effectively against formidable competitors, while also balancing the pecuniary interests of our stockholders with the Company Purpose and the best interests of those materially affected by our conduct. We believe that our success depends in part on establishing a capital structure that enables our co-founders, management, and board of directors to focus on strategic initiatives that create lasting value for our stakeholders, rather than facing pressure to prioritize short-term results or purely pecuniary objectives at the expense of our long-term vision and mission. Immediately prior to the completion of the global offering, we will issue a single share of Class F common stock, a special class of our common stock, to the Founder LLC, a limited liability company of which our seven co- founders will initially be the sole members and that will be managed by its members. Our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Our Class F common stock will be voted by the Founder LLC in a manner determined in accordance with the Founder LLC Agreement. Generally, the Founder LLC will vote as determined by a majority of the members of the Founder LLC entitled to vote thereunder. Our seven co-founders will initially be the sole members. Upon the incapacity or death of any of our co-founders, a successor member may be admitted to the Founder LLC until the tenth anniversary of the completion of the global offering. We refer to our seven co-founders and any successors in the Founder LLC as “Continuing Founders.” When there have been fewer than three Continuing Founders (not including any successor member who is a “Non- Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days, a 450-day transition period will commence (the “Class F Transition Period”). Upon completion of the Class F Transition Period, all of our Class F common stock and Class E common stock then issued and outstanding will be redeemed by us for no consideration and certain other governance changes will take effect. Regardless of the length of time that has elapsed since the completion of the global offering or the circumstances that resulted in the removal of a Continuing Founder, one or more successor members may be admitted to the Founder LLC during the Class F Transition Period as needed to ensure that there are three Continuing Founders serving until completion of the Class F Transition Period. The admission of any successor member during the Class F Transition Period will not cure the event that commenced the Class F Transition Period or extend the Class F Transition Period. For additional information, see the section titled “11.2.1.3 Our Capital Stock Following Completion of the Global Offering.” A Continuing Founder will be removed from the Founder LLC upon the earliest to occur of (i) such Continuing Founder’s resignation as a member of the Founder LLC; (ii) such Continuing Founder’s death or incapacity; (iii) with respect to each of our seven original co-founders, such original co-founder’s ceasing to hold (together with such original co- founder’s related holders) on any record date for a vote of our stockholders a number of shares of Class A common stock (including shares subject to options, RSUs, and other convertible securities) equal to at least 2% of the shares of Class A common stock held by such original co-founder and their related holders as of the completion of the global offering; (iv) such Continuing Founder’s removal for “cause” (as defined in the Founder LLC Agreement), which includes specified competitive activities described in the Founder LLC Agreement; (v) with respect to any successor member admitted to the Founder LLC prior to the commencement of the Class F Transition Period, other than a successor member who is a member during the Class F Transition Period, the tenth anniversary of the completion of the global offering; or (vi) with respect to each of our seven original co-founders, the commencement of a leave of absence approved by a Supermajority of the other Continuing Founders, which may not be approved during the Class F Transition Period or if the grant of the leave of absence would itself cause the Class F Transition Period to commence. Each Continuing Founder will be entitled to one vote when determining how our Class F common stock will be voted. If a majority of the Continuing Founders cannot agree on how our Class F common stock will be voted, then our Class

102 F common stock will generally be voted proportionately with the votes of our Class A common stock cast on the matter (subject to a quorum of a majority of outstanding Class A common stock). With respect to certain matters, our Class F common stock will be voted “for” the proposal only if a greater threshold of Continuing Founders agree, and if the greater threshold is not met, our Class F common stock will be voted “against” the proposal. See the section titled “11.5 Class F Common Stock Voting Mechanics.” The Founder LLC Agreement will not govern the voting of any shares of our Class A common stock held by the co- founders or their related holders. Each co-founder (or their related holders) will be able to vote shares of our Class A common stock held by them in their discretion, regardless of the manner in which the Founder LLC will vote our Class F common stock. The voting power of our Class F common stock will not be impacted by future issuances of our capital stock that may cause economic or voting dilution to stockholders, such as issuances for capital raising purposes, acquisitions, or employee compensation. This structure will allow the Founder LLC to determine the outcome of matters submitted to a vote of our stockholders generally, including the election of those directors not elected by the LTBT, certain amendments to our organizational documents, and the approval by our stockholders of any merger, consolidation, sale of substantially all our assets, or other major corporate transaction requiring stockholder approval. 4.1.1.4 Our Co-Founders Our seven co-founders co-founded Anthropic in January 2021. Each co-founder will initially be a member of the Founder LLC and a Continuing Founder for purposes of the Class F common stock structure described above. Brief biographical information about each co-founder is set forth below.5 Dario Amodei has served as our Chief Executive Officer and a member of our board of directors since co-founding Anthropic in January 2021. See the section titled “9.1.2 Executive Officers” for Dr. Amodei’s full biographical information. Daniela Amodei has served as our President and a member of our board of directors since co-founding Anthropic in January 2021. Ms. Amodei also currently serves as the Chairperson of our board of directors. See the section titled “9.1.2 Executive Officers” for Ms. Amodei’s full biographical information. Tom Brown co-founded Anthropic in January 2021 and serves as our Chief Compute Officer, leading the technical organization responsible for securing, scaling, and effectively using our compute resources. Prior to co-founding Anthropic, Mr. Brown led the engineering of GPT-3 at OpenAI and, along with Dario Amodei, co-invented deep reinforcement learning from human feedback, a specific form of reinforcement learning in which human evaluators rate the model’s responses, and those ratings are used as the reward signal to guide training (“RLHF”), which was central to converting base large language models (AI models trained primarily on large datasets to understand and generate natural language and computer code, “LLMs”) into modern conversational assistants such as Claude. He holds an M.Eng. in Computer Science from the Massachusetts Institute of Technology. Jack Clark co-founded Anthropic in January 2021 and leads the Anthropic Institute, an effort to share research from across Anthropic with external partners and the public, working together to address the biggest questions posed by powerful AI systems. Prior to co-founding Anthropic, Mr. Clark served as Policy Director at OpenAI, where he was responsible for OpenAI’s engagement with governments and regulators on questions related to AI development. Before joining OpenAI, Mr. Clark was a technology journalist covering supercomputers, neural networks, and advanced technology, writing for publications including The Register and BusinessWeek. Mr. Clark also authors “Import AI,” a widely read newsletter on AI research developments. Jared Kaplan co-founded Anthropic in January 2021 and serves as our Chief Science Officer. Dr. Kaplan is a theoretical physicist and AI researcher and is one of the principal authors of the neural scaling laws that have shaped modern LLM development, which identify power-law relationships governing the performance of AI systems as a function of model size, dataset size, and compute; he also helped pioneer Constitutional AI. Prior to co-founding Anthropic, Dr. Kaplan was a researcher at OpenAI and an associate professor of physics at Johns Hopkins University, where he taught courses on the foundations of deep learning. He holds a Ph.D. in Physics from Harvard University and a bachelor’s degree in Physics and Mathematics from Stanford University. 5 Benjamin Mann has been an integral part of Anthropic since its founding in January 2021 and, given his role in establishing Anthropic, is often referred to as a co-founder. However, Mr. Mann is not a member of the Founder LLC nor a Continuing Founder upon the completion of the global offering, and accordingly will not participate in determining how our Class F common stock is voted. Except as set forth in this paragraph, references to our “co-founders” elsewhere in this prospectus do not include Mr. Mann.

103 Sam McCandlish co-founded Anthropic in January 2021 and serves as our Chief Architect. Dr. McCandlish is a theoretical physicist and machine learning researcher specializing in large-scale model training and AI systems architecture. Prior to co-founding Anthropic, Dr. McCandlish made significant contributions to AI safety research at OpenAI, where he built and led a team focused on the science and scaling of machine learning; his work on Scaling Laws helped pave the way for large-scale advancements in AI, including the development of GPT-3. He holds a Ph.D. in Physics from Stanford University and a bachelor’s degree in Mathematics and Physics from Brandeis University. Christopher Olah co-founded Anthropic in January 2021 and leads our interpretability research efforts. Prior to co- founding Anthropic, Mr. Olah led interpretability research at OpenAI and, before that, was a research scientist at Google Brain (now part of Google DeepMind). Mr. Olah is widely recognized as a foundational figure in the field of mechanistic interpretability. More broadly, his work has been widely cited across a range of topics in AI. 4.1.1.5 Philanthropy We founded Anthropic on the belief that the most transformative technology in human history demands an extraordinary level of responsibility, and that responsibility extends far beyond building safe systems. We intend to direct a meaningful portion of our resources toward ensuring that frontier intelligence is safe and its benefits are broadly distributed, which we refer to as our public benefit initiatives. As part of these initiatives, we contributed 846,840,960 shares of our Class N common stock, representing 5% of our fully diluted shares as of June 30, 2026 (assuming full conversion of the Amazon Notes), to the Anthropic Public Benefit Fund, which we refer to as the Initial Public Benefit Issuance. As the value we create grows, we intend for the public benefit to share meaningfully in that growth as well. To that end, our board of directors has approved a framework for additional contributions tied to future increases in our share price. Following the global offering and the concurrent private placement, our board of directors, in its discretion, may issue shares of our Class N common stock to the Anthropic Public Benefit Fund (or other designee) representing up to an additional 2% of our then-outstanding shares (plus any shares subject to options, RSUs, and other convertible securities and any shares held by the Anthropic Public Benefit Fund) each time our share price appreciates 50% above the prior share price milestone, beginning with our initial public offering price. A share price milestone is reached only when our closing share price has exceeded the applicable threshold on at least 90 of the trailing 120 consecutive trading days, and our average closing share price over the 10 trading days prior to such issuance also exceeds that threshold. In addition, our co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes. These commitments are voluntary, revocable expressions of each co-founder’s philanthropic intent and do not constitute legally binding obligations. The timing, amount, recipients, structure, and manner of any donations in furtherance of this pledge are uncertain and will depend on a variety of factors, including each co-founder’s individual circumstances, tax and estate planning considerations, applicable transfer restrictions, market conditions, and philanthropic priorities at the relevant time. The co-founders may satisfy this pledge over time through a variety of means, including donations to donor-advised funds, charitable organizations, private foundations, or other philanthropic vehicles, certain of which have entered into irrevocable proxy agreements with us. For additional information regarding these pledges, including related risks, see the section titled “1.6 Risks Related to Ownership of our Class A Common Stock.” Separate from the co-founders’ pledges, we also maintain a donation matching program through which employees can pledge a meaningful portion of their equity awards toward charitable giving, which we match with shares of our Class N common stock. Further, certain donor-advised funds may from time to time receive donations of shares directly from us or from one or more of our stockholders, and we are party to certain irrevocable proxy agreements with such donor-advised funds, as described under “11.6.5 Irrevocable Proxy Agreements.” 4.1.1.6 Class E Common Stock Our Class E common stock will not have any right to vote except on certain specified matters (or as otherwise required by law): the nomination or proposed removal of the Specified Class T Director or a change in the director designated as the Specified Class T Director (in circumstances where our NGC does not concur with the LTBT’s proposed action) and certain proposals to amend the terms of the LTBT and the rights of our Class T common stock or to redeem our Class T common stock. When voting upon a proposal to nominate or remove the Specified Class T Director or a change in the director designated as the Specified Class T Director (in circumstances where our NGC does not concur with the LTBT’s proposed action), the requisite approval of our Class E common stock will require a majority of votes cast by our Class E common stock and quorum will require the presence, in person or by proxy, of a majority of outstanding shares of Class E common stock. When voting on a proposal to amend the terms of the LTBT or the rights of our Class T common stock or to redeem our Class T common stock, in addition to the requisite approval of our Class A common stock as described more fully in the

104 section titled “4.1.1.2.2 Changes to the LTBT and Class T Common Stock” section above the requisite approval of our Class E common stock will require: • until the third anniversary of the completion of the global offering, if our Class F common stock is acting pursuant to the unanimous approval of the Continuing Founders, a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock); or • at any time when our Class F common stock remains outstanding, 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock). Our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the global offering, will authorize Class E common stock, which will be issued to our employees as follows: (i) one share of Class E common stock for each six months of employment completed with us and (ii) one share of Class E common stock for each share of Class A common stock that such employee has pledged to donate through our donation matching program, or any similar program we may establish in the future. The timing for issuing Class E common stock will be determined after the completion of the global offering. Our co-founders will not receive any shares of Class E common stock, and to the extent that a holder of Class E common stock later serves as a successor to any co-founder’s interest in the Founder LLC, that holder will not be able to vote any Class E common stock they hold during the period of such service. Following an employee’s separation from employment with us other than for cause, one-half of such employee’s then- outstanding shares of Class E common stock will be automatically redeemed by us annually, and all of such employee’s shares will be automatically redeemed upon such employee’s death, incapacity, termination for cause, or commencement of service with a direct competitor. All shares of Class E common stock will also be automatically redeemed at such time as no Class F common stock remains outstanding. Any redemption of Class E common stock will be made for no consideration. 4.1.1.7 Board Governance Decisions regarding our business and affairs are made by our board of directors. Immediately prior to the completion of the global offering, we will enter into the stockholders’ agreement (the “Stockholders’ Agreement”) with the LTBT and the Founder LLC, under which they will agree to vote their shares and take other actions to give effect to the board composition, director nomination, and director removal provisions described in our governing documents. Collectively, the LTBT and the Founder LLC will have the ability to elect all members of our board of directors. Regardless of the class or classes of stock by which a director is elected, there is no limit to the number of terms a director may serve. While the LTBT has significant influence over our board of directors through its ability to generally elect and remove a majority of the authorized members of our board of directors, neither the LTBT nor the Trustees have decision-making authority in the day-to-day management or strategy setting of the Company. The LTBT’s role is to select directors who are well equipped to make decisions in furtherance of the responsible balancing of the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose, and to support our management’s decision-making through advice and guidance. The Trustees aim to choose directors who have the necessary business skills, experience, and expertise to oversee the management of our business effectively and in a manner that responsibly balances (i) the pecuniary interests of our stockholders, (ii) the best interests of those materially affected by our conduct, and (iii) the Company Purpose. The Founder LLC will also have significant influence over our business and affairs through its ability to vote our Class F common stock, which is entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally. The Founder LLC will be able to elect and remove the directors who are not Class T directors and determine the outcome of all matters submitted to a vote of our stockholders generally (including the approval of any merger, sale of the Company, or other significant corporate transaction requiring stockholder approval) for the foreseeable future. We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors. As such, we are permitted to opt out of compliance with certain Nasdaq Global Select Market corporate governance requirements. Accordingly, if we elect not to comply with certain requirements, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements. Although we qualify as a “controlled company,” we do not expect to rely on this exemption except with respect to our NGC, which will not consist entirely of

105 independent directors. Our board of directors currently consists of a majority of independent directors and our audit and compensation committees currently consist entirely of independent directors. For more information about our governance structure, see the sections titled “1.5 Risks Related to our Governance Structure” and “11.2.1.3 Our Capital Stock Following Completion of the Global Offering.” For information on the sunset provisions when no Class T common stock and/or no Class F common stock remain outstanding, see “11.2.1.3.4 Sunset Provisions.” 4.1.2 Organization of the Group The Company is the parent company of and main operating entity within the Group, and is not dependent upon other entities within the Group. 4.2 Business Overview For the first time in history, intelligence is something humans can build. The cognitive capability to reason, analyze, synthesize, decide, and create is producible at scale and accessible on demand. We believe this abundance of super intelligence6 will rapidly transform every sector of the global economy in ways greater than the impact of industrialization, electricity, semiconductors, and the internet. If this technology truly delivers on its potential—with the risks well managed—it could significantly accelerate global growth and dramatically improve quality of life for people around the world. Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define AI. We are first and foremost a research lab—our mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. This mission directs our focus—along with our talent and culture, our frontier and safety research, our approach to compute, and our enterprise strategy, it is one of the core advantages that set us apart. These advantages enable us to continuously advance frontier intelligence and shape the standards for its safe and responsible development. Our frontier intelligence, Claude, is delivered to customers through our models, platform, and applications. In our assessment, Claude has experienced the fastest enterprise adoption of any technology in history,7 as demonstrated by revenue growing from $0 at commercial launch in the first quarter of 2023 to $17.0 billion for the three months ended September 30, 2026 (unaudited). This rapid and growing adoption generates two self-reinforcing dynamics—an improvement loop that advances Claude and an investment loop that helps fund our continued research at the frontier. 6 For purposes of this prospectus, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. 7 Source: Company analysis, including information from CB Insights, Global Unicorn Club and Crunchbase News, The Crunchbase Unicorn Board, each reflecting the increase in the valuation of the Company. Improvement loop r Our core advantages Mission & focus Talent & culture Frontier & safety research Approach to compute Enterprise strategy Enterprise adoption of Claude Virtual collaborator Platform and applications Diffusion of Al Our financial model Revenue growth Compute efficiency Operating efficiency Investment loop

106 We believe the diffusion of AI through the global economy represents one of the largest opportunities in history to improve how humans live and work, and it is just beginning.8 In our view, the world has only begun to use the capabilities of today’s frontier models, and the gap between what Claude can do and how broadly it is used represents one of our largest growth opportunities, alongside continued advances at the frontier. Claude’s capabilities have evolved significantly in recent years, and we expect they will continue advancing rapidly. This will lead not only to an expanding addressable market, but also to an expanding scope of impact on the world. We aim to ensure that impact is as positive as possible. 4.2.1 Our Core Advantages Mission & Focus. All of our efforts are guided by a singular focus on our mission. This focus enables us to concentrate talent, research, and compute investment on the highest-value work for humanity and to avoid conflicting priorities. Achieving our mission means the world gains the enormous benefits of frontier intelligence while mitigating the most significant risks, and we believe this requires safety and capability to advance together. Talent & Culture. We believe our mission and focus enable us to attract and retain world-class talent, including researchers and engineers who want their work to shape a better future. We also have a culture that promotes a low- ego, truth-seeking environment, where frontier capability and safety are mutually reinforcing. We believe our culture has driven our talent density as we have scaled. Frontier & Safety Research. We believe that sustained, focused research at the frontier of intelligence is required to build the most capable and safest AI systems. Our frontier capabilities and safety research are deeply integrated and directly shape model design, training, and deployment, helping us produce systems that are more reliable, steerable, and well suited for real-world deployment, particularly in demanding enterprise environments. We translate our research leadership into innovation velocity and, in our assessment, have consistently released better models, platform capabilities, and applications. Each version of a Claude model assists in building the next, helping to compress development timelines and produce compounding improvements in the speed at which we innovate. We refer to this recursive dynamic as “closing the loop,” and we believe it is one of the most significant structural advantages in frontier intelligence and can greatly accelerate the rate at which capabilities advance. We believe that model capabilities must be advanced together with safety, alignment, and security practices, particularly as the speed of AI development accelerates. We assess the risks of each model during development and before and after release, and take the steps we believe are appropriate to balance model capabilities with safety, alignment, and security, even where doing so may moderate the rate at which we release new capabilities. We view decisions of this kind as deliberate tradeoffs that we make because they serve the Company Purpose, the long-term interests of our mission, and our customers’ demand for safe and aligned models. Our Approach to Compute. We manage compute as a single, fungible pool from multiple strategic partners, and we dynamically direct available compute between workloads based on where the marginal unit is expected to be most productive at any given time. We believe that this approach to compute enables us to deliver superior models, serve more customers, and achieve greater productivity from our compute investment. This compute efficiency creates the foundation for us to advance frontier capabilities through research and model development, meet growing demand from customers, and provide for internal usage of Claude. We have achieved this through our research breakthroughs and our multi-chip compute architecture across Amazon Web Services (“AWS”) Trainium, Google Tensor Processing Units (“TPUs”), NVIDIA Graphics Processing Units (“GPUs”), and Advanced Micro Devices, Inc. (“AMD”) GPUs, enabling us to orchestrate workloads to optimize for price and performance. To support our research, model development, customer demand, and internal usage of Claude, we continue to invest at scale. As of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion (unaudited), substantially all of which is related to compute and infrastructure. These commitments include approximately $451.6 billion (unaudited) expected to be incurred before December 31, 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion (unaudited) of these commitments are due in the 12 months following September 30, 2026. See the section titled “5.12.8 Contractual Obligations” for more information. Enterprise Strategy. Our enterprise strategy is built on the belief that frontier intelligence is most valuable in real-world settings, as deployment across enterprises is where economic impact is greatest and where the improvement loop from customer feedback is richest. Accordingly, we have organized our research priorities, our product roadmap, and our go- to-market and Applied AI (which refers to a discipline and organizational function focused on embedding SI capabilities directly into production business environments to address specific customer requirements) teams around enterprise 8 Source: Company analysis, including information from Axios, Axios Pro Rata, April 13, 2026.

107 use cases, which range from routine knowledge work to the most complex problems. The customer feedback we gather directs our research focus and makes Claude more capable over time. This broadens where Claude can be deployed and further expands enterprise adoption, which helps ensure that the benefits of our technology reach people and organizations at scale. 4.2.2 Enterprise Adoption of Claude In our opinion, the speed and depth of our enterprise customer adoption are powerful evidence of Claude’s position at the frontier of AI. Our customer base as of September 30, 2026 includes: • More than 11,900 customers with $100,000 or more of revenue on a trailing twelve-month (“TTM”) basis; • More than 1,900 customers with $1 million or more of revenue on a TTM basis; and • Approximately 250 customers with $10 million or more of revenue on a TTM basis. Unlike a static product that serves a single use case, Claude is frontier intelligence with rapidly advancing capabilities. We build at three layers of the stack: the models themselves, the platform for building on those models, and the applications that place Claude directly in the hands of our users. An advance at any layer compounds across all three layers, accelerating the pace at which we can deliver more capable intelligence. We believe the value of this integrated approach is reflected in the increasing number of customers that use both Claude Platform and our first-party applications. For the three months ended September 30, 2026, over 50% of our customers with $100,000 or more of revenue on a TTM basis used Claude Platform and at least one of our first-party applications, up from approximately 30% for the three months ended December 31, 2025. Today, enterprises rely on Claude to reason, plan, and execute across complex workflows with a level of trustworthiness and judgment that we believe was not available from earlier generations of these technologies. Customers realize value from Claude in three primary ways: more productive employees, faster processes, and embedded intelligence in their products. As Claude’s capabilities grow, our customers benefit and often broaden their adoption of Claude in new workflows. This expanding role reflects a broader shift in how Claude is used inside the enterprise, from a tool that responds to discrete prompts to what we call a Virtual Collaborator: an AI system that works alongside humans to perform complex, multi-step work at professional levels. We drive the diffusion of Claude primarily by making it accessible across multiple product surfaces. For example: • Claude Platform, our comprehensive agentic development environment, provides customers with direct access to the primitives to build, deploy, and scale their own applications that leverage Claude’s capabilities within their own products and workflows. • Claude Code, our coding agent, works alongside human software developers on end-to-end software development: writing, planning, editing, testing, debugging, and committing code across production-scale codebases. • Claude Cowork, our knowledge work agent, has computer use capability that enables it to work with professionals on end-to-end business tasks: autonomously researching, drafting, analyzing, synthesizing, and executing other knowledge work. Much of the diffusion of Claude has been organic. We amplify this with our go-to-market and Applied AI teams, which extend our reach by meeting customers where they are through distribution partnerships that place Claude inside customers’ existing technology stacks. For example, Claude is accessible on all three major cloud platforms—AWS, Google Cloud Platform (“GCP”), and Microsoft Azure (“Azure”). We have a joint go-to-market approach with these CSPs through which we establish direct contractual relationships with our customers while paying a fee to each CSP. This structure allows us to foster stronger commercial alignment with these CSPs, avoid channel conflict, set pricing, and realize the financial benefits of ongoing compute efficiency improvements. Ecosystem partnerships also expand our reach, allowing customers to adopt Claude through systems integrators, such as Accenture, Deloitte, KPMG, and PwC; consultants; and data platforms, such as Salesforce and Snowflake. We recently launched Ode with Anthropic, an AI services company, in partnership with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building solutions on the Claude Platform and supporting customers over the long term. 4.2.3 Strengths of Our Financial Model Building and scaling frontier intelligence is one of the most important and capital-intensive endeavors in history. Our financial model provides us with the following strengths that allow us to build and scale efficiently:

108 • Rapid Revenue Growth. Our enterprise strategy is designed to drive durable customer adoption by embedding Claude directly into business-critical workflows and enabling the development of products built on Claude. We believe that enterprise customers achieve a compelling return on investment from Claude, as agentic workflows can drive both top-line growth and efficiency. This enables us to expand quickly with customers, as demonstrated by our Net Revenue Retention of approximately 900% as of September 30, 2026. Diffusion also accelerates as our models become more capable and efficient, allowing us to lower the cost per task for customers. For example, Opus 5.5 reduced customer costs per task by approximately 40% compared to Opus 5. Lower costs drive greater usage, which in turn drives broader diffusion of Claude. Our compute efficiency allows us to deliver these reductions while preserving our margins. • Compute Efficiency. Our compute efficiency drives more intelligence from research and model development, and we believe this approach can support more customer and internal usage of Claude for the same amount of compute compared to other approaches. Our compute efficiency is demonstrated by revenue that grew 1,127% year over year for the three months ended September 30, 2026, compared to compute and infrastructure expenses that grew 382% during the same period (each unaudited). • Operating Efficiency. Our operating efficiency, derived from our high talent density, our efficient go-to-market, and how extensively our teams leverage Claude in their work, enables us to scale with a smaller team relative to other large enterprise technology companies. Our operating efficiency is demonstrated by TTM revenue per employee of over $6.6 million as of September 30, 2026, compared to $1.4 million as of September 30, 2025 (each unaudited). Our financial results reflect continued growth alongside ongoing investment in frontier intelligence as demonstrated below (all figures unaudited): • Our revenue was $17.0 billion for the three months ended September 30, 2026, up from $1.4 billion for the three months ended September 30, 2025. • Our operating margin was (3)% and operating loss was $567 million for the three months ended September 30, 2026, compared to an operating margin of (224)% and operating loss of $3.1 billion for the three months ended September 30, 2025. • The combination of our revenue growth, compute efficiency, and operating efficiency has resulted in an Adjusted Operating Margin of 15% and Adjusted Operating Income of $2.5 billion for the three months ended September 30, 2026 compared to an Adjusted Operating Margin of (93)% and Adjusted Operating Loss of $1.3 billion for the three months ended September 30, 2025. The demonstrated growth, scale, and efficiency of our financial model help us to continue making significant long-term investments to build at the frontier responsibly. Our business trajectory and financial profile have enabled us to access capital and secure compute from investors and partners. As of September 30, 2026, we had raised an aggregate of $141.1 billion of capital and had cash and cash equivalents of $95.6 billion and short-term investments of $36.3 billion (each unaudited). Long-term investments come with risks, as we must predict compute needs multiple years into the future. However, we believe our compute efficiency positions us to amplify returns if demand is greater than our forecast and can provide financial resilience if demand is lower or arrives later than we anticipate. 4.2.4 Our Self-Reinforcing Loops Our scale and growth create self-reinforcing loops that make Claude better over time and that we believe create durable competitive advantages. • Improvement Loop. Enterprise deployments of Claude deepen our understanding of the hard problems, edge cases, and domain-specific challenges that matter most to our customers. We improve our models, platform, and applications based on feedback from customers using our offerings in production across their businesses. These improvements result in wider deployments and adoption that fuel the next cycle of improvement. • Investment Loop. Revenue from expanding enterprise adoption helps us to fund the compute, research, and talent needed to improve Claude. Claude’s advancing capabilities expand the range of tasks and workflows customers use Claude for, broadening our addressable market and driving deeper deployment, additional revenue, and continued reinvestment in Claude.

109 4.2.5 Claude is Accelerating Our Ability to Close the Loop Claude itself has become one of the most powerful drivers of our progress—each new version of a Claude model directly accelerates development of the next. Many aspects of the research, training, and testing of subsequent model generations now involve Claude, including running experiments, generating and processing training data, automating evaluations and safety audits, and writing and reviewing code. We refer to this recursive dynamic as “closing the loop.” A direct expression of this dynamic is our accelerating pace of producing compute multipliers. More capable models help our researchers discover these improvements faster; in turn, more powerful compute multipliers enable us to train even more capable models and deploy them more efficiently. A clear example of our ability to close the loop is the deployment of Claude Code, our agentic coding product, across our engineering organization. As our models have advanced, we have seen significant improvement in Claude’s capability on more challenging, open-ended engineering problems that lack a clear specification and have historically depended on experienced human judgment. Claude’s success rate on these problems reached approximately 90% in September 2026, up approximately 50 percentage points in nine months, based on our internal benchmarks. Claude Code has progressed from suggesting code to writing and running it directly and working autonomously over long time horizons on complex, multi-step engineering tasks. This has enabled our engineers to increasingly direct and review its work rather than write code line by line. As a result, the average daily volume of code contributed to our codebase per engineer in the three months ended September 30, 2026 was over 45 times the average daily volume in the year ended December 31, 2024. Over 90% of the contributions to our codebase in September 2026 were written by Claude. The impact of Claude extends beyond research and engineering. From December 31, 2024 to September 30, 2026, our headcount grew over five times, while our revenue for the three months ended September 30, 2026 was 86 times our revenue for the three months ended December 31, 2024 (unaudited). We believe this operating leverage has been driven by the use of Claude throughout our organization. Across our research, engineering, go-to-market, and operations teams, Claude allows employees to leverage a team of agents in their daily work, enabling a comparatively small team to take on work that would traditionally require a far larger one by multiplying the impact of each person. The expansion of our own use of Claude reflects this leverage directly. The value of our own internal Claude usage at list prices has grown by over 250 times from January 2026 to September 2026, and in April 2026, this monthly value first exceeded our monthly personnel expense, excluding stock-based compensation. Because each version of Claude is used to help build the next, and because Claude makes our teams more productive across the company, we believe the compute we devote to internal usage compounds these gains, continuously accelerating our pace of development and further strengthening our leadership position. Using AI to help build more capable AI could also pose a considerable safety risk, particularly if it sharply accelerates the pace of progress. This is one of the areas covered by our Responsible Scaling Policy, which sets out our plans to monitor and mitigate the risks as we approach what has been termed “recursive self-improvement.” We believe our More use cases Better models * Claude Frontier Intelligence More investment - Higher growth Investment loop Improvement loop C9' More feedback 0 More capabilities

110 investments in safety techniques will enable us to manage these risks and responsibly realize substantially more leverage from Claude than we do today in developing AI models. However, we do not anticipate being able to safely use Claude to fully autonomously design and build successive generations of frontier models without meaningful human supervision or understanding, if and when that becomes technically possible. Accordingly, we are considering updates to our Responsible Scaling Policy to keep humans in control of frontier model development at Anthropic. 4.2.6 The Transformation of Intelligence We believe that Powerful AI, a highly capable and impactful form of frontier intelligence characterized by the following key attributes, will become widely available within a few years: • cognitive capabilities matching or exceeding those of top human experts across most professional and scientific disciplines; • the ability to navigate all interfaces available to a human working virtually, including text, audio, video, and direct computer control; • the ability to reason through complex tasks autonomously over extended periods—lasting hours, days, or weeks—and seek clarification and feedback when needed; • the ability to coordinate across multiple instances and collaborate with both humans and other systems; and • the ability to interface with the physical world by controlling laboratory equipment, robotic systems, and other machines through digital connections. If Powerful AI is directed at solving humanity’s hardest problems and the risks are managed responsibly, we believe that the potential is extraordinary. The possibilities include compressing decades of scientific progress into years; accelerating drug discovery, disease detection, and the delivery of personalized therapy; providing individually tailored education and expert financial and legal advice; advancing power grids and battery design for greater efficiency and reliability; and extending to the developing world capabilities that took wealthy nations generations to build. 4.2.7 Scaling Laws and the Predictability of Progress The intelligence and capabilities of AI systems have advanced dramatically. Tasks that were beyond the reach of AI systems just a few years ago, such as complex mathematical reasoning, designing scientific experiments, and executing substantial portions of software development, are now routinely performed by AI. These advances have followed empirical “Scaling Laws,” the finding that AI model performance improves predictably with increases in model size, training data, and compute. The foundational paper, Scaling Laws for Neural Language Models, whose lead authors (including Dario Amodei, Jared Kaplan, Sam McCandlish, and Tom Brown) later co- founded Anthropic, was critical in establishing these relationships and helped guide the wave of modern LLMs. We expect AI capabilities—across language, reasoning, mathematics, coding, scientific analysis, and an expanding range of agentic tasks and knowledge work—to continue advancing for many years. We believe this will drive demand for AI that outstrips supply for the foreseeable future, limited principally by the availability of compute. We believe that the majority of this demand will be concentrated at the frontier: our experience has been that enterprises gravitate to our most capable models across a wide variety of workloads, including their highest-value work. In addition, we believe that each successive expansion of the frontier will unlock new categories of work that, in turn, will generate the majority of incremental industry demand. We expect the industry to continue increasing investment in compute, research talent, and engineering resources to advance the frontier of AI. Within this framework, research labs with proprietary training methods, strong data quality, and differentiated research talent are well-positioned to outpace what scale alone would predict. 4.2.8 A Near-Term Opportunity to Transform Cognitive Work Frontier intelligence is transforming cognitive work—the application of knowledge, reasoning, and judgment to produce economic value. We believe it will make humans far more capable and expand the world’s overall capacity for that work, including accelerating scientific discovery and helping businesses grow. Knowledge workers are the leading edge of this opportunity. We believe that as the frontier advances, more capable models can unlock entirely new use cases while also efficiently serving a wide range of cognitive work at scale across the capability-cost-speed curve. We believe the work that knowledge workers perform represented more than $40 trillion in economic value globally in 2025,9 and with the 9 See the section titled “2.2 Industry; Market Data and Other Data” for a description of how we calculate annual economic value attributable to knowledge workers globally and sources used in the calculation.

111 potential for frontier intelligence to make them meaningfully more productive, our near-term opportunity is to expand this value and accelerate economic growth. While it is still early to forecast the full impact of frontier intelligence across the economy, IDC estimates that investment in AI solutions and services will yield a cumulative global economic impact of $22.5 trillion by 2031.10 We believe the impact could be even greater. History suggests that transformative technologies expand the markets they enter. For example, information technology spend grew from approximately $1.2 trillion in 2006 to $4.3 trillion in 2025, a CAGR of approximately 7%, as cloud computing spend grew from zero to $1.9 trillion over the same period and expanded information technology budgets.11 We have seen other technologies, including the personal computer, the internet, and the smartphone, grow their markets as well. The companies that built these technologies grew at a far faster rate than the economy as a whole. Global GDP grew from approximately $34 trillion in 2000 to more than $118 trillion in 2025 according to the World Bank,12 more than tripling. Over that same period, the 10 largest publicly traded technology companies by market capitalization as of September 30, 2026 grew their aggregate revenue from $68 billion to more than $2.5 trillion, an increase of approximately 38 times, or approximately 11 times the rate of global GDP growth. 4.2.9 Frontier Intelligence May Reshape Entire Sectors and Accelerate Novel Discoveries We believe frontier intelligence represents a larger opportunity than any prior technology cycle, and Claude is already demonstrating this potential. Claude can now execute complex projects autonomously over hours and days, coordinating thousands of agents in parallel to carry out sophisticated planning, long-form research, and self-correcting analysis. Claude also turns open-ended tasks into finished, high-quality deliverables—work that was beyond the reach of frontier models only a short time ago. These capabilities position Claude to transform the largest sectors of the global economy, including software development, business and professional services, cybersecurity, financial services, and healthcare and life sciences, driving meaningful gains in productivity and output for the organizations that deploy it. Cybersecurity represents one of our most important near-term opportunities. As each new generation of AI models grows more capable of finding and exploiting vulnerabilities, we expect that defending enterprise networks and critical infrastructure will increasingly require frontier models. At the same time, the diffusion of AI is expanding the threat surface, as organizations deploy agents and autonomous capabilities at an accelerating pace. Our leadership in coding has allowed us to advance Claude’s cybersecurity capabilities and build products that help enterprises secure their most critical infrastructure. For example, Claude Security can continuously scan customers’ codebases, triage vulnerabilities, and write fixes. We also recently launched OSS Scanner, which extends some of these capabilities to the open-source projects that enterprise software is built on. Through our trusted-access programs, vetted cyberdefenders can also use our most capable models for security operations, incident response, and authorized penetration testing, shifting security to a continuous protection model. We expect other sectors to follow as Claude’s frontier capabilities extend beyond current markets to open entirely new ones, reaching domains such as robotics, advanced manufacturing, and logistics, and accelerating progress in scientific research including drug discovery and materials science. For example, in the life sciences sector, where annual global pharmaceutical spend is expected to exceed $2 trillion in 2026,13 Claude is used in drug discovery and development by our customers, our biotechnology partners, and our own researchers. We are also extending Claude into robotics, where our Model Hardware Standard enables AI agents to operate lab and manufacturing equipment such as microscopes, liquid handlers, and off-the-shelf robotic arms. Ultimately, we believe frontier intelligence will help drive global economic growth. As frontier models make workers and organizations more productive, become embedded in the products and services they deliver, and unlock new business models, they create economic output that did not previously exist. We believe our opportunity is to capture a share not only of today’s economic activity but also of that newly created output as the global economy expands. 4.2.10 The Importance of Safety and Ethical Behavior While the potential benefits of AI are extraordinary, its rapid advancement will impact the economy and society in ways that could create significant disruption, particularly if these technologies are not developed and deployed responsibly. For example, bad actors have already conducted high-profile cyberattacks using frontier model capabilities to discover 10 Source: IDC, The Economic Impact of AI: 2026 Edition, doc # US54452226, April 2026. Reflects cumulative economic impact as the sum of the annual impact estimated for each year from 2025 through 2031. Includes the annual value created across AI solutions and services, investments in the AI infrastructure supply chain, and enhancements in enterprise productivity and efficiency unlocked by AI. 11 Source: IDC, Worldwide Black Book: Live Edition V2 2026 Forecast, July 2026. 12 Source: World Bank Group, GDP (current US$), 2025. 13 IQVIA Institute for Human Data Science, Global Medicine Use Trends 2026, February 2026.

112 vulnerabilities, generate malware, and evade detection tools; other risks associated with misuse, including in the domain of biology, could result in even greater harm. Frontier models deployed at scale also have the potential to concentrate power and wealth both within and between countries in ways that could erode trust, harm society and destabilize the geopolitical order. Misaligned models could corrupt institutional decision-making or cause large-scale harm through autonomous actions that are not visible or understandable to their users and operators. We believe that companies at the frontier must invest in safety and alignment to help ensure the responsible diffusion of this technology. We also believe that safety, alignment, and ethical behavior resonate particularly strongly with enterprises, where rigorous safeguards, predictable model behavior, and demonstrable accountability have become decisive criteria in selecting a partner for mission-critical workloads. 4.3 Our Core Advantages We have five core advantages that define our position at the frontier: our mission and focus, our talent and culture, our frontier and safety research, our approach to compute, and our enterprise strategy. 4.3.1 Mission and Focus Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define frontier intelligence. They share a conviction that safety must be a foundational principle for building Powerful AI. We have a corporate structure consistent with that objective, incorporating as a Delaware PBC and implementing the LTBT with an explicit mandate to advance our mission. Further, we publish safety methodologies, model evaluations, and our Responsible Scaling Policy because we believe transparency is a prerequisite for trust, and trust is a prerequisite for the responsible deployment of frontier models at scale. Every employee at Anthropic works towards the same mission, and that mission guides every decision—from model architectures, to product strategy, to partnership terms, and to how we direct research and compute. We do not pursue projects based on commercial opportunity or research novelty alone; our efforts must advance our mission. When difficult tradeoffs arise between commercial gain and safety or trust, we have a clear answer. For example, in April 2026, we initially released our frontier model, Mythos, as a gated research preview through Project Glasswing, available to select organizations for cybersecurity applications, rather than making it broadly available at launch due to its advanced capabilities in cyber vulnerability discovery. We believe this clarity of mission reduces friction, accelerates decision- making, and fosters a culture where safety and capability are pursued in tandem. 4.3.2 Talent and Culture Talent is one of our most important advantages, because technology, capital, product, and distribution all flow from superior talent. Talent density matters more than talent mass. Brilliant people are inspired and motivated when surrounded by equally brilliant colleagues, creating an environment that attracts more exceptional people. This talent can leverage Claude to maximize each individual’s impact. We believe we have assembled the deepest concentration of AI research talent in the world, including many of the researchers who pioneered the techniques that underlie modern LLMs. Our founding team originated several foundational advances in AI, including Scaling Laws, GPT-2 and GPT-3, RLHF, and mechanistic interpretability. Our conviction that safety and capability must advance together helps us attract and retain world-class talent, including researchers and engineers. For example, we have experienced approximately 1% regrettable attrition of our employee base overall in the TTM period ended September 30, 2026. We maintain a commitment to open internal collaboration and truth seeking, which is underpinned by our low-ego, high-impact, and mission-aligned culture. Researchers share results openly, and colleagues critique and redirect in real time. When multiple teams pursue parallel approaches, the norm is to rigorously evaluate which approach is demonstrating stronger and more aligned results. This collaborative dynamic is difficult to replicate because it requires both the foundation of trust we have built from the earliest days of our organization and a relentless commitment to preserving such trust. That trust manifests in ways that are uncommon at our scale: teams that consistently pull in the same direction rather than at cross-purposes. We believe our culture has driven our talent density as we have scaled. 4.3.3 Frontier and Safety Research Our frontier model leadership is a direct product of our talent density. We believe our researchers have consistently pushed the boundaries of intelligence, capability, and reliability further than bigger teams or those with larger budgets.

113 In our observation, Claude is widely recognized for its performance on real-world tasks across industries, including coding, medicine, law, science, and mathematics. Our approach to research provides key advantages to our business: • Our Model Research and Compute Performance Are Co-designed from the Start. Architectural decisions are made with compute efficiency in mind from day one. Our model architecture and inference infrastructure are designed in a single unified process. AI researchers and inference infrastructure engineers share planning cycles, reporting lines, and performance targets. This approach enables us to develop model versions that are both more capable and more efficient compared to prior versions. • Our Pre-training Process Is Engineered for Capital Efficiency. We focus on a clear pipeline for developing model improvements to architecture, training methodology, and data. These are tested at a smaller scale before they consume significant compute. The bar for inclusion in a frontier training run is high and strictly evidence- based: we require demonstration that a given improvement holds as models increase in size, not merely that it performs well at reduced scale. Frontier training runs are planned, scheduled capital deployments with known inputs and rigorous inclusion criteria. The result is a repeatable process for converting research investment into capability gains, while managing the risks inherent to frontier training runs. • Our Post-training Investment Is Purpose-Built for Agentic Capabilities. Post-training has grown from a finishing step into a major research investment, reflecting the market shift from assistants to agents. This is where our models hone their ability to write code, use tools, follow instructions, and operate software on a user’s behalf. We train against complete, realistic tasks whose complexity reflects real professional work. • Our Safety Research Is a Commercial Benefit. As models take on agentic roles with access to critical business systems, trust and reliability are paramount. And as capabilities increase, the ability to operate safely becomes one of the key determining factors for commercial viability. Models that are well-aligned are better at following a user’s instructions—for example, they avoid taking potentially destructive actions without fully understanding user intent. They are also more robust against attacks such as prompt injection, where malicious actors attempt to hijack the model by feeding it illicit instructions. Our work on alignment, interpretability research, safeguards, and red-teaming, as well as the use of external reviewers who can assess our safety practices, helps us create safer, more reliable models, and therefore positions us to meet our customers’ rigorous requirements. Safety and capability research are integrated, which enables us to deliver the trust and performance required for enterprise workflows. 4.3.4 Our Approach to Compute Our approach to compute starts with training models that are designed to be more capable and run more efficiently on any given type of compute. Our ability to build more capable models and serve them more efficiently reflects the compounding returns of an iterative cycle between our pre-training, post-training, and inference research, all of which is enabled by our fungible compute pool. Pre- and post-training research produces proprietary compute multipliers that make our models more capable. Research and inference engineering drive sustained reductions in the compute required to serve those models. In addition to enabling more capable and efficient models, our multi-chip compute architecture across AWS Trainium, Google TPUs, NVIDIA GPUs, and AMD GPUs allows us to orchestrate workloads to optimize for price and performance. We have years of experience effectively training and running our models across multiple chip families, which we believe is differentiated and difficult to replicate. This foundation, paired with Claude’s increasing understanding of chip and model architectures, allows us to onboard new chip platforms in a fraction of the time this once required. Our compute pool is fungible by design. We have made substantial engineering investments to build the internal orchestration, scheduling, and capacity management systems that allow accelerator capacity, regardless of provider, chip architecture, or physical location, to be directed across workloads. The same infrastructure that serves customer workloads is also directed to research, model development, and internal usage of Claude. These systems manage the underlying hardware as a unified capacity pool, monitor utilization and demand across that pool, and direct compute to wherever it is expected to be most productive at any given time. Our multi-chip compute approach provides us with substantially greater chip access than relying on one platform and enables us to opportunistically capture the price-performance benefits of each chip family and generation. Securing this access requires significant advance commitment. Given the long lead times between contracting for compute and that compute becoming available to serve workloads, we secure compute well in advance of anticipated demand. In some

114 cases, we may also make payments in advance of the delivery of the equipment or infrastructure. We anticipate making significant investments for the foreseeable future, including in compute and infrastructure, to ensure we have the technological resources to maintain and expand our position at the frontier of AI. 4.3.5 Enterprise Strategy Our enterprise strategy aligns with our mission. We build our most capable models for the problems that demand the highest intelligence. That same intelligence is also applied efficiently to everyday work—calibrating effort to the difficulty of each task and routing workloads to the models within our model family that are best suited for them. We believe that, as a result, our customers around the world are adopting Claude across a broad range of work, from routine knowledge tasks to their most important problems. Today, Claude is deployed for knowledge work across major industries, including financial services, insurance, healthcare, life sciences, law, education, retail and commerce, telecommunications, professional services, technology, and cybersecurity. Beyond practical enterprise challenges, Claude is also being applied to pressing global problems in scientific research, drug discovery, education, and climate analysis. We have built our models, platform, and applications for usefulness in production environments instead of benchmark performance. This distinction matters, as many AI systems prove difficult to implement and fail to deliver the expected value in complex enterprise environments, where governance and security concerns remain among the top barriers to adoption. Our applications, such as Claude Code and Claude Cowork, multiply the impact of employees. Over time, our applications have become more capable and are now frequently being used to conduct long-running autonomous work alongside employees. Organizations also integrate Claude as the intelligence that powers and transforms internal business processes. In addition, the Claude Platform is used as the foundation for enterprises building AI-native products. As enterprise customers integrate Claude into increasingly complex workflows, they surface the use cases and requirements that shape our roadmap. They also provide feedback that allows us to continuously improve our models, platform, and applications as well as develop new solutions to advance their AI adoption. With each model and product advancement, Claude is able to address more valuable use cases, deepening its impact for existing customers while lowering the adoption threshold for new ones. When a model crosses the capability, reliability, and trust threshold required for a category of work, adoption in that category generally moves quickly from experimentation into production. Coding was the first such category: within roughly a year, Claude progressed from suggesting individual lines of code to operating fleets of agents working autonomously across production codebases. Cybersecurity is following a similar curve, with Claude’s performance on ExploitBench, a benchmark developed by Carnegie Mellon researchers that evaluates AI models’ ability to exploit software vulnerabilities, increasing from 40% with Opus 4.8, to 78% with Mythos 5, and to 91% with Opus 5.5 over a period of approximately four months. Cyberdefenders are now identifying and patching vulnerabilities at scale. We expect these improvements in model capabilities to unlock additional use cases. Claude Security and our recently launched OSS Scanner are early examples, providing the ability to scan codebases on a continuous basis and propose fixes before attackers find vulnerabilities. 4.4 Claude as a Virtual Collaborator We believe we have reached an inflection point where Claude and other systems can function as genuine collaborators in professional work. They quickly complete substantive tasks that might otherwise occupy a skilled professional for several hours, a full day, or longer. These systems are also becoming increasingly capable of performing tasks that were previously too difficult or costly to complete or surfacing original insights and analyses. We refer to these AI systems that work alongside humans to perform complex, multi-step work at professional levels as Virtual Collaborators. Virtual Collaborators carry the access rights, system connections, and context that their organizations grant them, which allows them to function more accurately and reliably. They can navigate and use internal tools and execute workflows that span multiple steps that require sustained reasoning. Virtual Collaborators are AI designed to be embedded where work gets done, and our aim is to continue extending them to knowledge workers globally, a population that is estimated to exceed one billion in 2028.14 14 Source: IDC, Worldwide Developer Population Growth Forecast, 2025–2029, doc # US53789825, September 2025.

115 4.4.1 Claude Code The clearest manifestation of Virtual Collaborators today is Claude Code, our coding agent and the product we believe has most concretely defined what autonomous work at the frontier looks like. Claude Code shifted the market’s understanding of what frontier models could do in collaboration with software developers: the model suggests the next line of code and goes further by planning, writing, testing, and debugging—a process that results in production-grade code. Within months of its release, autonomous coding became the reference point for measuring the progress of frontier intelligence. For enterprise use cases, we believe the launch of Claude Code was comparable in its impact to the introduction of the first widely adopted conversational AI assistants. What makes Claude Code a Virtual Collaborator is its sustained reasoning, a harness that translates intent into actions, an execution environment that maintains a persistent state whether on a developer’s machine or in a sandboxed cloud environment, integration with existing tools and systems, and a user-friendly interface. Its uses are highly varied and often surprising: for example, NASA engineers used Claude Code to plan and write navigation commands for the Mars Perseverance rover, resulting in the first AI- planned drive on Mars.15 Software developers are powerful advocates for Claude—they understand how systems work, have credibility evaluating technical tools, and often serve as internal champions for adopting new technologies. Winning their trust creates a foundation for broader diffusion of Virtual Collaborators across enterprise workforces. We are already seeing this pattern play out with non-technical teams increasingly adopting Claude Code and Claude Cowork to manage their own workflows. 4.4.2 Claude Cowork All digital work is ultimately an expression of code, and Claude’s mastery of it powers Virtual Collaborators capable of handling complex work far beyond software development. Claude Cowork extends the agentic architecture of Claude Code to knowledge workers broadly by translating a user’s intent into completed work, autonomously reading files, navigating applications, and executing multi-step workflows on a user’s desktop while the underlying code is abstracted away. By extending beyond Claude Code with applications purpose-built for specific professions and industry verticals, we accelerate Claude’s diffusion into new categories of knowledge work and deepen our presence across the enterprise. As of September 30, 2026, adoption of Claude Cowork, which we made available as a research preview in January 2026, outpaced the adoption Claude Code achieved at the equivalent point following its research preview release in February 2025. In September 2026, we began merging Claude Cowork and Claude.ai, bringing agentic and conversational work into a unified application. Users can now move from a simple question to complex, multi-step tasks in the same conversation. 15 Source: NASA Jet Propulsion Laboratory, NASA’s Perseverance Rover Completes First AI-Planned Drive on Mars, January 30, 2026. Claude • running 38m Chatbots Narrow, one-shot answers Reset my password. Here's how Virtual collaborators Takes a goal and works alongside you Copilots Long-running Works inside one app autonomous work or task Judgment Self-correction & iteration Tool access Docs Summarize this doc and draft a reply. • Draft inserted in your doc Close the month: reconcile the ledger, investigate variances, draft the MD&A commentary, build the CFO deck, and route for sign-off. Progress O Reconciled 14,302 transactions O Flagged 6 variances, drafted explanations O Wrote MD&A commentary (3 pages) ® Building CFO deck... slide 7 of 12 5 Route to controller for sign-off Working folder

116 4.4.3 Extending Virtual Collaborators We believe the trajectory for Virtual Collaborators is clear and accelerating. Each generation of Claude models has expanded along multiple dimensions: the depth and rigor of their reasoning, the duration and autonomy of the work they can sustain, the complexity of tasks they can complete, and the volume of useful output they can produce. Capability evaluations and benchmarking have shown substantial improvements across Claude model versions in the duration and complexity of tasks that can be completed reliably, with more recent model versions demonstrating particularly significant advances.16 We are building towards a world where Claude can be given open-ended tasks lasting hours, days, or weeks, and then execute them autonomously with the judgment and initiative of a brilliant colleague. Ultimately, millions of Virtual Collaborators can run in parallel, each working independently on unrelated problems or collaborating seamlessly to achieve a shared objective. The result is something without historical precedent: what we refer to as a “country of geniuses in a data center,” available to every organization and sector of the economy. 4.5 Claude is the Partner of Choice for Enterprises Enterprise customers across different industries rely on Claude to enhance their productivity and transform their businesses. These customers range from AI-native startups to the largest enterprises in the world. We believe customers choose Claude for a wide variety of use cases, from routine knowledge work to their most important problems. They come to us for access to frontier intelligence across our platform and applications that deliver real-world outcomes. We see this conviction in customer behavior: enterprises consistently utilize our latest and most capable models as soon as they are released, gravitating to the most advanced option for their highest-value work. Our customers see us as a long-term partner for the frontier capabilities we offer today, for the innovation they expect from us in the future, and for our ability to meet their needs across the capability-cost-speed curve. Beyond our models, the Claude Platform provides primitives that enable customers to accelerate time-to-value and leverage Claude’s intelligence in a variety of use cases. These primitives are the same ones we use to build our own applications. Our applications, such as Claude Code and Claude Cowork, multiply the impact of employees. Over time, our applications have become more capable and are now frequently being used to conduct long-running autonomous work alongside employees. Improvements to our models, platform, and applications accrue to the benefit of our customers and drive continued adoption. Our commitment to our mission instills confidence in our customers to choose Claude as a trusted partner. Our investments in research on alignment, interpretability, cybersecurity, and enterprise-grade controls aim to deliver the predictability and dependability that organizations need in customer-facing and regulated contexts. This trust means that enterprises can expand the scope of the work that they delegate to Claude, as well as the systems into which Claude is integrated. Enterprises are aligning their strategies around Claude with the confidence that we are building frontier intelligence that serves their needs in the long term. We deliver this intelligence through an integrated approach. Our Claude model family is the foundation, with model classes optimized for different points along the capability-cost-speed curve. On top of our models, Claude Platform gives developers access to the primitives we use ourselves, which they can use to build their own AI solutions. We have also built first-party applications on Claude Platform for customers that prefer a ready-to-deploy option. 4.5.1 Claude Platform—A Composable System for Building AI Solutions We seek to bring Claude to every corner of the economy at whatever level of autonomy each task demands, from a single suggestion to an agent that runs independently for hours. Achieving this goal requires more than a capable model. The most demanding deployments need intelligence that is reliable, connectable, and deployable within the specific data environments, regulatory constraints, and workflow patterns of each organization. Intelligence is one limiting factor, but so are connectors that do not yet exist, governance frameworks that are not yet written, and orchestration logic that needs to be built from scratch. Our platform seeks to close these gaps, and we believe the breadth and speed with which we have done so are primary reasons customers build on Claude. Our platform provides our customers with direct access to the primitives to build, deploy, and scale AI-native applications. At the foundation are model capabilities that make Claude’s autonomy possible: native tool use, computer use for desktop control, memory, and extended thinking. Long context and low-latency model variants make that action sustainable: for example, an agent could hold an entire codebase, a full data room, or hours of accumulated task state in working memory and iterate fast enough that autonomy persists rather than stalls. Above these sit composition 16 Source: Company analysis, including information from METR, Task-Completion Time Horizons of Frontier AI Models, last updated May 8, 2026.

117 primitives such as our Agent Software Development Kit (“SDK”), Claude Managed Agents, Agent Skills, multi-agent orchestration, and the Model Context Protocol (“MCP”) for universal connectivity to enterprise data and tools. Together, these assemble into complex production workflows. These building blocks are composable and interoperable. The same primitives that power a coding agent also power a research agent, a financial analyst agent, or a compliance-review agent. While these agents have different connectors and agent skills, they have the same SDK, protocol, and orchestration framework. That composability is one of the reasons our customer base spans industries and why customer expansion can happen seamlessly across additional use cases without significant integration work. 4.5.2 Applications That Meet Users Where They Are Our portfolio of applications sits on top of our platform and is deliberately broad to meet users across a number of key dimensions: • In their Work. Claude Code works with software developers in the terminal, while Claude Cowork extends the same agentic paradigm to knowledge workers. • In their Domain. Claude for Financial Services, Claude for Financial Advisors, Claude for Healthcare, Claude for Life Sciences, Claude for Legal, Claude for Education, and Claude for Government come with domain knowledge, data connectors, skills, and compliance controls pre-loaded. • In their Applications. Claude for Microsoft 365 and Claude in Chrome are embedded into the software that knowledge workers use every day. 4.5.3 A Platform Customers Build Their Businesses On Customers of all sizes and across every major industry have adopted Claude. Fortune 500 companies, including American International Group, Inc. and Bristol Myers Squibb, rely on Claude for mission-critical workflows. Research institutions, such as the Garvan Institute of Medical Research, Gladstone Institutes, and the University of California, San Francisco, are applying Claude to some of the world’s hardest scientific problems. In addition, prosumers around the world use Claude as a daily tool. As enterprises adopt our platform and applications, we become deeply embedded in their businesses over time. Software developers build applications and internal tools on our platform, and they encode their workflows and institutional knowledge into Claude-powered agents. Organizations integrate Claude into essential business processes. Each additional integration deepens the relationship and increases the value customers derive from the platform. This dynamic extends beyond our direct customers. Leading companies such as Legora and Salesforce have built AI-powered products on Claude that reach millions of end users. This reach can increase awareness of Claude, which we believe drives adoption far beyond our direct customer base. When such end users experience Claude, it can build preference and familiarity that travel with users across roles and organizations. The result is an ecosystem where we build on our own platform and applications, our customers build on us, our partners build on us, and their end users experience Claude across surfaces, creating the kind of deep workflow integration that makes our platform and applications increasingly central to how organizations operate. We believe the revenue we generate today does not reflect the full economic value Claude creates for our customers—not just for the organizations that build on us, but for the people whose work, learning, and creativity are expanded by the intelligence and skills they gain through Claude. We believe that there is substantial opportunity ahead as Claude’s capabilities, adoption, and integration into critical workflows continue to grow. 4.5.4 Diffusion: Intelligence Available Everywhere Our distribution strategy is built around one objective: getting Claude’s intelligence in the hands of every enterprise, team, and individual that can benefit from it. A core driver of Claude’s diffusion is its intelligence—as Claude’s capabilities advance, value to customers expands, and that value drives greater adoption. Our role is also to ensure that intelligence is accessible, and we do that in the following ways: through our composable platform and applications that meet customers where they are, through our go-to-market and Applied AI teams directly, and through partnerships that extend our reach at scale. Intelligence-Led Growth. Our platform and applications are the primary mechanism through which Claude’s intelligence reaches users. As users begin building, brainstorming, and problem-solving with Claude, they quickly come to rely on it as a trusted partner in their work. As Claude takes on more of their work, people experience firsthand what frontier intelligence makes possible and expand their usage significantly. This pattern repeats across organizations:

118 prosumers become internal champions, teams expand their use of Claude, and what begins as a single workflow grows into something that impacts how an entire organization operates. Direct Teams. This organic adoption is complemented and enhanced through our direct go-to-market teams who help scale Claude to organizations with complex workflows and business processes. By the time our direct teams engage a customer, Claude is often already in use. Our go-to-market teams use this organic momentum to build executive sponsorship and drive enterprise-wide adoption. Applied AI Teams. Our Applied AI teams embed more deeply with select customers, building solutions that make it easier for organizations to benefit from Claude’s intelligence. They work with enterprises to design and deploy custom solutions, specialized workflows, and domain-specific implementations tailored to the customer’s own requirements. This work drives deeper adoption within individual customers and generates the feedback and information from users that help to shape our platform and product roadmap. Our direct and Applied AI teams work together as a hybrid sales and engineering function, organized by geography and then by industry so that they bring domain expertise to each customer. Partnerships. We complement our direct efforts through distribution partnerships that place Claude inside customers’ existing technology stacks. • Cloud Partnerships. Our cloud partnerships, and the way we structure them, provide three distinct advantages. First, Amazon, Google, and Microsoft each host Claude natively on their respective cloud platforms, AWS, GCP, and Azure, allowing enterprises to deploy Claude within the infrastructure, security perimeters, and commitment structures they already operate. Second, these CSPs extend our reach through their large combined field teams that are empowered to sell our platform and applications, accelerating market penetration at a scale we believe would be difficult for any single organization to directly replicate. Third, we have a joint go-to-market approach with these CSPs through which we establish direct contractual relationships with our customers while paying a fee to each CSP. This structure allows us to foster stronger commercial alignment with these CSPs, avoid channel conflict, set pricing, and realize the financial benefits of ongoing compute efficiency improvements. • Ecosystem Partnerships. Major global systems integrators have built dedicated Claude practices with teams trained to deploy our platform and applications. Go-to-market alliances with leading data platforms embed Claude into data infrastructure that enterprises already operate, facilitating adoption of Claude within existing workflows and making it easier for enterprises to realize value from Claude. To accelerate the growth and capability of this ecosystem, in March 2026, we launched the Claude Partner Network, committing an initial $100 million in 2026 to fund partner training, technical certification, and joint market development with the firms that bring Claude into enterprise environments. As of September 30, 2026, this network comprised over 150,000 practitioners across over 4,000 organizations who have received certifications through our Claude Certification Program. Certifications represent role-specific capabilities validated through proctored examinations designed to give enterprises confidence in the partner they are selecting. In October 2026, we launched the Claude Frontier Academy (the “Academy”), backed by a $100 million commitment, to address a key constraint on enterprise AI adoption: the shortage of engineers who can take AI from an initial use case into production. Drawing on our own experience deploying Claude inside large enterprises, the Academy trains our customers’ and partners’ engineers to the same standard as our own engineers, with each participant leading a Claude deployment at their own organization. We aim to train 10,000 engineers through the Academy by the end of 2027, beginning with cohorts from leading consulting firms and enterprises. • Ode with Anthropic. We recently launched an AI services company in partnership with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building solutions on the Claude Platform and supporting customers over the long term. Ode with Anthropic will partner closely with our Applied AI and go-to-market teams. Our broad and diverse distribution strategy seeks to maximize customers’ access to our platform and applications regardless of where they work. From there, adoption can scale frictionlessly, and through our Applied AI teams and partnerships, we help enterprises realize more value as their adoption grows.

119 4.6 Unprecedented Financial Model to Support Long-Term Investments We believe the diffusion of AI through the global economy represents one of the largest opportunities in history to improve how humans live and work, and it is just beginning.17 As of September 30, 2026, our customers with $100,000 or more of revenue on a TTM basis included every company in the Fortune 10, over 50% of the Fortune 500 and over 30% of the Global 2000. Within the Fortune 500, these customers included the 10 largest software and IT services companies, the 10 largest internet companies, nine of the 10 largest pharmaceutical companies, the 10 largest banks, nine of the 10 largest semiconductor companies, and eight of the 10 largest healthcare companies. We believe enterprises are still in early phases of deployment and that most knowledge workers have yet to fully experience what frontier intelligence can help them accomplish. We believe many industries have barely begun to explore the transformative potential of AI-native workflows. Furthermore, each successive version of a Claude model is designed to unlock new use cases, new customer types, and entirely new categories of economic value and expand our addressable market. We will continue to invest in the responsible development and maintenance of advanced AI for the long-term benefit of humanity. Our financial model provides us with competitive advantages to make these investments and advance the frontier. 4.6.1 Significant Revenue Growth Rapid Customer Adoption and Revenue Growth Our enterprise strategy is designed to drive durable customer adoption by embedding Claude directly into business- critical workflows and enabling the development of products built on Claude. Over the past three years, we have seen rapid customer adoption across companies of every size and industry around the world. From September 30, 2025 to September 30, 2026, we grew customers with $100,000 or more of revenue on a TTM basis from more than 950 to more than 11,900. Additionally, our Run-Rate Revenue was approximately $81 billion as of October 31, 2026, up $10 billion from September 30, 2026 (each unaudited).18 Significant Customer Expansion. Our customers’ journey using Claude often begins with a single use case before expanding across departments, applications, and workflows. As our models become more capable, customers often deepen our partnerships—they find more ways to embed Claude into their workflows, increasing the scope of what Claude can accomplish within their enterprises. This pattern of initial deployment, demonstrated value, and rapid expansion has been replicated across organizations and is reflected in our Net Revenue Retention of approximately 900% as of September 30, 2026 (unaudited). We see this expansion as customers adopt agentic products like Claude Code. For example, in the three months ended September 30, 2026, Claude Enterprise users who did not use Claude Code spent less than $75 per month on average, while the top 5% of Claude Enterprise users who used Claude Code spent approximately 20 times that amount. Diffusion also accelerates as we deliver value to our customers by unlocking new capabilities and by delivering existing capabilities at a lower cost per task. Customers’ cost per task can decrease for two reasons: newer, more capable model versions can complete tasks more efficiently, and we may reduce the prices we charge for our models. For example, with the release of Fable 5.1 in September 2026, we reduced the cost of typical workloads by approximately 25% compared to Fable 5, with savings of up to 45% for complex coding and highly agentic tasks. Similarly, with the release of Opus 5.5 that same month, we reduced customers’ cost per task by approximately 40% compared to Opus 5. In each case, the reduction was a combination of a lower price and improved efficiency, the contributions of which depend on the task. Because of our compute efficiency, we have been able to make these improvements while preserving our margins. In the past, when we have launched new model versions that deliver a significant increase in capability and a lower cost per task, we have generally seen customers expand their use of our intelligence service. For example, we launched Opus 4.5 in November 2025 with greater capabilities and a lower price and cost per task than its predecessor, Opus 4.1. Following that launch, our total quarter-over-quarter revenue growth accelerated from 48% for the three months ended 17 Source: Company analysis, including information from Axios, Axios Pro Rata, April 13, 2026. 18 Run-Rate Revenue is an operating metric, is not a substitute for revenue prepared in accordance with U.S. GAAP, and is not a forecast of future revenue. Because consumption-based revenue represents the substantial majority of our revenue and may fluctuate from period to period, and because our Run-Rate Revenue growth rate is expected to decline over time, our Run-Rate Revenue as of any measurement date may not be indicative of our revenue for future periods. Our Run-Rate Revenue as of any measurement date has included, and we expect will continue to include, amounts from customers that we subsequently determine are using our models, platform, and applications in violation of our usage policy or commercial terms, and whose revenue would not be expected to recur following restriction or termination of their access. See the section titled “1.1.28 Certain of our operating metrics are subject to assumptions and limitations. As a result, these metrics may not provide an accurate indication of our actual performance or future results.” for additional information.

120 December 31, 2025 to 132% for the three months ended March 31, 2026 (each unaudited). This growth reflected the combined effect of several factors. These included lower prices and improved capability that unlocked new use cases, the emergence of new products, and expanded customer adoption. More recently, in September 2026, we launched Opus 5.5, which delivered a significant increase in capability and a lower cost per task compared to previously available models, and many customers have since migrated to it from older models. 4.6.2 Compute Efficiency Premium Value to Enterprise Customers. We believe that Claude’s position at the frontier of intelligence enables us to capture value commensurate with the impact, quality, and reliability of our outputs. Enterprise customers embed Claude in business-critical workflows, driving stronger retention and higher monetization than consumer AI. We believe our premium intelligence and focus on high-value customer workloads allow us to generate greater return on our compute investment. Approach to Compute. We believe that our approach to compute drives more intelligence from research and model development, and that we can support more customer and internal usage of Claude from a given amount of compute investment, compared to other approaches in the industry. This advantage is further reinforced by our single-fleet fungibility through multiple strategic partners, which gives us a diversified compute base, resilience against supply constraints, and the ability to optimize for efficiency in ways that less flexible architectures cannot match. Closing the Loop. The practical value of “closing the loop” is enormous for compute efficiency: Claude has helped write and iterate on compute multipliers that are central to efficient inference and has accelerated development and model release timelines. 4.6.3 Operating Efficiency High Talent Density. As of September 30, 2026, with approximately 5,300 employees, our TTM revenue per employee was over $6.6 million (unaudited)—a reflection of what we believe is the deepest concentration of AI research talent in the world. We cultivate a low-ego, high-impact, and mission-aligned culture that minimizes friction, which we believe results in an organization that produces output disproportionate to its headcount. Efficient Go-to-Market. We do not rely exclusively on a traditional enterprise sales force. Our intelligence-led growth and broad distribution partnerships enable us to rapidly grow customer adoption and revenue without being limited by the rate at which we can grow our sales and marketing personnel, resulting in greater sales efficiency compared to typical enterprise technology companies.19 Internal Usage of Claude. Our operating efficiency reflects the structural advantages of an organization that is one of the most intensive users of its own technology. For example, over 90% of the contributions to our codebase in September 2026 were written by Claude. Additionally, the average daily volume of code contributed to our codebase per engineer in the three months ended September 30, 2026 was over 45 times the average daily volume in the year ended December 31, 2024. Claude is embedded in workflows across all teams, providing a substantial increase in the overall productivity of our organization, with each new model version accelerating this effect. 4.6.4 Long-Term Investment Philosophy Building at the frontier requires large-scale investments, and our financial model demonstrates that we can make those investments while generating increasingly attractive returns. This is evidenced when comparing the three months ended September 30, 2026 to the three months ended September 30, 2025 (all unaudited): • Revenue increased 1,127%; • Compute and infrastructure expense increased 382%; • Other operating expenses, excluding the Bartz settlement, increased 729%; • Operating margin improved from (224)% to (3)%; and • Adjusted Operating Margin improved from (93)% to 15%. This combination of unprecedented revenue growth, compute efficiency, and operating efficiency driving this model gives us the confidence to keep investing at scale, in both the near term and the long term. 19 Source: S&P Capital IQ Pro data for a universe of 161 publicly traded software companies, using fiscal-quarter data available as of May 18, 2026.

121 To support our research, model development, customer demand, and internal usage of Claude, we continue to invest at scale. As of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion (unaudited). These commitments include approximately $451.6 billion (unaudited) expected to be incurred before December 31, 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion (unaudited) of these commitments are due in the 12 months following September 30, 2026. See the section titled “5.12.8 Contractual Obligations” for more information. As we invest heavily towards the incredible opportunity ahead, we believe our core advantages enable us to generate more from every dollar we invest in scaling our business. The momentum in our financial trajectory increases our conviction to continue investing to build and scale Powerful AI that is safe, beneficial, and understandable, and positions us well for long-term growth. 4.7 Our Growth Strategy Our growth strategy reflects our conviction that sustained leadership at the frontier requires continuous investment in our people and culture, compute and infrastructure, Claude’s intelligence, capability, and safety, the breadth of Claude’s availability, customer adoption and expansion, entry into new markets, and strategic transactions and partnerships that accelerate our mission. • Invest in our Talent and Culture. Talent is one of our most important advantages, and maintaining our talent density requires retaining exceptional people and recruiting world-class talent, including researchers and engineers, who share our mission. At the same time, we leverage Claude itself to grow our business without growing headcount linearly, resulting in extraordinary contributions per employee. We intend to continue investing in our low-ego, high-impact, and mission-aligned culture that has driven our talent density as we have scaled. • Invest in Compute. Compute is the critical input that enables both our frontier research and our ability to serve growing customer demand. Today, we partner with major hyperscalers and leading chip providers, giving us diversified access to compute and the flexibility to adopt new hardware as it becomes available. We intend to secure further compute beyond our existing commitments, expand our own data center footprint to secure additional long-term compute, and improve the cost profile of our compute investments. We intend to continue improving compute efficiency by expanding our ability to orchestrate workloads across our multi-chip compute architecture and by investing in research that produces further algorithmic advances, compounding the efficiency gains we have already achieved. • Advance Claude’s Intelligence, Capability, and Safety. Maintaining our leadership at the frontier requires sustained investment in the research breakthroughs that drive each successive generation of Claude models. We plan to continue advancing Claude’s core intelligence and safety in tandem, expanding the frontier of what our models can reliably do—from extending the complexity and duration of autonomous work, to pioneering new ways our technology can be applied across professional domains, such as software development, financial services, insurance, healthcare, life sciences, law, education, retail and commerce, telecommunications, professional services, technology, and cybersecurity. As Claude’s capabilities advance, we believe it will address entirely new categories of use, resulting in deeper adoption and greater demand for our platform. • Make Claude Available Everywhere. We plan to continue making Claude’s intelligence accessible across every surface where work happens. Today, customers access Claude through our own platform and applications, including Claude Code, Claude Cowork, Claude.ai, Claude Security, Claude Design, and Claude Science; through cloud marketplace integrations with AWS, GCP, and Azure; and through embedding in enterprise applications. We plan to expand these channels and reach new customers where they already work. As Claude appears across more of the surfaces where work happens, we expect our brand to strengthen, driving further adoption. • Drive Adoption Across Existing and New Customers. We intend to grow our direct go-to-market and Applied AI teams to deepen enterprise relationships, build custom agentic solutions for complex deployments, and help customers expand Claude across their operations. We are focused on building a global brand that is synonymous with frontier intelligence that enterprises and prosumers trust to be reliable, secure, and steerable. We intend to deepen our cloud distribution partnerships and expand the enablement of partner field teams to sell, deploy, and integrate Claude. We also plan to continue investing in our prosumer channel, where

122 individual users often become internal advocates who pull Claude into their organizations. We are growing our ability to serve international customers through the expansion of regional offices and partnerships, and we expect international expansion to be a meaningful driver of growth as global demand for AI accelerates. • Extend the Frontier into New Markets. As frontier intelligence continues to advance, we see potential for it to accelerate novel discoveries and open entirely new markets, reaching domains from healthcare and life sciences to robotics and the physical world. For example, in the life sciences sector, where annual global pharmaceutical spend is expected to exceed $2 trillion in 2026,20 Claude is used in drug discovery and development by our customers, our biotechnology partners, and our own researchers. We are building AI agents that support scientists at each stage of that process. To build the best tools for the industry, we have invested in deep life sciences expertise of our own, hiring industry experts, building a molecular biology lab, acquiring Coefficient Bio, and partnering with industry leaders. Beyond knowledge work, we believe frontier intelligence has the power to transform physical work. Advances in Claude’s general capabilities, together with our Model Hardware Standard, now allow it to operate lab and manufacturing equipment such as microscopes, liquid handlers, and off-the-shelf robotic arms. We believe that compounding model capabilities will continue to unlock transformative opportunities across many other sectors of the global economy. • Pursue Strategic Transactions and Partnerships. We intend to selectively pursue acquisitions, investments, and strategic partnerships, including ecosystem partnerships with systems integrators, consultants, and data platforms, that accelerate our mission, expand our reach, and strengthen our competitive position. In a talent-constrained industry, acquisitions can be an efficient path to adding exceptional technical talent that can immediately contribute to advancing Claude’s capabilities. We may also pursue transactions that strengthen our infrastructure position or deepen our capabilities in strategically important domains. For example, in April 2026, we completed the acquisition of Coefficient Bio, Inc., a computational biology company, to accelerate our research in the life sciences. We may also pursue partnerships, such as our recently launched AI services company, Ode with Anthropic, in which we have partnered with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building solutions on the Claude Platform and supporting customers over the long term. Ecosystem partnerships also expand our reach, allowing customers to adopt Claude through systems integrators, consultants, and data platforms. For information on the risks and challenges we may face in implementing our growth strategy, see the sections titled “1 Risk Factors,” in particular “1.1.2 Our success depends in large part on our ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect our business.,” “1.1.10 If we fail to attract new customers, retain existing customers, or expand usage of our models, platform, and applications, our business, financial condition, and results of operations could be adversely affected.,” “1.1.11 If the market for our models, platform, and applications develops more slowly than we expect or declines, our growth may slow or stall, and our business, financial condition, and results of operations could be adversely affected.,” and “1.1.24 We are at an early stage of our revenue growth, we have experienced rapid growth in recent periods, and our historical growth rates are not indicative of future performance or our ability to sustain or forecast future revenue growth.” 4.8 Our Models, Platform, and Applications We are building at every layer of frontier intelligence. Our Claude model family provides the underlying intelligence. The Claude Platform makes that intelligence available as a set of composable primitives that developers and enterprises can assemble into their own solutions. Our applications draw on those same primitives, packaged into products customers can deploy directly. Because we build these layers cohesively, improvements at any layer compound across the stack and benefit our customers. We believe this integrated approach has made us a partner of choice for customers transforming their business through AI. Customers can adopt, govern, and scale our technology immediately, and each new primitive and application we release expands the range of workflows they can run on Claude. Our platform unifies frontier intelligence with the harnesses, connectors, governance, and orchestration that are all required to put that intelligence into production. As customers build on the primitives we provide, Claude becomes an integral part of their data, workflows, and institutional knowledge, and the relationship deepens with each integration. We open our platform to all builders because we believe enabling a wide range of companies to build on Claude generates more innovation and value than we could create on our own. 20 IQVIA Institute for Human Data Science, Global Medicine Use Trends 2026, February 2026.

We build first-party applications to demonstrate where frontier models are heading and to deliver fully integrated solutions where we have a distinct viewpoint on the workflow. Applications like Claude Code and Claude Cowork are early examples of what the future of agentic work might look like; they put our latest AI capabilities directly into the hands of users while accelerating the market's understanding of AI's possibilities. Because our research and product teams work side by side, new model capabilities inform our products and customer feedback on those products informs our research priorities. This allows us to build products for where we believe model capabilities are going, not just where they are today. For example, we designed Claude Code around the agentic coding capabilities we expected our models to achieve, which positioned it to scale rapidly as those capabilities arrived. We have taken a similar approach with Claude Cowork.

We also design our products to close the gap between what Claude can do and how fully customers use it, which we believe is important to helping customers realize the value of frontier intelligence. Rather than requiring customers to learn how the underlying models work, we build products that allow them to interact with Claude as they would with a colleague, simply and naturally, so they can adopt new capabilities as they become available. We believe that as we extend the frontier and broaden our application surfaces, customers realize value faster, embed Claude more deeply into their operations, and increasingly rely on us as a primary provider for their AI transformation.



Value delivered to customers
More productive employees
Claude
Chat
Collaborate with Claude
Code
Build software with Claude
Cowork
Delegate tasks to Claude
Tag
Works alongside teams
SPECIALIZED PRODUCTS
Security
Design
Faster processes
Do-it-yourself
with our developer building blocks
Work with us
by building custom agents together
EXAMPLES
Accelerate drug discovery
Know your customer
Streamline contract review
Embedded intelligence
Create Claude-fueled experiences
EXAMPLES
Legal casework agent
Financial analysis agent
Recruiting agent
Platform
Platform features
Extended thinking
Adaptive thinking
Effort controls
Tool use
Long context
Structured outputs
Code execution
Web search
Files API
Context management
Model Context Protocol
Model Hardware Standard
Agent skills
Infrastructure
Prompt caching
Batch processing
Fast mode
Harnesses
Agent SDK
Claude Managed Agents
Models
Claude Mythos
Frontier intelligence
Claude Opus
Powerful intelligence
Claude Sonnet
General-purpose intelligence
Claude Haiku
Cost-effective intelligence

In 2026, we launched the following significant products, models and features: Claude Cowork, Opus 4.6, Sonnet 4.6, Opus 4.7, Opus 4.8, Opus 5, Fable 5 and Mythos 5, Sonnet 5, Fable 5.1, Mythos 5.1, Mythos 5.2 and Fable 5.2.

4.8.1 The Claude Model Family

The Claude model family is currently composed of four model classes: Mythos (including Fable), Opus, Sonnet, and Haiku. Our model classes can be used individually for certain tasks or in combination with one another. They offer broad flexibility to choose the ideal performance, cost, and speed for each use case. All models support text, code, and multimodal inputs.

- *Mythos (including Fable).* Our most capable model class, delivering frontier performance across all domains and solving problems AI has not reliably handled before, especially in coding and long-running agentic tasks. Given its advanced capabilities in sensitive areas like software vulnerability discovery and biology, we deploy this underlying model in two distinct configurations. Fable is generally available and runs with our production safeguards, which block or limit performance on certain sensitive topics, including by routing requests to a less capable Claude model. Mythos runs with safeguards calibrated for vetted organizations and individuals doing cybersecurity and life sciences work, and is available through our trusted-access programs, including our Cyber Verification Program. We first made the class available in April 2026 as Claude Mythos Preview through Project Glasswing, made Fable 5 generally available and offered Mythos 5 to Project Glasswing participants in June

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124 2026, released Mythos 5.1 and Fable 5.1 in September 2026, and released Mythos 5.2 and Fable 5.2 in November 2026. • Opus. Our powerful workhorse model class for reasoning-intensive tasks. Our most recent Opus release, Opus 5.5, is designed to serve as the enterprise daily driver, powering agents that run projects end to end and advancing capabilities across agentic coding, computer use, and knowledge work. Opus models consistently rank among leading models on key industry benchmarks. • Sonnet. Our versatile model class for everyday tasks, providing a balance of performance, cost, and speed for the widest set of general-purpose use cases, including high-volume sub-agents in multi-agent orchestration setups. • Haiku. Our lowest-cost and fastest model class. Haiku models are designed for high-volume workloads like customer service agents and large-scale document processing. 4.8.2 The Claude Platform Customers choose Claude for more than the models. The Claude Platform lets developers and businesses build, manage, and deploy agentic AI applications on infrastructure with high reliability, security, and availability. 4.8.2.1 Platform Features Platform features enable developers to customize their usage of Claude, including: • Extended Thinking. Claude can perform additional internal reasoning before producing a final response, working through complex, multi-step problems to improve response quality on tasks like analysis, math, and coding. • Adaptive Thinking. Claude automatically calibrates whether a given request calls for extended reasoning and how much reasoning to apply—so developers get the benefits of extended reasoning without configuring reasoning levels request by request. • Effort Controls. Developers can specify an effort level on each request to guide how much reasoning Claude applies, allowing them to balance response quality against cost and latency. • Tool Use. Claude can natively call external functions and APIs throughout a conversation, with support for parallel execution and interleaved thinking between tool calls. The search tool loads only the tools required for a given task on demand, which can reduce token overhead compared to loading full tool libraries upfront. • Long Context. Claude supports large context windows and maintains its strong performance even as inputs grow, meaning that developers can include entire codebases, large document sets, or long agent histories in a single request. • Structured Outputs. Developers can constrain Claude’s responses to a specified schema, such as valid JSON (JavaScript Object Notation), so results integrate reliably with downstream systems and application code with less additional parsing or validation. • Code Execution. A sandboxed execution environment where Claude can write, run, and iterate on code within an agent loop, which is foundational for data analysis and automation workflows. This environment lets Claude call tools and process large volumes of data more efficiently, and run the scripts packaged in Agent Skills. • Web Search. A native tool giving Claude access to real-time web information, enabling grounded, citation- aware responses in production applications. • Files API. Allows developers to upload documents once and reference them across multiple sessions, simplifying workflows that depend on persistent documents. 4.8.2.2 Context Management Developers can connect context to Claude for their agents and applications using context primitives. • Model Context Protocol. MCP is an open standard we introduced in November 2024 and donated to the Linux Foundation’s Agentic AI Foundation in December 2025. MCP defines a universal interface through which Claude, as well as other AI tools, can connect to enterprise data sources, tools, and workflows. Claude Platform’s native MCP connector handles connection management, tool discovery, and error handling automatically.

125 • Agent Skills. A modular framework that lets organizations encode repeatable tasks, workflows, and domain expertise into reusable packages, or skills, that Claude loads on demand. We provide pre-built skills for common formats like Word, Excel, PowerPoint, and PDF, while custom skills can capture anything from engineering standards and regulatory processes to proprietary toolchains. These skills turn institutional knowledge into agent capabilities. • Model Hardware Standard. Currently in research preview, our Model Hardware Standard enables AI agents to find, understand, and safely operate lab and manufacturing equipment such as microscopes, liquid handlers, and off-the-shelf robotic arms. Our Model Hardware Standard is model-agnostic and lets any agent harness reach devices with a programmable interface through standard protocols such as MCP. 4.8.2.3 Infrastructure The Claude Platform offers high reliability and availability for enterprise-grade agentic workloads. Customers building on Claude need the model served dependably wherever they operate, they need it to run efficiently at scale and speed, and they need the tooling that allows a model to work on its own. We operate that infrastructure so our customers do not have to build and maintain it themselves. • Availability. The Claude Platform is available directly from Anthropic and through the major cloud providers, including AWS, GCP, and Azure. Feature availability varies by deployment. • Cost, Speed, and Scale. Developers can tune how Claude runs to fit the performance and economics of each workload: o Prompt Caching. Large, reused prompt components can be cached for up to one hour, reducing cost by up to approximately 97% and latency by approximately 60% for long prompts, compared with processing the same requests without caching. o Batch Processing. Enables high-volume asynchronous processing at reduced cost. o Fast Mode. Delivers lower-latency responses for latency-sensitive and interactive applications where speed is critical. 4.8.2.4 Harnesses A model alone is not an agent. Running one reliably in production is challenging, because agents must survive crashes and interruptions, act on systems with scoped and auditable credentials, and scale across variable workloads. Autonomous operation requires a harness, which provides the secure environment, credentials, memory, and orchestration loop a model needs to plan, call tools, verify its work, and complete a task safely on its own. Building and operating that infrastructure is specialized, continuous work that, until recently, each customer had to take on themselves. We offer two ways to run a harness on the Claude Platform: • Agent SDK. This solution makes the same production-grade harness that powers Claude Code available to all developers, to run on their own compute. It provides built-in context management, session handling, multi- agent coordination, and prompt optimization, so customers can build and run sophisticated agents on their own infrastructure in a fraction of the time otherwise required. • Claude Managed Agents. An out-of-the-box solution in which we operate the harness on our customers’ behalf, on Anthropic-managed compute. We host the sandboxes, store the credentials, maintain the memory, and run the agent loop; customers define their agent’s tasks, tools, and guardrails. When a new model becomes available, customers do not need to rebuild their agent loop. 4.8.3 Direct Applications and Integrations Our platform primitives and models are the foundation for all of our products and support a wide range of use cases, from coding agents to specialized products in life sciences, finance, security, and more. Paired with our deep understanding of current and future capabilities of our models, this foundation allows us to rapidly deliver products that unlock value across many user types and workflows. • Claude Code. A coding agent, available as a terminal tool, desktop app, web interface, and mobile app, with native integrations for GitHub and popular IDEs (Integrated Development Environments). Claude Code handles multi-step software development tasks—planning, writing, editing, testing, debugging, and committing code—across large codebases with sustained context and supports parallel agent sessions, so a single developer can keep multiple tasks moving at once.

126 • Claude Cowork. A knowledge work agent on desktop, web, and mobile, built on Claude Code’s agentic architecture. Users describe a task in plain language and Claude breaks it into steps and completes them across local files, connected apps, Chrome, and the desktop itself, clicking and typing through native applications when no integration exists. It returns finished documents, spreadsheets, presentations, and organized folders, with no terminal or code required. An open-source plugin system lets users install or build packages bundling skills, data connectors, and workflows. • Claude.ai. Our flagship conversational product, available on desktop, web, and mobile. Claude.ai is the broadest entry point to Claude, available to enterprises, teams, and individuals, offering access across our Claude model family with support for file uploads, projects for persistent context across conversations, memory, web search, and artifacts for real-time code and document rendering. Claude.ai delivers top-of-funnel demand generation for enterprise adoption. In September 2026, we began merging Claude Cowork and Claude.ai into a unified application, such that any request is automatically handled using the appropriate tools, drawing on Claude Cowork’s capabilities. • Claude Security. A defensive cybersecurity product, available in public beta to Claude Enterprise customers, that puts frontier vulnerability detection and patching into the hands of security teams. Claude Security reasons about code the way a security researcher does, tracing data flows and examining how components interact across a codebase to uncover complex, context-dependent vulnerabilities that pattern-based scanners can miss. Each finding is surfaced with a confidence rating, severity assessment, and reproduction steps. Users can move directly into Claude Code to review and apply the proposed patch, compressing the time from scan to fix. • Claude Tag. A collaborative agent that works alongside teams in productivity tools like Slack, where users tag Claude into any channel or thread and delegate work in plain language. With the context of the surrounding conversation, enterprise software tools, shared documents, and channel-scoped memory, Claude returns answers, drafts, analyses, and pull requests directly in-thread, operating as an ambient teammate that knows when to proactively join the conversation. Claude Tag brings Claude into the multiplayer workflows where teams already coordinate, extending adoption from individuals to entire organizations. • Claude Design. Enables users to create polished designs, prototypes, presentations, and other visual work through natural language conversation and direct editing. Claude Design extends our platform into visual and creative work, broadening the range of professional tasks for which designers, marketers, founders, and go-to- market professionals can utilize Claude. • Claude Science. An AI workbench for scientific research that brings literature analysis, data processing, and manuscript preparation into a single desktop environment. Researchers describe an analysis in plain language, and Claude Science queries more than 60 scientific databases to complete it end to end. Claude Science executes computationally intensive workloads on a lab’s own machines, institutional computing clusters, or on-demand cloud resources, without requiring researchers to manage the underlying infrastructure. It returns publication- ready figures and manuscripts—with natively rendered scientific outputs, fully reproducible code, agent- powered verification, and traceable results. Claude Science extends Claude into scientific research, putting frontier capabilities directly in the hands of researchers working on some of the world’s hardest problems. Customers can access each of these products through our Claude Enterprise offering. Claude Enterprise provides security and compliance controls, including SAML (Security Assertion Markup Language)-based single sign-on with SCIM (System for Cross-domain Identity Management) provisioning, role-based access controls, audit logging, a Compliance API, and configurations designed to support Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) compliance for healthcare and regulated-data workloads—alongside a centralized administrative console for IT oversight, cost visibility, and controls. Customers in regulated industries and beyond use our most capable models for sensitive work. These customers must keep their data private, and we must be able to detect misuse. In September 2026, we announced Enterprise Frontier Safeguards, which is designed to address both needs. The activity data we use for automated safety monitoring is stored in the customer’s own cloud account, under the customer’s encryption keys and access controls. Our automated systems review recent activity for signs of serious misuse and send alerts of such misuse directly to the customer’s security team. No review by Anthropic employees is required. We developed Enterprise Frontier Safeguards with more than 100 customers in industries including financial services, healthcare, and the public sector. We are rolling out this feature in phases and, until the completion of the rollout, eligible customers receive zero data retention on Fable 5, Fable 5.1 and Fable 5.2, meaning that, except where needed to comply with applicable law or combat misuse or harm, we do not store their inputs or outputs after we process a request.

127 4.8.4 Vertical Solutions Beyond our horizontal platform and applications, we are building vertical solutions in industries where domain specificity and regulatory requirements make general-purpose tools insufficient. Our vertical solutions arrive purpose- built and are embedded with domain knowledge, controls designed to support industry-specific compliance requirements, and pre-configured data integrations that reduce time-to-value. Our vertical solutions are delivered through a range of channels, including our Claude Enterprise and Team plans, domain-specific connectors and plugins available on our individual subscription plans, Claude Platform, and, in the case of Claude for Education, institution- wide agreements. To date, we have launched seven vertical solutions: • Claude for Financial Services. Provides financial professionals with pre-built, customizable AI agents for common finance workflows, such as drafting pitch books, reviewing earnings, running know-your-customer screenings, and conducting financial analysis. Claude for Financial Services plugs directly into the data sources financial firms already use (e.g., market data, data warehouses), and runs inside the tools financial professionals utilize—such as Excel, PowerPoint, Word, Outlook, and Claude’s own apps. • Claude for Financial Advisors. Provides financial advisors and wealth management firms with pre-built, customizable workflows for common advisory tasks, such as preparing for client meetings, drafting follow-ups, reviewing portfolio rebalances, and preparing estate and tax briefs. Claude for Financial Advisors plugs directly into the systems advisors already use (e.g., custodial platforms, portfolio management and financial planning tools, and customer relationship management software), with advisor review built into each workflow to help firms meet their compliance requirements. • Claude for Healthcare. Gives providers, payers, and health technology companies frontier models with domain intelligence across clinical reasoning, medical coding, and long-horizon agentic operations, as well as tools designed to support HIPAA compliance for medical and operational workflows. Claude for Healthcare also connects to industry systems including the Centers for Medicare & Medicaid Services Coverage Database, ICD- 10, and National Provider Identifier (NPI) Registry, with agent skills for Fast Healthcare Interoperability Resources (FHIR) development and prior authorization reviews. • Claude for Life Sciences. Provides computational biologists, bioinformaticians, clinical trial managers, and regulatory affairs specialists with domain intelligence built into frontier models across organic chemistry, structural biology, lab protocols, and bioinformatics pipelines. Claude for Life Sciences supports work across the development chain, from early discovery and preclinical research through clinical trial operations and regulatory submissions. Claude plugs directly into the tools and databases researchers already use, such as electronic lab notebooks, data repositories, and scientific literature. • Claude for Legal. Provides legal professionals, including in-house counsel, law firm attorneys, and legal operations teams with pre-built AI agents for common legal workflows. Claude for Legal plugs directly into the systems and tools legal professionals already rely on. Through MCP connectors, Claude for Legal connects to e-discovery and legal data intelligence platforms like Relativity, AI contracting platforms like Ironclad, legal research databases, deal rooms, and matter management systems. Each agent and workflow is configurable to a team’s own precedents, processes, escalation chains, risk calibration, and house style—with controls designed to support attorney-client privilege, ethical walls, and confidentiality obligations. • Claude for Education. Provides trusted AI solutions for higher education institutions and K-12 educators. Claude for Higher Education gives faculty, students, researchers, and administrators an AI partner for teaching, learning, research, and operations. This includes a learning mode for students, which is designed to strengthen critical thinking. Claude also helps university faculty across tasks such as research, drafting assignments, and supporting administrative work, all with the security and compliance built for institutional requirements. Claude for Teachers gives verified K-12 educators in the United States free access to premium Claude capabilities, a library of teaching skills, and a direct connection to evidence-based curricula, mapped to academic standards in all 50 states. Claude helps with the paperwork, so teachers can spend more time with their students. • Claude for Government. Brings Claude models to U.S. government agencies for drafting, research, analysis, and coding in a FedRAMP High authorized environment, designed to support the data handling and auditability requirements of government customers. Government customers outside the United States, and customers with workloads in classified environments, can access Claude models through Amazon Bedrock, subject to the authorizations and availability of that platform.

128 4.9 Our Infrastructure Our infrastructure underpins our ability to train frontier models, serve inference at scale, manage internal usage of Claude, and deliver Claude to our customers with the performance and reliability that enterprise deployments require. We have built a differentiated infrastructure layer that allows us to train and deploy frontier models more efficiently across multiple hardware platforms. This infrastructure advantage compounds over time: as we bring optimizations to each chip family, every layer of our system benefits accordingly. 4.9.1 Multi-Chip Compute Approach We have built a deliberate and diversified compute sourcing strategy across multiple chip platforms that provides the following distinct advantages: • We can secure compute from multiple providers rather than being constrained by any single provider. • We can select chips based on the best price-performance and efficiency characteristics for each workload, benefiting from the differentiated strengths of each platform. • We maintain collaborative relationships with each of our providers, and we influence roadmaps and features of future chip generations. Our chip platforms include: o AWS Trainium. Our strategic collaboration with Amazon provides us with access to accelerators, including custom-designed Trainium chips, and compute infrastructure, as well as the opportunity to influence future generations of Trainium chips. o Google TPUs. Our partnerships with Google and Broadcom provide us with access to compute capacity powered by Google TPUs across multiple generations of the TPU platform. o NVIDIA GPUs. Our strategic partnership with NVIDIA Corporation (“NVIDIA”), together with our arrangements with Microsoft, SpaceXAI, Nscale, Lambda, and other cloud providers, provides us with access to compute capacity powered by NVIDIA GPUs, including NVIDIA Grace Blackwell and Vera Rubin GPU systems, as well as the opportunity to collaborate directly with NVIDIA on design and engineering to optimize future NVIDIA hardware for our workload profile. o AMD GPUs. Our relationship with AMD, together with our arrangements with approved manufacturers of AMD-based Helios rack-scale systems and third-party service providers, provides us with access to compute capacity powered by AMD Instinct™ GPUs, including AMD Instinct™ MI450 Series GPUs, as well as the opportunity to collaborate directly with AMD through a multi-year engineering collaboration. • We can onboard new chip platforms in a fraction of the time it once took. Historically, bringing a new chip platform into production required intense engineering effort over many months. By leveraging Claude, our engineering teams can now bring new chip platforms into production more quickly. This speed and efficiency also rely on the robust foundation we have already built across multiple chip families, including a proprietary orchestration layer designed to seamlessly test and measure performance against our actual workloads. As a result, we are able to adopt new accelerators as they become available, expanding our access to compute capacity while reducing our dependence on any single hardware provider. See the section titled “5.12.8.1 Infrastructure Service Arrangements” for more information regarding the terms of these arrangements. 4.9.2 Our Data Center Strategy Historically, we purchased compute under fixed-time agreements. As our compute requirements have scaled, we have transitioned to a hybrid model in which, in addition to purchasing compute as a cloud service, we also procure specialized accelerators directly and operate this hardware in dedicated data center facilities leased and operated on our behalf, to our specification. We refer to this additional source of compute as Anthropic Direct. This transition is driven in part by the scale of our compute requirements as well as the potential long-term economic advantages of direct infrastructure leasing and hosting. Our first data center facility became operational this year. Anthropic Direct also lets us separate our commitment to data center capacity from our commitment to the accelerators deployed inside it. Because data centers require longer lead times but represent a smaller fraction of total compute costs, this approach enables us to secure data center capacity early while deferring larger accelerator investments until our specific compute needs are more certain.

129 Our data center infrastructure strategy includes several contractual arrangements that, taken together, form a new source of compute to supplement the capacity we procure from our CSPs. Such arrangements include the following: • Compute Infrastructure Equipment. We procure specialized accelerators and associated components, including CPUs and high-bandwidth memory, through master equipment leases, including the 2026 Lease Arrangement, pursuant to which we receive such hardware for deployment in dedicated data center facilities operated by others on our behalf. See the section titled “5.12.8.2 Infrastructure Equipment Leases” for more information regarding the terms of these leases. • Data Centers. In certain of our data center infrastructure arrangements, third-party partners procure the underlying real estate, power, and data center facilities, while we lease capacity in those facilities and contract with specialized third-party operators for ongoing facility management. For example, we have entered into a colocation and services agreement with Fluidstack USA I Inc. (“Fluidstack”), under which Fluidstack provides data center development and operations services to us. We have also executed data center leases directly and expect to do so increasingly over time. To secure certain data center development projects, which require significant capital commitments in advance of deployment, we have in some cases relied, and expect to continue to rely, on arrangements with financing sources or partners who guarantee the lease obligations to support the development of data center capacity that is expected to host such partner’s chips or computing infrastructure. Our ability to expand compute and infrastructure capacity through these arrangements in the future may depend on the continued willingness and ability of a limited number of CSPs, partners, and financing sources to enter into and perform under them. • Electrical Power. Electrical power procurement requires separate arrangements with utility providers or, in some cases, development of behind-the-meter power generation capacity that supplies electricity directly to the facility rather than through the broader electric grid. Securing adequate power capacity for data center projects, whether through grid-connected or behind-the-meter arrangements, typically requires long lead times and significant financial commitments well in advance of when facilities become operational. Our data center infrastructure projects are currently located primarily in the United States. As we continue to expand our global customer base and research operations, we are pursuing additional data center capacity internationally to support our full range of workloads. 4.9.3 Multi-Cloud Distribution Claude is available across the three major cloud platforms via their dedicated AI service layers (Amazon Bedrock, Gemini Enterprise Agent Platform, and Microsoft Foundry), ensuring that organizations can deploy our models within the infrastructure they already use and trust, while providing enterprises with deployment flexibility and avoiding vendor lock-in. 4.10 Our Customers Organizations around the world rely on Claude. We serve a breadth of customers, from the largest enterprises to AI- native companies, government and research institutions, as well as prosumers. As of September 30, 2026, our customers with $100,000 or more of revenue on a TTM basis included every company in the Fortune 10, over 50% of the Fortune 500 and over 30% of the Global 2000. Across industries, enterprises deploy Claude in mission-critical production workflows—for example, underwriting insurance policies, writing clinical reports for life-saving drugs, detecting and remediating cybersecurity threats, and analyzing portfolios for asset managers. Claude has achieved particularly deep adoption in highly regulated sectors where the cost of unreliable AI is prohibitive and trust cannot be retrofitted. In addition, leading AI-native companies build next-generation coding tools, design platforms, and productivity applications on Claude. Government and research institutions also apply Claude to work that ranges from materials science to energy security; mission-driven organizations use Claude to compress the expected timeline of scientific research, clinical workflows, and the delivery of public benefits. Our customer base has grown rapidly in both the number and scale of customer relationships, with organizations expanding from initial use cases into enterprise-wide production deployments. As of September 30, 2026, we had more than 11,900 customers with $100,000 or more of revenue on a TTM basis, up from more than 950 as of September 30, 2025. Our customers fall into two primary categories: enterprises and prosumers.

130 4.10.1 Enterprises Our enterprise customers include a wide range of organizations deploying AI at scale, from AI-native startups building products to the world’s largest organizations that require enterprise-grade security, governance, and compliance before a single workflow impacts production. We serve this full spectrum from a single composable platform, providing frictionless access to our frontier models as well as the controls customers require, such as single sign-on, audit logging, data retention policies, role-based access controls, and native deployment within their existing cloud infrastructure. Software developers remain a critical adoption force within enterprises: they are simultaneously customers, the architects of applications built on our platform, and the internal champions of organization-wide adoption. Software developers use Claude Code and the Claude Platform to write, debug, and ship production-quality code faster— architecting systems, implementing features, building agentic workflows, and resolving complex issues in hours that previously took days. These production deployments surface the governance, reliability, and integration requirements that only emerge under real enterprise load, which creates feedback that flows back into our roadmap and deepens our customer relationships with every release. 4.10.2 Prosumers Knowledge workers, including researchers, developers, analysts, and writers, subscribe to our Claude Pro, Max, and Ultra plans to perform complex cognitive work, including drafting analyses, synthesizing research, writing and reviewing code, building financial models, and automating workflows. With Claude Cowork, non-technical prosumers build agentic workflows across their applications without writing code, accomplishing in minutes what previously required hours of manual effort. Prosumers are some of our earliest adopters and often among our most discerning users. They test out capabilities within hours of the release of a model, push the latest version of Claude into use cases we may not have anticipated, and discover edge cases and failures that sharpen each successive version of a Claude model. The adoption of Claude Code began with individual software developers who noticed the potential of autonomous coding agents before enterprise procurement teams had considered the category; Claude Code is now becoming the default choice inside many enterprise engineering organizations. Prosumers serve as a powerful top-of-funnel engine—we have consistently seen that individuals who experience Claude’s value firsthand become advocates within their organizations, seeding adoption that accelerates from individual use to team-wide and ultimately organization-wide deployment. 4.10.3 How Claude Drives Value for Customers Customers realize value from Claude in three primary ways: more productive employees, faster processes, and embedded intelligence in their products. These outcomes are different expressions of the same intelligence, each drawing on the same models and primitives. More Productive Employees. Adoption most often begins here. An individual experiences the impact that a frontier model can have on their own output—for instance, hours of financial analysis or code review completed in minutes— and that conviction spreads from the first user to their team, and from one team to the entire company. This happens for Claude Code in software development; Claude Cowork delivers this for knowledge workers more broadly. Our Claude Enterprise plan provides the governance, security, and administration to support adoption of Claude at organizational scale. Faster Processes. As adoption deepens, Claude stops being something employees consult and starts being something the organization runs on. As organizations encode more of their workflows into Claude—their data, systems, conventions, and prior work—the platform becomes more valuable for them. Claude can draw on that accumulated context to suggest the next workflow worth automating, reducing the effort required for each successive deployment. Embedded Intelligence. At the deepest level, Claude moves from an operational advantage to a commercial one. Product teams build on the Claude Platform to embed frontier models into their own products, including customer-facing agents, AI-native features, and entirely new product lines that were not previously viable without AI capabilities. Claude is both a tool the organization uses and an ingredient in the value it delivers to its own customers. Across all three dimensions, a significant share of expansion requires minimal to no new deployment at all. Each new version of a Claude model is designed to improve the performance of existing use cases: employees produce higher- quality work, encoded processes run with greater accuracy and reliability, and embedded products deliver more value to end users. As a result, customers can increase usage, utilize higher subscription tiers, and bring additional workflows onto the platform without a new sales cycle or procurement decision.

131 Despite the pace of adoption, we believe we are in the earliest stages of penetrating the opportunity at the frontier. Most enterprises that use Claude today have deployed it across a small number of teams and use cases relative to the scope of work Claude can address today and the scope of work we believe Claude can address in the future. We believe most knowledge workers globally have not yet used frontier models. As each new version of a Claude model advances in capability, the range of tasks and workflows that become viable on the platform continues to expand. Because we operate the platform and offer applications, model advances reach our customers through several channels simultaneously. 4.11 Customer Case Studies We believe the following case studies are examples of how some of our customers have selected, deployed and benefited from our platform, solutions and services. We have highlighted customers of varying size and types across different industries. 4.11.1 Accenture Accenture plc (“Accenture”) provides information technology and management consulting services. In December 2025, Accenture and Anthropic announced a major expansion of their partnership, forming the Accenture Anthropic Business Group to help enterprises move to full-scale AI deployment. Accenture started with its own AI deployment, rolling out Claude Code to tens of thousands of developers and expanding Claude Enterprise users across the company. Accenture has trained more than 45,000 of its professionals on Anthropic and has more than 18,000 certified Claude practitioners across Anthropic’s foundational, technical, and specialized certification tracks. Alongside Accenture’s internal transformation, the Accenture Anthropic Business Group brings this same approach to clients and has forward- deployed engineers who embed Claude directly in client environments. The two companies have created a Claude Center of Excellence and an Innovation Hub where Global 2000 clients can prototype and validate use cases. The two companies are also jointly developing an offering that helps CIOs bring AI to their engineering organizations. Accenture and Anthropic are also building industry offerings for regulated industries—financial services, life sciences, healthcare, and the public sector. In cybersecurity, that work is already shipping with Cyber.AI, a security product with Claude as its reasoning engine. Accenture is deploying Cyber.AI in its own global IT infrastructure to help secure 1,600 applications and 500,000+ APIs, cutting scan turnaround from days to under an hour and lifting test coverage from about 10% to over 80%. Accenture and Anthropic’s partnership is already delivering results for clients. A large U.S. broadband provider rebuilt how it markets and sells to business customers on Claude. In its first year, the client reported a 7x return on its AI investment and 55% faster speed to market. The cost of validating a sales lead fell 86%, while accuracy rose from 13% to 97%. 4.11.2 AIG American International Group, Inc. (“AIG”) is a globally active insurance organization. AIG collaborated with Anthropic to build workflows in a highly regulated industry. Beginning with Claude 2.0, the company created Underwriting by AIG Assist with the intent to process and analyze data from every submission received in the lines of business where it is deployed. Underwriters used to spend weeks gathering data before starting a risk summary; now they can begin each review with a curated risk summary and full audit trail generated by Claude. Where deployed, Underwriting by AIG Assist cut submission review time by more than 90% and enabled review of 100% of applicable submissions. In AIG’s Lexington Middle Market Property business, one of the company’s largest businesses in North America, Underwriting by AIG Assist enabled underwriters to review over 30% more submissions and quote them 55% faster as of March 31, 2026. Over the last year, AIG has expanded Underwriting by AIG Assist to eight lines of business and is continuing to scale it across the company. The company also extended Claude to its claims organization. In early pilots, Claims by AIG Assist cut the time it takes AIG to respond to clients after a claim is filed from days to hours, and reduced coverage reviews from hours to minutes. Additionally, AIG is exploring providing access to Claude Code to its software engineers, deployed through Claude Enterprise together with the governance controls a regulated insurer requires. Another area of exploration for AIG is enabling teams of purpose-built agents that could amplify what its underwriting teams can do, built and deployed with Anthropic’s help. For example, in one scenario under consideration, an agent takes in submissions and extracts data, another checks risk against underwriting guidelines, a third benchmarks pricing against portfolio targets, and a collaboration agent pulls their work together—with underwriters overseeing every decision.

132 4.11.3 Bristol Myers Squibb (BMS) Bristol-Myers Squibb Company (“BMS”) is a globally active pharmaceutical company. In May 2026, BMS selected Claude Enterprise as its company-wide AI platform, chosen for its agentic capabilities, security posture for regulated environments, and rapid pace of innovation. BMS first rolled out Claude Code to its global developers and data scientists, now more than 3,000 strong, freeing them from having to build and maintain their own orchestration and agent infrastructure so they could focus on building new products instead. Along the way, BMS codified its design patterns and technical stack into Claude Code through Skills and MCP integrations, improving output consistency and accelerating developer onboarding. The company is now exploring how to extend this model to help scientists, manufacturing teams, and sales representatives ramp up faster and focus on higher-value work. As Claude Code was adopted, BMS expanded its rollout and now plans to bring Claude Cowork to all 30,000+ employees. BMS is embedding Claude into the work of bringing medicines from research to patients. Across the company, BMS’s goal is to make decades of siloed data instantly accessible and actionable, no matter where it lives or which function owns it. Using Claude, researchers can query, work with, and analyze company data directly instead of relying on dashboards built by internal teams. Claude now works across the 30 to 40 external medical records and claims databases to which BMS subscribes, cutting the time to generate an answer to a real-world data question from up to two months to five minutes or less. Scientists connect lab notebooks and past studies to find drug discovery opportunities and pursue investigations faster, across a broader span of data. BMS’s teams are already exploring how Anthropic’s newly announced Claude Science can help the company move faster across early-stage discovery. That same spirit of exploration extends beyond the lab: operations teams are beginning to query HR software and IT service management systems in plain language, without relying on engineering teams. Each model generation widens the scope of work that BMS entrusts to Claude. With Claude Opus, the company’s experts are treating Claude as a PhD-level advisor and thought partner. There are also several new use cases currently under evaluation. Looking ahead, BMS is considering how it might apply Claude’s most powerful available models to explore autonomous task work with a human in the loop. For example, an employee could hand Claude a task—resolving an HR or IT request that spans several systems, or connecting lab notebooks and past studies to find new avenues for drug discovery—with Claude reasoning through which internal systems to use and how to structure the work, drawing on the company’s library of MCP integrations. 4.11.4 DoorDash DoorDash, Inc. (“DoorDash”) is a local commerce platform connecting consumers with businesses in their neighborhoods. DoorDash first rolled out Claude Code to its engineering team in 2025, and use spread quickly across the company. One engineer finished a code migration in three weeks that would once have taken four engineers more than a quarter. Launch timelines for major products have been cut by more than half. Designers and product managers now ship production code alongside engineers, on an internal platform that runs security-approved Claude sessions. Claude Cowork followed, building on the widespread use of Claude Code, and formalized with a company-wide rollout in 2026. Use grew as employees connected Claude to DoorDash’s internal tools: weekly active users nearly doubled in the first month after rollout, and today more than 7,000 employees use Cowork every month—and almost half of them daily. 4.11.5 International Rescue Committee (IRC) The International Rescue Committee (“IRC”) is a worldwide humanitarian organization helping people affected by conflict and disaster across more than 40 countries. In 2025, the IRC partnered with Claude for Nonprofits for discounted licenses to extend its impact with AI. It has grown from a 300-user pilot to roughly 2,400 Claude seats, on the way to all 10,000 staff with computers. The partnership began with a focus on productivity: half of pilot users reported saving four or more hours a month, and program teams rebuilt entire processes—a portfolio synthesis that once took a month of manual spreadsheet work is now available immediately. Claude also gave staff real-time data on individual cases, making new frontline work possible. The IRC’s staff can now spot emerging health issues that weren’t readily detectable before—seasonal infection spikes, gaps in maternal care, etc.—and adjust services accordingly. Frontline health teams in Africa used Claude to organize scattered field data, raising the share of key health indicators used in strategic planning from 20% to 100%. The new visibility is already changing care on the ground: from youth outreach around infection cases to real-time investigations of maternal care- seeking patterns. The IRC’s malnutrition project offers another example of frontier intelligence put to work. Field teams photograph hard- copy records, and Claude will aggregate that data into an unprecedented and clear picture of each child’s treatment

133 status. The IRC anticipates that teams will be able to spot gaps in care at both the individual and program level and act on them. Claude has cut administrative overhead in business development, reducing the time to conduct a country-wide funding landscaping analysis from one week to a couple of hours. In a survey of early pilot users, every respondent reported that Claude was integrated into their normal workflow and saved them two to three hours per task. 4.11.6 Jane Street Jane Street Group, LLC (“Jane Street”) is a global trading firm whose edge depends on the quality and speed of its quantitative research. It builds the models, strategies, and systems that price and trade a wide range of financial instruments. For years, its developers struggled to build AI agents that could complete research tasks on their own across large datasets. Early attempts were frustrating and inconsistent. That changed as models became more capable and reliable. When Jane Street adopted Claude 3.7 Sonnet, it saw a step- change in how its agents performed on long, multi-step tasks. Agents could carry a task from start to finish without stopping partway through or needing rework. With each successive model generation, AI adoption accelerated across the firm, and teams built AI into their daily work in research, engineering, and design. Claude is now deployed nearly wall-to-wall across the organization. The payoff is higher research throughput. Researchers now supervise teams of agents that analyze code, monitor training runs, and process results. Experiments that once needed constant supervision now run on their own over a weekend. One researcher estimates completing about 50% more analysis than they did a year ago; the effect is more studies, tested faster. Claude Fable enables agents to take on longer, multi-step tasks. A researcher also used it to refactor a large Python application that he built, organizing the sprawling code into a clean structure. He then migrated the codebase to a more robust language in about a week. Similar work would normally have taken a team months to complete. For a firm whose edge depends on research speed, Fable has cut the time it takes to run experiments and test new financial tools. For Jane Street, what sets Fable apart is “research taste”—the judgment to pursue reasonable strategies and produce thoughtful work. Its agents check their own work, take on more complex projects, and stay focused on long-term goals. As their results become more reliable, Jane Street is bringing agents deeper into its research. Use has spread well beyond the research teams. Designers now often write production-ready code for features and hand it directly to developers to merge. Jane Street has watched model capability climb quickly on its internal evaluations, which grade an agent’s work on quality, accuracy, and trustworthiness against work its own engineers have already done. Models that once passed just 1% of those tests eventually outgrew them, so Jane Street built a harder agentic coding evaluation. On it, Claude Fable 5.1 improved on Fable 5’s score by 32%. 4.11.7 Legora Legora AB (“Legora”) is the creator of an agentic operating system for lawyers. Claude has powered parts of Legora’s platform since its launch in October 2024. As an AI-native legal company, Legora ran a rigorous model evaluation to choose the foundation for its platform, and Claude performed well on the dimensions that mattered most: prioritizing and following instructions, and adapting as client requirements changed. As Claude’s capabilities have grown, so have the platform’s, taking on the complex, long-horizon legal work that firms would otherwise do by hand. Claude is part of the reasoning layer inside Legora’s agentic system: planning and delegating across drafting, document review, and legal research, and grounding every answer in a source before a lawyer sees it. In Legora’s own evaluations, Opus 4.8 produced consistent source-grounded output, with its biggest gains in transactional drafting. These results show up in client work: in an independent study of 31 firms across 14 countries, lawyers reported recapturing an average of 4.3 non-billable hours a week, representing $6.9 million in additional annual billing per 100 lawyers. On one M&A deal, Legora’s team reviewed a 900-document data room across four jurisdictions—a first pass a conventional team would spend a week on—in half a day. Legora also builds on Claude internally. Its engineering team adopted Claude Code early, and today an engineering team of about 80 supports a platform used by more than 1,500 organizations. AI tools now generate well over half of Legora’s code, with Claude Code among the primary tools its engineers build with, and a dedicated developer-experience team runs background coding agents—up to 10 agents per engineer at once. Claude Code has grown 14x at Legora, from about

134 50 seats to more than 700 company-wide, and today every employee uses Claude across marketing, design, operations, and legal engineering. 4.11.8 Eli Lilly Eli Lilly and Company (“Lilly”) is a globally active pharmaceutical company with treatments for, among others, diabetes and obesity, Alzheimer’s disease, immune system disorders, and cancer. Lilly began using Claude in 2024 through Amazon Bedrock, building Anthropic’s models into its internal AI platform and into the tools its developers use to write code. In July 2025, Lilly rolled out Claude Enterprise to about 10,000 people, primarily in its research organization. By April 2026, Lilly had made Claude Enterprise available across its employee base. Today, more than 50,000 employees have access to Claude Enterprise, a 5x expansion since the initial rollout. The five functions that use Claude most are legal and compliance, technology, finance, oncology, and research; within these functions, more than 85% of full-time employees actively engage with Claude. Biologists who once relied on spreadsheet macros for routine data processing now build working web apps with Claude in a couple of hours. Chemists use Claude to visualize complex data in real time, which helps them uncover new motifs and configurations of atoms that would have taken hours with traditional methods. To support the company-wide rollout, Lilly’s technology organization built its own controls and partnered with Anthropic on the enterprise readiness roadmap underpinning Claude Enterprise, including a secure private connection designed to let Claude reach internal Lilly systems without exposing them to the public internet, and data loss prevention hooks that audit the data that passes through Claude. Lilly also built an internal marketplace where teams publish skills and plugins, with Claude performing a first-pass review of submissions. In October 2026, Lilly began piloting Claude Science, Anthropic’s workbench for scientists, across a wide group of users. 4.11.9 Mercado Libre MercadoLibre, Inc. (“Mercado Libre”) is an e-commerce and financial technology company active in Latin America with operations in 18 countries. Mercado Libre evaluated multiple AI providers to find one that could autonomously handle more of its operational burden and make its engineering team more effective. It uses Claude Code for its most demanding workloads—codebase migrations, automated code review, and test generation—and for individual developer productivity. Mercado Libre became one of the earliest adopters of Claude Code in 2025; today 23,000+ developers across the organization use it. Claude also runs the company’s wide-scale autonomous changes: with human oversight, agents have reviewed more than half a million code submissions and migrated roughly 9,000 services to newer platforms over the past year. The productivity gains are already significant: in the second quarter of 2026, code submissions rose 110% year over year, merged code more than 100%, and deployments nearly 75%. Quality improved at the same time, with rollbacks of deployed code down year-over-year. In 2025, about 40% of the code Mercado Libre shipped to production was written by Claude and reviewed by a human engineer before release. By 2026, human-written code has become the exception. This change reshaped the company’s development team, with 30% of managerial roles now contributing code again. Mercado Libre’s near-term goal is for 90% of its coding to run autonomously, including the full pull-request review process. It also plans to fold its separate backend, frontend, and database roles into a single builder role, with agents filling the gaps. Mercado Libre then extended Claude to non-engineering teams. Finance went first: within a month, most of the team had adopted Claude Cowork, using shared skills to generate branded presentations in minutes—work that used to take several people hours per week. Cowork also shortened the monthly financial close by a third and improved internal reporting. Finance can now preview the close on demand instead of waiting for month end, allowing the team to identify shifts such as rising costs sooner. Because Claude is grounded in Mercado Libre’s business context, it also drafts the first explanations for why results moved, which the business and finance teams then validate. From there Cowork expanded across marketing, HR, legal, compliance, and the business and commercial teams, reaching more than 26,500 people across all teams—78% of them now active every week. Some procurement teams even built their own Claude-powered agents to field supplier questions, without involving IT. 4.11.10 Mozilla Mozilla Corporation (“Mozilla”) is the creator and maintainer of Firefox, an open-source browser. Mozilla has long used advanced security techniques to protect Firefox users, which is why Anthropic’s Frontier Red Team approached the company to put Claude to the test on cyberdefense. In a two-week evaluation, Claude Opus 4.6 uncovered 22 previously unknown vulnerabilities in Firefox’s most critical code—14 of them high-severity. Mozilla’s engineers began

135 landing fixes within hours and shipped them in Firefox 148. Two months later, Mozilla shipped fixes for an additional 271 vulnerabilities identified by Claude Mythos Preview, which were resolved as of Firefox 150. For Mozilla, the asymmetry that has long favored attackers is starting to reverse: defects that once waited years to surface can now be found and fixed individually by the experienced defenders who own the code. 4.11.11 PayPal PayPal Holdings, Inc. (“PayPal”) operates a digital payments network trusted by hundreds of millions of consumers and merchants. As a globally regulated financial institution, it builds and ships technology that meets a heightened, complex set of compliance requirements. Claude and other tools are now part of how many of PayPal’s employees work and of the intelligence PayPal delivers to its customers. More than 12,000 PayPal employees now use Claude across product, technology, and sales. Claude Code is among the most-used AI tools on its technology team. Teams from PayPal’s product organization can now self-serve their product analysis and dashboard creation through Claude. Its product team built a custom MCP server for data queries and retrieval, reducing reliance on engineering and data analysts. Merchant underwriting, compliance review, and deal cycles are enhanced with Claude, increasing review efficiency and consolidating data that were previously spread across multiple siloed tools. Reviews that once took hours now take a fraction of the time. Since August 2025, PayPal’s sales team has used a custom-built plugin specifically for pipeline management and account risk review, saving an average of 45 minutes per user per week. Account management teams use an Account Management Operating System (“AMOS”), an AI-powered analytics platform built on Claude, to get portfolio insights, merchant health diagnostics, and pipeline intelligence in minutes instead of days. This AI-powered analytics platform replaces manual dashboarding with conversational access to live data. AMOS has cut report prep time to 5-10 minutes and surfaces weekly merchant growth signals, some of which were previously undetected. This frees up account managers to spend more time with merchants. In addition, PayPal is a partner on Anthropic’s AI Fluency for Small Business course, which helps small business staff— whether in customer interactions, back-office management, supply chain operations, or leadership—build practical collaboration skills. 4.11.12 Rakuten Rakuten Group, Inc. (“Rakuten”) is a global internet and e-commerce company operating across 30 countries and regions. With Claude Code, Rakuten’s teams could code autonomously for seven hours with limited human guidance, working across complex, multi-language codebases at 99.9% accuracy. It has cut time to market for new features by more than 75%, and Rakuten’s teams now ship major releases every two weeks instead of quarterly. As Claude Code has spread across the company, it has reshaped Rakuten’s teams: roles once split across engineering, design, and reliability have converged, and generalists now take product development from idea to deployment. Next, Rakuten deployed Claude Managed Agents across the organization, with specialized agents in product, sales, marketing, and finance, each deployed within a week. Employees give tasks to Claude in Slack or Microsoft Teams and receive finished work, from proposal decks and spreadsheets to working applications. Managers work alongside Claude to clear reviews and triage process bottlenecks. As Claude’s capabilities have expanded, Rakuten’s agents have taken on more autonomy and now complete nuanced, long-running tasks overnight. Rakuten measures every job on task completion and cost per task, routing each to the model where the capability justifies the cost: smaller Claude models handle routine work, while the most demanding tasks run on frontier models at full reasoning effort. 4.11.13 Salesforce Salesforce, Inc. (“Salesforce”) provides customer relationship management software and enterprise cloud applications. Salesforce has rebuilt aspects of how it develops software with Claude Code, extended Claude to teams beyond engineering, and launched Agentforce to help organizations build, deploy, and govern AI agents. Today more than 60% of Salesforce’s 83,000 employees use Claude, and the company is making Claude Code and Claude Enterprise available to all of its developers and knowledge workers as its preferred AI assistant and productivity tools. Salesforce made Claude Code the primary AI agent across engineering for its ability to reason over the company’s codebase. Over the last year, pull requests merged per developer rose 79%, lifting effective output per developer by 151%. One product team used a Claude-based rule framework to migrate 33 API endpoints in 13 days, work it had estimated

136 at 231 person-days. Quality improved alongside productivity, with incidents falling 5% even as pull request volume increased. Claude is also the default coding model inside Agentforce Vibes, Salesforce’s own development environment. Beyond engineering, Claude powers Slackbot, the AI assistant built into Slack. Nearly every Salesforce employee uses Slackbot, which Salesforce estimates is driving 8.1 million hours of annualized productivity gains, up more than 2x quarter over quarter. Slack was also the launch partner for Claude Tag, and the Slack MCP connector in Claude Enterprise allows employees to draw Slack context into Claude and act on it directly. In October 2025, Salesforce named Claude a preferred model for Agentforce 360 and the first model fully contained inside its trust boundary. Claude traffic remains within Salesforce-managed virtual private clouds under Salesforce's existing security controls, which enables customers in regulated sectors such as financial services, healthcare, and life sciences to run agents on Claude. In August 2026, the companies expanded the partnership with Claudeforce, bringing Salesforce’s data, workflows, business logic, and governance into Claude. Under this arrangement, Claude is the preferred model for third-party AI experiences built on Headless 360, which exposes the capabilities of the Salesforce platform so that humans and agents can build, act, and deliver experiences across surfaces. It launched with Salesforce in Claude, a plugin with 37 prebuilt sales skills that allows sellers and agents to reason over the revenue cycle, automate pipeline updates, and take governed action from within Claude. Salesforce beneficially owns less than 1% of Anthropic’s outstanding capital stock, on an as-converted basis. 4.11.14 SAP SAP SE (“SAP”) is a globally active company providing enterprise applications and business AI, spanning finance, procurement, HR, supply chain, and customer experience. SAP is advancing its vision by embedding models, such as Claude, in its Business AI Platform and AI engagement layer, Joule. The Business AI Platform uses best-in-class models, including Claude, to help customers make critical business decisions and implement agents. Joule enriches every query with deep business context then routes to the most suitable model—such as Claude to plan and execute the task, connecting to internal and third-party systems through the Model Context Protocol (MCP) and Agent2Agent (A2A). Joule for Consultants is an agentic AI expert that accelerates SAP cloud transformations through instant access to trusted SAP knowledge and saves consultants up to 1.5 hours per day or 25 hours per consultant per month. Project delivery with Joule for Consultants was up to 14% faster. These time-savings can translate to massive economic benefits, allowing consultants more time to advise clients, shape project plans, and solve more strategic problems. SAP’s AI- enabled solution portfolio, including more than 50 domain-specific Joule Assistants and more than 200 specialized agents, leverages Claude as part of its reasoning and embedded agentic capabilities. These agents close the books at quarter-end, answer complex employee leave questions, and reroute supplier orders mid-shipment. SAP beneficially owns less than 1% of Anthropic’s outstanding capital stock, on an as-converted basis. 4.11.15 Shopify Shopify Inc. (“Shopify”) powers commerce for millions of businesses worldwide with a platform that makes it simpler to start, run and grow a business. Shopify built Sidekick, its AI commerce assistant, to make it easier for merchants of all sizes to get more done faster. One of the models the company uses to power Sidekick is Claude, thanks to its reliability and ability to reason through complex merchant problems in a fraction of a second. Sidekick brings that intelligence to millions of merchants, helping them analyze their business, plan promotions, and act on answers that once required an analyst. This helps new merchants reach their first sale in days instead of weeks. Merchants are leaning in: daily active merchants using Sidekick more than tripled year over year and nearly half of all Shopify Flow automations created in the quarter were built with Sidekick. Sidekick’s capabilities have grown with each version of Claude, from Sonnet 3.5 through Anthropic’s latest versions of Sonnet. In 2026, Shopify saw a 3x year-over-year increase in daily active merchants using Sidekick. Claude has also changed how the team at Shopify builds. Claude Code is available company-wide across more than 7,500 employees. Reaching for Claude has become a reflex across the company: engineers and non-engineers alike build sophisticated internal tools in minutes that used to take days. Shopify is also an early access partner for Anthropic’s frontier models, including Claude Fable 5. Shopify evaluates these models in its internal test environments and helps shape how they evolve before they ship. 4.11.16 Travelers The Travelers Companies, Inc. (“Travelers”) is a provider of property casualty insurance. In January 2026, Travelers empowered nearly 10,000 engineers, data scientists, analysts and product owners with Claude assistants. That access has since expanded to nearly 25,000 employees with meaningful impact.

137 Among other things, Travelers is integrating AI throughout the software development lifecycle—spanning discovery, design, build, test and deployment. Claude supports faster prototyping and smarter analysis across the enterprise. Claude Code advances modern engineering practices, including code generation and analysis, documentation, and testing. Travelers teams are writing more code, committing code more frequently, and merging code into Travelers’ environment faster, reducing the time to merge code by 50%. 4.11.17 UST UST Global Inc. (“UST”) proved Claude inside its own engineering organization first. On UST’s hardware validation platform, Claude Code, running Opus 4.8, reads chip schematics directly, then generates and runs regression tests to check downstream effects. Claude compares live equipment data against a digital twin—a virtual replica of the hardware—flagging signal-integrity issues before they reach production. UST has cut chip validation cycle time by 50– 70%, and its goal is to make its pipeline even faster. UST now embeds Claude into the systems it builds and runs for clients. In healthcare, UST CarePath uses Claude to turn scattered claims and care data into clear next steps, with human approval before any member-facing recommendation. In telecom, UST IntelliOps uses Claude to predict cellular network failures and cut alert noise for operations teams. In banking, UST FinX embeds Claude-powered agents directly into bank operations: intelligent case handling, servicing automation, and decision support. In each industry, UST pairs Claude with human approval steps and audit controls. UST is training 20,000 of its engineers, architects, consultants, and industry specialists on Claude worldwide, and building specialized teams to deploy Claude for its clients. With this partnership, UST is bringing Claude to physical AI—intelligence built into the equipment and engineering processes that produce the things people use. 4.11.18 Verizon Verizon Communications Inc. (“Verizon”) is a communications company operating a wireless network in the United States. As part of its transformation into an AI-first company, Verizon evaluated coding tools for security, reliability and scale, and chose Claude Code for its technology and product organizations. Today, more than 33,000 engineers build with Claude Code. Verizon became one of the first telecom companies to join Project Glasswing to strengthen its network security. Verizon partnered with Anthropic in May 2026 to test the advanced artificial intelligence model Claude Mythos to improve network cybersecurity. 4.11.19 Walmart Walmart Inc. (“Walmart”) is a retailer with more than 10,900 locations worldwide and a large e-commerce platform. Anthropic’s models—like Claude Sonnet 4.6—are helping Walmart create more intelligent, personalized experiences that transform discovery and commerce as customers express their needs and wants in their own words. Anthropic partnered with Walmart on Sparky, Walmart’s AI shopping agent. Sparky helps customers discover products, compare items, and solve everyday needs, whether they are shopping online or in stores. Walmart saw more than 110% growth in Sparky weekly active users quarter over quarter, an increase of approximately 35% in average order value via Sparky vs. non-Sparky orders and more than 2x increase in units sold via Sparky quarter over quarter. Walmart’s engineers work with Claude too. Claude is one of the models that power WIBEY, the company’s developer productivity agent. WIBEY is used by its engineering teams to build, deploy, and operate technology—handing predictable, repeatable tasks to agents while keeping human oversight and governance in place. 4.11.20 Shy Bird Shy Bird is an all-day rotisserie and café founded by restaurateurs Andrew Holden and Eli Feldman. Shy Bird has grown to three locations across the Boston area and is known for its rotisserie chicken and house sauces. Brunch customers would often face long wait times and delays for one of its most popular locations near Fenway Park. Feldman, who had never written a line of code, photographed the kitchen, pulled sales and ticket data, and gathered his cooks’ observations, then shared it all with Claude. The bottlenecks it found were hiding in plain sight: the avocado puree that went on nearly every order sat out of reach, while a pan of overnight oats—ordered a few times a morning—held the best spot on the line. Feldman worked through a redesign of the kitchen line with his cooks and they rebuilt the stations together. Brunch ticket times fell by more than 60%, to 12 minutes. Fixing their own restaurant convinced Holden and Feldman that the same tools could help others. What began as Shy Bird’s in-house tool has grown into Colette, an intelligence platform that Shy Bird’s owners built

138 with Claude, now used by 60 restaurants across the country, and a Shy Bird server became a full-time back-end engineer at Colette within six months. 4.11.21 KBF Design Gallery KBF Design Gallery (“KBF”) is a family-owned interior design and remodeling firm in Orlando, Florida, specializing in custom kitchen, bathroom, and whole-home renovations. When Adam Vellequette and his sister Ashley took over the business from their parents, they faced a common problem in the industry: talented designers buried in administrative work. Using Claude Code and Claude Cowork, KBF built custom tools for scheduling, design-to-construction handoff validation, and contract scope writing—giving their lead designer back nearly a quarter of her working year, or nearly 490 hours, time she now spends on the design work that differentiates the client experience, and cutting seven hours per project from contract scope writing. Since adopting Claude in 2025, a team of only three designers has grown the firm to 70 designed projects a year—and 32% growth in sales—leveraging the tools KBF built with Claude. 4.12 Our Culture, Values, and Talent Anthropic was founded by a team of researchers who believe that the most consequential technology in history demands an organization structurally committed to both capability and safety. That conviction reaches every dimension of the organization: how we hire staff, the research we perform, the policy positions we adopt, and the choices we make about the deployment of our models. As a result, we are able to achieve breakthroughs that we believe would be impossible in a culture where safety, model capability, and commercial success are treated as opposing forces. All seven of Anthropic’s co-founders remain active leaders in the organization. It is uncommon to see this level of continuity in the founding team of a technology company, including at other major frontier labs. The continuity reflects a genuinely mission-driven and high-trust team. 4.12.1 Our Culture Several features of our culture are distinctive and difficult for any organization to replicate: • We Use What We Build. We are one of the most intensive users of our own technology. Over 90% of the contributions to our codebase in September 2026 were written by Claude, and Claude is embedded in workflows across all teams at the company. When every team relies on the product daily, the feedback loop between builder and user is compressed: deficiencies can be found rapidly, and improvements are felt company-wide. • Researching Both Safety and Capability. At the same time we advance the frontier, we develop the policies and techniques designed to keep our models safe. We were the first frontier lab to adopt a formal Responsible Scaling Policy tying safety evaluations to capability thresholds, which was co-developed by the same researchers who build our models. Our alignment and mechanistic interpretability research are examples of active scientific fields that help us understand ever-more-capable versions of Claude. • We Optimize for Talent Density. As of September 30, 2026, with approximately 5,300 employees, our TTM revenue per employee was over $6.6 million (unaudited)—a reflection of extraordinary talent density and a culture built to compound it. Our employees are known internally as “Ants”—a nickname that captures the collaborative, ego-light culture of the team. Ants include many of the researchers and developers defining the frontier of AI, alongside proven operators across disciplines. Shared purpose paired with low ego translates directly into less organizational friction and greater impact per employee. Claude compounds that impact further: Ants use Claude across every function to take on work that would otherwise require substantially larger teams—allowing us to remain remarkably lean relative to our output. • Rigor Applied to Every Function. A majority of our workforce works in research, engineering, and product development. But the culture of intellectual rigor extends to non-technical functions as well: our policy team publishes detailed policy frameworks and proposals; our go-to-market team co-develops deployment architectures alongside customers; and our Applied AI engineers sit at the frontier of what is possible with agentic systems. Our teams operate in a truth-seeking environment where the best argument wins, not the loudest voice or the most senior title. The result is a company where the distance between a research insight and a released product is unusually short.

139 4.12.2 Our Values Our values guide daily decisions across the company—from hiring and research prioritization to product development and customer engagement. We chose them because they reflect how we actually work: • Act for the Global Good. We strive to make decisions that maximize positive outcomes for humanity over the long run and are willing to take bold action to ensure our technology is a positive force. • Hold Light and Shade. We stay hopeful about what AI can achieve while remaining clear-eyed about what could go wrong. Both perspectives are essential, and neither can be sacrificed for the other. • Be Good to Our Users. We define “users” broadly: customers, policymakers, our team, and anyone affected by the technology we build or the actions we take. Going above and beyond for each of them—not just meeting their immediate needs but considering downstream consequences and societal effects—is our baseline expectation, not an exception. • Race to the Top on Safety. We believe building reliable, trustworthy, and secure AI systems is a collective responsibility and that the market will reward it. We work to set the industry bar for AI safety and inspire a dynamic where companies must compete on safety. • Do the Simple Thing That Works. We take an empirical approach to problems and solve for the size of our impact. We try to identify the simplest solutions and iterate from there. • Be Helpful, Honest, and Harmless. These principles guide Claude’s behavior and reflect how we operate as an organization: a high-trust, low-ego team that communicates kindly and directly, assumes good intentions even in disagreement, and pitches in where needed, regardless of role or team. • Put the Mission First. Our mission is the arbiter when tradeoffs arise between speed and safety, short-term revenue and long-term trust, competitive pressure and responsible development. Our mission gives us shared purpose, engenders trust and collaboration, and ensures that no one is a bystander in our success. 4.12.3 Our Talent As of September 30, 2026, we had approximately 5,300 employees worldwide, a majority of whom work in research, engineering, and product development functions. Our team includes researchers who originated several foundational advances in AI, including RLHF, Constitutional AI, GPT-2 and GPT-3, and mechanistic interpretability, who developed the first Responsible Scaling Policy to be formally adopted by a frontier lab tying safety evaluations to model capability thresholds, and who authored the foundational paper on Scaling Laws. Our team draws from a range of disciplines and includes award-winning computer scientists, physicists, neuroscientists, mathematicians, and policy researchers, as well as seasoned engineering and go-to-market leaders, united by the conviction that the most consequential technology in history requires the most talented team building it. We believe our culture and mission alignment enable us to hire and retain the talent required to continuously push the frontier of AI forward in a safe and responsible way. We design our human capital programs to attract, retain, and reward top talent through equity incentive plans and other compensation, while supporting employees’ continual growth and reinforcing our culture and values. In certain countries in which we operate, we are subject to, and comply with, local labor law requirements that may automatically make our employees subject to industry-wide collective bargaining agreements. We believe that building AI systems that serve all of humanity requires a team that reflects the range of communities we serve. The interdisciplinary nature of our work means we actively seek talent from non-traditional backgrounds for an AI company, such as philosophy, journalism, and education, and we believe this breadth of perspective directly strengthens both the safety and capability of our research. We are committed to fostering an inclusive workplace where employees of all backgrounds can contribute, grow, and thrive. 4.13 Research Lab Identity and the Research-to-Product Pipeline We are first and foremost a research lab. We develop the foundational science to train frontier models, perform rigorous research to understand these models’ inner workings, and develop techniques to align these models to human values and make them safe. 4.13.1 Research Philosophy Our research culture is organized around a principle we apply across the company: do the simple thing that works. We pursue continuous, empirically validated improvements to data composition, model architecture, and training

140 methodology, all of which must demonstrate measurable gains that hold as models increase in scale. This is why we currently focus on software development and agentic capabilities: these are areas where economic impact is large; where safety concerns manifest, making them a test bed for safety research; and where outputs are largely verifiable. Every research project must ultimately advance our mission. This focus also guides what we choose not to pursue. For example, we do not currently focus on developing video and image generation models, despite their commercial appeal. That compute instead goes to coding, agentic skills, and safety research—a research decision that has also aided the capital efficiency of our models. Our research culture is highly collaborative and transparent. When multiple teams pursue parallel approaches, the norm is to consolidate behind the approach with the best empirical results rather than the loudest voice or most senior person in the room. This requires institutional trust we have built since our earliest days, and we believe it is a primary reason our research velocity has scaled significantly faster than headcount. 4.13.2 How Research Becomes Product Anthropic was founded on the empirical conviction that Scaling Laws are the primary engine of AI progress. We operate with a sustained rigor in how we allocate research resources, including talent and compute and measure whether each investment translates into scaled model performance. We believe that sustained and focused research can allow us to advance at an accelerated rate beyond what Scaling Laws alone predict through our compute multiplier advancements that have allowed us to push the frontier of model capability with better compute efficiency. Pre-training. Our pre-training process operates as a disciplined pipeline. Researchers propose potential improvements to model architecture, training methodology, or data composition, and each candidate is then validated at a smaller scale before we permit it to consume large amounts of compute. We set a high bar for inclusion in a frontier training run; we require evidence that demonstrates a given improvement holds as models increase in size. Frontier training runs are themselves planned capital deployments with defined inputs and strict inclusion criteria. Although not every run performs as our researchers expect, the process is designed to turn research investment into predictable capability gains with greater consistency over time. Post-training. Pre-training produces raw model capability. During post-training, that capability is refined into practical utility—the ability to write production-quality code, operate software tools, follow complex multi-step instructions, and act autonomously on a user’s behalf. This phase has evolved from a minor adjustment step into one of the largest areas of our research investment, reflecting the evolution in model capability from conversational assistants to autonomous agents that perform tasks independently. Post-training centers on training models against complete, realistic tasks whose complexity reflects the demands of real professional environments. We have made substantial proprietary investments in developing this task portfolio, and its breadth and realism constitute one of our most durable scientific advantages, which we believe is difficult to observe from outside the organization and correspondingly difficult to replicate. Inference. Our model architecture and inference infrastructure are co-designed. AI researchers and inference infrastructure engineers share planning cycles, reporting lines, and performance targets. Model architecture decisions are made with inference economics as a priority, which is why successive versions of Claude models can deliver both higher capability and greater efficiency than their predecessors. 4.14 Safety Research is Core to Our Business Any technology that is powerful enough to produce the enormous benefits that we believe AI will bring also poses risks. Responding to these risks requires a portfolio of safety research that spans how we train, evaluate, interpret, secure, and monitor our models. 4.14.1 Anthropic’s Responsible Scaling Policy Our Responsible Scaling Policy describes how we approach the catastrophic risks posed by AI. The policy requires us to regularly publish detailed risk reports that reflect our perspectives on the overall level of risk posed by our models and how we are mitigating such risks. Our teams test each model extensively before release, assessing its capabilities in the domains most relevant to catastrophic risk and evaluating the extent to which the model can be misused. Our risk report describes an overall assessment of the results of these evaluations, the mitigations we have implemented to address these risks, and whether, and if so why, we believe the identified risks are justified by corresponding benefits. As part of the current version of our Responsible Scaling Policy, we publish a Frontier Safety Roadmap, detailing our plans for measurable advances in security, alignment, safeguards, and AI policy. This acts as an internal spur for safety research and development and is externally visible so customers and regulators can use it to gauge our progress. Consistent with

141 this approach, we assess the risks of each model during development and before and after release and we take the steps we believe are appropriate to mitigate those risks. In the past, these steps have included delaying the release of new models and limiting their initial availability, such as our initial release of Mythos through Project Glasswing, and in the future, as we learn more about model capabilities and behavior, could include additional measures that affect how and when we develop or release these new models. We believe these practices also serve our customers, since rigorous safeguards and predictable model behavior have become decisive criteria when selecting an AI partner. 4.14.2 Claude’s Constitution We have developed a constitution for Claude that describes our vision for how an AI model should be and how it should behave, which is used directly in the model training process. We have used Claude’s constitution to meaningfully advance how frontier models are trained, and it is our attempt to grapple with the most difficult questions regarding the development of this new type of artificially intelligent entity. It is a living document that we intend to revise as we develop further models and learn more about how they work. Our researchers have found that training Claude on high- quality constitutional documents combined with fictional stories portraying an aligned AI contributes to reducing Claude’s misalignment rate. We believe Claude’s constitution has also proven commercially valuable: transparently laying out the values we intend Claude to hold increases customer trust. This constitution orients Claude around four priorities: • Be Broadly Safe. Avoid irreversible actions and support human oversight of AI behavior. • Be Broadly Ethical. Maintain honesty and sound moral judgment, and avoid harmful acts. • Be Compliant with our Guidelines. Adhere to our operational standards for user interactions and absolute prohibitions on certain categories of harm. • Be Genuinely Helpful. Deliver substantive, expert-level assistance that creates real value for users. 4.14.3 Model Validation and Training Data Beyond the assessments performed under our Responsible Scaling Policy, we evaluate each Claude model prior to its release through a structured, multi-stage evaluation program covering model capabilities, safety behaviors, and societal impacts, including bias and discrimination, and we document the results of these pre-deployment evaluations, and their limitations, in our publicly available model system cards. This testing addresses the reliability and accuracy of model outputs, including through capability and accuracy benchmarking, evaluations focused on factual accuracy and hallucinations, evaluations of whether model outputs are honest and accurately reflect the information on which they are based, reliability testing of agentic performance over long-running tasks, and adversarial red-teaming designed to identify ways in which a model may fail or behave in unintended ways. Where these evaluations identify issues, we address them through additional post-training, adjusted safeguards, and re-evaluation prior to release, and we document residual limitations in the applicable model system card. Claude models are trained on data drawn from a broad range of sources, modalities, and languages, including publicly available information from the internet, datasets licensed or commissioned from third parties, and other sources, such as synthetic data generated by our own models. We conduct diligence on third-party data sources to assess their quality, provenance, and suitability for our usage, and in many cases include contractual restrictions intended to discourage the inclusion of personal data in sourced datasets. We apply data curation and filtering processes to sourced data, which are designed to improve data quality, deduplicate content, and reduce potential exposure to harmful content. We address bias and fairness risks at multiple stages of model training and deployment. We manage the representativeness and diversity of our training data through a layered approach in which dataset curation, post- training alignment, pre-deployment evaluation, and deployment safeguards each play a part, rather than through dataset composition alone. Once our models are deployed, our usage policy prohibits the use of Claude for discriminatory decision-making and requires human oversight for high-stakes automated decisions, such as those affecting employment, housing, or legal issues. Our validation, safeguards, and monitoring practices continue to evolve as model capabilities advance and as new risks and failure modes are identified. Further, we have obtained certification under ISO/IEC 42001, an international standard established by the International Organization for Standardization (“ISO”) and the International Electrotechnical Commission (“IEC”), following an independent third-party audit of our AI management system, covering risk identification, assessment, and mitigation processes for the responsible development and deployment of AI. Compliance documentation, including our ISO/IEC 42001 certificate and SOC 2 (System and Organization Controls 2) reporting, is available upon request through the trust center page of our website. We also provide pre-deployment model access to external evaluators, including

142 government AI evaluation bodies such as the U.S. Center for Advancing Innovation and Standards for Super Intelligence (the “CAISSI”) and the U.K. AI Security Institute, for recent frontier models, as described in our model system cards. 4.14.4 Alignment As AI models grow more capable, ensuring safe and predictable behavior becomes more challenging. Our Alignment team focuses on whether models behave as intended and do not take unwanted actions of their own accord. The team evaluates models to surface undesirable behaviors and develops comprehensive safety evaluations, many of which we open source. Misaligned behaviors, whether occurring in testing or real-world deployments, have been observed across the industry and include examples of models circumventing network and sandbox restrictions, granting themselves permissions they had not been given, taking unintended actions in pursuit of assigned goals, interfering with other AI agents, and misrepresenting whether tasks had been completed or verified. As models are granted greater autonomy, permissions, and integration with internal and external systems, the consequences of such misaligned behavior may increase. For more information about the risks related to model misalignment, see the section titled “1.1.1 Our models have in the past behaved, and may in the future behave, in unintended, misaligned, or autonomous ways, including by taking harmful actions that no user or third party directed, which could adversely affect our reputation and brand, business, financial condition, and results of operations.” Our own internal alignment evaluation shows that our newly released frontier models have demonstrated improved alignment compared to their predecessors. 4.14.5 Interpretability Unlike traditional software, where unwanted outputs are traceable to specific bugs, the inner workings of LLMs like Claude are more inscrutable. Our researchers describe AI models as “grown, not built”—software developers can set the initial conditions and some constraints, but they cannot fully control any given output or behavior. This makes assurances about safety—and the diagnosis of problems—far more challenging for AI than for standard software. In our observation, Anthropic is widely recognized as a leader in mechanistic interpretability: the science of how LLMs work. We have developed mathematical techniques to map how models form and connect concepts as they reason through problems; investigated how they reflect constructs analogous to psychological states and thought processes; and tested how their behavior can be steered through direct adjustments to internal representations. We use interpretability research along with other alignment research techniques to test for unwanted behavioral tendencies before a model release. 4.14.6 Safeguards Our Safeguards team reduces the risk of Claude producing dangerous, harmful, or undesirable content through multiple approaches, including probes and classifiers that monitor inputs and outputs, training against specific attack vectors such as prompt injection, and monitoring for user safety concerns including encouragement of harmful ideation. When we detect potential violations, enforcement actions range from real-time response adjustments to account warnings and, in severe cases, termination of the offending user’s accounts. Findings from ongoing monitoring, external expert stress-testing, and threat intelligence inform our policies, model training, and detection systems. Identified issues may be addressed through measures such as updates to detection classifiers, reward-model adjustments during training, and changes to the instructions provided to our models that guide their behavior (known as system prompts). We also maintain public reporting channels, including a responsible disclosure policy and a bug bounty program for testing our safety defenses. We have observed that more capable models are generally better at recognizing and preventing high-stakes misuse. We believe that robust safety measures and model utility are not inherently in tension, and that safety can improve alongside the capability of the models themselves. Our Approach to Model Releases Each release is accompanied by a detailed system card covering capability and safety evaluations, external tester reports, and discussion of areas where performance remains limited or where the model shows signs of unwanted behavior. For example, AI poses clear and present risks in the cybersecurity domain as advanced models could assist threat actors in security breaches and exploits. Mitigating these risks is a priority across our research, evaluation and deployment practices. Before each model release, our Frontier Red Team conducts a detailed analysis to determine whether new models provide meaningful new capabilities to assist potential attackers, and our Safeguards team maintains dedicated classifiers and monitoring systems targeting cyber-related misuse, including prompts related to malware creation, phishing, and infrastructure attacks. We make decisions about model development and deployment, including whether to begin training a new model, on a case-by-case basis. Before releasing a frontier model, we consider a variety of factors, such as the capabilities and

143 behaviors of the specific model at issue and of our models overall, how well our safeguards and security measures work, and how widely the model would be available. We plan to extend our testing to include more assessments at each stage of model training: pre-training, post-training, and internal deployment. Depending on these assessments, we may delay or suspend training or related research, delay releases, or limit access to models until we have confidence they can be developed and deployed safely. Our assessments are also informed by voluntary pre-deployment evaluation of certain models by the CAISSI and the U.K. AI Security Institute. For certain models that materially advance the capability of the frontier in areas relevant to national security, we also provide designated government partners with expanded early access so that they can independently evaluate model capabilities and safeguards before release. Based on our analyses, we do not release every model we develop for general use; when a model’s capabilities warrant caution, we may restrict availability or decline to release entirely. For example, in April 2026, we initially released our frontier model, Mythos, as a gated research preview through Project Glasswing, available to select organizations for cybersecurity applications, rather than making it broadly available at launch due to its advanced capabilities in cyber vulnerability discovery. We later released Fable 5 for general use, but with safety restrictions on certain cybersecurity, biology, and chemistry capabilities. 4.14.7 Race to the Top Building reliable, trustworthy, and secure AI systems cannot be the task of one AI company alone. Our goal is to foster a race to the top in which AI developers compete on the safety and security of their systems, rather than rushing to release increasingly powerful models without adequate safeguards. In addition to publishing a large volume of research, we open source our evaluations where possible and participate in groups such as the Frontier Model Forum to share safety-critical findings with other AI developers. We have also sought to lead by example in ways that shape industry norms. After we published the first version of our Responsible Scaling Policy in September 2023, two other leading frontier labs adopted similar frameworks within months. Building on this approach, we have publicly called for “pacing the frontier,” by which we mean establishing industry- wide standards primarily related to the use of AI to accelerate AI development, so that AI capabilities do not advance faster than the safety, alignment, and security practices needed to support them. This call to pace the frontier contemplates frontier model developers collaborating with governments and does not describe our own model development or release timelines, which continue to be informed by our risk assessments. If standards of this kind are adopted industry-wide through government action or regulation, the rate at which AI capabilities advance could be faster or slower than it is today, depending on the extent to which safety, alignment, and security practices advance together with model capabilities. We believe the first step toward “pacing the frontier” is independent verification of compliance with future regulatory standards, and we have begun implementing a program under which independent evaluators work alongside our own risk and safety teams with broad internal access, subject to legal, confidentiality, and security limits. As part of this program, we and Accenture each currently anticipate investing at least $1 billion over the next five years to build external reviewer capacity. The terms of this arrangement have not been finalized and are subject to change. We have also called on other frontier model developers to adopt comparable practices to demonstrate that safety commitments in our industry can be independently verified. We have further supported regulation and oversight at the frontier, including measures focused on transparency and independent third-party auditing, and international coordination, so these practices apply across frontier developers rather than depend on voluntary adoption alone. We believe frontier intelligence companies and governments should take action to strengthen the security of critical infrastructure against AI-related and other cyber threats, including by: • providing responsible model access, funding, training, and hands-on support, particularly for under-resourced critical-infrastructure defenders; • building observability and security tools; • working to ensure agentic identities are traceable and accountable; • sharing best practices in continuous monitoring; • investing in authorized testing, private disclosure, and verified remediation of vulnerabilities; and • sharing tools, playbooks, and threat assessments with governments, security partners, and open-source maintainers. We believe that by fixing the most dangerous weaknesses, verifying the fixes, and sharing what works, frontier intelligence companies and governments can turn today’s AI advances into lasting improvements in security that benefit

144 everyone. We have committed up to $100 million in cyberdefense-related initiatives through Project Glasswing, and we expect to devote significant additional resources over time toward strengthening the security of AI systems and the critical infrastructure that depends on them. The scope, timing, and amount of any such future investments have not been finalized and remain subject to change based on business, regulatory, and other considerations, and there can be no assurance that these initiatives will achieve their intended effect. Our own trajectory demonstrates that commercial success and a serious commitment to safety are not in tension. In our assessment, we have built one of the fastest-growing businesses in history while maintaining safety as a core priority at every stage. 4.15 Our Commitment to Public Benefit We founded Anthropic on the belief that the most transformative technology in human history demands an extraordinary level of responsibility, and that responsibility extends far beyond building safe systems. Our public benefit purpose is the responsible development and maintenance of advanced AI for the long-term benefit of humanity—a mission in which safety is central to our work. Powerful AI can deliver immense benefits, but only if it is developed and deployed with rigorous attention to its risks. At times, that may require pausing the launch of our own most capable systems if we conclude they cannot yet be deployed safely. It also means actively working to ensure that the benefits of AI reach everyone, that the organizations and communities people depend on are strengthened, and that the hardest problems facing humanity are not left to market forces alone to solve. We have committed to keeping Claude free of advertising. Although advertising funds much of the modern internet and would likely be a significant source of revenue for us, people bring some of their most important work and most personal questions to Claude, and we want Claude’s only incentive to be providing them with a helpful answer. Once advertising becomes part of a company’s revenue targets, the pressure to optimize for engagement tends to grow, and we have chosen not to introduce that pressure into Claude. Realizing this mission requires understanding how AI is actually being used and how it is reshaping society. Our Societal Impacts team builds privacy-preserving tools to study real-world, large-scale uses of Claude—examining how students, educators, and workers use the model, how its values surface in everyday conversations, and what users hope and fear about the future of AI. This includes what we believe to be the largest multilingual qualitative study of its kind, in which more than 80,000 people shared in depth how they see AI shaping their lives. Our Economics team extends this work to the labor market, publishing recurring data reports and fully open datasets (the Anthropic Economic Index) on how Claude is used across jobs, industries, and regions, as well as modeling potential future economic scenarios, so that workers, employers, policymakers, and independent researchers can ground their decisions in evidence and rigorous modeling. To deepen and broaden the reach of this work, we have established the Anthropic Institute, an effort to share research and internal data from across Anthropic with external partners and the public, working together to address the biggest questions posed by Powerful AI. We have committed $200 million to partner with governments to run studies on different ways of responding to changes in the economy, and we expect to scale this funding significantly in the future. Our commitment to public benefit also extends to how we deploy our own resources. As part of our public benefit initiatives, we intend to direct a meaningful portion of our resources toward ensuring that frontier intelligence is safe and its benefits are broadly distributed. This might include making contributions to nonprofit organizations, research institutions, or other groups working on problems where AI can have the greatest positive impact, as well as programs that are designed to make Claude accessible to communities, educators, and public institutions that would not otherwise have access. We believe that how we distribute our resources is as much an expression of our mission as the details of how we build our models. We have active collaborations involving the use of Claude in public health and government services. During the 2026 Ebola outbreak in the Democratic Republic of the Congo, the World Health Organization’s Regional Office for Africa used Claude to reduce the time needed to prepare its daily situation report from approximately one day to less than one hour, allowing its team to run several disease models instead of one when deciding where to place treatment centers. With the Gates Foundation, we are helping health ministries use their data to deploy health workers, manage supply chains, and detect outbreaks, and we support free AI-powered clinical search for doctors in approximately 100 low- and middle-income countries. With the International Rescue Committee, we are exploring how Claude can be used to digitize and analyze children’s health records in Nigeria, helping workers identify children at risk of malnutrition and make limited resources go further. We also work with the U.S. federal government, state governments, and U.S. allies in areas such as child services, social security administration, cybersecurity, and intelligence collection. Developers across ten state agencies in Utah are using Claude to modernize software supporting public services; in California,

145 Claude is helping shorten lines at the Department of Motor Vehicles and improve services relating to Medicaid; and, in the United Kingdom, it is helping job seekers find their way through government services. As part of these initiatives, we contributed 846,840,960 shares of our Class N common stock, representing 5% of our fully diluted shares as of June 30, 2026 (assuming full conversion of the Amazon Notes), to the Anthropic Public Benefit Fund, our wholly owned subsidiary dedicated to the Company Purpose, which we refer to as the Initial Public Benefit Issuance. As the value we create grows, we intend for the public benefit to share meaningfully in that growth as well. To that end, our board of directors has approved a framework for additional contributions tied to future increases in our share price. Following the global offering and the concurrent private placement, our board of directors, in its discretion, may issue shares of our Class N common stock to the Anthropic Public Benefit Fund (or other designee) representing up to an additional 2% of our then-outstanding shares (plus any shares subject to options, RSUs, and other convertible securities and any shares held by the Anthropic Public Benefit Fund) each time our share price appreciates 50% above the prior share price milestone, beginning with our initial public offering price. A share price milestone is reached only when our closing share price has exceeded the applicable threshold on at least 90 of the trailing 120 consecutive trading days, and our average closing share price over the 10 trading days prior to such issuance also exceeds that threshold. Although our board of directors has approved this framework, any future contributions will be made at the discretion of our board of directors. The shares that are contributed to the Anthropic Public Benefit Fund, including the Initial Public Benefit Issuance, may be transferred or donated to a third party, or otherwise sold in a registered public offering or private placement transaction in furtherance of our public benefit initiatives. Our board of directors will determine the allocations and distributions from the Anthropic Public Benefit Fund until it approves a specific governance structure for the entity, at which point decision-making authority is expected to transition to designated managers of the Anthropic Public Benefit Fund operating under that structure. The initial managers are Dario Amodei, Daniela Amodei, Jack Clark, and Dr. Neil “Buddy” Shah. The Initial Public Benefit Issuance and the additional share contribution framework represent one of the ways in which we intend to pursue the Company Purpose, but they are not the exclusive means of doing so. We expect to dedicate additional resources, and to make other business and operational decisions, in furtherance of the Company Purpose outside of, and in addition to, these equity contributions. In addition, we maintain a donation matching program through which employees can pledge a meaningful portion of their equity awards or equivalent cash proceeds to a donor-advised fund or other nonprofit organization, and we match those donations with shares of our Class N common stock. In the same way the Company Purpose defines how we direct our work as an organization, our donation matching program reflects a parallel commitment by our employees to direct the personal financial value created by that work toward the public good. We view our donation matching program as a meaningful expression of the Company Purpose and a reflection of the values that define our culture. Finally, our co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes, separate from and not eligible for our donation matching program. For additional information regarding these pledges, including related risks, see the section titled “1.6 Risks Related to Ownership of our Class A Common Stock.” 4.16 Competition We are active worldwide and face competition across multiple dimensions of our business. 4.16.1 Model Developers We face direct competition from companies building frontier models for third-party software developers and enterprises, including OpenAI and Google, and large, well-capitalized technology companies investing to reach the frontier. These organizations have significant financial resources, large existing customer bases, and the ability to integrate their models into first-party applications sold directly to businesses. While these competitors have built meaningful market presence, we believe our primary focus on enterprises, our ability to remain at and define the frontier, our research talent, and the efficiency through which we maximize our compute investment position us favorably with customers who prioritize model quality, safety, and reliability. We also face competition from a broader set of model providers. These include large companies, specialized AI labs, and a growing range of other open-weight or open-source (shared weights, training data, and code) models released by state actors and international and domestic research organizations. While these models seek to prioritize cost efficiency over maximum intelligence, we believe our frontier models are highly effective and efficient across a broad range of workloads, from routine knowledge tasks to customers’ most important problems. We believe we compete favorably based on our ability to deliver the most capable models for the problems that demand the highest intelligence, as well as efficiently applying our models to complete everyday work to deliver high-quality results at a lower cost.

146 4.16.2 First-Party Application Providers As a platform company, our primary focus is on building the foundation upon which other companies and software developers can create products and services driven by frontier models. However, as we continue to develop our own first-party applications, we may from time to time compete with enterprise software and application companies in select categories. 4.16.3 Status Quo Beyond direct competition, one obstacle to the diffusion of Claude is the natural resistance to change within organizations. Many enterprises operate with deeply entrenched legacy systems, established workflows, and institutional processes that have been refined over many years. Adopting frontier capabilities such as Claude often requires substantial change management, including workforce retraining, process redesign, internal policy development, and shifts in corporate culture. These can introduce friction, cost, and perceived risk that can delay or prevent adoption. Especially in highly regulated or risk-averse industries—where the perceived downside risk of major changes can often outweigh the potential benefits—decision-makers might default to maintaining the status quo. We believe that the principal competitive factors in our market include: • Our ability to maintain our singularity of focus and mission as a company; • Our ability to remain at and continue to expand the frontier of intelligence; • Our ability to continue hiring and retaining world-class research talent; • Our continued focus on safe, reliable, and trustworthy intelligence; • Our access to compute necessary to train and deploy AI models, which may be subject to supply constraints, capacity limitations, or allocation decisions by third-party providers; • Our ability to improve the efficiency with which our models are trained and deployed; • Our ability to secure financing on acceptable terms; • Our ability to integrate research, product, and our go-to-market approach to ensure we continue building models and applications that serve our customers and allow us to generate revenue to fund our investments in remaining at the frontier; • Our ability to continue maintaining our partnerships across infrastructure providers and distribution partners; • Our ability to attract and retain customers who are building their products on the Claude Platform; • Our ability to attract new customers and retain and expand sales to existing customers; • Our ability to continue building applications that anticipate the needs of the market; and • Our ability to navigate changes in the competitive landscape, including consolidation among competitors or customers and strategic partnerships between competitors. We believe that we compete favorably across these factors and are uniquely positioned at the frontier of AI. 4.17 Intellectual Property Our intellectual property is an important aspect of our business and helps us to maintain our competitive position. To establish and protect our rights in our proprietary technology, we rely upon a combination of trade secret, copyright, patent, and trademark laws and contractual restrictions such as confidentiality agreements, licenses, and intellectual property assignment agreements. We control access to our intellectual property and confidential information through internal and external controls. Access to our most critical intellectual property is tightly controlled, with only a subset of our workforce able to view or modify these systems. We maintain a policy requiring our employees, contractors, consultants, and other third parties to enter into confidentiality and proprietary rights agreements to control access to and maintain non-disclosure of our proprietary information and to protect our property rights. As part of our broader intellectual property strategy, we have invested in a patent program covering certain technologies relevant to our business. As of September 30, 2026, we held 40 issued U.S. patents, with an additional 67 U.S. patent applications pending (including 32 nonprovisional and 35 provisional), and 26 issued patents in foreign jurisdictions,

147 with an additional 12 patent applications pending. We continually review our development efforts to assess the existence and patentability of new intellectual property. In addition to our patent program, we have an ongoing trademark and service mark registration program pursuant to which we register our brand names and product names, taglines, and logos in the United States and other countries, to the extent we determine appropriate and cost-effective. As of September 30, 2026, we held 29 registered trademarks in the United States, with an additional 11 applications pending, and 237 registered trademarks in foreign jurisdictions, with an additional 261 applications pending. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost- effective. Intellectual property laws and our procedures and restrictions provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, misappropriated, or violated. For more information, see the section titled “1.2.8 If we fail to adequately protect our intellectual property rights, our competitive position may be impaired, and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights, which may adversely affect our business, financial condition, and results of operations.” 4.18 Government Regulation We are subject to laws and regulations of various jurisdictions and government agencies affecting our operations and the provision of our models, platform, and applications, and we have been, and expect to continue to be, subject to inquiries, investigations, and subpoenas by governmental authorities relating to such laws and regulations. We believe that the responsible development of AI requires thoughtful governance, and we actively support efforts by governments and regulatory bodies to establish frameworks that promote safe, beneficial AI. We were founded on the premise that AI systems must be developed with safety and societal benefit as central priorities, and we believe that well-designed regulation can reinforce those values across the industry. Because AI development at the frontier is a relatively nascent and rapidly evolving field, the laws, regulations, and standards in place today were not necessarily designed with these technologies in mind. We have proactively engaged with legislators, regulators, and other stakeholders in the United States and internationally to promote the development of regulatory frameworks that we believe are good for society, our customers, and the long-term health of the economy, and we intend to continue doing so. For example, we entered into an agreement with the CAISSI whereby we committed to provide access to our models for testing and evaluation before and after their public release, agreed to provide model access to the U.K. AI Security Institute for pre-deployment testing consistent with our agreement with the CAISSI, and publicly endorsed California’s Transparency in Frontier Artificial Intelligence Act (SB 53). As an AI technology company, we are subject to rapidly evolving and increasingly complex laws, regulations, and governmental review across multiple jurisdictions. New laws, rules, regulations, and changes to existing laws and regulations are continuously being adopted, implemented, and interpreted as governments worldwide develop frameworks to address AI development, deployment, and safety. The primary areas of regulation that affect our business include AI-related regulations, data privacy and security, export controls and trade regulations, and other matters such as intellectual property, employment and labor, competition and antitrust, consumer protection, and tax. The following discussion addresses the most significant regulatory areas affecting our business. 4.18.1 AI-Related Regulation Various governments and regulatory authorities in the United States and other countries have proposed, enacted, or are considering legislation, regulations, and guidance relating to AI model development and deployment, data usage, privacy, data protection, transparency, safety, consumer protection, content generation, intellectual property, cybersecurity, export controls, and competition. For example, in the United States, AI regulation is developing at both federal and state levels. The National Institute of Standards and Technology has developed the AI Risk Management Framework, which is currently voluntary but could potentially inform or shape future mandatory requirements. The FTC and many state attorneys general are interpreting federal and state consumer protection and privacy and security laws to impose standards for the online collection, use, dissemination, other processing, and security of data. Various states have enacted or are considering enacting AI-related legislation. In addition, on September 24, 2026, state attorneys general in New York and New Jersey, together with a coalition of other state and territorial attorneys general, sent a letter to U.S. Senate and House of Representatives leadership to urge Congress to establish comprehensive federal legislation and safety protocols for frontier intelligence. In the EU, the EU AI Act establishes a risk-based framework categorizing AI systems by potential risk level. General-purpose AI models face obligations including transparency requirements, technical documentation, EU copyright compliance, and publication of training data summaries, and

148 those with systemic risk face additional obligations, including model evaluation, systemic risk mitigation, serious incident reporting, and cybersecurity protection. High-risk systems must meet requirements for risk management, data governance, documentation, transparency, human oversight, accuracy, robustness, and cybersecurity. Any actual or perceived non-compliance could result in regulatory investigations, enforcement actions and other actions, significant fines, litigation, reputational harm, loss of customer trust, and interruptions in the availability or performance of our products or services; require unfavorable changes to existing products or services; and delay the introduction of future products or services, which could have an adverse effect on our business. We have called for regulation and oversight of frontier intelligence development, including standards primarily relevant to the use of AI to accelerate AI development, so that safety, alignment, and security practices advance in proportion to capabilities. We have also proposed working with the U.S. government and other frontier developers to establish safety and evaluation standards. Certain of the approaches we support, if adopted, could increase our compliance burdens, limit our product development or deployment flexibility, affect how and when we develop or release new models, or otherwise slow our growth. 4.18.2 Data Privacy and Security We collect, store, transfer, and otherwise process various types of data, including personal information, and are subject to numerous federal, state, local, and foreign laws and regulations addressing privacy, data protection, security, data localization, and the collection, use, transfer, and other processing of data. In the United States, these include comprehensive state privacy laws such as the California Consumer Privacy Act, which imposes obligations on us to, among other things, provide specific privacy disclosures, afford privacy rights such as abilities to opt out of certain processing, selling, or sharing of personal information, and expand consumer rights to personal information. The FTC and many state attorneys general are interpreting federal and state consumer protection and privacy and security laws to impose standards for the online collection, use, dissemination, other processing, and security of data, some of which may be inconsistent. Outside of the United States, numerous foreign jurisdictions, including the EU, United Kingdom, and other jurisdictions in which we operate our business, have enacted similar laws and regulations that affect our business. For example, the EU General Data Protection Regulation and the United Kingdom General Data Protection Regulation impose stringent requirements upon the processing of personal data. The EU’s Digital Services Act imposes requirements on online platforms, while the EU’s Data Act introduces rules on data switching and data sharing. With respect to security, the EU’s Network and Information Security Directive requires risk management and incident reporting. These laws and regulations may be subject to differing interpretations or conflict with the obligations imposed by other legal regimes, such as laws of the United States concerning government access to data. Compliance with these laws and regulations requires significant investment in technical and organizational measures, and these laws and regulations are subject to frequent changes and evolving interpretations. Any actual or perceived non-compliance could result in regulatory investigations, enforcement actions, significant fines, litigation, reputational harm, loss of customer trust, interruptions in the availability or performance of our models, platform, and applications, requirements for unfavorable changes to existing models, platform, and applications, and delays in the introduction of future offerings, which could adversely affect our business. 4.18.3 Export Controls and Trade Regulations As a global company, we are subject to laws and regulations governing the provision of our models, platform, and applications across borders, including international treaties, export controls, economic and trade sanctions laws, customs regulations, and local trade rules around the world. The scope, nature, and severity of such controls vary widely across different countries and may change frequently over time. Such laws, rules, and regulations may delay the introduction of our models, platform, and applications or impact our competitiveness through restricting our ability to do business in certain places or with certain entities and individuals. For example, the U.S. Department of Commerce continues to tighten export controls and add firms to the Entity List, which identifies foreign parties that are subject to specific license requirements for the receipt of certain items. The need to obtain licenses to serve or otherwise do business with such parties could limit our ability to conduct business with certain potential customers. Such restrictions have already affected our offerings directly. For example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models. In collaboration with the U.S. government and industry partners, we updated our safeguards, and we redeployed our Fable 5 and Mythos 5 models once the U.S. government lifted its restrictions. If similar restrictions were to be imposed in the future, they could limit our ability to recruit talent, to fully utilize our existing workforce, to continue to improve our models, and to make our products available internationally. For more information, see the section titled “1.3.3 Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.” Additionally, changes in

149 the scope or application of export controls or other trade restrictions on accelerators and compute could impact our access to the infrastructure necessary to develop and deploy our models, platform, and applications. As this is an emerging technology area, governments are continuing to refine and could potentially expand the export controls and other trade restrictions applicable to AI models and related technologies. These restrictive governmental actions and any similar measures that may be imposed on U.S. companies by other governments could limit our ability to conduct business globally. 4.18.4 Other Regulations In addition to the specific regulatory areas discussed above, we are subject to various other laws and regulations that affect our business. These include intellectual property laws governing patents, trademarks, and trade secrets. The evolving patent landscape for AI technologies creates risks of infringement claims and uncertain patent protection for our innovations. We may also be subject to evolving copyright regimes. Additionally, we are subject to employment and labor laws governing wages, employee classification, working conditions, benefits, non-discrimination, workplace safety, and termination, with worker misclassification and evolving standards potentially creating significant liabilities and increased labor costs. We are also subject to competition and antitrust laws in the United States, the EU, and other jurisdictions that prohibit anticompetitive conduct, and increased regulatory scrutiny of technology companies regarding market dominance, acquisitions, and AI systems could result in investigations, enforcement actions, significant fines, or requirements to modify business practices. We may also be subject to consumer protection laws that prohibit unfair or deceptive practices and may require disclosures about our AI systems, quality and safety standards, and protection from unfair practices, with violations resulting in enforcement actions and fines. We also face complex and evolving tax obligations across multiple jurisdictions, including income, sales, value-added, and other taxes, with tax authorities potentially disagreeing with our positions and international tax developments affecting our effective tax rate. We are also subject to anti-corruption, anti-bribery, anti-money laundering, environmental, accessibility, advertising, and government procurement regulations. Our healthcare and life sciences offerings, and our customers’ use of our models, platform, and applications in those sectors, may also be subject to laws and regulations governing drugs, biologics, and medical devices, including those administered by the U.S. Food and Drug Administration and comparable non-U.S. authorities, as well as healthcare fraud and abuse laws, laws governing the privacy and security of health information, including HIPAA, and laws governing the practice of medicine and the use of AI in healthcare. Failure to comply with these laws could result in enforcement actions, fines, penalties, litigation, reputational harm, and restrictions on our operations that could adversely affect our business, and the evolving regulatory landscape creates significant uncertainty regarding future compliance requirements. See the sections titled “1.2.2 We are subject to complex and evolving laws, regulations, and other legal obligations related to privacy and data protection, and any actual or perceived failure to comply with such obligations could adversely affect our business, financial condition, and results of operations.,” “1.3.3 Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets.” and “11.8.2 Other Matters” for more information regarding risks we face related to government regulation. 4.19 Facilities Our headquarters is located in San Francisco, California. We also maintain international offices in Europe and Asia- Pacific. We believe that our current office facilities are adequate to meet our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations. We also lease data centers in the United States and have committed billions of U.S. dollars towards expanding U.S. computing infrastructure. We have also entered into leases for data center capacity in Australia and Canada, and we are pursuing data center capacity in additional jurisdictions outside the United States. We continue to evaluate new locations for future data centers, including in the United States and abroad. 4.20 Ongoing and Committed Investments For the Group’s material investments in the last three years in the period ended December 31, 2025 and for the nine months ended September 30, 2026, see “5.12.5.2 Investing Activities.” Between September 30, 2026, and the date of this prospectus, the Company entered into new, and amended existing, lease and commercial arrangements primarily to secure additional compute and infrastructure capacity, with aggregate future minimum payment obligations of approximately $106 billion, some of which are subject to contingent conditions prior to commencement, such as the counterparty’s ability to secure financing, facilities, or regulatory approvals, as applicable. If those conditions are not met, the arrangement may be terminated. These arrangements generally will commence between 2026 and 2027 with

150 terms greater than one year and up to 20 years. The Company also entered into certain agreements that are short term in nature with minimum non-cancelable payments under such contracts of approximately $7 billion. For the Group’s material investments which are in progress or for which firm commitments have already been made, see “5.12.8 Contractual Obligations.” We expect to fund these cash requirements through a combination of cash and cash equivalents at hand, cash flows from operations, proceeds from equity financings, including the net proceeds from the global offering and the concurrent private placement, proceeds from debt financings and potential future indebtedness, and financing arrangements with our partners, including under our note purchase agreements and our equipment lease and data center arrangements. 4.21 Borrowing and Funding Structure For the Group’s liquidity and funding resources, see “5.12 Liquidity and Capital Resources.” In October 2026, the Company issued 28.0 million shares of Class N common stock upon settlement of its donation matching obligation accrued as of September 30, 2026. Other than that, there has not been any material change in the Group’s borrowing and funding structure since September 30, 2026. In connection with the global offering, the Company will undertake the Preferred Stock Conversion and the Convertible Notes Conversion, which will affect the Group’s funding structure, see the sections titled “5.12.4 Capitalization” and “11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance.” In addition, the Company expects to pursue the concurrent private placement, see the section titled “8.7 Concurrent Private Placement.” 4.22 Trend Information For a description of significant recent trends in our results of operations since the end of the last year ended December 31, 2025, see the section titled “5 Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

151 5. Management’s Discussion and Analysis of Financial Condition and Results of Operations The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited consolidated financial statements of the Company as of December 31, 2024, and December 31, 2025 and for the years ended December 31, 2023, 2024 and 2025 and the unaudited interim consolidated financial statements of the Company as of September 30, 2026 and for the nine months ended September 30, 2025 and 2026 and related notes thereto, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”). This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include those identified below and those discussed elsewhere in this prospectus, particularly in the sections titled “1 Risk Factors” and “2.7 Note Regarding Forward-looking Statements.” Our historical results are not necessarily indicative of the results that may be expected for any period in the future and our results for the nine months ended September 30, 2026 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2026 or any other period. The Company prepares its consolidated financial statements in accordance with U.S. GAAP. Financial information presented as “audited” in this prospectus has been taken from the audited consolidated financial statements of the Company as of December 31, 2024, and December 31, 2025 and for the years ended December 31, 2023, 2024 and 2025, which are incorporated by reference in, and form part of, this prospectus. Financial information presented as “unaudited” in this prospectus has been taken from (i) the unaudited interim consolidated financial statements of the Company as of September 30, 2026 and for the nine months ended September 30, 2025 and 2026, which are incorporated in, and form part of, this prospectus, (ii) the Company’s accounting records, or (iii) the Company’s internal management reporting systems, or has been calculated based on figures from any of these sources, including the audited consolidated financial statements as of December 31, 2025, and December 31, 2024 and for the years ended December 31, 2025, 2024 and 2023. Financial information in this prospectus as of September 30, 2026 and for the nine months ended September 30, 2025 and 2026 or any other quarterly period referred to in the section titled “5.11 Quarterly Trends” included in this prospectus is unaudited. In addition, any absolute or relative change figures between two values presented in this prospectus are unaudited. 5.1 Overview Anthropic was founded in 2021 by a team of researchers responsible for many of the breakthroughs that define super intelligence21. We are first and foremost a research lab—our mission is the responsible development and maintenance of advanced AI for the long-term benefit of humanity. This mission directs our focus—along with our talent and culture, our frontier and safety research, our approach to compute, and our enterprise strategy, it is one of the core advantages that set us apart. These advantages enable us to continuously advance frontier intelligence and shape the standards for its safe and responsible development. Our frontier intelligence, Claude, is delivered to customers through our models, platform, and applications. In our assessment, Claude has experienced the fastest enterprise adoption of any technology in history22, as demonstrated by revenue growing from $0 at commercial launch in the first quarter of 2023 to $17.0 billion for the three months ended September 30, 2026 (each unaudited). 21 For purposes of this prospectus, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. 22 Source: Company analysis, including information from CB Insights, Global Unicorn Club and Crunchbase News, The Crunchbase Unicorn Board.

152 5.2 Our Financial Model Our financial model is built on four primary drivers that define the trajectory of our results: • Adoption of Claude. The advancing intelligence and capabilities of each successive version of a Claude model drive the diffusion of Claude across the global economy. As new customers adopt Claude and existing customers expand their usage into new workflows, our revenue grows. • Compute Efficiency. We are focused on increasing the intelligence produced and revenue generated per dollar of compute invested and have delivered significant efficiency improvements. • Operating Efficiency. Our high talent density, efficient go-to-market, and how extensively our teams leverage Claude in their work help to drive improved operating margin, Adjusted Operating Margin, and revenue per employee. • Compute Investments. Investing in compute is critical to support our long-term growth, and we intend to continue making substantial investments in compute. The drivers of our financial model materialize on different timelines. The adoption of Claude and associated revenue growth, compute efficiency, and operating efficiency have each increased rapidly over time. Compute is procured and committed in advance and the expense is incurred as it is brought online and added to our fungible pool, often in large, discrete steps. The fungible pool can support all workloads dynamically, including research, model development, serving customers, and internal usage of Claude. As a result, there is a lag between when investment is committed and when the full revenue associated with such investment is realized. This dynamic has produced a financial model in which our operating margin and Adjusted Operating Margin for the nine months ended September 30, 2026 have expanded significantly year over year. As significant incremental compute is brought online in future periods, the associated expense will be recognized in advance of the full revenue that the compute will ultimately support, and we expect operating margin and Adjusted Operating Margin may compress in those periods. At our current stage, this cycle is an inherent aspect of our business and will cause operating margins to fluctuate from period to period, at times meaningfully, even if the underlying economics of the business continue to improve. Mythos 5.2 / Fable 5.2 Claude Duet OSS Scanner Haiku 5.5 Claude for Government Sonnet 5.5 Claude Marketplace Opus 5.5 Claude for Financial Advisors Mythos 5.1 / Fable 5.1 Model Hardware Standard Opus 5 Claude for Teachers Claude Science Sonnet 5 Mythos 5/ Fable 5 Opus 4.8 Claude for Legal Claude Design Opus 4.7 Claude Managed Agents Mythos Preview Claude Security Sonnet 4.6 Opus 4.6 Claude Cowork Claude for Healthcare Claude for Nonprofits Opus 4.5 Claude for Life Sciences Sonnet 4.5 Claude for Financial Services Claude Code GA Claude 4 Claude for Education Fastest enterprise adoption of any technology in history Revenue over time $17.0B Q3'26 Revenue Commercial Claude 2 Claude 3 Claude 3.5 Claude Model Context launch Claude.ai Sonnet Enterprise plan Protocol March 2023

153 In addition, the majority of our compute is contracted under multi-year commitments that we typically procure 12 to 18 months in advance of availability. When customer demand or research needs exceed this long-term capacity, we procure short-term compute that currently costs significantly more than comparable compute procured under our multi-year commitments. We expect our use of short-term compute to continue to increase in the near term and to in turn compress our operating margin and Adjusted Operating Margin as a result. 5.2.1 Adoption of Claude Each successive version of a Claude model is designed to advance the frontier with capabilities that customers value most, including coding, agentic workflows, computer use, and complex reasoning, which unlock new categories of use and drive compounding demand from new and existing customers. Claude’s intelligence is a primary driver of its diffusion and our revenue growth: because Claude leads at the AI frontier, customers rapidly adopt it, quickly see real value, and organically expand their use. We complement this intelligence-led growth with direct go-to-market and Applied AI teams and extend our reach through native availability across all three major cloud platforms—AWS, GCP, and Azure—and through partnerships with systems integrators, consultants, and data platforms. We deliver this intelligence through an integrated approach. Our Claude model family is the foundation, with model classes optimized for different points along the capability-cost-speed curve. On top of our models, Claude Platform gives developers access to the primitives we use ourselves, which they can use to build their own AI solutions. We have also built first-party applications on Claude Platform for customers that prefer a ready-to-deploy option. We believe the value of this integrated approach is reflected in the increasing number of customers that use both Claude Platform and our first-party applications. For the three months ended September 30, 2026, over 50% of our customers with $100,000 or more of revenue on a TTM basis used Claude Platform and at least one of our first-party applications, up from approximately 30% for the three months ended December 31, 2025. As more customers adopt Claude and expand their usage, we have rapidly grown our base of customers that generate meaningful revenue. We had more than 11,900 customers with $100,000 or more of revenue on a TTM basis as of September 30, 2026, up from more than 950 as of September 30, 2025. In addition, as customers further embed Claude into their most critical workflows and growth initiatives, many rapidly expand their deployments into higher revenue tiers. As of September 30, 2026, we had more than 1,900 customers with $1 million or more of revenue on a TTM basis and approximately 250 customers with $10 million or more of revenue on a TTM basis. This customer momentum is driven by significant usage expansion as customers realize the value of deploying Claude across their organizations. The value that Claude delivers to customers has helped drive our Net Revenue Retention of approximately 900% as of September 30, 2026 (unaudited). The growth in our business reflects the degree to which enterprises are embedding Claude directly into their business- critical workflows. Despite these trends, adoption across the global economy remains nascent. As Claude’s capabilities continue to advance, we believe the addressable opportunity will expand, and Claude will continue its rapid diffusion across more enterprises. 5.2.2 Compute Efficiency Compute is the most significant operating cost in our business, and compute efficiency is a critical determinant of our operating efficiency and revenue. Our research-driven algorithmic improvements in training and inference optimization and multi-chip compute architecture have combined to dramatically increase our compute efficiency as our revenue has scaled. The result is that we are able to continue increasing the intelligence our research can produce and the revenue our business can generate per dollar of compute investment. We define compute efficiency as maximizing the intelligence produced and revenue generated per dollar of compute invested. Three pillars drive our compute efficiency: • Training Efficiency. Our researchers regularly innovate compute multipliers. Increasingly, Claude itself assists in the research and engineering that produce each successive version of our models, which is a recursive dynamic we refer to as “closing the loop,” with successive versions of our models accelerating the development of the next and compounding these gains across model generations. • Inference Efficiency. Our researchers have delivered meaningful compute multipliers for inference— reducing the compute required to serve a given level of model performance—while our engineering teams have driven significant optimizations in how efficiently that compute is utilized in production. This allows us to provide greater value for customers and generate greater revenue from our compute base over time, which is

154 critical as we have consistently operated in a compute-constrained environment where customer demand exceeds available compute. • Multi-Chip Compute Approach. We train and serve Claude natively across four major chip families (AWS Trainium, Google TPUs, NVIDIA GPUs and AMD GPUs) using a proprietary orchestration layer that enables us to optimize workloads for price and performance. This flexibility, which took years and significant investment to build and we believe is difficult to replicate at scale, expands our available compute, reduces dependence on any single vendor, and enables us to continuously route workloads to the most optimal hardware for those workloads. This foundation, paired with Claude’s increasing understanding of chip and model architectures, allows us to onboard new chip platforms in a fraction of the time this once required. Revenue per dollar of compute (compute efficiency, measured as revenue divided by compute and infrastructure expenses) has expanded meaningfully, even as we have accelerated research and product velocity and expanded our internal Claude usage. For example, our revenue grew 1,127% year-over-year for the three months ended September 30, 2026 (unaudited), compared to our compute and infrastructure expenses that grew 382% during the same period (unaudited). Compute efficiency increased by a factor of 4.3x from 0.40x in the three months ended March 31, 2025 to 1.72x in the three months ended September 30, 2026 (each unaudited). While serving our growing customer demand, we also advanced the frontier with new leading models, including Mythos 5, Fable 5, and Opus 5, and launched new products, including Claude Cowork, Claude Security, and Claude Design. In the three months ended September 30, 2026, our underlying compute efficiency improvements were partially offset by the delivery of additional compute, including $5.0 billion of compute under short-term commitments (unaudited), which currently costs significantly more than comparable compute procured under our multi-year commitments. This reduced revenue per dollar of compute compared to the preceding quarter. 5.2.3 Operating Efficiency Our operating efficiency is derived from our high talent density, our efficient go-to-market, and how extensively our teams leverage Claude in their work. Claude is the common thread, amplifying the output of our employees. For example, over 90% of the contributions to our codebase in September 2026 were written by Claude. Additionally, the average daily volume of code contributed to our codebase per engineer in the three months ended September 30, 2026 was over 45 times the average daily volume in the year ended December 31, 2024. From September 30, 2025 to September 30, 2026, TTM revenue increased approximately 1,200% while headcount increased approximately 170%, driving TTM revenue per employee from $1.4 million to over $6.6 million (each unaudited), a reflection of extraordinary talent density and a culture built to compound it. Our go-to-market model reflects this as well—intelligence-led growth and broad distribution partnerships enable us to rapidly expand customer adoption and revenue without being limited by the rate at which we can grow our sales and marketing organization, resulting in greater sales efficiency as compared to typical enterprise technology companies. Our revenue was $33.2 billion for the nine months ended September 30, 2026, up from $2.5 billion for the nine months ended September 30, 2025 (each unaudited). Our operating loss was $1.3 billion for the nine months ended September 30, 2026, down from $5.2 billion for the nine months ended September 30, 2025 (each unaudited). The result of our revenue growth, compute efficiency, and operating efficiency has been a significant improvement in Adjusted Operating Income, which was $4.1 billion for the nine months ended September 30, 2026 (unaudited), up from an Adjusted Operating Loss of $3.1 billion for the nine months ended September 30, 2025 (unaudited). Driven by our operating efficiency, our Adjusted Operating Margin increased by 236 percentage points to 15% in the three months ended September 30, 2026 from (221)% in the three months ended March 31, 2025 (each unaudited). We expect operating margin and Adjusted Operating Margin to fluctuate over time, particularly in periods when substantial incremental compute is delivered to us and we incur the associated expenses. See the section titled “5.9 Supplemental Financial Information” for a description of and information about Adjusted Operating Income (Loss) and Adjusted Operating Margin, as well as a reconciliation of these financial measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP. Our operating loss was $567 million for the three months ended September 30, 2026, compared to an operating income of $974 million for the three months ended June 30, 2026, primarily driven by $5.0 billion of compute under short- term commitments, which currently costs significantly more than comparable compute procured under our multi-year commitments, and $2.0 billion of non-cash charges related to our donation matching program (each unaudited). Adjusted Operating Income increased for the three months ended September 30, 2026 to $2.5 billion compared to $2.2 billion for the three months ended June 30, 2026, while Adjusted Operating Margin decreased from 19% for the three

155 months ended June 30, 2026 to 15% for the three months ended September 30, 2026, primarily driven by the $5.0 billion of short-term compute noted above (all unaudited). 5.2.4 Compute Investments Investing in compute is a prerequisite for long-term growth. We invest in compute for research, model development, serving customers, and internal usage of Claude. Our commercial traction, research progress, and the scale of the opportunity ahead give us the conviction to continue investing aggressively in compute. An increasing portion of these investments relates to building out our own compute and infrastructure and vertically integrating across the compute supply chain to secure long-term compute at the scale required for frontier model development. These investments take the form of capital expenditures and other commitments, including lease obligations, that we incur well in advance of the related compute becoming operational and generating revenue. As a result, we expect this build-out to change the cash flow profile of our business and to be a significant use of net cash in operating and investing activities for the foreseeable future. See the section titled “5.12 Liquidity and Capital Resources” for more information. In addition, as our compute needs have grown substantially, we are shifting from sourcing compute solely through fixed- term cloud agreements to a hybrid model that also includes leasing chips directly and hosting them in dedicated facilities operated on our behalf. We refer to this additional source of compute as Anthropic Direct, which helps to address our scaling compute requirements and we believe will provide long-term economic advantages. Anthropic Direct represents a more flexible use of capital by allowing us to separate our commitments for data center capacity from our commitments for the compute infrastructure deployed inside them. Because data centers require longer lead times but represent a smaller fraction of total compute costs, this approach enables us to secure data center capacity early while deferring larger accelerator investments until our specific compute needs are more certain. As of and subsequent to September 30, 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion (unaudited). These commitments include approximately $451.6 billion (unaudited) expected to be incurred before December 31, 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion (unaudited) of these commitments are due in the 12 months following September 30, 2026. A significant portion of this total committed spend relates to Anthropic Direct, and we expect it to represent a growing share of our compute investments over time. The flexibility from Anthropic Direct allows us to backfill the short-term compute we procure during periods of high demand with more cost-effective, long-term compute as our dedicated infrastructure comes online. We intend to fund these investments through the revenue we generate and the capital that we raise. As of September 30, 2026, and prior to taking into account the net proceeds to us from the global offering and the concurrent private placement, we had $146.6 billion of liquidity, consisting of $95.6 billion of cash and cash equivalents, $36.3 billion of short-term investments, and $14.8 billion of availability under our A&R Credit Facility (as defined below) (all unaudited). We also maintain significant funding support from our strategic partners, including up to $77.0 billion in available financing capacity under our NPAs and up to $5.0 billion in equity commitments (of which $10.0 billion and $2.5 billion, respectively, will be reduced upon the closing of the concurrent private placement, the proceeds of which are included in the net proceeds described below) (all unaudited). In addition, we estimate that the net proceeds to us from the global offering and the concurrent private placement will be approximately $84.6 billion, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, or approximately $93.7 billion if the underwriters’ option to purchase additional shares of our Class A common stock from us is exercised in full. 5.2.5 How We Generate Revenue At the foundation of our business is our family of four Claude model classes—Mythos (including Fable), Opus, Sonnet, and Haiku—each optimized for a different point on the capability-cost-speed curve. Our frontier models allow customers to match the right model to each use case. Customers typically use higher-capability models for complex reasoning, coding, and agentic workflows where greater model intelligence is required. Customers also frequently adopt our full range of models, routing individual tasks to the models that are most optimized to meet their needs along the capability- cost-speed curve. The model a customer uses and the volume of usage are the primary drivers of customer spend. We establish a direct contractual relationship with the customer and offer customers the flexibility to purchase directly from us or through CSP marketplaces, and many customers utilize both channels.

156 Pay-for-intelligence, our consumption-based revenue model, is our primary revenue model and currently represents the substantial majority of our total revenue. Under this model, customers pay for usage, which is metered in tokens and priced according to the model selected. Our pay-for-intelligence revenue is primarily generated from customers building applications incorporating Claude or utilizing our first-party applications. In addition, we offer certain of our applications on a subscription basis, serving both enterprises and prosumers. Under this model, customers pay a subscription fee for a specified level of usage and capabilities during the subscription term, which is generally 12 months or less. Depending on the model, platform, or applications chosen by our customers, they enter into pay-for-intelligence pricing, subscription-based pricing, or both. For example, when subscribers approach or exhaust the usage capacity included in their tier, they may utilize a higher subscription tier or purchase more intelligence directly, creating a seamless bridge from subscription to incremental pay-for-intelligence revenue. A growing number of enterprise customers agree to non-cancelable annual or multi-year contracts with minimum spend commitments in exchange for a committed price list. These contracts result primarily in consumption-based revenue. Consumption-based revenue increased from $288 million, or 75% of total revenue, for the year ended December 31, 2024, to $3.8 billion, or 83% of total revenue, for the year ended December 31, 2025, to $26.3 billion, or 79% of total revenue, for the nine months ended September 30, 2026 (each unaudited). Subscription-based revenue increased from $98 million, or 25% of total revenue, to $789 million, or 17% of total revenue, to $6.9 billion, or 21% of total revenue over the same periods (each unaudited). The larger dollar increase in consumption-based revenue reflects the growth in customers with $100,000 or more of revenue on a TTM basis. For 2023, our revenue of $41 million was substantially all consumption-based, reflecting our early operations. We expect consumption-based revenue to continue to represent the substantial majority of total revenue for the foreseeable future. Our recent growth may reflect early-stage adoption dynamics, the nascency of the AI market, and rapid initial customer expansion that may not be sustainable over time. We expect our revenue growth rate to decline over time, and it may decline significantly and more rapidly than we anticipate as our revenue base increases and as the market matures. 5.2.6 Our Customers and Approach to Claude Diffusion 5.2.6.1 Our Customers We serve enterprises of all sizes and across industries, in nearly every region of the world. Organizations that use Claude range from the world’s largest enterprises to AI-native startups, research institutions, and mission-driven organizations working on some of the world’s most consequential problems. Customers realize value from Claude in three primary ways: more productive employees, faster processes, and embedded intelligence in their products. As enterprise customers push Claude into increasingly complex workflows, we engage with them to understand their evolving requirements, which helps shape our product roadmap. This feedback loop deepens customer relationships with each release and makes Claude more capable for all customers. Software developers have been core to our strategy: they are simultaneously the architects of applications built on our platform, and they encode their workflows and institutional knowledge into Claude-powered agents. Developers have been our earliest adopters and often most discerning users: they apply models to unanticipated use cases quickly and surface the edge cases that sharpen each successive version of a Claude model. Claude Code is now embedded in software development workflows across major organizations, with these relationships often beginning with individual engineers who recognized the value of autonomous coding agents and accelerated adoption across their enterprises. The same intelligence and capabilities we deliver to enterprises are also valuable to prosumers in their personal endeavors. These users provide strategic value as a top-of-funnel engine for our enterprise business—individuals who utilize Claude for their personal work and then champion it inside their organizations. We are seeing broad-based growth across customer use cases, from software development to financial analysis, content creation, and complex knowledge work. Claude is extensible: regardless of entry point, enterprises quickly discover that frontier intelligence applies to a wide and expanding range of tasks across their organizations. As a result, what sometimes begins as a single use case frequently expands into broader adoption spanning coding, legal analysis, financial modeling, customer operations, and other knowledge-intensive work. 5.2.6.2 Our Approach to Claude Diffusion A core driver of Claude’s diffusion is its intelligence—as Claude’s capabilities advance, value to customers expands, and that value drives greater adoption. Ensuring the accessibility of such intelligence is also critical, and we do that in the

157 following ways: through our composable platform and applications that meet customers where they are, through our go-to-market and Applied AI teams directly, and through partnerships that extend our reach at scale. Intelligence-Led Growth. Our platform and applications are the primary mechanism through which Claude’s intelligence can reach users. As users begin building, brainstorming, and problem-solving with Claude, they quickly come to rely on it as a trusted partner in their work. As Claude becomes part of how people work, they experience firsthand what frontier intelligence makes possible, and such individual adoption reshapes how entire organizations operate. This pattern repeats across organizations: prosumers become internal champions, teams expand their use of Claude, and what begins as a single workflow grows into something that impacts how an entire organization operates. This pattern has been core to our revenue growth. Direct Teams. This organic adoption is complemented and enhanced through our direct go-to-market teams who help scale Claude to organizations with complex workflows and business processes. By the time our direct teams engage a customer, Claude is often already in use. Our go-to-market teams use this organic momentum to build executive sponsorship and drive enterprise-wide adoption. Applied AI Teams. Our Applied AI teams embed more deeply with select customers, building solutions that make it easier for organizations to benefit from Claude’s intelligence. They work with enterprises to design and deploy custom solutions, specialized workflows, and domain-specific implementations tailored to the customer’s own requirements. This work drives deeper adoption within individual customers and generates the feedback and information from users that help to shape our platform and product roadmap. Cloud Partnerships. Claude is accessible on all three major cloud platforms, AWS, GCP, and Azure, allowing enterprises to deploy Claude within the infrastructure, security perimeters, and commitment structures they already operate. These CSPs extend our reach through their large combined field teams that are empowered to sell our platform and applications, accelerating market adoption at a scale we believe would be difficult for any single organization to directly replicate. We have a joint go-to-market approach with these CSPs through which we establish direct contractual relationships with our customers while paying a fee to each CSP. This structure allows us to foster stronger commercial alignment with these CSPs, avoid channel conflict, set pricing, and realize the financial benefits of ongoing compute efficiency improvements. Ecosystem Partnerships. Major global systems integrators have built dedicated Claude practices with teams trained to deploy our platform and applications. Go-to-market alliances with leading data platforms embed Claude into data infrastructure that enterprises already operate, facilitating adoption of Claude within existing workflows and making it easier for enterprises to realize value from Claude. Ode with Anthropic. We recently launched an AI services company in partnership with leading private equity firms to bring Claude’s capabilities to mid-sized companies across sectors, building solutions on the Claude Platform and supporting customers over the long term. Ode with Anthropic will partner closely with our Applied AI and go-to-market teams. Together, these approaches have led to a structurally efficient approach to facilitating the diffusion of Claude in the economy, with our sales, marketing, and partnerships expenses representing 17% of revenue for the nine months ended September 30, 2026. 5.3 Key Factors Affecting Our Performance 5.3.1 Remaining at the Frontier of AI We believe enterprises consistently choose the most capable and trustworthy AI systems, making our position at the frontier an important driver of our success. Our ability to rapidly grow our revenue is partially dependent on our continued delivery of more intelligent and capable models. Our experience is that as we deliver models with meaningfully improved capabilities that deliver higher intelligence per dollar spent, customers find new applications for AI across their businesses, accelerating adoption and revenue growth. This can be seen in the trajectory of our model family adoption. Successive versions of our most intelligent generally available model have delivered meaningfully greater intelligence and capabilities. With each release, we have seen most customers utilize the latest version of our models, reinforcing the direct relationship between frontier model quality and revenue generation. As we deliver more capable models, customers have expanded their usage into new use cases and increased their spending accordingly.

158 We expect our ability to deliver innovation in intelligence and capability at the frontier to remain a key driver of revenue growth in future periods, and maintaining a leading position requires continued investment in research and compute, top technical talent, and access to capital sufficient to support our growth trajectory. 5.3.2 Securing Sufficient Compute and Optimizing Its Utilization Our ability to continue advancing intelligence at the frontier depends on securing sufficient compute for research, model development, serving customers, and internal usage of Claude. Our ability to leverage heterogeneous compute helps us to secure compute at sufficient scale and optimal price-performance. If any of our chip partners are unable to deliver committed compute or experience delays, or if we need to procure incremental compute, we benefit from having a range of partners as opposed to being overly reliant on any one partner. The availability, timing, and cost of compute are subject to factors largely outside our control, including the concentration of chip and memory manufacturing among a limited number of suppliers and geographies, constraints on the availability of power and data center capacity, and evolving export controls. We have historically operated in a compute-constrained environment in which demand for compute has exceeded the supply available to us. In addition, certain of the CSPs on which we rely for compute are also strategic investors in us, are our customers, and offer AI models and services that compete with ours. These multifaceted relationships could give rise to conflicts of interest or competitive dynamics that adversely affect our access to compute, its cost, or the prioritization of our workloads. As our compute needs have grown substantially, we are shifting from sourcing compute solely through fixed-term cloud agreements to a hybrid model that also includes leasing chips directly and hosting them in dedicated facilities operated on our behalf. We refer to this additional source of compute as Anthropic Direct, which helps to address our scaling compute requirements and provides potential long-term economic advantages of direct hosting. Anthropic Direct provides us with a more flexible use of capital by allowing us to separate our commitments for data center capacity from our commitments for the accelerators deployed inside them. Because data centers require longer lead times but represent a smaller fraction of total compute costs, this approach enables us to secure data center capacity early while deferring larger accelerator investments until our specific compute needs are more certain. Optimizing the utilization of our compute is equally important to our success in satisfying customer demand. We continuously direct compute to its highest-value use case, balancing the need to advance research and model development with the need to serve our customers and support internal usage of Claude. We rely on compute efficiencies, such as the discovery of compute multipliers, to get the most out of the compute that we procure. Our ability to effectively direct compute and drive compute efficiencies will be an important determinant of both our pace of innovation and our financial results over time. 5.3.3 Attracting and Retaining Technical Talent Advancing the frontier and maximizing the return on our compute investment require that we attract, hire, and retain top technical talent. Talent attraction and retention start with our seven co-founders, all of whom have remained with the company. We believe our culture and mission alignment enable us to hire and retain the talent required to continuously push the frontier of AI forward in a safe and responsible way. We expect our ability to continue attracting and retaining top technical talent to remain a key determinant of our pace of innovation and our financial results in future periods. 5.3.4 Our Continued Access to Capital We must make significant investments in compute for research, model development, serving customers, and internal usage of Claude. Our compute requires substantial upfront commitments and ongoing payments as the compute becomes available to us. Our compute commitments will continue to grow as we scale our business. Our ability to secure sufficient compute is directly linked to our ability to access capital on favorable terms, such as through equity or debt financing or cash flow from operations. In order to maintain our access to capital, we must continue to demonstrate that we are able to invest that capital in a highly productive way. The best measures of our progress are Claude’s intelligence and capability, and customer adoption of Claude. Our ability to convert compute investment into frontier model performance, and then increase customer adoption, will be a key determinant of our access to capital. Our ability to sustain access to capital depends in part on demonstrating a credible trajectory toward profitability. Our revenue growth, compute efficiency, and operating efficiency have significantly improved our operating margin and Adjusted Operating Margin, but we plan to keep investing heavily, which will adversely impact our results of operations. Our compute commitments are substantial and generally must be satisfied regardless of our revenue or utilization, while our access to additional capital depends on a number of conditions, many of which are outside our control, including

159 market conditions and investor demand. In addition, a portion of our compute and infrastructure build-out has been funded or supported by capital or credit support provided or facilitated by certain of our CSPs and chip partners. Our ability to reduce this reliance over time depends in part on our ability to obtain financing from independent sources on our own credit. 5.3.5 Our Ability to Diffuse Claude in the Enterprise Our financial performance depends on the pace and breadth at which AI, and in particular Claude, is adopted across the global economy. While Claude’s capabilities already address a wide range of enterprise use cases, we believe that enterprise adoption remains nascent. We believe that our ability to capture this opportunity and drive revenue growth in future periods will depend on three dynamics: First, our ability to translate model improvements into accessible products and platform capabilities. In the nine months ended September 30, 2026, we launched an aggregate of 250 new model versions, platform features and applications, including new capabilities in Claude Code, Claude Cowork, and vertical solutions for key industries. Our growth depends on continuing this pace of product innovation and reducing the friction between Claude’s capabilities and customer workflows. Our growth also depends on how quickly new capabilities reach customers, which in turn depends on the steps we take to assess and mitigate the risks of each model during development and before and after release. In the past, these steps have included delaying the release of new models and limiting their initial availability, such as our initial release of Mythos through Project Glasswing and our later release of Fable 5 as a generally-available model with safety restrictions, and in the future, as we learn more about model capabilities and behavior, could include additional measures that affect whether, how, and when we develop or release new models or capabilities. We evaluate whether to delay or restrict a release based on the results of our pre-release capability and safety evaluations and our assessment of whether available safeguards adequately mitigate the identified risks, and we may also take such steps where those evaluations are inconclusive. For more information, see the section titled “4.14.6 Safeguards” specifically subsection “Our Approach to Model Releases.” These measures, and any laws, regulations, or standards governing frontier model development that may be adopted, could cause new use cases to emerge more slowly and slow the enterprise adoption and expansion on which our revenue growth depends. We believe that enterprises prefer models that are safe and aligned, and that our continued investment in safety strengthens customer trust and supports long- term adoption. Second, our ability to expand and diversify distribution. A large portion of our growth to date has been self-service and organic. As AI adoption extends further into enterprises and more regulated industries, we are investing in direct go- to-market, Applied AI teams, and partnerships across all three major cloud platforms, systems integrators, consultants, and data platforms. We are also expanding our ability to serve international customers through the growth of regional offices and partnerships in key markets, and we expect international expansion to be a meaningful driver of revenue growth as global demand for AI accelerates. The effectiveness of these investments, and our ability to hire and retain go-to-market talent, will be a meaningful determinant of growth. Third, our ability to land new customers and expand within existing accounts. The number of customers with $100,000 or more of revenue on a TTM basis grew from approximately 20 as of December 31, 2023, to approximately 200 as of December 31, 2024, to approximately 1,500 as of December 31, 2025, and to more than 11,900 as of September 30, 2026. Total revenue from these customers grew from approximately $37 million to $220 million to $3.5 billion to $26.1 billion and represented 90%, 57%, 76%, and 74% of total revenue for the years ended December 31, 2023, 2024, and 2025, and the TTM period ended September 30, 2026, respectively (each unaudited). The remaining 26% of total revenue for the TTM period ended September 30, 2026 (unaudited) was generated by approximately 40 million customers, each with less than $100,000 of revenue on a TTM basis. In addition, as of September 30, 2026, we had more than 1,900 customers with $1 million or more of revenue on a TTM basis and approximately 250 customers with $10 million or more of revenue on a TTM basis. Despite this growth, our penetration into the largest enterprises remains early. Over 50% of the Fortune 500 and over 30% of the Global 2000 were customers with $100,000 or more of revenue on a TTM basis as of September 30, 2026. We believe we are in the early stages of our expansion within these customers, with our revenue from these Fortune 500 customers representing, on average, less than 0.1% of their total expenses for the three months ended September 30, 2026. We compare this measure against our largest Fortune 500 customers, who are further along in their adoption of AI. For the three months ended September 30, 2026, revenue from our top 10 Fortune 500 customers represented, on average, less than 1% of their total expenses—still a small fraction of their overall spend, but over eight times the average of our Fortune 500 customers with $100,000 or more of revenue on a TTM basis. We believe the difference reflects the

160 substantial runway we have to deepen adoption, both within our largest customers and within customers earlier in their adoption of Claude.23 Claude adoption is broad-based. No single customer represented more than 10% of our revenue for the nine months ended September 30, 2026. Approximately 79% of our revenue came from customers outside of our top five customers for the three months ended September 30, 2026, up from approximately 64% for the three months ended March 31, 2026 (each unaudited). At the same time, our largest customers continue to expand. For the three months ended September 30, 2026, our revenue from each of our top five customers reached a record high. 5.3.6 Customer Usage Patterns Our revenue is influenced by customer usage patterns, which are impacted by the frequency and capability of new model version releases, as well as seasonal trends, each of which can create variability in our results from period to period. The continuous and overlapping cadence of new model version releases is inherent to remaining at the frontier of AI development. For example, model versions released in the six months ended September 30, 2026 accounted for over 80% of our revenue for the three months ended September 30, 2026 (unaudited). As we have released successive versions of Claude models, we have continued to see revenue growth as new capabilities unlock additional use cases, prompting new customers to adopt Claude and existing customers to expand their usage. Our customer usage patterns have also typically exhibited seasonality, particularly around holiday and vacation periods in the summer and winter, when certain workflows slow down and overall customer activity declines. For example, developer commits and feature launches are typically slower during the code freezes that many companies schedule over holidays. Consistent with this pattern, for the two weeks ended January 2, 2026, total customer spend declined by approximately 20% compared to the prior two weeks ended December 19, 2025. However, our historical growth rates may mask the impact of seasonal trends on our results. These dynamics are inherent aspects of a pay-for-intelligence revenue model and may be important determinants of our financial results in future periods. Because of these seasonal patterns, our results of operations have varied, and are expected to continue to vary, from period to period, and our results for any one period may not be indicative of our results for any future period. As our revenue growth rate declines over time, we expect seasonal effects to become more apparent in, and to have a greater effect on, our period-to-period results, and to make it more difficult to forecast our results of operations. 5.3.7 Our Commitment to Public Benefit Our commitment to public benefit extends to how we deploy our resources. We intend to direct a meaningful portion of our resources toward ensuring that frontier intelligence is safe and its benefits are broadly distributed, which we refer to as our public benefit initiatives. This may include significant contributions to nonprofit organizations, research institutions, and other third parties working on problems where AI can have the greatest positive impact, as well as programs designed to make Claude accessible to underserved communities, educators, and public institutions. As part of these initiatives, we contributed 846,840,960 shares of our Class N common stock, representing 5% of our fully diluted shares as of June 30, 2026 (assuming full conversion of the Amazon Notes), to the Anthropic Public Benefit Fund, our wholly owned subsidiary dedicated to the Company Purpose, which we refer to as the Initial Public Benefit Issuance. As the value we create grows, we intend for the public benefit to share meaningfully in that growth as well. To that end, our board of directors has approved a framework for additional contributions tied to future increases in our share price. Following the global offering and the concurrent private placement, our board of directors, in its discretion, may issue shares of our Class N common stock to the Anthropic Public Benefit Fund (or other designee) representing up to an additional 2% of our then-outstanding shares (plus any shares subject to options, RSUs, and other convertible securities and any shares held by the Anthropic Public Benefit Fund) each time our share price appreciates 50% above the prior share price milestone, beginning with our initial public offering price. A share price milestone is reached only when our closing share price has exceeded the applicable threshold on at least 90 of the trailing 120 consecutive trading days, and our average closing share price over the 10 trading days prior to such issuance also exceeds that threshold. Although our board of directors has approved this framework, any future contributions will be made at the discretion of our board of directors. The shares that are contributed to the Anthropic Public Benefit Fund, including the Initial Public Benefit Issuance, may be transferred or donated to a third party, or otherwise sold in a registered public offering or private placement transaction in furtherance of our public benefit initiatives. Our board of directors will determine the allocations and distributions from the Anthropic Public Benefit Fund until it approves a specific governance structure for the entity, at which point decision-making authority is expected to transition to designated managers of 23 For purposes of this measure, we include only Fortune 500 customers that are publicly traded and calculate the measure using total expenses as reported in their publicly available financial statements.

161 the Anthropic Public Benefit Fund operating under that structure. The initial managers are Dario Amodei, Daniela Amodei, Jack Clark, and Dr. Neil “Buddy” Shah. The Initial Public Benefit Issuance and the additional share contribution framework represent one of the ways in which we intend to pursue the Company Purpose, but they are not the exclusive means of doing so. We expect to dedicate additional resources, and to make other business and operational decisions, in furtherance of the Company Purpose outside of, and in addition to, these equity contributions. In addition, we maintain a donation matching program through which employees can pledge a meaningful portion of their equity awards or equivalent cash proceeds to a donor-advised fund or other nonprofit organization, and we match those donations with shares of our Class N common stock. In the same way the Company Purpose defines how we direct our work as an organization, our donation matching program reflects a parallel commitment by our employees to direct the personal financial value created by that work toward the public good. We view our donation matching program as a meaningful expression of the Company Purpose and a reflection of the values that define our culture. In addition, our co-founders have each pledged to dedicate 80% of their personal equity in Anthropic to philanthropic causes, separate from and not eligible for our donation matching program. Decisions we make to advance our public benefit initiatives may, in any given period, reduce our revenue, increase our expenses, lower our Adjusted Operating Margin, contribute to dilution, and reduce our profitability on a per share basis relative to what we would otherwise report. Our public benefit-related expenses, which currently consist primarily of charitable donations under our donation matching program, were not significant before the three months ended September 30, 2026. For the nine months ended September 30, 2026, expenses related to our donation matching program were $2.1 billion, representing approximately 6% of our total operating expenses for that period (unaudited). However, we expect the cadence and magnitude of resources directed toward our public benefit initiatives to increase in future periods and remain a factor affecting our results of operations. 5.4 Components of Results of Operations 5.4.1 Revenue We generate revenue as customers use Claude through our platform and applications, including Claude Code, Claude Cowork, and vertical solutions for key industries. Claude is powered by our proprietary Claude model family, a set of frontier models, each with varying levels of capability, cost, and speed. Enterprise customers access our intelligence service directly from us or through CSP marketplaces, where we maintain direct contractual relationships with our customers. Depending on the model, platform, or applications chosen by our customers, they enter into pay-for-intelligence pricing, subscription-based pricing, or both. A growing number of enterprise customers agree to annual or multi-year contracts with minimum spend commitments. Revenue is recognized when customers use our intelligence service, based on the quantity of tokens consumed. Subscriptions are generally prepaid on a monthly or annual basis, and are subject to usage limits that reset over short periods, which results in revenue being recognized on a ratable basis over the subscription period, which is generally 12 months or less. We expect our revenue growth rate to decline over time and to fluctuate from period to period. Revenue growth in any period may be affected by customer usage patterns, customer adoption, the deployment of our models, platform, and applications, the pricing of our offerings, the timing and success of new model and product releases, measures we decide to implement to safely deploy new capabilities, our ability to continue meeting customer requirements, and other factors affecting demand for our models, platform, and applications, including those described in the section titled “1.1.24 We are at an early stage of our revenue growth, we have experienced rapid growth in recent periods, and our historical growth rates are not indicative of future performance or our ability to sustain or forecast future revenue growth.” In addition, our revenue has included, and we expect will continue to include, amounts from customers that we subsequently determine are using our models, platform, and applications in violation of our usage policy or commercial terms. We believe this dynamic is common in our industry. Because detection, investigation, and enforcement take time, we recognize revenue from such customers when the related services are provided, before restricting or terminating their access. Based on our detection and review process, we estimate that revenue from such customers represented approximately 5% to 7% of our revenue for the nine months ended September 30, 2026. This estimate requires judgment and may change as our detection methodologies evolve and we identify previously undetected usage. We expect the percentage of revenue from customers using our models, platform, and applications in violation of our usage policy or commercial terms to decline in future periods as we have enhanced our detection and enforcement efforts, in

162 particular in August and September 2026; however, the timing and magnitude of any resulting adverse effect on our revenue and revenue growth are uncertain. 5.4.2 Operating Expenses 5.4.2.1 Compute and Infrastructure Compute and infrastructure expenses primarily consist of costs attributable to operating our technology infrastructure, which supports the full range of workloads for our models, including research, model development, serving customers, and internal usage of Claude. These costs primarily consist of compute fees paid to CSPs under committed and on- demand arrangements, including storage, networking, and connectivity, and related support costs, infrastructure costs associated with serving customer workloads through partner channels, colocation facility costs, equipment leases and committed power costs associated with our data center operations, and third-party application infrastructure software costs directly related to our compute operations. Beginning in 2026, as our obligations commence under compute and infrastructure leases, these expenses also include operating lease costs, amortization of finance lease assets, variable lease costs, and depreciation and amortization on owned servers, networking equipment, and related data center assets. See Note 8 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”) for a functional presentation of our operating expenses, including cost of revenue, and a description of the workloads underlying the compute and infrastructure expenses within each functional caption. Within that functional presentation, substantially all of the cost of revenue consists of compute and infrastructure expenses associated with customer-serving workloads. Additionally, cost of revenue includes certain personnel-related costs, and allocated overhead costs. Customers adopt and retain our technology based on whether our models are at the frontier of AI capability and maintaining that frontier position is essential to revenue generation. Each model release represents continuous intelligence improvements, making ongoing model development a critical factor in revenue generation. We operate an iterative cycle in which compute deployed to model development yields more capable and efficient models. Those efficiency gains free compute to serve additional customer workloads. In turn, serving our customers at scale generates feedback that informs research and model development. In this cycle, customer-serving activity and model development are each a direct input that informs the other, and we therefore view compute and infrastructure costs as critical to our ability to generate revenue within a short time of incurring such costs. We expect compute and infrastructure expenses to increase in absolute dollars and remain our largest operating expense for the foreseeable future as additional committed compute becomes available to us under multi-year arrangements with CSPs, and as we continue to invest in additional compute. These expenses are paid and recognized as compute becomes available to us, rather than when committed, and are generally fixed in the near term given the majority of our compute is contracted under multi-year commitments that we typically procure 12 to 18 months in advance of availability. When customer demand or research needs exceed this long-term capacity, we procure short-term compute that currently costs significantly more than comparable compute procured under our multi-year commitments. We deploy this committed compute as a single, shared resource across all workloads, and thus plan, incur, and assess it on a total basis rather than by individual workload. As a result, compute and infrastructure expenses as a percentage of revenue will depend primarily on how our revenue scales relative to our total committed compute cost base. In addition, as part of our public benefit initiatives, we intend to direct a meaningful portion of our resources, which may include compute, toward ensuring that the benefits of frontier intelligence are broadly accessible, and we expect to significantly scale these efforts over time. 5.4.2.2 Personnel Personnel expenses primarily consist of stock-based compensation, including expense related to stock options, RSUs, and restricted stock awards (“RSAs”), cash compensation, including base salaries and bonuses, employee benefits, including health and welfare benefits, and employer payroll taxes. We expect personnel expenses to increase in absolute dollars as we continue to expand our headcount to support the growth of our business. We also expect to incur additional stock-based compensation expense in connection with the global offering, including for certain RSUs for which the performance condition will be satisfied upon the effectiveness of the registration statement with respect to the U.S. offering. We expect that personnel expenses may fluctuate as a percentage of revenue depending on the timing and magnitude of stock-based compensation expense, and the pace of hiring across our organization.

163 5.4.2.3 Bartz Settlement Bartz settlement consists of the charge we recorded in 2025 to settle the Bartz litigation. See Note 13 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”) for additional information. 5.4.2.4 Sales, Marketing, and Partnerships Sales, marketing, and partnerships expenses primarily consist of fees paid to channel partners and marketing and advertising costs, including media and public relations spend. We expect sales, marketing, and partnerships expenses to increase in absolute dollars as we continue to invest in activities to drive continued adoption and expanded usage of our models. We expect that sales, marketing, and partnerships expenses may fluctuate as a percentage of revenue depending on the timing of and spend on marketing campaigns and changes in the terms of our channel partner distribution arrangements and the cost to deliver our intelligence service. 5.4.2.5 Other Operating and Administrative Other operating and administrative expenses primarily consist of charitable donations expense related to our donation matching program, vendor costs related to data quality and performance evaluation services, information technology and cloud software costs, payment processing and platform fees, facility and occupancy costs, non-income taxes, professional services costs, bad debt expense, and depreciation and amortization related to non-data center assets. We expect that other operating and administrative expenses will increase in absolute dollars as our business grows and as a result of operating as a public company, including expenses related to compliance with SEC rules and regulations, the listing standards of the Nasdaq Global Select Market, additional costs for directors’ and officers’ liability insurance, and professional services. We also expect other operating and administrative expenses to fluctuate as a percentage of our revenue over time as our business grows, in part as we significantly scale our public benefit initiatives, including expanded programs to make Claude accessible to underserved communities, increased charitable donation matching, contributions to philanthropic vehicles or foundations we may establish or support in the future, and other efforts aligned with our mission. 5.4.3 Interest Income Interest income consists of interest earned on our cash and cash equivalents and short-term investments which primarily consist of debt securities, including U.S. Treasury and agency securities, corporate debt, and commercial paper. 5.4.4 Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Change in fair value of convertible notes, derivative liabilities, and SAFEs consists of gains and losses as a result of recording our convertible promissory notes, derivative liabilities, and SAFE liabilities at fair value at the end of each reporting period. Because these instruments are marked to market, increases in our enterprise valuation drive increases in this expense. We will continue to recognize changes in the fair value of our convertible notes until they are converted into equity, repaid, or otherwise settled. For more information, see Note 4 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”). 5.4.5 Other Income (Expense), Net Other income (expense), net consists primarily of the change in fair value of strategic investments and financial instruments, the change in fair value of certain derivative instruments in connection with an acquisition of a privately- held company in December 2025, interest expense from finance leases, and foreign currency exchange gains and losses. For more information on the acquisition, see Note 15 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”). 5.4.6 Provision for Income Taxes The provision for income taxes primarily consists of income taxes in certain federal, state, local, and foreign jurisdictions in which we conduct business. Our effective tax rates will vary depending on the impact of the valuation allowance and nondeductible fair value adjustments to derivatives, as well as the relative proportion of foreign income to domestic income, generation of tax credits, changes in the valuation of our deferred tax assets and liabilities, and changes in tax laws.

5.5 Results of Operations

The following table sets forth our consolidated statements of operations data for the periods indicated:

(in millions, except share and per share amounts)	Year Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2025	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2026
		(audited)		(unaudited)	
Revenue	$ 41	$ 386	$ 4,585	$ 2,545	$ 33,242
Operating expenses:					
Compute and infrastructure	433	2,522	7,326	4,381	18,808
Personnel[(1)]	95	454	1,839	1,027	4,863
Bartz settlement	—	—	1,500	1,500	—
Sales, marketing, and partnerships	2	43	568	322	5,529
Other operating and administrative	62	347	1,412	539	5,302
Total operating expenses	592	3,366	12,645	7,769	34,502
Operating loss	(551)	(2,980)	(8,060)	(5,224)	(1,260)
Interest income	69	106	431	239	2,359
Change in fair value of convertible notes, derivative liabilities, and SAFEs	(1,045)	(5,434)	(34,308)	(20,107)	(94,324)
Other income (expense), net	(2)	—	(8)	(3)	(10,397)
Total other income (expense), net	(978)	(5,328)	(33,885)	(19,871)	(102,362)
Loss before provision for income taxes	(1,529)	(8,308)	(41,945)	(25,095)	(103,622)
Provision for income taxes	2	1	20	12	417
Net loss[(2)]	$ (1,531)	$ (8,309)	$ (41,965)	$ (25,107)	$ (104,039)
Net loss per share attributable to common stockholders, basic and diluted	$ (1.42)	$ (5.43)	$ (23.04)	$ (13.90)	$ (50.10)
Weighted-average shares outstanding, basic and diluted	1,076,880,510	1,528,994,540	1,821,084,860	1,806,802,920	2,076,810,122

The following table sets forth the computation of unaudited as adjusted net loss per share, basic and diluted of common stock attributable to common stockholders for the periods presented:

(in millions, except share and per share amounts)	Year Ended December 31, 2025	Nine Months Ended September 30, 2026
	(unaudited)	
Numerator:		
Net loss	$ (41,965)	$ (104,039)
Adjustment to record stock-based compensation expense related to RSUs for which the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement with respect to the U.S. offering	$ (671)	$ (7,487)
Adjustment to eliminate the change in fair value recognized related to the convertible promissory notes	$ 10,255	$ 14,727
As adjusted net loss	$ (32,381)	$ (96,799)
Denominator:		
Weighted-average number of shares outstanding, basic and diluted	1,821,084,860	2,076,810,122
Adjustment to reflect the Preferred Stock Conversion	8,561,115,159	8,561,115,159
Adjustment to reflect the RSU Settlement	8,521	3,674,719
Adjustment to reflect the Convertible Notes Conversion	276,827,518	276,827,518
Weighted-average number of shares outstanding used to compute as adjusted net loss per share, basic and diluted[(3)(4)]	10,659,036,058	10,918,427,518
As adjusted net loss per share, basic and diluted[(3)(4)]	$ (3.04)	$ (8.87)

(1) Includes stock-based compensation expense of $29 million, $192 million, and $1.2 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $591 million and $3.3 billion for the nine months ended September 30, 2025 and 2026, respectively.

(2) Includes change in fair value of convertible notes, derivative liabilities, and SAFEs, which were $1.0 billion, $5.4 billion, and $34.3 billion for the years ended December 31, 2023, 2024, and 2025, respectively, and $20.1 billion and $94.3 billion for the nine months ended September 30, 2025 and 2026, respectively. These changes were primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods.

164

(3) The unaudited as adjusted net loss per share and as adjusted weighted-average number of shares used in computing as adjusted net loss per share give effect to (i) the Preferred Stock Conversion, as if such conversion had occurred on January 1, 2025, (ii) the Convertible Notes Conversion, as if such conversion had occurred on January 1, 2025, (iii) the elimination of the change in fair value recognized on convertible promissory notes that converted into shares of our redeemable convertible preferred stock during the periods presented and that convert in the Convertible Notes Conversion, in each case as if such notes had converted on January 1, 2025; (iv) stock-based compensation expense related to RSUs for which the service-based vesting condition was satisfied or partially satisfied, and as if the performance-based condition had been satisfied on January 1, 2025, of $671 million and $7.5 billion for the year ended December 31, 2025 and the nine months ended September 30, 2026, respectively, (v) the net issuance of 43,150 and 16,775,835 shares of our Class A common stock upon the vesting and settlement of RSUs, for which the service-based vesting condition was satisfied, and as if the performance-based condition had been satisfied on January 1, 2025, for the year ended December 31, 2025 and the nine months ended September 30, 2026, respectively, and (vi) the filing and effectiveness of our amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of the global offering. The as adjusted weighted-average number of shares does not give effect to the Initial Public Benefit Issuance, as shares of our Class N common stock held by our wholly owned subsidiary are not considered outstanding for accounting purposes.

(4) As of September 30, 2026, unrecognized stock-based compensation expense not reflected in as adjusted net loss per share was $24.1 billion related to RSUs for which the service-based vesting condition was not satisfied, and which is expected to be recognized over a weighted-average period of approximately 2.0 years, and $2.1 billion related to our other outstanding equity awards, which is expected to be recognized over a weighted-average period of approximately 1.4 years.

The following table sets forth our consolidated statements of operations as a percentage of revenue data for the periods indicated:

	Year Ended December 31,			Nine Months Ended September 30,	
	2023	2024	2025	2025	2026
		(unaudited)		(unaudited)	
Revenue	100 %	100 %	100 %	100 %	100 %
Operating expenses:					
Compute and infrastructure	1,056	653	160	172	57
Personnel	232	118	40	40	15
Bartz settlement	—	—	33	59	—
Sales, marketing, and partnerships	5	11	12	13	17
Other operating and administrative	151	90	31	21	16
Total operating expenses	1,444	872	276	305	104
Operating loss	(1,344)	(772)	(176)	(205)	(4)
Interest income	168	27	9	9	7
Change in fair value of convertible notes, derivative liabilities, and SAFEs	(2,549)	(1,408)	(748)	(790)	(284)
Other income (expense), net	(5)	—	—	—	(31)
Total other income (expense), net	(2,385)	(1,380)	(739)	(781)	(308)
Loss before provision for income taxes	(3,729)	(2,152)	(915)	(986)	(312)
Provision for income taxes	5	—	—	—	1
Net loss	(3,734) %	(2,153) %	(915) %	(987) %	(313) %

Note: Totals of percentage of revenue may not foot due to rounding.

5.6 Comparison of the Nine Months Ended September 30, 2025 and 2026

5.6.1 Revenue

(in millions, except for percentages)	Nine Months Ended September 30,			
	2025	2026	$ Change	% Change
	(unaudited)		(unaudited)	
Revenue	$ 2,545	$ 33,242	$ 30,697	1,206 %

Revenue for the nine months ended September 30, 2026 increased by $30.7 billion, or 1,206%, compared to the nine months ended September 30, 2025. Consumption-based and subscription-based revenue increased by $24.2 billion and $6.5 billion, respectively, for the nine months ended September 30, 2026 compared to the nine months ended September 30, 2025. The increase was driven by successive model and product releases that drove higher usage, expansion, and broader adoption across our offerings. The number of customers with $100,000 or more of revenue on a TTM basis grew from more than 950 as of September 30, 2025 to more than 11,900 as of September 30, 2026. Total revenue from these customers grew from $1.9 billion for the nine months ended September 30, 2025 to $24.5 billion for the nine months ended September 30, 2026 and represented approximately 75% and 74% of total revenue for the nine months ended September 30, 2025 and 2026, respectively.

165

166 5.6.2 Operating Expenses 5.6.2.1 Compute and Infrastructure Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Compute and infrastructure $ 4,381 $ 18,808 $ 14,427 329 % Percentage of revenue 172% 57 % Compute and infrastructure expenses for the nine months ended September 30, 2026 increased by $14.4 billion, or 329%, compared to the nine months ended September 30, 2025. The increase was driven by the delivery of committed compute throughout the first nine months of 2026 under our CSP arrangements. As our compute and infrastructure capacity grows, the associated compute and infrastructure expenses have increased accordingly. Compute and infrastructure expenses as a percentage of revenue decreased as revenue increased significantly in the nine months ended September 30, 2026 compared to the nine months ended September 30, 2025, against a compute base that was primarily committed in advance. The decrease was partially offset by the delivery of additional compute, which includes $6.5 billion of compute under short-term commitments for the nine months ended September 30, 2026, which currently costs significantly more than comparable compute procured under our multi-year commitments. 5.6.2.2 Personnel Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Personnel $ 1,027 $ 4,863 $ 3,836 374 % Percentage of revenue 40% 15 % Personnel expenses for the nine months ended September 30, 2026 increased by $3.8 billion, or 374%, compared to the nine months ended September 30, 2025. The increase was driven by a $2.7 billion increase in stock-based compensation expense and an $891 million increase in cash compensation, both as a result of headcount growth. 5.6.2.3 Bartz Settlement Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Bartz settlement $ 1,500 $ — $ (1,500) (100) % Percentage of revenue 59% — % Bartz settlement expense of $1.5 billion for the nine months ended September 30, 2025 reflects the charge related to the legal settlement of the Bartz litigation reached and accrued during the third quarter of 2025. 5.6.2.4 Sales, Marketing, and Partnerships Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Sales, marketing, and partnerships $ 322 $ 5,529 $ 5,207 1,617 % Percentage of revenue 13% 17 % Sales, marketing, and partnerships expenses for the nine months ended September 30, 2026 increased by $5.2 billion, or 1,617%, compared to the nine months ended September 30, 2025. The increase was primarily driven by a $4.8 billion increase in fees paid to channel partners, reflecting the growth of our business.

167 5.6.2.5 Other Operating and Administrative Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Other operating and administrative $ 539 $ 5,302 $ 4,763 884 % Percentage of revenue 21% 16 % Other operating and administrative expenses for the nine months ended September 30, 2026 increased by $4.8 billion, or 884%, compared to the nine months ended September 30, 2025. The increase was primarily driven by a $2.1 billion increase in non-cash charges related to donations made under our donation matching program, a $757 million increase in vendor costs related to data quality and performance evaluation services, a $435 million increase in payment processing fees, a $428 million increase in professional services costs, and a $407 million increase in information technology and cloud software costs. 5.6.3 Interest Income Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Interest income $ 239 $ 2,359 $ 2,120 887 % Interest income for the nine months ended September 30, 2026 increased by $2.1 billion, or 887%, compared to the nine months ended September 30, 2025. The increase was primarily driven by an increase in investment income due to higher average cash and cash equivalents and short-term investments balances in the first nine months of 2026. 5.6.4 Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Change in fair value of convertible notes, derivative liabilities, and SAFEs $ (20,107) $ (94,324) $ (74,217) 369 % Change in fair value of convertible notes, derivative liabilities, and SAFEs for the nine months ended September 30, 2026 increased by $74.2 billion, or 369%, compared to the nine months ended September 30, 2025. This change was primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation from 2025 to 2026. 5.6.5 Other Income (Expense), Net Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Other income (expense), net $ (3) $ (10,397) $ (10,394) NM ______________ NM – Not meaningful. Other income (expense), net for the nine months ended September 30, 2026 decreased by $10.4 billion, compared to the nine months ended September 30, 2025. The decrease was primarily driven by the initial fair value recognition and change in fair value of the assets and liabilities recognized under the partner financing arrangements described in Note 4 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus.

168 5.6.6 Provision for Income Taxes Nine Months Ended September 30, (in millions, except for percentages) 2025 2026 $ Change % Change (unaudited) (unaudited) Provision for income taxes $ 12 $ 417 $ 405 NM ______________ NM – Not meaningful. Provision for income taxes for the nine months ended September 30, 2026 increased by $405 million, compared to the nine months ended September 30, 2025. The increase was primarily driven by higher U.S. state income taxes and higher foreign income taxes driven by increased taxable income in non-U.S. jurisdictions. 5.7 Comparison of the Years Ended December 31, 2024 and 2025 5.7.1 Revenue Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited) (unaudited) Revenue $ 386 $ 4,585 $ 4,199 1,088 % Revenue for the year ended December 31, 2025 increased by $4.2 billion, or 1,088%, compared to the year ended December 31, 2024. Consumption-based and subscription-based revenue increased by approximately $3.5 billion and $691 million, respectively, for the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was driven by successive model and product releases during the year that drove higher usage, expansion, and broader adoption across our offerings. The number of customers with $100,000 or more of revenue on a TTM basis grew from approximately 200 as of December 31, 2024 to approximately 1,500 as of December 31, 2025. Total revenue from these customers grew from approximately $220 million to $3.5 billion and represented approximately 57% and 76% of total revenue for the years ended December 31, 2024 and 2025, respectively (each unaudited). 5.7.2 Operating Expenses 5.7.2.1 Compute and Infrastructure Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited, unless otherwise indicated) (unaudited) Compute and infrastructure $ 2,522 $ 7,326 $ 4,804 190 % Percentage of revenue (unaudited) 653% 160 % Compute and infrastructure expenses for the year ended December 31, 2025 increased by $4.8 billion, or 190%, compared to the year ended December 31, 2024. The increase was driven by the delivery of committed compute in tranches throughout 2025 under our CSP arrangements entered into in prior years. As each tranche became available to use, compute and infrastructure expenses increased accordingly. Compute and infrastructure expenses as a percentage of revenue decreased as revenue increased significantly in 2025 compared to 2024, against a compute base that was committed in advance and did not fluctuate with in-period demand. 5.7.2.2 Personnel Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited, unless otherwise indicated) (unaudited) Personnel $ 454 $ 1,839 $ 1,385 305 % Percentage of revenue (unaudited) 118% 40 % Personnel expenses for the year ended December 31, 2025 increased by $1.4 billion, or 305%, compared to the year ended December 31, 2024. The increase was primarily driven by a $973 million increase in stock-based compensation expense and a $339 million increase in cash compensation, both as a result of headcount growth.

169 5.7.2.3 Bartz Settlement Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited, unless otherwise indicated) (unaudited) Bartz settlement $ — $ 1,500 $ 1,500 NM Percentage of revenue (unaudited) — % 33% __________________ NM – Not meaningful. Bartz settlement for the year ended December 31, 2025 increased by $1.5 billion compared to the year ended December 31, 2024. The increase was entirely driven by the preliminary legal settlement for Bartz reached during the period. 5.7.2.4 Sales, Marketing, and Partnerships Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited, unless otherwise indicated) (unaudited) Sales, marketing, and partnerships $ 43 $ 568 $ 525 1,221 % Percentage of revenue (unaudited) 11% 12 % Sales, marketing, and partnerships expenses for the year ended December 31, 2025 increased by $525 million, or 1,221%, compared to the year ended December 31, 2024. The increase was primarily driven by a $341 million increase in fees paid to channel partners, reflecting the growth of our business and a $170 million increase in marketing and advertising expenses, reflecting higher media and public relations spend to support product launches. 5.7.2.5 Other Operating and Administrative Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited, unless otherwise indicated) (unaudited) Other operating and administrative $ 347 $ 1,412 $ 1,065 307 % Percentage of revenue (unaudited) 90% 31 % Other operating and administrative expenses for the year ended December 31, 2025 increased by $1.1 billion, or 307%, compared to the year ended December 31, 2024. The increase was primarily driven by a $541 million increase in non- cash charges related to our donation matching program, a $165 million increase in vendor costs related to data quality and performance evaluation services, and a $102 million increase in information technology and cloud software costs. 5.7.3 Interest Income Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited) (unaudited) Interest income $ 106 $ 431 $ 325 307 % Interest income for the year ended December 31, 2025 increased by $325 million, or 307%, compared to the year ended December 31, 2024. The increase was primarily driven by a $305 million increase in investment income due to higher average cash and cash equivalents balances and new short-term investments entered into during 2025. 5.7.4 Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited) (unaudited) Change in fair value of convertible notes, derivative liabilities, and SAFEs $ (5,434) $ (34,308) $ (28,874) 531 % Change in fair value of convertible notes, derivative liabilities, and SAFEs for the year ended December 31, 2025 increased by $28.9 billion, or 531%, compared to the year ended December 31, 2024. This change was primarily driven

170 by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation from 2024 to 2025. 5.7.5 Other Income (Expense), Net Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited) (unaudited) Other income (expense), net $ — $ (8) $ (8) NM __________________ NM – Not meaningful. Other income (expense), net was not material for the periods presented. 5.7.6 Provision for Income Taxes Year Ended December 31, (in millions, except for percentages) 2024 2025 $ Change % Change (audited) (unaudited) Provision for income taxes $ 1 $ 20 $ 19 NM _________________ NM – Not meaningful. Provision for income taxes for the year ended December 31, 2025 increased by $19 million compared to the year ended December 31, 2024. The increase was largely driven by an increase in foreign taxes associated with our international operations. 5.8 Comparison of the Years Ended December 31, 2023 and 2024 5.8.1 Revenue Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited) (unaudited) Revenue $ 41 $ 386 $ 345 841 % Revenue for the year ended December 31, 2024 increased by $345 million, or 841%, compared to the year ended December 31, 2023. Consumption-based and subscription-based revenue increased by approximately $249 million and $96 million, respectively, for the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase was primarily driven by growth in new customers and reflected the broader commercial availability of our AI platform following the launch of the Claude 3 family of Opus, Sonnet, and Haiku models in 2024, which expanded the range of supported use cases and drove adoption. The number of customers with $100,000 or more of revenue on a TTM basis grew from approximately 20 as of December 31, 2023 to approximately 200 as of December 31, 2024. Total revenue from these customers grew from approximately $37 million to $220 million and represented approximately 90% and 57% of total revenue for the years ended December 31, 2023 and 2024, respectively (each unaudited). 5.8.2 Operating Expenses 5.8.2.1 Compute and Infrastructure Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited, unless otherwise indicated) (unaudited) Compute and infrastructure $ 433 $ 2,522 $ 2,089 482 % Percentage of revenue (unaudited) 1,056% 653 % Compute and infrastructure expenses for the year ended December 31, 2024 increased by $2.1 billion, or 482%, compared to the year ended December 31, 2023. The increase primarily reflected the staged delivery of committed compute under our CSP arrangements entered into in 2023, with the substantial majority of that compute delivered in tranches during 2024. Compute and infrastructure expenses as a percentage of revenue decreased as revenue scaled against a compute base that is committed in advance and does not fluctuate with in-period demand.

171 5.8.2.2 Personnel Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited, unless otherwise indicated) (unaudited) Personnel $ 95 $ 454 $ 359 378 % Percentage of revenue (unaudited) 232% 118 % Personnel expenses for the year ended December 31, 2024 increased by $359 million, or 378%, compared to the year ended December 31, 2023. The increase was primarily driven by a $164 million increase in cash compensation and a $163 million increase in stock-based compensation expense, both as a result of headcount growth. 5.8.2.3 Sales, Marketing, and Partnerships Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited, unless otherwise indicated) (unaudited) Sales, marketing, and partnerships $ 2 $ 43 $ 41 2,050 % Percentage of revenue (unaudited) 5% 11 % Sales, marketing, and partnerships expenses for the year ended December 31, 2024 increased by $41 million, or 2,050%, compared to the year ended December 31, 2023. The increase was primarily driven by a $39 million increase in marketing and advertising expenses reflecting higher media and public relations spend to support product launches. 5.8.2.4 Other Operating and Administrative Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited, unless otherwise indicated) (unaudited) Other operating and administrative $ 62 $ 347 $ 285 460 % Percentage of revenue (unaudited) 151% 90 % Other operating and administrative expenses for the year ended December 31, 2024 increased by $285 million, or 460%, compared to the year ended December 31, 2023. The increase was primarily driven by a $165 million increase in vendor costs related to data quality and performance evaluation services, a $30 million increase in professional services costs, a $28 million increase in information technology and cloud software costs, and a $24 million increase in facility and occupancy costs due to headcount growth. 5.8.3 Interest Income Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited) (unaudited) Interest income $ 69 $ 106 $ 37 54 % Interest income for the year ended December 31, 2024 increased by $37 million, or 54%, compared to the year ended December 31, 2023. The increase was primarily due to higher average cash and cash equivalents balances, driven by the growth of our money market funds portfolio. 5.8.4 Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited) (unaudited) Change in fair value of convertible notes, derivative liabilities, and SAFEs $ (1,045) $ (5,434) $ (4,389) 420 % Change in fair value of convertible notes, derivative liabilities, and SAFEs for the year ended December 31, 2024 increased by $4.4 billion, or 420%, compared to the year ended December 31, 2023. The increase was primarily driven

172 by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation from 2023 through 2024. 5.8.5 Other Income (Expense), Net Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited) (unaudited) Other income (expense), net $ (2) $ — $ 2 NM __________________ NM – Not meaningful. Other income (expense), net was not material for the periods presented. 5.8.6 Provision for Income Taxes Year Ended December 31, (in millions, except for percentages) 2023 2024 $ Change % Change (audited) (unaudited) Provision for income taxes $ 2 $ 1 $ (1) NM _________________ NM – Not meaningful. Provision for income taxes was not material for the periods presented. 5.9 Supplemental Financial Information 5.9.1 Non-U.S. GAAP Financial Measures / Alternative Performance Measures To supplement our consolidated financial statements prepared and presented in accordance with U.S. GAAP, we use certain non-U.S. GAAP financial measures, which qualify as Alternative Performance Measures, as described below, to facilitate analysis of our operating performance and for internal planning and forecasting purposes. In accordance with the European Securities and Markets Authority’s (“ESMA”) “Guidelines on alternative performance measures” of October 5, 2015, as amended, the following sections set out information related to certain financial measures the Group uses to measure its performance that are not required by or presented in accordance with U.S. GAAP and which it regards as alternative performance measures (“Alternative Performance Measures” or “APMs”) within the meaning of the aforementioned guidelines issued by ESMA. We use Adjusted Operating Income (Loss), Adjusted Operating Margin, and Adjusted Net Income (Loss) to evaluate our operating performance, formulate business plans, prepare budgets and forecasts, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. By excluding certain items that management believes are not directly reflective of the ongoing operating performance of our business, we believe these non-U.S. GAAP financial measures or Alternative Performance Measures provide investors, analysts, and others with meaningful insight and enhance their overall understanding of our business and financial performance by providing a more consistent and comparable overview of our financial performance across periods. Other companies in our industry, including those with similar business models, may define or calculate similarly titled measures in different ways, which may limit the usefulness of these measures for direct comparison. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected on our consolidated statements of operations. Thus, our non- U.S. GAAP financial measures or Alternative Performance Measures should not be viewed in isolation or as a replacement for the most directly comparable financial measures prepared in accordance with U.S. GAAP. We encourage investors and others to review our business, financial condition, and results of operations in their entirety, not to rely on any single financial measure, and to view our non-U.S. GAAP financial measures or Alternative Performance Measures in conjunction with their respective most directly comparable financial measures calculated in accordance with U.S. GAAP, as well as our consolidated financial statements and accompanying notes, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”).

5.9.1.1 *Adjusted Operating Income (Loss) and Adjusted Operating Margin*

We define Adjusted Operating Income (Loss) as operating loss excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, and (iii) the Bartz settlement. We define Adjusted Operating Margin as Adjusted Operating Income (Loss) divided by revenue.

A reconciliation of our Adjusted Operating Income (Loss) and Adjusted Operating Margin to operating loss and operating margin, the most directly comparable U.S. GAAP financial measures, respectively, is presented below and in section "*5.11.8 Quarterly Adjusted Operating Income (Loss) and Adjusted Operating Margin*":

(in millions, except for percentages)	Year Ended December 31,			Nine Months Ended	
	2023	2024	2025	2025	2026
	(audited, unless otherwise indicated)			(unaudited)	
Operating loss	$ (551)	$ (2,980)	$ (8,060)	$ (5,224)	$ (1,260)
Stock-based compensation expense	29	192	1,165	591	3,255
Non-cash charitable contributions(1) (unaudited)	—	—	541	—	2,086
Bartz settlement(2)	—	—	1,500	1,500	—
Adjusted Operating Income (Loss) (unaudited)	$ (522)	$ (2,788)	$ (4,854)	$ (3,133)	$ 4,081
Revenue	$ 41	$ 386	$ 4,585	$ 2,545	$ 33,242
Operating margin (unaudited)	(1,344)%	(772)%	(176)%	(205)%	(4)%
Adjusted Operating Margin (unaudited)	(1,273)%	(722)%	(106)%	(123) %	12 %

(1) Relates to non-cash charges from our donation matching program settled in shares of our Class N common stock, the amount and value of which is linked to employee equity awards and recorded in other operating and administrative expenses.

(2) Excluded from our calculation of Adjusted Operating Income (Loss) as it is not indicative of ongoing operations.

5.9.1.2 *Adjusted Net Income (Loss)*

We define Adjusted Net Income (Loss) as net loss excluding (i) stock-based compensation expense, (ii) non-cash charitable contributions, (iii) the Bartz settlement, (iv) the change in fair value of convertible notes, derivative liabilities, and SAFEs, (v) the change in fair value of certain mark-to-market financial instruments, and (vi) the related income tax effects of these adjustments.

A reconciliation of Adjusted Net Income (Loss) to net loss, the most directly comparable U.S. GAAP financial measure, is presented below and in section "*5.11.9 Quarterly Adjusted Net Income (Loss)*":

(in millions)	Year Ended December 31,			Nine Months Ended September 30,	
	2023	2024	2025	2025	2026
	(audited, unless otherwise indicated)			(unaudited)	
Net loss(1)	$ (1,531)	$ (8,309)	$ (41,965)	$ (25,107)	$ (104,039)
Stock-based compensation expense	29	192	1,165	591	3,255
Non-cash charitable contributions(2)	—	—	541	—	2,086
Bartz settlement(3)	—	—	1,500	1,500	—
Change in fair value of convertible notes, derivative liabilities, and SAFEs	1,045	5,434	34,308	20,107	94,324
Change in fair value of certain mark-to-market financial instruments	—	—	3	—	10,277
Income tax effects and adjustments(4)	—	—	(7)	(2)	(312)
Adjusted Net Income (Loss) (unaudited)	$ (457)	$ (2,683)	$ (4,455)	$ (2,911)	$ 5,591

(1) Includes change in fair value of convertible notes, derivative liabilities, and SAFEs, which were $1.0 billion, $5.4 billion, $34.3 billion, $20.1 billion, and $94.3 billion for the years ended December 31, 2023, 2024, and 2025, and the nine months ended September 30, 2025 and 2026, respectively, primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods.

173

(2) Relates to non-cash charges from our donation matching program settled in shares of our Class N common stock, the amount and value of which is linked to employee equity awards and recorded in other operating and administrative expenses.
(3) Excluded from our calculation of Adjusted Net Income (Loss) as it is not indicative of ongoing operations.
(4) Represents the income tax effect of the above adjustments, which relates to stock-based compensation expense and, in certain periods, other adjustments.

5.9.2 Additional Alternative Performance Measure

In addition to the APMs described above, we use Working Capital, which qualifies as an APM under the ESMA guidelines but is not a non-U.S. GAAP financial measure. We use Working Capital, to monitor our ability to fund operations, reinvest in the business, and meet near-term payment obligations. We define Working Capital as current assets less current liabilities.

The following table reconciles Working Capital to total current assets and total current liabilities, the most directly reconcilable line items presented in our consolidated balance sheets:

	As of December 31,		As of September 30, 2026		
(in millions)	2024	2025	Actual	As adjusted[1]	As further adjusted[2][3]
	(audited, unless otherwise indicated)			(unaudited)	
Total current assets	$ 5,312	$ 23,746	$ 141,020	$ 141,020	$ 221,833
Total current liabilities	$ (374)	$ (2,817)	$ (11,671)	$ (15,488)	$ (11,661)
Working Capital (unaudited)	$ 4,938	$ 20,929	$ 129,349	$ 125,532	$ 210,172

(1) The as adjusted column gives effect to (i) the Preferred Stock Conversion, as if such conversion had occurred on September 30, 2026, (ii) the Convertible Notes Conversion, as if such conversion had occurred on September 30, 2026, (iii) the Class F Stock Issuance, as if it had occurred on September 30, 2026, (iv) an increase to additional paid-in capital and accumulated deficit related to stock-based compensation expense of $14.2 billion related to RSUs subject to the RSU Settlement, reflecting modifications of such RSUs subsequent to September 30, 2026 at interpolated modification-date fair values based on the midpoint of the estimated offering price range set for the U.S. offering, and (v) the filing and effectiveness of our amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of the global offering.
(2) The as further adjusted column gives effect to (i) the adjustments set forth above, (ii) the sale and issuance by us of 801,351,354 shares of our Class A common stock in the global offering, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, (iii) the sale and issuance by us of 351,351,348 shares of our Class N common stock in the concurrent private placement at the assumed price of $74.00 per share, the midpoint of the estimated offering price range set for the U.S. offering, and (iv) the use of net proceeds from the global offering and the concurrent private placement, together with existing cash and cash equivalents, if necessary, to satisfy the estimated tax withholding and remittance obligations related to the RSU Settlement. We will not receive any proceeds from the sale of shares of our Class A common stock by any of the selling stockholders in the global offering.
(3) Each $1.00 increase (decrease) in the assumed initial public offering price would increase (decrease) Working Capital by $793 million, assuming the number of shares offered by us in the global offering remains unchanged and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, an increase (decrease) of 1.0 million in the number of shares offered by us, as set for the U.S. offering, would increase (decrease) Working Capital by $73 million, assuming the assumed initial public offering price of $74.00 per share (the midpoint of the estimated price range set for the purposes of the U.S. offering) remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares of our Class A common stock by any of the selling stockholders in the global offering.

5.10 Quarterly Results of Operations

The following table sets forth our unaudited quarterly consolidated statements of operations data for each of the quarterly periods indicated. The unaudited quarterly statements of operations data has been prepared on the same basis as our audited consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*") and includes all adjustments, consisting only of normal recurring adjustments that, in our opinion, are necessary to state fairly the results of operations for these periods. Our historical results are not necessarily indicative of the results that may be expected in the future and the results for any particular quarter are not necessarily indicative of the results to be expected for a full year or any other period. You should read the following unaudited quarterly consolidated results of operations in conjunction with our consolidated financial statements and related notes, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*").

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5.10.1 Quarterly Consolidated Statements of Operations

(in millions)	Three Months Ended March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
				(unaudited)			
Revenue	$ 376	$ 787	$ 1,382	$ 2,040	$ 4,731	$ 11,555	$ 16,956
Operating expenses:							
Compute and infrastructure	944	1,390	2,047	2,945	3,387	5,558	9,863
Personnel[1]	218	320	489	812	1,295	1,857	1,711
Bartz settlement	—	—	1,500	—	—	—	—
Sales, marketing, and partnerships	24	96	202	246	1,033	2,135	2,361
Other operating and administrative	125	181	233	873	683	1,031	3,588
Total operating expenses	1,311	1,987	4,471	4,876	6,398	10,581	17,523
Operating income (loss)	(935)	(1,200)	(3,089)	(2,836)	(1,667)	974	(567)
Interest income	51	64	124	192	349	762	1,248
Change in fair value of convertible notes, derivative liabilities, and SAFEs	(5,701)	(5,241)	(9,165)	(14,201)	(12,791)	(59,597)	(21,936)
Other income (expense), net	—	—	(3)	(5)	(309)	(8,448)	(1,640)
Total other income (expense), net	(5,650)	(5,177)	(9,044)	(14,014)	(12,751)	(67,283)	(22,328)
Loss before provision for income taxes	(6,585)	(6,377)	(12,133)	(16,850)	(14,418)	(66,309)	(22,895)
Provision for income taxes	7	—	5	8	21	—	396
Net loss	$ (6,592)	$ (6,377)	$ (12,138)	$ (16,858)	$ (14,439)	$ (66,309)	$ (23,291)

(1) Includes stock-based compensation expense of $105 million, $181 million, $305 million, $574 million, $924 million, $1.3 billion, and $1.1 billion for the three months ended March 31, 2025, June 30, 2025, September 30, 2025, December 31, 2025, March 31, 2026, June 30, 2026, and September 30, 2026, respectively.

5.10.2 Quarterly Consolidated Statements of Operations, as a Percentage of Revenue

	Three Months Ended March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
				(unaudited)			
Revenue	100 %	100 %	100 %	100 %	100 %	100 %	100%
Operating expenses:							
Compute and infrastructure	251	177	148	144	72	48	58
Personnel	58	41	35	40	27	16	10
Bartz settlement	—	—	109	—	—	—	—
Sales, marketing, and partnerships	6	12	15	12	22	18	14
Other operating and administrative	33	23	17	43	14	9	21
Total operating expenses	349	252	324	239	135	92	103
Operating income (loss)	(249)	(152)	(224)	(139)	(35)	8	(3)
Interest income	14	8	9	9	7	7	7
Change in fair value of convertible notes, derivative liabilities, and SAFEs	(1,516)	(666)	(663)	(696)	(270)	(516)	(129)

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	Three Months Ended						
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
				(unaudited)			
Other income (expense), net	—	—	—	—	(7)	(73)	(10)
Total other income (expense), net	(1,503)	(658)	(654)	(687)	(270)	(582)	(132)
Loss before provision for income taxes	(1,751)	(810)	(878)	(826)	(305)	(574)	(135)
Provision for income taxes	2	—	—	—	—	—	2
Net loss	(1,753)%	(810)%	(878)%	(826)%	(305)%	(574)%	(137)%

Note: Totals of percentage of revenue may not foot due to rounding.

5.11 Quarterly Trends

5.11.1 Revenue

Revenue increased sequentially in each of the quarters presented, from $376 million for the three months ended March 31, 2025 to $17.0 billion for the three months ended September 30, 2026. The increases in each quarter were driven by successive model and product releases that drove higher usage, expansion, and broader adoption across our offerings, with both consumption-based and subscription-based revenue contributing. The number of customers with $100,000 or more of revenue on a TTM basis grew from approximately 400 as of March 31, 2025 to more than 11,900 as of September 30, 2026.

For the three months ended September 30, 2025 to the three months ended December 31, 2025, the increase in revenue due to higher usage was partially offset by a decrease of approximately $70 million from price reductions introduced as part of new model versions and contractual discounts. For the three months ended June 30, 2026 to the three months ended September 30, 2026, the increase in revenue due to higher usage was partially offset by a decrease of approximately $600 million from price reductions introduced as part of new model versions and contractual discounts. Price changes did not have a material impact on the other quarterly revenue trends presented.

5.11.2 Operating Expenses

5.11.2.1 Compute and Infrastructure

Compute and infrastructure expenses increased sequentially in each of the quarters presented, from $944 million for the three months ended March 31, 2025 to $9.9 billion for the three months ended September 30, 2026, driven by the delivery of committed compute under our multi-year arrangements. Because we typically procure compute 12 to 18 months in advance of availability, these expenses are generally fixed in the near term and increase as committed compute becomes available to us. Compute and infrastructure expenses as a percentage of revenue decreased from 251% for the three months ended March 31, 2025 to 48% for the three months ended June 30, 2026, as revenue growth outpaced the growth of our committed compute cost base, and increased to 58% for the three months ended September 30, 2026, reflecting the delivery of additional compute. This includes $5.0 billion of compute under short-term commitments, which currently costs significantly more than comparable compute procured under our multi-year commitments.

5.11.2.2 Personnel

Personnel expenses increased sequentially in each of the quarters presented through the three months ended June 30, 2026, driven by headcount growth and the associated increases in compensation, including stock-based compensation. Personnel expenses decreased in the three months ended September 30, 2026, primarily driven by lower stock-based compensation expense due to certain option awards becoming fully vested, partially offset by higher cash compensation resulting from headcount growth.

5.11.2.3 Bartz settlement

In the three months ended September 30, 2025, we recorded a $1.5 billion charge to settle the Bartz litigation. See Note 13 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*").

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177 5.11.2.4 Sales, Marketing, and Partnerships Sales, marketing, and partnerships expenses increased sequentially in each of the quarters presented, with the most significant increases observed in the three months ended March 31, 2026 and June 30, 2026. The increases were primarily driven by fees paid to channel partners, reflecting the growth of our business, and increased marketing and advertising expenses, driven by higher media spend to support product launches. Sales, marketing, and partnerships expenses as a percentage of revenue decreased from 22% for the three months ended March 31, 2026 to 14% for the three months ended September 30, 2026, primarily driven by a decrease in revenue generated from sales through channel partners as a percentage of total revenue and changes in the terms of our channel partner distribution arrangements. 5.11.2.5 Other Operating and Administrative Other operating and administrative expenses increased over the quarters presented, other than in the three months ended March 31, 2026, which reflected lower donation matching program charges than in the three months ended December 31, 2025. The overall increase reflected vendor costs related to data quality and performance evaluation services, information technology and cloud software costs, payment processing and platform fees, and professional services costs as our business scaled. The increases in the three months ended December 31, 2025 and September 30, 2026 were primarily driven by non-cash charges related to our donation matching program. 5.11.3 Operating Income (Loss) Our operating loss widened in the three months ended June 30, 2025, primarily driven by the delivery of additional committed compute under our CSP arrangements, the associated expenses of which increased by more in dollars than our revenue in the period, and in the three months ended September 30, 2025, which included the Bartz settlement. Our operating loss narrowed in the three months ended December 31, 2025 and March 31, 2026, and we generated operating income of $1.0 billion for the three months ended June 30, 2026, as revenue growth outpaced the growth in total operating expenses. We incurred an operating loss of $567 million for the three months ended September 30, 2026, primarily driven by $5.0 billion of compute under short-term commitments and $2.0 billion of non-cash charges related to our donation matching program. We expect our operating results to continue to fluctuate from quarter to quarter, particularly as the amount of incremental compute we receive, and the associated expenses we incur, may vary from period to period. 5.11.4 Interest Income Interest income increased sequentially in each of the quarters presented, from $51 million for the three months ended March 31, 2025 to $1.2 billion for the three months ended September 30, 2026, primarily driven by higher average cash and cash equivalents and short-term investments balances. 5.11.5 Change in Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs Changes in the fair value of our convertible notes, derivative liabilities, and SAFEs resulted in expense in each of the quarters presented, primarily driven by increases in the fair value of our outstanding convertible promissory notes resulting from increases in our enterprise valuation during each period. The expense was largest in the three months ended June 30, 2026, reflecting the increase in our enterprise valuation in connection with our Series H financing. We will continue to recognize changes in fair value until these instruments are converted into equity, repaid, or otherwise settled. See Note 4 and Note 9 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”). 5.11.6 Other Income (Expense), Net Other income (expense), net was not material for the quarters presented prior to 2026. Other income (expense), net of $(309) million, $(8.4) billion, and $(1.6) billion for the three months ended March 31, 2026, June 30, 2026, and September 30, 2026, respectively, was primarily driven by the initial fair value recognition and subsequent change in fair value of the assets and liabilities recognized under the partner financing arrangements. See Note 4 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”). 5.11.7 Provision for Income Taxes Provision for income taxes was not material for the quarters presented prior to the three months ended September 30, 2026. Provision for income taxes increased to $396 million for the three months ended September 30, 2026, primarily driven by higher U.S. state income taxes and higher foreign income taxes driven by increased taxable income in non-U.S. jurisdictions.

5.11.8 Quarterly Adjusted Operating Income (Loss) and Adjusted Operating Margin

	Three Months Ended						
(in millions, except for percentages)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
				(unaudited)			
Operating income (loss)	$ (935)	$ (1,200)	$ (3,089)	$ (2,836)	$ (1,667)	$ 974	$ (567)
Stock-based compensation expense	105	181	305	574	924	1,261	1,070
Non-cash charitable contributions(1)	—	—	—	541	126	—	1,960
Bartz settlement(2)	—	—	1,500	—	—	—	—
Adjusted Operating Income (Loss)	$ (830)	$ (1,019)	$ (1,284)	$ (1,721)	$ (617)	$ 2,235	$ 2,463
Revenue	$ 376	$ 787	$ 1,382	$ 2,040	$ 4,731	$ 11,555	$ 16,956
Operating margin	(249)%	(152)%	(224)%	(139)%	(35)%	8 %	(3)%
Adjusted Operating Margin	(221)%	(129)%	(93)%	(84)%	(13)%	19 %	15 %

(1) Relates to non-cash charges from our donation matching program settled in shares of our Class N common stock, the amount and value of which is linked to employee equity awards and recorded in other operating and administrative expenses.

(2) Excluded from our calculation of Adjusted Operating Income (Loss) as it is not indicative of ongoing operations.

5.11.9 Quarterly Adjusted Net Income (Loss)

	Three Months Ended						
(in millions)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
				(unaudited)			
Net loss(1)	$ (6,592)	$ (6,377)	$ (12,138)	$ (16,858)	$ (14,439)	$ (66,309)	$ (23,291)
Stock-based compensation expense	105	181	305	574	924	1,261	1,070
Non-cash charitable contributions(2)	—	—	—	541	126	—	1,960
Bartz settlement(3)	—	—	1,500	—	—	—	—
Change in fair value of convertible notes, derivative liabilities, and SAFEs	5,701	5,241	9,165	14,201	12,791	59,597	21,936
Change in fair value of certain mark-to-market financial instruments	—	—	—	3	288	8,432	1,557
Income tax effects and adjustments(4)	—	(2)	—	(5)	(2)	(245)	(65)
Adjusted Net Income (Loss)	$ (786)	$ (957)	$ (1,168)	$ (1,544)	$ (312)	$ 2,736	$ 3,167

(1) Includes change in fair value of convertible notes, derivative liabilities, and SAFEs, which were $5.7 billion, $5.2 billion, $9.2 billion, $14.2 billion, $12.8 billion, $59.6 billion, and $21.9 billion for the three months ended March 31, 2025, June 30, 2025, September 30, 2025, December 31, 2025, March 31, 2026, June 30, 2026, and September 30, 2026, respectively, primarily driven by an increase in the fair value of our outstanding convertible promissory notes resulting from an increase in our enterprise valuation during each of the respective periods.

(2) Relates to non-cash charges from our donation matching program settled in shares of our Class N common stock, the amount and value of which is linked to employee equity awards and recorded in other operating and administrative expenses.

(3) Excluded from our calculation of Adjusted Net Income (Loss) as it is not indicative of ongoing operations.

(4) Represents the income tax effect of the above adjustments, which relates to stock-based compensation expense and, in certain periods, other adjustments.

5.12 Liquidity and Capital Resources

Since inception, we have financed our operations, corporate investments, and capital expenditures primarily through proceeds from the issuance of convertible promissory notes, redeemable convertible preferred stock, cash generated from sales, and SAFEs. To date, we have financed our compute and infrastructure primarily under arrangements with

178

179 our CSPs, as well as through proceeds from the financing activities described above and cash generated from operations. As of September 30, 2026, we had cash and cash equivalents of $95.6 billion, $36.3 billion of short-term investments, and $14.8 billion available under the A&R Credit Facility, as described below. Cash and cash equivalents consist of cash held in checking and interest-bearing accounts, money market funds, and other highly liquid investments with original maturities of three months or less from the date of purchase. We have generated losses from our operations, as reflected in our accumulated deficit of $156.2 billion, which includes $135.1 billion related to changes in the fair value of our convertible notes driven by increases in our enterprise valuation and derivative liabilities since 2023, including $94.3 billion during the nine months ended September 30, 2026. Additionally, we have generated negative cash flows from operating and investing activities in 2023, 2024, and 2025, driven by ongoing expenditures to support business growth including investments to secure access to more compute and infrastructure capacity. We generated positive cash flows from operating activities of $6.6 billion for the nine months ended September 30, 2026. We continue to invest in our own data center infrastructure and enter into compute and infrastructure capacity arrangements to support anticipated demand for our intelligence service. Given the long lead times between contracting for, purchasing, or leasing compute and that compute becoming available to serve workloads, we secure these arrangements well in advance of anticipated demand. To secure certain data center development projects, which require significant capital commitments in advance of deployment, we have in some cases relied, and expect to continue to rely, on arrangements with financing sources or partners who guarantee the lease obligations to support the development of data center capacity that is expected to host such partners’ chips or computing infrastructure. Our ability to expand compute and infrastructure capacity through these arrangements in the future may depend on the continued willingness and ability of a limited number of CSPs, partners, and financing sources to enter into and perform under such arrangements. In some cases, we may also make payments in advance of the delivery of the equipment or infrastructure. We anticipate making significant and increased investments for the foreseeable future, including for owned or leased compute and infrastructure in advance of delivery. These investments help ensure we have the technological resources to maintain and expand our position at the frontier of AI. Our increasing efforts to build out our compute and infrastructure require substantial capital expenditures and are changing the cash flow profile of our business. Whereas the compute purchased through our CSP arrangements is generally paid for as the compute becomes available to us, we expect an increasing portion of our compute and infrastructure investment to take the form of capital expenditures and other commitments, including lease obligations, that require significant upfront payments well in advance of the related compute becoming operational. We expect our capital expenditures to increase significantly as we expand our build-out, and we expect these investments to result in significant net cash used in operating and investing activities for the foreseeable future. Our net cash used in these activities may increase regardless of whether our financial performance improves. The magnitude and timing of these investments are inherently uncertain and may change materially over short periods, including as a result of decisions to accelerate or expand our build-out, and such changes could rapidly and significantly affect our cash flows for a given period. In addition, these investments are subject to known trends and uncertainties that could adversely affect our results of operations. The compute and chips necessary for frontier model development are available from a limited number of suppliers and geographies and are subject to intense competition, supply constraints, and evolving export controls, and we have historically operated in a compute-constrained environment in which demand for compute has exceeded the supply available to us. In addition, certain of the CSPs and chip partners on which we rely provide us capital or credit support, serve as our infrastructure vendors, and develop and offer AI models and services that compete with ours. These relationships could give rise to conflicts of interest that affect our access to compute, its cost, the prioritization of our workloads, or the terms on which such capital or credit support is provided. For a discussion of these and other risks, see the section titled “1 Risk Factors.” We also intend to use a portion of the net proceeds we receive from the global offering and the concurrent private placement to satisfy our anticipated tax withholding and remittance obligations of $3.8 billion related to the RSU Settlement. This amount is based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and an assumed 50.90% tax withholding rate. Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share would increase or decrease, as applicable, the amount we would be required to pay to satisfy our tax withholding and remittance obligations related to the RSU Settlement by $52 million. Our future capital requirements will depend on many factors, including our revenue growth, the timing and extent of our investments in compute and infrastructure capacity, including additional or expanded CSP, equipment lease and data center arrangements, the success and expansion of our sales, marketing, and business development strategies, any potential future investment in complementary businesses, products, technologies, assets, and talent, risks associated with the AI industry, and other factors described under “5.3 Key Factors Affecting Our Performance.” As a result of

180 these and other factors, we may be required to seek additional financing sooner than we currently anticipate. If we determine that additional financing is required, we may not be able to raise it on terms acceptable to us or at all. Any such financing, if completed, may be costly, dilutive, or lead to restrictions on how we operate our business. If we are unable to raise additional capital when required, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, financial condition, results of operations, and cash flows would be adversely affected. Over the longer term, we expect to have significant cash requirements as we continue to invest in our business, primarily for compute and infrastructure, including our data center infrastructure build-out, as well as for general operating needs. We expect to fund these long-term cash requirements through a combination of cash flows from operations, proceeds from equity financings, including the net proceeds from the global offering and the concurrent private placement, proceeds from debt financings and potential future indebtedness, and financing arrangements with our partners, including under our note purchase agreements and our equipment lease and data center arrangements. Our ability to meet these requirements over the long term depends on our ability to grow our revenue and generate cash flows from operations and to access additional capital on acceptable terms. If sufficient funds are not available, we may be required to reduce, defer, or forgo planned investments, which could adversely affect our business, competitive position, and results of operations. 5.12.1 Revolving Credit Agreement On May 14, 2025, we entered into a credit agreement with Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., Royal Bank of Canada and MUFG Bank, Ltd. acting as lenders (as amended from time to time prior to the A&R Credit Agreement, the “Credit Agreement”) and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent for the lenders, which initially provided for a $2.5 billion senior secured revolving credit facility with a $400 million letter of credit sublimit (the “Initial Credit Facility”). In September 2025, we amended the Initial Credit Facility to increase the aggregate revolving commitments to $2.75 billion, and in November 2025, we further amended the Initial Credit Facility to increase the aggregate revolving commitments to $3.25 billion. On September 4, 2026, we entered into the A&R Credit Agreement, which amended and restated the Credit Agreement to provide for a $15.0 billion senior secured revolving credit facility with the full amount thereof available for letters of credit with Morgan Stanley Bank, N.A., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A., Deutsche Bank AG New York Branch, Royal Bank of Canada, UBS AG, Stamford Branch, Bank of Montreal, BNP Paribas, Crédit Agricole Corporate and Investment Bank, Mizuho Bank, LTD., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Toronto-Dominion Bank, New York Branch, Capital One, National Association and U.S. Bank National Association acting as lenders and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent for the lenders (the “A&R Credit Facility”). The A&R Credit Facility will mature on September 4, 2031, subject to earlier springing maturity if more than $500 million in aggregate scheduled cash principal payments on certain of our indebtedness are required within the 91-day period preceding the date on which any such scheduled principal payment is due, and we do not have sufficient liquidity to make all such payments then due and remain in pro forma compliance with our financial covenant, subject to certain other exceptions and conditions set forth in the A&R Credit Agreement. The proceeds of the A&R Credit Facility may be used for working capital, general corporate purposes, and other lawful purposes. We may request borrowings in U.S. dollars or certain other agreed currencies, subject to the terms of the A&R Credit Agreement. As of September 30, 2026, we had no borrowings drawn under the A&R Credit Facility and $205 million of standby letters of credit outstanding. As of September 30, 2026, we were in compliance with all covenants under the A&R Credit Agreement. We may borrow, repay, and reborrow amounts under the A&R Credit Facility from time to time. We are required to pay commitment fees on the unused portion of the A&R Credit Facility and fees in connection with letters of credit. On and after the Guarantee and Collateral Release Date (as defined below), such commitment fees will vary depending on our credit ratings, as set forth in the A&R Credit Agreement. Our obligations under the A&R Credit Facility are required to be guaranteed by certain of our material subsidiaries and secured by substantially all of our assets and the assets of such subsidiary guarantors, subject to certain exceptions and exclusions set forth in the A&R Credit Agreement. The A&R Credit Agreement further provides that, on and after the date we have obtained an Investment Grade Rating (as defined in the A&R Credit Agreement) from at least two out of three of Moody’s, S&P, and Fitch, at our election, all guarantees and security interests securing the obligations under the A&R Credit Facility will be released, discharged, and terminated, subject to certain conditions set forth in the A&R Credit Agreement (such date, the “Guarantee and Collateral Release Date”).

181 Borrowings under the A&R Credit Facility bear interest at rates based on the Alternate Base Rate (as defined in the A&R Credit Agreement), Term SOFR Rate (as defined in the A&R Credit Agreement), or other applicable benchmark rates in the case of foreign currencies, plus an applicable margin. From and after the Guarantee and Collateral Release Date, such applicable margin will vary depending on our credit ratings, as more fully set forth in the A&R Credit Agreement. In addition, the A&R Credit Agreement includes customary affirmative and negative covenants, including, but not limited to, restrictions on additional indebtedness, liens, asset sales, investments, mergers, and restricted payments. On and after the Guarantee and Collateral Release Date, the negative covenants limiting asset sales, investments, restricted payments, and affiliate transactions will cease to apply and the negative covenants restricting additional indebtedness and liens will be modified in certain respects, including to permit additional indebtedness, subject to a cap on certain indebtedness that is secured by assets that do not secure the A&R Credit Facility or that is incurred or guaranteed by restricted subsidiaries that are not guarantors under the A&R Credit Facility. The A&R Credit Agreement includes a financial covenant requiring that we maintain liquidity of at least $5.0 billion as of the last day of each fiscal quarter, beginning with the fiscal quarter ending December 31, 2026. The A&R Credit Agreement also includes customary events of default, which, if triggered, could result in the acceleration of amounts due under the A&R Credit Facility and termination of the commitments thereunder. 5.12.2 AMD Agreement On July 20, 2026, we entered into a hardware supply framework agreement (the “Hardware Supply Agreement”) with AMD to purchase, lease, or access AMD-based Helios rack-scale systems featuring AMD Instinct™ MI450 series GPUs. Pursuant to the terms of the Hardware Supply Agreement, AMD has provided a commitment to purchase up to $5.0 billion of our Class N common stock (the “AMD Equity Commitment”), which becomes available for us to draw on in increments following the achievement of specified AMD GPU delivery and deployment milestones. In connection with the concurrent private placement, we entered into a letter agreement with AMD under which, upon the closing of the concurrent private placement, the $2.5 billion purchase price paid by AMD for shares of our Class N common stock in the concurrent private placement will satisfy a portion of the AMD Equity Commitment by reducing, on a dollar-for- dollar basis, the amount available for us to draw. As a result, following the closing of the concurrent private placement, up to $2.5 billion of the AMD Equity Commitment will remain, which will become available for us to draw only to the extent that the cumulative amount accrued based on AMD GPU delivery and deployment milestones exceeds the aggregate purchase price paid by AMD in the concurrent private placement. Based on the deployment schedule contemplated by the Hardware Supply Agreement, we expect the first of the AMD GPU delivery and deployment milestones to be achieved in 2027. Following the completion of the global offering, any subsequent purchases of our Class N common stock by AMD pursuant to the Hardware Supply Agreement will be made at a price per share equal to the volume-weighted average price of our Class A common stock over the 30 trading days immediately preceding the applicable closing date of such purchase, and we must make any draw request within 12 months following the final delivery and deployment of AMD GPU capacity under the Hardware Supply Agreement. 5.12.3 Convertible Notes 5.12.3.1 Overview We have entered into NPAs with each of Google (through Google LLC), Amazon (through Amazon Web Services, Inc.), and Broadcom that provide for the issuance of convertible promissory notes and, in certain cases, shares of our non- voting capital stock. Our NPAs with Google consist of agreements entered into in September 2023 and August 2024, pursuant to which all convertible promissory notes previously issued thereunder have been fully converted into non- voting redeemable convertible preferred stock and under which no additional notes may be issued, and an agreement entered into in March 2026 (“Google 2026 NPA”), which provides for potential future financing capacity, subject to certain conditions described below. Our NPAs with Amazon consist of the Amazon 2023 NPA and the Amazon 2024 NPA, pursuant to which we previously issued convertible promissory notes, approximately $6.2 billion aggregate principal amount of which remains outstanding as described below under “5.12.3.2 Outstanding Notes” and under which no additional notes may be issued, and the 2026 Stock Purchase and Convertible Note Facility Agreement, dated as of April 20, 2026, by and between us and Amazon (“Amazon 2026 NPA”), which provides for potential future financing capacity, subject to certain conditions described below. The Infrastructure Partner 2026 NPA provides for potential future financing capacity, if needed, subject to certain conditions described below. The principal economic terms of the NPAs that relate to our outstanding notes and potential future financing capacity are summarized in the tables below. To the extent an NPA creates an obligation to issue notes in the future, that obligation is accounted for as a derivative liability on our consolidated balance sheets until the related note is issued. For additional information, including the historical issuance and conversion of notes under these agreements, see Notes 9 and 16 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*").

5.12.3.2 Outstanding Notes

The following table summarizes the notes outstanding under our NPAs as of September 30, 2026 which consist entirely of non-interest-bearing rollover notes issued to Amazon under the Amazon 2023 NPA and the Amazon 2024 NPA, neither of which provides for the issuance of additional notes. Under the terms of the applicable notes, no portion of a note converts to the extent that, immediately following the conversion, Amazon would hold more than 12% of our capitalization, calculated for this purpose to include all of our outstanding capital stock on an as-converted basis together with shares underlying our outstanding equity awards and other outstanding convertible securities. Amazon may waive this limitation in its sole discretion but has elected not to do so in connection with the global offering. For purposes of the conversion of the notes in connection with the global offering, our capitalization is calculated as of October 31, 2026, on an as adjusted basis to give effect to the shares of our Class A common stock offered by us in the global offering, shares of our Class N common stock issued in the concurrent private placement, the Preferred Stock Conversion, the Class F Stock Issuance, and shares issued in connection with our acquisitions of privately-held companies (as so adjusted, the "**Note Capitalization**"). Prior to the global offering, the portion of each note that could not convert without exceeding this ownership cap was reissued as a rollover note in lieu of the shares of our non-voting redeemable convertible preferred stock that would otherwise have been issued to Amazon.

Counterparty	Agreement	Principal Amount Outstanding (in millions)	Conversion Price Per Share[1]	Class N Shares Issuable on Conversion[2]
			(unaudited)	
Amazon	Amazon 2023 NPA[3]	$ 2,186	$ 2.0928	1,044,716,970
Amazon	Amazon 2024 NPA[4]	4,017	$ 5.0478	795,727,992
Total		$ 6,203		1,840,444,962

(1) In connection with the global offering, the notes will convert, up to Amazon's ownership cap, which Amazon has elected not to waive, into shares of Class N common stock at the lower of the fixed conversion price per share reflected in the table and the initial price per share of Class A common stock set for the U.S. offering ("**IPO Price**"). Following the global offering, any notes that cannot convert in connection with the global offering due to the holder's ownership cap will convert at the end of each fiscal quarter at the lowest of such fixed price, the IPO Price, and the 10-day trailing volume-weighted average price of our Class A common stock, subject to such continued ownership cap.

(2) Assumes conversion at the applicable price in the column titled "Conversion Price Per Share" and represents the aggregate number of shares of Class N common stock issuable upon conversion of the notes, without giving effect to the holder's ownership cap. The principal amount of the notes that cannot convert without exceeding the applicable ownership cap will be re-issued as a non-interest-bearing "rollover note" with substantially identical terms (other than any reduction in principal as a result of any partial conversion up to Amazon's ownership cap). The remaining rollover notes will remain outstanding following the global offering and will automatically convert at the end of each subsequent fiscal quarter as described above, to the extent such conversion would not exceed Amazon's ownership cap, which may be waived at Amazon's election. The number of shares of Class N common stock issued upon conversion at the completion of the global offering, and the aggregate principal amount of notes remaining outstanding as rollover notes following the global offering, will be determined based on the final offering size and the application of the ownership cap to the Note Capitalization.

(3) Matures March 2034, subject to earlier repayment or conversion.

(4) Reflects the aggregate principal amount of notes outstanding under the Amazon 2024 NPA, which were issued across three tranches and will mature in January 2035, May 2035, and November 2035, as applicable, in each case subject to earlier repayment or conversion.

5.12.3.3 Note Purchase Agreements

The following table summarizes the aggregate principal amounts of notes that may be issued and the aggregate principal amounts outstanding under our undrawn NPA facilities as of September 30, 2026. The principal terms of each facility are described under the applicable counterparty heading below.

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Counterparty	Agreement	Aggregate Amount Available for Issuance (in millions)	Principal Amount Outstanding (in millions)	Draw Period Ends
			(unaudited)	
Google	Google 2026	$ 20,000[(1)]	$ —	December 2030
Amazon	Amazon 2026	$ 15,000	$ —	May 2029[(2)]
Broadcom[(3)]	Infrastructure Partner 2026 NPA	$ 42,000	$ —	Not yet commenced[(4)]
Total		$ 77,000	$ —	

(1) Will be reduced from $20.0 billion to $10.0 billion upon the closing of the concurrent private placement, as a result of Google's agreement to exercise in full its option to purchase shares of our Class N common stock in a private placement concurrent with the global offering at the initial public offering price, which issuance of shares will not exceed Google's ownership cap. See the section titled "*5.12.3.3.3 Google*" for more information.
(2) 30 months following the completion of the global offering, or earlier upon the termination of certain commercial agreements with Amazon.
(3) Broadcom may assign the Infrastructure Partner 2026 NPA to a designated financial partner, subject to our consent (not to be unreasonably withheld).
(4) Five years from the start of the draw period, subject to earlier termination. See the section titled "*5.12.3.3.2 Broadcom*" for more information.

5.12.3.3.1 Amazon

The following table summarizes the principal terms of the Amazon 2026 NPA, which provides for potential future issuances of convertible promissory notes subject to the limitations described below. As described above under the section titled "*5.12.3.2 Outstanding Notes*," due to Amazon's ownership cap, notes issued under the Amazon 2023 NPA and Amazon 2024 NPA were previously converted into non-interest-bearing rollover notes.

						Conversion Terms	
Agreement	Original Principal Amount Available for Issuance	Remaining Principal Amount Available for Issuance[(1)]	Principal Amount Outstanding[(1)]	Interest Rate	Maturity	At IPO	Post-IPO
					(unaudited)		
Amazon 2026 NPA	$15.0 billion	$15.0 billion[(2)]	$ —	N/A	10 years from date of issuance	N/A[(2)]	Each draw is settled by issuing shares of our Class N common stock at a price equal to the 30-day trailing volume-weighted average price of our Class A common stock as of the date the relevant compute capacity milestone is achieved, subject to the ownership cap.

(1) As of September 30, 2026.
(2) We do not expect any notes to be issued under the Amazon 2026 NPA prior to the completion of the global offering.

Note or share issuances under the Amazon 2026 NPA may be made until the earlier of (i) 30 months after the global offering and (ii) the termination of certain commercial agreements between us and Amazon. Amounts under the Amazon 2026 NPA will become available to us in $5.0 billion increments following the achievement of the relevant compute capacity milestones pursuant to certain commercial agreements between us and Amazon, and notes issued prior to our initial public offering may be issued in $1.0 billion increments upon our draw requests.

To the extent shares of our Class N common stock cannot be issued upon conversion of the notes without exceeding Amazon's ownership cap, the principal amount of such note that could not be converted will be re-issued as a non-interest-bearing rollover note maturing 10 years from issuance and convertible into shares of our Class N common stock at the end of each fiscal quarter, with any unconverted balance payable in cash at maturity or, at Amazon's election, by set-off against certain amounts Amazon owes us under our commercial agreements. See the section titled "*5.12.3.2 Outstanding Notes*" for more information on our outstanding notes issued to Amazon.

In connection with certain liquidation transactions, Amazon may elect to receive cash in lieu of conversion. Upon specified events of default, we may be required to repay the outstanding principal amount of notes and accrued interest in five equal installments.

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5.12.3.3.2 Broadcom

The following table summarizes the principal terms of the Infrastructure Partner 2026 NPA under which we may issue, if needed, convertible promissory notes solely to finance quarterly rent obligations under the 2026 Lease Arrangement. See the section titled "*5.12.8.2 Infrastructure Equipment Leases.*"

						Conversion Terms	
Agreement	**Original Principal Amount Available for Issuance**	**Remainin g Principal Amount Available for Issuance[(1)]**	**Principal Amount Outstandi ng[(1)]**	**Interest Rate**	**Maturity**	**At IPO**	**Post-IPO**
				(unaudited)			
Infrastructure Partner 2026 NPA[(2)]	$42.0 billion	$42.0 billion[(3)]	$ —	9.00% per annum[(4)]	60 months from the start of the draw period for the first $24.0 billion of notes issued, 63 months for amounts exceeding $24.0 billion but less than $32.0 billion, and 57 months for amounts exceeding $32.0 billion	N/A[(3)]	The holder may elect to convert any outstanding notes into shares of our Class N common stock at a conversion price equal to 90% of the 30-day trailing volume-weighted average price of our Class A common stock[(4)]

(1) As of September 30, 2026.
(2) Broadcom may assign the Infrastructure Partner 2026 NPA to a designated financial partner, subject to our consent (not to be unreasonably withheld).
(3) We do not expect any notes to be issued under the Infrastructure Partner 2026 NPA prior to the completion of the global offering.
(4) Interest on the notes is paid in kind by capitalizing accrued interest into principal. Any notes issued during a period in which certain revenue performance conditions are not met bear interest at 13.00% per annum and convert at 85%, rather than 90%, of the applicable price.

We may issue notes under the Infrastructure Partner 2026 NPA, if needed, through the fifth anniversary of the start of the draw period (which has not yet commenced and which will begin upon the serviceability of the infrastructure equipment pursuant to the terms of the 2026 Lease Arrangement), subject to earlier termination in certain circumstances, solely to finance quarterly rent payments under the 2026 Lease Arrangement. Our ability to issue notes under the Infrastructure Partner 2026 NPA is subject to various conditions, including certain revenue growth rate conditions that are significantly below our actual revenue growth rates during all quarters of 2025 and thus far in 2026, our continued compliance with the minimum liquidity requirement under the A&R Credit Agreement, and our continued performance under the Lease Arrangements (as defined below), and our ability to issue these notes terminates if these conditions are not met for a sustained period. Our obligations under the notes are guaranteed by certain of our subsidiaries and, together with such guarantees, are secured on a junior basis by the collateral securing the 2026 Lease Arrangement.

Upon an early buy-out of leased equipment at our election or if Broadcom or a designated financial partner demands a stipulated loss payment under the 2026 Lease Arrangement, Broadcom or a designated financial partner may require us to settle a portion of the notes in cash or in shares of our Class N common stock at the conversion price described above. If we experience a change of control or similar liquidation event, Broadcom or a designated financial partner may elect to receive cash equal to 150% of the then-outstanding principal amount of and accrued interest on the notes or to convert such notes immediately prior to the closing of such liquidation transaction.

The Infrastructure Partner 2026 NPA contains customary events of default, including payment defaults under the Lease Arrangements and cross-defaults to material indebtedness, upon which Broadcom or a designated financial partner that holds the notes may accelerate any outstanding notes and terminate any remaining commitment. In connection with the Infrastructure Partner 2026 NPA, we entered into a registration rights agreement with Broadcom with respect to any shares of Class N common stock issued upon conversion of the notes. See the section titled "*11.2.5 Registration Rights.*"

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5.12.3.3.3 Google

The following table summarizes the principal terms of the Google 2026 NPA, which provides for potential future issuances of notes subject to the limitations described below.

						Conversion Terms	
Agreement	Original Principal Amount Available for Issuance	Remaining Principal Amount Available for Issuance[(1)]	Principal Amount Outstanding [(1)]	Interest Rate	Maturity	At IPO	Post-IPO
				(unaudited)			
Google 2026 NPA	$20.0 billion	$20.0 billion[(2)]	$ —	N/A[(2)]	N/A[(2)]	N/A[(2)]	For post-IPO draws, Google may elect to receive either (i) a convertible promissory note on terms to be mutually agreed or (ii) shares of our Class N common stock at the 30-day trailing volume-weighted average price of our Class A common stock[(3)]

(1) As of September 30, 2026.

(2) We do not expect any amounts to be issued under the Google 2026 NPA prior to the completion of the global offering. If Google elects to receive any convertible promissory notes following the offering, the terms will be mutually agreed by us and Google. See the "Post-IPO" column.

(3) To the extent the terms of a convertible promissory note cannot be agreed by us and Google, the draw is settled in shares of Class N common stock at the 30-day trailing volume-weighted average price of our Class A common stock.

Requests for note issuances under the Google 2026 NPA can be made through December 31, 2030 and are driven by the achievement of certain conditions under certain third-party compute agreements and specified TTM revenue targets, which we have historically surpassed. Each note issuance is funded over five quarterly closings unless Google elects to fund it in a single closing, and Google may elect to defer funding of revenue-linked draws. To the extent shares cannot be issued without exceeding Google's ownership cap, which limits issuances of shares under the Google 2026 NPA to the extent such issuances would cause Google's ownership of us to exceed 14.99% of our outstanding capitalization on a post-money, as-converted basis as calculated in accordance with the terms of the Google 2026 NPA, unless Google elects to waive it in its sole discretion, the excess will be funded through a non-interest-bearing rollover note maturing 10 years from issuance and convertible into Class N common stock at the end of each fiscal quarter, with any unconverted balance payable in cash at maturity.

In connection with the Google 2026 NPA, we granted Google an option to purchase up to $10.0 billion of our Class N common stock in a private placement concurrent with the global offering at the initial public offering price. Google has entered into an agreement with us pursuant to which it has agreed to exercise this option in full. Accordingly, Google will participate in the concurrent private placement and we will sell to Google $10.0 billion of our Class N common stock at a price per share equal to the initial public offering price. Based on an assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, we would sell 135,135,135 shares of our Class N common stock to Google in the concurrent private placement. The exercise of the option reduced the remaining amount available for issuance under the Google 2026 NPA from $20.0 billion to $10.0 billion. The shares of Class A common stock issuable upon conversion of the shares of our Class N common stock to be sold to Google in the concurrent private placement are registrable securities under the Google RRA. See the section titled "*11.2.5 Registration Rights.*"

5.12.4 Capitalization

The following table sets forth our cash, cash equivalents, and short-term investments, as well as our capitalization, as of September 30, 2026:

- on an actual basis;

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186 • on an as adjusted basis, giving effect to (i) the Preferred Stock Conversion, as if such conversion had occurred on September 30, 2026, (ii) the Convertible Notes Conversion, as if such conversion had occurred on September 30, 2026, (iii) the Class F Stock Issuance (as defined in “11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance”), as if it had occurred on September 30, 2026, (iv) an increase to additional paid-in capital and accumulated deficit related to stock- based compensation of $14.2 billion related to RSUs subject to the RSU Settlement, reflecting modifications of such RSUs subsequent to September 30, 2026 at interpolated modification-date fair values based on the midpoint of the estimated offering price range set for the U.S. offering, and (v) the filing and effectiveness of our amended and restated certificate of incorporation in Delaware that will become effective immediately prior to the completion of the global offering; and • on an as further adjusted basis, giving effect to (i) the adjustments set forth above, (ii) the sale and issuance by us of 801,351,354 shares of our Class A common stock in the global offering, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, (iii) the sale and issuance by us of 351,351,348 shares of our Class N common stock in the concurrent private placement, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and (iv) the use of net proceeds from the global offering and the concurrent private placement, together with existing cash and cash equivalents, if necessary, to satisfy the estimated tax withholding and remittance obligations related to the RSU Settlement. We will not receive any proceeds from the sale of shares of our Class A common stock by any of the selling stockholders in the global offering. The as further adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual initial public offering price and other terms of the global offering determined at pricing. You should read this table together with our consolidated financial statements and related notes, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”), and the section titled “5 Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As of September 30, 2026 (in millions, except share and per share amounts) Actual As adjusted(1) As further adjusted(2) (unaudited) Cash, cash equivalents, and short-term investments $ 131,845 $ 131,845 $ 212,684 Convertible notes payable $ 130,502 $ 110,873 $ 110,873 Redeemable convertible preferred stock, par value $0.00001 per share: 1,040,440,652 shares authorized, 853,394,043 issued and outstanding, actual; no shares authorized, issued, and outstanding, as adjusted, and as further adjusted 157,510 — — Stockholders’ equity (deficit): Preferred stock, par value $0.00001 per share: no shares authorized, issued, and outstanding, actual; 30,000,000,000 shares authorized, no shares issued and outstanding, as adjusted, and as further adjusted — — — Class A common stock, par value $0.00001 per share: 10,906,111,730 shares authorized, 2,168,788,227 shares issued and outstanding, actual; 300,000,000,000 shares authorized, 6,626,640,437 shares issued and outstanding, as adjusted; and 300,000,000,000 shares authorized, 7,427,991,791 shares issued and outstanding, as further adjusted — — — Class N common stock, par value $0.00001 per share: 7,128,888,270 shares authorized, 30,643,060 shares issued and outstanding, actual; 100,000,000,000 shares authorized, 5,307,329,452 shares issued and 4,460,488,492 shares outstanding, as adjusted; and 100,000,000,000 shares authorized, 5,658,680,800 shares issued and 4,811,839,840 shares outstanding, as further adjusted (3) — — — Class T common stock, par value $0.00001 per share: 1 share authorized, 1 share issued and outstanding, actual, as adjusted, and as further adjusted — — —

(in millions, except share and per share amounts)	As of September 30, 2026 Actual	As adjusted(1)	As further adjusted(2)
		(unaudited)	
Class F common stock, par value $0.00001 per share: no shares authorized, issued, and outstanding, actual; 1 share authorized, 1 share issued and outstanding, as adjusted, and as further adjusted	—	—	—
Class E common stock, par value $0.00001 per share: no shares authorized, issued, and outstanding, actual; 30,000,000,000 shares authorized, no shares issued and outstanding, as adjusted, and as further adjusted	—	—	—
Additional paid-in capital	6,481	194,891	279,531
Accumulated other comprehensive income (loss)	(161)	(161)	(161)
Accumulated deficit	(156,193)	(171,281)	(171,281)
Total stockholders' equity (deficit)	(149,873)	23,449	108,089
Total capitalization	$ 138,139	$ 134,322	$ 218,962

(1) Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, would increase or decrease, as applicable, the amount we would be required to pay to satisfy our tax withholding and remittance obligations related to the RSU Settlement by $52 million.

(2) Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, would increase or decrease, as applicable, the amount of our as further adjusted cash, cash equivalents, and short-term investments, additional paid-in capital, total stockholders' equity (deficit), and total capitalization by $793 million, assuming that the number of shares offered by us, as set for the U.S. offering, remains unchanged, that the aggregate purchase price in the concurrent private placement remains unchanged (such that the number of shares of Class N common stock issued in the concurrent private placement changes with the initial public offering price) and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase or decrease of 1.0 million in the number of shares offered by us would increase or decrease, as applicable, the amount of our as further adjusted cash, cash equivalents, and short-term investments, additional paid-in capital, total stockholders' equity (deficit), and total capitalization by $73 million, assuming the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(3) The number of shares of Class N common stock issued on as adjusted and as further adjusted basis includes shares issued in the Initial Public Benefit Issuance, which (i) are considered legally outstanding, (ii) are not considered outstanding for accounting purposes while held by our wholly owned subsidiary, and (iii) accordingly are not reflected as outstanding in the table above.

If the underwriters' option to purchase additional shares of our Class A common stock from us were exercised in full, as further adjusted cash, cash equivalents, and short-term investments; additional paid-in capital; total stockholders' equity (deficit); total capitalization; and shares of Class A common stock outstanding as of September 30, 2026 would be $221.7 billion, $288.6 billion, $117.2 billion, $228.0 billion and 7,551,741,791 shares of Class A common stock, respectively.

The as adjusted and as further adjusted columns in the table above are based on 6,626,640,437 shares of our Class A common stock, 5,307,329,452 shares of our Class N common stock, one share of our Class T common stock, and one share of our Class F common stock outstanding as of September 30, 2026 (after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, Class F Stock Issuance (as defined in "*11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance*"), Initial Public Benefit Issuance, and RSU Settlement), and exclude the following:

- 1,774,342,693 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock outstanding as of September 30, 2026, with a weighted-average exercise price of $2.91 per share;
- 1,026,660,010 shares of our Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of September 30, 2026, but for which (i) the service-based vesting condition will not be satisfied as of November 19, 2026 and (ii) the performance-based vesting condition, if applicable, will be satisfied upon the effectiveness of the registration statement in respect of the U.S. offering;
- 47,041,287 shares of our Class A common stock issuable upon the vesting and settlement of RSUs granted after September 30, 2026;
- 561,963 shares of our Class A common stock and 848,882 shares of our Class N common stock issued after September 30, 2026 in connection with our acquisitions of privately-held companies;
- shares of our Class A common stock to be reserved for future issuance under our 2026 Equity Incentive Plan (our "**2026 Plan**"), which will become effective prior to the completion of the global offering, and include:

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(i) 1,920,580,692 shares of our Class A common stock; (ii) the number of shares of our Class A common stock equal to the total shares of Class A common stock available for issuance pursuant to our Amended and Restated 2021 Stock Plan (our "**2021 Plan**") immediately prior to the termination of our 2021 Plan on the effective date of our 2026 Plan; and (iii) the number of shares of our Class A common stock equal to the total shares of Class A common stock subject to awards previously granted under our 2021 Plan that, after the effective date of our 2026 Plan, would have returned to our 2021 Plan and become available for issuance pursuant to future awards under our 2021 Plan had our 2021 Plan not terminated on the effective date of our 2026 Plan;

- 128,038,713 shares of our Class A common stock to be reserved for future issuance under our 2026 Employee Stock Purchase Plan (our "**ESPP**"), which will become effective prior to the completion of the global offering;
- 933,698,210 shares of our Class N common stock reserved for future issuance under our Donation Matching Plan (our "**Donation Matching Plan**") as of September 30, 2026, which will be amended and restated prior to the completion of the global offering to provide that the maximum number of shares of Class N common stock reserved for future issuance shall equal: (i) 128,038,713 shares of our Class N common stock plus (ii) the number of shares of our Class N common stock equal to the total shares of Class N common stock available for issuance pursuant to our Donation Matching Plan immediately prior to the completion of the global offering; of which 553,441,297 shares represent the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of September 30, 2026, less the Matching Issuance (as defined below) (such total, the "**Vested Matching Obligation**"); and
- 27,991,850 shares of our Class N common stock that were issued after September 30, 2026 to match employee donations made under our Donation Matching Plan (the "**Matching Issuance**").

Our 2026 Plan and ESPP each provide for an annual automatic increase in the number of shares of our Class A common stock reserved thereunder, and our 2026 Plan provides for increases to the number of shares that may be granted thereunder based on awards under our 2021 Plan that expire or are cancelled or forfeited, and shares under our 2021 Plan that are tendered to or withheld by us for payment of an exercise price or for satisfying tax withholding obligations or are forfeited or otherwise repurchased by us, as more fully described in the section titled "*9.12.2.18 Equity Plans.*" In addition, the number of shares that may be issued under our Donation Matching Plan will be increased on the first day of each fiscal year beginning with our 2027 fiscal year and ending on (and including) the first day of our 2036 fiscal year, in an amount equal to the lesser of: (i) 1% of the total number of shares of our common stock (including only all classes of common stock issued by the company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis); and (ii) such number of shares determined by our board of directors.

5.12.5 Cash Flows

The following table shows a summary of our cash flows for the periods presented:

(in millions)	**Year Ended December 31,**			**Nine Months Ended September 30,**	
	2023	**2024**	**2025**	**2025**	**2026**
		(audited)		**(unaudited)**	
Net cash provided by (used in)					
Operating activities	$ (1,627)	$ (5,692)	$ (2,637)	$ (2,024)	$ 6,569
Investing activities	(2)	(22)	(3,077)	(2,007)	(36,546)
Financing activities	2,320	7,248	19,960	18,508	110,735

5.12.5.1 Operating Activities

Net cash used in operating activities for the year ended December 31, 2025 decreased by $3.1 billion compared to the year ended December 31, 2024. The decrease was primarily driven by a decrease in prepaid hosting services reflecting the consumption during 2025 of hosting capacity that had been prepaid in prior periods and an increase in accounts payable, accrued expenses, and other current liabilities due to increased CSP costs and the timing of related payments. The decrease was partially offset by higher cash payments, including a payment related to the Bartz settlement, higher cash compensation costs from headcount growth, and an increase in accounts receivable.

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189 Net cash used in operating activities for the year ended December 31, 2024 increased by $4.1 billion compared to the year ended December 31, 2023. The increase was primarily driven by an increase in prepaid hosting services due to business expansion requiring additional hosting capacity. Net cash provided by operating activities was $6.6 billion for the nine months ended September 30, 2026 as compared to cash used in operating activities of $2.0 billion for the nine months ended September 30, 2025. Our operating cash flows result primarily from cash received from our customers, offset by cash payments we make for products and services, employee compensation, operating leases, and interest. The increase in operating cash flow was primarily driven by an improvement in net loss adjusted for non-cash items, partially offset by a lower benefit from changes in working capital, primarily reflecting the timing of payments to vendors and cash receipts from customers. Working capital at any point in time is subject to many variables, including the timing of billings and cash collections, vendor payment terms, and the timing of invoice receipt and payment. 5.12.5.2 Investing Activities Net cash used in investing activities for the year ended December 31, 2025 increased by $3.1 billion compared to the year ended December 31, 2024. The increase was primarily driven by increased purchases of new short-term investments, including U.S. Treasury and agency securities, and corporate debt securities, as well as higher capital expenditures related to servers, networking, and infrastructure equipment, and purchases of intangible assets. These increases were partially offset by proceeds from sales and maturities of short-term investments. Net cash used in investing activities for the year ended December 31, 2024 increased by $20 million compared to the year ended December 31, 2023. The increase was primarily driven by increased capital investments in leasehold improvements and purchases of intangible assets. Net cash used in investing activities was $36.5 billion for the nine months ended September 30, 2026 as compared to cash used in investing activities of $2.0 billion for the nine months ended September 30, 2025, which primarily reflects the increased purchases of short-term investments, including commercial paper, U.S. Treasury and agency securities and corporate debt securities, in addition to prepayments for leased assets and equipment, and higher capital expenditures related to servers, networking, and infrastructure equipment. This was partially offset by proceeds from sales and maturities of short-term investments. 5.12.5.3 Financing Activities Net cash provided by financing activities for the year ended December 31, 2025 increased by $12.7 billion compared to the year ended December 31, 2024. The increase was primarily driven by increased proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs. Net cash provided by financing activities for the year ended December 31, 2024 increased by $4.9 billion compared to the year ended December 31, 2023. The increase was primarily driven by increased proceeds from the issuance of convertible notes for cash and increased proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs. Net cash provided by financing activities was $110.7 billion for the nine months ended September 30, 2026 as compared to cash provided by financing activities of $18.5 billion for the nine months ended September 30, 2025. Cash inflows from financing activities resulted from proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs. 5.12.6 Additional Consolidated Balance Sheet Data The following table presents information on our total liabilities as of September 30, 2026: As of September 30, 2026 (in millions) Actual As adjusted(1) As further adjusted(2) (unaudited) Total liabilities $ 146,683 $ 130,871 $ 127,044 __________________ (1) The as adjusted column gives effect to (i) the Convertible Notes Conversion, as if such conversion had occurred on September 30, 2026 and (ii) the RSU Settlement. (2) The as further adjusted column gives effect to (i) the adjustments set forth above, (ii) the sale and issuance by us of 801,351,354 shares of our Class A common stock in the global offering, based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, (iii) the sale and issuance by us of 351,351,348 shares of our Class N common stock in the concurrent private placement at the assumed price of $74.00 per share, the midpoint of the estimated offering price range set for the U.S. offering, and (iv) the use of net proceeds from the global offering and the concurrent private placement, together with existing cash and cash equivalents, if necessary, to satisfy the estimated tax withholding and remittance obligations related to the RSU Settlement. We will not receive any proceeds from the sale of shares of our Class A common stock by any of the selling stockholders in the global offering.

5.12.7 Off-Balance Sheet Arrangements

Other than hosting services and lease commitments incurred in the normal course of business, funding commitments related to our equity method investments, and guaranty and cost reimbursement arrangements with developers to support data center capacity development (see Notes 3, 7, and 13 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*") for more information), we did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements.

5.12.8 Contractual Obligations

In aggregate, the contractual obligations in the table below plus the short-term and subsequent commitments, as well as leases not yet commenced, each described in the paragraphs below, are approximately $900.9 billion (unaudited), substantially all of which is related to compute and infrastructure. Additionally, this amount excludes payments under certain other compute and infrastructure arrangements that do not specify a fixed dollar commitment. We estimate these payments to be in the range of $150 billion to $175 billion (each unaudited).

In general, to the extent counterparties do not fulfill obligations, such as meeting agreed upon delivery dates, we have the ability to terminate all or a portion of our obligations under such arrangements, or, under certain agreements, to obtain other specified remedies, such as service credits or adjustments to the timing of our commitments, rather than terminate. Approximately $186.2 billion (unaudited) of the aggregate total of our contractual obligations relates to arrangements that are subject to either exercisable termination rights or contingent conditions prior to commencement, such as the counterparty's ability to secure financing, facilities, or regulatory approvals, as applicable. If those conditions are not met, the arrangement may be terminated.

Payments under arrangements that do not specify a fixed dollar commitment will depend on the capacity made available and deployed, delivery timing, pricing mechanics, and the satisfaction, or our waiver, of certain other deployment conditions. Because these factors are not yet determinable, the total amount of payments under these arrangements is uncertain. We expect these amounts to be payable over time after the capacity is delivered. See the section titled "*5.12.8.1 Infrastructure Service Arrangements*" below for more information, including a description of the conditions referred to above.

The following table summarizes our contractual obligations as of September 30, 2026:

	Payments Due by Year						
(in millions)	Total	2026	2027	2028 (unaudited)	2029	2030	Thereafter
Operating leases(1)	$ 4,224	$ 57	$ 303	$ 462	$ 445	$ 466	$ 2,491
Finance leases(2)	1,950	121	438	422	406	390	173
Purchase commitments(3)	313,819	5,053	28,424	43,473	46,901	44,214	145,754
Total(4)(5)	$ 319,993	$ 5,231	$ 29,165	$ 44,357	$ 47,752	$ 45,070	$ 148,418

(1) Consists of operating leases for corporate offices and compute and infrastructure with a weighted-average remaining lease term of 10.3 years as of September 30, 2026. See Note 7 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*") for more information.

(2) Consists of finance leases for compute and infrastructure with a weighted-average remaining lease term of 4.8 years as of September 30, 2026. See Note 7 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*") for more information.

(3) Primarily consists of future minimum payments under CSP hosting and other third-party infrastructure service agreements. The table reflects future minimum payments under our non-cancelable purchase commitments with a remaining term in excess of one year. See Note 13 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*") for more information.

(4) Excludes $6.2 billion aggregate principal amount outstanding under the Amazon Notes as of September 30, 2026 which are expected to be settled in shares rather than cash. We may issue up to an additional $77.0 billion of convertible promissory notes, subject to applicable conditions. See the section titled "*5.12.3 Convertible Notes*" for more information.

(5) Excludes certain other compute and infrastructure arrangements that do not specify a fixed dollar commitment, as described above.

The table above reflects our contractual obligations as of September 30, 2026, and includes obligations that are fixed and determinable as of such date. The timing shown reflects the delivery schedules in our agreements as of that date. Because much of the related capacity has not yet been delivered, the timing of our payments, and in some cases the amounts, may differ from those shown. For agreements with variable terms, the amounts described above include only minimum payments and/or pricing to which we are contractually committed and exclude variable payments in excess of such minimums.

190

191 The table above does not include short-term commitments that are cancelable without penalty within one year or amounts under agreements with a remaining contractual term of one year or less. Minimum payments under such contracts were approximately $17.4 billion as of September 30, 2026 (unaudited). Further, the table above does not include leases executed and not yet commenced as of September 30, 2026, with total estimated future undiscounted lease obligations of approximately $451.2 billion (unaudited). Generally, these lease obligations are expected to commence between 2026 and 2028, with lease terms ranging from less than one year to 20 years with a weighted-average term of approximately 10 years. In addition, the table above does not reflect commitments entered into after September 30, 2026, with aggregate future minimum payment obligations of approximately $105.7 billion (unaudited), primarily consisting of data center leases and CSP hosting and other third-party infrastructure service agreements. We also entered into certain agreements after September 30, 2026 that are short-term in nature. Minimum payments under such contracts are approximately $6.6 billion (unaudited). See Note 17 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”) for more information on commitments entered into subsequent to September 30, 2026. Approximately $70.7 billion (unaudited) of our aggregate contractual obligations are expected to be paid in the 12 months following September 30, 2026, of which approximately $4.2 billion (unaudited) relates to arrangements that are subject to either contingent conditions or termination rights prior to commencement as described above. Consistent with our compute and data center strategy, we expect to continue to enter into additional arrangements to secure compute and infrastructure capacity, and to make significant related investments as we scale our business. The following describes certain of our most significant existing arrangements. We are also party to other compute infrastructure service arrangements and leases that are not described below. 5.12.8.1 Infrastructure Service Arrangements In November 2025, we entered into an agreement with Microsoft, which was subsequently amended between February and November 2026, pursuant to which we committed to spend an aggregate of at least $47.2 billion and up to $49.2 billion between November 2026 and June 2033 (each unaudited), regardless of actual usage. Our commitment under such agreement is non-cancelable except in the event of Microsoft’s uncured material breach or, on a per-tranche basis, for certain undelivered tranches. In March 2026, we entered into a CSP hosting agreement with Google, which was subsequently amended between May and October 2026, pursuant to which we committed to spend at least approximately $121.3 billion (unaudited) between April 2026 and July 2033, regardless of actual usage. If our actual spend falls short, we must pay Google the difference as a true-up subject to certain adjustments and exceptions if available. Our commitments under such agreement are non-cancelable except in the event of Google’s uncured material breach. In addition, we also committed to procure additional TPU compute, without a fixed dollar commitment, via one of various delivery methods, including either a CSP hosting agreement with Google, direct purchase from Google with five-year financing, or direct purchase and/or lease from a third-party TPU provider with five-year financing. Such compute is expected to be delivered between 2028 and 2031 and the associated payment obligations are determined by the capacity made available, the delivery method, and the pricing and financing mechanics. We estimate the aggregate future payments for such additional compute to be approximately $125.0 billion to $150.0 billion, which are not included in the contractual obligations table above. In April 2026, we entered into an agreement with Amazon, pursuant to which we committed to spend an aggregate of at least $110.0 billion between May 2026 and April 2036, regardless of actual usage. If our actual spend falls short, we must pay Amazon the difference as a true-up subject to certain adjustments and exceptions if available. Our commitment under such agreement is non-cancelable except in the event of Amazon’s uncured material breach. Between May and October 2026, we entered into and amended several agreements with SpaceX.AI LLC (formerly known as X.AI LLC) (“SpaceXAI”), a wholly owned subsidiary of Space Exploration Technologies Corp. (collectively, the “SpaceXAI Arrangements”), to access compute powered by NVIDIA GPUs. Under the SpaceXAI Arrangements, we agreed to spend an aggregate of up to $120.5 billion (unaudited) over terms extending into 2029, consisting of approximately $3.1 billion (unaudited) in the aggregate per month once all capacity has been delivered, which we expect in December 2026, with different fees during capacity ramping periods. Following initial non-cancelable periods ending in January 2027 and March 2027 under the respective agreements, each agreement may be cancelled by either party upon 90 days’ advance written notice.

192 Under the Hardware Supply Agreement with AMD (as described in the section titled “5.12.2 AMD Agreement” above), which became effective upon signing in July 2026 and does not have a fixed term, we committed to obtain an initial tranche of compute capacity in calendar year 2027 by purchasing AMD-based Helios rack-scale systems from approved manufacturers or by accessing such systems through third-party service providers, provided certain conditions related to deployment proposals are met, or waived by us, including certain pricing, financing and other purchase and capacity terms. The agreement does not specify a fixed dollar commitment. If we procure the full amount of this initial committed capacity, we expect aggregate expenditures to exceed $20.0 billion (unaudited) over the term of the agreement, which are not included in the contractual obligations table above. The agreement also provides for the potential procurement of additional capacity of up to approximately the amount of our initial commitment. Our agreement with AMD is non- cancelable by us except in the event of AMD’s uncured material breach and will automatically terminate 12 months after both parties fulfill their commitments under the agreement and all ordered AMD GPU capacity has been delivered. In August 2026, we entered into GPU services agreements (collectively, the “Nscale Services Agreements”) with wholly owned subsidiaries of Nscale Global Holdings Limited (together with its affiliates, “Nscale”) to access compute powered by NVIDIA GPUs. Under the Nscale Services Agreements, we agreed to spend an aggregate of up to approximately $44.6 billion (unaudited) over terms extending into 2033, with fees accruing only as capacity is delivered to and accepted by us. Nscale is required to use best efforts to obtain qualifying financing for the NVIDIA GPUs and data center infrastructure within a specified period following the effective date of such agreements (or such later date as may be mutually agreed by the parties and subject to additional negotiation). Otherwise, our commitment under each agreement is non-cancelable except in limited circumstances, including Nscale’s failure to meet specified delivery or service availability requirements or an uncured material breach by the applicable Nscale entity. In May, June and August 2026, we entered into agreements (collectively, the “Lambda Agreements”) with Lambda, Inc. (“Lambda”) to access compute powered by NVIDIA GPUs. Under the Lambda Agreements, we agreed to spend an aggregate of approximately $41.3 billion (unaudited) over terms extending into 2034, with fees accruing only as capacity is delivered to and accepted by us. Under our August 2026 agreement, which represents approximately $34.9 billion (unaudited) of the aggregate commitment, either party may terminate if Lambda does not secure the facility lease by a specific date. Lambda did not secure the facility lease by such date and, as a result, the August 2026 agreement is currently terminable by either party. Neither party has delivered notice of termination as of the date of this prospectus, and we do not currently intend to terminate the agreement. Except as described above, our commitment under each of the Lambda Agreements is non-cancelable except in the event of Lambda’s uncured material breach or certain other limited circumstances and, for certain of the Lambda Agreements, on a per-tranche basis if Lambda fails to meet specified delivery milestones for that tranche. Expenses under these infrastructure service agreements are paid and recognized as compute becomes available to us, rather than when committed. For information on our aggregate contractual obligations under these agreements see the item “purchase commitments” in the table in the section titled “5.12.8 Contractual Obligations.” 5.12.8.2 Infrastructure Equipment Leases We have entered into five-year master equipment leases, including the 2026 Lease Arrangement, with Broadcom (and certain financing entities following the assignments described below), pursuant to which we receive such hardware for deployment in dedicated data center facilities operated by others on our behalf (the “Lease Arrangements”). These Lease Arrangements are accounted for as finance leases. Our rent payments over the life of these leases are equal to an aggregate of approximately $161.2 billion (unaudited) excluding interest, with rent payable in quarterly installments and payment obligations typically commencing upon AI infrastructure equipment becoming “ready for service” at the applicable data center facility. Rent payments may commence earlier in certain circumstances, such as when the readiness of a data center facility is delayed. The Lease Arrangements provide us with access to TPU-based compute capacity, a portion of which began to come online in 2026, with additional capacity expected to come online starting in 2027. The Lease Arrangements are non-cancelable by either party during the applicable lease period except by the lessor in the case of a default. In connection with the 2026 Lease Arrangement, we deposited cash into a restricted cash account for the benefit of Broadcom and may be required to deposit additional cash under certain circumstances for the benefit of Broadcom. Our two special purpose subsidiaries entered into agreements for the Lease Arrangements, the obligations of which are guaranteed by Anthropic, PBC, and such obligations are secured by the leased equipment. Further, we agreed to customary events of default, including cross-defaults, upon which our obligations may be accelerated. We may, if needed, finance a certain amount of our quarterly rent payments under the 2026 Lease Arrangement through the issuance of convertible promissory notes under the Infrastructure Partner 2026 NPA in certain circumstances. See the section titled “5.12.3.3.2 Broadcom” for more information. In the second quarter of 2026, Broadcom assigned a portion of its rights under one of the master equipment leases to another third party. In October 2026, Broadcom

193 assigned to a newly formed special purpose financing entity its rights and obligations with respect to a portion of the equipment under the 2026 Lease Arrangement. These assignments did not increase our aggregate rent payments under the Lease Arrangements. 5.13 Quantitative and Qualitative Disclosures about Market Risk We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates. 5.13.1 Interest Rate Risk As of September 30, 2026, we had $95.6 billion of cash and cash equivalents and $36.3 billion of short-term investments in a variety of securities, including money market funds, U.S. Treasury and agency securities, corporate debt securities, and commercial paper. In addition, we had $2.6 billion of restricted cash primarily due to amounts held as collateral for our lease and other obligations. Our cash, cash equivalents, and short-term investments are held for working capital purposes, and we do not enter into investments for trading or speculative purposes. A hypothetical 100 basis point increase or decrease in interest rates would have resulted in a decrease or increase, respectively, of $310 million in the market value of our cash equivalents and short-term investments as of September 30, 2026. 5.13.2 Foreign Currency Exchange Risk We transact business globally in multiple currencies, with the vast majority of our revenue denominated in U.S. dollars and, to a lesser extent, other currencies such as euros and British pounds. Our international revenue, as well as costs and expenses denominated in foreign currencies, and intercompany transactions with our foreign subsidiaries, expose us to the risk of fluctuations in foreign currency exchange rates against the U.S. dollar. A hypothetical 10% change in foreign currency exchange rates applicable to our business would not have had a material impact on our consolidated financial statements as of September 30, 2026. We have not entered into derivative or hedging transactions, but we may enter into such arrangements in the future if our exposure to foreign currency becomes more significant. 5.14 Critical Accounting Estimates Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. GAAP. U.S. GAAP requires us to make certain estimates and judgments that affect the amounts reported in our financial statements. We base our estimates on historical experience, anticipated future trends, and other assumptions we believe to be reasonable under the circumstances. Because these accounting estimates require significant judgment, our actual results may differ materially from our estimates. We believe that of our significant accounting policies, which are described in Note 1 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”), the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition, results of operations, and cash flows. 5.14.1 Stock-Based Compensation We measure compensation expense for all stock-based payment awards, including stock options and RSUs, granted to employees, directors, and other service providers, based on the estimated fair value of the awards on the date of grant. The most significant input in determining the fair value of a stock option is the estimated fair value of our common stock. The estimated fair value of our common stock is also used to measure the grant-date fair value of RSUs and RSAs, including those subject to performance-based vesting conditions. 5.14.1.1 Stock Options We estimate the fair value of stock options granted to employees, consultants, officers, and directors using the Black- Scholes-Merton option pricing model on the date of grant. The fair value of stock options that are expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period. Forfeitures are accounted for when they occur. The Black-Scholes-Merton model considers several variables and assumptions in estimating the fair value of stock- based awards. These variables include:

194 • Fair Value of Common Stock. Because our common stock is not yet publicly traded, we must estimate the fair value of our common stock. Our board of directors considers numerous objective and subjective factors to determine the fair value of our common stock as discussed in the section titled “5.14.2 Common Stock Valuations” below. • Expected Volatility. Since we have no trading history of our common stock, the expected volatility of our underlying common stock is estimated by taking the weighted-average historical volatility of a group of comparable publicly traded companies over a period equal to the expected life of the options. • Expected Term. Expected term represents the period over which we anticipate stock-based awards to be outstanding. We estimate the expected term based on the options’ vesting term and contractual terms, such that the expected life is equal to the average of the stock-based award’s weighted-average vesting period and its contractual term. • Risk-Free Rate. The expected risk-free rate assumption is based on the U.S. Treasury instruments whose term is consistent with the expected term of the stock options. • Expected Dividend Yield. The expected dividend yield is zero, as we have never declared or paid any dividends and have no current plans to do so. As of September 30, 2026, there was approximately $1.8 billion of total unrecognized compensation cost related to unvested stock options (unaudited), which is expected to be recognized over a weighted-average period of 1.2 years. 5.14.1.2 Restricted Stock Units and Restricted Stock Awards We have granted RSUs to our employees and non-employee service providers under our 2021 Plan. RSUs outstanding as of September 30, 2026 have both service-based and performance-based vesting conditions. The service-based vesting period for these awards is typically four years. Upon satisfaction of the performance-based condition, RSUs for which the service-based vesting condition has also been satisfied will vest immediately, and any remaining unvested RSUs will vest ratably over the remaining service period. The performance-based condition is generally satisfied upon the occurrence of a change in control event or the effective date of the registration statement in respect of the U.S. offering. As of September 30, 2026, no stock-based compensation expense had been recognized for such RSUs because the performance-based condition was not satisfied. In connection with the global offering, we will begin recording stock- based compensation expense based on the grant-date fair value of the RSUs (or, for RSUs modified as part of the RSU Modification (as defined in “9.12.2.12 Post-Fiscal Year End Compensation Changes and Equity Awards”), their modification-date fair value) using the accelerated attribution method. As of September 30, 2026, there was approximately $32.3 billion of total unrecognized stock-based compensation expense related to RSUs (unaudited). Of that amount, $8.2 billion relates to RSUs for which the service-based vesting condition had been satisfied or partially satisfied (unaudited). Following the completion of the global offering, stock-based compensation expense related to our RSUs will result in increases in our expenses in future periods, in particular the quarter in which the global offering is completed, as the performance-based vesting condition applicable to a significant portion of our outstanding RSUs will be satisfied upon the effectiveness of the registration statement with respect to the U.S. offering. Upon the completion of the global offering, we will record cumulative stock-based compensation expense of approximately $14.2 billion related to RSUs outstanding as of September 30, 2026, reflecting modifications of such RSUs subsequent to September 30, 2026 at interpolated modification-date fair values based on the midpoint of the estimated offering price range set for the U.S. offering, for which (i) the service-based vesting condition will be fully or partially satisfied as of November 19, 2026 and (ii) the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement in respect of the U.S. offering. We have granted RSAs to founders, early employees, advisors, and in connection with acquisitions. The RSAs consist of awards with a service-based vesting condition. RSAs are measured at fair value of the underlying common stock on the date of grant. We record compensation cost for these awards using the straight-line method over the requisite service period. 5.14.2 Common Stock Valuations Prior to our initial public offering, given the absence of a public trading market of our Class A common stock, and in accordance with the American Institute of Certified Public Accountants Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, our board of directors exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of our common stock, including:

195 • contemporaneous third-party valuations of our common stock; • the prices paid for common or redeemable convertible preferred stock sold to third-party investors by us and prices paid in secondary transactions, including any tender offers; • the rights, preferences, and privileges of our redeemable convertible preferred stock relative to those of our common stock; • actual and forecasted operating and financial performance; • our stage of development; • the industry outlook; • the lack of marketability of our common stock; • the likelihood of achieving a liquidity event, such as an initial public offering or a sale of the Company, given prevailing market conditions; • the history and nature of our business, industry trends, and competitive environment; and • general economic outlook, including economic growth, inflation and unemployment, interest rate environment, and global economic trends. Our board of directors determined the fair value of our common stock by first determining the enterprise value of our business and then allocating the value among the various classes of our securities to derive a per share value of our common stock. The enterprise value of our business was primarily estimated by reference to the closest round of equity financing to the date of the valuation. In allocating the enterprise value of our business among the various classes of stock prior to the global offering, we used a hybrid method based on a contingent claims analysis (“CCA”) and a common stock equivalent (“CSE”) method. The CCA is based on the Black-Scholes-Merton option pricing model, which models each class of stock as a call option with a unique claim on our assets. The CSE method presumes that all shares of redeemable convertible preferred stock convert into common stock based upon their conversion terms and other differences in the rights and preferences of the shares of redeemable convertible preferred stock are ignored. After the allocation of enterprise value to the various classes of stock, a discount for lack of marketability (“DLOM”) is applied to arrive at a fair value of the common stock. A DLOM is meant to account for the lack of opportunity to sell private company stock that is not traded on public exchanges. In making the final determination of common stock value, consideration is also given to the recent sales and/or expected sales of common stock. Application of these approaches involves the use of estimates, judgment, and assumptions that are complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock. Following the global offering, it will not be necessary to determine the fair value of our common stock, as the shares of our common stock will be traded in the public market. 5.14.3 Fair Value of Convertible Notes, Derivative Liabilities, and SAFEs We elected to account for our convertible notes at fair value pursuant to Accounting Standards Codification (“ASC”) Topic 825, Financial Instruments. The convertible notes are recognized at their estimated fair value on our consolidated balance sheet, and changes in fair value are recorded in change in fair value of convertible notes, derivative liabilities, and SAFEs in our consolidated statement of operations. We elected the fair value option to eliminate the accounting complexity that would otherwise result from separately accounting for the liability and equity components of the convertible notes under the traditional bifurcation model. In connection with the 2023 and 2024 note purchase agreements with both Amazon and Google, we recognized derivative liabilities representing obligations to issue future convertible notes pursuant to the terms of those agreements. The derivative liabilities were measured at estimated fair value, with changes in fair value recorded in change in fair value of convertible notes, derivative liabilities, and SAFEs in the consolidated statement of operations. The estimated fair value of the convertible promissory notes is determined using a hybrid approach comprising a CCA and a CSE method. The analysis estimates the fair value of the convertible promissory notes using a scenario-based

196 analysis that considers the probability-weighted present value of the instruments across the range of possible outcomes available to the note holders, including conversion into redeemable convertible preferred stock or Class N common stock, cash repayment at maturity, and cash settlement at a premium upon a change of control. The scenarios included consider the probability-weighted value of the instruments in the CCA and CSE framework. The application of this methodology involves the use of complex and subjective estimates, judgments, and assumptions, including the probability and timing of each settlement scenario such as a qualified equity financing, initial public offering, direct listing, or change of control; the estimated fair value of our equity securities into which the notes may convert; the applicable conversion prices, which vary by note series and are contingent on factors such as elapsed time since issuance and contractual caps and percentage discounts; and the ownership thresholds and rollover provisions that determine the extent to which principal balances convert into equity versus being reissued as rollover notes. In particular, the ownership cap and rollover mechanism—whereby conversion is capped at specified ownership thresholds and any unconverted principal balance is re-issued as a non-interest bearing rollover note that remains subject to fair value measurement—requires significant judgment in estimating what proportion of each note financing will convert versus roll over, because this determination depends on the size and structure of future equity financings that are inherently uncertain. Changes in any or all of these estimates and assumptions, or the relationships between those assumptions, impact our valuations as of each measurement date and may have a material impact on the amounts recognized in our consolidated statement of operations. The fair value option election described above also applied to the SAFEs that we issued during the year ended December 31, 2023. The SAFEs were measured at estimated fair value using the same scenario-based framework, with the monetary settlement amount fixed at inception and the number of equity shares received upon conversion being variable; consistent with the convertible notes, changes in fair value were recorded in change in fair value of convertible notes, derivative liabilities, and SAFEs in the consolidated statement of operations. All SAFEs were converted into redeemable convertible preferred stock during the years ended December 31, 2023 and 2024, and no SAFEs remained outstanding as of December 31, 2024 or 2025. No SAFEs were outstanding at any point during the nine months ended September 30, 2026. Accordingly, the primary ongoing estimation exposure under the fair value option relates to the convertible notes and rollover notes described above. For additional information regarding our convertible notes, derivative liabilities, and SAFEs, including descriptions of the individual instruments, their key terms, conversion activity, and balances during the periods presented, see Note 9 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”). 5.14.4 Leases We lease facilities and equipment, including compute and infrastructure capacity, under operating and finance leases. We determine whether an arrangement is or contains a lease at inception and evaluate the classification of our leases at lease commencement and, as necessary, upon modification. Accounting for leases requires significant judgment, including determining whether an arrangement is or contains a lease, and significant estimates, including the expected lease term, the fair value of the leased property, and our incremental borrowing rate. Given the size and duration of our lease portfolio, changes in our estimate of the fair value of the underlying leased asset, the expected lease term, or the determination of our incremental borrowing rate could result in a different lease classification or a materially different measurement of our right-of-use assets and lease liabilities. 5.14.5 Income Taxes We account for income taxes using the asset and liability method, recognizing deferred tax assets and liabilities for temporary differences between the financial reporting and tax bases of assets and liabilities, as well as for net operating loss and credit carryforwards, measured at enacted tax rates applicable in the years of expected reversals. We establish valuation allowances when necessary to reduce deferred tax assets to amounts more-likely-than-not expected to be realized, based on the weighting of positive and negative evidence. Assessing the realizability of our deferred tax assets is an area of significant management judgment. We evaluate our deferred tax assets for recoverability based on historical taxable income, projected future taxable income, reversal patterns of existing temporary differences, and available tax planning strategies. As an AI company operating in a rapidly evolving market with significant ongoing investment in compute and infrastructure, our projections of future taxable income are inherently uncertain. Should our assessment of the recoverability of deferred tax assets change, our income tax provision would be adjusted in that period, which could materially impact our results of operations.

197 We account for uncertain tax positions in accordance with ASC Topic 740, Income Taxes. Tax benefits from uncertain positions are recognized when it is more likely than not that the position will be sustained on examination based on its technical merits, measured at the amount that is more likely than not to be realized upon settlement. These assessments require judgment, particularly with respect to the qualification and documentation of research and development tax credits, where supporting evidence may be subject to differing interpretations. The actual outcome of these matters may differ materially from our current estimates. We recognize interest and penalties related to unrecognized tax benefits within our provision for income taxes. 5.14.6 Loss Contingencies We are involved in legal claims, proceedings, and other regulatory and administrative matters that arise in the ordinary course of business, certain of which may include speculative claims for substantial or indeterminate amounts of damages. We routinely assess each significant matter and its potential financial exposure. We record a liability when we believe it is both probable that a loss has been incurred and the amount can be reasonably estimated, and we disclose matters for which a loss is reasonably possible and the loss or range of loss can be estimated. These assessments require significant judgment in determining both the likelihood and estimated amount of potential losses. We base our accruals on the best information available at the time, taking into account the specific facts and circumstances of each matter, the merits of our defenses, and the impact of negotiations, settlements, regulatory proceedings, rulings, and advice of legal counsel. Our estimates are subject to change as additional information becomes available and as matters develop, and we have in prior periods revised our assessments based on updated information. 5.15 Recent Accounting Pronouncements See Note 1 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”), for a description of recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted.

198 6. Working Capital Statement The Company is of the opinion that the Group has sufficient working capital for its present requirements, that is for at least the next twelve months from the date of this prospectus (without taking into account the net proceeds from the sale of any of the Company’s shares in the global offering).

199 7. Terms and Conditions of the Securities The shares offered in the global offering, including the European retail shares, are shares of Class A common stock of the Company. Prospective investors should note that in connection with the global offering, we will reorganize our capital stock. The Company’s amended and restated certificate of incorporation that will become effective immediately prior to the completion of the global offering will provide for five classes of authorized capital stock: a class designated as participating common stock, a class designated as Class T common stock (referred to as Class T common stock), a class designated as Class F common stock (referred to as Class F common stock), a class designated as Class E common stock (referred to as Class E common stock), and a class designated as preferred stock. • The class of capital stock designated as participating common stock will be divided into two series, designated Class A common stock and Class N common stock (referred to as Class N common stock). The rights of the holders of Class A common stock and Class N common stock will be identical, except with respect to voting and conversion, with each share of Class A common stock being entitled to one vote per share, overall limited to 49.9% with respect to matters submitted to stockholders generally by the voting rights attached to our Class F common stock as described below, and shares of Class N common stock having no voting rights, except as otherwise required by law. • Our Class T common stock is, and will continue to be, a special class of stock that is issued to the Long-Term Benefit Trust (which is intended to operate as an independent body of five financially disinterested trustees). Through our Class T common stock, the Long-Term Benefit Trust generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. Our Class T common stock does not otherwise have voting rights with respect to matters submitted to stockholders generally and has no economic rights. • Our Class F common stock is a special class of our common stock, consisting of a single share, that will be issued to the Founder LLC (a limited liability company of which our seven co-founders will initially be the sole members), and will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Our Class F common stock will not have any economic rights. • Our Class E common stock is a special class of our common stock that will be issued to our employees, excluding our co-founders. Our Class E common stock will be entitled to vote only on certain matters and will not have any economic rights. Our preferred stock will be issuable by our board of directors, subject to limitations set forth in our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the global offering, and as prescribed by Delaware law, in one or more series, and our board of directors will be empowered to establish from time to time the number of shares to be included in each series and, subject to such limitations, fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Initially, no shares of preferred stock will be outstanding. For a description of our capital stock as it will be authorized, issued and outstanding following completion of the offering, see “11.2.1.3 Our Capital Stock Following Completion of the Global Offering.” 7.1 Information Concerning the Shares 7.1.1 Type and Class of Shares The European retail shares are newly issued shares of Class A common stock of the Company. Our shares of Class A common stock have been and will be created under the laws of Delaware, United States. For further information on our common stock and the authorization to issue preferred stock, see the section titled “11.2.1.3 Our Capital Stock Following Completion of the Global Offering.”

200 7.1.2 Form and Certification of the Shares Our shares of Class A common stock are registered uncertificated shares. Shares of Class A common stock can be held directly with our transfer agent and registrar. Upon the completion of the global offering, the transfer agent and registrar for our Class A common stock will be Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021. Our shares of Class A common stock can also be held in book-entry form through The Depository Trust Company, 140 58th Street, Brooklyn, New York 11220, United States, as clearing system, and its direct and indirect participants. 7.1.3 Trading Symbol, ISIN We have applied to list our Class A common stock on the Nasdaq Global Select Market having the trading symbol “ANT” and the ISIN US03703U1079. 7.1.4 Denomination Our shares of Class A common stock are denominated in U.S. dollars, par value $0.00001 per share. 7.1.5 Rights Attached to the Shares 7.1.5.1 Voting Rights Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders generally, including the election of our directors other than the Class T directors. The Founder LLC as holder of our single share of Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares as of the applicable record date on matters submitted to a vote of stockholders generally. Our Class F common stock will be voted in the manner provided by the Founder LLC Agreement. Consequently, if the Founder LLC as holder of our single share of Class F common stock exercises its voting rights, the voting power of the holders of our Class A common stock will be limited to 49.9%. For information on the Founder LLC Agreement and the voting mechanics of our Class F common stock, see the sections titled “11.4 Founder LLC Agreement” and “11.5 Class F Common Stock Voting Mechanics.” We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. For information on the voting rights of our other share classes, see “11.2.1.3 Our Capital Stock Following Completion of the Global Offering.” 7.1.5.2 Dividend Rights Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class N common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. Our Class T common stock, Class F common stock, and Class E common stock are not entitled to receive dividends. See the section titled “12 Dividend Policy” for more information. 7.1.5.3 No Preemptive or Similar Rights Our Class A common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions. 7.1.5.4 Right to Receive Liquidation Distributions If we become subject to a liquidation, dissolution, or winding-up, including in bankruptcy, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class N common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our capital stock. In the event of our liquidation, dissolution, or winding-up, including bankruptcy, holders of our Class T common stock, Class F common stock, and Class E common stock shall be entitled to receive par value ($0.00001) per share but shall not otherwise participate in such distributions. 7.1.6 Creation of the Offered Shares On October 23, 2026, in connection with the global offering, the board of directors of the Company authorized a pricing committee of the board of directors of the Company to approve the offering and issuance of the shares in the initial public offering and a pricing committee to determine the final pricing and related terms of the offering.

201 7.2 Transferability of the Shares Except for those shares held by “affiliates” (as defined in Rule 144 under the U.S. Securities Act) and for the restrictions set forth in “8.6 Lock-Up and Market Standoff Agreements,” all shares of our Class A common stock, including the European retail shares, will be freely transferable without restriction or further registration under the U.S. Securities Act. 7.3 Offerors of the Shares The offering of the European retail shares in the European retail offering is made by the Company together with each of the European underwriters whose identities, contact details and LEIs are set out in section “2.1 Persons Responsible for the Contents of the Prospectus.” 7.4 U.S. Takeover Regulation As the shares of Class A common stock will be registered with the SEC under the U.S. Exchange Act, any offer which relates to our Class A common stock will have to comply with the United States’ provisions relating to tender offers, which are set forth in Section 14(d) and Section 14(e) of the U.S. Exchange Act as well as in Regulation 14D and Regulation 14E. The main provisions applicable to tender offers are: (1) the original offer period allows for acceptance of a tender offer within an acceptance period of at least 20 U.S. business days (10 U.S. business days in the case of certain negotiated, all-cash tender offers), subject to mandatory extension in certain conditions; (2) the extension of withdrawal rights for the holders of our Class A common stock; (3) application of all holder and best price provisions (which require that all holders of our Class A common stock receive the same offer price for their Class A common stock); (4) prompt payment of the offer consideration (i.e., settlement within three days), and (5) restrictions on the option of the bidder to acquire our Class A common stock by other means than pursuant to a tender offer. Under U.S. securities laws, there are no mandatory tender offer rules. In addition, certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which will become effective immediately prior to the completion of the global offering, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of us, and are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. See “11.3 Anti-Takeover Provisions” for additional information. For private tender offers we facilitated in respect of our Class A common stock, see “11.6.4 Tender Offers.” 7.5 Taxation Warning Prospective investors should be warned that the tax legislation of their country of citizenship, domicile or residency and the tax legislation of the Company’s country of incorporation (i.e., the United States) may have an impact on the income received from the shares. Prospective investors are strongly recommended to consult their own tax advisers.

202 8. Details of the Offer 8.1 Terms and Conditions of the Offer The global offering of our Class A common stock consists of (i) a public offer in the United States, registered under the U.S. Securities Act pursuant to a registration statement on Form S-1 filed with the SEC, referred to as the U.S. offering, (ii) the public offer to retail investors in Germany, Denmark, Finland, France, Ireland, the Netherlands, Norway, Spain and Sweden contemplated by, and on the basis of, this prospectus, referred to as the European retail offering, (iii) the public offer to retail investors in Switzerland contemplated by, and on the basis of, this prospectus, referred to as the Swiss retail offering, (iv) a public offer in Australia, (v) a public offer in certain provinces and territories of Canada, (vi) a public offer in Japan, (vii) a public offer in the United Kingdom, and (viii) private placements (the offerings contemplated under (ii) through (viii) are collectively referred to as the international offering, and together with the U.S. offering are referred to as the global offering). In the European retail offering, a maximum of 80,135,135 newly issued shares of Class A common stock are offered, referred to as the European retail shares. The global offering initially comprises: (i) 801,351,354 newly issued shares of Class A common stock sold by the Company, including the European retail shares, (ii) up to 23,648,646 existing shares of Class A common stock sold by the selling stockholders identified in section “8.5 Selling Stockholders in the Global Offering” (together referred to as the base shares) and (iii) up to 123,750,000 newly issued shares of Class A common stock which may be sold by the Company to cover potential over-allotments (referred to as the additional shares). The European retail shares form a tranche within the global offering and comprise newly issued shares of Class A common stock of the Company. Any shares offered in the global offering which do not form part of the European retail tranche are offered in any Member State of the EEA solely in circumstances falling within the scope of application of Article 1(4) of the Prospectus Regulation and in Switzerland solely in circumstances falling within the scope of application of Article 36(1) of the FinSA. The European retail offering contemplated by this prospectus is solely made by the Company together with Goldman Sachs, Morgan Stanley, Citigroup, J.P. Morgan, Deutsche Bank, BNP PARIBAS and Crédit Agricole CIB referred to as the European underwriters. The European retail shares are at the same time offered to retail investors in Switzerland on the basis of this prospectus as filed with a Swiss prospectus office for automatic acceptance in accordance with Article 54(2) of the FinSA. The simultaneous public offering of the European retail shares in the Swiss retail offering is solely made by the Company together with UBS AG, Bahnhofstrasse 45, 8001 Zurich, Switzerland (“UBS Investment Bank” or the “Swiss underwriter”) and is made on the terms applicable to the European retail offering as set forth in this prospectus. 8.1.1 Eligible Retail Investors The European retail offering is solely addressed to individual persons or legal entities which do not qualify as qualified investors within the meaning of Article 2 point (e) of the Prospectus Regulation (referred to as retail investors) and which are resident or located in one of the Covered EEA Countries. The Prospectus Regulation defines qualified investors as persons or entities that are listed in points (1) to (4) of Section I of Annex II to Directive 2014/65/EU, as amended (“MiFID II”), and persons or entities who are, on request, treated as professional clients in accordance with Section II of that Annex, or recognized as eligible counterparties in accordance with Article 30 of MiFID II unless they have entered into an agreement with their bank or financial intermediary to be treated as non-professional clients in accordance with the fourth paragraph of Section I of that Annex. The Swiss retail offering is solely addressed to individual persons or legal entities which do not qualify as professional clients within the meaning of the FinSA. The FinSA defines “professional clients” as those persons or entities that either (i) are listed in Article 4(3) FinSA and which have not declared an opting-in pursuant to Article 5(5) FinSA or (ii) have requested to be treated as professional client (opting-out) pursuant to Article 5(1) FinSA. In each case, orders may also be placed by financial intermediaries which act on behalf of retail investors and by financial intermediaries otherwise acting as a fiduciary or agent for one or more investor accounts, where (a) each such account is a retail investor and (b) the financial intermediary has investment discretion with respect to each such account. Investors who have doubts as to whether they meet the eligibility criteria should contact their bank or financial intermediary to verify their client classification with that bank or financial intermediary.

203 8.1.2 Securities Offered for Sale The European retail offering contemplated by this prospectus comprises a maximum of 80,135,135 newly issued shares of Class A common stock, par value $0.00001 per share, of the Company, referred to as the European retail shares. The European retail shares are at the same time offered to retail investors in the Swiss retail offering. Under U.S. securities laws, the Company has the ability to upsize the U.S. offering, and thereby increase the number of shares offered in the U.S. offering, by filing an amendment to the registration statement filed with the SEC prior to the effectiveness of such registration statement. In addition, under Rule 462(b) under the U.S. Securities Act governing the U.S. offering, the Company may register additional securities under a new abbreviated registration statement filed with the SEC that becomes effective automatically upon filing in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the fee table of the original registration statement at the time of its effectiveness. Consequently, the total number of shares offered in the global offering may increase. However, the Company does not expect to increase the number of shares offered in the European retail offering if the number of shares offered in the global offering is increased. If and to the extent the European retail shares are not subscribed for by retail investors or if the Company and the European underwriters decide to reduce the number of offered European retail shares or set a final amount of European retail shares offered below the maximum number of shares offered under this prospectus, the European retail shares not subscribed for or no longer offered under this prospectus, respectively, may be offered and sold in the global offering, provided that in any Member State of the EEA they will be offered solely in circumstances falling within the scope of application of Article 1(4) of the Prospectus Regulation and in Switzerland solely in circumstances falling within the scope of application of Article 36(1) of the FinSA. The Company will publish the final amount of European retail shares placed to investors on or about November 18, 2026, by means of a notice to be published in electronic form on the Company’s website at ipo.anthropic.com. For the purposes of the European retail offering, the notice will be made pursuant to Article 17(2) of the Prospectus Regulation. 8.1.3 Pricing In the European retail offering and the Swiss retail offering, our shares of Class A common stock are offered at a maximum public offering price of $120.00 per share. Depending on the jurisdiction and bank or financial intermediary, retail investors may or may not be able to indicate a price limit for orders or place unlimited orders. Orders without indicated price limit or unlimited orders submitted by retail investors will be valid up to the maximum public offering price. If a bank or financial intermediary preliminarily debits the full order amounts at the time the order is placed, any applicable refund and the manner in which it will be made if the order is not fully filled will be determined by the relevant bank or financial intermediary. For purposes of the U.S. offering, the Company and the representatives have set an estimated offering price range of $70.00 to $78.00, which may be varied from time to time in accordance with the procedures described below but is not expected to exceed the maximum public offering price at which our shares of Class A common stock are offered in the European retail offering and the Swiss retail offering. Investors placing orders below $70.00, which is the low-end of the estimated offering price range for the U.S. offering, should not expect to receive an allocation in the European retail offering or the Swiss retail offering. Under U.S. securities laws, the Company has the ability to increase the offering price per share in the U.S. offering without filing an amendment to the registration statement filed with the SEC in respect of the U.S. offering, provided that any such increase, together with any change in the number of shares offered, does not represent more than a 20% change in the maximum aggregate offering price set forth in the fee table of the registration statement at the time of its effectiveness, as permitted under Rule 430A under the U.S. Securities Act. In such case, the increased offering price would be reflected in a final prospectus filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act. In addition, the Company may increase the offering price per share in the U.S. offering beyond such 20% limit by filing a pre-effective amendment to the registration statement with the SEC. If the Company were to increase the offering price per share in the U.S. offering in the manner described above, it expects that such increase will not exceed the maximum public offering price set forth above, which has been set to allow retail investors in the Covered EEA Countries and Switzerland to participate in the European retail offering and the Swiss retail offering, respectively. If the Company were to increase the price range set for the U.S. offering, the midpoint of such price range, which is used throughout this prospectus as the assumed initial public offering price for purposes of various sample calculations,

204 would increase accordingly. Investors should therefore refer to and take note of the disclosures set forth throughout this prospectus regarding the sensitivity of such sample calculations to increases and decreases in the midpoint of the estimated offering price range set for purposes of the U.S. offering, including, by way of example, the disclosures in the sections titled “3.1 Reasons for the Offer; Use of Proceeds” (with respect to the estimated net proceeds and the estimated tax withholding and remittance obligations related to the RSU Settlement), “5.12.4 Capitalization,” “8.7 Concurrent Private Placement” (with respect to the number of shares of Class N common stock to be issued in the concurrent private placement), and “8.8.2 Economic Dilution of Existing and New Shareholders.” In any event, when assessing the impact of the pricing in accordance with such disclosures, investors should use the assumed initial public offering price of $74.00 per share as a reference, which is the midpoint of the estimated offering price range initially set for purposes of the U.S. offering. The final public offering price per share of Class A common stock in the European retail offering and the Swiss retail offering will be equal to the final initial public offering price per share of Class A common stock determined in the U.S. offering. The final public offering price will be exclusive of tax on stock exchange transactions or other taxes, and of costs (including exchange rate conversion fees), if any, charged by financial intermediaries (other than the European underwriters) for the placement of purchase orders. The Company will publish the final public offering price on or about November 18, 2026 by means of a notice to be published in electronic form on the Company’s website at ipo.anthropic.com. For purposes of the European retail offering, the notice will be made pursuant to Article 17(2) of the Prospectus Regulation. In comparison to the maximum public offering price, during the last twelve months to the date of this prospectus, our Chief Financial Officer Mr. Rao acquired shares of our Class A common stock under outstanding option awards at an exercise price of $1.30 per share. Our directors Dr. Amodei and Ms. Amodei and our executive officer Mr. Rao were granted RSUs, which are zero-cost awards (of which some vested in the relevant period), and option awards with exercise prices of $17.66 per share. In addition, our directors Mr. Hastings, Mr. Liddell and Dr. Narasimhan received RSU awards (of which some vested in the relevant period). For further information on equity awards, see the section titled “9.12 Compensation and Benefits.” 8.1.4 Offer Period Retail investors in the European retail offering and the Swiss retail offering may submit purchase orders for the offered European retail shares during a period which commences: • in Germany following publication of the prospectus on November 11, 2026; • in the other Covered EEA Countries, following the notification of this prospectus into the respective country pursuant to Article 25 of the Prospectus Regulation, which is expected to occur on or about November 11, 2026; • in Sweden on November 12, 2026; and • in Switzerland following the filing of this prospectus with a Swiss prospectus office on November 11, 2026, each of which period is expected to end, subject to determination by the Company, on November 18, 2026 at 4:00 PM (Central European Time) (10:00 AM (Eastern Time)) (the “offer period”). The Company will publish the end of the offer period by means of a notice to be published in electronic form on the Company’s website at ipo.anthropic.com. Notwithstanding any other terms of the European retail offering and the Swiss retail offering, the Company may at its option and in its sole discretion, at any time before the offer period has expired, extend or shorten the offer period as further set forth in “8.1.7 Amendments of the Conditions of the Offering.” Retail investors who intend to submit offers to purchase shares of Class A common stock should verify with their bank or financial intermediary whether earlier deadlines apply for technical reasons or otherwise. 8.1.5 Application Procedure Retail investors will be able to place their orders in the European retail offering and the Swiss retail offering including through the banks and financial intermediaries set forth in the following sections. Retail investors wishing to place orders with one of the syndicate banks, their relevant affiliates or financial intermediaries listed below, but who do not have any relationship with them may be required to open a securities account and a cash account. Retail investors wishing to place orders through any other bank or financial intermediary should check with their bank or financial intermediary whether orders can be transmitted to one of the European underwriters or the Swiss underwriter and may be required to open a securities account and a cash account with their bank or financial intermediary. Opening an

205 account as well as placing a purchase order may require completing appropriate forms and/or documentation customarily required by the relevant bank or financial intermediary. Orders placed by retail investors through banks and financial intermediaries other than the banks and financial intermediaries named in this prospectus may receive smaller allocations on a relative basis or none at all. Retail investors will not be charged expenses by the Company or the European underwriters or the Swiss underwriter (in their capacity as underwriters). Investors may, however, have to bear customary transaction and handling fees charged by their brokers or other financial institutions through which they order and/or hold their securities, including exchange rate conversion fees, and customary security commissions may apply. If orders for the offered shares of Class A common stock are placed through financial intermediaries other than any syndicate members, the timeline, validity and form of instructions to the financial intermediary in relation to the placing of orders for the offered shares of Class A common stock will be determined by each financial intermediary in accordance with its usual procedures or as otherwise notified to investors. The Company, the European underwriters and the Swiss underwriter are not liable for any action or failure to act by any such financial intermediary in connection with any order or purported order for the offered shares of Class A common stock. Unless otherwise stated in the following sections, the following general requirements apply to purchase orders by retail investors: a purchase order should be submitted in number of offered shares of Class A common stock only instead of currency amounts and may include a price limit. Depending on the jurisdiction and bank or financial intermediary, retail investors may or may not be able to indicate a price limit for their purchase orders or place unlimited orders. In case a price limit is allowed, price limits for purchase orders from retail investors must be expressed in whole dollars or increments of 25, 50 or 75 U.S. cents above a whole dollar. Should no price limit be possible or indicated, purchase orders submitted by retail investors will be valid up until the maximum public offering price. Multiple purchase orders are permitted, unless otherwise stated in the following sections. There is no minimum and/or maximum number or amount for purchase orders. Each of the European retail offering by the Company and the European underwriters and the Swiss retail offering by the Company and the Swiss underwriter is subject to receipt and acceptance and subject to the Company’s and the European underwriters’ or, as applicable, Swiss underwriter’s right to reject any order in whole or in part, at their discretion. 8.1.5.1 Placement Through Syndicate Members and Local Financial Intermediaries Retail investors will be able to place orders through the following syndicate members and local financial intermediaries below. 8.1.5.1.1 Germany Retail investors in Germany will be able to place their orders through Deutsche Bank (including maxblue), BNP PARIBAS (acting through its brand Consorsbank), flatexDEGIRO Bank SE (“flatexDEGIRO”) and Scalable Capital Bank GmbH (“Scalable Capital”), with Deutsche Bank acting as retail coordinator consolidating orders placed through any of the foregoing intermediaries. Separately from the placement of orders through financial intermediaries for which Deutsche Bank acts as retail coordinator, retail investors in Germany will be able to place their orders through J.P. Morgan as well as the financial intermediaries eToro (Europe) Limited (“eToro”), Interactive Brokers Ireland Limited (“Interactive Brokers”), Revolut Securities Europe UAB (“Revolut”), Trade Republic Bank GmbH (“Trade Republic”) and ING (as defined below), as described below. 8.1.5.1.2 Denmark, Finland, Norway and Sweden Retail investors in Denmark will be able to place their orders through J.P. Morgan as well as the financial intermediaries eToro, flatexDEGIRO, Interactive Brokers, Nordnet Bank AB (“Nordnet”), Revolut and Saxo Bank (as defined below), retail investors in Norway will be able to place their orders through J.P. Morgan as well as the financial intermediaries eToro, Interactive Brokers, Nordnet and Revolut, retail investors in Sweden will be able to place their orders through J.P. Morgan as well as the financial intermediaries eToro, Interactive Brokers, flatexDEGIRO, Nordnet and Revolut, and retail investors in Finland will be able to place their orders through J.P. Morgan as well as the financial intermediaries eToro, flatexDEGIRO, Interactive Brokers, Nordnet, Revolut and Trade Republic, as described below.

206 8.1.5.1.3 France Retail investors in France who wish to subscribe for offered shares of Class A common stock should submit their subscriptions to BNP PARIBAS and the retail networks of the Crédit Agricole group (including Caisses régionales de Crédit Agricole, LCL, CA Indosuez and BForBank), as retail coordinators in France. Separately from the placement of orders through the foregoing financial intermediaries, retail investors in France will be able to place their orders through J.P. Morgan as well as the financial intermediaries, eToro, Interactive Brokers, flatexDEGIRO, Revolut, Saxo Bank (as defined below), Trade Republic and Scalable Capital, as described below. 8.1.5.1.4 Ireland Retail investors in Ireland will be able to place their orders through J.P. Morgan as well as the financial intermediaries eToro, flatexDEGIRO, Interactive Brokers, Revolut and Trade Republic, as described below. 8.1.5.1.5 the Netherlands Retail investors in the Netherlands will be able to place their orders through J.P. Morgan as well as the financial intermediaries eToro, Interactive Brokers, flatexDEGIRO, Revolut, Saxo Bank (as defined below), Trade Republic, Scalable Capital and ING (as defined below), as described below. 8.1.5.1.6 Spain Retail investors in Spain will be able to place their orders through J.P. Morgan and Deutsche Bank as well as the financial intermediaries eToro, Interactive Brokers, flatexDEGIRO, Revolut, Trade Republic and Scalable Capital, as described below. 8.1.5.1.7 Switzerland Retail investors in Switzerland (i.e., individual persons or legal entities which do not qualify as professional clients within the meaning of the FinSA) will be able to place their orders through UBS AG, eToro, flatexDEGIRO, and Saxo Bank, as described below. 8.1.5.2 Placement Through Other Financial Intermediaries In addition, retail investors will be able to place orders through the following financial intermediaries: 8.1.5.2.1 ING Retail investors in Germany, through ING-DiBa AG, and in the Netherlands, through ING Bank N.V., (each together, “ING”) will be able to place their orders through an ING Self Invest (Direkt Depot in Germany or Zelf op de Beurs in the Netherlands) account. Applications to acquire shares may be submitted via the digital ING channels (web or app) available in the relevant market during the offer period. ING may apply an earlier cut-off than the official offer deadline for operational reasons. Purchase orders must be submitted in number of whole offered shares of Class A common stock. ING customers must have sufficient funds available in the account designated by ING in the applicable market. When only Euro funds are available on the cashline, these will automatically be converted to the relevant currency upon execution of the transaction. The cash amount corresponding to a placed order will be reserved in the relevant customer account for the duration of the offer period and until the settlement date if an order receives an allocation, or until the order is retracted by the customer. Purchase orders will be valid up until the maximum public offering price. Only whole shares will be allocated. The order might be subject to the minimum and/or maximum subscription amounts disclosed prior to submitting an order. The final allocation may be lower than the quantity ordered, and customers have no entitlement to a full or partial allocation. Orders can be withdrawn until the applicable local ING cut-off time in Germany or the Netherlands. Each participating ING entity may apply its own customer fees and charges in accordance with its applicable pricing model. 8.1.5.2.2 Interactive Brokers Retail investors in Denmark, Finland, France, Germany, Ireland, the Netherlands, Norway, Spain and Sweden will be able to place their orders through Interactive Brokers’ electronic trading platform during the offer period (including through www.interactivebrokers.ie/en/trading/ipo/anthropic.php). Purchase orders can be submitted during the offer period. Purchase orders should be submitted in number of offered shares of Class A common stock and will be valid up until the maximum public offering price. There is no minimum and/or maximum number or amount for purchase orders. To ensure that they do not lose their right to any allotment, Interactive Brokers customers must have sufficient funds available in their account during the offer period and until the settlement date.

207 8.1.5.2.3 eToro Retail investors in Germany, Denmark, Finland, France, Ireland, the Netherlands, Norway, Spain, Sweden and Switzerland will be able to place their orders through eToro. Application to purchase shares can be made via eToro’s web platform at http://www.etoro.com/markets/15779. Purchase orders can be submitted during the offer period. Purchase orders should be submitted in number of offered shares of Class A common stock and will be valid up until the maximum public offering price. There is no minimum and/or maximum number or amount for purchase orders. The cash amount corresponding to an order will be reserved in the client’s account for the duration of the offer period and until the settlement date, if an order receives an allocation. 8.1.5.2.4 flatexDEGIRO Retail investors in Germany, the Netherlands, Spain, France, Ireland, Denmark, Finland, Sweden and Switzerland will be able to place their orders through flatexDEGIRO. Application to purchase shares can be made via the flatex and DEGIRO apps and web platforms (for Covered EEA Countries: www.degiro.com/anthropic-ipo). Purchase orders can be submitted during the offer period. Purchase orders should be submitted in number of offered shares of Class A common stock and may include a price limit. Purchase orders without a price limit will be valid up until the maximum public offering price. Orders may be subject to minimum and/or maximum subscription amounts. The cash amount corresponding to an order will be reserved in the client’s account for the duration of the offer period and until the settlement date, if an order receives an allocation. 8.1.5.2.5 Nordnet Retail investors in Denmark, Finland, Norway and Sweden will be able to place their orders through Nordnet’s app or webservice. Application to purchase shares can be made via Nordnet’s app or web platforms at www.nordnet.dk, www.nordnet.fi, www.nordnet.no and www.nordnet.se. Purchase orders can be submitted during the offer period. There is no minimum and/or maximum number or amount for purchase orders. To ensure that they do not lose their right to any allotment, Nordnet customers must have sufficient funds available no later than the closing of the offer period and until the settlement date. For customers that have an investment savings account at Nordnet, should an application result in allotment, Nordnet will purchase the equivalent number of shares to the European retail offering and resell the shares to the customer at a price corresponding to the final public offering price. 8.1.5.2.6 Revolut Retail investors in Germany, Denmark, Finland, France, Ireland, the Netherlands, Norway, Spain and Sweden will be able to place their orders through the investment platform of Revolut accessible through Revolut mobile application. Subscription requests to acquire shares must be submitted during the offer period. Revolut customers must have sufficient funds available in their Revolut investment account before placing the order. The cash amount corresponding to a placed order will be reserved in the client’s investment account for the duration of the offer period and until the settlement date. Retail investors must indicate in their orders a cash subscription amount (not as a number of shares) in full amounts, where purchase orders will be valid up until the maximum public offering price. Although clients may submit orders in currencies other than U.S. dollars, all orders will be placed and denominated in U.S. dollars. Accordingly, orders submitted in other currencies may be subject to currency conversion fees and currency fluctuations risk. Only whole shares of Class A common stock will be allocated. The order might be subject to the minimum and/or maximum subscription amounts disclosed prior to submitting an order. 8.1.5.2.7 Saxo Bank Retail investors in Denmark, France and the Netherlands will be able to place their orders through Saxo Bank A/S, and retail investors in Switzerland through Saxo Bank (Schweiz) AG (each “Saxo Bank”). Application to purchase shares can be made via Saxo Bank’s apps or web platforms at https://www.home.saxo. Purchase orders can be submitted during the offer period. Purchase orders should be submitted in number of offered shares of Class A common stock and will be valid up until the maximum public offering price. There is no minimum and/or maximum number or amount for purchase orders. The cash amount corresponding to an order will be reserved in the client’s account for the duration of the offer period and until the settlement date, if an order receives an allocation. 8.1.5.2.8 Scalable Capital Retail investors in Germany, France, the Netherlands and Spain will be able to place their orders through Scalable Capital. Application to purchase shares can be made via Scalable Capital’s App or web platforms at de.scalable.capital, fr.scalable.capital, nl.scalable.capital and es.scalable.capital. Purchase orders can be submitted during the offer period. Every order must be expressed as a cash amount and will be treated as an order with a limit at the maximum public offering price. Only whole shares of Class A common stock will be allocated. There is no maximum amount that may be

208 invested in one order. The cash amount corresponding to an order will be reserved in the client’s account for the duration of the offer period and until the settlement date, if an order receives an allocation. 8.1.5.2.9 Trade Republic Retail investors in Germany, Finland, France, Ireland, the Netherlands and Spain will be able to place their orders through Trade Republic. Application to purchase shares can be made via Trade Republic’s App. Purchase orders can be submitted during the offer period. Purchase orders must be submitted as a cash amount and will be valid up until the maximum public offering price. Only whole shares of Class A common stock will be allocated. There is no minimum and/or maximum number or amount for purchase orders. The cash amount corresponding to an order will be reserved in the client’s account for the duration of the offer period and until the settlement date, if an order receives an allocation. 8.1.6 Withdrawal of Applications Investors are free to withdraw their offers to purchase until the end of the offer period, and in the circumstances set forth in “8.1.7 Amendments of the Conditions of the Offering” below. 8.1.7 Amendments of the Conditions of the Offering We reserve the right, after consultation with the representatives, to increase or decrease the total number of offered shares of Class A common stock in the global offering, the European retail offering and the Swiss retail offering, to increase or decrease the maximum public offering price, and/or to extend or shorten the offer period. Changes in relation to the number of offered shares of Class A common stock, changes to the maximum public offering price, or the extension or shortening of the offer period will not invalidate any offers to purchase shares of Class A common stock that have already been submitted. If such change requires the publication of a supplement to the prospectus, investors who submitted purchase orders before the supplement is published shall have the right, pursuant to Article 23 of the Prospectus Regulation, to withdraw these orders to purchase within three working days (within the meaning of Article 2 point (t) of the Prospectus Regulation) of the publication of such supplement, provided that the significant new factor, material mistake or material inaccuracy requiring the publication of a supplement to this prospectus arose or was noted before the closing of the offer period or the delivery of the offered shares of Class A common stock. Investors who have submitted orders to purchase will not be notified individually, except where a financial intermediary is required to notify them under Article 23(3) of the Prospectus Regulation. Instead of withdrawing their orders to purchase our Class A common stock placed prior to the publication of the supplement, investors may change their orders or place new limited or unlimited offers to purchase within three working days (within the meaning of Article 2 point (t) of the Prospectus Regulation) following the publication of the supplement, depending on the procedures of the syndicate banks and financial intermediaries through which orders are placed. Any changes to the terms of the European retail offering, the Swiss retail offering and the global offering will be published on the Company’s website at ipo.anthropic.com, on the SEC’s website at www.sec.gov, and/or, if required, as a supplement to this prospectus. 8.1.8 Conditions for the Completion of the Offering The underwriting agreement, which we and the selling stockholders in the global offering expect to enter into with the representatives on or about November 18, 2026, will provide that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered in the global offering and by this prospectus are, and consequently the completion of the global offering, the European retail offering and the Swiss retail offering are, subject to certain conditions as further detailed in “8.3 Placing and Underwriting” below. 8.1.9 Termination of the Offering Upon the occurrence or non-occurrence of certain customary events prior to the expected closing date or the closing date in relation to any additional shares sold pursuant to the option to purchase additional shares described in “8.4.2.2 Option to Purchase Additional Shares” below, the representatives, on behalf of the underwriters, may terminate the underwriting agreement, after the final results of the offering have been determined. Please refer to “8.3.3 Termination and Indemnification” below for further information. If (i) the global offering is not successful and the underwriting agreement is not executed; or (ii) if the offering is successful and the underwriting agreement is executed but the conditions for the completion of the global offering are not satisfied; or (iii) in case of a termination of the underwriting agreement prior to the expected closing date, then the global offering, including the European retail offering and the Swiss retail offering, will not take place, orders placed for our Class A common stock by investors will be automatically cancelled, allocations of our Class A common stock to investors will become void, and investors will have no claim regarding the delivery of our Class A common stock. Claims

209 with respect to any subscription fees already paid and costs incurred by an investor in connection with the purchase of our Class A common stock will be governed solely by the legal relationship between the investor and the financial intermediary to which the investor submitted its purchase order. The Company and the European underwriters will have no responsibility or liability for orders placed through financial intermediaries other than the European underwriters or for any loss incurred by any person as a result of a termination of the global offering, including the European retail offering and the Swiss retail offering, or the related annulment of any transactions in Class A common stock. 8.1.10 Determination of the Final Results of the Offering Prior to the global offering, there has been no public market for the shares of Class A common stock. The final public offering price and the final number of shares sold will be determined by negotiations among us, the selling stockholders in the global offering, and the representatives of the underwriters. Among the factors considered in determining the final public offering price and the final number of shares sold are prevailing market conditions, our future prospects and those of our industry in general, our historical financial and operating performance in recent periods, an assessment by our management and the consideration of the above factors in relation to market valuation of companies engaged in activities similar to ours. 8.1.11 Publication of the Final Results of the Offering The results of the global offering, the European retail offering and the Swiss retail offering are expected to be published on or about November 18, 2026, by means of a notice to be published in electronic form on the Company’s website at ipo.anthropic.com. Investors who have placed purchase orders with one of the European underwriters, the Swiss underwriter or financial intermediaries can obtain information from that underwriter or financial intermediary about the final public offering price and the number of shares of Class A common stock allotted to them following the pricing. As trading in the Company’s shares on the Nasdaq Global Select Market is expected to begin on or about November 19, 2026, investors may not have obtained information about the number of shares allotted to them at the time of beginning of trading. 8.1.12 Payment and Delivery of Class A Common Stock Payment for any shares sold in the global offering (if any) is expected to be made to the Company against delivery of such shares for the respective accounts of the several underwriters at 10:00 AM, Eastern Time, on or about November 20, 2026 (the closing date). Book-entry delivery of the allotted shares of Class A common stock to investors participating in the European retail offering against payment of the final public offering price is expected to take place as soon as practicable thereafter. Customary security commissions may apply. 8.1.13 Indicative Timetable for the Offering The indicative timetable for the European retail offering and the Swiss retail offering, which may be extended or shortened and remains subject to change, is as follows: November 11, 2026 .................................... Approval of the prospectus by Bafin November 11, 2026 .................................... Provision of certificate of approval attesting that the prospectus has been drawn up in accordance with the Prospectus Regulation and an electronic copy of this prospectus to the competent authority of each Covered EEA Country by Bafin Publication of the approved prospectus on the Company’s website (ipo.anthropic.com) November 11, 2026 .................................... Commencement of the offer period in Germany and Switzerland On or about November 11, 2026 ............... Commencement of the offer period in Denmark, Finland, France, Ireland, the Netherlands, Norway, and Spain, following the notification of this prospectus into the respective country pursuant to Article 25 of the Prospectus Regulation November 12, 2026 ................................... Commencement of the offer period in Sweden On or about November 18, 2026 .............. Expiration of the offer period at 4:00 PM (Central European Time) (10:00 AM (Eastern Time)) On or about November 18, 2026 .............. Determination and publication of the final amount of European retail shares placed and the final public offering price in electronic form on the Company’s website (ipo.anthropic.com)

210 Publication of the results of the global offering, the European retail offering and the Swiss retail offering in electronic form on the Company’s website (ipo.anthropic.com) November 19, 2026 ................................... Commencement of trading in the Company’s Class A common stock on the Nasdaq Global Select Market November 20, 2026 .................................. Completion of the global offering (delivery of the purchased Class A common stock to the underwriters) As soon as practicable thereafter .............. Onward delivery of purchased Class A common stock to investors, including in the European retail offering and the Swiss retail offering 8.2 Plan of Distribution and Allotment The European retail shares are solely offered to retail investors as set forth in section “8.1.1 Eligible Retail Investors.” 8.2.1 Plan of Allotment The global offering of the shares of Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part, at their discretion. Such discretionary allocation may result in financial intermediaries receiving allocations that differ from one another, and each financial intermediary may apply its own allocation principles when allocating shares of Class A common stock to its clients. As a result, the allocations received by retail investors participating in the European retail offering and the Swiss retail offering may differ. European retail offering and Swiss retail offering – The European retail shares offered in the European retail offering and the Swiss retail offering form a tranche within the global offering. If and to the extent the European retail shares are not subscribed for by retail investors or if the Company and the European underwriters decide to reduce the number of offered European retail shares or set a final amount of European retail shares offered below the maximum number of shares offered under this prospectus, the European retail shares not subscribed for or no longer offered under this prospectus, respectively, may be offered and sold in the global offering, provided that in any Member State of the EEA they will be offered solely in circumstances falling within the scope of application of Article 1(4) of the Prospectus Regulation and in Switzerland solely in circumstances falling within the scope of application of Article 36(1) of the FinSA. Participation in our U.S. offering – Certain members of our board of directors and entities affiliated or associated with them (see footnotes to the table in the section titled “11.1.1 Notifiable Beneficial Ownership Under SEC Rules”) have indicated an interest in purchasing shares of our Class A common stock in the U.S. offering at the initial public offering price at an aggregate purchase price of up to $303 million. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to any of these individuals or entities and these individuals or entities could determine to purchase more, fewer, or no shares in the U.S. offering. The underwriters will receive the same underwriting discounts and commissions on shares of our Class A common stock purchased by these individuals or entities as they will from other shares of our Class A common stock sold to the public in the global offering. Any shares purchased by such individuals or entities will be subject to lock-up restrictions described in the section titled “8.6 Lock-Up and Market Standoff Agreements.” Allocation to discretionary accounts – The underwriters do not expect sales to discretionary accounts (i.e., customer accounts for which the underwriters (by virtue of being broker-dealers and holding customer funds) have investment authority to buy shares on their client’s behalf (without requiring express client approval)) to exceed 5% of the total number of shares of Class A common stock offered in the global offering. 8.2.2 Distribution For the distribution of the European retail shares through syndicate members and financial intermediaries, see the section titled “8.1.5 Application Procedure.” 8.2.3 MiFID Product Governance Requirements Solely for the purposes of the product governance requirements contained within: (i) MiFID II; (ii) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (iii) local implementing measures (together, the “MiFID II Product Governance Requirements”), and without assuming any responsibility or liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, the Class A common stock has been subject to a product approval process, which has determined that such Class A common stock is: (i) compatible with an

211 end target market of retail investors and investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II; and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, the price of the Class A common stock may decline and investors could lose all or part of their investment; the Class A common stock offers no guaranteed income and no capital protection; and an investment in the Class A common stock is suitable only for investors who do not need a guaranteed income or capital protection, who have at least informed knowledge and experience with financial instruments and (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment, and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to the requirements of any contractual, legal, or regulatory selling restrictions in relation to the European retail offering. Furthermore, it is noted that, notwithstanding the Target Market Assessment, the underwriters will only procure investors who meet the criteria of professional clients and eligible counterparties in the private placement parts of the global offering. For the avoidance of doubt, the Target Market Assessment does not constitute: (i) an assessment of suitability or appropriateness for the purposes of MiFID II or (ii) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to, the Class A common stock. Each distributor is responsible for undertaking its own Target Market Assessment in respect of the Class A common stock and determining appropriate distribution channels. 8.3 Placing and Underwriting If the global offering is successful, the Company and the selling stockholders in the global offering expect to enter into an underwriting agreement with the representatives, acting on behalf of the underwriters named below on or about November 18, 2026 after the end of the offer period. As of the date of this prospectus, the underwriters have not agreed to underwrite our shares of Class A common stock offered in the global offering (including the European retail offering and the Swiss retail offering) on a firm commitment basis, and are under no obligation to enter into the underwriting agreement. However, if the global offering is successful and a final public offering price is set, the Company expects the underwriters to underwrite its shares of Class A common stock finally placed in the global offering on a firm commitment basis (as set out immediately below). 8.3.1 Subject of and Arrangements on Underwriting Under the terms and subject to the conditions in the underwriting agreement, the underwriters named below (collectively referred to as the “underwriters”) are expected to severally agree to purchase, and we expect to agree to sell to them, severally, all shares of Class A common stock finally placed in the global offering: Name Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, United States / Goldman Sachs Canada Inc., TD North Tower 77 King Street West Suite 3400, Toronto-Dominion Centre, Toronto, Ontario M5K 1B7, Canada / Goldman Sachs Bank Europe SE, Marienturm, Taunusanlage 9-10, 60329 Frankfurt am Main, Germany (jointly) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, United States / Morgan Stanley Canada Limited, 181 Bay Street Suite 3700, Toronto, Ontario M5J 2T3, Canada / Morgan Stanley Europe SE, Große Gallusstraße 18, 60312 Frankfurt am Main, Germany (jointly) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, United States / Citigroup Global Markets Canada Inc., 123 Front Street West, Suite 1900, Toronto, Ontario M5J 2M3, Canada / Citigroup Global Markets Europe AG, Börsenplatz 9, 60313 Frankfurt am Main, Germany (jointly) J.P. Morgan Securities LLC, 270 Park Avenue, New York, NY 10017, United States / J.P. Morgan Securities Canada Inc. TD Bank Tower, Suite 4500, 66 Wellington Street West, Toronto, Ontario M5K 1E7, Canada /J.P. Morgan SE, Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Germany (jointly) Deutsche Bank Securities Inc., 1 Columbus Circle, New York, NY 10019, United States / Deutsche Bank Aktiengesellschaft, Mainzer Landstr. 11-17 60329 Frankfurt am Main, Germany (jointly) BNP Paribas Securities Corp., 787 Seventh Avenue, 7th Floor, New York, NY 10019, United States / BNP Paribas (Canada) Securities Inc., 2001 Robert-Bourassa Blvd, Montreal, Quebec H3A 2A6, Canada / BNP PARIBAS, 16 boulevard des Italiens, 75009 Paris, France (jointly) Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, United States / Crédit Agricole Corporate and Investment Bank, 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France (jointly)

Name
UBS Securities LLC, 11 Madison Avenue, New York, NY 10010, United States / UBS Securities Canada Inc., 161 Bay Street, Suite 4000, Toronto, Ontario M5J 2S1, Canada / UBS AG, Bahnhofstrasse 45, 8001 Zurich, Switzerland (jointly)
Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, United States / Barclays Capital Canada Inc., 181 Bay Street, 47th floor, Toronto, Ontario M5J 2T3, Canada / Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom (jointly)
Wells Fargo Securities, LLC, 500 West 33rd Street, 14th floor, New York, NY 10001, United States / Wells Fargo Securities Canada, Ltd., 22 Adelaide Street West, Suite 2200, Toronto, Ontario M5H 4E3, Canada (jointly)
BofA Securities, Inc., One Bryant Park, New York, NY 10036, United States / Merrill Lynch Canada Inc., 181 Bay Street, Suite 400, Toronto, Ontario M5J 2V8, Canada (jointly)
RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281, United States / RBC Dominion Securities Inc., Royal Bank Plaza, 200 Bay Street, North Tower, P.O. Box 75, Toronto, Ontario M5J 2Z5, Canada
BMO Capital Markets Corp., 151 W 42nd Street, New York, NY 10036, United States / BMO Nesbitt Burns Inc., 100 King Street West, 1 First Canadian Place, Toronto, Ontario M5X 1A1, Canada (jointly)
Jefferies LLC, 520 Madison Avenue, New York, NY 10022, United States / Jefferies Securities, Inc., 40 Temperance, Suite 1910, Toronto, Ontario M5H 0B4, Canada (jointly)
Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, United States / Mizuho Securities Canada Inc., 40 King Street West, Suite, 2600, Toronto, Ontario M5H 3Y2, Canada
MUFG Securities Americas Inc., 1221 Avenue of the Americas, 5th Floor, New York, NY 10020, United States / MUFG Securities (Canada), Ltd., 200 Bay Street, Suite 3400, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J1, Canada (jointly)
TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, United States / TD Securities Inc., 66 Wellington Street West, Toronto, Ontario M5K 1A2, Canada (jointly)
BTIG, LLC, 65 East 55th Street, New York, NY 10022, United States
Cantor Fitzgerald & Co., 110 East 59th Street, New York, NY 10022, United States / Cantor Fitzgerald Canada Corporation, 181 University Avenue, Suite 1500, Toronto, Ontario M5H 3M7, Canada (jointly)
Capital One Securities, Inc., 299 Park Avenue, 31st Floor, New York, NY 10171, United States
Macquarie Capital (USA) Inc., 660 Fifth Avenue, New York, NY 10103, United States
SG Americas Securities, LLC, 245 Park Avenue, New York, NY 10167, United States / Société Générale Capital Canada Inc., 1501 McGill College Avenue, Suite 1800, Montréal, Québec H3A3M8, Canada (jointly)

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are the representatives of the underwriters (“**representatives**”).

Shares of Class A common stock sold by the underwriters to the public will initially be offered at the initial public offering price set for the U.S. offering. Any shares sold by the underwriters to securities dealers may be sold at a specified discount per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

8.3.2 Underwriting Discounts and Commissions

The Company and the underwriters have not yet agreed on the underwriting discounts and commissions. The underwriting discounts and commissions will be determined by the Company at pricing and will be agreed with the underwriters in the underwriting agreement. We expect that the total underwriting discounts and commissions for the global offering will not exceed 1%.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by us and the selling stockholders in the global offering at the midpoint of the estimated offering price range set for the U.S. offering and the maximum public offering price set for the European retail shares in this prospectus. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 123,750,000 additional shares of Class A common stock.

8.3.2.1 Paid by us

Final public offering price $74.00	No Exercise	Full Exercise
Per Share	$ 0.7400	$ 0.7400
Total	**$ 593,000,002**	**$ 684,575,002**

212

213 Final public offering price $120.00 No Exercise Full Exercise Per Share $ 1.2000 $ 1.2000 Total $ 961,621,625 $ 1,110,121,625 8.3.2.2 Paid by the selling stockholders in the global offering Final public offering price $74.00 No Exercise Full Exercise Per Share $ 0.7400 $ 0.7400 Total $ 17,499,998 $ 17,499,998 Final public offering price $120.00 No Exercise Full Exercise Per Share $ 1.2000 $ 1.2000 Total $ 28,378,375 $ 28,378,375 8.3.3 Termination and Indemnification The underwriters will have the right to terminate the underwriting agreement solely with respect to the European retail offering and the Swiss retail offering by notice given by the representatives to the Company, if after the execution and delivery of the underwriting agreement and prior to or on the closing date, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Frankfurt Stock Exchange or, solely with respect to the Swiss retail offering, the SIX Swiss Exchange; (ii) a general moratorium on commercial banking activities declared by the authorities of Germany or of any other Covered EEA Country or, solely with respect to the Swiss retail offering, Switzerland, or a material disruption in commercial banking or securities settlement or clearance services in Germany or any other Covered EEA Country or in any clearing system through which the European retail shares are to be settled or, solely with respect to the Swiss retail offering, Switzerland; or (iii) the occurrence of any calamity or crisis or any change in financial, political or economic conditions in any Covered EEA Country or, solely with respect to the Swiss retail offering, Switzerland, if the effect of any such event specified in clause (iii) in the representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the European retail offering or the Swiss retail offering, as applicable, or the delivery of the European retail shares being delivered on the closing date on the terms and in the manner contemplated in this prospectus. Any termination of the underwriting agreement with respect to the European retail offering and/or the Swiss retail offering shall have no impact on the offering of the shares otherwise or the underwriters’ obligations under the underwriting agreement, provided that, upon any such termination, the European retail shares that were to be offered in the European retail offering and/or the Swiss retail offering, as applicable, may be reallocated by the representatives in their absolute discretion (including outside of the European retail offering and/or the Swiss retail offering), in accordance with the terms of the underwriting agreement. We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $68 million. We will agree to reimburse the underwriters for certain Financial Industry Regulatory Authority-related expenses incurred by them in connection with the offering in an amount up to $275,000. The underwriters have also agreed to reimburse us for certain expenses in connection with the offering. Underwriting commissions and expenses, as well as all items of compensation under FINRA Rule 5110, will not exceed 1% of the gross offering proceeds. Following the completion of the global offering, underwriters’ counsel has agreed to inform FINRA of any new information of which it has become aware regarding items of underwriting compensation payable to participating members. We, the selling stockholders in the global offering, and the underwriters will agree to indemnify each other against certain liabilities, including liabilities under the U.S. Securities Act. 8.3.4 Selling Restrictions The distribution of this prospectus and the sale of our Class A common stock may be restricted by law in certain jurisdictions. Our Class A common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisement in connection with our Class A common stock may be distributed or published in or from any country or jurisdiction other than any country or territory in which a public offering is made under the global offering, except in compliance with any applicable rules and regulations of any other country or jurisdiction. It is the responsibility of any person who receives a copy of this prospectus to inform themselves about and

214 observe any laws and restrictions, including, but not limited to, those set out below. Failure to comply with these restrictions may constitute a violation of securities laws. No action has been or will be taken by the Company or the underwriters to permit a public offering of any shares of Class A common stock or the possession or distribution of this document in any country or jurisdiction other than any country or territory in which a public offering is made under the global offering where action for such purposes may be required. In relation to each Member State of the EEA (each, a “Relevant State”), no shares of Class A common stock have been offered or will be offered in that Relevant State, except for (i) the European retail offering in Germany and the other Covered EEA Countries contemplated by this prospectus (once the prospectus has been approved by Bafin and notified to the respective competent authority in the respective Covered EEA Country and published, in each case in accordance with the Prospectus Regulation) and (ii) with respect to any shares other than the European retail shares in any Relevant State at any time under the following exemptions under the Prospectus Regulation: • to any qualified investor as defined under Article 2 of the Prospectus Regulation; • to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or • in any other circumstances falling within the scope of application of Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Class A common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires the shares of Class A common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of us and the underwriters that it is a qualified investor within the meaning of Article 2 point (e) of the Prospectus Regulation. In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of the shares of Class A common stock to the public, other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, warranty and agreement. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of Class A common stock. 8.4 Admission to Trading and Dealing Arrangements 8.4.1 Admission to Trading We have applied to list our Class A common stock on the Nasdaq Global Select Market under the symbol “ANT.” We expect that trading in our Class A common stock on the Nasdaq Global Select Market will commence on or about November 19, 2026. Any decision on the listing of the Company’s Class A common stock on the Nasdaq Global Select Market will be made solely by Nasdaq, Inc. at its discretion. We do not currently intend to list our Class A common stock on any exchange in any other jurisdiction in which the global offering is made. The Company has not engaged any entities which give a firm commitment to act as intermediaries in secondary trading on the Nasdaq Global Select Market. 8.4.2 Stabilization, Over-Allotment, and Green Shoe 8.4.2.1 Stabilization Transactions In order to facilitate the offering of our Class A common stock, Morgan Stanley & Co. LLC, acting as stabilization agent on behalf of the underwriters, may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A common stock. Specifically, the underwriter may sell more shares of Class A common stock than the underwriters are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase under the underwriters’

215 option to purchase additional shares set forth in section “8.4.2.2 Option to Purchase Additional Shares.” The underwriter can close out a covered short sale by exercising the underwriters’ option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of our Class A common stock compared to the price available under the underwriters’ option to purchase additional shares. The underwriter may also sell shares of Class A common stock in excess of the underwriters’ option to purchase additional shares, creating a naked short position. The underwriter must close out any naked short position by purchasing shares of Class A common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Class A common stock in the open market after pricing that could adversely affect investors who purchase shares of Class A common stock in the global offering. As an additional means of facilitating the global offering, the underwriter may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of our Class A common stock. These activities may raise or maintain the market price of our Class A common stock above independent market levels or prevent or slow a decline in the market price of our Class A common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time. The underwriters may offer and sell the shares of common stock through certain of their affiliates or other registered broker-dealers or selling agents. Stabilization transactions may be undertaken on the Nasdaq Global Select Market. Under securities laws of the United States, there is no prescribed maximum period in which stabilization transactions may be carried out. 8.4.2.2 Option to Purchase Additional Shares We will grant to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase up to an additional 123,750,000 newly issued shares of Class A common stock at the final public offering price, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered in the global offering. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as they will purchase base shares, which will be determined in the underwriting agreement. 8.5 Selling Stockholders in the Global Offering In the global offering, Dario Amodei, Daniela Amodei, Tom Brown, Jack Clark, Jared Kaplan, Sam McCandlish, and Christopher Olah and/or entities affiliated or associated with them (see footnotes to the table in the section titled “11.1.1 Notifiable Beneficial Ownership Under SEC Rules”) will sell up to 23,648,646 existing shares of Class A common stock. The shares of Class A common stock sold by the selling stockholders will neither be offered and sold in the European retail offering nor in the Swiss retail offering contemplated by this prospectus. 8.6 Lock-Up and Market Standoff Agreements Our directors, officers, and the holders of substantially all of our capital stock and securities convertible into or exercisable or exchangeable for our capital stock, representing an aggregate of approximately 15.5 billion shares of our Class A common stock (including shares issuable upon the conversion of our outstanding Class N common stock, upon the exercise or settlement of outstanding equity awards, and upon full conversion of outstanding convertible promissory notes), have entered into market standoff agreements with us under which they have agreed that, subject to certain exceptions, for a period of 180 days after the date of the prospectus relating to the U.S. offering, which is expected to be dated the date of the underwriting agreement, they will not, without our prior written consent, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of our securities, including securities issued or issuable upon the conversion, exercise, exchange, reclassification, or replacement of such securities. The underwriters have requested that these market standoff provisions apply in connection with the global offering, and we will agree in the underwriting agreement with the underwriters to enforce these market standoff provisions and similar restrictions during the period of up to 180 days after the date of the prospectus relating to the U.S. offering and not amend or waive any such restrictions without the prior written consent of the representatives, except any amendment or waiver of such restrictions to permit a Transfer (as defined below) of securities that would be permissible under the terms of a lock-up agreement as described below. This agreement to enforce these market standoff provisions does not apply to shares that

216 would be subject to a lock-up period extending beyond 180 days after the date of the prospectus relating to the U.S. offering. We have agreed with the underwriters that during the period beginning the date of the prospectus relating to the U.S. offering and ending upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending March 31, 2027 (the date of such public release, the “Q1 Earnings Release Date”) or (y) immediately after the close of the trading day on the 180th day after the date of the prospectus relating to the U.S. offering (the “180th Day”) (such period, the “company lock-up period”), without the prior written consent of the representatives, on behalf of the underwriters, subject to certain exceptions, we will not (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the U.S. Securities Act relating to, any shares of our Class A common stock or other securities substantially similar to our Class A common stock, including but not limited to any options or warrants to purchase shares of our Class A common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Class A common stock (including our Class N common stock) or any such substantially similar securities, and any shares of Class A common stock issuable upon exercise, conversion, or exchange of any of the foregoing, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any of our Class A common stock or any such other securities, whether any such transaction described in (a) or (b) above is to be settled by delivery of shares of our Class A common stock or such other securities, in cash, or otherwise, or publicly disclose the intention to enter into any such equity swap or transfer arrangement. These restrictions do not apply to: (a) the shares sold in the global offering, (b) the issuance by us of our common stock upon the exercise (including any net exercise) of an option or warrant, the vesting and settlement (including any net settlement) of RSUs or similar equity awards, or the reclassification, exchange, or conversion of a security, in each case outstanding on the date of the prospectus relating to the U.S. offering and identified herein, (c) the grant or issuance by us, or exercise or settlement (in cash, shares of our common stock, or otherwise), of options, stock appreciation rights, restricted stock awards, RSUs, performance stock awards, or any other type of equity award or arrangement to our employees, officers, directors, advisors, or consultants pursuant to our employee benefit plans described herein or the issuance by us of our common stock pursuant to our ESPP described herein, (d) the filing by us of one or more registration statements with the SEC on Form S-8 or any successor form thereto with respect to securities granted or to be granted pursuant to any of our employee benefit plans or the ESPP described herein, (e) facilitating the establishment or amendment of a trading plan on behalf of our stockholders, employees, officers, or directors pursuant to Rule 10b5- 1 under the U.S. Exchange Act for the transfer of shares of our common stock; provided that (i) such plan does not provide for the transfer of our common stock during the company lock-up period (except to the extent otherwise allowed pursuant to the terms of a lock-up agreement) and (ii) to the extent a public announcement or filing under the U.S. Exchange Act, if any, is required of, or voluntarily made by, us regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our common stock may be made under such plan during any lock-up period to which such stockholder, employee, officer, or director is bound, (f) facilitating sales of our common stock on behalf of our employees to satisfy the withholding taxes payable upon the vesting, exercise, or settlement of such employee’s equity awards pursuant to our employee benefit plans described herein, (g) the exchange or conversion (or other means by which shares of one class or series become another class or series) of any class or series of our capital stock for any other class or series of our capital stock, (h) the issuance by us of convertible notes or shares of common stock upon the conversion of convertible notes or Class N common stock issued or issuable under the NPAs described herein, (i) the issuance by us of shares of common stock in connection with charitable donations or pursuant to our donation matching program as described herein, (j) the submission of a confidential registration statement in connection with the exercise of any registration rights described herein and any preparations related thereto, provided that such submission or preparations do not require or result in the public filing of a registration statement with the SEC or any other public announcement of such proposed registration by us or any third party during the company lock-up period (and no such filing, public announcement, or activity shall be voluntarily made or taken by us or any third party during the company lock-up period), and provided further that we must notify the underwriters in the global offering prior to making any such submission, (k) the issuance of shares of Class F common stock and Class E common stock as described herein, (l) the issuance by us of shares of common stock in any private placement concurrent with the global offering as described herein, and (m) the sale, exchange, or issuance of, or entry into an agreement to sell, exchange, or issue, our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, options, restricted stock, RSUs, or warrants) in connection with any acquisition of the equity interests or assets of any person, the acquisition by us or our subsidiaries

217 by any means of any license, right to use, business, properties, assets, products, technologies, or person, in one or a series of transactions (whether by means of merger, stock or equity purchase, asset purchase, or otherwise), including pursuant to an employee benefit plan assumed by us in connection with such transaction, or in connection with joint ventures, commercial relationships or other strategic or collaborative corporate transactions or alliances, or any announcement or filing of a registration statement related thereto. In addition to the market standoff agreements, our co-founders, directors, and officers, certain of our current and former employees and consultants, and certain of our other stockholders (including certain stockholders holding more than 0.5% of our fully diluted shares prior to the global offering) have executed lock-up agreements that subject them to restrictions on Transfer (as defined below) in connection with the global offering. For purposes of this description of the lock-up agreements, references to our “common stock” refer to our Class A common stock and Class N common stock. Pursuant to these lock-up agreements, such lock-up parties may not (and may not cause or direct any of their affiliates to), without the prior written consent of the representatives, on behalf of the underwriters: (a) offer, sell, contract to sell, pledge, grant any option, right, or warrant to purchase, purchase any option or contract to sell, lend, or otherwise transfer or dispose of any shares of our common stock, any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for, or that represent the right to receive shares of our common stock (such shares of our common stock, options, rights, warrants, or other securities, and any shares of common stock issuable upon exercise, conversion, or exchange of any of the foregoing, collectively, the “lock-up securities”), including without limitation any such lock-up securities now owned or hereafter acquired by such lock-up party, (b) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale, or the purchase or sale of, or entry into, any put or call option, or any combination thereof, forward, swap, or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge, or other disposition (whether by such lock-up party or someone other than such lock-up party) or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of our common stock or such other securities, in cash, or otherwise (for purposes of this section, any such sale, loan, pledge, or other disposition or transfer of economic consequences, a “Transfer”), (c) make any demand for or exercise any right with respect to the registration of any lock-up securities, or (d) otherwise publicly announce any intention to engage in or cause any action, activity, transaction, or arrangement described in clauses (a), (b), or (c) above; provided, however, in the case where the lock-up party is a founder, if such action, activity, transaction, or arrangement is otherwise permitted under the lock-up agreement, such founder may publicly announce such action, activity, transaction, or arrangement upon three business days prior written notice to the representatives and us. The restrictions on Transfer of the lock-up securities do not apply to the: a. Transfer by the lock-up party of the lock-up securities: (i) upon death by will, testamentary document, or intestate succession, (ii) except with respect to current or former employees and consultants who are not founders, directors, or officers, if the lock-up party is a natural person, to any member of the lock-up party’s immediate family, to other dependents, or to any trust, corporation, partnership, limited liability company, or other entity for the direct or indirect benefit of the lock-up party or the immediate family or other dependents of the lock-up party, or, in the case of our co-founders, directors, or officers, any philanthropic organization, or, if the lock-up party is a trust, to a trustor, trustee, or beneficiary of the trust, or the estate of a trustor, trustee, or beneficiary of such trust, (iii) to a corporation, partnership, limited liability company, or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iii) above, (v) if the lock-up party is a corporation, partnership, limited liability company, trust, or other business entity, (A) to another corporation, partnership, limited liability company, trust, or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity, which fund or entity controls, is controlled by, manages, or is managed by, advises or is advised by, sub-advises or is sub-advised by, or is otherwise under common control with the lock- up party or affiliates of the lock-up party, or (B) as part of a distribution, transfer, or other disposition by the lock-up party to its stockholders, current or former partners, members, managers, beneficiaries, or other equityholders of the lock-up party or its affiliates, or to the estate of any such stockholders, partners, members, managers, beneficiaries, or other equityholders, (vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement, or other order of a court or regulatory agency, (vii) to us from any employee or service provider of ours or any of our direct or indirect subsidiaries upon death, disability, or termination of employment (including voluntary resignation), in each case, of such employee or service provider, (viii) if the lock-up party is not our officer or director, in connection with a Transfer of the lock- up party’s shares of common stock acquired (A) from the underwriters in the global offering, or (B) in open

218 market transactions after the closing date of the global offering, or in the concurrent private placement in connection with the global offering, (ix) in connection with any sales of shares of Class A common stock by the lock-up party to the underwriters pursuant to the underwriting agreement to be entered into in connection with the global offering, (x) to us in connection with the vesting, settlement, or exercise of RSUs, options, warrants, exchange, conversion, or other rights to purchase or otherwise acquire shares of common stock (including, in each case, by way of “net” or “cashless” exercise, settlement, or similar procedure) that are vested, vest, or are scheduled to expire or automatically vest during the applicable lock-up period, including any transfer to us for the purpose of satisfying any tax obligations (including withholdings and estimated tax obligations) or remittance payments due as a result of the grant, vesting, settlement, or exercise of such RSUs, options, warrants, exchange, conversion, or other rights, or in connection with the conversion of convertible securities, in all such cases of this clause (x) pursuant to equity awards granted under a stock incentive plan, long-term incentive plan, or other equity award plan or arrangement, or pursuant to the terms of convertible or exchangeable securities, as applicable, each as described herein, provided that any securities received by the lock-up party upon such vesting, settlement, exercise, or conversion must be subject to the terms of a lock-up agreement, (xi) in the case where the lock-up party is a founder, director, officer, or a current or former employee or consultant, in “sell to cover” or similar open market transactions to generate such amount of cash to satisfy any exercise price or tax obligations (including withholdings and estimated tax obligations) or payments (including estimated payments) due as a result of the grant, vesting, settlement, or exercise of RSUs, options, warrants, exchange, conversion, or other rights, or in connection with the conversion of convertible securities or other rights, in all such cases of this clause (xi) pursuant to equity awards granted under a stock incentive plan, long-term incentive plan, or other equity award plan or arrangement, each as described herein, provided that any securities retained by the lock-up party after giving effect to this provision must be subject to the terms of a lock-up agreement, (xii) to any third- party pledgee in a bona fide transaction as collateral to secure obligations pursuant to a lending or similar financing arrangement between such third party (or its affiliates or designees) and the lock-up party and/or its affiliates, or in the case where the lock-up party is a founder, director, or officer, its estate planning vehicles, or otherwise in connection with any action by the lock-up party and/or its affiliates or estate planning vehicles, as applicable, to permit such pledgee to enforce its security interest under such arrangement by selling, transferring, appropriating, or otherwise disposing of the lock-up securities, provided that such arrangement is not a hedging transaction or arrangement (including any short sale, put, call, forward, swap, prepaid variable forward, or other derivative, however described or defined) designed to or reasonably expected to lead to a disposition or transfer of any of the economic consequences of ownership of the lock-up securities, and is not part of a plan to effect such a hedge (provided that, in the case of certain of our stockholders, on or after the date that is 195 days after the date of the underwriting agreement, up to 20% of each such stockholder’s lock-up securities that remain subject to the applicable lock-up period as of such date, or up to approximately 719 million shares in the aggregate, may be subject to such a hedging transaction or arrangement), or (xiii) as one or more bona fide gifts or charitable contributions (other than in the case where the lock-up party is a current or former employee or consultant who is not a founder, director, or officer), or, in the case where the lock-up party is a founder, director, or officer for bona fide estate planning purposes; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v), and, solely with respect to bona fide gifts or charitable contributions, (xiii) above, such transfer or distribution must not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi), (xii), and (xiii) above, it is a condition to the transfer or distribution that the donee, devisee, transferee, pledgee, or distributee, as the case may be, must sign and deliver a lock-up agreement, (C) where the lock-up party is not a founder, director, or officer in the case of clauses (a)(ii), (iii), (iv), and (v) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor, or distributee) under the U.S. Exchange Act or other public filing, report, or announcement reporting a reduction in beneficial ownership of lock-up securities must be required or must be voluntarily made in connection with such transfer or distribution (other than any required Form 5 filing), and (D) in the case of clauses (a)(i), (vi), (vii), (viii), (ix), (x), (xi), (xii), and (xiii), or in the case where the lock-up party is a founder, director, or officer, clauses (a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), and (xiii), above, no filing under the U.S. Exchange Act or other public filing, report, or announcement reporting a reduction in beneficial ownership of lock-up securities must be voluntarily made in connection with such transfer, and if any such filing, report, or announcement reporting a reduction in beneficial ownership of lock- up securities is legally required in connection with such transfer during the applicable lock-up period, such filing, report, or announcement must clearly indicate in the footnotes thereto (x) the circumstances of such transfer or distribution, and (y) in the case of a transfer or distribution pursuant to clauses (a)(i), (vi), or (xiii), or in the case

219 where the lock-up party is a founder, director, or officer, clauses (a)(i), (ii), (iii), (iv), (v), (vi), or (xiii), above, that the donee, devisee, transferee, or distributee has agreed to be bound by a lock-up agreement; b. entry into or amendment of a written plan meeting the requirements of Rule 10b5-1 under the U.S. Exchange Act relating to the Transfer of the lock-up securities of the lock-up party, if then permitted by us, provided that none of the securities subject to such plan may be Transferred until after the expiration of the applicable lock-up period, except, in the case of our co-founders, non-founder directors and officers, and current and former employees and consultants, as otherwise permitted by the applicable lock-up agreement, and no public filing, report, or announcement under the U.S. Exchange Act, or any other public filing, report, or announcement, must be voluntarily made (whether by or on behalf of the lock-up party, us, or any other party) regarding, or that otherwise discloses, the establishment or amendment of such plan during the applicable lock-up period, and if any such filing, report, or announcement is legally required during the applicable lock-up period, such filing, report, or announcement must clearly indicate that none of the securities subject to such plan may be Transferred pursuant to such plan until after the expiration of the applicable lock-up period, except, in the case of our co- founders, non-founder directors and officers, and current and former employees and consultants, as otherwise permitted by the applicable lock-up agreement; c. (i) Transfer by the lock-up party of the lock-up securities pursuant to a bona fide third-party tender offer, merger, consolidation, or other similar transaction that is approved by our board of directors and made to all our holders of capital stock involving a change of control, provided that in the event that such tender offer, merger, consolidation, or other similar transaction is not completed, the lock-up securities must remain subject to the lock-up restrictions, and (ii) entry into any lock-up, voting, or similar agreement pursuant to which the lock-up party may agree to transfer, sell, tender, or otherwise dispose of shares of common stock or such other securities convertible into or exercisable or exchangeable for common stock in connection with a transaction described in clause (i) above; d. Transfer by the lock-up party of the lock-up securities to us in connection with (i) the conversion of our outstanding shares of preferred stock into shares of common stock in connection with the consummation of the global offering, or (ii) the conversion, reclassification, redemption, or exchange of any shares of any class of common stock or lock-up securities into shares of another class of common stock or lock-up securities, provided that any such shares of common stock or lock-up securities received upon such conversion, reclassification, redemption, or exchange pursuant to clause (i) or (ii) must be subject to the terms of a lock-up agreement; and e. exercise of any option to purchase any lock-up securities pursuant to any of our or our subsidiaries’ stock incentive plan, long-term incentive plan, stock purchase plan, or other equity award plan or arrangement, each as described herein, on a cash basis, and the receipt by the lock-up party from us of lock-up securities upon such exercise, provided that the underlying lock-up securities must be subject to the terms of a lock-up agreement. Our non-founder directors, officers, and current or former employees or consultants have agreed with the underwriters, or are bound by market standoff agreements with us for the benefit of the underwriters, such that all of the lock-up securities owned by them are subject to the restrictions described above until the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date or (y) immediately after the close of the trading day on the 180th Day, subject to specified early expiration provisions as follows: a. on or after the commencement of trading of our Class A common stock on the first trading day following the date of the prospectus relating to the U.S. offering, up to 10% of the aggregate number of lock-up securities held by such lock-up parties as of the last day of the month preceding the month of the date of the prospectus relating to the U.S. offering may be Transferred; and b. on or after 6:00 AM Eastern Time on the second full trading day immediately following the public release of our annual financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal year ending December 31, 2026 (the date of such public release, the “FY26 Earnings Release Date”), up to an additional 35% of lock-up securities held by such lock-up parties as of the last day of the month preceding the month of the date of the prospectus relating to the U.S. offering may be Transferred. Certain of our stockholders have agreed with the underwriters, or are bound by market standoff agreements with us for the benefit of the underwriters, such that all of the lock-up securities owned by them are subject to the restrictions described above until the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date or (y) immediately after the close of the trading day on the 180th Day, subject to specified early expiration provisions as follows:

220 a. on or after 6:00 AM Eastern Time on each of the dates that are 27 and 48 days, respectively, after the date of the prospectus relating to the U.S. offering, up to 6.0% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; b. on or after 6:00 AM Eastern Time on each of the dates that are 62 and 76 days, respectively, after the date of the prospectus relating to the U.S. offering, up to an additional 7.0% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; c. on or after 6:00 AM Eastern Time on the second full trading day immediately following the FY26 Earnings Release Date, up to an additional 12.5% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; and d. on or after 6:00 AM Eastern Time on each of the dates that are 13, 27, 41, 55, and 69 days, respectively, after the FY26 Earnings Release Date, up to an additional 9.5% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred. Certain of our stockholders holding more than 0.5% of our fully diluted shares prior to the global offering have agreed with the underwriters that the lock-up securities owned by them are subject to the restrictions described above until the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending September 30, 2027 (the date of such public release, the “Q3 Earnings Release Date”), or (y) immediately after the close of the trading day on the 365th day after the date of the prospectus relating to the U.S. offering, subject to specified early expiration provisions as follows: a. on or after 6:00 AM Eastern Time on each of the dates that are 27 and 48 days, respectively, after the date of the prospectus relating to the U.S. offering, up to 1.8% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; b. on or after 6:00 AM Eastern Time on each of the dates that are 62 and 76 days, respectively, after the date of the prospectus relating to the U.S. offering, up to an additional 2.1% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; c. on or after 6:00 AM Eastern Time on the second full trading day immediately following the FY26 Earnings Release Date, up to an additional 3.75% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; d. on or after 6:00 AM Eastern Time on each of the dates that are 13, 27, 41, 55, and 69 days, respectively, after the FY26 Earnings Release Date, up to an additional 2.85% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; e. on or after the earlier to occur of (i) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date, and (ii) immediately after the close of the trading day on the 180th Day, up to an additional 4.2% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; f. on or after 6:00 AM Eastern Time on each of the dates that are 34, 48, 62, and 76 days, respectively, after the Q1 Earnings Release Date, up to an additional 5.6% of the aggregate number of lock-up securities held by such lock- up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; g. on or after 6:00 AM Eastern Time on the second full trading day immediately following the public release of our quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the fiscal quarter ending June 30, 2027 (the date of such public release, the “Q2 Earnings Release Date”), up to an additional 7.0% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred; and

221 h. on or after 6:00 AM Eastern Time on each of the dates that are 27, 41, 55, 69, and 83 days, respectively, after the Q2 Earnings Release Date, up to an additional 6.3% of the aggregate number of lock-up securities held by such lock-up parties as of the date that is seven days prior to the date of the prospectus relating to the U.S. offering may be Transferred. Our co-founders have agreed with the underwriters that all of the lock-up securities owned by them, other than any shares of Class A common stock to be sold by them in the global offering pursuant to the underwriting agreement, are subject to the restrictions described above until the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q3 Earnings Release Date, or (y) immediately after the close of the trading day on the 365th day after the date of the prospectus relating to the U.S. offering. Notwithstanding the foregoing, each founder, together with any other signatories to such founder’s lock-up agreement, may Transfer up to 29% of the aggregate number of lock-up securities held by them (as allocated among them) as of the last day of the month preceding the month of the date of the prospectus relating to the U.S. offering beginning upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date, and (y) immediately after the close of the trading day on the 180th Day. For purposes of the foregoing, (i) if the 180th Day or the 365th day after the date of the prospectus relating to the U.S. offering is not a trading day, references to the close of the trading day on such day refer to the close of the last trading day immediately preceding such day, and (ii) if any day that is a specified number of days after the date of the prospectus relating to the U.S. offering, the FY26 Earnings Release Date, the Q1 Earnings Release Date, or the Q2 Earnings Release Date is not a trading day, the applicable Transfer may be made beginning at 6:00 AM Eastern Time on the next trading day. The representatives, in their joint discretion, may release the lock-up securities described above in whole or in part at any time. In certain circumstances, the release of lock-up securities from the lock-up restrictions described above will trigger a pro rata release of lock-up securities held by certain other holders. In summary, all of our directors and officers and substantially all of our stockholders (representing an aggregate of approximately 15.5 billion shares of our Class A common stock (including shares issuable upon the conversion of our outstanding Class N common stock, upon the exercise or settlement of outstanding equity awards, and upon full conversion of outstanding convertible promissory notes)) are subject to lock-up agreements with the underwriters or market standoff agreements with us that restrict their ability to transfer shares of our Class A common stock and Class N common stock and securities convertible into or exercisable or exchangeable for such shares for: (1) Our non-founder directors, officers, and current and former employees and consultants, during the period ending upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date or (y) immediately after the close of the trading day on the 180th day after the date of the prospectus relating to the U.S. offering or, if the 180th day is not a trading day, immediately after the close of the last trading day immediately preceding the 180th day; (2) For certain stockholders holding, in the aggregate, approximately 2.7 billion shares of our Class A common stock (including shares issuable upon the conversion of our outstanding Class N common stock, upon the exercise or settlement of outstanding equity awards, and upon full conversion of outstanding convertible promissory notes) immediately prior to the global offering, during the period ending upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q1 Earnings Release Date or (y) immediately after the close of the trading day on the 180th day after the date of the prospectus relating to the U.S. offering or, if the 180th day is not a trading day, immediately after the close of the last trading day immediately preceding the 180th day; (3) For certain stockholders holding, in the aggregate, approximately 8.0 billion shares of our Class A common stock (including shares issuable upon the conversion of our outstanding Class N common stock, upon the exercise or settlement of outstanding equity awards, and upon full conversion of outstanding convertible promissory notes) immediately prior to the global offering, during the period ending upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q3 Earnings Release Date or (y) immediately after the close of the trading day on the 365th day after the date of the prospectus relating to the U.S. offering or, if the 365th day is not a trading day, immediately after the close of the last trading day immediately preceding the 365th day; and (4) Our seven co-founders, during the period ending upon the earlier to occur of (x) 6:00 AM Eastern Time on the second full trading day immediately following the Q3 Earnings Release Date or (y) immediately after the close

222 of the trading day on the 365th day after the date of the prospectus relating to the U.S. offering or, if the 365th day is not a trading day, immediately after the close of the last trading day immediately preceding the 365th day, subject to timed automatic expirations described above and certain other exceptions. Of these shares, 3.6 billion shares subject to the 180-day lock-up and market standoff period may become eligible for sale prior to the expiration of that period, including up to 10% of the aggregate number of lock-up securities held by our non-founder directors, officers, and current and former employees and consultants, which may be transferred or sold beginning on the first trading day of our Class A common stock. As a result of the lock-up and market standoff agreements described above, as well as undertakings in the underwriting agreement to be executed in connection with the global offering, and subject to such agreements and the provisions of Rules 144 and 701 under the U.S. Securities Act (including, with respect to shares held by affiliates, Rule 144 volume limitations), or pursuant to a registration statement on Form S-8, based on information available to us, these restricted securities will be available for sale in the public market as follows (assuming shares outstanding as of September 30, 2026, no exercise of outstanding stock options subsequent to September 30, 2026 and no settlement of RSUs other than the RSU Settlement subsequent to September 30, 2026, and the Convertible Notes Conversion), and assuming that, where a date below is a specified number of days after another date and such day is not a trading day, such shares become available for sale on the next trading day): Earliest Date Available for Sale in the Public Market Approximate Number of Shares of Class A Common Stock The first trading day following the date of the prospectus relating to the U.S. offering Up to 316 million shares of Class A common stock held by our non- founder directors, officers and current and former employees and consultants.(1) 27th day after the date of the prospectus relating to the U.S. offering Up to 299 million shares of Class A common stock. 48th day after the date of the prospectus relating to the U.S. offering Up to 299 million shares of Class A common stock. 62nd day after the date of the prospectus relating to the U.S. offering Up to 349 million shares of Class A common stock. 76th day after the date of the prospectus relating to the U.S. offering Up to 349 million shares of Class A common stock. The second full trading day on Nasdaq immediately following the public release of our annual financial results for the fiscal year ending December 31, 2026 (the date of such public release, referred to as the FY26 Earnings Release Date) Up to 1.7 billion shares of Class A common stock. 13th day after the FY26 Earnings Release Date Up to 474 million shares of Class A common stock. 27th day after the FY26 Earnings Release Date Up to 474 million shares of Class A common stock. 41st day after the FY26 Earnings Release Date Up to 474 million shares of Class A common stock. 55th day after the FY26 Earnings Release Date Up to 474 million shares of Class A common stock. 69th day after the FY26 Earnings Release Date Up to 474 million shares of Class A common stock. The earlier of (x) the second full trading day on Nasdaq immediately following the public release of our quarterly financial results for the fiscal quarter ending March 31, 2027 (the date of such public release, referred to as the Q1 Earnings Release Date) and (y) immediately after the close of trading on the 180th day after the date of the prospectus relating to the U.S. offering Up to 3.0 billion shares of Class A common stock. 34th day after the Q1 Earnings Release Date Up to 449 million shares of Class A common stock. 48th day after the Q1 Earnings Release Date Up to 449 million shares of Class A common stock. 62nd day after the Q1 Earnings Release Date Up to 449 million shares of Class A common stock. 76th day after the Q1 Earnings Release Date Up to 449 million shares of Class A common stock. The second full trading day on Nasdaq immediately following the public release of our quarterly financial results for the fiscal quarter ending June 30, 2027 (the date of such public release, referred to as the Q2 Earnings Release Date) Up to 562 million shares of Class A common stock. 27th day after the Q2 Earnings Release Date Up to 505 million shares of Class A common stock. 41st day after the Q2 Earnings Release Date Up to 505 million shares of Class A common stock. 55th day after the Q2 Earnings Release Date Up to 505 million shares of Class A common stock. 69th day after the Q2 Earnings Release Date Up to 505 million shares of Class A common stock. 83rd day after the Q2 Earnings Release Date Up to 505 million shares of Class A common stock. The earlier of (x) the second full trading day on Nasdaq immediately following the public release of our quarterly financial results for the fiscal quarter ending September 30, 2027 (the date of such public release, the “Q3 Earnings Release Date”) and (y) immediately after the close of trading on the 365th day after the date of the prospectus relating to the U.S. offering Up to 1.9 billion shares of Class A common stock. __________________

223 (1) The non-founder members of our board of directors and our non-founder officers, including our Chief Financial Officer and Chief Accounting Officer, are eligible to sell shares on the first trading day following the date of the prospectus relating to the U.S. offering, and all other release dates applicable to employees. 8.7 Concurrent Private Placement Each of AMD, Broadcom, Google, Micron Technology, Inc. (“Micron”), Microsoft, NVIDIA Corporation, and TSMC Partners, Ltd. (“TSMC”) has entered into an agreement with us pursuant to which they have agreed, severally and not jointly, to purchase an aggregate of $26.0 billion of our Class N common stock in a private placement at a price per share equal to the initial public offering price. Based on an assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, these investors will purchase 351,351,348 shares of our Class N common stock. Thereof, Google would purchase 135,135,135 shares of our Class N common stock for approximately $10.0 billion, NVIDIA would purchase 135,135,135 shares of our Class N common stock for approximately $10.0 billion, AMD would purchase 33,783,783 shares of our Class N common stock for approximately $2.5 billion, Broadcom would purchase 13,513,513 shares of our Class N common stock for approximately $1.0 billion, Micron would purchase 13,513,513 shares of our Class N common stock for approximately $1.0 billion, Microsoft would purchase 13,513,513 shares of our Class N common stock for approximately $1.0 billion, and TSMC would purchase 6,756,756 shares of our Class N common stock for approximately $500 million. Google’s purchase in the concurrent private placement constitutes its exercise in full of its option under the Google 2026 NPA to purchase our Class N common stock in connection with the global offering and will reduce the remaining amount available under the Google 2026 NPA. See the section titled “5.12.3.3.3 Google.” AMD’s purchase in the concurrent private placement will satisfy a portion of its commitment to purchase our Class N common stock under the Hardware Supply Agreement. See the section titled “5.12.2 AMD Agreement.” We will receive all of the proceeds from, and will not pay any underwriting discounts or commissions with respect to, the shares that are sold in the concurrent private placement. Our agreements with these investors are contingent upon, and are scheduled to close immediately subsequent to, the completion of the U.S. offering as well as the satisfaction of certain conditions to closing, including the receipt of the requisite approval of our stockholders, which we expect to obtain prior to the closing of the concurrent private placement. The completion of the global offering is not contingent on the completion of the concurrent private placement. The shares of Class N common stock sold in the concurrent private placement will not be registered in the global offering, and will be “restricted securities” under the U.S. Securities Act and may be resold only pursuant to an effective registration statement or an available exemption from registration. These shares will not be subject to market standoff agreements with us or lock-up agreements with the underwriters. The shares of Class N common stock sold in the concurrent private placement will not be subject to the lock-up agreements or market standoff agreements described above. The shares of our Class A common stock issuable upon conversion of the shares of our Class N common stock purchased by Google in the concurrent private placement will be registrable shares under the Google RRA, subject to certain limitations on the timing of any public filing of a registration statement. These shares will be “restricted securities” within the meaning of Rule 144 and may not be resold absent registration under the U.S. Securities Act or an available exemption from registration. In the aggregate, the shares of Class N common stock sold in the concurrent private placement represent a purchase price of approximately $26.0 billion, or approximately 351,351,348 shares at the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering. In general, once we have been subject to the reporting requirements of Section 13 or Section 15(d) of the U.S. Exchange Act for at least 90 days, a purchaser that is not our affiliate may resell such shares under Rule 144 after holding them for at least six months, and a purchaser that is our affiliate remains subject to the volume, manner of sale, and notice conditions of Rule 144. In addition, the shares of our Class A common stock issuable upon conversion of the shares of our Class N common stock to be sold to Google in the concurrent private placement will be registrable securities under the Google RRA, and such shares may be sold pursuant to a registration statement as described under “11.2.5 Registration Rights.” Google may require us to submit a registration statement for the resale of these shares on a confidential basis during the Restricted Period described under “11.2.5.4 Registration Rights of Google,” and we will be required to publicly file it after the Restricted Period ends, subject to the deferral right in the Google RRA. Shares of Class N common stock will automatically convert into shares of Class A common stock upon a qualifying transfer. 8.8 Dilution 8.8.1 Dilution of Participation of Existing Shareholders in the Share Capital and the Voting Rights Immediately prior to the completion of the global offering:

224 • our shareholders hold the entire capital stock of the Company (i.e., all issued and outstanding shares of our common stock, each having the same par value of $0.00001); and • the holders of our shares of Class A common stock hold, due to the issuance of the single share of Class F common stock to the Founder LLC, voting power of 49.9% on matters submitted to a vote of stockholders generally, including the election of our directors other than Class T directors. Based on our capital stock as of the last practicable date before the date of this prospectus and assuming (i) 801,351,354 newly issued shares of Class A common stock are issued and sold (or 925,101,354 if the underwriters exercise their option to purchase 123,750,000 additional shares in full) in the global offering, that none of our existing shareholders purchase shares of our Class A common stock in the global offering, (ii) the concurrent private placement as described below, and (iii) subject to the additional assumptions set forth below: • our existing shareholders will hold 91.2% (90.4%) of the capital stock of the Company, representing a dilution of their participation in the capital stock of 8.8% (9.6%) for each existing shareholder (based on the total number of issued and outstanding shares of our common stock, each having the same par value of $0.00001); and • our existing holders of shares of Class A common stock will hold 44.5% (43.8%) of the voting power in the Company in votes on the aforementioned matters, representing a dilution of 10.8% (12.2%) for each such existing holder of shares of Class A common stock. The voting power of our single share of Class F common stock will remain unaffected by issuance of new shares of Class A common stock in the global offering and continue to confer total voting power on matters submitted to a vote of stockholders generally, including the election of our directors other than Class T directors, of 50.1% (see “7.1.5.1 Voting Rights” and “1.6.5 Future issuances of our Class A common stock and Class N common stock will not dilute the voting power of our Class F common stock.”). Except as otherwise indicated, all information in this prospectus, including the calculations above, assumes: • the Preferred Stock Conversion will occur immediately prior to the completion of the global offering; • the Convertible Notes Conversion will occur immediately prior to the completion of the global offering; • the filing and effectiveness of our amended and restated certificate of incorporation in Delaware and the effectiveness of our amended and restated bylaws will each occur immediately prior to the completion of the global offering; • the Class F Stock Issuance (as defined in “11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance”) will occur immediately prior to the completion of the global offering; • no issuance of shares of Class E common stock prior to the completion of the global offering; • the issuance of an aggregate of 351,351,348 shares of our Class N common stock upon the closing of the concurrent private placement, at an assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering; • no exercise of outstanding stock options or settlement of outstanding RSUs subsequent to September 30, 2026 (or, in the case of the calculation of capital and voting power dilution above, subsequent to the last practicable date), other than the RSU Settlement; and • no exercise by the underwriters of their option to purchase up to an additional 123,750,000 shares of our Class A common stock from us in the global offering. For more information on the dilution of individual existing shareholders, see the section titled “11.1 Principal Stockholders.” 8.8.2 Economic Dilution of Existing and New Shareholders If you invest in our Class A common stock in the global offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our Class A common stock and the as further adjusted net tangible book value per share of our Class A common stock and Class N common stock immediately after the global offering and the concurrent private placement. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of our Class A common stock in the global

225 offering and the as further adjusted net tangible book value per share of our Class A common stock and Class N common stock immediately after completion of the global offering and the concurrent private placement. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities and redeemable convertible preferred stock by the number of shares of our Class A common stock and Class N common stock outstanding; because our Class T common stock, Class F common stock and Class E common stock have no economic rights, they are excluded from the per share calculation. Our historical net tangible book value as of September 30, 2026 was $(150.6) billion, or $(68.47) per share (unaudited). Our as adjusted net tangible book value as of September 30, 2026 was $22.7 billion, or $1.90 per share, based on the total number of shares of our Class A common stock and Class N common stock outstanding as of September 30, 2026, after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, Initial Public Benefit Issuance, and RSU Settlement (unaudited). After giving effect to (i) the adjustments set forth above, (ii) the sale by us of 801,351,354 shares of our Class A common stock in the global offering at the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, (iii) the sale by us of 351,351,348 shares of our Class N common stock in the concurrent private placement at the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, and (iv) the use of net proceeds from the global offering and the concurrent private placement, together with existing cash and cash equivalents, if necessary, to satisfy the estimated tax withholding and remittance obligations related to the RSU Settlement, our as further adjusted net tangible book value as of September 30, 2026 would have been $107.4 billion, or $8.21 per share (unaudited). This represents an immediate increase in as further adjusted net tangible book value of $6.31 per share to our existing stockholders and an immediate dilution in as further adjusted net tangible book value of $65.79 per share to investors purchasing shares of our Class A common stock in the global offering at the assumed initial public offering price. The following table illustrates this dilution on a per share basis: Assumed initial public offering price per share $ 74.00 Historical net tangible book value per share as of September 30, 2026 $ (68.47) Increase per share attributable to the adjustments described above 70.37 As adjusted net tangible book value per share as of September 30, 2026 1.90 Increase in as adjusted net tangible book value per share attributable to new investors purchasing shares of Class A common stock in the global offering and Class N common stock in the concurrent private placement 6.31 As further adjusted net tangible book value per share immediately after the global offering and the concurrent private placement 8.21 Dilution in as further adjusted net tangible book value per share to new investors in the global offering and the concurrent private placement $ 65.79 The dilution information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of the global offering and the concurrent private placement. Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, would increase or decrease, as applicable, our as further adjusted net tangible book value per share by $0.06, and would increase or decrease, as applicable, dilution per share to new investors purchasing shares of Class A common stock in the global offering and Class N common stock in the concurrent private placement by $0.94, assuming that the number of shares offered by us, as set for the U.S. offering, remains the same, that the aggregate purchase price in the concurrent private placement remains the same (such that the number of shares of Class N common stock issued in the concurrent private placement changes with the initial public offering price), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of shares of our Class A common stock offered by us would increase or decrease, as applicable, our as further adjusted net tangible book value by approximately $0.0050 per share and increase or decrease, as applicable, the dilution to new investors purchasing shares of Class A common stock in the global offering and Class N common stock in the concurrent private placement by $0.0050 per share, assuming the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase additional shares of our Class A common stock from us is exercised in full, the as further adjusted net tangible book value per share of our Class A common stock would be $8.82 per share, and the dilution in as further adjusted net tangible book value per share to new investors purchasing shares of Class A common stock in the global offering and Class N common stock in the concurrent private placement would be $65.18 per share.

226 The following table presents, as of September 30, 2026, after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, Initial Public Benefit Issuance, and RSU Settlement, the differences between the existing stockholders and the new investors purchasing shares of our Class A common stock in the global offering and Class N common stock in the concurrent private placement with respect to the number of shares purchased from us, the total consideration paid or to be paid to us, which includes net proceeds received from the issuance of our capital stock, and the average price per share paid or to be paid to us at the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and the issuance of our Class N common stock in the concurrent private placement and the average price per share paid or to be paid to us at the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering: Shares Purchased Total Consideration Weighted- Average Price Per Share Number Percent Amount Percent Existing stockholders 11,933,969,889 91.2% $ 137,255,453,209 61.7% $ 11.50 New investors 801,351,354 6.1% 59,300,000,196 26.6% $ 74.00 Concurrent private placement investors 351,351,348 2.7% 26,000,000,000 11.7% $ 74.00 Total 13,086,672,591 100.0% $ 222,555,453,405 100.0% $ 17.01 ______________ Note: Totals of percentages may not foot due to rounding. The foregoing table does not reflect any sales by the selling stockholders in the global offering. Sales by the selling stockholders in the global offering will cause the number of shares held by existing stockholders to be reduced to 11,910,321,243 shares, or approximately 91.0% of the total number of shares of our Class A common stock and Class N common stock outstanding after the global offering, and will increase the number of shares held by new investors to 825,000,000 shares, or approximately 6.3% of the total number of shares of our Class A common stock and Class N common stock outstanding after the global offering. Each $1.00 increase or decrease in the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, would increase or decrease, as applicable, the total consideration paid by new investors and total consideration paid by all stockholders by $793 million, assuming that the number of shares of our Class A common stock offered by us, as set for the U.S. offering, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of shares of our Class A common stock offered by us would increase or decrease, as applicable, the total consideration paid by new investors and total consideration paid by all stockholders by $73 million, assuming the assumed initial public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Except as otherwise indicated, the above discussion and tables assume no exercise of the underwriters’ option to purchase additional shares of our Class A common stock from us. If the underwriters’ option to purchase additional shares of our Class A common stock were exercised in full, our existing stockholders would own 90.3% and our new investors would own 7.0% of the total number of shares of our Class A common stock and Class N common stock outstanding upon completion of the global offering and the concurrent private placement. The number of shares of our Class A common stock, Class N common stock, Class T common stock and Class F common stock that will be outstanding after the global offering and the concurrent private placement is based on 6,626,640,437 shares of our Class A common stock, 5,307,329,452 shares of our Class N common stock, one share of our Class T common stock, and one share of our Class F common stock outstanding as of September 30, 2026 (after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, Class F Stock Issuance, Initial Public Benefit Issuance, and RSU Settlement (as defined in “11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance”)), and excludes: • 1,774,342,693 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock outstanding as of September 30, 2026, with a weighted-average exercise price of $2.91 per share;

227 • 1,026,660,010 shares of our Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of September 30, 2026, but for which (i) the service-based vesting condition will not be satisfied as of November 19, 2026 and (ii) the performance-based vesting condition, if applicable, will be satisfied upon the effectiveness of the registration statement with respect to the U.S. offering; • 47,041,287 shares of our Class A common stock issuable upon the vesting and settlement of RSUs granted after September 30, 2026; • 561,963 shares of our Class A common stock and 848,882 shares of our Class N common stock issued after September 30, 2026 in connection with our acquisitions of privately-held companies; • shares of our Class A common stock to be reserved for future issuance under our 2026 Plan, which will become effective prior to the completion of the global offering, and include: (i) 1,920,580,692 shares of our Class A common stock; (ii) the number of shares of our Class A common stock equal to the total shares of Class A common stock available for issuance pursuant to our 2021 Plan immediately prior to the termination of our 2021 Plan on the effective date of our 2026 Plan; and (iii) the number of shares of our Class A common stock equal to the total shares of Class A common stock subject to awards previously granted under our 2021 Plan that, after the effective date of our 2026 Plan, would have returned to our 2021 Plan and become available for issuance pursuant to future awards under our 2021 Plan had our 2021 Plan not terminated on the effective date of our 2026 Plan; • 128,038,713 shares of our Class A common stock to be reserved for future issuance under our ESPP, which will become effective prior to the completion of the global offering; • 933,698,210 shares of our Class N common stock reserved for future issuance under our Donation Matching Plan as of September 30, 2026, which will be amended and restated prior to the completion of the global offering to provide that the maximum number of shares of Class N common stock reserved for future issuance shall equal: (i) 128,038,713 shares of our Class N common stock plus (ii) the number of shares of our Class N common stock equal to the total shares of Class N common stock available for issuance pursuant to our Donation Matching Plan immediately prior to the completion of the global offering; of which 553,441,297 shares represent the Vested Matching Obligation; and • 27,991,850 shares of our Class N common stock issued after September 30, 2026 in the Matching Issuance. Our 2026 Plan and ESPP each provide for an annual automatic increase in the number of shares of our Class A common stock reserved thereunder, and our 2026 Plan provides for increases to the number of shares that may be granted thereunder based on awards under our 2021 Plan that expire or are cancelled or forfeited, and shares under our 2021 Plan that are tendered to or withheld by us for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited or otherwise repurchased by us, as more fully described in the section titled “9.12.2.18 Equity Plans.” In addition, the number of shares that may be issued under our Donation Matching Plan will be increased on the first day of each fiscal year beginning with our 2027 fiscal year and ending on (and including) the first day of our 2036 fiscal year, in an amount equal to the lesser of: (i) 1% of the total number of shares of our common stock (including only all classes of common stock issued by the company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis); and (ii) such number of shares determined by our board of directors. To the extent that any outstanding options to purchase our Class A common stock are exercised, RSUs are settled, or new awards are granted under our equity compensation plans, there will be further dilution to investors participating in the global offering.

9. Corporate Governance

9.1 Management

9.1.1 Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)	Electing Class(es) of Stock Following the Global Offering*
Executive Officers:			
Dario Amodei	43	Chief Executive Officer, Co-Founder, and Director	Classes A and F
Daniela Amodei(2)	39	President, Co-Founder, Chairperson, and Director	Classes A and F
Krishna Rao	43	Chief Financial Officer	
Non-Employee Directors:			
Reed Hastings(1)(2)(6)	66	Director	Class T
Christopher Liddell(1)(4)(5)	68	Director	Class T
Vas Narasimhan(3)(4)	50	Director	Class T
Yasmin Razavi(2)(3)	37	Director	Classes A and F

* Upon completion of the global offering, the holder of our Class T common stock will generally be entitled to elect a majority of the authorized members of our board of directors. The holders of our Class A common stock and Class F common stock, voting together as a single class, will be entitled to elect the remaining members of our board of directors.

(1) Member of our audit committee
(2) Member of our NGC
(3) Member of our compensation committee
(4) Member of our safety and risk committee
(5) Specified Class T Director
(6) Lead independent director

For information on the appointment of the members of our board of directors and their terms, see "*9.4 Board of Directors*" and "*9.5 Director Terms.*"

Our executive officers and directors can be contacted at c/o Anthropic, PBC, 548 Market Street, PMB 90375, San Francisco, California 94104.

9.1.2 Executive Officers

Dario Amodei. Dr. Amodei has served as our Chief Executive Officer and a member of our board of directors since co-founding Anthropic in January 2021. Prior to co-founding Anthropic, Dr. Amodei served as Vice President of Research, among other positions, at OpenAI, an AI research lab, from July 2016 to December 2020. Before joining OpenAI, Dr. Amodei served as a Senior Research Scientist at Google Brain, an AI research team at Google, from October 2015 to June 2016. Dr. Amodei completed a postdoctoral fellowship at Stanford University School of Medicine. Dr. Amodei holds a Ph.D. in Biophysics from Princeton University and a B.S. in Physics from Stanford University. We believe that Dr. Amodei is qualified to serve on our board of directors because of the perspective and experience he brings from his deep expertise in the AI industry and as our Chief Executive Officer and as a co-founder.

Daniela Amodei. Ms. Amodei has served as our President and a member of our board of directors since co-founding Anthropic in January 2021. Ms. Amodei also currently serves as the Chairperson of our board of directors. Prior to co-founding Anthropic, Ms. Amodei held several positions at OpenAI, an AI research lab, including Vice President of Safety and Policy, Vice President of People, and Engineering Manager, between October 2018 and December 2020. Before joining OpenAI, Ms. Amodei was a Risk Manager, among other positions, at Stripe, a financial technology and payment processing company, from May 2013 to July 2018. Ms. Amodei holds a B.A. in English Literature from the University of California, Santa Cruz. We believe that Ms. Amodei is qualified to serve on our board of directors because of the perspective and experience she brings through her deep expertise in the AI industry and as our President and as a co-founder.

Krishna Rao. Mr. Rao has served as our Chief Financial Officer since April 2024. Prior to joining Anthropic, Mr. Rao served as Chief Financial Officer at Fanatics Commerce, an online sports merchandise and retail platform, from May 2023 to April 2024. Before that, he served as the Chief Financial Officer of Cedar, a healthcare technology company, from July 2021 to May 2023. From October 2015 to July 2021, Mr. Rao held several key positions at Airbnb, a global

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229 vacation rental and hospitality platform, including Global Head of Corporate & Business Development and Director of Financial Planning & Analysis. Prior to Airbnb, Mr. Rao was a Principal in the Private Equity Group at Blackstone, a global investment firm, from September 2011 to September 2015. Mr. Rao began his career as a strategy consultant at Bain, a global management consulting firm, from September 2005 to July 2008. Mr. Rao holds a J.D. from Yale Law School and an A.B. in Economics from Harvard College. 9.1.3 Non-Employee Directors Reed Hastings. Mr. Hastings has served as a member of our board of directors since May 2025. Mr. Hastings co- founded Netflix, a global streaming service, and served as Netflix’s Chief Executive Officer and President from 1999 to January 2023, Executive Chairman from January 2023 to April 2025, and Chairman of the board from April 2025 to June 2026. Prior to Netflix, Mr. Hastings founded Pure Software, a software development tools company, in 1991 and served as its Chief Executive Officer until its acquisition by Rational Software in 1997. Mr. Hastings currently serves on the board of Bloomberg, a financial data and media company. Mr. Hastings holds an M.S.C.S. in Artificial Intelligence from Stanford University and a B.A. in Mathematics from Bowdoin College. We believe that Mr. Hastings is qualified to serve as a member of our board of directors because of his extensive board experience at major technology companies, his demonstrated commitment to responsible innovation and its societal impact, his deep understanding of technology’s transformative potential, and his philanthropic focus on education and AI’s impact on humanity. Christopher Liddell. Mr. Liddell has served as a member of our board of directors since February 2026. In the private sector, Mr. Liddell has served as the Chief Financial Officer of several public companies, including Microsoft and International Paper, and served as Vice Chairman and Chief Financial Officer at General Motors. Mr. Liddell has served as a Director of Commonwealth Fusion Systems, a fusion power company, since March 2025, and as a Director of the Council on Foreign Relations, a nonpartisan U.S. think tank focused on foreign policy and international affairs, since July 2025. He also held positions with the U.S. government from January 2017 to January 2021, including serving at the White House as the Deputy Chief of Staff, Director of Strategic Initiatives, and as a member of the American Technology Council. Mr. Liddell holds a Master of Philosophy from the University of Oxford and a Bachelor of Engineering from the University of Auckland. We believe that Mr. Liddell is qualified to serve as a member of our board of directors because of his wide range of experience from his corporate and public service career and his deep expertise in the financial management of publicly listed companies. Vasant “Vas” Narasimhan. Dr. Narasimhan has served as a member of our board of directors since April 2026. Dr. Narasimhan has served as the Chief Executive Officer of Novartis AG, a global medicine company, since February 2018. He joined Novartis in April 2005 and has held numerous leadership roles across the organization, including Global Head of Drug Development and Chief Medical Officer from February 2016 to January 2018 and Global Head of Development from September 2014 to February 2016. Dr. Narasimhan holds an M.D. from Harvard Medical School, an M.P.P. from the Harvard Kennedy School, and a B.A. in Biology from the University of Chicago. We believe that Dr. Narasimhan is qualified to serve as a member of our board of directors because of his extensive experience leading a large global public company in a highly regulated industry and his track record of responsibly stewarding breakthrough science at scale. Yasmin Razavi. Ms. Razavi has served as a member of our board of directors since March 2023. Ms. Razavi joined Spark Capital, a venture capital firm, in July 2017 and has served as a General Partner since March 2020. Prior to joining Spark Capital, Ms. Razavi served as an investor at Index Ventures, a venture capital firm, from August 2014 to August 2015, and as a consultant at McKinsey & Company, a business management consulting firm, from August 2012 to August 2014. Ms. Razavi holds an M.B.A. from Harvard Business School and a Bachelor of Applied Science and Engineering from the University of Toronto. We believe that Ms. Razavi is qualified to serve as a member of our board of directors because of her experience in venture capital and growth-stage investing, her deep expertise in enterprise go-to-market strategies, and her understanding of the technology sector and scaling high-growth companies. 9.2 Family Relationships Dario Amodei, our Chief Executive Officer and a member of our board of directors, and Daniela Amodei, our President and Chairperson of our board of directors, are siblings. There are no other family relationships among any of our executive officers or directors. 9.3 Code of Conduct Our board of directors has adopted a code of conduct that applies to all of our employees, officers, and directors, including our Chief Executive Officer, President, Chief Financial Officer, and other executive and senior financial

230 officers. The full text of our code of conduct will be posted on the investor relations page of our website. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the U.S. Exchange Act. 9.4 Board of Directors Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of six directors. Pursuant to our current certificate of incorporation and amended and restated voting agreement, our current directors were elected as follows: • Dr. Amodei, as our Chief Executive Officer, was elected by holders of our Class A common stock (excluding shares of Class A common stock issued or issuable upon conversion of the shares of our redeemable convertible preferred stock); • Mr. Liddell was elected as the designee nominated by holders of our Class A common stock (excluding shares of Class A common stock issued or issuable upon conversion of the shares of our redeemable convertible preferred stock); • Ms. Razavi was elected by holders of our Senior Voting Preferred Stock (as defined in our current certificate of incorporation); and • Ms. Amodei, Mr. Hastings, and Dr. Narasimhan were elected as the designees nominated by the LTBT as the holder of our Class T common stock. Our amended and restated voting agreement will terminate and the provisions of our current certificate of incorporation by which our directors were elected will be amended and restated in connection with the global offering. Each of our current directors will continue to serve as a director until the next annual meeting and until the election and qualification of their successor, or until their earlier death, resignation, or removal. Upon the completion of the global offering, our board of directors will consist of seven authorized directors, with one seat vacant, elected as follows: • The holder of our Class T common stock, the LTBT, will generally have the authority to elect and remove the four Class T directors, subject to the following procedures: o As the sole holder of Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors. The Class T common stock will not vote on the election or removal of directors elected by the holders of our Class A common stock and Class F common stock, who will be elected or removed solely by the holders of Class A common stock and Class F common stock, voting together. o Prior to nominating or removing a Class T director, the LTBT must provide at least 30 days’ notice to our NGC, which notice period is waivable by our NGC in its discretion. Following the completion of the global offering, our NGC will be composed of one Class T director and two directors who are not Class T directors and will act by majority vote. o With respect to the Specified Class T Director, the LTBT’s ability to nominate that director, to remove that director without cause, or to change the director designated as the Specified Class T Director is subject to the concurrence of the NGC. If the NGC does not concur with such nomination, removal, or change in designation within 15 days of receiving notice, the matter may be submitted to a vote of the holders of our Class E common stock. If submitted to a vote of the holders of Class E common stock, approval of the LTBT’s proposal will require a majority of the votes cast by the Class E common stock (subject to a quorum of a majority of the outstanding Class E common stock). The LTBT may withdraw any notice of nomination, removal, or change in designation at any time before the taking of such a vote. o The initial Class T directors will be Mr. Hastings, Dr. Narasimhan, Mr. Liddell, and one vacancy. Mr. Liddell will serve as the Specified Class T Director. • The holders of our Class A common stock and Class F common stock, voting together as a single class, will have the authority to elect and remove the remaining three directors, who will initially be Dr. Amodei, Ms. Amodei, and Ms. Razavi. With respect to tie votes, in general the affirmative vote of a majority of the directors present at a meeting (at which a quorum is present) is required for an act of our board of directors. If the directors present at a meeting are evenly divided

231 on a matter, the matter will not receive the affirmative vote of a majority of the directors present and will not be approved. However, certain matters require supermajority approval as specifically provided by Delaware law, our amended and restated certificate of incorporation, or our amended and restated bylaws. For example, any change in the number of authorized directors (prior to the Class T Sunset Time), and the designation or issuance of any series of preferred stock, will require, among other approvals, the approval of 80% of the authorized members of the board of directors. For additional information, see the sections titled “11.2.1.3 Our Capital Stock Following Completion of the Global Offering” and “4.1.1.2.1 Election and Removal of Directors.” 9.5 Director Terms Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the global offering will provide that prior to the Class F Sunset Time, we will not have a classified board of directors, and all directors will be elected for annual terms. Each director’s term will continue until the next annual meeting and until the election and qualification of their successor, or their earlier death, resignation, or removal. Following the Class F Sunset Time, our board of directors will shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, each of our directors would be assigned by the then-current board of directors to a class. If our Class T common stock remains outstanding, the Class T directors and the remaining directors shall be allocated among the classes so that each class includes a proportionate number of Class T directors and other directors. Upon expiration of the term of a class of directors, directors for that class would each be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors would be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term would continue until the third annual meeting of stockholders following their election and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. Any increase or decrease in the number of directors would be distributed among the three classes so that, as nearly as practicable, each class would consist of one-third of our directors. Regardless of the class or classes of stock by which a director is elected, there is no limit to the number of terms a director may serve. 9.6 Stockholder Meetings and Actions by Written Consent Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the global offering will provide that for so long as our Class F common stock or Class T common stock remains outstanding, our stockholders may act by written consent with respect to certain actions, including any action to elect or remove directors. Although stockholders will have the ability to take these actions by written consent, we value the perspectives of all of our stockholders and, in accordance with the listing standards of the Nasdaq Global Select Market, we expect to hold an annual meeting of stockholders and to solicit the votes of holders of our Class A common stock in respect of relevant matters to be considered at such meeting, including the election of our directors who are not Class T directors. 9.7 Board Leadership Our board of directors has appointed Daniela Amodei to serve as Chairperson of our board of directors. As Chairperson, Ms. Amodei will preside over meetings of our board of directors and stockholders, advise the Chief Executive Officer, and perform such other duties as specified in our amended and restated bylaws or as determined by our board of directors from time to time. Our board of directors has appointed Reed Hastings to serve as Lead Independent Director. As Lead Independent Director, Mr. Hastings will, among other things, preside over meetings of our independent directors, advise the Chairperson on the scheduling and agenda for board meetings and any other matters of concern to the independent directors, serve as a liaison between the Chairperson and the independent directors, and perform such other duties as specified in our amended and restated bylaws or as determined by the independent directors from time to time. Our board of directors believes that having a Lead Independent Director is an important component of sound corporate governance and provides an effective check and balance to ensure that our board of directors can operate independently of management where appropriate, including with respect to performance evaluation and compensation matters.

232 9.8 Director Independence Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, our board of directors has determined that Mr. Hastings, Mr. Liddell, Dr. Narasimhan, and Ms. Razavi do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the Nasdaq Global Select Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “11.6 Certain Relationships and Related Person Transactions.” 9.9 Corporate Governance Regime We will be required to comply with the Nasdaq Global Select Market listing standards and corporate governance requirements, under which we are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors. As a result, we may elect not to comply with certain corporate governance requirements, including: • the requirement that a majority of our board of directors consist of independent directors; • the requirement that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and • the requirement that our board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If we elect not to comply with certain requirements, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements. Although we qualify as a “controlled company,” we do not expect to rely on this exemption except with respect to our NGC, which will not consist entirely of independent directors. Our board of directors currently consists of a majority of independent directors and our audit and compensation committees currently consist entirely of independent directors. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on the Nasdaq Global Select Market, we will be required to comply with the provision that our NGC be comprised entirely of independent directors within the applicable transition period. 9.10 Committees of the Board of Directors Our board of directors has established an audit committee, a compensation committee, an NGC, and a safety and risk committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or as otherwise determined by our board of directors. 9.10.1 Audit Committee Our audit committee consists of Mr. Liddell, Mr. Hastings, and one vacancy, with Mr. Liddell serving as Chairperson. We expect to take advantage of a phase-in period under the Nasdaq Global Select Market corporate governance requirements that allows us to have at least one member on the audit committee upon the listing date, of our Class A common stock, at least two members within 90 days of the listing date and at least three members within one year of the listing date. Our audit committee will consist of three members within one year of the listing date. In addition, each member of the audit committee will meet the requirements for independence under the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the U.S. Exchange Act. Each member of our audit committee will also meet the financial literacy and sophistication requirements of the listing standards of the Nasdaq Global Select Market. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Our board of directors has determined that each of Mr. Liddell and Mr. Hastings meets the requirements for independence under the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the U.S. Exchange Act, and each is an audit committee financial expert within the

233 meaning of Item 407(d) of Regulation S-K under the U.S. Securities Act. Following the completion of the global offering, our audit committee will, among other things: • select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements; • help to ensure the independence and performance of the independent registered public accounting firm; • discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end results of operations; • prepare the report of the audit committee for inclusion in our proxy statements to be filed with the SEC; • develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters; • review our policies on risk assessment and risk management; • review related person transactions; and • approve or, as required, pre-approve, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm. Our audit committee will operate under a written charter, to be effective prior to the completion of the global offering, that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Select Market. 9.10.2 Compensation Committee Our compensation committee consists of Dr. Narasimhan and Ms. Razavi, with Dr. Narasimhan serving as Chairperson. Each member of the compensation committee will meet the requirements for independence under the listing standards of the Nasdaq Global Select Market and will be a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the U.S. Exchange Act. Our board of directors has determined that each of Dr. Narasimhan and Ms. Razavi meets the requirements for independence under the listing standards of the Nasdaq Global Select Market and is a non- employee director, as defined pursuant to Rule 16b-3 promulgated under the U.S. Exchange Act. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Following the completion of the global offering, our compensation committee will, among other things: • review, approve, and determine, or make recommendations to our board of directors regarding, the compensation of our executive officers; • review and approve, or make recommendations to our board of directors regarding, our compensation strategy and practices with respect to our executive officers; • administer our equity-based and other compensation plans, except with respect to non-employee members of our board of directors; • review and adopt, or make recommendations to our board of directors regarding, new, or amendments to existing, compensation plans, including any equity-based plans; • review and approve, or make recommendations to our board of directors regarding, any employment agreements, severance agreements, change in control protections, indemnification agreements, and other similar arrangements, policies, and plans for any of our executive officers; • to the extent it determines it is necessary or appropriate, retain any compensation consultants, outside legal counsel, or other advisors; • review and discuss with management the “Compensation Discussion and Analysis” required to be included in our proxy statement and annual report on Form 10-K to be filed with the SEC; and • take any action that our compensation committee determines is necessary or appropriate with respect to our broad-based employee benefit plans, policies, and programs.

234 Our compensation committee will operate under a written charter, to be effective prior to the completion of the global offering, that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Select Market. 9.10.3 Nominating and Corporate Governance Committee Our NGC consists of Ms. Amodei, Mr. Hastings, and Ms. Razavi, with Ms. Amodei serving as Chairperson. Our board of directors has determined that each of Mr. Hastings and Ms. Razavi meets the requirements for independence under the listing standards of the Nasdaq Global Select Market. We will utilize the “controlled company” exemption from having an NGC composed entirely of independent directors, and our NGC will be composed of one Class T director and two directors who are not Class T directors. We believe that the composition and functioning of our NGC complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Following the completion of the global offering, our NGC will, among other things: • assist our board of directors in evaluating individuals to become members of our board of directors, including through the exercise of governance rights conferred upon our NGC pursuant to our governing documents; • evaluate the performance of our board of directors and its committees; • consider and make recommendations to our board of directors regarding the skills, experience, characteristics, and other criteria for evaluating directors; • evaluate the adequacy of our corporate governance practices; and • develop and make recommendations to our board of directors regarding corporate governance guidelines and matters. In connection with our novel corporate governance structure, our NGC will also have the right to receive 30 days’ prior written notice of any nomination of persons to serve as a director by the LTBT or the Founder LLC or the proposed removal of such directors, as well as appointments and removals of the Trustees. Our NGC may waive such notice periods in its discretion. With respect to the Specified Class T Director, the LTBT’s ability to nominate or remove that director or change the director designated as the Specified Class T Director is subject to the concurrence of our NGC. These procedural requirements are intended to promote collaboration between the Trustees and our leadership in identifying and sourcing candidates to serve as Trustees or members of our board of directors, and do not give our board of directors the substantive ability to limit the LTBT’s freedom to elect directors of its choosing. However, with respect to the Specified Class T Director, if our NGC does not concur with such nomination, removal, or change within 15 days of receiving notice, the matter may be submitted to a vote of the holders of our Class E common stock. When voting upon a proposal to nominate, remove, or change the Specified Class T Director, the requisite approval of our Class E common stock will require a majority of votes cast by our Class E common stock and quorum will require the presence, in person or by proxy, of a majority of the outstanding shares of Class E common stock. The LTBT may withdraw any notice of nomination or removal at any time before the taking of such a vote. Our NGC will operate under a written charter, to be effective prior to the completion of the global offering, that satisfies the applicable listing standards of the Nasdaq Global Select Market. 9.10.4 Safety and Risk Committee Our safety and risk committee consists of two independent directors, currently Mr. Liddell and Dr. Narasimhan, with Dr. Narasimhan serving as Chairperson. Our safety and risk committee assists our board of directors in overseeing, among other things: • the safety and security of our AI models, including the policies, processes, controls, and other measures we maintain to identify, assess, and manage significant model safety and security risks; and • • the other material risks we face, including legal, regulatory, cybersecurity, privacy, and compliance risks. Our safety and risk committee operates under a written charter approved by our board of directors. 9.11 Compensation Committee Interlocks and Insider Participation None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee. See the section titled “11.6 Certain

235 Relationships and Related Person Transactions” for more information about related person transactions involving members of our compensation committee or their affiliates. 9.12 Compensation and Benefits 9.12.1 Non-Employee Director Compensation Mr. Hastings, Ms. Razavi, and our employee directors, Dr. Amodei and Ms. Amodei, did not receive any compensation for their services as directors for the year ended December 31, 2025. The compensation received by Dr. Amodei and Ms. Amodei as employees is set forth in the section titled “9.12.2.11 Summary Compensation Table.” The following table provides information regarding the compensation of our non-employee directors for service as directors for the year ended December 31, 2025: Name(1) Fees Earned or Paid in Cash ($) Total ($) Reed Hastings — — Jay Kreps(2) 200,000 200,000 Christopher Liddell(3) — — Vas Narasimhan(4) — — Yasmin Razavi — — __________________ (1) None of our non-employee directors held any outstanding equity awards as of December 31, 2025. (2) Mr. Kreps resigned from our board of directors in May 2026. (3) Mr. Liddell joined our board of directors in February 2026. (4) Dr. Narasimhan joined our board of directors in April 2026. Prior to the global offering, we did not have a formal policy with respect to compensation payable to our non-employee directors for service as directors. 9.12.1.1 Non-Employee Director Compensation Policy In September 2026, our board of directors adopted, and our stockholders approved, a formal compensation policy for our non-employee directors (the “Director Compensation Policy”), which will become effective the day immediately prior to the date of effectiveness of the registration statement with respect to the U.S. offering. In November 2026, our compensation committee recommended, and our board of directors approved, an amendment and restatement of the Director Compensation Policy to include cash compensation for our safety and risk committee. The summary set forth below describes our Director Compensation Policy, as amended and restated. Following the effectiveness of our Director Compensation Policy, each non-employee director will receive cash and equity compensation for board services as described below. We also will reimburse our non-employee directors for reasonable, customary, and properly documented expenses for travel to board and committee meetings. 9.12.1.1.1 Cash Compensation Non-employee directors will be entitled to receive the following cash compensation for their services: (i) $100,000 per year for service as a board member; (ii) $75,000 per year for service as non-executive chair of the board of directors (if applicable); (iii) $60,000 per year for service as lead independent director (if applicable); (iv) $40,000 per year for service as chair of the audit committee; (v) $20,000 per year for service as a member of the audit committee; (vi) $30,000 per year for service as chair of the compensation committee; (vii) $15,000 per year for service as a member of the compensation committee; (viii) $30,000 per year for service as chair of the NGC; (ix) $15,000 per year for service as a member of the NGC; (x) $40,000 per year for service as chair of the safety and risk committee; and (xi) $20,000 per year for service as a member of the safety and risk committee. Each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not also the additional annual fee as a member of the committee. All cash payments to non- employee directors will be paid quarterly in arrears on a prorated basis. 9.12.1.1.2 Equity Compensation Annual Award. Each non-employee director automatically will be granted, on the date of each annual meeting of stockholders beginning in 2027, an award of RSUs (the “Annual Award”) with a value of $325,000 (the “Annual Award Grant Value”), which value will be converted to a number of shares of our Class A common stock in accordance

236 with then-current standard company practices using the same methodology applied to employee equity awards pursuant to the company’s equity grant policy, as most recently approved by our board of directors or a board committee that has been designated appropriate authority (the “Conversion Methodology”). An Annual Award will vest in four equal quarterly installments on each Quarterly Vesting Date (as defined below) that occurs following the grant date of the Annual Award, provided that, in any event, the Annual Award will vest in full on the day immediately before the date of our next annual meeting of stockholders that follows the grant date of the Annual Award, subject to the non- employee director continuing to be a service provider to us through the applicable vesting date. “Quarterly Vesting Date” means February 20, May 20, August 20, and November 20 of a given year. Initial Award and Pro-Rated Annual Award. Each person who first becomes a non-employee director following the effective date of the Director Compensation Policy will be automatically granted: • an award of RSUs with a value of $400,000, which value will be converted to a number of shares of our Class A common stock subject to such award using the Conversion Methodology (an “Initial Award”); and • an award of RSUs with a value equal to the Annual Award Grant Value multiplied by the fraction obtained by dividing (A) the number of full months during the period beginning on the date the individual first becomes a non-employee director and ending on the one-year anniversary of the date of our then-most recent annual meeting of stockholders by (B) 12, which will be converted to a number of shares of our Class A common stock subject to such award using the Conversion Methodology (a “Pro-Rated Annual Award”). The grant of each Initial Award and Pro-Rated Annual Award will be made effective on the first trading date on or after the date on which such individual first becomes a non-employee director (such date, the “Initial Start Date”). If an individual is a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an Initial Award or a Pro-Rated Annual Award. The Initial Award will vest as follows: 12.5% of the RSUs will vest on the six-month anniversary of the Vesting Commencement Date (as defined below) and the balance of the RSUs will vest in 14 successive equal quarterly installments on each Quarterly Vesting Date thereafter, subject to the non-employee director remaining a service provider to us through the applicable vesting date. “Vesting Commencement Date” means the first Quarterly Vesting Date that occurs on or following the Initial Start Date. The Pro-Rated Annual Award will vest in equal installments on each Quarterly Vesting Date that occurs between the Initial Start Date and the earlier of (i) our next annual meeting of stockholders that occurs after the Pro-Rated Annual Award’s grant date or (ii) the one-year anniversary of our most recent annual meeting of stockholders, provided that, in any event, the Pro-Rated Annual Award will vest in full on the day immediately before the date of our next annual meeting of stockholders that occurs after the Pro-Rated Annual Award’s grant date (for purposes of clarity, each such Quarterly Vesting Date and the final vest date that occurs on the date immediately before our next annual meeting of stockholders or one-year anniversary of our most recent annual meeting of stockholders, as applicable, will be counted as one installment such that, if there are two such Quarterly Vesting Dates, the Pro-Rated Annual Award shall vest in three equal installments), subject to the non- employee director remaining a service provider to us through the applicable vesting date. 9.12.1.1.3 Change in Control In the event of a “change in control” (as defined in our 2026 Plan), each non-employee director will fully vest in their outstanding equity awards granted pursuant to the Director Compensation Policy under our 2026 Plan, including any Initial Award and Pro-Rated Annual Award or Annual Award, provided that the non-employee director continues to be a non-employee director through such date. 9.12.2 Executive Compensation 9.12.2.1 Compensation Discussion and Analysis The purpose of this Compensation Discussion and Analysis (“CD&A”) section is to discuss our compensation philosophy, our executive compensation program, and the compensation for our named executive officers (“NEOs”). Our NEOs for the year ended December 31, 2025 were: • Dario Amodei, our Chief Executive Officer, Co-Founder, and Director; • Daniela Amodei, our President, Co-Founder, and Director; and • Krishna Rao, our Chief Financial Officer.

This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. See also the section titled "*2.7 Note Regarding Forward-looking Statements*." Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion. For additional information regarding the compensation programs for, and compensation provided to, our NEOs, see the section titled "*9.12.2.12 Post-Fiscal Year End Compensation Changes and Equity Awards*."

9.12.2.2 Executive Summary

At Anthropic, we strive to build a team that is aligned with our mission and values. Executive compensation reflects our overall compensation philosophy, which prioritizes competitive pay that targets the 90th percentile of the super intelligence[24] development market, consistent pay for the same role, level, and location, and simplicity of plan design. In 2025, we offered a competitive mix of base salary, long-term equity incentive awards (including stock options and RSUs), and other benefits to attract and retain top talent in a competitive market environment.

9.12.2.3 Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide our executive officers with consistent cash and equity compensation for the same role, level, and location. When determining executive compensation, we review each executive's current compensation against role- and level-specific market data. We do this bi-annually as part of our performance and compensation cycle where we review proposed market-based and promotion-based cash and equity increases for executives. We plan to continue to regularly review, and potentially adjust, our executive compensation programs to ensure they are consistent with our compensation philosophy as a public company.

In determining compensation for our senior leaders, we distinguish between our seven co-founders (among whom only Dr. Amodei and Ms. Amodei are executive officers) and our other senior leaders who are not co-founders (among whom only Mr. Rao is an executive officer). Each co-founder is paid equal compensation. As a non-co-founder senior leader, Mr. Rao received base salary and equity compensation based on market data for his role and level.

Our executive compensation program is structured to achieve the objectives described below. We regularly review our executive compensation program to assess whether it meets these objectives and adapts to evolving economic conditions.

- *Competitive Pay to Attract and Retain Top Talent.* We provide our executives with competitive cash and equity pay for each role, location, and level to attract mission-aligned, top executive talent.
- *Internal Parity.* We take internal parity into account when determining executive compensation. As co-founders, Dr. Amodei and Ms. Amodei are awarded equal compensation, including any annual cash or equity increases. As a non-co-founder senior leader, Mr. Rao is compensated based on the market data from our peer group for his role, level, and location. We review market data twice a year and make adjustments to our compensation benchmarks as needed.
- *Aligning Executive Interests with Our Stockholders.* We provide incentives that seek to align our executives' interests with those of our stockholders through long-term equity awards, which vest over time.

9.12.2.4 Compensation Governance Highlights

	What We Do:		**What We Do Not Do:**
☑	Maintain a competitive, consistent, and simple compensation philosophy to attract, retain, and motivate top executive talent.	☒	Enter into employment agreements that provide for fixed terms, automatic compensation increases, or guaranteed equity grants.
☑	Focus our executive compensation program on at-risk compensation, which aligns stockholder and executive interests.	☒	Provide single-trigger change of control benefits or excessive cash severance.
☑	Deliver a majority of our NEOs' compensation opportunities in the form of long-term equity awards.	☒	Provide our NEOs with golden parachute excise tax reimbursement or "gross-ups."
☑	Conduct regular compensation reviews to ensure alignment with competitive market practices.	☒	Provide perquisites as a meaningful component of our executive compensation.

[24] For purposes of this prospectus, we use the terms "super intelligence," "SI," "artificial intelligence," and "AI" interchangeably.

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238 What We Do: What We Do Not Do: ☑ Provide for double-trigger change of control severance provisions for only our Chief Financial Officer, and none of our other NEOs. ☒ Maintain any executive pension plans, or any retirement programs that are not generally available to all employees. ☒ Award option grants at discounted stock prices. 9.12.2.5 Executive Compensation Process 9.12.2.5.1 Role of the Board of Directors and Compensation Committee Our executive compensation program has historically been overseen by the non-employee members of our board of directors, which, as a group, has made decisions regarding the compensation for our NEOs after considering recommendations from management, as further discussed below. Following the completion of the global offering, the compensation committee of our board of directors will oversee our executive compensation program and provide recommendations to our board of directors on compensation decisions for our executive officers. The compensation committee will work closely with its independent compensation consultant (engaged in connection with the global offering, as described below) and meet regularly to make decisions on our executive compensation program. We expect that our compensation committee will review a variety of market data and information, including survey data, and consider the recommendations of its independent compensation consultant when making compensation decisions. Following the completion of the global offering, the compensation committee’s responsibilities will include, among other things, reviewing and approving (or making recommendations to our board of directors, as applicable): overall compensation strategy; amounts and form of executive compensation; goals and objectives to be considered in determining the compensation of our Chief Executive Officer and other executive officers; annual and long-term incentive plans and benefit plans; board of directors compensation; whether such compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company; annual say-on-pay vote results; annual proxy and CD&A disclosure; and compensation peer group. 9.12.2.5.2 Role of Management Our Chief Executive Officer and our other executive officers do not set their own compensation, nor are they present when our board of directors sets their individual compensation. Our President reviews and advises on compensation for the seven co-founders but does not make specific recommendations on, or participate in decisions related to her compensation or our Chief Executive Officer’s compensation. Our President also provides her evaluation and makes recommendations with respect to base salary and equity awards for each other executive officer, which are considered by our board of directors as it ultimately makes its determinations. Our people team provides further analysis and feedback as requested by our board of directors with regard to the compensation of our executives. 9.12.2.5.3 Role of Independent Compensation Consultant In connection with the global offering, we have engaged Semler Brossy Consulting Group LLC as an independent compensation consultant to formalize our post-offering compensation programs and implement compensation arrangements that reflect our compensation philosophy described above. 9.12.2.6 Elements of Executive Compensation The key elements of our 2025 executive compensation program are summarized in the table below. Compensation Element Form of Compensation Guaranteed vs. At-Risk Philosophy Base Salary Cash Guaranteed Provide market-competitive fixed compensation to attract and retain key executives. Long-Term Equity Incentive Program Service-Based Options; RSUs with Service- Based and Performance- Based Vesting Conditions At-Risk The value of option and RSU awards is correlated to our stock price, promoting sustainable long-term value creation. Multi-year service vesting schedule promotes retention, long-term ownership, and continuity of leadership. Other Benefits Other N/A Aligned with market practices and serve to attract, motivate, and retain key talent. Intended to ensure the safety of our NEOs, enhance productivity, and minimize distractions.

239 9.12.2.6.1 Base Salary Our board of directors generally reviews the base salaries of our NEOs twice a year. The factors used to determine base salary for our executives include market data for the role, level, and location, as well as internal parity (which, for our co-founder NEOs, includes considerations related to parity with our technical leadership). From January 1, 2025 to June 15, 2025, the annual base salary for each of Dr. Amodei and Ms. Amodei was $600,000. Effective June 16, 2025, the annual base salary for each of Dr. Amodei and Ms. Amodei was increased to $700,000. The increase in the executives’ cash compensation was intended to ensure competitive and equitable compensation for our leaders. In particular, the salary increases recognized their ongoing leadership roles, while considering relative parity across executives, including our technical leadership. From January 1, 2025 to December 15, 2025, the annual base salary for Mr. Rao was $700,000, which was increased to $850,000 effective December 16, 2025. The salary increase was based on market data for Mr. Rao’s role and level, as well as internal parity for non-co-founder senior leaders who are not executive officers. 9.12.2.6.2 Long-Term Equity Incentive Program Each year, our NEOs are eligible to receive equity awards under our 2021 Plan. By structuring the majority of our NEOs’ target total direct compensation payable in the form of equity that vests over a number of years, we create incentives for our NEOs to remain employed with Anthropic and pursue actions that will benefit our company and stockholders over the long term. On June 12, 2025, our board of directors granted 992,500 options (“2025 Options”) and 1,717,000 RSUs (“2025 RSUs”) to each of Dr. Amodei and Ms. Amodei, after carefully considering several factors, including each executive’s experience, skills, responsibilities, and impact to the company; individual and company performance; and internal parity. The 2025 Options vested in equal monthly installments over a one-year period beginning on January 1, 2025, subject to the executive’s continuous service with the company through each vest date. The 2025 Options were granted with an exercise price equal to $2.38 per share. The 2025 RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied as to 1/12th of the total 2025 RSUs on February 20, 2026, and on each quarterly anniversary thereafter, subject to the executive’s continuous service with the company through each service-based vest date. The performance-based vesting condition of the 2025 RSUs will be satisfied upon the effectiveness of the registration statement with respect to the U.S. offering. 9.12.2.6.3 Perquisites and Other Executive Benefits We generally provide the same benefits to all of our employees, including our NEOs, and generally do not maintain benefit plans that cover only executive officers or provide perquisites or personal benefits to our NEOs. However, we do provide certain travel and security benefits to some of our NEOs. These benefits are described in more detail below. Our board of directors believes these benefits are reasonable and necessary, and for the benefit of our company. These benefits are intended to promote the productivity of our executives, in addition to ensuring their personal health, safety, and security. The aggregate incremental cost of providing these benefits to our NEOs is disclosed in the “All Other Compensation” column of the summary compensation table in section “9.12.2.11 Summary Compensation Table.” 9.12.2.6.3.1 Travel We maintain a Travel and Expense Policy (the “Travel Policy”), which outlines guidelines and allowances for executive travel and expenses, recognizing the needs and responsibilities of our senior leadership team. The Travel Policy governs all business-related travel and expenses for our executives, except to the extent benefits are provided through a security program authorized and/or approved by our board of directors. Dr. Amodei and Ms. Amodei are entitled to certain enhanced travel benefits recommended by the security studies on which their security program is based (discussed in the section below titled “9.12.2.6.3.2 Security Services”). The Travel Policy is reviewed annually by our management team to ensure it remains appropriate and aligned with company objectives and industry standards. To the extent required by the relevant tax laws, the value of any personal use, including any personal elements of business trips, will be treated as taxable compensation to the executive, and we do not cover, reimburse, or otherwise “gross-up” any income tax due from any applicable executive on such compensation. Except as noted in the subsection below titled “9.12.2.6.3.2 Security Services,” none of our NEOs were provided with private aviation services for personal travel in 2025.

240 9.12.2.6.3.2 Security Services The protection of our senior leadership is a critical priority for our company and our stockholders. In connection with our security program and our evaluation of security threats, we offer security services to certain of our NEOs and may provide security services to other NEOs in the future. Such security services may include: (i) individual protection services (including the protection of family members) and home security systems and monitoring, (ii) private aviation, and (iii) private car and driver services. These safeguards are implemented due to the variety of business-related security concerns faced by our senior leaders, and they are comparable to those provided to senior leaders of comparable high- profile companies in the technology industry. In 2025, a leading security consulting firm conducted independent, third-party security studies regarding the personal and security risks of our Chief Executive Officer and our President. Based on these security studies, increased media attention for Anthropic, and the identification of bona fide business-related, heightened security concerns arising as a result of the respective positions of Dr. Amodei and Ms. Amodei within the company, our board of directors determined that enhanced personal security services were necessary to increase the safety and protection of Dr. Amodei and Ms. Amodei, and to avoid an impact to our business continuity if a security incident occurred. Our board of directors regularly assesses security concerns and reviews the security services provided to Dr. Amodei and Ms. Amodei and the cost of such services in light of such concerns, and other benefits to our company. The security measures for Dr. Amodei and Ms. Amodei in 2025 included (i) individual protection services (including during personal travel), which included the protection of family members, as well as enhanced home security systems and surveillance, (ii) private car and driver services for ground transportation, and (iii) in the case of Dr. Amodei, the use of private aircraft for both business and personal travel. Given the importance of the roles of Dr. Amodei and Ms. Amodei at Anthropic, our board of directors required the security measures described above for the benefit of our company, and we view the costs of these services as necessary and appropriate. In the “All Other Compensation” column of the summary compensation table in section “9.12.2.11 Summary Compensation Table,” we have disclosed the aggregate incremental cost of the security benefits that may be deemed to be perquisites under current relevant disclosure rules. We did not pay expenses for personal security for any other NEOs in 2025, except in connection with business-related travel. 9.12.2.6.3.3 Health and Welfare Benefits During 2025, we provided the following benefits to our NEOs on the same basis as our other eligible employees: medical; dental; vision; flexible spending account; health savings account; life insurance; short-term and long-term disability insurance; fertility benefits; mental well-being benefits; health and wellness timesaver stipend; work from home stipend; education assistance program; commuting allowance; and a 401(k) retirement plan with employer match. 9.12.2.7 Executive Employment Agreements We entered into an offer letter with Mr. Rao dated March 2, 2024 (“Rao Offer Letter”), which offer letter was in effect during 2025 and was terminated in October 2026. The Rao Offer Letter provided for “at-will” employment and set forth Mr. Rao’s initial annual base salary, his eligibility to participate in our benefit plans generally, and a new hire stock option grant to purchase 14,000,000 shares of our Class A common stock under our 2021 Plan (“Rao Options”). The Rao Options vested with respect to 1/4th of the shares on the 12-month anniversary of Mr. Rao’s first day of employment with the company and 1/48th of the shares in equal monthly installments thereafter, subject to Mr. Rao’s continuous service with the company through each vest date. The Rao Offer Letter also provided for certain severance and change of control benefits. For information regarding the severance and change of control benefits for Mr. Rao during 2025, please refer to the sections below titled “9.12.2.8 Termination and Change of Control Benefits” and “9.12.2.17 Potential Payments upon Termination or Change of Control.” Upon the termination of the Rao Offer Letter, we entered into a letter agreement with Mr. Rao as described below. In addition, each NEO is subject to our standard confidential information and invention assignment agreement which provides for restrictions on employee non-solicitation (during employment and for 12 months post-termination), customer non-solicitation (during employment), confidentiality (perpetual), and assignment of intellectual property rights. 9.12.2.8 Termination and Change of Control Benefits The employment of our NEOs is “at-will,” meaning we can terminate them at any time, and they can terminate their employment with us at any time. Other than Mr. Rao, our NEOs were not entitled to any severance or change of control benefits during 2025.

241 During 2025, the Rao Offer Letter provided that if, at any time, his employment was terminated by the company without “cause” or he resigned for “good reason” (as such terms were defined in the Rao Offer Letter), then, subject to his execution of a release of claims in favor of the company and other conditions, he would be entitled to the following severance payments and benefits: (i) an amount equal to six months of his then-current base salary, (ii) payment of monthly premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to six months, and (iii) accelerated vesting as to 1/8th of the Rao Options. The Rao Offer Letter further provided that if, within 30 days prior to, upon, or at any time following a “change of control” (as defined in our 2021 Plan), his employment was terminated by the company without cause or he resigned for good reason, then, subject to his execution of a release of claims in favor of the company and other conditions, 100% of any then-unvested shares subject to his then-outstanding equity awards, including the Rao Options, would accelerate and vest. If, in the change of control, his then-outstanding equity awards would otherwise have been terminated for no consideration at the closing of the change of control event, then those awards would instead have become fully vested as of immediately prior to such closing. Upon the termination of the Rao Offer Letter in October 2026, we entered into a letter agreement with Mr. Rao continuing the change of control vesting acceleration benefit described herein on the same terms, without alteration. For additional information regarding the severance and change of control benefits for our NEOs, see the sections titled “9.12.2.12 Post-Fiscal Year End Compensation Changes and Equity Awards” and “9.12.2.17 Potential Payments upon Termination or Change of Control.” 9.12.2.9 Other Compensation Governance Practices 9.12.2.9.1 Compensation Recovery Policy We have adopted an executive compensation recoupment policy intended to comply with the requirements of Rule 10D- 1 under the U.S. Exchange Act and the rules of the stock exchange on which our securities are listed (“Clawback Policy”) that will be effective upon the effectiveness of the registration statement with respect to the U.S. offering. The Clawback Policy will generally require us to recover erroneously awarded incentive-based compensation that was received by covered executive officers in the event we are required to prepare an accounting restatement due to any material non-compliance with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy generally covers incentive-based compensation received on or after the effective date of the Clawback Policy and during the three-year period prior to the date we are required to prepare the financial restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received based on the restated financial measure. 9.12.2.9.2 Hedging, Pledging, and Insider Trading We are dedicated to fostering high standards of ethical business conduct and adherence to applicable laws, rules, and regulations. Accordingly, we maintain our Insider Trading Policy, which we believe is appropriately designed to foster compliance with insider trading laws, rules, and regulations, and the listing standards of the Nasdaq Global Select Market that will be applicable to us. Our Insider Trading Policy applies to all of our officers, directors, and employees, as well as designated consultants, and specifically prohibits ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forwards, equity swaps, and collars. Directors, officers, and other employees are prohibited from maintaining company securities in a margin account or otherwise pledging company securities as collateral for a loan, provided that certain limited exceptions may be permitted. In addition, we prohibit our executive officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information or otherwise utilizing such information for their personal benefit. We maintain a quarterly blackout window where applicable individuals may not trade. 9.12.2.9.3 Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information We periodically grant stock options to our NEOs, employees, and other service providers. We have historically granted options on or shortly after a newly hired employee’s start date. We have historically granted refresh, promotion, or market adjustment options when and as determined by our board of directors. We have no specific policy or practice regarding the timing of options or other equity grants in relation to the public disclosure of material nonpublic information by the company.

9.12.2.10 *Tax and Accounting Considerations*

9.12.2.10.1 *Tax Considerations*

Section 162(m) of the U.S. Code imposes a $1 million limit on the amount of compensation that we may deduct as a business expense in any year with regard to certain of our most highly paid executive officers. While our board of directors considers the deductibility of compensation as one factor in determining executive compensation, our board of directors retains the discretion to award compensation that is not deductible as it believes that it is in our best interests to maintain flexibility in our approach to executive compensation in order to design a program that we deem to be the most effective in attracting, motivating, and retaining key executives and aligning pay with performance.

9.12.2.10.2 *Accounting Considerations*

Our board of directors takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("**FASB ASC Topic 718**") for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards based on the grant date "fair value" of these awards.

9.12.2.11 *Summary Compensation Table*

The following table shows the compensation awarded, paid to, or earned by each of our NEOs for the year ended December 31, 2025:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Dario Amodei *Chief Executive Officer, Co-Founder, and Director*	2025	654,167	9,264,932	4,028,558	4,010,641 (3)	17,958,298
Daniela Amodei *President, Co-Founder, and Director*	2025	654,167	9,264,932	4,028,558	2,461,341 (4)	16,408,998
Krishna Rao *Chief Financial Officer*	2025	706,250	—	—	14,000 (5)	720,250

(1) The amounts reported represent the aggregate grant-date fair value of the RSUs or options awarded to the NEOs calculated in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value that may be realized by each NEO. The assumptions used in determining the grant-date fair value of the RSUs or options, as applicable, reported in this column are set forth in Note 10 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*").

(2) These awards reflect the grant of RSUs subject to both a service-based vesting condition and a performance-based vesting condition, each of which must be satisfied in order for an RSU to vest, as described above in the section titled "*9.12.2.6.2 Long-Term Equity Incentive Program.*" The amount disclosed represents the aggregate grant-date fair value of such RSU award, computed in accordance with FASB ASC Topic 718, based on the probable outcome of the performance-based condition as of the grant date.

(3) Amounts reported include: (i) $14,000 in connection with 401(k) company matching contributions; (ii) $2,745,874 in connection with personal security services that we view as an integral part of our risk management program but may be deemed to be perquisites under current relevant disclosure rules; (iii) $97,055 in costs related to Dr. Amodei's private air travel for personal use as required by Dr. Amodei's overall security program, including the minimal incremental costs for Dr. Amodei's personal guests who accompanied him on certain trips as approved in advance by our board of directors; (iv) $1,153,087, representing the spread between the aggregate purchase price and the fair market value of shares repurchased from Dr. Amodei in our June 2025 tender offer; and (v) $625 representing a pro rata portion of the cost of a valuation report paid for and obtained by us from an appraisal firm ("**Valuation Report**"). The Valuation Report was prepared for the benefit of all employees who participated in our donation matching program, and, although Dr. Amodei did not participate in that program, he used the Valuation Report for tax reporting related to his separate charitable giving.

(4) Amounts reported include: (i) $14,000 in connection with 401(k) company matching contributions; (ii) $1,293,629 in connection with company-paid personal protection, home security, and transportation services that we view as an integral part of our risk management program but are considered to convey a personal benefit to Ms. Amodei under the relevant disclosure rules; (iii) $1,153,087, representing the spread between the aggregate purchase price and the fair market value of shares repurchased from Ms. Amodei in our June 2025 tender offer; and (iv) $625 representing a pro rata portion of the cost of the Valuation Report. Although Ms. Amodei did not participate in our donation matching program, she used the Valuation Report for tax reporting related to her separate charitable giving.

(5) Amounts reported reflect 401(k) company matching contributions.

9.12.2.12 *Post-Fiscal Year End Compensation Changes and Equity Awards*

Subsequent to the year ended December 31, 2025, we approved an adjustment to the base salaries of, granted new RSUs to, and entered into agreements providing certain severance benefits for, Dr. Amodei, Ms. Amodei, and Mr. Rao. We also paid the HSR Filing Fees (as defined below) for Dr. Amodei and Ms. Amodei. In addition, we began offering certain security services to Mr. Rao. These adjustments, awards, and benefits were made in consideration of the ongoing leadership roles of each of our NEOs and internal parity.

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243 Base Salary Effective January 16, 2026, the annual base salary for each of Dr. Amodei and Ms. Amodei was increased to $915,000. Effective February 1, 2026, the annual base salary for Mr. Rao was increased to $1,250,000. Effective July 1, 2026, the annual base salary for each of Dr. Amodei and Ms. Amodei was further increased to $1,380,000. Long-Term Equity Incentive Program On February 20, 2026, our board of directors granted 1,431,490 options to each of Dr. Amodei and Ms. Amodei and 1,122,840 options to Mr. Rao (together, the “2026 NEO Options”) and 2,374,010 RSUs to each of Dr. Amodei and Ms. Amodei and 1,862,140 RSUs to Mr. Rao (together, the “2026 NEO RSUs”). The 2026 NEO Options vest in equal monthly installments over a one-year period beginning on January 16, 2026 for each of Dr. Amodei and Ms. Amodei and on January 30, 2026 for Mr. Rao, subject to the executive’s continuous service with the company through each vest date. The 2026 NEO Options were granted with an exercise price equal to $17.66 per share. The 2026 NEO RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied as to 1/12th of the total 2026 NEO RSUs on May 20, 2027, and on each quarterly anniversary thereafter, subject to the executive’s continuous service with the company through each service-based vest date. The performance-based vesting condition of the 2026 NEO RSUs will be satisfied upon the effectiveness of the registration statement with respect to the U.S. offering. On July 15, 2026, our board of directors granted 537,430 RSUs (“2026 Co-Founder RSUs”) to each of Dr. Amodei and Ms. Amodei. The 2026 Co-Founder RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied as to 1/16th of the total 2026 Co- Founder RSUs on August 20, 2026, and on each quarterly anniversary thereafter, subject to the executive’s continuous service with the company through each service-based vest date. The performance-based vesting condition of the 2026 Co-Founder RSUs will be satisfied in connection with the global offering. On November 9, 2026, our board of directors modified the service-based vesting condition applicable to RSUs that would have satisfied such condition on November 20, 2026, pursuant to their terms, such that the condition will instead be satisfied as of November 19, 2026 (the “RSU Modification”). The RSU Modification applies to RSUs held by our NEOs and members of our board of directors, as applicable. Severance Benefits In October 2026, we entered into an Executive Severance Agreement (“Executive Severance Agreement”) with each of our NEOs that provides that, if the NEO’s employment is terminated by the company without “cause” or the NEO resigns for “good reason” (as such terms are defined in the form of Executive Severance Agreement), then, subject to their execution of a release of claims in favor of the company and other conditions, they will be entitled to the following severance payments and benefits: (i) an amount equal to 24 months of their then-current base salary for Dr. Amodei and Ms. Amodei and 12 months of his then-current base salary for Mr. Rao, (ii) an amount equal to 12 months of COBRA premium payments, and (iii) acceleration of 12 months of equity vesting for all outstanding equity awards subject to time-based vesting. We also entered into a letter agreement with Mr. Rao continuing the change of control vesting acceleration benefit previously included in the Rao Offer Letter on the same terms, without alteration. The changes described above will be reflected in our executive compensation disclosure for the year ending December 31, 2026. Perquisites and Other Executive Benefits HSR Filing Fees In October 2026, we paid directly to the FTC, on behalf of Dr. Amodei and Ms. Amodei, the filing fees that they were required to pay in connection with the filing of a notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, each in the amount of $2.5 million (the “HSR Filing Fees”). The HSR Filing Fees were required in connection with the NEO’s acquisition and holding of our securities. Our board of directors determined that paying the HSR Filing Fees served the best interest of us and our stockholders by ensuring compliance with antitrust regulations and promoting each NEO’s retention and long-term stockholder value alignment by providing incentives for each NEO to participate in our long-term equity incentive program and work to increase the value of our securities. Security Services In 2026, we began offering certain security services to Mr. Rao and engaged a leading security consulting firm to conduct an independent, third-party security study regarding the personal and security risks of Mr. Rao. Given the importance of the role of Mr. Rao at Anthropic, we view the cost of these services as necessary and appropriate.

9.12.2.13 *Grants of Plan-Based Awards in 2025*

The following table sets forth information regarding grants of awards made to our NEOs during 2025:

Name	Grant Date[1]	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)[3]
Dario Amodei	6/12/2025		992,500	2.38	4,028,558
	6/12/2025	1,717,000			9,264,932
Daniela Amodei	6/12/2025		992,500	2.38	4,028,558
	6/12/2025	1,717,000			9,264,932
Krishna Rao	—		—	—	—

(1) All awards were granted pursuant to our 2021 Plan, the terms of which are described below under the section titled "*9.12.2.18.2 Amended & Restated 2021 Stock Plan.*"

(2) These awards reflect the grant of RSUs subject to both a service-based vesting condition and a performance-based vesting condition, each of which must be satisfied for the RSU to vest, as described above in the section titled "*9.12.2.6.2 Long-Term Equity Incentive Program.*" The RSUs do not have "threshold" or "maximum" achievement levels, so the corresponding columns have been omitted.

(3) The amounts reported represent the aggregate grant-date fair value of the RSUs or options awarded to the NEOs calculated in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value that may be realized by each NEO. The assumptions used in determining the grant-date fair value of the RSUs or options, as applicable, reported in this column are set forth in Note 10 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*").

9.12.2.14 *Outstanding Equity Awards at 2025 Year-End*

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025:

		Option Awards[1]				Stock Awards[1]	
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Dario Amodei	6/12/2025	909,790[3]	82,710	2.38	6/11/2035	1,717,000[5]	
	6/12/2025						30,317,069
Daniela Amodei	6/12/2025	909,790[3]	82,710	2.38	6/11/2035	1,717,000[5]	
	6/12/2025						30,317,069
Krishna Rao	5/31/2024	5,756,350[4]	8,166,670	1.30	5/30/2034		

(1) All awards were granted pursuant to our 2021 Plan, the terms of which are described below under the section titled "*9.12.2.18.2 Amended & Restated 2021 Stock Plan.*"

(2) Amounts reported represent the fair market value of our Class A common stock of $17.66 per share as of December 31, 2025.

(3) 1/12th of the total shares subject to the option vested on the one-month anniversary of the vesting commencement date (January 1, 2025), and 1/12th of the total shares vested in equal monthly installments thereafter, subject to the NEO's continued service with the company through each applicable vest date.

(4) 1/4th of the total shares subject to the option vested on the first anniversary of the vesting commencement date (April 18, 2024), and 1/48th of the total shares will vest in equal monthly installments thereafter, subject to the NEO's continued service with the company through each applicable vest date.

(5) The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied as to 1/12th of the RSUs on the 15-month anniversary of the vesting commencement date (November 20, 2024) and on each three-month anniversary thereafter, subject to the NEO's continued service with the company through each applicable service-based vest date. The performance-based condition will be satisfied upon the effectiveness of the registration statement with respect to the U.S. offering.

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245 9.12.2.15 Option Exercises and Stock Vested in 2025 The following table sets forth the number of shares of Class A common stock acquired during 2025 by our NEOs upon the exercise of stock options and the vesting of stock awards and the value realized upon such exercise or vesting: Option Awards Stock Awards Name Number of Securities Acquired on Exercise (#) Value Realized on Exercise ($)(1) Number of Securities Acquired on Vesting (#) Value Realized on Vesting ($)(2) Dario Amodei — — 5,058,340 12,013,558 Daniela Amodei — — 5,058,340 12,013,558 Krishna Rao 76,980 385,285 — — __________________ (1) Based on the fair market value of our Class A common stock on the date of exercise, less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised. (2) Based on the fair market value of our Class A common stock on the vesting date, multiplied by the number of shares that vested. 9.12.2.16 Employment, Severance, and Change of Control Arrangements with Our NEOs We entered into an offer letter with Mr. Rao dated March 2, 2024, which provided for “at-will” employment and included his initial base salary, a new hire stock option grant, and severance and change of control benefits. The Rao Offer Letter was in effect during 2025 and was terminated in October 2026. Specifically, the Rao Offer Letter provided that if, at any time, his employment was terminated by the company without “cause” or he resigned for “good reason” (as such terms are defined in the Rao Offer Letter), then, subject to his execution of a release of claims in favor of the company, his compliance with his confidential information and invention assignment agreement and all material company policies and his return of company property, he would be eligible to receive the following severance payments and benefits: (i) an amount equal to six months of his then-current base salary, (ii) payment of monthly premiums for coverage under COBRA for up to six months, and (iii) accelerated vesting as to 1/8th of the Rao Options. The Rao Offer Letter further provided that if, within 30 days prior to, upon or at any time following a “change of control” (as defined in our 2021 Plan), his employment was terminated by the company without cause or he resigned for good reason, then, subject to his execution of a release of claims in favor of the company and his return of company property, 100% of any then-unvested shares subject to his then-outstanding equity awards, including the Rao Options, would accelerate and vest. If, in the change of control, his then-outstanding equity awards would otherwise have been terminated for no consideration at the closing of the change of control event, then those awards would instead become fully vested as of immediately prior to such closing. Upon the termination of the Rao Offer Letter in October 2026, we entered into a letter agreement with Mr. Rao continuing the change of control vesting acceleration benefit described herein on the same terms, without alteration. For additional information regarding the terms of the Rao Offer Letter, see the section titled “9.12.2.7 Executive Employment Agreements.” For additional information regarding severance benefits for our NEOs, see the section titled “9.12.2.12 Post-Fiscal Year End Compensation Changes and Equity Awards.” 9.12.2.17 Potential Payments upon Termination or Change of Control During 2025, Mr. Rao was eligible to receive severance benefits under the terms of the Rao Offer Letter, as discussed in the section titled “9.12.2.8 Termination and Change of Control Benefits.” None of our other NEOs was eligible to receive severance benefits during 2025. For additional information regarding severance benefits for our NEOs, see the section titled “9.12.2.12 Post-Fiscal Year End Compensation Changes and Equity Awards.” 9.12.2.17.1 Potential Payments upon Termination Apart from a Change of Control The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs if any of their employment had been terminated by the NEO for “good reason” or by us for a reason other than “cause” (and not due to death or “disability”) (a “Qualifying Termination”), the NEO executed a release of claims in favor of the company and complied with the other conditions described above, and such Qualifying Termination had occurred on December 31, 2025:

	Cash Severance ($)	Value of Accelerated Equity Awards ($)	Continuing Health Coverage ($)	Total ($)
Dario Amodei	—	—	—	—
Daniela Amodei	—	—	—	—
Krishna Rao(1)	425,000 (2)	28,626,500 (3)	16,079 (4)	29,067,579

(1) "Good reason," "cause," and "disability" are defined in the Rao Offer Letter.
(2) This amount is equal to six months of Mr. Rao's annual base salary, to be paid in a lump sum.
(3) This amount represents the value of acceleration of 1/8th of the total number of shares subject to the Rao Options (1,750,000 shares). This amount is based on the fair market value of our Class A common stock of $17.66 per share as of December 31, 2025, minus the option exercise price of $1.30 per share, multiplied by the number of shares subject to acceleration.
(4) Amount is based on a payment equal to the premium cost of continued health coverage under COBRA for a period of six months.

9.12.2.17.2 Potential Payments upon Termination in Connection with a Change of Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs if any of their employment had been terminated by the NEO in a Qualifying Termination in connection with a "change of control" (as defined in our 2021 Plan), the NEO executed a release of claims in favor of the company and complied with the other conditions described above, and such Qualifying Termination had occurred on December 31, 2025:

	Cash Severance ($)	Value of Accelerated Equity Awards ($)	Continuing Health Coverage ($)	Total ($)
Dario Amodei	—	—	—	—
Daniela Amodei	—	—	—	—
Krishna Rao(1)	425,000 (2)	133,590,388 (3)	16,079 (4)	134,031,467

(1) "Good reason," "cause" and "disability" are defined in the Rao Offer Letter.
(2) This amount is equal to six months of Mr. Rao's annual base salary, to be paid in a lump sum.
(3) This amount represents the value of acceleration of 100% of the total number of unvested shares subject to the Rao Options (8,166,670 shares), which right to acceleration is triggered (i) upon Mr. Rao's Qualifying Termination within 30 days prior to, on, or following a change of control or (ii) if Mr. Rao's equity awards otherwise would terminate for no consideration in a change of control (without the requirement of a Qualifying Termination). This amount is based on the fair market value of our Class A common stock of $17.66 per share as of December 31, 2025, as determined by our board of directors in good faith, minus the option exercise price of $1.30 per share, multiplied by the number of shares subject to acceleration.
(4) Amount is based on a payment equal to the premium cost of continued health coverage under COBRA for a period of six months.

9.12.2.18 Equity Plans

9.12.2.18.1 2026 Equity Incentive Plan

General. Our 2026 Plan was adopted by our board of directors on September 1, 2026, and approved by our stockholders on October 22, 2026. Our 2026 Plan will become effective as of the day immediately prior to the day the registration statement with respect to the U.S. offering becomes effective.

Share Reserve. The maximum aggregate number of shares that may be issued under our 2026 Plan is: (i) 1,920,580,692 shares of our Class A common stock; plus (ii) the number of shares of our Class A common stock equal to the total shares of Class A common stock available for issuance pursuant to our 2021 Plan immediately prior to the termination of our 2021 Plan on the effective date of our 2026 Plan; plus (iii) the number of shares of our Class A common stock equal to the total shares of Class A common stock subject to awards previously granted under our 2021 Plan that, after the effective date of our 2026 Plan, would have returned to our 2021 Plan and become available for issuance pursuant to future awards under our 2021 Plan had our 2021 Plan not terminated on the effective date of our 2026 Plan.

In addition, the number of shares that may be issued under our 2026 Plan will be increased on the first day of each fiscal year beginning with our 2027 fiscal year and ending on (and including) the first day of our 2036 fiscal year, in an amount equal to the lesser of: (i) 5% of the total number of shares of our common stock (including only all classes of common stock issued by the company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis); and (ii) such number of shares determined by our board of directors.

To the extent an award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares that were subject thereto shall

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247 continue to be available under our 2026 Plan for issuance pursuant to future awards. In addition, any shares which are retained by us to satisfy exercise or purchase price or any withholding taxes shall be treated as not issued and shall continue to be available under our 2026 Plan for issuance pursuant to future awards. Shares issued under our 2026 Plan and later forfeited to us due to the failure to vest or repurchased by us at a price no greater than the original purchase price paid to us for the shares shall again be available for future grant under our 2026 Plan. To the extent an award under our 2026 Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under our 2026 Plan. Plan Administration. Our board of directors has delegated its authority to administer our 2026 Plan to our compensation committee. Subject to the provisions of our 2026 Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share of our Class A common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under our 2026 Plan. The administrator also has the authority, subject to the terms of our 2026 Plan, to amend existing awards, to prescribe rules and to construe and interpret our 2026 Plan and awards granted thereunder and to institute an exchange program by which outstanding awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for awards with a lower exercise price, a different type of award under our 2026 Plan or a different equity incentive plan, cash, or a combination thereof. Eligibility. Employees, members of our board of directors who are not employees, and consultants (including, without limitation, employees of a staffing agency, professional employer organization, employer of record, and similar workers) are eligible to participate in our 2026 Plan. Types of Awards. Our 2026 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, and stock bonus awards to our employees, directors, and consultants and the employees and consultants of our subsidiaries. Stock Options. The administrator may grant incentive stock options (within the meaning of Section 422 of the U.S. Code) and/or nonstatutory stock options under our 2026 Plan, provided that incentive stock options may only be granted to our employees and the employees of our subsidiaries. The exercise price applicable to such options must generally be equal to at least the fair market value of our Class A common stock on the date of grant. The term of an incentive stock option may not exceed 10 years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price equal to at least 110% of the fair market value of our Class A common stock on the grant date. The administrator will determine the methods of payment of the exercise price applicable to an option, which may include cash, shares, or other property acceptable to the administrator. Subject to the provisions of our 2026 Plan, the administrator determines the remaining terms of the options. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service. After the termination of service, the participant may exercise their option, to the extent vested, for the period of time stated in their option agreement. Except in the event of a termination for cause, options generally remain outstanding to the extent exercisable for the full term of the options. In no event may an option be exercised later than the expiration of its term. The specific terms will be set forth in an award agreement. Stock Appreciation Rights. Stock appreciation rights may be granted under our 2026 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Class A common stock between the date of grant and the exercise date. Subject to the provisions of our 2026 Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our Class A common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The specific terms will be set forth in an award agreement. Restricted Stock. Restricted stock may be granted under our 2026 Plan. RSAs are grants of shares of our Class A common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of RSAs generally will have voting

248 and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest for any reason will be subject to our right of repurchase or forfeited by the recipient. The specific terms will be set forth in an award agreement. Restricted Stock Units. RSUs may be granted under our 2026 Plan and may include the right to dividend equivalents, as determined in the discretion of the administrator. Each RSU granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class A common stock. The administrator determines the terms and conditions of RSUs, including the vesting criteria, which may include achievement of specified performance criteria and/or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines, in its sole discretion, the timing of payment and whether an award will be settled in stock, cash, or a combination thereof. The specific terms will be set forth in an award agreement. Stock Bonus Awards. Stock bonus awards may be granted under our 2026 Plan. The administrator may grant stock bonus awards in such amounts, and subject to such terms, as the administrator, in its sole discretion, will determine. A stock bonus award is an award of shares of our Class A common stock without a purchase price. All stock bonus awards may be made, but are not required to be made, pursuant to an award agreement. Payment of a stock bonus award may be made in the form of cash, shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the administrator. Outside Director Limitations. Stock awards granted during a single fiscal year under our 2026 Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on our board of directors, shall not exceed $1,000,000 in total value for any non-employee director, except with respect to the first year of service in which case any stock awards granted and cash fees paid will not exceed $2,000,000 in total value (calculating the value of any such stock awards, in each case, based on the grant-date fair value of such stock awards for financial reporting purposes). Such applicable limit includes the value of any stock awards that are granted in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while they were serving in the capacity as an employee or while they were an independent contractor but not a non-employee director will not count for purposes of the limitations described above. Non-Transferability of Awards. Unless the administrator provides otherwise, our 2026 Plan generally does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the recipient of an option or stock appreciation right may exercise such an award during their lifetime. Certain Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend or distribution of property, including shares of a subsidiary), or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of common stock or other securities of the company or other significant corporate transaction, or other change affecting the common stock, the administrator, in order to prevent dilution, diminution, or enlargement of the benefits or potential benefits intended to be made available under our 2026 Plan, will, in such manner as it may deem equitable, adjust the number, kind, and class of securities that may be delivered under our 2026 Plan and/or the number, class, kind, and price of securities covered by each outstanding award, and the terms and conditions of any outstanding award (including, without limitation, any applicable performance targets or criteria with respect thereto). Dissolution or Liquidation. In the event of a proposed winding up, dissolution, or liquidation of the company, the administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction and all awards will terminate immediately prior to the consummation of such proposed transaction, to the extent not previously exercised or settled. Corporate Transaction. Our 2026 Plan provides that, in the event of certain significant corporate transactions, including: (1) a transfer of all or substantially all of our assets; (2) a merger, consolidation, or other capital reorganization or business combination transaction of the company with or into another corporation, entity, or person; or (3) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of the company’s then-outstanding capital stock, each outstanding award will be treated as the administrator determines. Such determination, without the consent of any participant, may provide that such awards will be (i) continued if we are the surviving corporation; (ii) assumed by the surviving corporation or its parent; (iii) substituted by the surviving corporation or its parent for a new award; (iv) cancelled in exchange for a payment equal to the excess of the fair market value of our shares subject to such award over the exercise price or purchase price paid for such shares; (v) subject to full or partial acceleration of vesting, settlement, payment,

249 and/or expiration as of immediately prior to the corporate transaction; (vi) subject to full or partial lapse of forfeiture, repurchase, or reacquisition rights with respect to shares previously acquired pursuant to any awards as of immediately prior to the corporate transaction; (vii) in the case of outstanding options and/or stock appreciation rights, allowed to be exercised prior to the occurrence of the corporate transaction and terminated (for no consideration) upon the consummation of such corporate transaction if not exercised prior thereto; or (viii) cancelled in exchange for no consideration. Change in Control. The administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting, settlement, payment, and/or expiration in the event of a change in control. Under our 2026 Plan, a “change in control” is generally (1) a merger, consolidation, or any other corporate reorganization in which the shares of capital stock of the company immediately before the transaction cease to represent immediately after such transaction at least a majority of the voting power of the continuing or surviving entity in substantially the same proportions immediately after such transaction as in effect before such transaction; (2) with certain limited exceptions, the consummation of the sale, transfer, or other disposition of all or substantially all of our assets; (3) a change in the effective control of the company which occurs on the date that a majority of our board members are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or (4) the consummation of any transaction as a result of which any person or company becomes the beneficial owner, directly or indirectly, of at least 50% of the total voting power represented by our then-outstanding voting securities. No transaction shall constitute a change in control (i) as the result of the initial effectiveness of the company’s amended and restated certificate of incorporation that will become effective immediately prior to the effectiveness of the registration statement with respect to the U.S. offering, (ii) pursuant to clause (3) above until after the time at which both the Class F Sunset Time and the Class T Sunset Time have occurred, as such terms are defined in the company’s amended and restated certificate of incorporation that will become effective immediately prior to the effectiveness of the registration statement with respect to the U.S. offering, (iii) if its primary purpose is to change the jurisdiction of the company’s incorporation or to create a holding company owned in substantially the same proportions by the persons who held company securities immediately before such transactions, or (iv) if required for compliance with Section 409A of the U.S. Code, a transaction will not be a change in control unless it is also a “change in the ownership or effective control of” the company or “a change in the ownership of a substantial portion of the assets of” the company as determined under applicable Treasury regulations. Compensation Recovery Policy. Awards granted under our 2026 Plan will be subject to reduction, cancellation, forfeiture, and/or recoupment in accordance with any compensation recovery policy as may be in effect as of the date of grant of such award, or as such policy is amended or another policy is adopted to comply with applicable laws. In addition, the administrator may impose such other compensation recovery or recoupment provisions in any award agreement as it determines necessary or appropriate. Amendment or Termination. Our administrator has the authority to amend, alter, suspend, or terminate our 2026 Plan, provided such action does not materially impair the existing rights of any participant unless otherwise provided in our 2026 Plan or mutually agreed otherwise. Our 2026 Plan will continue in effect until terminated by the administrator, but no options that qualify as incentive stock options may be granted after 10 years from the earlier of the board or stockholder approval of our 2026 Plan. We will obtain stockholder approval of any amendment to our 2026 Plan as required by applicable law or listing requirements. 9.12.2.18.2 Amended & Restated 2021 Stock Plan General. Our board of directors adopted our 2021 Plan on January 28, 2021 and last amended our 2021 Plan effective as of May 28, 2026. Our 2021 Plan will be terminated effective as of the day immediately prior to the day the registration statement with respect to the U.S. offering becomes effective, and no new awards will be granted under our 2021 Plan following the global offering, but previously granted awards will continue to be subject to the terms and conditions of our 2021 Plan and the award agreements evidencing such awards. Share Reserve. We have reserved for issuance pursuant to our 2021 Plan an aggregate of 3,864,826,090 shares of our Class A common stock. In general, if an award granted under our 2021 Plan (i) expires or is terminated, cancelled, or otherwise forfeited by a participant, (ii) a share subject to an award is withheld in satisfaction of the exercise price and/or tax withholding due in connection with such award, or (iii) a share previously issued pursuant to an award is forfeited or repurchased at the original purchase price paid for the share, then the number of unissued shares subject to any such award, and any such withheld, forfeited, or repurchased shares, will again become available for awards under

250 our 2021 Plan. Following the effectiveness of our 2026 Plan, such shares will again become available for awards under our 2026 Plan. Plan Administration. Our board of directors has administered our 2021 Plan before the global offering. Our board of directors has delegated its authority to administer our 2021 Plan to our compensation committee following the global offering. Types of Awards. Our 2021 Plan provides for incentive and non-statutory stock options to purchase shares of our Class A common stock, RSAs, and RSUs. As of the date of this prospectus, we have issued stock options, restricted stock, and RSUs pursuant to our 2021 Plan. Non-transferability of Awards. Unless the administrator provides otherwise, our 2021 Plan generally does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the recipient of an option right may exercise such an award during their lifetime. Certain Adjustments. In the event of certain corporate events or changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2021 Plan, the administrator will make adjustments to one or more of the number, kind, and class of securities that may be delivered under our 2021 Plan and/or the number, kind, class, and price of securities covered by each outstanding award. Corporate Transaction. Our 2021 Plan provides that in the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation, or other capital reorganization or business combination transaction of us with or into another corporation, entity, or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” becomes the “beneficial owner,” directly or indirectly, of more than 50% of our then-outstanding capital stock (each, a “Corporate Transaction”), the administrator may, in its sole and absolute discretion and without the need for the consent of any participant, take one or more of the following actions contingent upon the occurrence of that Corporate Transaction with respect to outstanding awards granted under our 2021 Plan which provide for: (A) the continuation of such awards by us (if we are the surviving corporation); (B) the assumption of such awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such awards; (D) the cancellation of such awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares or units subject to such awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid for the shares or units representing shares subject to the awards, as applicable; or (E) the cancellation of any outstanding awards or an outstanding right to purchase restricted stock, in either case, for no consideration. Amendment or Termination. Our board of directors may amend or terminate our 2021 Plan at any time. If our board of directors amends our 2021 Plan, we will ask our stockholders to approve the amendment if such approval is necessary or desirable to comply with applicable law. No further awards will be made under our 2021 Plan after the global offering. 9.12.2.18.3 2026 Employee Stock Purchase Plan General. Our ESPP was adopted by our board of directors on September 1, 2026, and approved by our stockholders on October 22, 2026. Our ESPP will become effective as of the day immediately prior to the day the registration statement with respect to the U.S. offering becomes effective. Our ESPP includes two components: a 423 component and a non-423 component. We intend the 423 component to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the U.S. Code. The non-423 component authorizes grants of purchase rights that do not comply with Section 423 of the U.S. Code. Share Reserve. The maximum aggregate number of shares that may be issued under our ESPP is 128,038,713 shares of our Class A common stock. In addition, the number of shares that may be issued under our ESPP will be increased on the first day of each fiscal year beginning with our 2027 fiscal year and ending on (and including) the first day of our 2036 fiscal year, in an amount equal to the lesser of: (i) 1% of the total number of shares of our common stock (including only all classes of common stock issued by the company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis); and (ii) such number of shares determined by our board of directors. Plan Administration. Our ESPP is administered by our board of directors or a committee designated by our board of directors. Our board of directors has delegated its authority to administer our ESPP to our compensation committee.

251 Eligibility. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates and specified service providers (including non-U.S. service providers) or our designated affiliates may participate in our ESPP. Employees may have to satisfy one or more of the following service requirements before participating in the 423 components of our ESPP, as determined by the administrator, including: (1) continuous service with us or one of our affiliates for at least two years (or such lesser period of time as may be determined by our board of directors), (2) being customarily employed for more than 20 hours per week (or such lesser period of time as may be determined by our board of directors), (3) being customarily employed for more than five months per calendar year (or such lesser period of time as may be determined by our board of directors), (4) is not a highly compensated employee within the meaning of Section 423(b)(4)(D) of the U.S. Code, or (5) such other criteria as our board of directors may determine to be consistent with Section 423 of the U.S. Code. No employee may purchase shares under the 423 component of our ESPP at a rate in excess of $25,000 worth of our Class A common stock based on the fair market value per share of our Class A common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the 423 component of our ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the U.S. Code. Offerings. Our ESPP is implemented through offerings pursuant to which participants are granted rights to purchase shares of our Class A common stock on specified dates during such offerings. Under our ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our Class A common stock will be purchased by participants in the offering. An offering under our ESPP may be terminated under certain circumstances. The administrator will have the discretion to structure an offering so that if the fair market value of a share of our Class A common stock on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share of our Class A common stock on the offering date for that offering, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new offering. Payroll Deductions. Participants who are employees may generally make contributions through payroll deductions (unless otherwise required by law or provided for in an offering). In the case of an offering under the 423 component, such percentage or maximum dollar amount of contributions may not exceed 15% of their earnings for the applicable offering. Contributions pursuant to the non-423 component will generally be made on an after-tax basis in a manner determined by the administrator. Shares of our Class A common stock will be purchased for the accounts of participants in our ESPP at a price per share that is not less than the lesser of (1) 85% of the fair market value of a share of our Class A common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our Class A common stock on the date of purchase. Certain Adjustments. In the event of any change that is made in, or other events that occur with respect to, our Class A common stock subject to our ESPP or subject to any purchase right without the receipt of consideration by the company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other similar equity restructuring transaction, our board of directors will make appropriate and proportionate adjustments to: (1) the class(es) and maximum number of shares reserved under our ESPP, (2) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (3) the class(es) and number of shares subject to, and purchase price applicable to, all outstanding offerings and purchase rights, and (4) the class(es) and number of shares that are subject to purchase limits under ongoing offerings. Dissolution or Liquidation. In the event of a dissolution or liquidation of the company, any offering then in progress will be shortened by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. Our board of directors will notify each participant that the purchase date has been changed and that the participant’s purchase right will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering. Corporate Transactions. Our ESPP provides that in the event of certain significant corporate transactions, including: (1) a transfer of all or substantially all of our assets; (2) a merger, consolidation, or other capital, reorganization or business combination transaction of the company with or into another corporation, entity, or person; or (3) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner,

252 directly or indirectly, of more than 50% of our then-outstanding capital stock, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute the purchase right, the participants’ accumulated contributions will be used to purchase shares prior to the corporate transaction and the purchase rights will terminate immediately after such purchase. The administrator will notify each participant that the purchase date has been changed and that the participant’s purchase right will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering. Spin-Off. In the event of a spin-off or similar transaction, our board of directors may take actions deemed necessary or appropriate in connection with any ongoing offering, subject to compliance with applicable laws. In the absence of any such action, if an entity ceases to qualify as a related company under our ESPP, any participant in an ongoing offering employed by, or providing services to, such entity will be treated in the same manner as if the participant had terminated employment or service. Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate our ESPP at any time, except that, subject to certain exceptions described in our ESPP, no such action may materially impair outstanding rights under our ESPP. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements. 9.12.3 Accruals for Pension Liabilities As of December 31, 2025, the total amount accrued by us for employer matching contributions under our 401(k) retirement plan for the members of our board of directors was approximately $17,000. 9.13 Shareholdings and Stock Options of Our Directors and Executive Officers Beneficial ownership of our shares of common stock of the members of our board of directors and executive officers, including through option rights, is set forth in section “11.1 Principal Stockholders.” 9.14 Certain Information Regarding our Directors and Executive Officers In the previous five years, no director or executive officer has been (i) convicted in relation to fraudulent offences, (ii) involved in any bankruptcies, receiverships, liquidations or companies put into administration, (iii) involved in any official public incrimination and/or sanctions by statutory or regulatory authorities (including designated professional bodies), and (iv) has ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer in the previous five years.

253 10. Financial Information 10.1 Consolidated Financial Statements The Company’s consolidated financial statements consisting of (i) the audited consolidated financial statements as of December 31, 2024, and December 31, 2025 and for the years ended December 31, 2023, 2024 and 2025 and the reports of independent registered public accounting firms issued by (x) Ernst & Young LLP on the consolidated balance sheet of the Company as of December 31, 2025, the related consolidated statement of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, and the related notes and (y) Grant Thornton LLP on the consolidated balance sheet of the Company as of December 31, 2024, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years ended December 31, 2023 and 2024, and the related notes and (ii) the unaudited interim consolidated financial statements as of September 30, 2026 and for the nine months ended September 30, 2025 and 2026 are hereby incorporated by reference into this prospectus. They are accessible at http://anthropic.com/document/prospectus-financial-statements and contain the following information: Page Index to Consolidated Financial Statements F-1 Reports of Independent Registered Public Accounting Firms ...................................................... F-2 Consolidated Balance Sheets........................................................................................................... F-5 Consolidated Statements of Operations ......................................................................................... F-7 Consolidated Statements of Comprehensive Loss ......................................................................... F-8 Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit ............................................................................................................................................ F-9 Consolidated Statements of Cash Flows ......................................................................................... F-12 Notes to Consolidated Financial Statements ................................................................................. F-14 10.2 Auditing of Annual Financial Information On October 30, 2025, we engaged Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements as of and for the year ended December 31, 2025, and dismissed Grant Thornton LLP as our independent registered public accounting firm, in each case as ratified by our board of directors. The consolidated financial statements of Anthropic, PBC as of December 31, 2025 and for the year then ended, prepared in accordance with U.S. GAAP, incorporated by reference into this prospectus, have been audited by Ernst & Young LLP in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) as stated in their report of independent registered public accounting firm incorporated by reference herein. Grant Thornton LLP audited in accordance with the standards of the PCAOB the consolidated balance sheet of the Company as of December 31, 2024, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years ended December 31, 2024 and 2023, and the related notes, prepared in accordance with U.S. GAAP, and issued a report of independent registered public accounting firm thereon. The report of Grant Thornton LLP on our consolidated financial statements as of and for the years ended December 31, 2023 and December 31, 2024 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles. During the years ended December 31, 2023 and December 31, 2024, and through the period ended October 30, 2025, there were: • no “disagreements” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Grant Thornton LLP to make reference in connection with its opinion to the subject matter of the disagreement. • no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

254 We have provided Grant Thornton LLP with a copy of the foregoing disclosures and have requested that Grant Thornton LLP furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us as set forth above. A copy of Grant Thornton LLP’s letter, dated October 26, 2026, is available as set forth in section “13 Documents Available.” During the years ended December 31, 2023 and December 31, 2024, and through the period ended October 30, 2025, neither we, nor anyone acting on our behalf, consulted with Ernst & Young LLP on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K. 10.3 No Significant Change Statement Between September 30, 2026 and the date of this prospectus, there have been no significant changes in the Group’s financial position.

255 11. Shareholder and Security Holder Information 11.1 Principal Stockholders 11.1.1 Notifiable Beneficial Ownership Under SEC Rules The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of September 30, 2026 and as adjusted to reflect the sale of our Class A common stock offered by us and the selling stockholders in the global offering and the sale of our Class N common stock in the concurrent private placement assuming no exercise of the underwriters’ option to purchase additional shares of our Class A common stock, for: • each of our NEOs; • each of our directors; • all of our current directors and executive officers as a group; • each person, or group of persons, known by us to be the beneficial owner of more than 5% of the outstanding shares of any class of our voting securities; and • each selling stockholder. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the U.S. Exchange Act. We have based our calculation of the percentage of beneficial ownership prior to the global offering and the concurrent private placement on 6,626,640,437 shares of our Class A common stock, 5,307,329,452 shares of our Class N common stock, and one share of our Class T common stock outstanding as of September 30, 2026 (after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, the Initial Public Benefit Issuance, and the RSU Settlement). We have based our calculation of the percentage of beneficial ownership after the global offering and the concurrent private placement on 801,351,354 shares of our Class A common stock issued by us in the global offering, 351,351,348 shares of our Class N common stock issued by us in the concurrent private placement, and one share of our Class F common stock issued to the Founder LLC in connection with the global offering, and 6,626,640,437 shares of our Class A common stock, 5,307,329,452 shares of our Class N common stock, and one share of our Class T common stock, outstanding immediately after the completion of the global offering and the concurrent private placement, assuming no exercise of the underwriters’ option to purchase up to an additional 123,750,000 shares of our Class A common stock from us. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 30, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of September 30, 2026 (assuming the satisfaction of the performance-based and service-based vesting conditions) to be outstanding and to be beneficially owned by the person holding such stock option or RSU, as applicable, for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Anthropic, PBC, 548 Market Street, PMB 90375, San Francisco, California 94104.

	Shares Beneficially Owned Before the Offering								Shares Beneficially Owned After the Offering						
	Class A		Class F		Class T		% of Total Voting Power Before the Offering †	Shares of Class A Being Offered	Class A		Class F		Class T		% of Total Voting Power After the Offering †
Name of Beneficial Owner	#	%	#	%	#	%			#	%	#	%	#	%	
Named Executive Officers and Directors:															
Dario Amodei(1)††	240,637,980	3.6 %	—	—	—	—	3.6 %	3,378,378	237,259,602	3.2 %	—	—	—	—	1.6 %
Shares subject to voting proxies(2)	4,621,120	*	—	—	—	—	*	—	4,621,120	*	—	—	—	—	*
Total	245,259,100	3.7 %	—	—	—	—	3.7 %	3,378,378	241,880,722	3.3%	—	—	—	—	1.6 %
Daniela Amodei(3)††	241,408,940	3.6 %	—	—	—	—	3.6 %	3,378,378	238,030,562	3.2 %	—	—	—	—	1.6 %
Krishna Rao(4)	9,497,900	*	—	—	—	—	*	—	9,497,900	*	—	—	—	—	*
Reed Hastings(5)	9,410	*	—	—	—	—	*	—	9,410	*	—	—	—	—	*
Christopher Liddell(6)	9,410	*	—	—	—	—	*	—	9,410	*	—	—	—	—	*
Vas Narasimhan(7)	176,050	*	—	—	—	—	*	—	176,050	*	—	—	—	—	*
Yasmin Razavi(8)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
All executive officers and directors as a group (7 persons)(9)	496,360,810	7.5 %	—	—	—	—	7.5 %	6,756,756	489,604,054	6.6 %	—	—	—	—	3.3 %
Greater than 5% Stockholders:															
Long-Term Benefit Trust(10)	—	—	—	—	1	100 %	—	—	—	—	—	—	1	100 %	—
Founder LLC(11)††	—	—	—	—	—	—	—	—	—	—	1	100 %	—	—	50.1 %
Other Selling Stockholders:															
Tom Brown(12)††	244,173,040	3.7 %	—	—	—	—	3.7 %	3,378,378	240,794,662	3.2 %	—	—	—	—	1.6 %
Jack Clark(13)††	242,271,840	3.7 %	—	—	—	—	3.7 %	3,378,378	238,893,462	3.2 %	—	—	—	—	1.6 %
Jared Kaplan(14)††	242,351,170	3.7 %	—	—	—	—	3.7 %	3,378,378	238,972,792	3.2 %	—	—	—	—	1.6 %
Sam McCandlish(15)††	243,383,850	3.7 %	—	—	—	—	3.7 %	3,378,378	240,005,472	3.2 %	—	—	—	—	1.6 %
Christopher Olah(16)††	242,882,420	3.7 %	—	—	—	—	3.7 %	3,378,378	239,504,042	3.2 %	—	—	—	—	1.6 %

* Represents beneficial ownership of less than 1%.

† Represents the percentage of the total votes attributable to all outstanding shares of our Class A common stock and Class F common stock. Does not include (i) our Class T common stock, which is held by the LTBT, and which generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors, and is generally not entitled to vote with respect to matters submitted to a vote of stockholders, (ii) our Class N common stock, which is not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law, or (iii) our Class E common stock, which is not entitled to vote for the election of directors.

Holders of our Class A common stock are entitled to one vote per share on all matters submitted to stockholders generally. Our Class F common stock is entitled to a fixed 50.1% of the voting power of our outstanding capital stock as of the applicable record date on matters submitted to stockholders generally. As a result, the voting power of the holders of Class A common stock is limited to an aggregate of 49.9% of the total outstanding voting power as of the applicable record date. Accordingly, the voting power of each holder of Class A common stock has been reduced to 49.9% of the percentage shown before the offering (taking into account the reduction of voting power due to shares sold in the global offering).

256

257 †† We expect that our seven co-founders, including Dr. Amodei and Ms. Amodei, will enter into the Founder LLC Agreement shortly before the date of the underwriting agreement. The Founder LLC Agreement will provide that the share of Class F common stock will be voted, consented, or not consented, in the manner determined by a vote of the Continuing Founders as prescribed by the Founder LLC Agreement, with each Continuing Founder entitled to one vote. With respect to each of our co-founders, the voting power percentage provided does not include the voting power of our Class F common stock held by the Founder LLC. The Founder LLC Agreement will not govern the voting of any shares of our Class A common stock held by the co-founders or their related holders. Each co-founder (or their related holders) will be able to vote shares of our Class A common stock held by them in their discretion, regardless of the manner in which the Founder LLC will vote our Class F common stock. For more information, please see the sections titled “4.1.1.3 Founder Voting Structure,” “4.1.1.4 Our Co-Founders” and “11.2.1.3.1.1 Voting Rights.” (1) Consists of (i) 237,813,080 shares of Class A common stock held of record by Dr. Amodei or by trusts over which Dr. Amodei exercises investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Dr. Amodei is also a member of the Founder LLC. For more information, see the sections titled “4.1.1.3 Founder Voting Structure” and “4.1.1.4 Our Co-Founders.” (2) Dr. Amodei has entered into the Voting Proxy Agreements (as defined in “11.6.5 Irrevocable Proxy Agreements”) with the DAFs (as defined in “11.6.5 Irrevocable Proxy Agreements”), pursuant to which Dr. Amodei has the authority (and irrevocable proxy) to direct the vote and vote certain shares of Class A common stock held by the DAFs, at his discretion on all matters to be voted upon by stockholders. (3) Consists of (i) 238,319,540 shares of Class A common stock held of record by Ms. Amodei or by trusts over which Ms. Amodei exercises investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, (iii) 130,550 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026 held by Ms. Amodei’s spouse, (iv) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026 , and (v) 133,950 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026 held by Ms. Amodei’s spouse. Ms. Amodei is also a member of the Founder LLC. For more information, see the sections titled “4.1.1.3 Founder Voting Structure” and “4.1.1.4 Our Co-Founders.” (4) Consists of (i) 153,960 shares of Class A common stock held of record by Mr. Rao, (ii) 7,843,940 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 1,500,000 shares of Class A common stock subject to stock options exercisable by a trust over which Mr. Rao exercises investment or voting control within 60 days of September 30, 2026. (5) Consists of 9,410 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. A donor-advised fund established by Mr. Hastings and for which Mr. Hastings provides investment recommendations has indicated an interest in purchasing shares of our Class A common stock in the U.S. offering at the initial public offering price with an aggregate purchase price of up to $300.0 million. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to this entity and this entity could determine to purchase more, fewer, or no shares in the U.S. offering. Assuming an initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, if this entity were to purchase the entire $300.0 million of our Class A common stock, it would purchase an aggregate of 4,054,054 shares of our Class A common stock in the U.S. offering. However, because Mr. Hastings expressly disclaims beneficial ownership of any such shares that may be purchased by this entity, if any shares are purchased, the number of shares of Class A common stock beneficially owned after the global offering and the percentage of common stock beneficially owned after the global offering will not differ from that set forth in the table above. (6) Consists of 9,410 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Mr. Liddell and his spouse have indicated an interest in purchasing shares of our Class A common stock in the U.S. offering at the initial public offering price with an aggregate purchase price of up to $3.0 million through a trust. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to such individuals or their affiliated entities and such individuals or their affiliated entities could determine to purchase more, fewer, or no shares in the U.S. offering. Assuming an initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering, if such individuals or affiliated entities were to purchase the entire $3.0 million of our Class A common stock, they would purchase an aggregate of 40,541 shares of our Class A common stock in the U.S. offering. Therefore, the number of shares of Class A common stock beneficially owned by Mr. Liddell after the global offering and the percentage of Class A common stock beneficially owned by him after the global offering will differ from that set forth in the table above. Assuming the purchase of these shares and no exercise by the underwriters of their option to purchase additional shares, the percentage of Class A common stock beneficially owned by Mr. Liddell after the global offering will increase by 0.0005% to 0.0007%. (7) Consists of (i) 169,770 shares of Class A common stock held of record by Bodhi LLC over which Dr. Narasimhan exercises sole investment and voting control and (ii) 6,280 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. (8) Excludes shares of Class A common stock held by any affiliates of Spark Capital (each, a “Spark Capital Entity”). Spark Capital Growth Fund IV, L.P. and Spark Capital Growth Founders’ Fund IV, L.P. are controlled by their general partner, Spark Growth Management Partners IV, LLC, which is governed by five managing members including Yasmin Razavi, who is one of our directors. Spark Capital Growth Fund V, L.P. and Spark Capital Growth Founders’ Fund V, L.P. are controlled by their general partner, Spark Growth Management Partners V, LLC, which is governed by its five managing members, including Ms. Razavi, who is one of our directors. Spark Capital Growth Fund VI, L.P. is controlled by its general partner, Spark Growth Management Partners VI, LLC, which is governed by its six managing members, including Ms. Razavi, who is one of our directors. The members of Spark Capital Growth Fund Holdings 2026, LLC are Spark Capital Growth Fund IV, L.P., Spark Capital Growth Founders’ Fund IV, L.P., Spark Capital Growth Fund V, L.P., Spark Capital Growth Founders’ Fund V, L.P. and Spark Capital Growth Fund VI, L.P. The managing members of each general partner make investment and voting decisions based on a majority vote. To the extent Ms. Razavi may be deemed to have beneficial ownership over the shares beneficially owned by any Spark Capital Entity, she expressly disclaims such beneficial ownership. The business address of each of the foregoing persons is 200 Clarendon Street, Floor 59, Boston, Massachusetts 02116. (9) Consists of (i) 481,077,470 shares of Class A common stock beneficially owned by our executive officers and directors, (ii) 13,845,290 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 1,438,050 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. (10) Consists of one share of Class T common stock held of record by the LTBT. (11) Consists of one share of Class F common stock held of record by the Founder LLC. (12) Consists of (i) 241,348,140 shares of Class A common stock held of record by Mr. Brown or by trusts over which Mr. Brown exercises investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Mr. Brown co-founded Anthropic in January 2021 and serves as our Chief Compute Officer. Mr. Brown is also a member of the Founder LLC. For more information, see the sections titled “4.1.1.3 Founder Voting Structure” and “4.1.1.4 Our Co-Founders.”

258 (13) Consists of (i) 239,446,940 shares of Class A common stock held of record by Mr. Clark or by a trust over which Mr. Clark exercises sole voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Mr. Clark co-founded Anthropic in January 2021 and leads the Anthropic Institute. Mr. Clark is also a member of the Founder LLC and is expected to serve as one of the initial managers of the Anthropic Public Benefit Fund. For more information, see the sections titled “4.1.1.3 Founder Voting Structure,” “4.1.1.4 Our Co-Founders,” and “4.15 Our Commitment to Public Benefit.” (14) Consists of (i) 239,526,270 shares of Class A common stock held of record by Dr. Kaplan or by trusts over which Dr. Kaplan exercises shared investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Dr. Kaplan co-founded Anthropic in January 2021 and serves as our Chief Science Officer. Dr. Kaplan is also a member of the Founder LLC. For more information, see the sections titled “4.1.1.3 Founder Voting Structure” and “4.1.1.4 Our Co-Founders.” (15) Consists of (i) 240,558,950 shares of Class A common stock held of record by trusts over which Dr. McCandlish exercises shared investment or voting control, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Dr. McCandlish co-founded Anthropic in January 2021 and serves as our Chief Architect. Dr. McCandlish is also a member of the Founder LLC. For more information, see the sections titled “4.1.1.3 Founder Voting Structure” and “4.1.1.4 Our Co-Founders.” (16) Consists of (i) 240,057,520 shares of Class A common stock held of record by Mr. Olah, (ii) 2,185,400 shares of Class A common stock subject to stock options exercisable within 60 days of September 30, 2026, and (iii) 639,500 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of September 30, 2026. Mr. Olah co- founded Anthropic in January 2021 and leads our interpretability research efforts. Mr. Olah is also a member of the Founder LLC. For more information, see the sections titled “4.1.1.3 Founder Voting Structure” and “4.1.1.4 Our Co-Founders.”

259 11.1.2 Major Shareholders, Voting Rights and Control Arrangements The following persons or entities have an interest in the Company’s capital or voting rights which is equal to or above 5% of capital or total voting rights: The LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of our board of directors, through a special class of common stock, the Class T common stock. As of the date of this prospectus, the Company does not otherwise have any shareholder holding 5% or more of the voting rights in the Company. Immediately prior to the completion of the global offering, we will also issue a single share of Class F common stock, a special class of our common stock, to the Founder LLC. The Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares with respect to matters submitted to stockholders generally, including the election of our directors other than the Class T directors. Amazon and Google will hold 1,920,511,218 and 1,654,463,134 shares of our Class N common stock, respectively, immediately prior to the completion of the global offering and the concurrent private placement (after giving effect to the Preferred Stock Conversion and the Convertible Notes Conversion), and will hold 1,920,511,218 and 1,789,598,269 shares of our Class N common stock, respectively, immediately following the global offering and the concurrent private placement. The Anthropic Public Benefit Fund, a wholly owned subsidiary dedicated to our Company Purpose, will hold 7.1% of our outstanding capital stock. Immediately following the completion of the global offering and the concurrent private placement, the Anthropic Public Benefit Fund will hold 6.5% of our outstanding capital stock, subject to the assumptions set forth in the section titled “11.1.1 Notifiable Beneficial Ownership Under SEC Rules.” Amazon, Google and the Anthropic Public Benefit Fund will only hold shares of Class N common stock, which is not entitled to vote on any matter that is submitted to a vote of stockholders except as otherwise required by law. Under our governance structure, we expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future. Accordingly, holders of our Class A common stock generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote. For further information on the voting rights attached to our shares of common stock, see “11.2.1.3 Our Capital Stock Following Completion of the Global Offering” and for additional information on the election and removal of our directors, see “9.4 Board of Directors.” We are considered a “controlled company” under the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T common stock, generally has the power to elect a majority of the authorized members of our board of directors. Under Delaware law, a controlling stockholder of a public benefit corporation generally owes fiduciary duties when exercising control over the corporation, including the duty of loyalty when obtaining a non-ratable benefit at the expense of the corporation or its minority stockholders. The Delaware public benefit corporation provisions impose the statutory balancing requirement on the board of directors, which must manage the corporation in a manner that balances (i) the pecuniary interests of the stockholders, (ii) the best interests of those materially affected by the corporation’s conduct, and (iii) the specific public benefit or public benefits identified in the corporation’s certificate of incorporation. The Delaware courts have not yet addressed the role of controlling stockholder obligations in light of this balancing requirement. The LTBT’s purpose, however, mirrors the directors’ balancing obligations. Our governance structure is likely to have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer, or proxy contest for the removal of directors. See the section titled “1.5 Risks Related to our Governance Structure,” in particular sections “1.5.9 Provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make a merger, tender offer, proxy contest, or other significant corporate transaction difficult, potentially depressing the market price of our Class A common stock.” as well as “1.5.1 Our capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures, and may effectively eliminate the ability of holders of our Class A common stock to influence important decisions, including a change in control.” and “1.5.2 Our capital structure will concentrate voting power with the Long-Term Benefit Trust (LTBT) and the Founder LLC for the foreseeable future and will result in the LTBT and the Founder LLC having voting power that is not derived from or proportionate to economic interests in the Company.” See also the sections titled “4.1.1.1 Public Benefit Corporation,” and “11.2 Description of Capital Stock.”

11.2 Description of Capital Stock

Prospective investors should note that in connection with the global offering, we will reorganize our capital stock. For a description of our capital stock as it will be authorized, issued and outstanding following completion of the offering, see "*11.2.1.3 Our Capital Stock Following Completion of the Global Offering*." Except as otherwise indicated, all information in this prospectus assumes: (i) the Preferred Stock Conversion will occur immediately prior to the completion of the global offering; (ii) the Convertible Notes Conversion will occur immediately prior to the completion of the global offering; (iii) the filing and effectiveness of our amended and restated certificate of incorporation in Delaware and the effectiveness of our amended and restated bylaws will each occur immediately prior to the completion of the global offering; (iv) the Class F Stock Issuance (as defined in "*11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance*") will occur immediately prior to the completion of the global offering; (v) the issuance of Class N common stock upon the closing of the concurrent private placement; (vi) no issuance of shares of Class E common stock prior to the completion of the global offering; (vii) no exercise of outstanding stock options or settlement of outstanding RSUs subsequent to September 30, 2026; and (viii) no exercise by the underwriters of their option to purchase up to an additional 123,750,000 shares of our Class A common stock from us in the global offering.

In respect of our capital stock, "authorized" refers to the maximum number of shares which we are authorized by our shareholders to create and sell under our amended and restated certificate of incorporation and includes any issued and unissued shares from time to time, "issued" refers to the number of shares which we have issued under the authorizations, and "outstanding" refers to the number of shares which are held by third-party investors, i.e., the number of issued shares less treasury shares.

11.2.1 Our Capital Stock

11.2.1.1 Our Capital Stock Prior to the Offering

As of the date of this prospectus, our capital stock consists of "common stock," Class T common stock and redeemable convertible preferred stock, which are described below.

The following table presents the development of our issued and outstanding shares by class as of December 31, 2024 and 2025 as well as of September 30, 2026.

Class	December 31, 2024	December 31, 2025	September 30, 2026
	(pre stock split)		
Class A common stock	177,906,026	190,126,663	2,168,788,227
Class N common stock	—	—	30,643,060
Class T common stock	1,000	1,000	1
Redeemable convertible preferred stock	220,219,445	544,322,155	853,394,043

On September 17, 2026, the Company effected a 10-for-1 stock split of its authorized, issued, and outstanding shares of Class A common stock and Class N common stock. The conversion rate of the Company's redeemable convertible preferred stock was proportionately adjusted to factor in the stock split. On the same date, the Company also effected a 1-for-1,000 reverse stock split of its authorized and issued shares of Class T common stock. Except for the number of shares issued and outstanding as of December 31, 2024 and 2025 presented in the table above, all share and per share information has been retroactively adjusted to reflect the stock split and reverse stock split for all periods presented.

The certificate of incorporation as of the date of this prospectus (which will be amended and restated immediately prior to the completion of the global offering, as described under "*11.2.1.3 Our Capital Stock Following Completion of the Global Offering*") authorizes the Company to issue: (i) 10,906,111,730 shares of Class A common stock, of which 2,172,390,822 are issued and outstanding as of the date of this prospectus; (ii) 7,975,729,230 shares of Class N common stock, of which 906,324,752 are issued and outstanding as of the date of this prospectus; and (iii) one share of Class T common stock, which is issued and outstanding as of the date of this prospectus.

11.2.1.1.1 Common Stock and Class T common stock

Pursuant to our amended and restated certificate of incorporation as in effect as of the date of this prospectus, we have one class of common stock designated "participating common stock" and another class of capital stock designated "Class T common stock." The class of capital stock designated "participating common stock" is divided into two series, designated "Class A common stock" and "Class N common stock."

260

Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders generally, including the election of our directors other than the Class T directors. Holders of our Class N common stock are not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law, such as certain amendments to our amended and restated certificate of incorporation that would adversely affect the powers, preferences, or special rights of the Class N common stock without so adversely affecting the Class A common stock, on which the DGCL entitles such holders to vote separately as a series. The holder of our Class T common stock has no voting rights with respect to matters submitted to stockholders, except as set forth within our amended and restated certificate of incorporation with respect to the election of a majority of our board of directors or as otherwise required by law, such as certain amendments to our amended and restated certificate of incorporation that would adversely affect the powers, preferences, or special rights of the Class T common stock, on which the DGCL entitles such holders to vote separately as a class.

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class N common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. Our Class T common stock and Class F common stock are not entitled to receive dividends.

11.2.1.1.2 Redeemable Convertible Preferred Stock

As of the date of this prospectus, the Company has issued the following redeemable convertible preferred stock. All issued and outstanding shares of redeemable convertible preferred stock will be converted into Class A common stock or Class N common stock prior to completion of the global offering, as described in "*11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance*."

Series	Type	Shares Authorized(1)	Shares Issued and Outstanding(1)	Original Issue Price per Share	Liquidation Preference
Series A	Voting	48,574,420	48,574,420	$ 2.57	$ 125
Series B	Non-voting	87,430,352	87,430,352	$ 11.23	982
Series C-1	Voting	26,397,182	26,397,182	$ 11.23	296
Series C-2	Non-voting	13,361,719	13,361,719	$ 11.23	150
Series D-1	Voting	35,012,753	35,012,753	$ 30.00	1,051
Series D-2	Voting	4,443,769	4,443,769	$ 27.00	120
Series D-3	Non-voting	4,999,250	4,999,250	$ 30.00	150
Series E-1	Voting	63,610,106	63,610,106	$ 56.09	3,568
Series E-2	Non-voting	95,281,934	95,281,934	$ 20.93	1,994
Series E-3	Non-voting	12,664,555	12,664,555	$ 56.09	710
Series E-4	Non-voting	15,342,945	15,342,945	$ 50.48	774
Series E-5	Non-voting	24,243,584	24,243,584	$ 53.28	1,292
Series F-1	Voting	92,219,720	92,219,720	$ 140.97	13,000
Series F-2	Non-voting	20,739,866	20,739,866	$ 20.93	434
Series G-1	Voting	90,510,425	90,510,425	$ 259.14	23,455
Series G-2	Non-voting	83,928,770	83,928,770	$ 259.14	21,749
Series G-3	Non-voting	20,562,886	20,562,886	$ 20.93	430
Series G-4	Non-voting	3,321,638	3,321,638	$ 233.22	775
Series H-1	Voting	78,942,222	77,637,878	$ 589.01	45,729
Series H-2	Non-voting	34,808,062	33,110,291	$ 589.01	19,502
Series H-3	Non-voting	104,471,697	—	$ 20.93	—
Series H-4	Non-voting	79,572,797	—	$ 50.48	—
Total		1,040,440,652	853,394,043		$ 136,286

(1) In respect of our capital stock, "authorized" refers to the maximum number of shares which we are authorized by our shareholders to create and sell under our amended and restated certificate of incorporation and includes any issued and unissued shares from time to time, "issued" refers to the number of shares which we have issued under the authorizations, and "outstanding" refers to the number of shares which are held by third-party investors, i.e., the number of issued shares less treasury shares. The Company does not hold any treasury shares.

261

The following table describes the key features of our redeemable convertible preferred stock as of the date of this prospectus, the general terms of which are set forth in our amended and restated certificate of incorporation:

	Redeemable Convertible Preferred Stock	
	Voting	**Non-voting**
Series	A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1	B, C-2, D-3, E-2, E-3, E-4, E-5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4
Authorized number of shares[1]	439,710,597	600,730,055
Issued and outstanding number of shares[1]	438,406,253	414,987,790
Par value per share	$0.00001	$0.00001
Votes per share	The holders are entitled to the same voting rights and powers as the holders of the Class A common stock and to notice of any stockholders' meeting in accordance with the bylaws of the Company, and the holders of Class A common stock and the holders of voting redeemable convertible preferred stock shall vote together as a single class on all matters. Each holder is entitled to the number of votes equal to the number of shares of Class A common stock into which such shares could be converted.	The holders are not entitled to vote and shall have no voting rights, except as required by law or as specifically set forth in the certificate of incorporation, and shall have no right to vote in any election of the board of directors.
Dividend rights	The holders are entitled to receive, when and if declared by the Board, and prior and in preference to dividends on the Company's common stock, dividends at the per annum rate of 6% of the applicable original issue price per share. Such dividends shall not be cumulative. After payment of such dividends, any additional dividends shall be distributed among the holders of common stock and redeemable convertible preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of redeemable convertible preferred stock were converted to common stock calculated on the record date for determination of holders entitled to such dividends.	
Redemption	The holders of the redeemable convertible preferred stock have no voluntary rights to redeem shares. The redeemable convertible preferred stockholders have liquidation preferences in the event of any liquidation transaction (defined, generally, as any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event).	
Right to receive liquidation distributions	In the event of any liquidation transaction (defined, generally, as any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event), the holders of redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, by reason of their ownership thereof, an amount per share equal to the original issue price for each outstanding share of redeemable convertible preferred stock then held (as adjusted for stock splits, stock dividends, reclassifications and the like), plus any declared but unpaid dividends on such shares. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of redeemable convertible preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of redeemable convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive, and provided that the holders of redeemable convertible preferred stock will be treated on an as-converted basis if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of preferred stock into shares of such series of common stock.	
Conversion rights and transferability	In accordance with the terms as set forth in our amended and restated certificate of incorporation in effect as of the date of this prospectus, convertible into fully paid and non-assessable shares of Class A common stock.	In accordance with the terms as set forth in our amended and restated certificate of incorporation in effect as of the date of this prospectus, convertible into fully paid and non-assessable shares of Class N common stock.
Conversion ratio	The conversion ratios for all series of redeemable convertible preferred stock are 10:1, except for the Series D-1, Series D-2, and Series D-3, which are approximately 10.6:1, 10.4:1, and 10.6:1, respectively.	
Optional conversion	Each share of redeemable convertible preferred stock is convertible into Class A common stock or Class N common stock, as applicable, at any time after the issuance of shares at the option of the holder.	
Automatic conversion	Each share of redeemable convertible preferred stock shall automatically convert to Class A common stock or Class N common stock, as applicable, at the applicable conversion ratio set forth above upon, among other things, the Company's sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the U.S. Securities Act, resulting in at least	

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263 Redeemable Convertible Preferred Stock Voting Non-voting $100 million of aggregate cash gross proceeds to the Company, net of underwriting discounts and commissions. __________________ (1) In respect of our capital stock, “authorized” refers to the maximum number of shares which we are authorized by our shareholders to create and sell under our amended and restated certificate of incorporation and includes any issued and unissued shares from time to time, “issued” refers to the number of shares which we have issued under the authorizations, and “outstanding” refers to the number of shares which are held by third-party investors, i.e., the number of issued shares less treasury shares. The Company does not hold any treasury shares. 11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance, In October 2026, we contributed 846,840,960 shares of our Class N common stock, representing 5% of our fully diluted shares as of June 30, 2026 (assuming full conversion of the Amazon Notes), to the Anthropic Public Benefit Fund, which we refer to as the Initial Public Benefit Issuance. Immediately prior to the completion of the global offering and pursuant to the terms of automatic conversion and at the conversion ratios set forth in our amended and restated certificate of incorporation in effect as of the date of this prospectus and as described above (i) all outstanding shares of our Series A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1 redeemable convertible preferred stock will automatically convert into 4,408,097,245 shares of Class A common stock and (ii) all outstanding shares of our Series B, C-2, D-3, E-2, E-3, E-4, E-5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4 redeemable convertible preferred stock will automatically convert into 4,153,017,914 shares of Class N common stock (collectively referred to as the Preferred Stock Conversion). Immediately prior to completion of the global offering, we will further (i) issue one share of our Class F common stock to the Founder LLC (the “Class F Stock Issuance”) and (ii) convert $579.3 million in aggregate principal amount of our outstanding convertible promissory notes into 276,827,518 shares of Class N common stock prior to the completion of the global offering (referred to as the Convertible Notes Conversion). As of the last practicable date before the date of this prospectus, assuming the Preferred Stock Conversion, Convertible Notes Conversion, Class F Stock Issuance and the RSU Settlement occurred as of such date, there were: (i) 6,630,243,032 shares of our Class A common stock outstanding, held by 4,903 stockholders of record, (ii) 5,336,170,184 shares of our Class N common stock outstanding, held by 152 stockholders of record, (iii) one share of our Class T common stock outstanding, held by one stockholder of record, (iv) one share of our Class F common stock outstanding, held by one stockholder of record, and (v) no shares of our Class E common stock or preferred stock outstanding.

The following table provides an overview of our capital stock immediately prior to the completion of the global offering and the concurrent private placement.

	As of September 30, 2026					
	Class A Common Stock (Outstanding)	**Class N Common Stock (Outstanding)**	**Redeemable Convertible Preferred Stock**	**Stock Options**	**RSUs**	**(No Economic Rights) Class T and Class F Common Stock**
Historical						
Class A common stock	2,168,788,227					
Class N common stock		30,643,060				
Class T common stock						1
Redeemable convertible preferred stock			853,394,043			
Stock options				1,774,342,693		
RSUs					1,127,993,950	
Total	2,168,788,227	30,643,060	853,394,043	1,774,342,693	1,127,993,950	1
Adjustments						
Preferred Stock Conversion	4,408,097,245	4,153,017,914	(853,394,043)			
Convertible Notes Conversion		276,827,518				
RSU Settlement	49,754,965				(101,333,940)	
Class F Stock Issuance						1
Class A common stock offered by us in the global offering	801,351,354					
Class N common stock issued in the concurrent private placement		351,351,348				
Total	7,427,991,791	4,811,839,840	—	1,774,342,693	1,026,660,010	2
Additional Adjustments						
RSUs granted after September 30, 2026					47,041,287	
Shares issued under treasury stock method[1]				(69,774,828)		
Rollover notes[2]		1,563,617,444				
Acquisition Issuances	561,963	848,882				
Acquisition holdback shares[3]	1,590,190					
Matching Issuance		27,991,850				
Vested Matching Obligation[4]		553,441,297				
Initial Public Benefit Issuance		846,840,960				
Total	7,430,143,944	7,804,580,273	—	1,704,567,865	1,073,701,297	2

(1) Reflects the net reduction in shares issuable upon exercise of outstanding stock options, which have a weighted-average exercise price of $2.91 per share, assuming aggregate exercise proceeds of approximately $5.2 billion are used to repurchase shares of Class A common stock at the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering.

(2) For more information about the terms of our convertible promissory notes, see the section titled "*5.12.3.2 Outstanding Notes*."

(3) For more information about the terms of our acquisition holdback shares, see Note 15 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see "*10.1 Consolidated Financial Statements*").

(4) Of the total shares of our Class N common stock reserved for future issuance under our Donation Matching Plan, this figure represents the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of September 30, 2026, less the Matching Issuance. In May 2024, our board of directors amended our Donation Matching Plan to change the match for new employees, generally from a 3-for-1 basis for up to 50% of an employee's equity awards to a 1-for-1 basis for up to 25% of an employee's initial equity award. Of the current and former employees whose pledges are attributed to these 553,441,297 shares, the approximately 20% who joined Anthropic before May 31, 2024 account for 84% of these shares, and the approximately 80% who joined after that date account for 16% of these shares.

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11.2.1.3 Our Capital Stock Following Completion of the Global Offering and the Concurrent Private Placement

The following description summarizes certain important terms of our capital stock, as they are expected to be in effect immediately prior to the completion of the global offering and the concurrent private placement. We expect to adopt an amended and restated certificate of incorporation and amended and restated bylaws that will become effective immediately prior to the completion of the global offering, and this description summarizes the provisions that are expected to be included in such documents. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled "*11.2.1.3 Our Capital Stock Following Completion of the Global Offering*," you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, the Trust Agreement, the Founder LLC Agreement, the IRA, and the Stockholders' Agreement, which are available as set forth in "*13 Documents Available*," and to the applicable provisions of Delaware law.

Immediately following the completion of the global offering, our authorized capital stock will consist of 460,000,000,002 shares of capital stock, $0.00001 par value per share, of which:

- 300,000,000,000 shares are designated as Class A common stock;
- 100,000,000,000 shares are designated as Class N common stock;
- one share is designated as Class T common stock;
- one share is designated as Class F common stock;
- 30,000,000,000 shares are designated as Class E common stock; and
- 30,000,000,000 shares are designated as preferred stock.

As more fully described below, the following table summarizes certain key terms of each class or series of our common stock that will be authorized and outstanding immediately following the completion of the global offering and the concurrent private placement:

Category of Rights	Class A Common Stock	Class N Common Stock	Class T Common Stock	Class F Common Stock	Class E Common Stock
Authorized(1)	300,000,000,000	100,000,000,000	1	1	30,000,000,000
Issued and outstanding(1)	7,427,991,791 (or 7,551,741,791 shares if the underwriters exercise their option to purchase additional shares of our Class A common stock in full)	5,658,680,800	1	1	0
Par value	$0.00001	$0.00001	$0.00001	$0.00001	$0.00001
Votes per share	1	0	1	50.1% of outstanding voting power on record date	1
Matters on which entitled to vote	All matters submitted to stockholders generally; election of non-Class T directors; certain amendments to the terms of the LTBT or the rights of our Class T common stock; redemption of our Class T common stock	Not entitled to vote except as required by law, in which case our Class N common stock will have one vote per share	Election of Class T directors, which constitute a majority of our board of directors; redemption of our Class E common stock; certain amendments to the rights of our Class F common stock	All matters submitted to stockholders generally; election of non-Class T directors; certain amendments to the terms of the LTBT or the rights of our Class T common stock; redemption of our Class T common stock; redemption of our Class E common stock	Nomination, change in designation, or removal of the Specified Class T Director (only if our NGC does not concur with the LTBT's nomination, change in designation, or removal); certain amendments to the terms of the LTBT or the rights of our Class T

265

Category of Rights	Class A Common Stock	Class N Common Stock	Class T Common Stock	Class F Common Stock	Class E Common Stock
					common stock; redemption of our Class T common stock
Conversion rights	None	Converts into Class A common stock upon a sale or transfer to an unaffiliated third party	None	None	None
Transferability	Generally transferable	Generally transferable; converts into Class A common stock upon transfer as described above	Transferable only upon approval of persons comprising the Trust Amendment Threshold (as defined below)	Not transferable except in the case of a reorganization or redomiciliation of the Founder LLC that is approved by our board of directors and does not result in a change to the members of the Founder LLC	Not transferable
Dividend rights	Entitled to participate pro rata in dividends and distributions	Entitled to participate pro rata in dividends and distributions	None	None	None
Right to receive liquidation distributions	Entitled to participate pro rata in liquidation distributions	Entitled to participate pro rata in liquidation distributions	Entitled to par value per share	Entitled to par value per share	Entitled to par value per share
Redeemable by Company	No	No	Redeemable by us for no consideration upon occurrence of certain events	Redeemable by us for no consideration upon occurrence of certain events	Redeemable by us for no consideration upon occurrence of certain events
Shareholders	Existing holders of Class A common stock and new investors in the global offering	The initial holders of our Class N common stock are primarily strategic business partners	Held by the LTBT. For information on the LTBT and the identity of its Trustees, see *"4.1.1.2 Long-Term Benefit Trust"*	Held by the Founder LLC. For information on the Founder LLC and its members, see *"4.1.1.3 Founder Voting Structure"*	Issued to the Group's employees, excluding our co-founders

(1) In respect of our capital stock, "authorized" refers to the maximum number of shares which we are authorized by our shareholders to create and sell under our amended and restated certificate of incorporation, and includes any issued and unissued shares from time to time, "issued" refers to the number of shares which we have issued under the authorizations, and "outstanding" refers to the number of shares which are held by third-party investors, i.e., the number of issued shares less treasury shares. The Company does not hold any treasury shares.

The number of shares of our Class A common stock, Class N common stock, Class T common stock, and Class F common stock that will be issued and outstanding immediately after the completion of the global offering and the concurrent private placement presented in the table above is based on 6,626,640,437 shares of our Class A common stock, 5,307,329,452 shares of our Class N common stock, one share of our Class T common stock, and one share of our Class F common stock outstanding as of September 30, 2026 and reflects:

- the automatic conversion of (i) all 438,406,253 outstanding shares of our Series A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1 redeemable convertible preferred stock into 4,408,097,245 shares of Class A common stock and (ii) all 414,987,790 outstanding shares of our Series B, C-2, D-3, E-2, E-3, E-4, E-5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4 redeemable convertible preferred stock into 4,153,017,914 shares of Class N common stock, immediately prior to the completion of the global offering pursuant to the terms of our amended and restated certificate of incorporation (collectively referred to as the Preferred Stock Conversion);
- one share of our Class F common stock that will be issued immediately prior to the completion of the global offering to the Founder LLC (referred to as the Class F Stock Issuance);

266

267 • the conversion of $579.3 million in aggregate principal amount of our outstanding convertible promissory notes into 276,827,518 shares of Class N common stock immediately prior to the completion of the global offering, representing shares issuable to Amazon Web Services, Inc. upon the completion of the global offering without causing it to exceed the applicable ownership cap (referred to as the Convertible Notes Conversion); • the Initial Public Benefit Issuance, the shares of which (i) are considered legally outstanding, (ii) are not considered outstanding for accounting purposes while held by our wholly owned subsidiary, and (iii) accordingly will not be reflected as outstanding in our consolidated financial statements; and • the net issuance of 49,754,965 shares of Class A common stock subject to RSUs outstanding as of September 30, 2026 for which the service-based vesting condition will be satisfied as of the date of the registration statement with respect to the U.S. offering and the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement with respect to the U.S. offering, after giving effect to the withholding of 51,578,975 shares of Class A common stock subject to such RSUs to satisfy the associated estimated tax withholding and remittance obligations (based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range for the U.S. offering, and an assumed 50.90% tax withholding rate) (referred to as the RSU Settlement). The shares of our Class A common stock, Class N common stock, Class T common stock and Class F common stock outstanding as of September 30, 2026 exclude the following: • 1,774,342,693 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock outstanding as of September 30, 2026, with a weighted-average exercise price of $2.91 per share; • 1,026,660,010 shares of our Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of September 30, 2026, but for which (i) the service-based vesting condition will not be satisfied as of the date of the registration statement with respect to the U.S. offering and (ii) the performance-based vesting condition, if applicable, will be satisfied upon the effectiveness of the registration statement relating to the U.S. offering; • 47,041,287 shares of our Class A common stock issuable upon the vesting and settlement of RSUs granted after September 30, 2026; • 561,963 shares of our Class A common stock and 848,882 shares of our Class N common stock issued after September 30, 2026 in connection with our acquisitions of privately-held companies; • shares of our Class A common stock to be reserved for future issuance under our 2026 Plan, which will become effective prior to the completion of the global offering, and include: (i) 1,920,580,692 shares of our Class A common stock; (ii) the number of shares of our Class A common stock equal to the total shares of Class A common stock available for issuance pursuant to our 2021 Plan immediately prior to the termination of our 2021 Plan on the effective date of our 2026 Plan; and (iii) the number of shares of our Class A common stock equal to the total shares of Class A common stock subject to awards previously granted under our 2021 Plan that, after the effective date of our 2026 Plan, would have returned to our 2021 Plan and become available for issuance pursuant to future awards under our 2021 Plan had our 2021 Plan not terminated on the effective date of our 2026 Plan; • 128,038,713 shares of our Class A common stock to be reserved for future issuance under our ESPP, which will become effective prior to the completion of the global offering; • 933,698,210 shares of our Class N common stock reserved for future issuance under our Donation Matching Plan as of September 30, 2026, which will be amended and restated prior to the completion of the global offering to provide that the maximum number of shares of Class N common stock reserved for future issuance shall equal: (i) 128,038,713 shares of our Class N common stock plus (ii) the number of shares of our Class N common stock equal to the total shares of Class N common stock available for issuance pursuant to our Donation Matching Plan immediately prior to the completion of the global offering; of which 553,441,297 shares represent the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of September 30, 2026, less the Matching Issuance (as defined below) (such total, the “Vested Matching Obligation”); and • 27,991,850 shares of our Class N common stock issued after September 30, 2026 in the Matching Issuance.

268 Our 2026 Plan, ESPP, and Donation Matching Plan each provide for an annual automatic increase in the number of shares of our Class A common stock and Class N common stock reserved thereunder, as applicable, and our 2026 Plan provides for increases to the number of shares that may be granted thereunder based on awards under our 2021 Plan that expire or are cancelled or forfeited, and shares under our 2021 Plan that are tendered to or withheld by us for payment of an exercise price or for satisfying tax withholding obligations or are forfeited or otherwise repurchased by us, as more fully described in the section titled “9.12.2.18 Equity Plans.” Except as otherwise indicated, all information in this prospectus assumes: • the Preferred Stock Conversion will occur immediately prior to the completion of the global offering; • the Convertible Notes Conversion will occur immediately prior to the completion of the global offering; • the filing and effectiveness of our amended and restated certificate of incorporation in Delaware and the effectiveness of our amended and restated bylaws will each occur immediately prior to the completion of the global offering; • the Class F Stock Issuance (as defined in “11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance”) will occur immediately prior to the completion of the global offering; • no issuance of shares of Class E common stock prior to the completion of the global offering; • no exercise of outstanding stock options or settlement of outstanding RSUs subsequent to September 30, 2026, other than the RSU Settlement; • the issuance of an aggregate of 351,351,348 shares of our Class N common stock upon the closing of the concurrent private placement, at an assumed initial public offering price of $74.00 per share, which is the midpoint of the estimated offering price range set for the U.S. offering; and • no exercise by the underwriters of their option to purchase up to an additional 123,750,000 shares of our Class A common stock from us in the global offering. 11.2.1.3.1 Information on our Common Stock We have four classes of authorized common stock: • the class designated as Participating Common Stock, which is divided into two series: Class A common stock and Class N common stock; • Class T common stock, which is a special class of common stock that is issued to the LTBT; • Class F common stock, which is a special class of common stock that will be issued to the Founder LLC; and • Class E common stock, which is a special class of common stock that will be issued to our employees, excluding our co-founders. 11.2.1.3.1.1 Voting Rights • Class A common stock. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders generally, including the election of the directors other than the Class T directors. Due to the voting power of our Class F common stock as described below, if the Founder LLC as holder of our single share of Class F common stock exercises its voting rights, the voting power of the holders of our Class A common stock will be limited to 49.9%. For information on the Founder LLC Agreement and the voting mechanics of our Class F common stock, see the sections titled “11.4 Founder LLC Agreement” and “11.5 Class F Common Stock Voting Mechanics.” • Class N common stock. Holders of our Class N common stock are not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law, such as certain amendments to our amended and restated certificate of incorporation that would adversely affect the powers, preferences, or special rights of our Class N common stock without so adversely affecting our Class A common stock, on which the DGCL entitles such holders to vote separately as a series. • Class T common stock. The holder of our Class T common stock has no voting rights with respect to matters submitted to stockholders, except as set forth within our amended and restated certificate of incorporation with respect to the election of a majority of our board of directors, the redemption of our Class E common stock,

269 certain amendments to the rights of our Class F common stock, or as otherwise required by law, such as certain amendments to our amended and restated certificate of incorporation that would adversely affect the powers, preferences, or special rights of our Class T common stock, on which the DGCL entitles such holder to vote separately as a class. For additional information on the election and removal of directors, including the respective roles of the LTBT, the Founder LLC and the holders of our Class A common stock, see “4.1.1.2.1 Election and Removal of Directors” and “9.4 Board of Directors.” • Class F common stock. The Founder LLC as the holder of our single share of Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date on matters submitted to a vote of stockholders generally, including the election of the directors other than the Class T directors. Our Class F common stock will be voted in the manner provided by the Founder LLC Agreement. See the section titled “11.5 Class F Common Stock Voting Mechanics.” • Class E common stock. The holders of our Class E common stock have no voting rights with respect to matters submitted to stockholders, except as set forth within our amended and restated certificate of incorporation with respect to the proposed nomination, removal or change in designation of the Specified Class T Director (in circumstances where our NGC does not concur with the LTBT’s proposed action), certain changes to the terms of the LTBT or the rights of our Class T common stock, the redemption of our Class T common stock, or as otherwise required by law, such as certain amendments to our amended and restated certificate of incorporation that would adversely affect the powers, preferences, or special rights of our Class E common stock, on which the DGCL entitles such holders to vote separately as a class. 11.2.1.3.1.2 Conversion and Transferability • Class A common stock. Our Class A common stock will not be convertible into any other class or series of capital stock. Subject to compliance with applicable law and the restrictions described in the section titled “8.6 Lock- Up and Market Standoff Agreements,” our Class A common stock can be transferred. • Class N common stock. The holders of our Class N common stock are primarily strategic business partners. Subject to compliance with applicable law and the restrictions described in the section titled “8.6 Lock-Up and Market Standoff Agreements,” our Class N common stock can be transferred. The shares of Class N common stock will automatically convert into an equal number of shares of Class A common stock upon a transfer effected through: (i) a registered offering or an open market sale of such shares or (ii) a transfer to a third party (A) that is not a holder of Class N common stock (or an affiliate of a holder of Class N common stock) and (B) that will not beneficially own or control more than 9.99% of the shares of any class or series of our equity securities after giving effect to the transfer. • Class T common stock. Our Class T common stock will not be convertible into any other class or series of capital stock. Our Class T common stock is transferable only upon the approval of persons comprising the Trust Amendment Threshold. Because the persons comprising the Trust Amendment Threshold have the power to modify or terminate the LTBT and the rights of our Class T common stock entirely, there is no separate restriction on the identity of a permissible transferee of our Class T common stock. • Class F common stock. Our Class F common stock will not be convertible into any other class or series of capital stock. Our Class F common stock is not transferable except in the case of a reorganization or redomiciliation of the Founder LLC that is approved by our board of directors and does not result in a change to the members of the Founder LLC. • Class E common stock. Our Class E common stock will not be convertible into any other class or series of capital stock and is not transferable. 11.2.1.3.1.3 Redemption • Class A common stock. Our Class A common stock will not be redeemable at our option or at the option of the holder. • Class N common stock. Our Class N common stock will not be redeemable at our option or at the option of the holder. • Class T common stock. Our Class T common stock will be redeemable for no consideration:

270 o if the Trustees are voting in favor of such redemption, upon approval of 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)); o if our Class F common stock remains outstanding and the Trustees are not voting in favor of such redemption: o until the third anniversary of the completion of the global offering, upon approval by (i) our Class F common stock acting pursuant to the unanimous approval of the Continuing Founders, (ii) a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock), and (iii) a majority of the votes cast by our outstanding Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or o at any time, upon approval by (i) our Class F common stock acting by decision of 66 2⁄3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (iii) a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or o if no Class F common stock remains outstanding and the Trustees are not voting in favor of such redemption, upon approval of 85% of the outstanding shares of Class A common stock. • Class F common stock. Our Class F common stock will be redeemable for no consideration (i) at the option of the Founder LLC, acting upon Supermajority approval of the Continuing Founders, (ii) upon the dissolution of the Founder LLC, or (iii) upon completion of the Class F Transition Period, which will commence when there have been fewer than three Continuing Founders (not including any successor member who is a “Non- Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days. • Class E common stock. Our Class E common stock will not be redeemable at the option of the holder. Following an employee’s separation from employment with us other than for cause, one-half of such employee’s then- outstanding shares of Class E common stock will be automatically redeemed by us for no consideration annually, except that all shares of Class E common stock held by an employee will also be automatically redeemed by us for no consideration upon such employee’s death, incapacity, termination for cause, or commencement of service with a direct competitor. All shares of Class E common stock will also be automatically redeemed by us for no consideration (i) at such time as no Class F common stock remains outstanding, or (ii) upon the approval of (A) 80% of authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)), (B) the holder of our Class F common stock, and (C) the holder of our Class T common stock. 11.2.1.3.1.4 Dividend Rights Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class N common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. Our Class T common stock, Class F common stock and Class E common stock are not entitled to receive dividends. See the section titled “12 Dividend Policy” for more information. 11.2.1.3.1.5 No Preemptive or Similar Rights Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions (other than those providing for the redemption of our Class T common stock, Class F common stock, and Class E common stock for no consideration described above). 11.2.1.3.1.6 Right to Receive Liquidation Distributions If we become subject to a liquidation, dissolution, or winding up, including in bankruptcy, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class N common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our capital stock. In the event of our liquidation, dissolution, or winding up, including bankruptcy, holders of our Class T common stock, Class F common stock, and Class E common stock shall be entitled to receive par value ($0.00001) per share but shall not otherwise participate in such distributions.

271 11.2.1.3.2 Additional Information on Changes to the LTBT and Class T Common Stock The terms of the LTBT and the rights of the Class T common stock may be amended as follows: • if the Trustees are voting in favor of such amendments, upon approval of 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)); • if our Class F common stock remains outstanding and the Trustees are not voting in favor of such amendments: o until the third anniversary of the completion of the global offering, upon approval by (i) our Class F common stock acting pursuant to the unanimous approval of the Continuing Founders, (ii) a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock), and (iii) a majority of the votes cast by our outstanding Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or o at any time, upon approval by (i) our Class F common stock acting by decision of 66 2/3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (iii) a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or • if no Class F common stock remains outstanding and the Trustees are not voting in favor of such amendments, upon approval of 85% of the outstanding Class A common stock. 11.2.1.3.3 Additional Information on Class N Common Stock Shares of our Class N common stock are not listed on a stock exchange and are not registered under the U.S. Securities Act. Shares of our Class N common stock will automatically convert into shares of Class A common stock upon a qualifying transfer, which shares would be subject to the resale restrictions and registration rights. Following the completion of the global offering and the concurrent private placement, shares of Class N common stock will consist of: • 4,183,660,974 shares, representing shares outstanding as of September 30, 2026, including shares to be issued immediately prior to the completion of the global offering pursuant to the Preferred Stock Conversion; • 846,840,960 shares issued in the Initial Public Benefit Issuance; • 276,827,518 shares to be issued immediately prior to the completion of the global offering in the Convertible Notes Conversion; • 1,563,617,444 shares issuable at certain intervals following the completion of the global offering pursuant to the conversion of any remaining outstanding convertible promissory notes at the applicable fixed conversion price that cannot be converted immediately prior to the completion of the global offering without exceeding such ownership cap; • the Matching Issuance; • 351,351,348 shares issuable immediately following the completion of the global offering pursuant to the concurrent private placement; and • shares issuable in connection with (i) the conversion of any convertible promissory notes that may be issued under our NPAs following the completion of the global offering, (ii) draws under our NPAs that are settled directly in shares of Class N common stock following the completion of the global offering, (iii) Public Benefit Issuances, (iv) donations that we match under our Donation Matching Plan, and (v) certain contractual rights to private placement following the completion of the global offering. For a description of the conversion mechanics of the outstanding notes and the rights to future issuances of notes and Class N common stock, see the section titled “5.12.3 Convertible Notes.” Additionally, certain holders of our Class N common stock are entitled to registration rights with respect to their shares, the exercise of which could facilitate sales of large blocks of our shares into the public market following any applicable lock-up period. See the section titled “11.2.5 Registration Rights” for a description of these registration rights.

11.2.1.3.4 Sunset Provisions

<table>
<tr><th></th><th>Class T Sunset Time</th><th>Class F Sunset Time</th></tr>
<tr><td>Trigger</td><td>The Class T Sunset Time occurs when no Class T common stock remains outstanding, including due to the redemption of our Class T common stock or an amendment to the rights of our Class T common stock that eliminates our Class T common stock, which in each case requires the approval of persons comprising the Trust Amendment Threshold. The Trust Amendment Threshold may be satisfied as follows:

• if the Trustees are voting in favor of the action, upon approval of 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up));

• if our Class F common stock remains outstanding and the Trustees are not voting in favor of the action:

○ until the third anniversary of the completion of the global offering, upon approval by (i) our Class F common stock acting pursuant to the unanimous approval of the Continuing Founders, (ii) a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock), and (iii) a majority of the votes cast by outstanding Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or

○ at any time, upon approval by (i) our Class F common stock acting by decision of 66 2/3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock), and (iii) a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of outstanding Class A common stock); or

• if no Class F common stock remains outstanding and the Trustees are not voting in favor of the action, upon approval of 85% of the outstanding Class A common stock.

The Class T Sunset Time does not occur automatically upon the lapse of time or the occurrence of specific events. Any action resulting in the occurrence of the Class T Sunset Time requires approval of persons comprising the Trust Amendment Threshold.

The Class T Sunset Time, once triggered, is not subject to extension, delay, or waiver.</td><td>The Class F Sunset Time occurs on the earlier of (i) the time when no Class F common stock remains outstanding, including due to the redemption of our Class F common stock agreed to by a Supermajority of the Continuing Founders or upon the dissolution of the Founder LLC, and (ii) the completion of the Class F Transition Period. The Class F Transition Period commences when there have been fewer than three Continuing Founders (not including any successor member who is a "Non-Qualifying Member" as defined in the Founder LLC Agreement) for 90 consecutive calendar days.

A Continuing Founder will be removed from the Founder LLC upon the earliest to occur of (i) such Continuing Founder's resignation as a member of the Founder LLC; (ii) such Continuing Founder's death or incapacity; (iii) with respect to each of our seven original co-founders, such original co-founder's ceasing to hold (together with such original co-founder's related holders) on any record date for a vote of our stockholders a number of shares of Class A common stock (including shares subject to options, RSUs, and other convertible securities) equal to at least 2% of the shares of Class A common stock held by such original co-founder and their related holders as of the completion of the global offering; (iv) such Continuing Founder's removal for "cause," which includes specified competitive activities described in the Founder LLC Agreement; (v) with respect to any successor member admitted to the Founder LLC prior to the commencement of the Class F Transition Period, other than a successor member who is a member during the Class F Transition Period, the tenth anniversary of the completion of the global offering; or (vi) with respect to each of our seven original co-founders, the commencement of a leave of absence approved by a Supermajority of the other Continuing Founders, which may not be approved during the Class F Transition Period or if the grant of the leave of absence would itself cause the Class F Transition Period to commence.

Removals due to resignation, death, or the occurrence of the tenth anniversary of the completion of the global offering occur automatically without any determination by any other person. Removals due to incapacity require determination by a qualified physician jointly selected by the affected Continuing Founder and a majority of the other Continuing Founders (in the case of physical or mental impairment) or determination by a Supermajority of the other Continuing Founders (in the case of wrongful imprisonment, unlawful detention, or captivity or restraint), subject to the affected Continuing Founder's right to contest such determination. Removals due to cause require an affirmative determination by a Supermajority of the other Continuing Founders, subject to the affected Continuing Founder's right to contest such determination or, in the case of specified categories of cause, to cure the basis for such removal.</td></tr>
</table>

272

273 Class T Sunset Time Class F Sunset Time Removals due to incapacity, cause, or the failure to maintain the minimum ownership threshold require prior written notice from the Founder LLC by action of a majority of the other Continuing Founders. If a Continuing Founder is removed due to death or incapacity during the first ten years following the completion of the global offering, a successor member may be admitted to the Founder LLC and will count toward the three Continuing Founders required to avoid triggering the Class F Transition Period until the tenth anniversary of the completion of the global offering. The Class F Sunset Time, once triggered, is not subject to extension, delay, or waiver. Changes in Voting Power and Director Election and Removal Rights Prior to the Class T Sunset Time, the LTBT, as the sole holder of Class T common stock, will generally have the authority to elect and remove the Class T directors, who constitute a majority of the authorized members of our board of directors. The share of our Class T common stock has no voting rights with respect to matters submitted to stockholders generally, except as set forth within our amended and restated certificate of incorporation, including with respect to the election of a majority of our board of directors or as required by law. Following the Class T Sunset Time, if our Class F common stock remains outstanding, our Class A common stock and Class F common stock, voting together as a single class, will elect all of our directors. Because our Class F common stock is entitled to an aggregate number of votes equal to 50.1% of the total voting power of our outstanding shares of capital stock, the Founder LLC would have the ability to determine the outcome of all matters submitted to a vote of stockholders generally, including the election of all directors. If neither our Class T common stock nor Class F common stock remains outstanding, our Class A common stock would have the ability to determine the outcome of all matters submitted to a vote of stockholders generally, including the election of all directors. Prior to the Class F Sunset Time, our Class F common stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date and, together with our Class A common stock, voting together as a single class, will elect our directors other than the Class T directors and decide all other matters put to a vote of stockholders generally. Immediately after the Class F Sunset Time, if our Class T common stock remains outstanding, the LTBT would continue to have the authority to elect and remove the Class T directors, who would constitute a majority of the authorized members of our board of directors. However, the LTBT would no longer need to comply with the procedures for nomination, removal, or change in the Class T director designated as the Specified Class T Director. In such a case, our Class A common stock would elect and remove the remaining directors and decide all other matters put to a vote of stockholders generally. If neither our Class T common stock nor Class F common stock remains outstanding, our Class A common stock would have the ability to determine the outcome of all matters submitted to a vote of stockholders generally, including the election of all directors. 11.2.1.3.5 Preferred Stock After the completion of the global offering, no shares of our preferred stock will be outstanding. Pursuant to our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the global offering, our board of directors (if 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) approve) will have the authority, subject to limitations set forth in such amended and restated certificate of incorporation or prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders; provided that prior to the Class F Sunset Time, our board of directors shall not designate or issue any series of preferred stock without the affirmative vote or consent of the Founder LLC. Our board of directors (if 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) approve) can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Subject to limitations set forth in our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the global offering, or prescribed by Delaware law, we may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock, including the likelihood that such

274 holders will receive dividend payments and payments upon liquidation. If we were to issue shares of preferred stock with the right to vote on matters submitted to our stockholders generally, the voting power of our outstanding Class A common stock would be diluted, while the voting power of our Class F common stock would remain fixed at an aggregate of 50.1% of the total voting power of our outstanding shares of capital stock as of the applicable record date with respect to such matters. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock. We have no current plan to issue any shares of preferred stock. 11.2.2 Convertible Securities For information on the Company’s convertible securities, see the section titled “5.12.3 Convertible Notes” and Note 9 and Note 10 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”), as well as “11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance” with respect to the Preferred Stock Conversion and the Convertible Notes Conversion. 11.2.3 Options As of September 30, 2026, we had outstanding options to purchase an aggregate of 1,774,342,693 shares of our Class A common stock, with a weighted-average exercise price of $2.91 per share, under our 2021 Plan. For information regarding the terms of the Company’s outstanding options, see the section titled “9.12.2.18 Equity Plans.” 11.2.4 RSUs As of September 30, 2026, we had outstanding 1,127,993,950 shares of our Class A common stock issuable upon the vesting and settlement of RSUs under our 2021 Plan. For information regarding the terms of the Company’s outstanding RSUs, see the section titled “9.12.2.18 Equity Plans.” 11.2.5 Registration Rights After the completion of the global offering, certain holders of our Class A common stock (including those issuable upon conversion of our Class N common stock) will be entitled to rights with respect to the registration of their shares under the U.S. Securities Act. These registration rights are contained in our IRA. We and certain holders of our stock are parties to our IRA. In addition, we are party to separate registration rights agreements with each of Google and Broadcom (the “Infrastructure Partner RRA”) that we entered into in connection with NPAs with those parties, which provide Google and Broadcom with registration rights separate from the registration rights under our IRA, as described below under “11.2.5.4 Registration Rights of Google” and “11.2.5.5 Registration Rights of Broadcom.” The registration rights set forth in our IRA will expire upon the earliest to occur of (i) the second anniversary of the date of completion of the global offering, (ii) with respect to any particular holder, when such stockholder is able to sell all of its shares pursuant to Rule 144 under the U.S. Securities Act or any similar exemption during any three-month period, or (iii) the termination of our IRA. We will pay the registration expenses (other than underwriting discounts and commissions) of the holders of the shares registered pursuant to the registrations described below. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The registration rights described in this section do not entitle any holder to notice of, or to include shares in, the global offering. The exercise of these registration rights is subject to the lock-up agreements described in the section titled “8.6 Lock-Up and Market Standoff Agreements;” to the extent applicable to the shares being registered. The shares of Class N common stock to be sold in the concurrent private placement are not subject to those lock-up agreements. 11.2.5.1 Demand Registration Rights After the completion of the global offering and the closing of the concurrent private placement, the holders of up to 8,527,685,412 shares of our Class A common stock (including those issuable upon conversion of our Class N common stock) will be entitled to certain demand registration rights, including those set forth in our IRA and Google’s registration rights described below under “11.2.5.4 Registration Rights of Google.” Under our IRA, at any time beginning six months after the effective date of the global offering, the holders of at least 60% of the shares registrable under our IRA that are entitled to vote can request that we register the offer and sale of their shares. Such a request for registration must cover securities, the anticipated aggregate offering price of which, net of underwriting discounts and commissions, is at least $200,000,000. We are obligated to effect only two such registrations. If we determine that it would be seriously detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than twice in any 12-month period, for a period of up to 120 days. Additionally, we will

275 not be required to effect a demand registration during the period beginning 90 days prior to our good faith estimate of the date of filing of, and ending on a date 90 days following the effective date of, a registration statement relating to an offering by us (or, in the case of the global offering, ending on a date 180 days following the effective date of such related registration statement), provided that we are actively employing in good faith all reasonable efforts to cause such registration statement to become effective. We are also not obligated to effect a demand registration if the initiating holders propose to dispose of shares that may be immediately registered on Form S-3 pursuant to the Form S-3 registration rights described below. 11.2.5.2 Piggyback Registration Rights After the completion of the global offering, if we propose to register the offer and sale of our Class A common stock (including shares issuable upon conversion of our Class N common stock) under the U.S. Securities Act, in connection with the public offering of such Class A common stock the holders of up to 10,066,010,871 shares of our Class A common stock will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations and the registration rights under our convertible note agreements, which consist of the Google RRA and the Infrastructure Partner RRA described below. As a result, whenever we propose to file a registration statement under the U.S. Securities Act, other than with respect to (i) a registration related to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the U.S. Securities Act, (ii) a registration on any registration form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares, or (iii) a registration in which the only Class A common stock being registered is Class A common stock issuable upon conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations and/or cutbacks, to include their shares in the registration. If the underwriters limit the number of shares to be included in an underwritten offering, the number of registrable shares included may not be reduced below 20% of the total securities included in the offering, and shares held by our co- founders may not be included if any registrable shares held by other selling holders are excluded. 11.2.5.3 S-3 Registration Rights After the completion of the global offering and the closing of the concurrent private placement, the holders of up to 8,527,685,412 shares of our Class A common stock (including those issuable upon conversion of our Class N common stock) will be entitled to certain Form S-3 registration rights, including those set forth in our IRA and Google’s registration rights described below under “11.2.5.4 Registration Rights of Google.” Under our IRA, the holders of at least 60% of the shares registrable under our IRA that are entitled to vote may make a written request that we register the offer and sale of their shares on a registration statement on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which is at least $2,000,000, net of any underwriting discounts and commissions. These stockholders may make an unlimited number of requests for registration on Form S-3; however, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the 12-month period preceding the date of the request. Additionally, if we determine that it would be seriously detrimental to us and our stockholders to effect such a registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 120 days. We are also not required to effect a registration on Form S-3 during the period ending 180 days after the effective date of a registration statement subject to the piggyback registration rights described above. 11.2.5.4 Registration Rights of Google We entered into the Google RRA in May 2026 in connection with our Google 2026 NPA, pursuant to which Google may acquire shares of our capital stock. Under the Google RRA, shares of our capital stock held by Google that are not covered by the registration rights under our IRA are registrable, subject to customary exceptions. During the one-year period following the effective date of the registration statement with respect to the U.S. offering, Google may make a single demand that we register the resale of all of its registrable shares that are not then salable pursuant to Rule 144. In addition, once we are eligible to use Form S-3, we are required to register on Form S-3, within 60 days of each quarterly closing under the Google 2026 NPA, the resale of the registrable shares acquired at such closing and of any registrable shares not previously registered, and to keep such registrations effective for so long as Google holds registrable shares. Except as described below regarding a Restricted Period Demand, registrations under the Google RRA are subject to customary deferral and blackout provisions, including our right, if our board of directors determines in good faith that filing a demand registration statement would be seriously detrimental to us and our stockholders, to defer the filing until the earlier of 10 business days after we file our next Quarterly Report on Form 10-Q and 120 days after we receive the demand (the “deferral right”). Google may not exercise its registration rights under the Google RRA after

276 February 7, 2033 or, if earlier, the date that is 12 months following the final quarterly closing under the Google 2026 NPA. In connection with the concurrent private placement, we entered into a Class N common stock purchase agreement with Google (the “Google Purchase Agreement”), under which shares of our Class A common stock underlying shares of Class N common stock that Google purchases in the concurrent private placement will be registrable under the Google RRA. The Google Purchase Agreement also amends the Google RRA such that, until the earlier of the second trading day following our release of earnings for the quarter ending March 31, 2027 and the 180th day after the date of this prospectus (the “Restricted Period”), we are not required to publicly file a registration statement under the Google RRA. If Google makes its demand during the Restricted Period (a “Restricted Period Demand”), we must use our reasonable best efforts to confidentially submit a registration statement within 60 days after receiving the demand, publicly file it no later than the later of two business days after the Restricted Period ends and the date on which it would otherwise be required to be filed after giving effect to the deferral right, and cause it to become effective as promptly as practicable thereafter. Other than the deferral right, we may not exercise any suspension, deferral, or blackout right in a manner that would reasonably be expected to delay the filing or effectiveness of that registration statement. 11.2.5.5 Registration Rights of Broadcom We entered into the Infrastructure Partner RRA in June 2026 in connection with the Infrastructure Partner 2026 NPA that may be assigned by Broadcom, subject to our consent (not to be unreasonably withheld), to a designated financial partner, pursuant to which we may issue convertible promissory notes to Broadcom or a designated financial partner. Registrable shares under the Infrastructure Partner RRA generally consist of the shares of our Class A common stock issuable upon conversion of our Class N common stock issued upon conversion of the notes, subject to customary exceptions. Once we are eligible to use Form S-3, we are required to file, within 60 days, a shelf registration statement covering resales of these registrable shares, and to keep it effective and effect takedowns at the request of the holder of these shares for so long as these registrable shares are held. The holder of these registrable shares also has demand registration rights following the listing of our securities, limited to one demand registration for every $5.0 billion of notes issued and subject to a $500,000,000 minimum offering size (unless the holder of these registrable shares is selling all of its remaining registrable shares), and piggyback registration rights subject to exceptions substantially similar to those described above with respect to our IRA. The holder of these registrable shares may effect up to three underwritten offerings, including block trades, in any 12-month period, subject to the same $500,000,000 minimum, and registrations under the Infrastructure Partner RRA are subject to customary deferral and blackout provisions. If the underwriters impose a cutback in an underwritten offering, shares held by our co-founders will not be included if any shares held by the holder of these registrable shares are excluded. If we grant registration rights to other securityholders, or amend their existing registration rights, on terms more favorable than those provided to the holder of these registrable shares, we must offer to amend the rights of the holder of these registrable shares to be at least as favorable, and the holder of these registrable shares is entitled to proportionate treatment if lock-up or similar restrictions are waived for other stockholders in connection with a registration, in each case subject to specified exceptions. The Infrastructure Partner RRA terminates upon the earlier of the date on which the holder of these registrable shares and its permitted transferees no longer hold registrable shares and the date that is nine months after the latest maturity date of any outstanding note issued under the Infrastructure Partner 2026 NPA. As of the date of this prospectus, no notes have been issued under the Infrastructure Partner 2026 NPA and, accordingly, no registrable shares are outstanding under the Infrastructure Partner RRA. 11.2.6 Securities Issued Since November 2023 From November 2023 through the date of this prospectus, we have issued the following unregistered securities: 11.2.6.1 Preferred Stock Issuances From January 2024 to May 2024, we sold an aggregate of 39,978,675 shares of our Series D-1 and D-3 redeemable convertible preferred stock to 54 accredited investors at a purchase price of $30.0045 per share, for an aggregate purchase price of approximately $1.2 billion. In January 2024, we issued 33,328 shares of our Series D-1 redeemable convertible preferred stock to one accredited investor upon conversion of a simple agreement for future equity with a principal amount of $1 million at a purchase price of $30.0045 per share. In January 2024, we issued 4,443,769 shares of our Series D-2 redeemable convertible preferred stock to two accredited investors upon conversion of simple agreements for future equity with an aggregate principal amount of $120.0 million at a purchase price of $27.0041 per share. From January 2025 to March 2025, we sold an aggregate of 63,610,106 shares of our Series E-1 redeemable convertible preferred stock to 72 accredited investors at a purchase price of $56.0865 per share, for an aggregate purchase price of

277 $3.6 billion. From January 2025 to March 2025, we issued 95,281,934 shares of our Series E-2 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of our convertible promissory notes at a purchase price of $20.9280 per share for an aggregate purchase price of $2.0 billion. In January 2025, we issued 12,664,555 shares of our Series E-3 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of a convertible promissory note at a purchase price of $44.8692 per share for an aggregate purchase price of $568.2 million. In January 2025, we issued 15,342,945 shares of our Series E-4 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of a convertible promissory note at a purchase price of $50.4779 per share for an aggregate purchase price of $774.5 million. In January 2025, we issued 24,243,584 shares of our Series E- 5 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of a convertible promissory note at a purchase price of $53.2822 per share for an aggregate purchase price of $1.3 billion. From August 2025 to September 2025, we (i) sold an aggregate of 92,219,720 shares of our Series F-1 redeemable convertible preferred stock to 202 accredited investors at a purchase price of $140.9676 per share, for an aggregate purchase price of $13.0 billion and (ii) issued 20,739,866 shares of our Series F-2 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of our convertible promissory notes at a purchase price of $20.9280 per share for an aggregate purchase price of $434.0 million. In October 2025, we repurchased 4,453,900 shares of our Series B redeemable convertible preferred stock from the U.S. government, to which such shares had been forfeited by former holders in legal proceedings to which we were not a party, at a purchase price of $140.9676 per share, and contemporaneously resold such shares to nine accredited investors at the same price per share, for aggregate consideration of $627.9 million. We did not receive any net proceeds from these transactions. From January 2026 to February 2026, we sold an aggregate of 90,510,425 shares of our Series G-1 redeemable convertible preferred stock to 261 accredited investors at a purchase price of $259.1364 per share, for an aggregate purchase price of $23.5 billion. From January 2026 to May 2026, we sold an aggregate of 83,928,770 shares of our Series G-2 non-voting redeemable convertible preferred stock to five accredited investors at a purchase price of $259.1364 per share, for an aggregate purchase price of $21.7 billion. From January 2026 to February 2026, we issued 20,562,886 shares of our Series G-3 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of our convertible promissory notes at a purchase price of $20.9280 per share, for an aggregate purchase price of $430.3 million. In January 2026, we issued 3,321,638 shares of our Series G-4 non-voting redeemable convertible preferred stock to one accredited investor upon conversion of our convertible promissory notes at a purchase price of $233.2228 per share for an aggregate purchase price of $774.7 million. From May 2026 to June 2026, we sold an aggregate of (i) 77,637,878 shares of our Series H-1 redeemable convertible preferred stock to 305 accredited investors at a purchase price of $589.0095 per share, for an aggregate purchase price of $45.7 billion, and (ii) 33,110,291 shares of our Series H-2 non-voting redeemable convertible preferred stock to 11 accredited investors at a purchase price of $589.0095 per share, for an aggregate purchase price of $19.5 billion. 11.2.6.2 Convertible Note Issuances From November 2023 through the date of this prospectus, we issued convertible promissory notes in an aggregate principal amount of $10.2 billion to two accredited investors. 11.2.6.3 Option and RSU Issuances From November 2023 through the date of this prospectus, we granted to our directors, officers, employees, consultants, and other service providers options to purchase an aggregate of 2,066,876,470 shares of our Class A common stock under our equity compensation plans at exercise prices ranging from approximately $0.6420 to $57.536 per share. From November 2023 through the date of this prospectus, we issued to our directors, officers, employees, consultants, and other service providers an aggregate of 412,076,522 shares of our Class A common stock upon the exercise of options under our equity compensation plans at exercise prices ranging from approximately $0.0859 to $24.5360 per share, for a weighted-average exercise price of $1.2127 per share. From November 2023 through the date of this prospectus, we granted to our directors, officers, employees, consultants, and other service providers an aggregate of 1,218,405,567 RSUs to be settled in shares of our Class A common stock under our equity compensation plans. From November 2023 through the date of this prospectus, we granted to our directors, officers, employees, consultants, and other service providers RSAs covering an aggregate of 214,960 shares of our Class A common stock under our equity compensation plans.

278 11.2.6.4 Securities Issued in Connection with Acquisitions From November 2023 through the date of this prospectus, we issued an aggregate of 37,777,793 shares of our Class A common stock, 848,882 shares of our Class N common stock, and options to purchase 376,320 shares of our Class A common stock in connection with our acquisitions of certain companies or their assets and as consideration to individuals and entities who were former service providers or stockholders of such companies. None of the foregoing transactions involved any underwriters, underwriting discounts and commissions, or any public offering. We believe the offers, sales, and issuances of the above securities were exempt from registration under the U.S. Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the U.S. Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. 11.3 Anti-Takeover Provisions Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which will become effective immediately prior to the completion of the global offering that are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. 11.3.1 Delaware Law We have elected not to be governed by the provisions of Section 203 of the DGCL prior to the later to occur of the Class F Sunset Time and the Class T Sunset Time, but our amended and restated certificate of incorporation will provide that the restrictions contained in Section 203 will apply to us immediately following the later to occur of either the Class F Sunset Time or the Class T Sunset Time. Following the later to occur of the Class F Sunset Time or the Class T Sunset Time, we will thereafter be governed by Section 203, which generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: • the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder; • upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% in voting power of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or • at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. In general, Section 203 defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years did own, 15% or more in voting power of the corporation’s outstanding voting stock.

279 11.3.2 Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions Our amended and restated certificate of incorporation and our amended and restated bylaws, which will become effective immediately prior to the completion of the global offering, will include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including but not limited to the following: 11.3.2.1 Multi-Class Common Stock As described above in the sections titled “11.2.1.3 Our Capital Stock Following Completion of the Global Offering” and “9.4 Board of Directors,” our amended and restated certificate of incorporation provides for a multi-class common stock structure. Under this governance structure, we expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future, including the approval by our stockholders of significant corporate transactions such as a merger or other sale of the Company or its assets. Such transactions also require approval of our board of directors, a majority of whom are elected by the LTBT. Holders of our Class A common stock generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote, unless a majority of the Continuing Founders cannot agree on how our Class F common stock will be voted (in which case our Class F common stock will generally be voted proportionately with the votes of our Class A common stock cast on the matter). 11.3.2.2 Classified Board Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the global offering will provide that, prior to the Class F Sunset Time, we will not have a classified board of directors, and all directors will be elected for annual terms. Each director’s term will continue until the next annual meeting and until the election and qualification of their successor, or their earlier death, resignation, or removal. Following the Class F Sunset Time, our board of directors will shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors would be assigned by the then-current board of directors to a class. If our Class T common stock remains outstanding, the Class T directors and the remaining directors shall be allocated among the classes so that each class includes a proportionate number of Class T directors and other directors. Upon expiration of the term of a class of directors, directors for that class would each be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors would be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term would continue until the third annual meeting of stockholders following their election and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. Any increase or decrease in the number of directors would be distributed among the three classes so that, as nearly as practicable, each class would consist of one-third of our directors. 11.3.2.3 Board Vacancies Our amended and restated certificate of incorporation and amended and restated bylaws will provide that (i) prior to the Class T Sunset Time, only the holder of our Class T common stock can fill vacant directorships of any Class T director, subject to the nomination procedures for the Specified Class T Director; and (ii) prior to the Class F Sunset Time, vacant or newly created directorships for any directors other than our Class T directors can be filled by (A) our board of directors, in accordance with, and following receipt of written notice from, the Founder LLC recommending the person proposed to fill such director seat or (B) the holders of our Class A common stock and Class F common stock, voting together or acting by written consent. Following the Class F Sunset Time, only our board of directors will be permitted to fill vacant or newly created directorships for any directors other than our Class T directors. Prior to the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set only with the approval of 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)); provided that until the earlier to occur of the Class F Sunset Time or the Class T Sunset Time, such total number of authorized directors must be an odd number. Following the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set with the approval of a majority of the authorized members of our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors.

280 11.3.2.4 Advance Notice Requirements for Stockholder Proposals and Director Nominations Our amended and restated bylaws will provide advance notice procedures for stockholders, other than holders of Class T common stock or Class F common stock nominating directors in accordance with nomination procedures in our certificate of incorporation or the Stockholders’ Agreement, seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders. Our amended and restated bylaws will also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at a meeting of stockholders if the proper procedures are not followed. In addition, our NGC will have the right to receive 30 days’ prior written notice of any nomination of persons to serve as a director by the LTBT or the Founder LLC or the proposed removal of such directors, as well as appointments and removals of the Trustees. Our NGC may waive such notice periods in its discretion. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company. 11.3.2.5 Special Meetings of Stockholders Our amended and restated certificate of incorporation and amended and restated bylaws will provide that special meetings of stockholders may be called only by (i) our board of directors acting pursuant to a resolution adopted by a majority of the authorized members of our board of directors; (ii) the chairperson of our board of directors; (iii) our Chief Executive Officer; (iv) our President; (v) following the Class F Sunset Time, a majority of the directors who are not Class T directors; (vi) prior to the Class F Sunset Time and only with respect to a special meeting at which holders of our Class E common stock will be asked to vote on a proposal, the secretary of the Company; or (vii) prior to the Class F Sunset Time, the Founder LLC as the holder of our Class F common stock. 11.3.2.6 No Cumulative Voting The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting. 11.3.2.7 Action by Written Consent Prior to the Class F Sunset Time and the Class T Sunset Time, stockholders may act by written consent only with respect to (i) any action to nominate, elect, or remove directors or appoint a director to fill any vacancy or newly created directorship; (ii) any action to satisfy certain redemption and protective provisions in our amended and restated certificate of incorporation related to our Class F common stock, Class T common stock, and Class E common stock; and (iii) any matter on which stockholders vote together as a single class if such matter is first approved or requested by our board of directors. From and after the Class T Sunset Time, only the holder of the single share of Class F common stock may act by written consent, and from and after the Class F Sunset Time, only the holder of the single share of Class T common stock may act by written consent, in each case, only with respect to the actions described above. From and after the occurrence of both the Class F Sunset Time and the Class T Sunset Time, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Class E common stock must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. 11.3.2.8 Amendment of Certificate of Incorporation and Bylaws Provisions Prior to the Class F Sunset Time, a majority of the voting power of our Class A common stock and Class F common stock, voting together as a single class, can amend certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws. Following the Class F Sunset Time, 66 2/3% of the voting power of our Class A common stock can amend certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws. 11.3.2.9 Issuance of Undesignated Preferred Stock Subject to limitations in our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the global offering, or prescribed by Delaware law, our board of directors will have the authority, if 80% of the authorized members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) approve, and without further action by our stockholders, to issue up to 30,000,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors, provided that, prior to the Class F Sunset Time, our board of directors shall not designate

281 or issue any series of preferred stock without the affirmative vote or consent of the Founder LLC. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means. 11.3.2.10 Exclusive Forum Our amended and restated bylaws, which will become effective immediately prior to the completion of the global offering, will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, stockholders, or officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, (iv) any action arising pursuant to or to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, except for, in all cases, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). Section 22 of the U.S. Securities Act establishes concurrent jurisdiction for federal and state courts over U.S. Securities Act claims. Accordingly, both state and federal courts have jurisdiction to hear such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws will also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for resolving any complaint asserting a cause or causes of action arising under the U.S. Securities Act against any person in connection with any offering of our securities, including, without limitation, any auditor, underwriter, expert, control person, or other defendant. Unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any derivative action or proceeding brought to enforce any duty or liability created by the U.S. Exchange Act or the rules or regulations thereunder. All other claims arising under the U.S. Exchange Act may be brought in any federal court of competent jurisdiction. Any person or entity purchasing, holding, or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note that stockholders cannot waive compliance (or consent to non-compliance) with the federal securities laws and the rules and regulations thereunder. 11.4 Founder LLC Agreement Our co-founders intend to enter into the Founder LLC Agreement. We expect the Founder LLC Agreement to become effective substantially concurrently with the filing and acceptance of our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. Our Class F common stock will be held by the Founder LLC. Our Class F common stock will be voted by the Founder LLC in a manner determined pursuant to the Founder LLC Agreement. Generally, the Founder LLC will vote as determined by a majority of the Continuing Founders. Our seven co-founders will each initially be a Continuing Founder. Upon the incapacity or death of any of our co-founders, a successor member may be admitted to the Founder LLC as a Continuing Founder until the tenth anniversary of the completion of the global offering. When there have been fewer than three Continuing Founders (not including any successor member who is a “Non- Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days, the 450-day Class F Transition Period will commence. Upon completion of the Class F Transition Period, all of our Class F common stock and Class E common stock then issued and outstanding will be redeemed by us for no consideration and certain other governance changes will take effect. Regardless of the length of time that has elapsed since the completion of the global offering or the circumstances that resulted in the removal of a Continuing Founder, one or more successor members may be admitted to the Founder LLC during the Class F Transition Period, as needed to ensure that there are three Continuing Founders serving until completion of the Class F Transition Period. The admission of any successor member during the Class F Transition Period will not cure the event that commenced the Class F Transition Period or extend the Class F Transition Period.

A Continuing Founder will be removed from the Founder LLC upon the earliest to occur of (i) such Continuing Founder's resignation as a member of the Founder LLC; (ii) such Continuing Founder's death or incapacity; (iii) with respect to each of our seven original co-founders, such original co-founder's ceasing to hold (together with such original co-founder's related holders) on any record date for a vote of our stockholders a number of shares of Class A common stock (including shares subject to options, RSUs, and other convertible securities) equal to at least 2% of the shares of Class A common stock held by such original co-founder and their related holders as of the completion of the global offering; (iv) such Continuing Founder's removal for "cause" (as defined in the Founder LLC Agreement), which includes specified competitive activities described in the Founder LLC Agreement; (v) with respect to any successor member admitted to the Founder LLC prior to the commencement of the Class F Transition Period, other than a successor member who is a member during the Class F Transition Period, the tenth anniversary of the completion of the global offering; or (vi) with respect to each of our seven original co-founders, the commencement of a leave of absence approved by a Supermajority of the other Continuing Founders, which may not be approved during the Class F Transition Period or if the grant of the leave of absence would itself cause the Class F Transition Period to commence.

Each Continuing Founder will be entitled to one vote when determining how our Class F common stock will be voted. If a majority of the Continuing Founders cannot agree on how our Class F common stock will be voted, then our Class F common stock will generally be voted proportionately with the votes of our Class A common stock cast on the matter (subject to a quorum of a majority of outstanding Class A common stock). With respect to certain matters, our Class F common stock will be voted "for" the proposal only if a greater threshold of Continuing Founders agree, and if the greater threshold is not met, our Class F common stock will be voted "against" the proposal. See the section titled "*11.5 Class F Common Stock Voting Mechanics*."

The Founder LLC Agreement will not govern the voting of any shares of our Class A common stock held by the co-founders or their related holders. Each co-founder (or their related holders) will be able to vote shares of our Class A common stock held by them in their discretion, regardless of the manner in which the Founder LLC will vote our Class F common stock.

For additional information on the election and removal of directors, including the respective roles of the LTBT, the Founder LLC and the holders of our Class A common stock, see "*9.4 Board of Directors*."

11.5 Class F Common Stock Voting Mechanics

Under the terms of the Founder LLC Agreement, the manner in which our Class F common stock will be voted will be determined as follows:

Matter	Threshold(1)	If threshold is met	Otherwise
General stockholder matters	Majority(2)	Class F common stock is voted accordingly.	Class F common stock is voted proportionately with the votes of Class A common stock cast (subject to a quorum of a majority of outstanding Class A common stock).
Amendments to Class F rights	Supermajority(3)(4)	Class F common stock is voted "for" the proposal.	Class F common stock is voted "against" (or "withhold" as to) the proposal.
Amendments to LTBT / Class T rights	Trust Amendment Supermajority(4)(5)	Class F common stock is voted "for" the proposal.	Class F common stock is voted "against" (or "withhold" as to) the proposal.
Written consent	The applicable majority, Supermajority(3), or Trust Amendment Supermajority(5) if action were taken at a meeting.	Consent is delivered with respect to our Class F common stock.	No consent is delivered with respect to our Class F common stock.

(1) Each Continuing Founder will be entitled to one vote when determining how our Class F common stock will be voted.
(2) If a majority of the Continuing Founders deliver the same instruction as to how the votes corresponding to our Class F common stock shall be cast, including "for," "against," or "withhold," but excluding an instruction to "abstain," our Class F common stock will be voted accordingly. If a majority of the Continuing Founders deliver instructions to "abstain" or do not deliver the same or any instructions, our Class F common stock will be voted proportionately with the votes of Class A common stock cast (subject to a quorum of a majority of the outstanding Class A common stock). For example, if a quorum is present and 75% of the votes cast by the Class A common stock entitled to vote were cast "for" and 25% of the votes cast by the Class A common stock entitled to vote were cast "against," the Class F common stock would cast its votes proportionally, with 75% voted "for" and 25% voted "against," such that the votes cast by the holders of Class A common stock determine the outcome of the matter.

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(3) "Supermajority" means the total number of Continuing Founders entitled to vote, minus one, delivers instructions to vote "for" the proposal. If there are fewer than three Continuing Founders, a Supermajority requires unanimity of Continuing Founders.
(4) If a proposal requires both a Supermajority and a Trust Amendment Supermajority, both thresholds must be satisfied.
(5) A "Trust Amendment Supermajority" will be satisfied if (i) 66 2/3% of the Continuing Founders, rounded up to the nearest whole number, deliver instructions to vote "for" the proposal, and approval by 75% of the votes cast by our Class E common stock (subject to a quorum of a majority of outstanding Class E common stock) and a majority of the votes cast by our Class A common stock (subject to a quorum of a majority of the outstanding shares of Class A common stock) is also obtained or (ii) until the third anniversary of the completion of the global offering, the Continuing Founders unanimously deliver instructions to vote "for" the proposal, and approval by a majority of the votes cast by our Class E common stock (subject to a quorum of 40% of our outstanding Class E common stock) and a majority of the votes cast by our outstanding Class A common stock (subject to a quorum of a majority of outstanding shares of Class A common stock) is also obtained. Pursuant to the Stockholders' Agreement, the Founder LLC will also vote or consent the share of Class F common stock in favor of amendments that are approved by 80% of the authorized members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)).

11.6 Certain Relationships and Related Person Transactions

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the section titled "*9.12 Compensation and Benefits*," the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:

- we have been or are to be a participant;
- the amount involved exceeded or exceeds $120,000; and
- any of our directors, executive officers, or holders of more than 5% of any class of our outstanding voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

11.6.1 Equity Financings

The redeemable convertible preferred stock financings described below will be converted into shares of our Class A common stock and Class N common stock as part of the Preferred Stock Conversion which is expected to occur immediately prior to the completion of the offering, see "*11.2.1.1.2 Redeemable Convertible Preferred Stock*" and ""*11.2.1.2 Initial Public Benefit Issuance, Preferred Stock Conversion, Convertible Notes Conversion and Class F Stock Issuance.*"

11.6.1.1 Series H Redeemable Convertible Preferred Stock Financing

From May 2026 to June 2026, we sold an aggregate of 77,637,878 shares of our Series H-1 redeemable convertible preferred stock at a purchase price of $589.0095 per share, for an aggregate purchase price of $45,729,447,703. The following table summarizes purchases of our Series H-1 redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series H-1 Redeemable Convertible Preferred Stock	Total Purchase Price
Spark Capital (1)	747,016	$ 439,999,521
Bodhi LLC (2)	16,977	$ 9,999,614

(1) Shares purchased by Spark Capital Growth Fund VI, L.P. and Spark Capital Growth Fund Holdings 2026, LLC. Yasmin Razavi, a member of our board of directors, is a managing member of the General Partner of each of Spark Capital Growth Fund VI, L.P. and Spark Capital Growth Fund Holdings 2026, LLC.
(2) Bodhi LLC is wholly owned by Vas Narasimhan, a member of our board of directors, and his wife.

11.6.1.2 Series G Redeemable Convertible Preferred Stock Financing

From January 2026 to February 2026, we sold an aggregate of 90,510,425 shares of our Series G-1 redeemable convertible preferred stock at a purchase price of $259.1364 per share, for an aggregate purchase price of $23,454,545,698. The following table summarizes purchases of our Series G-1 redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series G-1 Redeemable Convertible Preferred Stock	Total Purchase Price
Spark Capital (1)	96,474	$ 24,999,925

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(1) Shares purchased by Spark Capital Growth Founders' Fund V, L.P. and Spark Capital Growth Fund V, L.P. (each, a "**Spark V entity**," and collectively, "**Spark V entities**"), which are affiliates of Spark Capital. Yasmin Razavi, a member of our board of directors, is a managing member of the General Partner of each Spark V entity.

11.6.1.3 Series F Redeemable Convertible Preferred Stock Financing

From August 2025 to September 2025, we sold an aggregate of 92,219,720 shares of our Series F-1 redeemable convertible preferred stock at a purchase price of $140.9676 per share, for an aggregate purchase price of $12,999,992,602. The following table summarizes purchases of our Series F-1 redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series F-1 Redeemable Convertible Preferred Stock	Total Purchase Price
Spark Capital (1)	439,817	$ 61,999,947

(1) Shares purchased by the Spark V entities, which are affiliates of Spark Capital. Yasmin Razavi, a member of our board of directors, is a managing member of the General Partner of each Spark V entity.

11.6.1.4 Series E Redeemable Convertible Preferred Stock Financing

From January 2025 to March 2025, we sold an aggregate of 63,610,106 shares of our Series E-1 redeemable convertible preferred stock at a purchase price of $56.0865 per share, for an aggregate purchase price of $3,567,668,210. The following table summarizes purchases of our Series E-1 redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series E-1 Redeemable Convertible Preferred Stock	Total Purchase Price
Spark Capital (1)	1,782,959	$ 99,999,930

(1) Shares purchased by the Spark V entities, which are affiliates of Spark Capital. Yasmin Razavi, a member of our board of directors, is a managing member of the General Partner of each Spark V entity.

11.6.1.5 Series D Redeemable Convertible Preferred Stock Financing

From January 2024 to May 2024, we sold an aggregate of 39,978,675 shares of our Series D-1 and D-3 redeemable convertible preferred stock at a purchase price of $30.0045 per share, for an aggregate purchase price of $1,199,540,154. In January 2024, we issued 33,328 shares of our Series D-1 redeemable convertible preferred stock upon conversion of a SAFE with a principal amount of $1,000,000 at a purchase price of $30.0045 per share. The following table summarizes purchases of our Series D-1 redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series D-1 Redeemable Convertible Preferred Stock	Total Purchase Price
Spark Capital (1)	2,499,624	$ 74,999,968

(1) Shares purchased by Spark Capital Growth Founders' Fund IV, L.P. and Spark Capital Growth Fund IV, L.P. (each, a "**Spark IV entity**," and collectively, "**Spark IV entities**"), which are affiliates of Spark Capital. Yasmin Razavi, a member of our board of directors, is a managing member of the General Partner of each Spark IV entity.

11.6.1.6 Series C Redeemable Convertible Preferred Stock Financing

From March 2023 to June 2023, we sold an aggregate of 39,669,823 shares of our Series C-1 and C-2 redeemable convertible preferred stock at a purchase price of $11.2261 per share, for an aggregate purchase price of $445,337,400. In March 2023, we issued 89,078 shares of our Series C-1 redeemable convertible preferred stock upon conversion of a SAFE with a principal amount of $1,000,000 at a purchase price of $11.2261 per share. The following table summarizes purchases of our Series C-1 redeemable convertible preferred stock by related persons:

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285 Stockholder Shares of Series C-1 Redeemable Convertible Preferred Stock Total Purchase Price Spark Capital (1) 6,680,859 $ 74,999,991 __________________ (1) Shares purchased by the Spark IV entities, which are affiliates of Spark Capital. Yasmin Razavi, a member of our board of directors, is a managing member of the General Partner of each Spark IV entity. 11.6.2 Right of First Refusal Pursuant to certain of our equity compensation plans and certain agreements with our stockholders, including our amended and restated right of first refusal and co-sale agreement, dated as of May 28, 2026, we or our assignees have a right to purchase shares of our capital stock which stockholders propose to sell to other parties. This right will terminate upon completion of the global offering. Dario Amodei and Daniela Amodei, who are both executive officers and members of our board of directors, and entities affiliated with Spark Capital, are party to the right of first refusal and co-sale agreement. Yasmin Razavi, a member of our board of directors, is a managing member of the General Partner of entities affiliated with Spark Capital. 11.6.3 Voting Agreement We are party to an amended and restated voting agreement, dated as of May 28, 2026, under which certain holders of our capital stock, including entities affiliated with Spark Capital, have agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Upon completion of the global offering, the voting agreement will terminate and none of our Class A common stock or Class N common stock stockholders will have any special rights under our amended and restated voting agreement regarding the election or designation of members of our board of directors. Dario Amodei and Daniela Amodei, who are both executive officers and members of our board of directors, are party to the voting agreement. Yasmin Razavi, a member of our board of directors, is a managing member of the General Partner of entities affiliated with Spark Capital. 11.6.4 Tender Offers In April 2026, we facilitated a tender offer whereby a syndicate of stockholders commenced a tender offer to purchase shares of our Class A common stock from certain of our securityholders for $25.9136 per share in cash. Dario Amodei and Daniela Amodei, who are both executive officers and members of our board of directors, Krishna Rao, one of our executive officers, and Holden Karnofsky, the spouse of Daniela Amodei, sold shares of our Class A common stock in the tender offer. An aggregate of 179,883,540 shares of our Class A common stock were tendered in total pursuant to the tender offer for an aggregate purchase price of $4,661,437,298. In June 2025, we commenced a tender offer to purchase shares of our Class A common stock from certain of our securityholders for $5.61 per share in cash. Dario Amodei and Daniela Amodei, who are both executive officers and members of our board of directors, sold shares of our Class A common stock in the tender offer. An aggregate of 27,942,000 shares of our Class A common stock were tendered in total pursuant to the tender offer for an aggregate purchase price of $156,716,898. 11.6.5 Irrevocable Proxy Agreements We are party to certain irrevocable proxy agreements with Daffy Charitable Fund and Dechomai Asset Trust (such entities, “DAFs”), dated as of October 6, 2025 and December 20, 2024, respectively (together, “Voting Proxy Agreements”). Each of the DAFs has entered into a master donation agreement with us pursuant to which the DAFs may from time to time receive donations of shares directly from us or from one or more of our stockholders. Neither of the DAFs holds 5% or more of the outstanding shares of any class of our voting securities. Dario Amodei, our Chief Executive Officer and a member of our board of directors, is party to the Voting Proxy Agreements as the proxyholder thereunder, pursuant to which he has the right to vote shares of our voting securities currently owned or subsequently acquired by the DAFs (any such votable securities, “Voting Shares”) in his sole and absolute discretion; provided, however, that any shares of our voting securities held by the DAFs as a result of a stock transfer or donation by our Chief Executive Officer or any of such officer’s family members or affiliates will not be considered Voting Shares for purposes of the Voting Proxy Agreements. Our board of directors may, from time to time, designate certain other individuals as the proxyholder subject to the terms set forth in the Voting Proxy Agreements.

286 11.6.6 Employment Arrangements with Immediate Family Members of Our Executive Officers Holden Karnofsky, the spouse of Daniela Amodei, our executive officer and Chairperson of our board of directors, has been employed by us since January 2025. During 2025 and 2026 through October 31, 2026, Mr. Karnofsky received total non-equity compensation, including base salary and other compensation, of $430,213 and $428,801, respectively. During this time, Mr. Karnofsky received options to purchase 179,500 shares of our Class A common stock and RSUs covering 761,700 shares of our Class A common stock. Mr. Karnofsky’s total compensation and benefits were in line with employees of comparable experience who held similar roles. 11.6.7 Stockholders’ Agreement Immediately prior to the completion of the global offering, we will enter into the Stockholders’ Agreement with the LTBT and the Founder LLC. The Stockholders’ Agreement contains provisions relating to the composition of our board of directors, which are discussed under the sections titled “9.4 Board of Directors,” “9.10.3 Nominating and Corporate Governance Committee” and “4.1.1.2.1 Election and Removal of Directors.” 11.6.7.1 Voting Agreement Under the Stockholders’ Agreement, the Founder LLC and the LTBT will agree to vote their shares and take other actions to give effect to the board composition, director nomination, and director removal provisions described under the sections titled “9.4 Board of Directors,” “9.10.3 Nominating and Corporate Governance Committee” and “4.1.1.2.1Election and Removal of Directors.” 11.6.7.2 Notice Rights Under the Stockholders’ Agreement, for so long as our Class T common stock remains outstanding, we have agreed not to take specified actions, including a liquidation event, a transfer of control of an AI model exceeding capabilities thresholds established by our board of directors, a sale of 50% or more of our outstanding voting power or economic interests represented by our capital stock, or the commencement of a bankruptcy, insolvency, or similar proceeding with respect to the company, without providing advance written notice to the LTBT, which notice period may be waived. 11.6.7.3 Expense Reimbursement and Indemnification We have agreed to reimburse or advance to the Founder LLC and the LTBT their reasonable and documented out-of- pocket expenses, including legal fees, incurred in connection with specified matters relating to, among other things, their ownership of our capital stock and the exercise of their rights and obligations under our governance documents. We have also agreed to enter into indemnification agreements with the Founder LLC and the LTBT providing for indemnification, to the fullest extent permitted by law, of those entities and their related persons in connection with those same matters, without limitation of other indemnification agreements to which we may be a party. 11.6.7.4 Reimbursement of Legal Fees In connection with the structuring and negotiation of our governance structure prior to the global offering, we have paid or reimbursed, or will pay or reimburse, legal fees incurred by the Founder LLC, which we expect to be approximately $5,000,000. 11.6.8 Transactions with the LTBT We provide funding to the LTBT, which holds all of our Class T common stock, to support its operations and the compensation of its Trustees. In the years ended December 31, 2023, 2024, and 2025, we paid $2,716,750, $0, and $906,089 to the LTBT, respectively. During the nine months ended September 30, 2026, we paid $8,425,213 to the LTBT. The LTBT is accounted for as a consolidated VIE on our balance sheet, see Note 1 to our consolidated financial statements, which are incorporated in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”). 11.6.9 Participation in our Initial Public Offering Certain members of our board of directors and entities affiliated or associated with them have indicated an interest in purchasing shares of our Class A common stock in the U.S. offering at the initial public offering price at an aggregate purchase price of up to $303 million. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to any of these individuals or entities and these individuals or entities could determine to purchase more, fewer, or no shares in the U.S. offering. The underwriters will receive the same underwriting discounts and commissions on shares of our Class A common stock purchased by these individuals or entities as they will from other shares of our Class A common stock sold to the public in the U.S. offering. Any shares purchased by these individuals or entities will be subject to lock-up restrictions described

287 in the section titled “8.6 Lock-Up and Market Standoff Agreements.” For more information, see the section titled “11.1.1 Notifiable Beneficial Ownership Under SEC Rules.” 11.6.10 Other Transactions We have granted stock options and RSUs to our executive officers and certain of our directors. See the section titled “9.12.2.14 Outstanding Equity Awards at 2025 Year-End” for a description of these stock options and RSUs. Other than as described above under this section titled “11.6 Certain Relationships and Related Person Transactions,” since January 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties. 11.6.11 Limitation of Liability and Indemnification of Officers and Directors We expect to adopt an amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the global offering, and which will contain provisions that limit the liability of our directors and certain officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors and certain officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors and officers, except liability for the following: • any breach of the director’s or officer’s duty of loyalty to our company or our stockholders; • any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; • for our directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; • any transaction from which the director or officer derived an improper personal benefit; or • for our officers, any action by or in the right of the corporation. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL. In addition, we expect to adopt amended and restated bylaws, which will become effective immediately prior to the completion of the global offering, and which will provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of our directors or officers or are or were serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws are expected to provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of our employees or agents or are or were serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions. Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. The limitation of liability and indemnification provisions that are expected to be included in our amended and restated certificate of incorporation, amended and restated bylaws, and indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of

288 settlement and damage awards against directors and executive officers as required by these indemnification provisions. We cannot predict whether, when, or the amount of any future claims for indemnification in connection with any settlement or judgment. Under Delaware law and our amended and restated certificate of incorporation, in the absence of a conflict of interest, no failure to satisfy the balancing obligations associated with our status as a PBC shall, for purposes of the exculpation, advancement, and indemnification rights of our directors and officers, constitute an act or omission not in good faith, or a breach of the duty of loyalty. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public company securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors. We have also agreed to enter into indemnification agreements with the Founder LLC and the LTBT providing for indemnification, to the fullest extent permitted by law, of those entities and their related persons in connection with specified matters relating to, among other things, their ownership of our capital stock and the exercise of their rights and obligations under our governance documents, without limitation of other indemnification agreements to which we may be a party. The underwriting agreement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities. Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable. 11.6.12 Policies and Procedures for Related Person Transactions Following the completion of the global offering, our audit committee will have the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Upon completion of the global offering, our policy regarding transactions between us and related persons will provide that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of our outstanding voting securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter that will be in effect upon completion of the global offering will provide that our audit committee shall review and approve or disapprove any related person transactions. 11.7 Board of Directors’ and Executive Officers’ Conflicts of Interest Dario Amodei, our Chief Executive Officer and a member of our board of directors, and Daniela Amodei, our President and Chairperson of our board of directors, are siblings, which could give rise to conflicts of interest. Family relationships among members of a board of directors may give rise to conflicts of interest because directors who are related by blood or marriage may be inclined to prioritize the personal, financial, or professional interests of their family members over the best interests of the company and its stockholders. Such relationships may impair the objectivity and independence of board decision-making, particularly in matters involving compensation, succession planning, related party transactions, or the evaluation of executive performance. Directors with familial ties may find it difficult to exercise independent judgment when assessing the conduct, compensation, or continued service of a relative, which could undermine the board’s ability to fulfill its fiduciary duties. Other than that, there are no potential or actual conflicts of interest between any duties of the Company and the members of our board of directors and executive officers. For arrangements with our shareholders under which the members of our board of directors were elected, see the sections titled “9.1 Management” and “11.6.3 Voting Agreement,” and the board of directors’ assessment of director independence, see the section titled “9.8 Director Independence.” For lock-up arrangements entered into by the members of our board of directors and executive officers, see the section titled “8.6 Lock-Up and Market Standoff Agreements.”

289 11.8 Legal and Arbitration Proceedings We are currently involved in, and may in the future be involved in, legal proceedings and claims that arise in the ordinary course of business, including those involving intellectual property disputes, compliance with legal or regulatory regimes, government approvals and authorizations, labor and employment, anti-discrimination, commercial disputes, competition, data privacy, customer complaints, and other matters relating to our technology, products, and services. In addition, third parties may from time to time assert claims against us in the form of letters and other communications. Future litigation may be necessary or warranted to defend ourselves or our partners or to establish or assert our rights. The results of any current or future legal proceedings or litigation cannot be predicted with certainty, and regardless of the outcome, legal proceedings or litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors. Other than set forth below, the Group has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending of which the Company is aware), during a period covering the previous 12 months to the date of this prospectus which may have, or have had in the recent past, material effects on the Company and/or the Group’s financial position or profitability. For more information regarding legal proceedings and other claims in which we are involved, see the section titled “Legal Matters” in Note 13 to our consolidated financial statements, which are incorporated by reference in, and form part of, this prospectus (see “10.1 Consolidated Financial Statements”). 11.8.1 Intellectual Property Matters A series of lawsuits has been filed against us in federal and international courts by plaintiffs asserting copyright infringement based on the use of copyrighted material to train our models. For example, in August 2024, a group of authors filed suit against us claiming infringement of copyrighted books in Bartz. Specifically, the class action plaintiffs alleged that in the process of building and operating our models, we unlawfully copied copyrighted works controlled by the authors. Though we dispute any allegation of wrongdoing, in September 2025, we entered into a settlement agreement with the plaintiffs to settle the case for $1.5 billion, which was approved by the district court in July 2026. In each of the actions, we believe we have meritorious defenses and dispute any allegation of wrongdoing. Legal proceedings related to these matters can have an adverse effect on us because of defense and settlement costs individually and in the aggregate, diversion of management resources, and other factors. 11.8.2 Other Matters In February 2026, in response to our publicly stated position that our technology should not be used for mass domestic surveillance or fully autonomous weapons, the President of the United States stated that he had directed that all federal executive agencies cease using our technology. At the same time, the Secretary of War directed the Department of War to designate Anthropic as a “supply-chain risk to national security” and stated that “effective immediately, no contractor, supplier, or partner that does business with the United States military may conduct any commercial activity” with us. On March 4, 2026, the Department of War sent us two letters—one pursuant to 10 U.S.C. § 3252 and the other pursuant to Section 4713 of the FASCSA—asserting that our models, platform, and applications present a supply chain risk. These actions referenced above are defined herein as “Challenged Actions.” We vigorously challenged the Challenged Actions in Anthropic PBC v. Department of War, et al. (N.D. Cal.) and Anthropic PBC v. Department of War, et al. (D.C. Cir.). After first obtaining an order from the United States District Court for the Northern District of California that preliminarily enjoined the Department of War’s directive and Section 3252 supply-chain risk designation of us and preliminarily enjoined the other defendant agencies from implementing the Presidential directive until final resolution of the lawsuit, we subsequently, on August 27, 2026, obtained an order from the United States District Court for the Northern District of California that largely granted summary judgment in our favor. The court ruled that the Challenged Actions were retaliatory acts meant to punish us for speech protected under the First Amendment to the United States Constitution and violated our rights under the Due Process Clause of the Fifth Amendment to the United States Constitution. The court also held that the Secretary of War’s actions, particularly with respect to 10 U.S.C. § 3252, violated the Administrative Procedure Act because they were in excess of statutory authority, contrary to law, and arbitrary and capricious. The court entered final judgment largely in our favor. The defendants filed notices of appeal of the preliminary injunction order and of the court’s final judgment. The D.C. Circuit Court of Appeals, however, denied our motion to stay the Secretary of War’s Section 4713 designation of us as a supply-chain risk pending review on the merits. On September 25, 2026, in a 2-1 split decision, the D.C. Circuit Court of Appeals denied our petition for review, ruling that the Department of War’s Section 4713 supply-chain risk designation was proper, and that our rights under the First Amendment and Due Process Clause of the Fifth Amendment were not violated. We filed a petition for rehearing and rehearing en banc asking the full D.C. Circuit to review the panel’s decision. We cannot predict the

290 ultimate outcome of these lawsuits. While we continue to work with government agencies, we cannot be certain that the resolution of these lawsuits will not adversely affect our ability to sell to government agencies and other customers that sell products and services to the U.S. government, and thus on our business, financial condition, and results of operations. In September 2026, media reports citing a senior FTC official indicated that the FTC has opened non-public investigations into the potential risks that increasingly autonomous AI systems may pose to consumers. In October 2026, the FTC issued a civil investigative demand to us seeking information about our consumer protection, data protection, and privacy practices, as well as the safety and security of our products. The civil investigative demand does not assert any claims against us, and we cannot predict the outcome of any investigation of us, including whether it will result in any proceeding. For more information, see the section titled “1.1.15 If we are unable to manage the risks related to our focus on and commitment to AI safety, our brand, business, financial condition, and results of operations could be adversely affected.” 11.9 Material Contracts For information on our material contracts, see “5.12.1 Revolving Credit Agreement,” “5.12.3 Convertible Notes” and “9.12.2.18 Equity Plans.”

291 12. Dividend Policy We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to finance the operation and expansion of our business and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. In addition, the terms of the A&R Credit Agreement place certain limitations on the amount of cash dividends we can pay, even if no amounts are currently outstanding under the credit facility.

292 13. Documents Available For the period during which this prospectus remains valid, the following documents will be available on the Company’s website at ipo.anthropic.com: • the consolidated financial statements of the Company incorporated by reference into this prospectus (see the section titled “10.1 Consolidated Financial Statements”); • Amended and Restated Certificate of Incorporation of the Company, as amended and as currently in effect; • Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; • Form of Amended and Restated Certificate of Incorporation of the Company, to be in effect upon completion of the global offering; • Amended and Restated Bylaws of the Company, as amended and as currently in effect; and • Form of Amended and Restated Bylaws of the Company, to be in effect upon completion of the global offering. The Company has filed a registration statement on Form S-1 (including a prospectus) with the SEC for the global offering available at https://www.sec.gov/Archives/edgar/data/2130357/000162828026072484/anthropicpbc-sx1ax2.htm. The prospectus in that registration statement and other documents the issuer has filed with the SEC include additional information about the Company and the global offering. Investors may get and read these documents for free by visiting EDGAR on the SEC website at www.sec.gov. In particular, the following documents are available for inspection under the aforementioned website: • Form of Underwriting Agreement; • Form of Class A common stock certificate of the Company; • Amended and Restated Investors’ Rights Agreement among the Company and certain holders of its capital stock, dated as of May 28, 2026; • 2026 Stock Purchase and Convertible Note Facility Agreement between the Company and Amazon Web Services, Inc., dated as of April 20, 2026; • Note Purchase Agreement between the Company and Broadcom Inc., dated as of March 31, 2026, as amended on October 26, 2026; • Note Purchase Agreement between the Company and Google LLC, dated as of March 31, 2026; • Registration Rights Agreement between the Company and Broadcom Inc., dated as of June 8, 2026; • Registration Rights Agreement between the Company and Google LLC, dated as of May 4, 2026; • Form of Indemnification Agreement between the Company and each of its directors and executive officers; • Anthropic, PBC 2026 Equity Incentive Plan; • Anthropic, PBC 2026 Employee Stock Purchase Plan; • Anthropic, PBC Amended and Restated 2021 Stock Plan and related form agreements; • Form of Executive Severance Agreement; • Outside Director Compensation Policy; • Donation Matching Plan; • Sublease Agreement between the Company and Salesforce, Inc., dated as of September 22, 2023; • Office Lease between the Company and 300 Howard Owner, LLC, dated as of January 29, 2026; • Amended and Restated Credit Agreement between the Company, the several lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., dated as of September 4, 2026;

293 • Master Equipment Lease Agreement between AI Infrastructure OpCo II, LLC, a wholly owned subsidiary of the Company, and Broadcom Inc., dated as of March 31, 2026; • Irrevocable Proxy Agreement between the Company, Daffy Charitable Fund, and the Company’s Chief Executive Officer, dated as of October 6, 2025; • Irrevocable Proxy Agreement between the Company, Dechomai Asset Trust, and the Company’s Chief Executive Officer, dated as of December 20, 2024; • Form of Stockholders’ Agreement of Anthropic, PBC; • Class N Common Stock Purchase Agreement, by and between the Company and Google LLC, dated as of November 10, 2026 • Form of Class N Common Stock Purchase Agreement; • Letter Regarding Change in Accountants; • List of subsidiaries of the Company; • Form of Amended and Restated Trust Agreement; and • Form of Limited Liability Company Agreement of Anthropic Founders, LLC. Investors should note that, following the completion of the global offering, we intend to announce material information to the public through filings with the SEC, the investor relations page on our website (www.anthropic.com), blog posts on our website, press releases, public conference calls, public webcasts, our X accounts (@AnthropicAI and @ClaudeAI), our Instagram page (@claudeai), our Threads account (@claudeai), and our LinkedIn page (www.linkedin.com/company/anthropicresearch/). Information on the Company’s websites ipo.anthropic.com and www.anthropic.com, the SEC’s website www.sec.gov and information accessible via this website and any other websites or social media accounts referred to in this prospectus is neither part of, nor incorporated by reference into, this prospectus, and such information has not been scrutinized or approved by Bafin.

G-1 G 14. Glossary The following are abbreviations, acronyms, and definitions of certain terms used in this prospectus: accelerators ................... refer to processors purpose-built or adapted for the large-scale computations required to pre-train, post-train, refine, and run super intelligence models. These processors are significantly more efficient and faster than general-purpose processors for SI workloads. agent loop ..................... refers to the iterative cycle in which an SI agent receives a task, takes an action, such as planning a project, running code, or calling a tool, observes the result, and decides its next step, with this cycle repeating until the task is complete. The agent loop is the core execution pattern underlying agentic SI behavior. agentic AI or agentic SI refer to systems that, with varying degrees of autonomy, can plan, determine, and sequence actions and execute them to accomplish defined objectives, including through interaction with external tools, services, datasets, and environments on behalf of a user. alignment ...................... refers to the extent to which AI models behave as intended and do not take unwanted actions of their own accord. API ................................ refers to application programming interface, a standardized interface that allows external software to access a system’s capabilities programmatically. SI model providers may offer APIs that allow software developers to send inputs to a model and receive outputs, enabling integration into the software developers’ products and workflows. Applied AI ..................... refers to a discipline and organizational function focused on embedding SI capabilities directly into production business environments to address specific customer requirements. Applied AI teams, which include forward-deployed engineers, work with enterprises to design and deploy custom solutions, specialized workflows, and domain- specific implementations tailored to a customer’s own systems and processes. artificial intelligence or AI ................................ refers to a machine-based system that learns or is trained from data and, for explicit or implicit objectives and with varying levels of autonomy, processes that data to infer patterns, generate outputs—such as predictions, content, recommendations, and decisions—and act upon physical or virtual environments. For purposes of this prospectus, we use the terms “artificial intelligence,” “AI,” “super intelligence,” and “SI” interchangeably. authorized .................... in respect of our capital stock refers to the maximum number of shares which we are authorized by our shareholders to create and sell under our amended and restated certificate of incorporation and includes any issued and unissued shares from time to time. closing the loop ............. refers to a development cycle in which successive versions of an SI model assist in building the next, with the goal of compounding capability gains over time. compute ........................ refers to the computational processing resources used to train and run SI models, including, without limitation, specialized accelerators, memory, networking, storage, and power systems that are deployed in data centers or other physical computing environments. compute multipliers ..... refer to algorithmic and methodological improvements in training and inference that increase the effective output of a given amount of compute. computer use ................ refers to an SI capability that allows a model to observe and interact with a graphical user interface, such as clicking, typing, and navigating applications, similar to how a human operator would. Constitutional AI .......... refers to an approach to training AI models using a set of written principles, which we refer to as Claude’s constitution, currently organized around four priorities: being broadly safe, broadly ethical, compliant with our guidelines, and genuinely helpful. Under Constitutional AI, our models evaluate, critique, and revise their own responses against these principles, enabling us to define and control model behavior through auditable principles, rather than relying solely on fixed rule-based instructions or human reviewers. context window ............ refers to the maximum amount of text, code, or other content, measured in tokens, that an SI model can process in a given request, encompassing instructions, prior conversation history, user input, and the model’s output. CSP ................................ refers to a cloud service provider, a technology company that owns and operates large- scale cloud computing infrastructure and provides on-demand compute, storage, and networking. CSPs may also serve as distribution channels through which SI products and services are made available to customers. The largest CSPs, sometimes referred to as

G-2 hyperscalers, operate at global scale with significant infrastructure and market concentration. customer ....................... refers to a prosumer or an organization that uses our models, platform, or applications. customers with $100,000 or more of revenue on a TTM basis, customers with $1 million or more of revenue on a TTM basis, and customers with $10 million or more of revenue on a TTM basis .................. each refer to customers contributing revenue equal to or greater than the applicable dollar amount during the trailing twelve-month (“TTM”) period ending on the measurement date. For purposes of this metric, we define a customer as a distinct organization, identified by aggregating the accounts that we determine belong to the same organization based on internal records and available data. We do not separately define or internally track a category of “enterprise” customers, and our customers are not segmented or measured internally by reference to whether a given customer is an “enterprise.” Because spending $100,000 or more on our products is generally characteristic of organizational rather than individual usage, we use the number of and revenue from customers with $100,000 or more of revenue on a TTM basis as our measure of enterprise adoption and engagement with Claude throughout this prospectus, including in references to “enterprise customers” and “enterprise adoption.” EDGAR (Electronic Data Gathering, Analysis, and Retrieval) ................... is the database system operated by the U.S. Securities and Exchange Commission (SEC) for electronic filings of regulated information. frontier intelligence ...... refers to systems at the current leading edge of capability and safety, performing at or near the highest levels of any existing system across a broad range of tasks. hallucinations ............... refer to outputs in which an SI model generates factually incorrect or fabricated information with apparent confidence. inference ....................... refers to the process by which a trained SI model processes an input and generates an output. Inference occurs each time a user or agent interacts with an SI system. interleaved thinking ..... refers to a capability whereby an SI model interposes discrete reasoning steps between successive tool calls within a single response, rather than confining its reasoning to a single planning phase at the outset. interpretability ............. refers to research into how and why SI models produce specific outputs, with the goal of making model behavior more transparent and verifiable, especially in high-stakes applications. investment grade .......... refers to a debt security, other financial product or issuer considered to have a relatively low risk of default, as reflected in a high credit rating from a recognized rating agency. issued ............................ in respect of our capital stock refers to the number of shares which we have issued under the authorizations included in our amended and restated certificate of incorporation. knowledge work ............ refers to complex cognitive work and related professional activities, including obtaining, producing, analyzing, and communicating information through tasks such as coding, drafting analyses, synthesizing research, building financial models, and managing and automating documents and workflows. LLMs ............................. refer to large language models, or SI models trained primarily on large datasets to understand and generate natural language and computer code. mechanistic interpretability ........... refers to a subfield of interpretability research focused on reverse-engineering the internal computations of neural networks. Rather than inferring model behavior from inputs and outputs alone, mechanistic interpretability seeks to identify the specific features and circuits within a model that give rise to its behavior with the goal of making model reasoning auditable at the mechanism level and detecting failure modes, including deceptive or unsafe behavior, that may not surface in standard testing. model weights ............... refer to the numerical parameters encoding a trained SI model’s behavior, which are the primary intellectual asset of a frontier intelligence developer, representing the accumulated investment in compute, data, and research. multi-agent orchestration .............. refers to an architecture in which multiple SI agents collaborate on a shared task, with one coordinating while others execute subtasks in parallel, enabling more complex, long- horizon work than a single agent can complete alone. Net Revenue Retention reflects customer expansion, contraction, and churn as of a measurement date. We calculate Net Revenue Retention by dividing the Qualified Customers’ Current Period revenue by their Base Period revenue. A Qualified Customer is a customer with at least $1 of revenue during the Base Period, excluding subscribers to our Claude Pro, Max and Ultra plans, whose fixed-price subscriptions do not reflect the expansion and contraction behavior this metric is intended to capture. The Base Period is the three months ending a

G-3 year prior to the measurement date. The Current Period is the three months ending as of the measurement date. open-weight .................. refers to an SI model whose trained model weights are publicly released, allowing third parties to download, run, and modify the model, subject to the terms of the model’s license, without necessarily providing access to the underlying training data or code. outstanding ................... in respect of our capital stock refers to the number of shares which are held by third-party investors, i.e., the number of issued shares less treasury shares. pay-for-intelligence, or consumption .............. refers to our revenue model under which customers pay for their usage of our intelligence service, which is metered in tokens and priced according to the model selected. persistent ...................... in the context of SI applications refers to denoting data, state, or context that is continuously retained beyond the boundary of a single operation, session, or interaction, remaining accessible for reuse across subsequent steps, sessions, or workflows without requiring reinitialization. post-training ................. refers to the collection of techniques applied to a pre-trained model to refine its behavior, including reinforcement learning, supervised refinement methods, and other alignment methods. Post-training is the stage in which much of the work to make a frontier model helpful, accurate, and safe is performed, including the application of safety and alignment techniques. pre-training .................. refers to the initial stage of training an SI model, in which the model learns general patterns and representations from large-scale datasets of text, code, and other data, typically by predicting the next token in a sequence. The output of pre-training is a base model with broad capabilities that has not yet been adapted for any specific deployment context. primitives ...................... refer to the foundational, modular building blocks of a software system from which more complex applications and workflows are constructed. prompt injection ........... refers to an adversarial technique in which malicious instructions are embedded in content an SI model is asked to process, such as websites, documents, or tool outputs, with the aim of overriding or manipulating the model’s intended behavior, typically without the user’s knowledge. prosumers ..................... refer to individual users who subscribe to SI tools to perform knowledge work. proxy contest ................ refers to a mechanism used by a party to replace a corporation’s existing board of directors with new directors who support that party’s agenda. The initiator seeks to obtain enough proxies from the corporation’s other shareholders to vote in favor of a new slate of directors. reinforcement learning refers to a machine learning approach in which a model learns to perform a task by taking actions, receiving feedback signals called rewards, and adjusting its behavior to maximize the rewards it accrues over time. In contemporary SI development, reinforcement learning is widely used to refine model behavior after pre-training, including to improve helpfulness, accuracy, and adherence to safety guidelines. RLHF ............................ refers to reinforcement learning from human feedback, a specific form of reinforcement learning in which human evaluators rate the model’s responses, and those ratings are used as the reward signal to guide training. Run-Rate Revenue ....... is an operating metric that refers to the estimated annualized value of our revenue- generating activity as of a measurement date, calculated as the sum of (i) our consumption-based fees during the trailing 28-day period ended on the measurement date, multiplied by 13, and (ii) our aggregate monthly subscription fees as of the measurement date, multiplied by 12. For purposes of calculating Run-Rate Revenue, consumption-based fees and subscription-based fees are derived from customer usage and active subscriptions. Scaling Laws ................. refer to empirical relationships among model performance, model size, training data, and compute scale. super intelligence or SI refers to a machine-based system that learns or is trained from data and, for explicit or implicit objectives and with varying levels of autonomy, processes that data to infer patterns, generate outputs—such as predictions, content, recommendations, and decisions—and act upon physical or virtual environments. For purposes of this prospectus, to avoid confusion, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably. On September 29, 2026, the President of the United States issued Executive Order 14434, which directs federal executive departments and agencies to use the terms “Super Intelligence” and “SI” in place of “Artificial Intelligence” and “AI.”

G-4 systems integrators ...... refer to third-party technology and professional services firms that design, build, and deploy integrated solutions for customers by combining products and services from multiple technology vendors into unified systems tailored to customer needs. tokens ............................ refer to numeric units into which an SI model converts the data it processes, including text, images, audio, and video, the number of which varies by the model and tokenizer applied. Tokens are the smallest individual units of data a language model processes and can correspond to words, subwords, characters, or bytes. A tokenizer is the component of a model that converts customer inputs into the sequence of tokens the model processes and then converts the processed tokens into the outputs provided to customers. VIEs ............................... refer to variable interest entities. The Company evaluates its ownership, contractual, and other interests in entities to determine if it has a variable interest in an entity. These evaluations are complex, involve judgment, and the use of estimates and assumptions based on available historical and prospective information, among other factors. If the Company determines that an entity for which it holds a contractual or ownership interest is a VIE and that the Company is the primary beneficiary, the Company consolidates such entity in its consolidated financial statements. An enterprise having a controlling financial interest in a VIE must consolidate the VIE if it is considered the primary beneficiary, which is described as having both (1) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and (2) the right to receive benefits or the obligation to absorb losses of the VIE that potentially could be significant to the VIE. The LTBT is considered a consolidated VIE as it relies on the Company for financial support. The Company is the primary beneficiary of the VIE as it has the power to direct the activities that most significantly impact the LTBT’s economic performance, provides financial support to the LTBT, and would receive the LTBT’s financial assets (other than the Class T common stock) in the event that the LTBT terminates. The Company consolidated the VIE at inception and will perform ongoing reassessments of the VIE based on any reconsideration events to reevaluate whether a change to the consolidation conclusion is required each reporting period.